                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration Number 333-126218-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 12, 2005)

                                 $2,827,838,000
                                  (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
                                    as Issuer
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                            as Mortgage Loan Sellers

                                 --------------

     We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust fund.
The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer. The trust fund will consist of a pool of
169 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $3,073,749,461 and the other characteristics described in this prospectus supplement. The trust fund will issue multiple classes of commercial mortgage pass-through certificates,
15 of which are being offered by this prospectus supplement. The class A-2FL and A-4FL certificates will accrue interest from the date of initial issuance of the offered certificates, while the other classes of offered certificates will accrue interest from December 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-52 OF
THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

                                               APPROXIMATE          APPROXIMATE
                            EXPECTED          INITIAL TOTAL           INITIAL
                            RATINGS         PRINCIPAL BALANCE       PASS-THROUGH        ASSUMED FINAL          RATED FINAL
                         (MOODY'S/S&P)     OR NOTIONAL AMOUNT           RATE          DISTRIBUTION DATE     DISTRIBUTION DATE
                        ---------------   --------------------   -----------------   -------------------   ------------------

Class A-1 ...........       Aaa/AAA          $   98,700,000          5.0770%           September 2010        November 2037
Class A-1D ..........       Aaa/AAA          $   75,000,000          3.8070%           September 2010        November 2037
Class A-2 ...........       Aaa/AAA          $   96,600,000          5.2237%           December 2010         November 2037
Class A-2FL .........       Aaa/AAA          $  100,000,000      LIBOR + 0.1250%       December 2010         November 2037
Class A-3 ...........       Aaa/AAA          $   44,677,000          5.2447%           September 2012        November 2037
Class A-4FL .........       Aaa/AAA          $  300,000,000      LIBOR + 0.2500%       November 2012         November 2037
Class A-5 ...........       Aaa/AAA          $   50,000,000          5.2447%           November 2012         November 2037
Class A-SB ..........       Aaa/AAA          $  176,000,000          5.2447%           February 2015         November 2037
Class A-6 ...........       Aaa/AAA          $1,069,709,000          5.2447%           September 2015        November 2037
Class A-1A ..........       Aaa/AAA          $  140,930,000          5.2447%           September 2015        November 2037
Class AM ............       Aaa/AAA          $  307,374,000          5.2447%            October 2015         November 2037
Class AJ ............       Aaa/AAA          $  234,372,000          5.2447%            October 2015         November 2037
Class B .............        Aa2/AA          $   53,791,000          5.2447%           November 2015         November 2037
Class C .............        Aa3/AA-         $   26,895,000          5.2447%           November 2015         November 2037
Class D .............         A2/A           $   53,790,000          5.2447%           November 2015         November 2037

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                                --------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
IXIS Securities North America Inc., Morgan Stanley & Co. Incorporated and
Goldman, Sachs & Co. are the underwriters of this offering. Merrill Lynch,
Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation are
acting as joint bookrunning managers in the following manner: Countrywide
Securities Corporation is acting as sole bookrunning manager with respect to
11.15% of the class C certificates, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates. KeyBanc Capital Markets, IXIS Securities North America Inc.,
Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 7, 2005. We expect to receive from this offering approximately $2,821,634,251 in sale proceeds, plus accrued interest on the offered certificates (other than the class A-2FL and A-4FL certificates)
from and including December 1, 2005, before deducting expenses payable by us.
Not every underwriter will have an obligation to buy offered certificates from
us. See "Method of Distribution" in this prospectus supplement.

                                --------------

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

KEYBANC CAPITAL MARKETS                            IXIS SECURITIES NORTH AMERICA

MORGAN STANLEY                                              GOLDMAN, SACHS & CO.

           The date of this prospectus supplement is December 1, 2005

              [LOGO OMITTED] MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

        Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

WASHINGTON             TEXAS                IDAHO               PENNSYLVANIA
5 properties           34 properties        1 property          7 properties
$51,640,052            $235,805,324         $621,540            $38,677,861
1.7% of IPB            7.7% of IPB          0.0% of IPB         1.3% of IPB

OREGON                 ARKANSAS             KANSAS              NEW YORK
3 properties           1 property           4 properties        17 properties
$45,030,189            $3,873,047           $24,674,695         $224,838,254
1.5% of IPB            0.1% of IPB          0.8% of IPB         7.3% of IPB

NEVADA                 LOUISIANA            NEBRASKA            NEW HAMPSHIRE
6 properties           7 properties         1 property          1 property
$89,141,979            $169,641,669         $335,108            $1,055,232
2.9% of IPB            5.5% of IPB          0.0% of IPB         0.0% of IPB

NORTHERN CALIFORNIA    MISSISSIPPI          MISSOURI            MASSACHUSETTS
16 properties          1 property           5 properties        6 properties
$128,759,211           $2,922,509           $32,813,388         $21,352,392
4.2% of IPB            0.1% of IPB          1.1% of IPB         0.7% of IPB

CALIFORNIA             TENNESSEE            IOWA                CONNECTICUT
53 properties          6 properties         1 property          9 properties
$635,691,800           $22,857,920          $2,140,046          $44,889,141
20.7% of IPB           0.7% of IPB          0.1% of IPB         1.5% of IPB

SOUTHERN CALIFORNIA    ALABAMA              MINNESOTA           RHODE ISLAND
37 properties          6 properties         5 properties        1 property
$506,932,589           $23,196,394          $62,613,119         $15,453,306
16.5% of IPB           0.8% of IPB          2.0% of IPB         0.5% of IPB

UTAH                   KENTUCKY             ILLINOIS            NEW JERSEY
3 properties           4 properties         2 properties        9 properties
$36,438,092            $41,208,712          $31,337,963         $81,950,903
1.2% of IPB            1.3% of IPB          1.0% of IPB         2.7% of IPB

ARIZONA                FLORIDA              WISCONSIN           DELAWARE
10 properties          18 properties        3 properties        2 properties
$120,898,870           $186,818,379         $32,150,627         $103,674,503
3.9% of IPB            6.1% of IPB          1.0% of IPB         3.4% of IPB

COLORADO               GEORGIA              INDIANA             MARYLAND
4 properties           19 properties        6 properties        4 properties
$66,070,000            $105,724,161         $36,894,126         $31,906,593
2.1% of IPB            3.4% of IPB          1.2% of IPB         1.0% of IPB

NEW MEXICO             SOUTH CAROLINA       MICHIGAN            WEST VIRGINIA
1 property             3 properties         6 properties        2 properties
$4,990,000             $16,370,271          $43,778,228         $13,358,816
0.2% of IPB            0.5% of IPB          1.4% of IPB         0.4% of IPB

OKLAHOMA               NORTH CAROLINA       OHIO                VIRGINIA
1 property             8 properties         5 properties        9 properties
$3,722,685             $153,216,078         $32,351,782         $181,623,708
0.1% of IPB            5.0% of IPB          1.1% of IPB         5.9% of IPB

[ ] <1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.1% - 10.0% of Cut-Off Date Balance
[ ] >10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                           -----
Important Notice About the Information Contained in this Prospectus
   Supplement, the Accompanying Prospectus and the Related Registration

Annex A-1 -- Certain Characteristics of the Mortgage Loans
Annex A-2 -- Certain Statistical Information Regarding the Mortgage Loans
Annex A-3 -- Glendale Galleria Mortgage Loan Amortization Schedule
Annex B   -- Certain Characteristics Regarding Multifamily Properties
Annex C   -- Structural and Collateral Term Sheet
Annex D   -- Form of Trustee Report
Annex E   -- Class A-SB Planned Principal Balance Schedule
Annex F   -- Global Clearance, Settlement And Tax Documentation Procedures

                                   PROSPECTUS

                                                                            Page
                                                                            ----

                                       S-3

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

     If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles
49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion)
Order 2001 (all such persons together being referred to as "Relevant U.K.
Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on within the United Kingdom by persons who are not
Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to Relevant U.K.
Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-4

                                   ----------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until March 6, 2006, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                   ----------

                                       S-5

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                  OVERVIEW OF THE SERIES 2005-CKI1 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2005-CKI1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1

                                      APPROX.
                                   INITIAL TOTAL    APPROX. %                    APPROX.
                      APPROX. %      PRINCIPAL     OF INITIAL      PASS-         INITIAL      WEIGHTED
          EXPECTED      TOTAL         BALANCE       MORTGAGE      THROUGH         PASS-       AVERAGE
          RATINGS       CREDIT      OR NOTIONAL       POOL         RATE          THROUGH       LIFE       PRINCIPAL
CLASS   MOODY'S/S&P    SUPPORT        AMOUNT        BALANCE     DESCRIPTION        RATE       (YEARS)      WINDOW
-----   -----------   ---------   --------------   ----------   -----------   -------------   --------   -----------

Offered Certificates
A-1       Aaa/AAA      30.000%    $   98,700,000      3.211%       Fixed         5.0770%        2.978    01/06-09/10
A-1D      Aaa/AAA      30.000%    $   75,000,000      2.440%       Fixed         3.8070%        2.978    01/06-09/10
A-2       Aaa/AAA      30.000%    $   96,600,000      3.143%        WAC          5.2237%        4.856    09/10-12/10
A-2FL     Aaa/AAA      30.000%    $  100,000,000      3.253%      Floating    LIBOR+ 0.1250%    4.856    09/10-12/10
A-3       Aaa/AAA      30.000%    $   44,677,000      1.454%        WAC          5.2447%        6.682    08/12-09/12
A-4FL     Aaa/AAA      30.000%    $  300,000,000      9.760%      Floating    LIBOR+ 0.2500%    6.812    09/12-11/12
A-5       Aaa/AAA      30.000%    $   50,000,000      1.627%        WAC          5.2447%        6.931    11/12-11/12
A-SB      Aaa/AAA      30.000%    $  176,000,000      5.726%        WAC          5.2447%        7.046    12/10-02/15
A-6       Aaa/AAA      30.000%    $1,069,709,000     34.801%        WAC          5.2447%        9.661    02/15-09/15
A-1A      Aaa/AAA      30.000%    $  140,930,000      4.585%        WAC          5.2447%        9.416    01/06-09/15
AM        Aaa/AAA      20.000%    $  307,374,000     10.000%        WAC          5.2447%        9.838    09/15-10/15
AJ        Aaa/AAA      12.375%    $  234,372,000      7.625%        WAC          5.2447%        9.847    10/15-10/15
B          Aa2/AA      10.625%    $   53,791,000      1.750%        WAC          5.2447%        9.870    10/15-11/15
C         Aa3/AA-       9.750%    $   26,895,000      0.875%        WAC          5.2447%        9.931    11/15-11/15
D           A2/A        8.000%    $   53,790,000      1.750%        WAC          5.2447%        9.931    11/15-11/15
Certificates Not Offered
E            --         7.000%    $   30,738,000      1.000%        WAC          5.2447%         --          --
F            --         5.250%    $   53,790,000      1.750%        WAC          5.2447%         --          --
G            --         4.250%    $   30,738,000      1.000%        WAC          5.2447%         --          --
H            --         3.125%    $   34,579,000      1.125%        WAC          5.2447%         --          --
J            --         2.875%    $    7,685,000      0.250%      WAC Cap        4.9940%         --          --
K            --         2.500%    $   11,526,000      0.375%      WAC Cap        4.9940%         --          --
L            --         2.125%    $   11,527,000      0.375%      WAC Cap        4.9940%         --          --
M            --         2.000%    $    3,842,000      0.125%      WAC Cap        4.9940%         --          --
N            --         1.750%    $    7,684,000      0.250%      WAC Cap        4.9940%         --          --
P            --         1.375%    $   11,527,000      0.375%      WAC Cap        4.9940%         --          --
Q            --         0.000%    $   42,275,461      1.375%      WAC Cap        4.9940%         --          --
X            --          N/A      $3,073,749,461       N/A        Variable       0.0535%         N/A         N/A

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6, A-1A, AM,
          AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have

--------------------------------------------------------------------------------

                                       S-6

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          principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

     o    The total principal balance of the class A-2FL certificates will at all times equal the total principal balance of the class A-2FL REMIC
          II regular interest, which we identify below, and the total principal balance of the class A-4FL certificates will at all times equal the total principal balance of the class A-4FL REMIC II regular interest, which we identify below.

     o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6, A-1A, AM, AJ, B, C, D,
          E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected of Moody's Investors
          Service, Inc. and Standard & Poor's Ratings Services, a division of
          The McGraw-Hill Companies, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in November 2037. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o    With respect to the class A-2FL and A-4FL certificates, the rating agencies are, in the case of each of those classes, only rating the receipt of interest up to the pass-through rate applicable to the corresponding REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1250%, in the case of the class A-2FL certificates, or the receipt of interest accrued at LIBOR plus 0.2500%, in the case of the class A-4FL certificates.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL,
          A-5, A-SB, A-6 and A-1A certificates represent the approximate credit support for the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB,
          A-6 and A-1A certificates, collectively. No class of certificates will provide any credit support to either the class A-2FL certificates or the class A-4FL certificates for a failure by the swap counterparty to make any payment under the related swap agreement.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

--------------------------------------------------------------------------------

                                      S-7

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     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class A-2 certificates, a specified percentage.

     o    The assets of the trust fund will include a swap agreement that relates to the class A-2FL certificates and a separate swap agreement that relates to the class A-4FL certificates. The class A-2FL certificates will represent undivided interests in, among other things, a regular interest in a real estate mortgage investment conduit that is designated as the class A-2FL REMIC II regular interest and the rights and obligations under the related swap agreement. The class A-4FL certificates will represent undivided interests in, among other things, a regular interest in a real estate mortgage investment conduit that is designated as the class A-4FL
          REMIC II regular interest and the rights and obligations under the related swap agreement. For so long as it is in effect, each swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest, as applicable, will be exchanged for floating amounts payable as interest by the swap provider under the subject swap agreement, with regularly scheduled payments to be made between the trust and the swap counterparty on a net basis. Each swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-2FL certificates or the class A-4FL certificates, as applicable, outstanding from time to time. See "Description of the Swap
          Agreements" in this prospectus supplement.

     o    The initial value of LIBOR will be calculated on the second LIBOR buiness day prior to the date of initial issuance of the offered certificates.

     o    The class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will accrue interest at the respective pass-through rates described under "Description of the Offered
          Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. If, in the case of either the class A-2FL certificates or the class A-4FL certificates, interest distributions with respect to the corresponding REMIC II regular interest are less than the applicable fixed amount payable to the related swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the class A-2FL certificates or the class A-4FL certificates, as the case may be, thereby resulting in an effective pass-through rate for the subject class of certificates below the applicable LIBOR-based rate. See "Description of the Swap Agreements"
          in this prospectus supplement.

     o    The pass-through rate for the class X certificates, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

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                                      S-8

--------------------------------------------------------------------------------

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the pass-through rate from time to time on the class of principal balance certificates whose total principal balance constitutes the subject component (or, in the case of each of the A-2FL and
               A-4FL classes, the pass-through rate from time to time on the related REMIC II regular interest).

     o    The initial pass-through rates listed for the class X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity,

          3.   no defaults or losses occur with respect to the mortgage loans,
               and

          4.   no extensions of maturity dates of mortgage loans occur.

          See "Yield and Maturity Considerations--Weighted Average Lives" in
          this prospectus supplement.

     o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
          R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

          2.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          3.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          4.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          5.   as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus

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               supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

     The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex
A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of December 1, 2005. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K, within 15 days of the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

     For purposes of making distributions with respect to the class A-1, A-1D,
A-2, A-3, A-5, A-SB, A-6 and A-1A certificates, the class A-2FL certificates
(through the class A-2FL REMIC II regular interest) and the class A-4FL certificates (through the class A-4FL REMIC II regular interest), the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 156 mortgage loans, with an initial loan group 1 balance of $2,932,811,376 and representing approximately 95.4% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 13 mortgage loans, with an initial loan group 2 balance of $140,938,085 and representing approximately 4.6% of the initial mortgage pool balance, that are secured by multifamily properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                RELEVANT PARTIES

WE AND US.....................   Our name is Merrill Lynch Mortgage Investors,
                                 Inc. We are a special purpose Delaware
                                 corporation. Our address is 4 World Financial
                                 Center, 16th Floor, 250 Vesey Street, New York,
                                 New York 10080 and our telephone number is
                                 (212) 449-1000. See "Merrill Lynch Mortgage
                                 Investors, Inc." in the accompanying
                                 prospectus.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as trustee on behalf of all the
                                 certificateholders. The corporate trust office
                                 of LaSalle Bank is located at 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Global Securities and Trust Services
                                 Group--Merrill Lynch Mortgage Trust 2005-CKI1.
                                 The trustee will be responsible for
                                 distributing payments to certificateholders and
                                 delivering certain reports to
                                 certificateholders that provide various details
                                 regarding the certificates and the mortgage
                                 loans. In addition, the trustee will also be
                                 primarily responsible for back-up advancing.
                                 The trustee will also have, or be responsible
                                 for

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                                      S-10

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                                 appointing an agent to perform, additional
                                 duties with respect to tax administration. See
                                 "Description of the Offered Certificates--The
                                 Trustee" in this prospectus supplement.

FISCAL AGENT..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation, will act as fiscal agent. The
                                 fiscal agent will be responsible for back-up
                                 advancing if the trustee fails to perform its
                                 back-up advancing obligations. See "Description
                                 of the Offered Certificates--The Fiscal Agent"
                                 in this prospectus supplement.

MASTER SERVICER...............   KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation, will act as the master
                                 servicer with respect to the mortgage loans.
                                 The master servicer will be primarily
                                 responsible for collecting payments and
                                 gathering information with respect to the
                                 mortgage loans. See "Servicing of the Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.
                                 KeyCorp Real Estate Capital Markets, Inc. is a
                                 wholly-owned subsidiary of KeyBank National
                                 Association, one of the mortgage loan sellers,
                                 and is an affiliate of McDonald Investments
                                 Inc., one of the underwriters.

SPECIAL SERVICER..............   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and any related
                                 foreclosure properties. The special servicer
                                 will be primarily responsible for making
                                 decisions and performing certain servicing
                                 functions with respect to the mortgage loans
                                 that, in general, are in default or as to which
                                 default is imminent. The primary servicing
                                 offices of J.E. Robert Company, Inc. are
                                 located at 1650 Tysons Boulevard, Suite 1600,
                                 McLean, Virginia 22102. See "Servicing of the
                                 Mortgage Loans--The Master Servicer and the
                                 Special Servicer" in this prospectus
                                 supplement.

CONTROLLING CLASS OF
   CERTIFICATEHOLDERS.........   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates (initially the class Q
                                 certificates) will have the right, subject to
                                 the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative and the Glendale Galleria
                                 Controlling Party" and--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer; and

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans, except to the extent that
                                      the holders of the non-trust subordinate
                                      loans, which are described under "--The
                                      Glendale Galleria Pari Passu and
                                      Subordinate Noteholders" below, may
                                      exercise those, or similar, rights with
                                      respect to the mortgage loan (loan number
                                      3) that we identify on Annex A-1 to this
                                      prospectus supplement as being secured by
                                      the Glendale Galleria retail property.

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                                      S-11

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                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. The initial
                                 controlling class of certificateholders will be
                                 the class Q certificateholders. We anticipate
                                 that an affiliate of the initial special
                                 servicer will purchase certain non-offered
                                 classes of certificates, including the class Q
                                 certificates, and will be the initial
                                 controlling class representative.

GLENDALE GALLERIA PARI PASSU
  AND SUBORDINATE
  NOTEHOLDERS.................   As indicated under "--The Mortgage Loans and
                                 the Mortgaged Real Properties--The Loan
                                 Combinations" below, the mortgage loan secured
                                 by the mortgaged real property identified on
                                 Annex A-1 to this prospectus supplement as the
                                 Glendale Galleria retail property, which we
                                 refer to as the Glendale Galleria trust
                                 mortgage loan, is part of a loan combination
                                 that includes multiple other loans that will
                                 not be included in the trust fund, one (1) of
                                 which other loans is pari passu in right of
                                 payment and in other respects to the Glendale
                                 Galleria trust mortgage loan, and the others of
                                 which are subordinate in right of payment and
                                 in other respects to the Glendale Galleria
                                 trust mortgage loan and the Glendale Galleria
                                 pari passu non-trust loan.

                                 The holder of the most junior Glendale Galleria
                                 subordinate non-trust loan that has an
                                 outstanding principal balance, as deemed
                                 reduced by any appraisal reduction amount with
                                 respect to the Glendale Galleria loan
                                 combination allocable thereto, that is equal to
                                 or greater than 25% of its outstanding
                                 principal balance (without taking into account
                                 any appraisal reduction amount), and in some
                                 cases, the holders of both Glendale Galleria
                                 subordinate non-trust loans, will have the
                                 right, in lieu of the controlling class
                                 representative, to direct and advise the master
                                 servicer and special servicer on various
                                 servicing matters with respect to the Glendale
                                 Galleria loan combination and the related
                                 mortgaged real property. See "Description of
                                 the Mortgage Pool--The Loan Combinations--The
                                 Glendale Galleria Loan Combination" and
                                 "Servicing of the Mortgage Loans--The
                                 Controlling Class Representative and the
                                 Glendale Galleria Controlling Party" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that will
                                 back the certificates from--

                                 o    Merrill Lynch Mortgage Lending, Inc., a
                                      Delaware corporation;

                                 o    Countrywide Commercial Real Estate
                                      Finance, Inc., a California corporation;

                                 o    KeyBank National Association, a national
                                      banking association; and

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                                      S-12

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                                 o    IXIS Real Estate Capital Inc., a New York
                                      corporation;

                                 each of which originated or acquired the
                                 mortgage loans to be included in the trust.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus
                                 supplement.

                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each mortgage loan seller and the
                                 respective percentages that those mortgage
                                 loans represent of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance.

                                                                         % OF       % OF      % OF
                                                         AGGREGATE      INITIAL   INITIAL   INITIAL
                                          NUMBER OF    CUT-OFF DATE    MORTGAGE     LOAN      LOAN
                MORTGAGE                   MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
               LOAN SELLER                  LOANS         BALANCE       BALANCE   BALANCE   BALANCE
---------------------------------------   ---------   --------------   --------   -------   -------

1. Merrill Lynch Mortgage Lending, Inc.       80      $1,698,917,299     55.3%      56.1%     37.5%
2. Countrywide Commercial Real Estate
      Finance, Inc.                           68       1,053,585,134     34.3       35.0      18.5
3. KeyBank National Association               20         221,247,029      7.2        5.4      44.0
4. IXIS Real Estate Capital Inc.               1         100,000,000      3.3        3.4       0.0
                                             ---      --------------    -----      -----     -----
                                             169      $3,073,749,461    100.0%     100.0%    100.0%
                                             ===      ==============    =====      =====     =====

SWAP COUNTERPARTY.............   It is expected that Merrill Lynch Capital
                                 Services, Inc., one of our affiliates and an
                                 affiliate of Merrill Lynch Mortgage Lending,
                                 Inc., one of the mortgage loan sellers, and of
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters, will be
                                 the counterparty under the swap agreements
                                 relating to the class A-2FL and A-4FL
                                 certificates. The obligations of Merrill Lynch
                                 Capital Services, Inc. under the swap
                                 agreements will be guaranteed by Merrill Lynch
                                 & Co., Inc., another of our affiliates. As of
                                 the date of this prospectus supplement, Merrill
                                 Lynch & Co., Inc. has been assigned senior
                                 unsecured debt ratings of "A+" by Standard &
                                 Poor's Ratings Services and "Aa3" by Moody's
                                 Investors Service, Inc. See "Description of the
                                 Swap Agreements" in this prospectus supplement.

UNDERWRITERS..................   The underwriters for this offering are: Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated, a
                                 Delaware corporation; Countrywide Securities
                                 Corporation, a California corporation; KeyBanc
                                 Capital Markets, a Division of McDonald
                                 Investments Inc., an Ohio corporation; IXIS
                                 Securities North America Inc., a Delaware
                                 corporation; Morgan Stanley & Co. Incorporated,
                                 a Delaware corporation and Goldman, Sachs &
                                 Co., a New York corporation. See "Method of
                                 Distribution" in this prospectus supplement.
                                 Merrill Lynch, Pierce, Fenner & Smith

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                                      S-13

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                                 Incorporated is our affiliate and is an
                                 affiliate of the swap counterparty and one of
                                 the mortgage loan sellers. Countrywide
                                 Securities Corporation is an affiliate of
                                 another of the mortgage loan sellers. McDonald
                                 Investments Inc. is an affiliate of another of
                                 the mortgage loan sellers and of KeyCorp Real
                                 Estate Capital Markets, Inc., the master
                                 servicer. IXIS Securities North America Inc. is
                                 an affiliate of the remaining mortgage loan
                                 seller. KeyBanc Capital Markets is a trade name
                                 under which corporate and investment banking
                                 services of KeyCorp and its subsidiaries,
                                 including McDonald Investments Inc. and KeyBank
                                 National Association, are marketed to
                                 institutional clients.

                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated and Countrywide Securities
                                 Corporation are acting as co-lead managers for
                                 this offering. KeyBanc Capital Markets, IXIS
                                 Securities North America Inc., Morgan Stanley &
                                 Co. Incorporated and Goldman, Sachs & Co. are
                                 acting as co-managers for this offering.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated and Countrywide Securities
                                 Corporation are acting as joint bookrunning
                                 managers in the following manner: Countrywide
                                 Securities Corporation is acting as sole
                                 bookrunning manager with respect to 11.15% of
                                 the class C certificates, and Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated is acting
                                 as sole bookrunning manager with respect to the
                                 remainder of the class C certificates and all
                                 other classes of offered certificates.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in December 2005 or,
                                 with respect to those mortgage loans, if any,
                                 that have their first due date in January 2006,
                                 December 1, 2005. All payments and collections
                                 received on each mortgage loan after the
                                 cut-off date, excluding any payments or
                                 collections that represent amounts due on or
                                 before that date, will belong to the trust
                                 fund.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about December 7,
                                 2005.

DETERMINATION DATE............   For any distribution date, the fourth business
                                 day prior to the distribution date.

                                 Notwithstanding the foregoing, the master
                                 servicer may make its determination as to the
                                 collections received in respect of certain
                                 mortgage loans as of a later date during each
                                 month because those mortgage loans provide for
                                 monthly debt-service payments to be due on a
                                 day later than the first day of each month, but

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                                      S-14

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                                 which, subject to the applicable business day
                                 convention, is not later than the 8th day of
                                 each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan, the applicable determination date
                                 occurring in the same month as that
                                 distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in
                                 January 2006. During any given month, the
                                 distribution date will be the 12th day of such
                                 month or, if the 12th day is not a business
                                 day, the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution
                                 date.

RATED FINAL DISTRIBUTION
   DATE.......................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in November 2037.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates, is set
                                 forth opposite that class in the table below.
                                 For purposes of the table, each mortgage loan
                                 with an anticipated repayment date is assumed
                                 to repay in full on its anticipated repayment
                                 date.

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                                                MONTH AND YEAR OF
                                 CLASS   ASSUMED FINAL DISTRIBUTION DATE
                                 -----   -------------------------------
                                  A-1            September 2010
                                 A-1D            September 2010
                                  A-2             December 2010
                                 A-2FL            December 2010
                                  A-3            September 2012
                                 A-4FL            November 2012
                                  A-5             November 2012
                                 A-SB             February 2015
                                  A-6            September 2015
                                 A-1A            September 2015
                                  AM               October 2015
                                  AJ               October 2015
                                   B              November 2015
                                   C              November 2015
                                   D              November 2015

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first collection period, will begin
                                      immediately following the cut-off date;
                                      and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each

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                                      S-16

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                                 mortgage loan, the applicable collection period
                                 ending in the month in which that distribution
                                 date occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates, the class A-2FL REMIC
                                 II regular interest and the class A-4FL REMIC
                                 II regular interest on any distribution date
                                 will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period with respect to each
                                 class of interest-bearing certificates
                                 (exclusive of the class A-2FL and A-4FL
                                 certificates) and with respect to the class
                                 A-2FL REMIC II regular interest and the class
                                 A-4FL REMIC II regular interest for any
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs. The interest accrual
                                 period for the class A-2FL and A-4FL
                                 certificates for any distribution date will be
                                 the period from and including the 12th day of
                                 the month preceding the month in which the
                                 related distribution date occurs (or, in the
                                 case of the first distribution date, from and
                                 including the date of initial issuance of the
                                 class A-2FL and A-4FL certificates) to, and
                                 including, the 11th day of the month in which
                                 the related distribution date occurs; except
                                 that, if there is a continuing payment default
                                 on the part of the swap counterparty under the
                                 related swap agreement, or if the related swap
                                 agreement is terminated and not replaced, then
                                 the interest accrual period with respect to the
                                 class A-2FL and/or A-4FL certificates, as
                                 applicable, for any distribution date will also
                                 be the calendar month preceding the month in
                                 which that distribution date occurs. Interest
                                 will be calculated with respect to each class
                                 of interest-bearing certificates (exclusive of
                                 the class A-2FL and A-4FL certificates) and
                                 with respect to the class A-2FL REMIC II
                                 regular interest and the class A-4FL REMIC II
                                 regular interest assuming that each interest
                                 accrual period consists of 30 days and each
                                 year consists of 360 days, and interest will be
                                 calculated with respect to the class A-2FL and
                                 A-4FL certificates based upon the actual number
                                 of days in the related interest accrual period
                                 and a year consisting of 360 days; except that,
                                 if there is a continuing payment default on the
                                 part of the swap counterparty under the related
                                 swap agreement, or if the related swap
                                 agreement is terminated and not replaced, then
                                 the class A-2FL and/or the A-4FL certificates,
                                 as applicable, will also accrue interest on the
                                 basis of a 360-day year consisting of twelve
                                 30-day months.

LIBOR DETERMINATION DATE......   The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-2FL and A-4FL certificates as well as the
                                 payment obligations under the related swap
                                 agreement, will initially be determined on the
                                 second LIBOR business day preceding the date of
                                 initial issuance of the offered certificates
                                 and will thereafter be determined monthly on
                                 the

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                                      S-17

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                                 second LIBOR business day preceding the
                                 applicable interest accrual period.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 30 classes of the
                                 certificates with an approximate total
                                 principal balance at initial issuance equal to
                                 $3,073,749,461. Fifteen (15) of those classes
                                 of the certificates are being offered by this
                                 prospectus supplement. The remaining classes of
                                 the certificates will be offered separately in
                                 a private offering.

                                 The classes offered by this prospectus
                                 supplement are:

                                 o    class A-1, A-1D, A-2, A-2FL, A-3, A-4FL,
                                      A-5, A-SB, A-6 and A-1A,

                                 o    class AM,

                                 o    class AJ,

                                 o    class B,

                                 o    class C, and

                                 o    class D.

                                 Distributions on the offered certificates will
                                 be made solely from collections on the mortgage
                                 pool. The offered certificates are
                                 mortgage-backed securities issued by the trust
                                 fund.

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying prospectus.

TOTAL PRINCIPAL BALANCE OR
NOTIONAL AMOUNT AT INITIAL
ISSUANCE......................   The table appearing under the caption
                                 "--Overview of the Series 2005-CKI1
                                 Certificates" above identifies for each class
                                 of the certificates, excluding the class Z, R-I
                                 and R-II certificates, the approximate total
                                 initial principal balance or notional amount,
                                 as applicable, of that class.

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                                      S-18

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                                 The actual total initial principal balance or
                                 notional amount of any class of certificates
                                 may be larger or smaller than the amount shown
                                 above, depending on the actual size of the
                                 initial mortgage pool balance or for other
                                 reasons. The actual size of the initial
                                 mortgage pool balance may be as much as 5%
                                 larger or smaller than the amount presented in
                                 this prospectus supplement.

                                 The class A-1, A-1D, A-2, A-2FL, A-3, A-4FL,
                                 A-5, A-SB, A-6, A-1A, AM, AJ, B, C, D, E, F, G,
                                 H, J, K, L, M, N, P and Q certificates are the
                                 only certificates with principal balances and
                                 are sometimes referred to in this prospectus
                                 supplement as the principal balance
                                 certificates. The principal balance of any of
                                 those certificates at any time represents the
                                 maximum amount that the holder may receive as
                                 principal out of cash flow received on or with
                                 respect to the mortgage loans.

                                 The total principal balance of the class A-2FL
                                 certificates will at all times equal the total
                                 principal balance of the class A-2FL REMIC II
                                 regular interest, and the total principal
                                 balance of the class A-4FL certificates will at
                                 all times equal the total principal balance of
                                 the class A-4FL REMIC II regular interest.

                                 The class X certificates do not have principal
                                 balances. They are interest-only certificates.
                                 The total notional amount of the class X
                                 certificates at any time will equal the total
                                 principal balance of the principal balance
                                 certificates.

                                 The class R-I, R-II and Z certificates do not
                                 have principal balances or notional amounts.
                                 The class R-I and R-II certificates are
                                 residual interest certificates, and the holders
                                 of the class R-I and R-II certificates are not
                                 expected to receive any material payments. The
                                 class Z certificates represent the right to
                                 receive additional interest, if any, accrued
                                 and received in respect of mortgage loans with
                                 anticipated repayment dates.

PASS-THROUGH RATE.............   The table appearing under the caption
                                 "--Overview of the Series 2005-CKI1
                                 Certificates" above provides the indicated
                                 information regarding the pass-through rate at
                                 which each interest-bearing class of the
                                 certificates will accrue interest.

                                 The pass-through rates for the class A-1 and
                                 A-1D certificates will, in the case of each of
                                 these classes, be fixed at the rate per annum
                                 identified in the table appearing under the
                                 caption "--Overview of the Series 2005-CKI1
                                 Certificates" above as the initial pass-through
                                 rate for the subject class.

                                 The pass-through rate for the class A-2, A-3,
                                 A-5, A-SB, A-6, A-1A, AM, AJ, B, C, D, E, F, G
                                 and H certificates will, in the case of each of
                                 these classes, be a variable rate that, with
                                 respect to

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                                      S-19

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                                 any interest accrual period, is equal to: a
                                 weighted average of the adjusted net mortgage
                                 interest rates on the mortgage loans for the
                                 related distribution date; minus, in the case
                                 of the class A-2 certificates, 0.021%.

                                 The pass-through rates for the class J, K, L,
                                 M, N, P and Q certificates will, in the case of
                                 each of these classes, be a variable rate that,
                                 with respect to any interest accrual period, is
                                 equal to the lesser of:

                                 (a)  the rate per annum identified in the table
                                      appearing under the caption "--Overview of
                                      the Series 2005-CKI1 Certificates" above
                                      as the initial pass-through rate for the
                                      subject class, and

                                 (b)  a weighted average of the adjusted net
                                      mortgage interest rates on the mortgage
                                      loans for the related distribution date.

                                 The pass-through rate for the class X
                                 certificates will be variable and will equal
                                 the weighted average of the respective strip
                                 rates at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the subject class of
                                 certificates. The total principal balance of
                                 each class of principal balance certificates
                                 will constitute a separate component of the
                                 total notional amount of the class X
                                 certificates. The class X strip rate applicable
                                 to the accrual of interest on any particular
                                 component of the total principal balance of the
                                 class X certificates will generally equal the
                                 excess, if any, of--

                                 1.   a weighted average of the adjusted net
                                      mortgage interest rates on the mortgage
                                      loans from time to time, over

                                 2.   the pass-through rate from time to time on
                                      the class of principal balance
                                      certificates whose total principal balance
                                      constitutes the subject component (or, in
                                      the case of each of the A-2FL and A-4FL
                                      classes, the pass-through rate from time
                                      to time on the corresponding REMIC II
                                      regular interest).

                                 For so long as the related swap agreement is in
                                 effect and there is no continuing payment
                                 default thereunder on the part of the swap
                                 counterparty, the pass-through rate applicable
                                 to payments of interest to holders of the class
                                 A-2FL certificates for any interest accrual
                                 period will equal the value of LIBOR from time
                                 to time (which will be determined as described
                                 under "Description of the Offered
                                 Certificates--Calculation of Pass-Through
                                 Rates" in this prospectus supplement) plus
                                 0.1250%; except that, if and to the extent that
                                 the amount of interest payable with respect to
                                 the class A-2FL REMIC II regular interest out
                                 of collections and advances on the mortgage
                                 loans -- and, accordingly, the amount of
                                 interest payable to the swap counterparty --
                                 for any

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                                      S-20

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                                 distribution date is less than 1/12 of the
                                 product of (a) 5.2100%, multiplied by (b) the
                                 total principal balance of the class A-2FL
                                 certificates immediately prior to that
                                 distribution date, then there will be a
                                 dollar-for-dollar reduction in the amounts
                                 payable under the related swap agreement for --
                                 and, accordingly, in the actual payments of
                                 interest to the holders of the class A-2FL
                                 certificates on -- that distribution date. The
                                 pass-through rate for the class A-2FL REMIC II
                                 regular interest will be variable and, from
                                 time to time, will equal the lesser of (x)
                                 5.2100% per annum and (y) a weighted average
                                 coupon derived from the adjusted net interest
                                 rates on the mortgage loans. However, if there
                                 is a continuing payment default on the part of
                                 the swap counterparty under the related swap
                                 agreement, or if the related swap agreement is
                                 terminated and not replaced, then the
                                 pass-through rate applicable to the class A-2FL
                                 certificates will convert to the pass-through
                                 rate applicable to the class A-2FL REMIC II
                                 regular interest. See "Description of the Swap
                                 Agreements--The Swap Agreements" and
                                 "Description of the Offered
                                 Certificates--Payments" in this prospectus
                                 supplement.

                                 For so long as the related swap agreement is in
                                 effect and there is no continuing payment
                                 default thereunder on the part of the swap
                                 counterparty, the pass-through rate applicable
                                 to payments of interest to holders of the class
                                 A-4FL certificates for any interest accrual
                                 period will equal the value of LIBOR from time
                                 to time (which will be determined as described
                                 under "Description of the Offered
                                 Certificates--Calculation of Pass-Through
                                 Rates" in this prospectus supplement) plus
                                 0.2500%; except that, if and to the extent that
                                 the amount of interest payable with respect to
                                 the class A-4FL REMIC II regular interest out
                                 of collections and advances on the mortgage
                                 loans -- and, accordingly, the amount of
                                 interest payable to the swap counterparty --
                                 for any distribution date is less than 1/12 of
                                 the product of (a) 5.2100%, multiplied by (b)
                                 the total principal balance of the class A-4FL
                                 certificates immediately prior to that
                                 distribution date, then there will be a
                                 dollar-for-dollar reduction in the amounts
                                 payable under the related swap agreement for --
                                 and, accordingly, in the actual payments of
                                 interest to the holders of the class A-4FL
                                 certificates on -- that distribution date. The
                                 pass-through rate for the class A-4FL REMIC II
                                 regular interest will be variable and, from
                                 time to time, will equal the lesser of (x)
                                 5.2100% per annum and (y) a weighted average
                                 coupon derived from the adjusted net interest
                                 rates on the mortgage loans. However, if there
                                 is a continuing payment default on the part of
                                 the swap counterparty under the related swap
                                 agreement, or if the related swap agreement is
                                 terminated and not replaced, then the
                                 pass-through rate applicable to the class A-4FL
                                 certificates will convert to the pass-through
                                 rate applicable to the class A-4FL REMIC II
                                 regular interest. See "Description of the Swap

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                                      S-21

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                                 Agreements--The Swap Agreements" and
                                 "Description of the Offered
                                 Certificates--Payments" in this prospectus
                                 supplement.

                                 When we refer to the adjusted net mortgage
                                 interest rate of a mortgage loan in this
                                 "--Pass-Through Rate" subsection, we mean the
                                 net mortgage interest rate for that mortgage
                                 loan as calculated and adjusted in the manner
                                 described in the final bullet under "--Overview
                                 of the Series 2005-CKI1 Certificates" above.

                                 For additional information regarding the
                                 pass-through rates for the interest-bearing
                                 classes of the certificates, see "Description
                                 of the Offered Certificates--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement.

PAYMENTS

A. GENERAL....................   For purposes of making distributions with
                                 respect to the class A-1, A-1D, A-2, A-3, A-5,
                                 A-SB, A-6 and A-1A certificates, the class
                                 A-2FL certificates (through the class A-2FL
                                 REMIC II regular interest) and the class A-4FL
                                 certificates (through the class A-4FL REMIC II
                                 regular interest), the mortgage loans will be
                                 deemed to consist of two distinct groups, loan
                                 group 1 and loan group 2. Loan group 1 will
                                 consist of 156 mortgage loans, with an initial
                                 loan group 1 balance of $2,932,811,376 and
                                 representing approximately 95.4% of the initial
                                 mortgage pool balance, that are secured by the
                                 various property types that constitute
                                 collateral for those mortgage loans. Loan group
                                 2 will consist of 13 mortgage loans, with an
                                 initial loan group 2 balance of $140,938,085
                                 and representing approximately 4.6% of the
                                 initial mortgage pool balance, that are secured
                                 by multifamily properties. Annex A-1 to this
                                 prospectus supplement sets forth the loan group
                                 designation with respect to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, the trustee will make
                                 payments of interest and, except in the case of
                                 the class X certificates, principal to the
                                 holders of the following classes of
                                 certificates (or, in the case of the reference
                                 to "A-2FL" below, with respect to the class
                                 A-2FL REMIC II regular interest and, in the
                                 case of the reference to "A-4FL" below, with
                                 respect to the class A-4FL REMIC II regular
                                 interest), in the following order:

                                 PAYMENT ORDER                  CLASS
                                 -------------   -------------------------------
                                       1           A-1, A-1D, A-2, A-2FL, A-3,
                                                 A-4FL, A-5, A-SB, A-6, A-1A and
                                                                  X
                                       2                         AM
                                       3                         AJ

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                                      S-22

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                                       4                          B
                                       5                          C
                                       6                          D
                                       7                          E
                                       8                          F
                                       9                          G
                                      10                          H
                                      11                          J
                                      12                          K
                                      13                          L
                                      14                          M
                                      15                          N
                                      16                          P
                                      17                          Q

                                 Payments of interest in respect of the class
                                 A-1, A-1D, A-2, A-3, A-5, A-SB and A-6
                                 certificates, the class A-2FL REMIC II regular
                                 interest and the class A-4FL REMIC II regular
                                 interest will be made pro rata, based on
                                 entitlement, to the extent of available funds
                                 attributable to the mortgage loans in loan
                                 group 1. Payments of interest in respect of the
                                 class A-1A certificates will be made to the
                                 extent of available funds attributable to the
                                 mortgage loans in loan group 2. Payments of
                                 interest on the class X certificates will be
                                 made without regard to loan groups. If, on any
                                 distribution date, the funds available for
                                 distribution are insufficient to pay in full
                                 the total amount of interest to be paid with
                                 respect to any of the class A-1, A-1D, A-2,
                                 A-3, A-5, A-SB, A-6, A-1A and/or X
                                 certificates, the class A-2FL REMIC II regular
                                 interest and/or the class A-4FL REMIC II
                                 regular interest, then the funds available for
                                 distribution will be allocated among all these
                                 classes pro rata in accordance with their
                                 interest entitlements, without regard to loan
                                 groups.

                                 The allocation of principal payments among the
                                 class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6 and
                                 A-1A certificates, the class A-2FL certificates
                                 (through the class A-2FL REMIC II regular
                                 interest) and the class A-4FL certificates
                                 (through the class A-4FL REMIC II regular
                                 interest) is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X certificates do not have principal
                                 balances and do not entitle their holders to
                                 payments of principal. See "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement.

                                 The relative payment priority of the class
                                 A-2FL certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-2FL REMIC II
                                 regular interest out of collections and
                                 advances on the mortgage loans. NO CLASS OF
                                 CERTIFICATES WILL PROVIDE ANY CREDIT SUPPORT TO
                                 THE CLASS A-2FL CERTIFICATES FOR A FAILURE BY
                                 THE SWAP COUNTERPARTY TO MAKE ANY PAYMENT UNDER
                                 THE RELATED SWAP AGREEMENT.

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                                      S-23

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                                 Payments of interest made on or with respect to
                                 the class A-2FL REMIC II regular interest will
                                 be applied to make payments to the swap
                                 counterparty and/or the holders of the class
                                 A-2FL certificates, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-2FL REMIC II regular interest will be applied
                                 to make payments to the holders of the class
                                 A-2FL certificates.

                                 The relative payment priority of the class
                                 A-4FL certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-4FL REMIC II
                                 regular interest out of collections and
                                 advances on the mortgage loans. NO CLASS OF
                                 CERTIFICATES WILL PROVIDE ANY CREDIT SUPPORT TO
                                 THE CLASS A-4FL CERTIFICATES FOR A FAILURE BY
                                 THE SWAP COUNTERPARTY TO MAKE ANY PAYMENT UNDER
                                 THE RELATED SWAP AGREEMENT.

                                 Payments of interest made on or with respect to
                                 the class A-4FL REMIC II regular interest will
                                 be applied to make payments to the swap
                                 counterparty and/or the holders of the class
                                 A-4FL certificates, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-4FL REMIC II regular interest will be applied
                                 to make payments to the holders of the class
                                 A-4FL certificates.

                                 No payments or other collections on the
                                 non-trust loans described under "--The Mortgage
                                 Loans and the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not part of the
                                 trust fund, will be available for distributions
                                 on the certificates. See "Description of the
                                 Mortgage Pool--Loan Combination" in this
                                 prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of certificates (other than the
                                 class Z, R-I and R-II certificates), the class
                                 A-2FL REMIC II regular interest and the class
                                 A-4FL REMIC II regular interest will bear
                                 interest. With respect to each interest-bearing
                                 class of certificates, the class A-2FL REMIC II
                                 regular interest and the class A-4FL REMIC II
                                 regular interest, that interest will accrue
                                 during each interest accrual period based
                                 upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates, the
                                      class A-2FL REMIC II regular interest or
                                      the class A-4FL REMIC II regular interest,
                                      as the case may be, for that interest
                                      accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates, the
                                      class A-2FL REMIC II regular interest or
                                      the class A-4FL REMIC II regular interest,
                                      as the case may be, outstanding
                                      immediately prior to the related
                                      distribution date; and

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                                      S-24

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                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      each of the A-2FL and A-4FL classes, for
                                      so long as the related swap agreement is
                                      in effect and there is no continuing
                                      payment default thereunder on the part of
                                      the swap counterparty, based on the actual
                                      number of days in the applicable interest
                                      accrual period and the assumption that
                                      each year consists of 360 days).

                                 In addition, if the pass-through rate of the
                                 class A-2FL REMIC II regular interest or the
                                 class A-4FL REMIC II regular interest for any
                                 interest accrual period is limited by the
                                 weighted average of the adjusted net interest
                                 rates of the mortgage loans, then the amount by
                                 which the interest distributable with respect
                                 to the class A-2FL REMIC II regular interest or
                                 the class A-4FL REMIC II regular interest, as
                                 the case may be, is reduced as a result of that
                                 limitation will result in the amount of
                                 interest payable by the trust to the swap
                                 counterparty being reduced by that amount. As a
                                 result, there will be a dollar-for-dollar
                                 reduction in the amount payable by the related
                                 swap counterparty to the trust, and a
                                 corresponding dollar-for-dollar reduction in
                                 the amount of interest payable with respect to
                                 the class A-2FL or A-4FL certificates, as the
                                 case may be, on that distribution date.

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these shortfalls may be allocated (in the case
                                 of the class A-2FL certificates, through the
                                 class A-2FL REMIC II regular interest and, in
                                 the case of the class A-4FL certificates,
                                 through the class A-4FL REMIC II regular
                                 interest) to reduce the amount of accrued
                                 interest otherwise payable to the holders of
                                 the respective interest-bearing classes of the
                                 certificates (other than the class X
                                 certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered certificates (or, in the case
                                 of each of the A-2FL and A-4FL classes, to the
                                 extent not otherwise payable to the related
                                 swap counterparty to make up prior shortfalls,
                                 that was payable with respect to the
                                 corresponding REMIC II regular interest) on all
                                 prior distribution dates, to the extent not
                                 previously paid; less (c) except in the case of
                                 the class X certificates, your class's (or, in
                                 the case of each of the A-2FL and A-4FL
                                 classes, the

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                                      S-25

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                                 corresponding REMIC II regular interest's)
                                 share of any shortfalls in interest collections
                                 due to prepayments on mortgage loans that are
                                 not offset by certain payments made by the
                                 master servicer.

                                 If, as described below under "--Payments of
                                 Principal", collections of principal are
                                 insufficient to make a full reimbursement for
                                 nonrecoverable advances, those amounts may be
                                 reimbursed from interest on the mortgage loans,
                                 thereby reducing the amount of interest
                                 otherwise distributable on the interest-bearing
                                 certificates on the related distribution date.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest",
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

C. SWAP AGREEMENTS............   The assets of the trust will include an
                                 interest rate swap agreement relating to the
                                 class A-2FL certificates and an interest rate
                                 swap agreement relating to the class A-4FL
                                 certificates.

                                 Under the swap agreement that relates to the
                                 class A-2FL certificates, the initial notional
                                 amount of the swap agreement will be equal to
                                 the total initial principal balance of the
                                 class A-2FL certificates (and, correspondingly,
                                 of the class A-2FL REMIC II regular interest).
                                 The notional amount of that swap agreement for
                                 any distribution date will equal the total
                                 principal balance of the class A-2FL
                                 certificates (and, correspondingly, of the
                                 class A-2FL REMIC II regular interest)
                                 immediately prior to that distribution date.
                                 The maturity date of that swap agreement will
                                 be the earlier of the rated final distribution
                                 date for the class A-2FL certificates and the
                                 date on which the notional amount of that swap
                                 agreement is zero (including as a result of the
                                 termination of the trust fund). Under the swap
                                 agreement relating to the class A-2FL
                                 certificates, the trust will generally be
                                 obligated to pay to the swap counterparty with
                                 respect to each distribution date, out of
                                 interest amounts paid or payable, as the case
                                 may be, with respect to the class A-2FL REMIC
                                 II regular interest, an amount equal to the sum
                                 of (i) any prepayment premiums or yield
                                 maintenance charges allocable to the class
                                 A-2FL REMIC II regular interest and (ii) 1/12th
                                 of the product of (A) the notional amount of
                                 the swap agreement for that distribution date
                                 and (B) 5.2100% per annum. The swap
                                 counterparty will generally be obligated to pay
                                 to the trust with respect to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap agreement for that
                                 distribution date, (ii) LIBOR plus 0.1250% per
                                 annum and (iii) a fraction, the numerator of
                                 which is the actual number of days elapsed
                                 during the interest accrual period with respect
                                 to the

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                                      S-26

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                                 class A-2FL certificates for that distribution
                                 date, and the denominator of which is 360.

                                 If the pass-through rate on the class A-2FL
                                 REMIC II regular interest is reduced below
                                 5.2100% per annum or if there is an interest
                                 shortfall with respect to the class A-2FL REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any distribution date will be reduced by an
                                 amount equal to the excess, if any, of (1)
                                 1/12th of the product of (a) 5.2100%,
                                 multiplied by (b) the notional amount of the
                                 swap agreement for that distribution date over
                                 (2) the lesser of (x) 1/12th of the product of
                                 (i) a weighted average coupon derived from the
                                 adjusted net interest rates of the mortgage
                                 loans, multiplied by (ii) the notional amount
                                 of the swap agreement for that distribution
                                 date and (y) the amount of interest
                                 distributions with respect to the class A-2FL
                                 REMIC II regular interest pursuant to the
                                 priority of distributions on that distribution
                                 date. As a result, the amount payable by the
                                 swap counterparty to the trust with respect to
                                 the subject distribution date will be reduced
                                 (to not less than zero) by the exact same
                                 amount as the reduction determined as described
                                 in the immediately preceding sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 any distribution date, which reduction is
                                 determined as described in the second to last
                                 sentence of the prior paragraph, exceeds the
                                 total amount payable by the swap counterparty
                                 to the trust without regard to that reduction,
                                 then the swap counterparty will in the future
                                 be entitled to be reimbursed by the trust to
                                 the extent that such reduction more than offset
                                 the payment from the swap counterparty;
                                 provided that any such reimbursement payment
                                 from the trust will, with respect to any future
                                 distribution date, generally be limited to the
                                 excess, if any, of (a) the amount of interest
                                 distributions with respect to the class A-2FL
                                 REMIC II regular interest with respect to that
                                 future distribution date, over (b) 1/12th of
                                 the product of (i) 5.2100% per annum and (ii)
                                 the notional amount of the swap agreement for
                                 that distribution date.

                                 Under the swap agreement that relates to the
                                 class A-4FL certificates, the initial notional
                                 amount of the swap agreement will be equal to
                                 the total initial principal balance of the
                                 class A-4FL certificates (and, correspondingly,
                                 of the class A-4FL REMIC II regular interest).
                                 The notional amount of that swap agreement for
                                 any distribution date will equal the total
                                 principal balance of the class A-4FL
                                 certificates (and, correspondingly, of the
                                 class A-4FL REMIC II regular interest)
                                 immediately prior to that distribution date.
                                 The maturity date of that swap agreement will
                                 be the earlier of the rated final distribution
                                 date for the class A-4FL certificates and the
                                 date on which the notional amount of

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                                      S-27

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                                 that swap agreement is zero (including as a
                                 result of the termination of the trust fund).
                                 Under the swap agreement relating to the class
                                 A-4FL certificates, the trust will generally be
                                 obligated to pay to the swap counterparty with
                                 respect to each distribution date, out of
                                 interest amounts paid or payable, as the case
                                 may be, with respect to the class A-4FL REMIC
                                 II regular interest, an amount equal to the sum
                                 of (i) any prepayment premiums or yield
                                 maintenance charges allocable to the class
                                 A-4FL REMIC II regular interest and (ii) 1/12th
                                 of the product of (A) the notional amount of
                                 the swap agreement for that distribution date
                                 and (B) 5.2100% per annum. The swap
                                 counterparty will generally be obligated to pay
                                 to the trust with respect to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap agreement for that
                                 distribution date, (ii) LIBOR plus 0.2500% per
                                 annum and (iii) a fraction, the numerator of
                                 which is the actual number of days elapsed
                                 during the interest accrual period with respect
                                 to the class A-4FL certificates for that
                                 distribution date, and the denominator of which
                                 is 360.

                                 If the pass-through rate on the class A-4FL
                                 REMIC II regular interest is reduced below
                                 5.2100% per annum or if there is an interest
                                 shortfall with respect to the class A-4FL REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any distribution date will be reduced by an
                                 amount equal to the excess, if any, of (1)
                                 1/12th of the product of (a) 5.2100%,
                                 multiplied by (b) the notional amount of the
                                 swap agreement for that distribution date over
                                 (2) the lesser of (x) 1/12th of the product of
                                 (i) a weighted average coupon derived from the
                                 adjusted net interest rates of the mortgage
                                 loans, multiplied by (ii) the notional amount
                                 of the swap agreement for that distribution
                                 date and (y) the amount of interest
                                 distributions with respect to the class A-4FL
                                 REMIC II regular interest pursuant to the
                                 priority of distributions on that distribution
                                 date. As a result, the amount payable by the
                                 swap counterparty to the trust with respect to
                                 the subject distribution date will be reduced
                                 (to not less than zero) by the exact same
                                 amount as the reduction determined as described
                                 in the immediately preceding sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 any distribution date, which reduction is
                                 determined as described in the second to last
                                 sentence of the prior paragraph, exceeds the
                                 total amount payable by the swap counterparty
                                 to the trust without regard to that reduction,
                                 then the swap counterparty will in the future
                                 be entitled to be reimbursed by the trust to
                                 the extent that such reduction more than offset
                                 the payment from the swap counterparty;
                                 provided that any such reimbursement payment
                                 from the trust will, with respect to any future
                                 distribution date,

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                                      S-28

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                                 generally be limited to the excess, if any, of
                                 (a) the amount of interest distributions with
                                 respect to the class A-4FL REMIC II regular
                                 interest with respect to that future
                                 distribution date, over (b) 1/12th of the
                                 product of (i) 5.2100% per annum and (ii) the
                                 notional amount of the swap agreement for that
                                 distribution date.

                                 Payments by the trust to the swap counterparty,
                                 and by the swap counterparty to the trust, as
                                 described above in this "--The Swap Agreements"
                                 section will, in general, be made on a net
                                 basis, and any such amounts paid to or retained
                                 by the trust will be available to make payments
                                 to the class A-2FL or the class A-4FL
                                 certificateholders.

                                 See "Risk Factors--Risks Relating to the Swap
                                 Agreements" and "Description of the Swap
                                 Agreements" in this prospectus supplement.

D. PAYMENTS OF PRINCIPAL......   The class X, R-I, R-II and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount of principal over time
                                 equal to the initial principal balance of their
                                 particular class. The trustee will be required
                                 to make payments of principal in a specified
                                 sequential order (in the case of the class
                                 A-2FL certificates, through the class A-2FL
                                 REMIC II regular interest and, in the case of
                                 the class A-4FL certificates, through the class
                                 A-4FL REMIC II regular interest) to ensure
                                 that--

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, P or Q certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM, AJ, B, C or D
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of offered
                                      certificates is reduced to zero; and

                                 o    except as described below in the following
                                      two paragraphs, payments of principal will
                                      be made--

                                      (i)  to, first, the holders of the class
                                           A-1 and A-1D certificates, on a pro
                                           rata basis by balance, second, the
                                           holders of the class A-2 and class
                                           A-2FL certificates, on a pro rata
                                           basis by balance, third, the holders
                                           of the class A-3 certificates,
                                           fourth, the holders of the class
                                           A-4FL certificates, fifth, the
                                           holders of the class A-5
                                           certificates, sixth, the holders of
                                           the class A-SB

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                                      S-29

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                                           certificates, and seventh, the
                                           holders of the class A-6
                                           certificates, in that order, in an
                                           amount equal to the funds allocated
                                           to principal with respect to mortgage
                                           loans in loan group 1 and, after the
                                           total principal balance of the class
                                           A-1A certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 2, until the
                                           respective total principal balances
                                           of the class A-1, A-1D, A-2, A-2FL,
                                           A-3, A-4FL, A-5, A-SB and A-6
                                           certificates, in that order, are
                                           reduced to zero, and

                                      (ii) to the holders of the class A-1A
                                           certificates, in an amount equal to
                                           the funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 2 and, after the total
                                           principal balance of the class A-1,
                                           A-1D, A-2, A-2FL, A-3, A-4FL, A-5,
                                           A-SB and A-6 certificates has been
                                           reduced to zero, the funds allocated
                                           to principal with respect to mortgage
                                           loans in loan group 1, until the
                                           total principal balance of the class
                                           A-1A certificates is reduced to zero.

                                 The discussion in the foregoing paragraph
                                 notwithstanding, and except as otherwise
                                 described in the following paragraph, on each
                                 distribution date the total principal balance
                                 of the class A-SB certificates must, subject to
                                 available funds, be paid down, if necessary, to
                                 the scheduled principal balance for that class
                                 for that distribution date that is set forth on
                                 Annex E to this prospectus supplement before
                                 any payments of principal are made with respect
                                 to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL
                                 and/or A-5 certificates.

                                 Because of losses on the mortgage loans and/or
                                 default-related or other unanticipated expenses
                                 of the trust, the total principal balance of
                                 the class AM, AJ, B, C, D, E, F, G, H, J, K, L,
                                 M, N, P and Q certificates could be reduced to
                                 zero at a time when the class A-1, A-1D, A-2,
                                 A-2FL, A-3, A-4FL, A-5, A-SB, A-6 and A-1A
                                 certificates remain outstanding. If the total
                                 principal balance of the class AM, AJ, B, C, D,
                                 E, F, G, H, J, K, L, M, N, P and Q certificates
                                 is reduced to zero at a time when the class
                                 A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB,
                                 A-6 and A-1A certificates, or any two or more
                                 of those classes, remain outstanding, any
                                 payments of principal will be distributed to
                                 the holders of the outstanding class A-1, A-1D,
                                 A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6 and A-1A
                                 certificates, pro rata, rather than
                                 sequentially, in accordance with their
                                 respective principal balances and without
                                 regard to loan groups.

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                                      S-30

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                                 In the case of the class A-2FL certificates,
                                 any payments of principal will first be made
                                 with respect to the class A-2FL REMIC II
                                 regular interest, after which corresponding
                                 payments of principal will be made to the class
                                 A-2FL certificateholders. All distributions of
                                 principal with respect to the class A-2FL REMIC
                                 II regular interest will be made to a
                                 segregated account or sub-account maintained by
                                 the trustee from which they will, in turn, be
                                 distributed to the holders of the class A-2FL
                                 certificates. The total principal balance of
                                 the class A-2FL certificates will equal the
                                 total principal balance of the class A-2FL
                                 REMIC II regular interest.

                                 In the case of the class A-4FL certificates,
                                 any payments of principal will first be made
                                 with respect to the class A-4FL REMIC II
                                 regular interest, after which corresponding
                                 payments of principal will be made to the class
                                 A-4FL certificateholders. All distributions of
                                 principal with respect to the class A-4FL REMIC
                                 II regular interest will be made to a
                                 segregated account or sub-account maintained by
                                 the trustee from which they will, in turn, be
                                 distributed to the holders of the class A-4FL
                                 certificates. The total principal balance of
                                 the class A-4FL certificates will equal the
                                 total principal balance of the class A-4FL
                                 REMIC II regular interest.

                                 The total payments of principal to be made on
                                 the certificates on any distribution date will
                                 generally be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicer, the trustee or the fiscal
                                      agent; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the master servicer, the special
                                 servicer, the trustee or the fiscal agent
                                 reimburses itself out of general collections on
                                 the mortgage pool for any advance, together
                                 with any interest accrued on that advance, that
                                 it has determined is not recoverable out of
                                 collections on the related mortgage loan, then
                                 (subject to the discussions in the second and
                                 third following paragraphs) that advance,
                                 together with interest accrued on that advance,
                                 will be reimbursed first out of payments and
                                 other collections of principal on all the
                                 mortgage loans, thereby reducing the amount of
                                 principal otherwise distributable on the
                                 principal balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

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                                      S-31

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                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (subject to the
                                 discussion in the following two paragraphs and
                                 even though that advance has not been deemed
                                 nonrecoverable from collections on the related
                                 mortgage loan) the master servicer, the special
                                 servicer, the trustee or the fiscal agent, as
                                 applicable, will be entitled to reimbursement
                                 for that advance, with interest, on a monthly
                                 basis, out of payments and other collections of
                                 principal on all the mortgage loans after the
                                 application of those principal payments and
                                 collections to reimburse any party for advances
                                 that are nonrecoverable on a loan-specific
                                 basis as described in the prior paragraph,
                                 thereby reducing the amount of principal
                                 otherwise distributable in respect of the
                                 principal balance certificates on the related
                                 distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal with respect to the
                                 class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6 or
                                 A-1A certificates, the class A-2FL certificates
                                 (through the class A-2FL REMIC II regular
                                 interest) or the class A-4FL certificates
                                 (through the class A-4FL REMIC II regular
                                 interest) may be reduced even if the advances
                                 being reimbursed were made in respect of
                                 mortgage loans included in the loan group that
                                 does not primarily relate to such class of
                                 certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections and,
                                 solely in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over, and continue
                                 to accrue interest, for reimbursement on the
                                 following distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may reduce the amounts
                                 allocable as principal of that mortgage loan
                                 and, accordingly, the principal distributions
                                 on the principal balance certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal",
                                 "--Payments--Priority of Payments" and
                                 "--Payments on the Class A-2FL and A-4FL
                                 Certificates" in this prospectus supplement.

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E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the trustee will pay that amount in
                                 the proportions described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                 o    the holders of any of the class A-1, A-1D,
                                      A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6,
                                      A-1A, AM, AJ, B, C, D, E, F, G and/or H
                                      certificates that are then entitled to
                                      receive (in the case of the holders of the
                                      class A-2FL certificates, through the
                                      class A-2FL REMIC II regular interest and,
                                      in the case of the holders of the class
                                      A-4FL certificates, through the class
                                      A-4FL REMIC II regular interest) payments
                                      of principal with respect to the loan
                                      group that includes the prepaid mortgage
                                      loan;

                                 o    the swap counterparty; and/or

                                 o    the holders of the class X certificates;

                                 provided that payments of prepayment premiums
                                 and yield maintenance charges to holders of
                                 certificates of each of the A-2FL and A-4FL
                                 classes will be based on the portion of those
                                 items allocable to the corresponding REMIC II
                                 regular interest; and provided, further, that,
                                 for so long as a swap agreement is in effect
                                 and there is no continuing payment default
                                 thereunder, all prepayment premiums and yield
                                 maintenance charges allocable to the
                                 corresponding REMIC II regular interest will be
                                 payable to the related swap counterparty.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

F. ALLOCATION OF ADDITIONAL
   INTEREST...................   On each distribution date, any additional
                                 interest collected during the related
                                 collection period on a mortgage loan with an
                                 anticipated repayment date will be distributed
                                 to the holders of the class Z certificates. See
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.

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                                      S-33

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EFFECT OF LOSSES ON THE
MORTGAGE LOANS AND OTHER
UNANTICIPATED EXPENSES........   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and
                                 interest on such advances and/or
                                 default-related and other unanticipated
                                 expenses of the trust, the total principal
                                 balance of the mortgage pool, less any related
                                 outstanding advances of principal, may fall
                                 below the total principal balance of the
                                 principal balance certificates. For purposes of
                                 this determination only, effect will not be
                                 given to any reductions of the principal
                                 balance of any mortgage loan for payments of
                                 principal collected on the mortgage loans that
                                 were used to reimburse any advances outstanding
                                 after a workout of another mortgage loan to the
                                 extent those advances are not otherwise
                                 determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates (or, in the case of the
                                 reference to "A-2FL" below, the class A-2FL
                                 REMIC II regular interest and, in the case of
                                 the reference to "A-4FL" below, the class A-4FL
                                 REMIC II regular interest) will be successively
                                 reduced in the following order, until the
                                 deficit is eliminated:

                                 REDUCTION ORDER                CLASS
                                 ---------------                -----
                                        1                         Q
                                        2                         P
                                        3                         N
                                        4                         M
                                        5                         L
                                        6                         K
                                        7                         J
                                        8                         H
                                        9                         G
                                        10                        F
                                        11                        E
                                        12                        D
                                        13                        C
                                        14                        B
                                        15                       AJ
                                        16                       AM
                                        17           A-1, A-1D, A-2, A-2FL, A-3,
                                                     A-4FL, A-5, A-SB, A-6 and
                                                               A-1A

                                 Any reduction to the total principal balances
                                 of the class A-1, A-1D, A-2, A-3, A-5, A-SB,
                                 A-6 and A-1A certificates, the class A-2FL
                                 REMIC II regular interest and the class A-4FL
                                 REMIC II

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                                      S-34

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                                 regular interest will be made on a pari passu
                                 and pro rata basis in accordance with the
                                 relative sizes of those principal balances,
                                 without regard to loan groups.

                                 Although losses on the mortgage loans,
                                 extraordinary expenses and available funds
                                 shortfalls will not be directly allocated to
                                 the class A-2FL and/or A-4FL certificates, such
                                 losses and shortfalls may be allocated to the
                                 class A-2FL REMIC II regular interest or to the
                                 class A-4FL REMIC II regular interest, as the
                                 case may be, in reduction of the total
                                 principal balance thereof, and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the total principal balance of the
                                 class A-2FL REMIC II regular interest or the
                                 class A-4FL REMIC II regular interest will
                                 result in a corresponding decrease in the total
                                 principal balance of the class A-2FL
                                 certificates or the class A-4FL certificates,
                                 as applicable, and any interest shortfalls
                                 suffered by the class A-2FL REMIC II regular
                                 interest or the class A-4FL REMIC II regular
                                 interest (for whatever reason) will reduce the
                                 amount of interest distributed on the class
                                 A-2FL certificates or the class A-4FL
                                 certificates, as applicable, to the extent
                                 described in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........   Except as described below, the master servicer
                                 will be required to make advances of principal
                                 and/or interest due on the mortgage loans with
                                 respect to any delinquent monthly payments,
                                 other than balloon payments. In addition, the
                                 trustee or the fiscal agent must make any of
                                 those advances that the master servicer is
                                 required to but fails to make. As described
                                 under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" in this prospectus supplement, any
                                 party that makes an advance will be entitled to
                                 be reimbursed for the advance, together with
                                 interest at the prime rate, as described in
                                 that section of this prospectus supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicer, the trustee or the fiscal
                                 agent will be required to make any advance that
                                 it determines, in its reasonable judgment, will
                                 not be recoverable (together with interest
                                 accrued on that advance) from proceeds of the
                                 related mortgage loan. The trustee and the
                                 fiscal agent will be entitled to rely on any
                                 determination of non-recoverability made by the
                                 master servicer. The special servicer may also
                                 determine that any interest and/or principal
                                 advance made or proposed to be made by the
                                 master servicer, the trustee or the fiscal
                                 agent is not or will not be, as applicable,
                                 recoverable, together with interest accrued on
                                 that advance, from

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                                      S-35

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                                 proceeds of the mortgage loan to which that
                                 advance relates, and the master servicer, the
                                 trustee and the fiscal agent will be entitled
                                 to rely on any determination of
                                 nonrecoverability made by the special servicer
                                 and will be required to act in accordance with
                                 that determination.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and describe in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan, the
                                 special servicer will be obligated to obtain a
                                 new appraisal or, at the special servicer's
                                 option in cases involving mortgage loans with
                                 relatively small principal balances, conduct a
                                 valuation of that property. If, based on that
                                 appraisal or other valuation, it is determined
                                 that:

                                 o    the sum of the principal balance of the
                                      subject mortgage loan plus other
                                      delinquent amounts due under the subject
                                      mortgage loan exceeds

                                 o    an amount generally equal to:

                                      1.  90% of the new estimated value of the
                                          related mortgaged real property, which
                                          value may be reduced by the special
                                          servicer based on its review of the
                                          related appraisal and other relevant
                                          information; plus

                                      2.  certain other amounts,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced.

                                 The calculation of any appraisal reduction
                                 amount in respect of the Glendale Galleria
                                 trust mortgage loan will take into account the
                                 related non-trust mortgage loans. The special
                                 servicer will determine whether an appraisal
                                 reduction amount exists with respect to the
                                 entire loan combination based on a calculation
                                 that generally treats the Glendale Galleria
                                 loan combination as if it were a single
                                 mortgage loan. Any resulting appraisal
                                 reduction amount with respect to the Glendale
                                 Galleria loan combination will be allocated,
                                 first to the Glendale Galleria subordinate
                                 non-trust loans (up to the amount of the
                                 outstanding principal balance of those
                                 subordinate non-trust loans), and then to the
                                 Glendale Galleria trust mortgage loan and the
                                 Glendale Galleria pari passu

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                                      S-36

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                                 non-trust mortgage loan, on a pro rata (by
                                 principal balance) and pari passu basis. The
                                 amount of advances of interest on the Glendale
                                 Galleria trust mortgage loan will be reduced so
                                 as to take into account any appraisal reduction
                                 amount allocable to that mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying
                                 prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the trustee will
                                 make available on its internet website,
                                 initially located at www.etrustee.net, or
                                 provide on request, to the registered holders
                                 of the offered certificates, a monthly report
                                 substantially in the form of Annex D to this
                                 prospectus supplement. The trustee's report
                                 will detail, among other things, the
                                 distributions made to the certificateholders on
                                 that distribution date and the performance of
                                 the mortgage loans and the mortgaged real
                                 properties.

                                 You may also review on the trustee's website
                                 or, upon reasonable prior notice, at the
                                 trustee's offices during normal business hours,
                                 a variety of information and documents that
                                 pertain to the mortgage loans and the mortgaged
                                 real properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL AND OTHER
TERMINATION...................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties remaining in the trust
                                 fund, and thereby terminate the trust, when the
                                 aggregate principal balance of the mortgage
                                 loans, less any outstanding advances of
                                 principal, is less than approximately 1.0% of
                                 the initial mortgage pool balance.

                                 In addition, if, following the date on which
                                 the total principal balance of the offered
                                 certificates is reduced to zero, all of the
                                 remaining certificates (but excluding the class
                                 Z, R-I and R-II certificates), are held by the
                                 same certificateholder, the trust fund may also
                                 be terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates
                                 (other than the class Z, R-I and R-II
                                 certificates) for all the mortgage loans and
                                 any foreclosure properties remaining in the
                                 trust fund at the time of exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

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                                      S-37

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              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to include in the trust fund. For more
                                 detailed information regarding those mortgage
                                 loans, you should review the following sections
                                 in this prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans";

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex A-3--Glendale Galleria Mortgage Loan
                                      Amortization Schedule;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multi-family Properties; and

                                 o    Annex C--Structural and Collateral Term
                                      Sheet (which contains a description of the
                                      ten largest mortgage loans or groups of
                                      cross-collateralized mortgage loans).

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 included in the trust fund, please note that--

                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool, and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total cut-off date principal
                                      balance of the mortgage loans in the
                                      subject loan group; we show the cut-off
                                      date principal balance for each of the
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      subject mortgage loans;

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                                      S-38

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                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage pool
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related mortgage loans;

                                 o    if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                 o    unless specifically indicated otherwise
                                      (for example, with respect to
                                      loan-to-value and debt service coverage
                                      ratios and cut-off date balances per unit
                                      of mortgaged real property, in which
                                      cases, the Glendale pari passu non-trust
                                      loan is taken into account), statistical
                                      information presented in this prospectus
                                      supplement with respect to the Glendale
                                      Galleria trust mortgage loan excludes the
                                      related non-trust loans;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan in the trust that is part of
                                      an A/B loan combination excludes the
                                      related subordinate non-trust loans;

                                 o    statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the initial
                                      mortgage pool balance being as much as 5%
                                      larger or smaller than indicated;

                                 o    the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding; and

                                 o    when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement.

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                                      S-39

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SOURCE OF THE MORTGAGE LOANS..   We are not the originator of the mortgage loans
                                 that we intend to include in the trust. We will
                                 acquire the mortgage loans from four separate
                                 parties. Each of those mortgage loans was
                                 originated by--

                                 o    the related mortgage loan seller from whom
                                      we acquired the mortgage loan; or

                                 o    an affiliate of the related mortgage loan
                                      seller.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties. Each mortgage lien will be
                                 subject to the limited permitted encumbrances
                                 that we describe in the glossary to this
                                 prospectus supplement.

                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any mortgage loan
                                 seller or by any of the parties to the pooling
                                 and servicing agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to mortgage loans
                                 that have anticipated repayment dates, the
                                 mortgage interest rate for each mortgage loan
                                 is, in the absence of default, fixed for the
                                 entire term of the mortgage loan.

A. Partial Interest-Only
   Balloon Loans..............   Sixty-six (66) of the mortgage loans,
                                 representing approximately 39.1% of the initial
                                 mortgage pool balance (61 mortgage loans in
                                 loan group 1, representing approximately 40.0%
                                 of the initial loan group 1 balance, and five
                                 (5) mortgage loans in loan group 2,
                                 representing approximately 20.3% of the initial
                                 loan group 2 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is significantly longer than its
                                      remaining term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

B. Interest-Only Balloon
   Loans......................   Twelve (12) of the mortgage loans, representing
                                 approximately 19.6% of the initial mortgage
                                 pool balance (nine (9) mortgage loans in loan
                                 group 1, representing approximately 18.4% of
                                 the

--------------------------------------------------------------------------------

                                      S-40

--------------------------------------------------------------------------------

                                 initial loan group 1 balance, and three (3)
                                 mortgage loans in loan group 2, representing
                                 approximately 43.8% of the initial loan group 2
                                 balance), require the payment of interest only
                                 for the entire term of the mortgage loan and
                                 the payment of all principal on the maturity
                                 date.

                                 One (1) of the 12 mortgage loans referred to
                                 above (loan number 41), which is secured by the
                                 mortgaged real property identified on Annex A-1
                                 to this prospectus supplement as Branbury
                                 Apartments and represents approximately 0.7% of
                                 the initial mortgage pool balance and
                                 approximately 14.2% of the initial loan group 2
                                 balance, requires interest-only payments for a
                                 specified period but provides the related
                                 borrower the option of extending the
                                 interest-only payments for the entire term of
                                 the mortgage loan if a new appraisal of the
                                 mortgaged real property reflects a specified
                                 loan-to-value ratio and a specified debt
                                 service coverage ratio is achieved.

C. Amortizing Balloon
   Loans......................   Seventy-nine (79) of the mortgage loans,
                                 representing approximately 35.6% of the initial
                                 mortgage pool balance (74 mortgage loans in
                                 loan group 1, representing approximately 35.6%
                                 of the initial loan group 1 balance, and five
                                 (5) mortgage loans in loan group 2,
                                 representing approximately 36.0% of the initial
                                 loan group 2 balance), provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

                                 In the case of one (1) of the 79 mortgage loans
                                 referred to above (loan number 107), which is
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as the Social Security
                                 Administration Building, representing
                                 approximately 0.2% of the initial mortgage pool
                                 balance and approximately 0.2% of the initial
                                 loan group 1 balance, the related mortgage loan
                                 documents provide that the related borrower has
                                 a one-time option to prepay the mortgage loan
                                 in whole without a penalty on any payment date
                                 during the period between the 72nd month of the
                                 term of the mortgage loan and prior to the
                                 beginning of the 78th month of the term of the
                                 mortgage loan if the fair market value of the
                                 related mortgaged real property, as determined
                                 by an appraisal requested by the borrower, is
                                 less than $6,800,000. If the borrower does not
                                 prepay the mortgage loan during this period,
                                 the mortgage loan, which has an anticipated
                                 repayment date and provides for
                                 hyper-amortization following that date, will
                                 continue to remain outstanding for the
                                 remainder of its term.

--------------------------------------------------------------------------------

                                      S-41

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                                 These 79 balloon loans do not include any of
                                 the mortgage loans described under "--Partial
                                 Interest-Only Balloon Loans" or
                                 "--Interest-Only Balloon Loans" above.

D. ARD Loans..................   Eleven (11) of the mortgage loans, representing
                                 approximately 5.5% of the initial mortgage pool
                                 balance and approximately 5.8% of the initial
                                 loan group 1 balance, which are commonly
                                 referred to as hyper-amortization loans or ARD
                                 loans, each provide for material changes to
                                 their terms to encourage the related borrower
                                 to pay the mortgage loan in full by a specified
                                 date. We consider that date to be the
                                 anticipated repayment date for each of those
                                 ARD loans. There can be no assurance, however,
                                 that these incentives will result in any of
                                 these mortgage loans being paid in full on or
                                 before its anticipated repayment date. The
                                 changes to the loan terms, which, in each case,
                                 will become effective as of the related
                                 anticipated repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the subject mortgage
                                      loan is paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the subject mortgage
                                      loan, which payment of principal will be
                                      in addition to the principal portion of
                                      the normal monthly debt service payment.

                                 Three (3) of the above-identified 11 ARD loans,
                                 representing approximately 3.5% of the initial
                                 mortgage pool balance and approximately 3.6% of
                                 the initial loan group 1 balance, require

                                 o    the payment of interest only until the
                                      expiration of a designated period; and

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period.

E. Fully Amortizing Loans.....   One (1) mortgage loan, representing
                                 approximately 0.2% of the initial mortgage pool
                                 balance and approximately 0.2% of the initial
                                 loan group 1 balance, has a payment schedule
                                 that provides for the payment of principal of
                                 such mortgage loan substantially in full by its
                                 maturity date.

LOAN COMBINATIONS.............   Three (3) mortgage loans are, in each case,
                                 part of a loan combination comprised of two (2)
                                 or more mortgage loans that are obligations of
                                 the same borrower, only one of which will be
                                 included in the trust fund. The remaining
                                 mortgage loan(s) in a loan combination will not
                                 be included in the trust fund, however all of
                                 the mortgage loans in the subject loan
                                 combination are together secured by the same
                                 mortgage instrument(s)

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                                      S-42

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                                 encumbering the same mortgaged real property or
                                 properties. A non-trust mortgage loan may be
                                 subordinate or pari passu in right of payment
                                 with the underlying mortgage loan in the same
                                 loan combination. All of the mortgage loans
                                 comprising a given loan combination are
                                 cross-defaulted, but none of the loan
                                 combinations is cross-collateralized or
                                 cross-defaulted with any other loan
                                 combination.

                                 The following underlying mortgage loans are
                                 each part of a loan combination:

-------------------------------------------------------------------------------------------------------------
                                                         ORIGINAL
                                                        PRINCIPAL
    MORTGAGED REAL                                      BALANCE OF                             U/W NCF DSCR
    PROPERTY NAME                       % OF INITIAL      RELATED      ORIGINAL PRINCIPAL    AND CUT-OFF DATE
  (AS IDENTIFIED ON      CUT-OFF DATE     MORTGAGE      PARI PASSU     BALANCE OF RELATED    LOAN-TO-VALUE OF
  ANNEX A-1 TO THIS        PRINCIPAL        POOL        NON-TRUST          SUBORDINATE          ENTIRE LOAN
PROSPECTUS SUPPLEMENT)      BALANCE       BALANCE        LOAN(S)       NON-TRUST LOAN(S)        COMBINATION
-------------------------------------------------------------------------------------------------------------

1. Glendale Galleria     $153,635,946       5.0%       $126,000,000   $40,000,000 (B Note)
                                                                      $50,000,000 (C Note)        1.38x
                                                                                                  58.6%
-------------------------------------------------------------------------------------------------------------
2. The Shoppes at        $ 14,025,000       0.5%       N/A            $875,000 (B Note)           1.09x
   Plantation                                                                                     84.4%
-------------------------------------------------------------------------------------------------------------
3. Columbia IV           $  5,325,000       0.2%       N/A            $335,000 (B Note)           1.07x
   Shopping Center                                                                                84.5%
-------------------------------------------------------------------------------------------------------------

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising such loan
                                 combination. Also, see "Description of the
                                 Mortgage Pool--Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of its cut-off date or at
                                 any time during the 12-month period preceding
                                 that date.

PREPAYMENT LOCK-OUT PERIODS...   Except as described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Lock-out Periods" in
                                 this prospectus supplement with respect to four
                                 (4) mortgage loans (loan numbers 2, 5, 65 and
                                 134), all of the mortgage loans restrict
                                 prepayment for a particular period commonly
                                 referred to as a lock-out period and, in most
                                 cases (see "--Defeasance" below), a period
                                 during which the subject mortgage loan may be
                                 defeased but not prepaid. The weighted average
                                 remaining lock-out period and defeasance period
                                 of the mortgage loans is approximately 99
                                 payment periods.

DEFEASANCE....................   One hundred fifty-nine (159) of the mortgage
                                 loans, representing approximately 94.3% of the
                                 initial mortgage pool balance (146

--------------------------------------------------------------------------------

                                      S-43

--------------------------------------------------------------------------------

                                 mortgage loans in loan group 1, representing
                                 approximately 94.1% of the initial loan group 1
                                 balance, and 13 mortgage loans in loan group 2,
                                 representing approximately 100.0% of the
                                 initial loan group 2 balance), permit the
                                 related borrower, under certain conditions, to
                                 obtain a full or, in certain cases, a partial
                                 release of the mortgaged real property from the
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other non-callable government
                                 securities as substitute collateral. None of
                                 these mortgage loans permits defeasance prior
                                 to the second anniversary of the date of
                                 initial issuance of the certificates. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all debt service
                                 payments on the defeased mortgage loan or
                                 allocated to the related mortgaged real
                                 property, including any balloon payment.

PREPAYMENT CONSIDERATION......   Seventeen (17) of the mortgage loans,
                                 representing approximately 16.0% of the initial
                                 mortgage pool balance and approximately 16.8%
                                 of the initial loan group 1 balance, provide
                                 for the payment of prepayment consideration in
                                 connection with a voluntary prepayment during
                                 part of the loan term and, in all but four (4)
                                 cases (loan numbers 2, 5, 65 and 134),
                                 following an initial prepayment lock-out
                                 period. In the case of four (4) of the 17
                                 mortgage loans (loan numbers 22, 25, 57 and
                                 69), representing approximately 2.6% of the
                                 initial mortgage pool balance (four (4)
                                 mortgage loans in loan group 1, representing
                                 approximately 2.8% of the initial loan group 1
                                 balance, the related mortgage loan documents
                                 provide for the payment of prepayment
                                 consideration in connection with a voluntary
                                 prepayment during part of the loan term unless
                                 defeasance would be cheaper (for example in a
                                 case where prevailing interest rates are higher
                                 than the interest rate of the related mortgage
                                 loan), in which case the related borrower is
                                 required to defease the related mortgage loan.
                                 In the case of two (2) mortgage loans (loan
                                 numbers 10 and 53), the borrower may either
                                 prepay or defease the related mortgage loan
                                 following the initial prepayment lock-out
                                 period. See "Description of the Mortgage
                                 Pool--Terms and Conditions of the Mortgage
                                 Loans--Prepayment Consideration" in this
                                 prospectus supplement.

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                                      S-44

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ADDITIONAL STATISTICAL
INFORMATION...................   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                                                 MORTGAGE POOL    LOAN GROUP 1    LOAN GROUP 2
                                                                --------------   --------------   ------------

Initial mortgage pool/loan group balance                        $3,073,749,461   $2,932,811,376   $140,938,085
Number of mortgage loans                                                   169              156             13
Number of mortgaged real properties                                        299              286             13
Percentage of investment-grade, shadow rated loans (mortgage
   loan nos. 3, 5, 21 and 40) (1)                                          9.9%            10.4%           0.0%

Average cut-off date principal balance                          $   18,187,867   $   18,800,073   $ 10,841,391
Largest cut-off date principal balance                          $  208,000,000   $  208,000,000   $ 35,000,000
Smallest cut-off date principal balance                         $      299,242   $      299,242   $  2,125,000

Weighted average mortgage interest rate                                 5.2788%          5.2800%        5.2540%
Highest mortgage interest rate                                          6.5770%          6.5770%        5.8750%
Lowest mortgage interest rate                                           4.6250%          4.6250%        5.0000%
Number of cross-collateralized loan groups                                   4                4              0
Cross-collateralized loan groups as a percentage of initial
   mortgage pool/loan group balance                                       13.0%            13.6%           0.0%
Number of multi-property mortgage loans                                     18               18              0
Multi-property mortgage loans as a percentage of initial
   mortgage pool/loan group balance                                       32.3%            33.8%           0.0%

Weighted average underwritten debt service coverage ratio (2)             1.63x            1.64x          1.47x
Highest underwritten debt service coverage ratio                          6.16x            6.16x          2.05x
Lowest underwritten debt service coverage ratio                           1.08x            1.08x          1.20x

Weighted average cut-off date loan-to-value ratio(2)                      69.2%            68.9%          75.2%
Highest cut-off date loan-to-value ratio                                  80.0%            80.0%          80.0%
Lowest cut-off date loan-to-value ratio                                   19.3%            19.3%          57.2%

Weighted average original term to maturity or anticipated
   repayment date (months)                                                 110              110            120
Longest original term to maturity or anticipated repayment
   date (months)                                                           185              185            120
Shortest original term to maturity or anticipated repayment
   date (months)                                                            44               44            120

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                  108              107            118
Longest remaining term to maturity or anticipated repayment
  date (months)                                                            181              181            120
Shortest remaining term to maturity or anticipated repayment
  date (months)                                                             43               43            116

----------
(1)  It has been confirmed to us by Moody's and S&P, in accordance with their respective methodologies, that loan numbers 3, 5, 21 and 40 have credit characteristics consistent with investment-grade rated obligations.

(2)  In the case of two (2) mortgage loans (loan numbers 77 and 147), the debt service coverage ratio was calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the respective cut-off date principal balances of each of those two (2) mortgage loans and, in each case, assuming a revised debt service payment. In the case of three (3) mortgage loans (loan numbers 4, 45 and 71), the loan-to-value ratios and debt service coverage ratios were calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. In addition, in the case of eight (8) mortgage loans (loan numbers 28, 34, 47, 67, 75, 79, 85 and
     164), the loan-to-value ratios were calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized"

--------------------------------------------------------------------------------

                                      S-45

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     basis. Further, in the case of one (1) mortgage loan (loan number 33), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios and loan-to-value ratios on the mortgage loans discussed above.

PROPERTY TYPE.................   The table below shows the number of and the
                                 total cut-off date principal balance and
                                 percentages of the initial mortgage pool
                                 balance, the loan group 1 balance and the loan
                                 group 2 balance, respectively, secured by
                                 mortgaged real properties operated primarily
                                 for each indicated purpose:

                                                                  % OF
                                  NUMBER OF        TOTAL         INITIAL
                                  MORTGAGED    CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
                                    REAL         PRINCIPAL        POOL      LOAN GROUP 1   LOAN GROUP 2
        PROPERTY TYPES           PROPERTIES     BALANCE(1)     BALANCE(1)    BALANCE(1)     BALANCE(1)
------------------------------   ----------   --------------   ----------   ------------   ------------

Retail                               103      $1,333,065,271      43.4%         45.5%           0.0%
   Retail-Anchored(2)                 64       1,037,045,746      33.7          35.4            0.0
   Retail-Unanchored                  18         132,195,346       4.3           4.5            0.0
   Retail-Shadow-Anchored(3)          14         122,067,145       4.0           4.2            0.0
   Retail-Single Tenant                7          41,757,034       1.4           1.4            0.0
Office(4)                             49         748,148,551      24.3          25.5            0.0
Hospitality                           41         308,686,892      10.0          10.5            0.0
Multifamily                           21         243,733,673       7.9           3.5          100.0
Industrial                            13         152,257,517       5.0           5.2            0.0
Other(5)                               1         100,000,000       3.3           3.4            0.0
Self Storage                          62          99,072,814       3.2           3.4            0.0
Mixed Use(6)                           8          73,784,743       2.4           2.5            0.0
Manufactured Housing
   Communities                         1          15,000,000       0.5           0.5            0.0
                                     ---      --------------     -----         -----          -----
TOTAL                                299      $3,073,749,461     100.0%        100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In the case of three (3) mortgage loans (loan numbers 4, 35 and 97), a material portion of the related mortgaged real property is a movie theater.

(3)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(4)  In the case of nine (9) mortgage loans (loan numbers 34, 37, 62, 79, 86,
     109, 138, 150 and 153), the related mortgaged real property is a medical office.

(5)  The subject mortgaged real property, which secures loan number 5, is a furniture mart.

(6)  The mortgaged real properties (five (5) of which are office/retail, two (2)
     of which are office/retail/multifamily and one (1) of which is office/self storage) secure loan numbers 19, 29, 42, 59, 90 and 119.

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                                      S-46

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PROPERTY LOCATION.............   The mortgaged real properties are located in 42
                                 states. The following table sets forth the
                                 indicated information regarding those states
                                 where 5% or more of mortgaged real properties,
                                 based on allocated loan balance, are located.

                                                                 % OF
                                  NUMBER OF       TOTAL         INITIAL
                                  MORTGAGED    CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
                                    REAL         PRINCIPAL        POOL      LOAN GROUP 1   LOAN GROUP 2
             STATE               PROPERTIES     BALANCE(1)     BALANCE(1)    BALANCE(1)     BALANCE(1)
------------------------------   ----------   --------------   ----------   ------------   ------------

California                            53      $  635,691,800      20.7%         21.7%          0.0%
Texas                                 34         235,805,324       7.7           8.0           0.0
New York                              17         224,838,254       7.3           7.7           0.0
Florida                               18         186,818,379       6.1           6.4           0.0
Virginia                               9         181,623,708       5.9           6.2           0.0
Louisiana                              7         169,641,669       5.5           5.8           0.0
North Carolina                         8         153,216,078       5.0           5.0           4.8
                                     ---      --------------      ----          ----           ---
                                     146      $1,787,635,212      58.2%         60.7%          4.8%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

ENCUMBERED INTERESTS..........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

                                                                  % OF
                                  NUMBER OF        TOTAL        INITIAL
                                  MORTGAGED    CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
  ENCUMBERED INTEREST IN THE        REAL         PRINCIPAL        POOL      LOAN GROUP 1   LOAN GROUP 2
    MORTGAGED REAL PROPERTY      PROPERTIES     BALANCE(1)     BALANCE(1)    BALANCE(1)     BALANCE(1)
------------------------------   ----------   --------------   ----------   ------------   ------------

Fee (2)                              286      $2,667,376,670      86.8%         86.3%          96.8%
Fee/Leasehold                          4         298,126,442       9.7          10.0            3.2
Leasehold                              9         108,246,349       3.5           3.7            0.0
                                     ---      --------------     -----         -----          -----
                                     299      $3,073,749,461     100.0%        100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

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                                      S-47

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                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as two separate real estate mortgage
                                 investment conduits or REMICs under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended. The designations for each
                                 of those two REMICs are as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.   the mortgage loans, and

                                      2.   various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the respective residual interests in
                                 those REMICs.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S.
                                 federal income tax purposes.

                                 The portion of the trust represented by the
                                 class Z certificates will entitle the holders
                                 of those certificates to receive any additional
                                 interest accrued and deferred as to payment
                                 with respect to each mortgage loan with an
                                 anticipated repayment date that remains
                                 outstanding past that date, and will constitute
                                 a grantor trust for federal income tax
                                 purposes. That additional interest will be
                                 excluded from the REMICs referred to above.

                                 The class A-2FL REMIC II regular interest, the
                                 class A-4FL REMIC II regular interest, the swap
                                 agreements and the trustee's floating rate
                                 account, will constitute one or more grantor
                                 trusts for federal income tax purposes.

                                 The offered certificates (exclusive of the
                                 class A-2FL and A-4FL certificates), the class
                                 A-2FL REMIC II regular interest and the class
                                 A-4FL REMIC II regular interest will be treated
                                 as regular interests in REMIC II. This means
                                 that they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 The class A-2FL certificates will represent
                                 undivided beneficial ownership interests in the
                                 class A-2FL REMIC II regular interest, the
                                 related swap agreement and the applicable
                                 sub-account of the trustee's floating rate
                                 account. The class A-4FL certificates will
                                 represent undivided beneficial ownership
                                 interests in the class A-4FL REMIC II regular
                                 interest, the related swap agreement and the
                                 applicable sub-account of the trustee's
                                 floating rate account. You will have to report
                                 income on your offered certificates in
                                 accordance with the accrual

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                                      S-48

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                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates (exclusive of the class A-2FL and
                                 A-4FL certificates) will not represent any
                                 interest in the grantor trusts referred to
                                 above.

                                 The class A-1D and D certificates will be
                                 issued with more than a de minimis amount of
                                 original issue discount. The class A-4FL REMIC
                                 regular interest and the class A-6, AM, AJ, B
                                 and C certificates will be issued with a de
                                 minimis amount of original issue discount. The
                                 remaining classes of offered certificates
                                 (exclusive of the class A-2FL and A-4FL
                                 certificates) and the class A-2FL REMIC regular
                                 interest will not be issued with original issue
                                 discount and may be treated as having been
                                 issued at a premium. If you own an offered
                                 certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount income and be subject to a tax on this
                                 income before you receive a corresponding cash
                                 payment.

                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, for U.S. federal income tax purposes, will
                                 be that, subsequent to any date of
                                 determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying prospectus.

ERISA CONSIDERATIONS..........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates (other than the class A-2FL and
                                 A-4FL certificates) without giving rise to a

--------------------------------------------------------------------------------

                                      S-49

--------------------------------------------------------------------------------
                                 prohibited transaction. This is based upon
                                 individual prohibited transaction exemptions
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Countrywide Securities
                                 Corporation by the U.S. Department of Labor.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended. See "ERISA Considerations" in
                                 this prospectus supplement and in the
                                 accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment" in this prospectus
                                 supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-1D, A-2, A-2FL,
                                 A-3, A-4FL, A-5, A-SB and A-6 certificates, on
                                 or with respect to the mortgage loans in loan
                                 group 1, and in the case of the class A-1A
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 2 -- may affect
                                 the yield to maturity on each offered
                                 certificate. In the case of offered
                                 certificates purchased at a discount, a slower
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB
                                 and A-6 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield. In the case of the offered certificates
                                 purchased at a premium, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB
                                 and A-6 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

--------------------------------------------------------------------------------

                                      S-50

--------------------------------------------------------------------------------

                                 The yield on the class A-2FL and A-4FL
                                 certificates will be highly sensitive to
                                 changes in the level of LIBOR.

                                 The yield on each class A-2FL and A-4FL
                                 certificates, as well as any offered
                                 certificate with a variable or capped
                                 pass-through rate, could also be adversely
                                 affected if the mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the mortgage loans with
                                 relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

--------------------------------------------------------------------------------

                                      S-51

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO PURCHASE
ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE ACCOMPANYING
PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH MAKING AN
INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
TO YOUR OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6 AND
A-1A CERTIFICATES

     If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered

                                      S-52

Certificates May Be Insufficient to Protect You Against All Potential Losses"
and "--Payments on the Offered Certificates Will Be Made Solely From the Limited
Assets of the Related Trust, and Those Assets May Be Insufficient to Make All
Required Payments on Those Certificates" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

                                    S-53

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates would be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-1D, A-2,
A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

     The yield to investors in the class A-2FL and A-4FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-2FL and A-4FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-2FL certificates and the class A-4FL certificates, respectively.

     In addition, because interest payments on the class A-2FL or A-4FL certificates may be reduced or the pass-through rate on the class A-2FL or A-4FL certificates may convert to the pass-through rate on the corresponding REMIC II regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL and A-4FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-2FL and A-4FL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-2FL and A-4FL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty to perform its obligation to make payments under the related swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the related swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the corresponding
REMIC II regular interest based on a pass-through rate below 5.2100% per annum, would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the corresponding REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-2FL and/or A-4FL certificates. See "Yield and
Maturity Considerations" in this prospectus supplement.

     See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

                                      S-54

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-1D, A-2,
A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

     The yield on the class A-2FL and A-4FL certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates.
This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

                                      S-55

     o    the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any yield maintenance charges. However, as discussed below under "--Yield Maintenance
Charges and Defeasance Provisions May Not Fully Protect Against Prepayment
Risk", there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered

                                      S-56

certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT
AGAINST PREPAYMENT RISK

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE
FISCAL AGENT TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL
RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest
(which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICER AND THE
SPECIAL SERVICER

     KeyCorp Real Estate Capital Markets, Inc., the initial master servicer, is an affiliate of one of the underwriters and one of the mortgage loan sellers.
This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     The special servicer will be involved in determining whether to modify or foreclose upon a defaulted mortgage loan serviced by it. The initial special servicer is an affiliate of the entity which is expected to purchase

                                      S-57

certain of the non-offered certificates (including the controlling class of certificates). This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicer, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer, the trustee or the fiscal agent will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Glendale Galleria trust mortgage loan prior to the occurrence of certain "change of control" events with respect to the
Glendale Galleria subordinate non-trust loans), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of the applicable Glendale Galleria subordinate non-trust loan or its designee (prior to the occurrence of certain
"change of control" events with respect to the Glendale Galleria subordinate non-trust loans), take generally similar but not identical actions with respect to the Glendale Galleria trust mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the Glendale Galleria pari passu non-trust loan and the Glendale
Galleria subordinate non-trust loans have a par purchase option and, in the case of the holders of the Glendale Galleria subordinate non-trust loans, cure rights with respect to the Glendale Galleria trust mortgage loan upon the occurrence of specified adverse circumstances with respect to the Glendale Galleria trust mortgage loan. See "Description of the Mortgage Pool--The Loan Combinations--The
Glendale Galleria Loan Combination" and "Servicing of the Mortgage Loans--The
Controlling Class Representative and the Glendale Galleria Controlling Party" in
this prospectus supplement.

     The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holder of a Glendale Galleria subordinate non-trust loan may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holder of a Glendale subordinate non-trust loan may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE LOANS

     The United States was subjected to multiple terrorist attacks in 2001, resulting in significant loss of life and massive property damage and destruction. It is impossible to predict if or when future terrorist activities may occur in the United States. It is also impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions.

                                      S-58

     See "Risk Factors--The Risk of Terrorism In the United States and Military
Action May Adversely Affect the Value of the Offered Certificates and Payments
on the Mortgage Assets" in the accompanying prospectus.

RISKS RELATED TO THE SWAP AGREEMENTS

DISTRIBUTIONS ON THE CLASS A-2FL AND A-4FL CERTIFICATES WILL DEPEND, IN PART, ON
PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY

     The trust will have the benefit of swap agreements relating to the class
A-2FL certificates and the A-4FL certificates with Merrill Lynch Capital
Services, Inc. Because the class A-2FL REMIC II regular interest and the class
A-4FL REMIC II regular interest each accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans, the ability of the holders of the class A-2FL certificates and the A-4FL certificates, respectively, to obtain the payment of interest at the designated
LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will from time to time depend on payment by the swap counterparty pursuant to each swap agreement. See "Description of the Swap Agreements" in this prospectus supplement.

A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY, AMONG OTHER THINGS, MAY
RESULT IN THE TERMINATION OF THE SWAP AGREEMENTS AND AS A RESULT, THE
PASS-THROUGH RATES ON THE CLASS A-2FL AND A-4FL CERTIFICATES MAY EACH CONVERT TO
THE PASS-THROUGH RATE ON THE CORRESPONDING REMIC II REGULAR INTEREST

     If the swap counterparty's long-term or short-term ratings (or the long-term or short-term ratings of any affiliated entity guaranteeing the obligations of the swap counterparty) fall below the ratings specified under
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement, then: (a) in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreements, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreements; and (b) in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreements.

     If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under either swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under either swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under either swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-2FL certificates or the class A-4FL certificates, as applicable, to enforce the rights of the trustee under that swap agreement as may be permitted by the terms of that swap agreement, including the termination of that swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under each swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one (1) business day following notice thereof. Each swap agreement will provide for other customary events of default and termination events.

                                      S-59

     If a guarantor of the swap counterparty's obligations under each swap agreement is in place, then the ratings requirements of that swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

     If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of either swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-2FL certificates or the class A-4FL certificates, as applicable. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreements, and there can be no assurance that any termination fee payable by the swap counterparty under either swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

     In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to either swap agreement unless it has received from the related class of certificateholders (i.e., the
A-2FL class or the A-4FL class) an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     During the occurrence of a continuing payment default on the part of the swap counterparty under either swap agreement, or if either swap agreement is terminated and no replacement swap counterparty is found, the pass-through rate for the related class of certificates (i.e., the A-2FL class or the A-4FL class)
will convert to the pass-through rate on the corresponding REMIC II regular interest, which is a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. Any such conversion to the pass-through rate on the corresponding REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-2FL certificates or the class A-4FL certificates, as applicable, if notice of the resulting change in payment terms of the class A-2FL certificates or the class A-4FL certificates, as applicable, is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

IF THE PASS-THROUGH RATE OF THE CORRESPONDING REMIC II REGULAR INTEREST IS
LIMITED BY A WEIGHTED AVERAGE OF THE ADJUSTED NET INTEREST RATES ON THE MORTGAGE
LOANS, OR IF INTEREST DISTRIBUTIONS WITH RESPECT TO CORRESPONDING REMIC II
REGULAR INTEREST IS INSUFFICIENT TO MAKE THE REQUIRED PAYMENT TO THE SWAP
COUNTERPARTY, INTEREST DISTRIBUTIONS ON THE CLASS A-2FL OR THE A-4FL
CERTIFICATES, AS APPLICABLE, WILL BE REDUCED

     Interest distributions with respect to each of the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. If, in the case of the class A-2FL REMIC II regular interest, this weighted average coupon drops below
5.2100% per annum, then interest distributions on the class A-2FL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-2FL REMIC II regular interest as a result of that weighted average coupon dropping below 5.2100% per annum. If, in the case of the class A-4FL REMIC II regular interest, this weighted average coupon drops below
5.2100% per annum, then interest distributions on the class A-4FL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-4FL REMIC II regular interest as a result of that weighted average coupon dropping below 5.2100% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest are insufficient to make all required interest payments on that REMIC
II regular interest (for example, as a result of prepayment interest shortfalls), then interest

                                      S-60

distributions on the class A-2FL certificates or the class A-4FL certificates, as applicable, will also be reduced dollar-for-dollar. See "Description of the
Swap Agreements" in this prospectus supplement.

THE SWAP AGREEMENTS MAY BE ASSIGNED

     The swap counterparty may assign its rights and obligations under each swap agreement, provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under that swap agreement.

RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Summary of Prospectus Supplement--The Mortgage Loans and the
Mortgaged Real Properties--Additional Statistical Information" in this prospectus supplement and the discussion in the following seven sub-headings of this "--Risks Related to the Mortgage Loans" subsection.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     One hundred three (103) of the mortgaged real properties, which represent security for approximately 43.4% of the initial mortgage pool balance and approximately 45.5% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Retail Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Forty-nine (49) of the mortgaged real properties, which represent security for approximately 24.3% of the initial mortgage pool balance and approximately
25.5% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Office Properties".

     Ten (10) of the office properties, which secure nine (9) mortgage loans and represent security for approximately 2.9% of the initial mortgage pool balance and approximately 3.1% of the initial loan group 1 balance (loan numbers 34, 37,
62, 79, 86, 109, 138, 150 and 153), are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage
Loans--A Discussion of the

                                      S-61

Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Health Care Related
Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Forty-one (41) of the mortgaged real properties, which represent security for approximately 10.0% of the initial mortgage pool balance and approximately
10.5% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
The mortgaged real property securing one (1) of the mortgage loans (loan number
111) that are secured by hospitality properties is not a franchise of a national or regional hotel chain.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-one (21) of the mortgaged real properties, which represent security for approximately 7.9% of the initial mortgage pool balance (representing security for approximately 3.5% of the initial loan group 1 balance, and approximately 100.0% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Multifamily Rental
Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirteen (13) of the mortgaged real properties, which represent security for approximately 5.0% of the initial pool balance and approximately 5.2% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Sixty-two (62) of the mortgaged real properties, which represent security for approximately 3.2% of the initial mortgage pool balance and approximately
3.4% of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A

                                      S-62

Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY
REDUCE PAYMENTS ON YOUR CERTIFICATES

     One (1) of the mortgaged real properties, which represents security for approximately 0.5% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, is a fee and/or leasehold interest in a manufactured housing community property. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Manufactured Housing Communities, Mobile Home Parks and
Recreational Vehicle Parks".

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Six (6) mortgage loans (loan numbers 11, 29, 46, 53, 127 and 166), representing in the aggregate approximately 3.8% of the initial mortgage pool balance (comprised of five (5) mortgage loans in loan group 1, representing approximately 3.4% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 12.4% of the initial loan group
2 balance), are secured by the related borrower's interest in residential and/or commercial condominium units.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to a condominium declaration, the holders of the remaining units may be responsible for common area maintenance charges that remain unpaid by any particular unit holder.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Therefore, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Further, notwithstanding a

                                      S-63

board of managers' contractual obligations to restore common areas and to maintain casualty insurance coverage, insurance proceeds may not be sufficient to restore damaged common areas and unit owners may not have sufficient funds to pay the complete restoration costs. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance" and "Description of The Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties That May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property.
Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There is No Assurance" in
the accompanying prospectus.

LOANS NOT INSURED OR GUARANTEED

     Generally, the mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any of their respective affiliates or any other person or entity.

     We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

                                      S-64

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans (for example, loan numbers
1, 10, 15, 19, 21, 29, 46, 48, 56, 70, 120, 125 and 148) has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of 120 mortgaged real properties, securing approximately 43.4%
of the initial mortgage pool balance and approximately 45.5% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 55 of those properties, securing approximately 16.4% of the initial mortgage pool balance and approximately 17.2% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of 23 mortgaged real properties, securing approximately 7.6% of the initial mortgage pool balance and approximately 8.0% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time

                                      S-65

and the Related Borrower's Ability to Refinance the Property, of Which There is
No Assurance" in the accompanying prospectus.

THE FAILURE OF A TENANT WILL HAVE A NEGATIVE IMPACT ON SINGLE TENANT PROPERTIES
AND PROPERTIES WITH TENANT CONCENTRATIONS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying prospectus.

     In the case of two (2) mortgage loans (loan numbers 99 and 144), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as K-Mart - Bishop, CA and Grayson Corners Shopping Center,
respectively, which collectively represent approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, K-Mart is a single tenant (at the mortgaged real property securing loan number 99) and a tenant that represents approximately 93.0% of the net rentable area (at the mortgaged real property securing loan number 144). K-Mart filed for bankruptcy protection in January of 2002 and emerged out of bankruptcy in May of
2003. K-Mart is also a tenant at two (2) of the properties securing the mortgage loan (loan number 1) that we identify on Annex A-1 as being secured by the
Galileo NXL Retail Portfolio: namely, the London Marketplace property, where it represents approximately 56.1% of the net rentable area, and the Shops at Seneca
Mall property, where it represents approximately 35.7% of the net rentable area.
In addition, in the case of one (1) mortgage loan (loan number 1), one of the related mortgaged real properties securing that mortgage loan, which is identified on Annex A-1 as Marketplace at Wycliffe, and represents approximately
6.8% of the initial mortgage pool balance and approximately 7.1% of the initial loan group 1 balance, one of the tenants, Winn-Dixie, is currently subject to bankruptcy proceedings.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of

                                      S-66

appropriations (for example, loan number 10, which has the U.S. Army Corps of
Engineers as a tenant). Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO GEOGRAPHIC CONCENTRATION

     Mortgaged real properties located in California, Texas, New York, Florida,
Virginia, Louisiana and North Carolina will represent approximately 20.7%, 7.7%,
7.3%, 6.1%, 5.9%, 5.5% and 5.0%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately 21.7%, 8.0%, 7.7%, 6.4%, 6.2%, 5.8%
and 5.0%, respectively, of the initial loan group 1 balance and, in the case of
North Carolina, approximately 4.8% of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "--Impact of Recent Hurricane
Activity May Adversely Affect the Performance of Mortgage Loans" and "-- Certain
State-Specific Considerations" below and "Risk Factors--Geographic Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying prospectus.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
MORTGAGE LOANS.

     The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama,
Texas and Florida, in the months of August, September and October 2005, may have an adverse economic impact on certain of the mortgaged real properties.
Sixty-six (66) mortgage loans, representing approximately 20.1% of the initial mortgage pool balance, are secured by mortgaged real properties located in
Louisiana, Mississippi, Alabama, Texas and Florida. Although it is too soon to assess the full impact of Hurricanes Katrina, Rita and Wilma on the United
States and local economies, in the short term the effects of the storm are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by these hurricanes (in particular, Hurricanes Katrina and Rita)

                                      S-67

have suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas located in close proximity to the areas directly affected by the hurricane storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-Hurricane levels or that the costs of clean-up will not have a material adverse effect on the local, regional or national economies.

     Because of the difficulty in obtaining information about the affected areas, it is not possible at this time to make a complete assessment of the severity of the extent and expected duration of the economic effects of
Hurricanes Katrina, Rita and Wilma on the mortgaged real properties.

     In the case of one (1) mortgage loan (loan number 11), which is secured by the mortgaged real properties identified on Annex A-1 as the Lodgian Portfolio
4, representing approximately 1.7% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance, one of the eight (8)
hospitality properties securing the mortgage loan and located in Florida sustained damage from hurricanes in 2004. In the wake of Hurricane Frances, the property suffered further damage during renovations. The property thereafter closed for reconstruction at a total cost of approximately $25,000,000. In 2005, the property sustained approximately $150,000 in damages from Hurricane Wilma.
The related mortgage loan seller has been informed that reconstruction is 90%
complete and it is the understanding of the mortgage loan seller that the property is scheduled to reopen in December 2005.

     In the case of one (1) mortgage loan (loan number 113) secured by the mortgaged real property identified on Annex A-1 as Carnivale/Project 84, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, the related mortgaged real property was damaged by hurricane Wilma, including the space of the largest tenant. The borrower is required by the term of the related lease to repair the damage within 90 days. According to the borrower, (i) there is insurance in place to cover the damage, (ii) it is in the process of repairing the damage and
(iii) the tenant has indicated an intent to return to the mortgaged real property once the damage is repaired.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Fifty-three (53) mortgage loans, representing approximately 20.7% of the initial mortgage pool balance and approximately 21.7% of the initial loan group
1 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause

                                      S-68

contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Seventy-nine (79) mortgage loans, representing approximately 35.6% of the initial mortgage pool balance (74 mortgage loans in loan group 1, representing approximately 35.6% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 36.0% of the initial loan group 2 balance), are balloon loans. In addition, 11 mortgage loans, representing approximately 5.5% of the initial mortgage pool balance and approximately 5.8% of the initial loan group 1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property,

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying prospectus.

                                      S-69

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan to be included in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Galileo NXL Retail Portfolio, represents approximately 6.8% of the initial mortgage pool balance. The largest mortgage loan in loan group 1 represents approximately 7.1% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 24.8% of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          25.9% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 27.2% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 70.6% of the initial loan group 2 balance.

     o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          39.7% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group
          1 represent approximately 41.6% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 93.0% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDERS OF THE PARI PASSU AND
SUBORDINATE COMPANION LOANS OF THE GLENDALE GALLERIA MORTGAGE LOAN MAY CONFLICT
WITH YOUR INTERESTS

     The mortgage loan (loan number 3) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Glendale Galleria retail property, which we refer to in this prospectus supplement as the Glendale
Galleria trust mortgage loan, has a cut-off date principal balance of
$153,635,946, representing approximately 5.0% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance. The Glendale
Galleria trust mortgage loan is one of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property, which we refer to in this prospectus supplement as the Glendale Galleria loan combination. The other loans in the Glendale Galleria loan combination will not be included in the trust. The payment priorities between these loans are such that--

     o    the Glendale Galleria trust mortgage loan will be pari passu in right of payment with one of the Glendale Galleria non-trust loans, which we refer to in the prospectus supplement as the Glendale Galleria pari passu non-trust loan, which has an unpaid principal balance of
          $125,702,137 as of the cut-off date, and

                                      S-70

     o    the Glendale Galleria trust mortgage loan and the Glendale Galleria pari passu non-trust loan will generally be senior in right of payment to the remaining Glendale Galleria non-trust loans, which we refer to in this prospectus supplement as the Glendale Galleria subordinate non-trust loans, having an aggregate unpaid principal balance of
          $89,797,409, as of the cut-off date.

     The Glendale Galleria non-trust loans will generally be serviced under the pooling and servicing agreement by the master servicer and the special servicer as if they were mortgage loans in the trust. As described under "Description of the Mortgage Pool--The Loan Combinations--The Glendale Galleria Loan
Combination" in this prospectus supplement, the holders of the loans making up the Glendale Galleria loan combination have entered into two intercreditor agreements, which include provisions to the following effect--

     o    the holder of the Glendale Galleria pari passu non-trust loan has the right to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the Glendale
          Galleria loan combination;

     o    the holder of the most junior Glendale Galleria subordinate non-trust loan that has an unpaid principal balance, net of any appraisal reduction amounts allocable to that loan, that is equal to or greater than 25% of its unpaid principal balance (without taking into consideration any applicable appraisal reduction amount), in some cases together with the holder of the other Glendale Galleria subordinate non-trust loan, will have the right, directly or through a designee, to advise and direct the special servicer with respect to various servicing matters affecting the Glendale Galleria loan combination;

     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the Glendale Galleria trust mortgage loan, the holder of the Glendale Galleria pari passu non-trust loan and the holders of the Glendale Galleria subordinate non-trust loans have the right to purchase the Glendale Galleria trust mortgage loan from the trust at the purchase price set forth in the applicable Glendale Galleria intercreditor agreement; and

     o    the holders of the Glendale Galleria subordinate non-trust loans have cure rights with respect to the Glendale Galleria trust mortgage loan in certain default scenarios.

     In connection with exercising any of the foregoing rights, the holders of the Glendale Galleria non-trust loans may have interests that conflict with your interests.

     See "Description of the Mortgage Pool-- The Loan Combinations-The Glendale
Galleria Loan Combination" and "Servicing of the Mortgage Loans--The Controlling
Class Representative and the Glendale Galleria Controlling Party" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of nine (9) mortgaged real properties, representing security for approximately 3.5% of the initial mortgage pool balance and approximately
3.7% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
Finally, there can be no assurance that any of the

                                      S-71

ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases"
in this prospectus supplement. See also "Risk Factors--Ground Leases Create
Risks for Lenders that Are Not Present When Lending on an Actual Ownership
Interest in a Real Property" and "Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning May Adversely Affect the Use or Value of a Real Property" in the
accompanying prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     Three (3) mortgage loans (loan numbers 3, 60 and 118), which represent approximately 5.0%, 0.5% and 0.2%, respectively, of the initial mortgage pool balance and approximately 5.2%, 0.5% and 0.2%, respectively, of the initial loan group 1 balance are each, individually or with one or more other loans that will not be included in the trust, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing".

     In the case of six (6) other mortgage loans (loan numbers 22, 47, 114, 131,
149 and 161), collectively representing approximately 2.0% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing".

                                      S-72

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of 24 of the mortgage loans (loan numbers 2, 3, 4, 5, 8, 12,
20, 24, 26, 27, 32, 51, 57, 62, 64, 69, 73, 79, 84, 87, 88, 100, 131 and 166),
representing approximately 30.4% of the initial mortgage pool balance, as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing", direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" for additional information regarding the subordinate and additional financing permitted to remain in place or to be incurred under the terms of the mortgage loans.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property.

                                      S-73

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Subordinate Debt Increases the Likelihood
That a Borrower Will Default on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.
The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Seventeen (17) separate groups of mortgage loans, representing approximately 26.7% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

                                      S-74

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance", "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Three (3) of the mortgaged real properties, which represent security for approximately 5.1% of the initial mortgage pool balance (comprised of three
(3) mortgage loans (loan numbers 4, 35 and 97), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Louisiana
Boardwalk, Signature Pavilion and Mainplace Merced, respectively), are each secured by a mortgaged real property that includes a multiplex movie theater, that generates a material portion or, in two (2) cases (loan numbers 35 and 97), consists of the majority of all of the revenue of the subject mortgaged real property. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates",
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--

                                      S-75

Manufactured Housing Community Properties are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" in this prospectus supplement.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying prospectus.

                                      S-76

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

FUTURE CASH FLOW AND PROPERTY VALUES ARE NOT PREDICTABLE

     A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o    economic conditions generally and in the area of the project;

     o    the age, quality, functionality and design of the property;

     o    the degree to which the property competes with other properties in the area;

                                      S-77

     o    changes or continued weakness in specific industry segments;

     o    increases in operating costs;

     o    the willingness and ability of the owner to provide capable property management and maintenance;

     o    the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    the location of a mortgaged real property;

     o    whether a mortgaged real property can be easily converted to alternative uses;

     o    an increase in vacancy rates;

     o    perceptions regarding the safety, convenience and attractiveness of such properties;

     o    vulnerability to litigation by tenants and patrons;

     o    environmental contamination; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the mortgage loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    changes in building codes and other applicable laws.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

                                      S-78

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include 23 mortgage loans, representing approximately 36.0% of the initial mortgage pool balance and approximately 37.7%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers", entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

     Nine (9) of the mortgage loans referred to in the preceding paragraph, representing approximately 13.0% of the initial mortgage pool balance and approximately 13.6% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

                                      S-79

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

     Ten (10) mortgage loans, representing approximately 23.3% of the initial mortgage pool balance and approximately 24.4% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     The borrowers under three (3) of the mortgage loans (loan numbers 117, 151 and 169), which are secured by the mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Monroe Plaza Shopping Center, Storage Depot and 47 Louise Street, respectively, representing approximately 0.2%, 0.1% and less than 0.1%, respectively, of the initial mortgage pool balance, are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                      S-80

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

     Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     With respect to one (1) mortgage loan (loan number 67), which is secured by the mortgaged real property identified on Annex A-1 as Islands Village Shopping
Center, a portion of the mortgaged real property is leased to Goodwill
Industries of Central Arizona, Inc., the anchor tenant at the related mortgaged real property, which is currently building out its space and is not currently in occupancy. Goodwill is expected to begin paying rent in January 2006. The existence of construction or renovation at a mortgaged real property may make such mortgaged real property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Eighteen (18) of the mortgage loans (loan numbers 20, 21, 22, 28, 39, 47,
48, 49, 54, 67, 69, 75, 113, 114, 124, 131, 146 and 159), representing approximately 8.6% of the initial mortgage pool balance and approximately 9.0%
of the initial loan group 1 balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

                                      S-81

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

                                      S-82

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans, for example loan numbers 11, 24, 26, 27, 67 and 81, have a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy.
However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     In the case of one (1) mortgage loan (loan number 12), which is secured by the mortgaged real property identified on Annex A-1 as Tharaldson Portfolio
IIIA, representing approximately 1.7% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance, the sponsor of the mortgage loan and 48 other individuals, together with the Tharaldson Motels,
Inc. Employee Stock Ownership Plan and Trust, are defendants in a breach-of-duty lawsuit filed on December 30, 2004 and generally intended to force the re-formation of the terms and conditions under which the employee stock ownership plan in 1999 acquired and became committed to pay for the controlling interest in Tharaldson Motels, Inc. The plaintiff alleges that the employee stock ownership plan overpaid for its purchase of shares of Tharaldson Motels,
Inc. from Gary Tharaldson and his family members and that proper disclosure was not made in connection with the share purchase. Although currently none of the related borrowers are named in the lawsuit, there can be no assurance that the outcome of such litigation will not have a material adverse affect on the related mortgage loan.

     In the case of one (1) mortgage loan (loan number 81), which is secured by the mortgaged real property identified on Annex A-1 as Marriott-Racine, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, a principal of the related borrower is subject to a personal judgment in the amount of $305,860.66, which was entered on or about December 9, 1997 and of which no enforcement has been sought. Pursuant to an undertaking and indemnity agreement, the related borrower, guarantors and the subject principal have agreed to notify the lender in the event of any attempt by the judgment creditor to enforce the judgment.

                                      S-83

     In the case of one (1) mortgage loan (loan number 100), which is secured by the mortgaged real property identified on Annex A-1 as Hampton Inn - College
Park, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, the related mortgaged real property has been named in a federal discrimination suit, seeking damages of $10,000,000, as a result of an alleged racial discrimination incident that occurred when the related mortgaged real property was owned and managed by another party. At the closing date of the subject mortgage loan, the related mortgage loan seller (based on a review of the related title insurance policy)
was unaware of any instrument being recorded as a lien against the related mortgaged real property in respect of the above-described litigation.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans", "--Representations and

                                      S-84

Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with
Respect to Mortgage Assets" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" "--Certain State-Specific Considerations" in this prospectus supplement. See also "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" in the accompanying prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                      S-85

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of the two (2) mortgage loans secured by the mortgaged real properties identified on Annex A-1 as Paramus-Medical and
International Home Furnishings Center, respectively, which collectively represent approximately 3.6% of the initial mortgage pool balance and approximately 3.7% of the initial loan group 1 balance, the holder of the related mezzanine debt secured by a principal's interest in the related borrower is the related mortgage loan seller, which relationship could represent a conflict of interest.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. See
"--Impact of Recent Hurricane Activity May Adversely Affect the Performance of
Mortgage Loans" above.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which established a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of TRIA, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of

                                      S-86

terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined under TRIA), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates
(unless extended by Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) report on terrorism insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 2005, and the nature and extent of any actions it may take with respect to TRIA, remain to be seen; there can be no assurance that TRIA will be extended, nor that alternative terrorism legislation will be enacted.

     TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, TRIA's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims.
Because nothing in TRIA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     IF THE FEDERAL INSURANCE BACK-STOP PROGRAM REFERRED TO ABOVE IS NOT
EXTENDED OR RENEWED, PREMIUMS FOR TERRORISM INSURANCE COVERAGE WILL LIKELY
INCREASE AND/OR THE TERMS OF SUCH INSURANCE MAY BE MATERIALLY AMENDED TO ENLARGE
STATED EXCLUSIONS OR TO OTHERWISE EFFECTIVELY DECREASE THE SCOPE OF COVERAGE
AVAILABLE (PERHAPS TO THE POINT WHERE IT IS EFFECTIVELY NOT AVAILABLE). IN
ADDITION, TO THE EXTENT THAT ANY POLICIES CONTAIN "SUNSET CLAUSES" (I.E.,
CLAUSES THAT VOID TERRORISM COVERAGE IF THE FEDERAL INSURANCE BACKSTOP PROGRAM
IS NOT RENEWED), THEN SUCH POLICIES MAY CEASE TO PROVIDE TERRORISM INSURANCE
COVERAGE UPON THE EXPIRATION OF THE FEDERAL INSURANCE BACKSTOP PROGRAM.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of

                                      S-87

the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     With respect to one (1) mortgage loan (loan number 127), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the requirement that the borrower maintain insurance against terrorist acts has been waived. In the case of one (1) mortgage loan
(loan number 57), which represents approximately 0.5% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related mortgage loan documents do not require the borrower to obtain terrorism insurance.

     Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

     If such casualty losses are not covered by standard casualty insurance policies and the loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

     OTHER LOAN-SPECIFIC CONSIDERATIONS

     In the case of one (1) mortgage loan (loan number 46), which is secured by the mortgaged real property identified on Annex A-1 as Lindell Towers, representing approximately 0.6% of the initial mortgaged pool balance and approximately 12.4% of the initial loan group 2 balance, the related borrower owns the mortgaged real property (two multifamily student housing buildings) in fee and leases the property to a limited partnership,

                                      S-88

under a master lease. The master lease was structured to let the limited partner of the master lessee claim the rehabilitation tax credit ("RTC") under Section
47 of the Internal Revenue Code of 1986, for which both buildings qualified and which was certified and placed in service in 2004. The RTC is subject to recapture upon the occurrence of certain events within 60 months immediately following the placed-in service date for the mortgage property, including, the transfer, reduction or termination of the limited partner's interests in the master lessee, the transfer, reduction or termination of the master lessee's interest in the subject property, the irreparable destruction of the subject property, and the removal of the subject property from the National Register by the National Park Service or a determination by the National Park Service that the building no longer contributes to a Registered Historic District. In the event of a recapture, the income tax of the limited partner would be increased by a designated percentage of the RTC claimed, based on how long the subject property had been in service. The mortgage lender has executed a subordination, limited non-disturbance, and attornment agreement, whereby the mortgage lender agrees not to disturb the master lessee's interest in the subject property upon foreclosure, unless the mortgage lender determines that: (i) an event of default has occurred and is continuing under the master lease; (ii) a monetary event of default by the related borrower or its affiliates has occurred and is continuing under the related loan documents; or (iii) upon the occurrence of any default under the related loan documents not enumerated in clause (ii) above, the limited partner has replaced the master lessee's general partner with an entity that is not affiliated with the related borrower. Notwithstanding the foregoing, such non-disturbance is effective only until the date which is 60 months immediately following the placed-in service date for the mortgaged real property.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 169 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $3,073,749,461. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

                                      S-89

     For purposes of making distributions with respect to the class A-1, A-1D,
A-2, A-3, A-5, A-SB, A-6 and A-1A certificates, the class A-2FL certificates
(through the class A-2FL REMIC II regular interest) and the class A-4FL certificates (through the class A-4FL REMIC II regular interest), as described under "Description of the Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 156 mortgage loans, representing approximately 95.4% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 13 mortgage loans, representing approximately 4.6% of the initial mortgage pool balance, that are secured by multifamily properties (representing approximately 57.8% of all the mortgage loans secured by multifamily properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $299,242 to $208,000,000, and the average of those cut-off date principal balances is $18,187,867; the cut-off date principal balances of the mortgage loans in loan group 1 range from $299,242 to $208,000,000, and the average of those cut-off date principal balances is $18,800,073; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$2,125,000 to $35,000,000, and the average of those cut-off date principal balances is $10,841,391.

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the Non-Trust Loans, which will not be included in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial

                                      S-90

          mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

     o    unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, the
          Glendale Galleria Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to the Glendale Galleria Trust Mortgage Loan excludes the
          Glendale Galleria Non-Trust Loans;

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of an A/B Loan Combination excludes the related
          B-Note Non-Trust Loan;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 23 mortgage loans, representing approximately 36.0% of the initial mortgage pool balance and approximately 37.7%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been

                                      S-91

limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Twenty (20) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate at least 1%
          of the initial mortgage pool balance.

                                                        NUMBER OF STATES         AGGREGATE      % OF INITIAL
                                                     WHERE THE PROPERTIES      CUT-OFF DATE       MORTGAGE
GROUP                 PROPERTY NAMES                    ARE LOCATED(1)      PRINCIPAL BALANCE   POOL BALANCE
-----   ------------------------------------------   --------------------   -----------------   ------------

  1     Galileo NXL Retail Portfolio and
           Westminster City Center (2)                        14                255,000,000          8.3
        Galileo NXL Retail Portfolio 2                         9                 99,000,000          3.2
                                                                               ------------         ----
        TOTAL                                                 23               $354,000,000         11.5%
                                                                               ============         ====
  2     Branbury Apartments                                    1                 20,000,000          0.7
        Chase Village Apartments                               1                 35,000,000          1.1
                                                                               ------------         ----
        TOTAL                                                  2               $ 55,000,000          1.8%
                                                                               ============         ====
  3     First Energy Office Building                           1                 26,945,400          0.9
        Carmel Woods                                           1                 16,243,944          0.5
                                                                               ------------         ----
        TOTAL                                                  2               $ 43,189,343          1.4%
                                                                               ============         ====
  4     Cornerstone Center                                     1                  7,750,000          0.3
        Green Valley Technical Plaza                           1                 15,000,000          0.5
        Wal-Mart - Villa Rica                                  1                 11,000,000          0.4
        K-Mart - Bishop, CA                                    1                  6,627,945          0.2
                                                                               ------------         ----
        TOTAL                                                  4               $ 40,377,945          1.3%
                                                                               ============         ====

                                      S-92

                                                        NUMBER OF STATES         AGGREGATE      % OF INITIAL
                                                     WHERE THE PROPERTIES      CUT-OFF DATE       MORTGAGE
GROUP                 PROPERTY NAMES                    ARE LOCATED(1)      PRINCIPAL BALANCE   POOL BALANCE
-----   ------------------------------------------   --------------------   -----------------   ------------

  5     Massapequa Shopping Center Portfolio                   1                 24,000,000          0.8
        Bridgeview Plaza                                       1                 10,000,000          0.3
                                                                               ------------         ----
        TOTAL                                                  2               $ 34,000,000          1.1%
                                                                               ============         ====
  6     Fountain Square                                        1                 23,360,000          0.8
        Shallowford Exchange                                   1                  8,000,000          0.3
                                                                               ------------         ----
        TOTAL                                                  2               $ 31,360,000          1.0%
                                                                               ============         ====

----------
(1)  Total represents number of states where properties within the subject group are located.

(2)  The mortgage loan secured by the Galileo NXL Retail Portfolio is cross-collateralized with the mortgage loan secured by the Westminster City
     Center.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. One hundred one (101) of the mortgage loans, representing 65.7%
of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. Sixty-eight (68) of the mortgage loans, representing 34.3% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.6250% per annum to 6.5770% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.2788% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.6250% to 6.5770% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.2800% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.0000% to
5.8750% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.2540% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     One hundred sixty-seven (167) of the mortgage loans, representing approximately 98.9% of the initial mortgage pool balance (154 mortgage loans in loan group 1, representing approximately 98.8% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately
100.0% of the initial loan group 2 balance), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days, and two (2) of the mortgage loans, representing approximately
1.1% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Partial Interest-Only Balloon Loans. Sixty-six (66) of the mortgage loans, representing approximately 39.1% of the initial mortgage pool balance (61 mortgage loans in loan group 1, representing approximately 40.0% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 20.3%

                                      S-93

of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated
maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Twelve (12) of the mortgage loans, representing approximately 19.6% of the initial mortgage pool balance (nine (9)
mortgage loans in loan group 1, representing approximately 18.4% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing approximately 43.8% of the initial loan group 2 balance), require the payment of interest only for the entire term of the subject mortgage loan and the payment of all principal on the maturity date.

     One (1) of the 12 mortgage loans (loan number 41) referred to above, which is secured by the mortgaged real property identified on Annex A-1 as Branbury
Apartments, representing approximately 0.7% of the initial mortgage pool balance and approximately 14.2% of the initial loan group 2 balance, requires interest-only payments for a specified period but provides the related borrower the option of extending the interest-only payments for the entire term of the mortgage loan if a new appraisal of the mortgaged real property reflects a loan-to-value ratio of 70% or less and a debt service coverage ratio of 1.25:1 is achieved.

     Amortizing Balloon Loans. Seventy-nine (79) of the mortgage loans, representing approximately 35.6% of the initial mortgage pool balance (74 mortgage loans in loan group 1, representing approximately 35.6% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 36.0% of the initial loan group 2 balance), are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 79 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only
Balloon Loans" above.

     In the case of one (1) of the 79 mortgage loans referred to above (loan number 107), which is secured by the mortgaged real property identified on Annex
A-1 to this prospectus supplement as the Social Security Administration
Building, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, the related mortgage loan documents provide that the related borrower has a one-time option to prepay the mortgage loan in whole without a penalty on any payment date during the period between the 72nd month of the term of the mortgage loan and prior to the beginning of the 78th month of the term of the mortgage loan if the fair market value of the related mortgaged real property, as determined by an appraisal requested by the borrower, is less than $6,800,000. If the borrower does not prepay the mortgage loan during this period, the mortgage loan, which has an anticipated repayment date and provides for hyper-amortization following that date, will continue to remain outstanding for the remainder of its term.

     ARD Loans. Eleven (11) of the mortgage loans, representing approximately
5.5% of the initial mortgage pool balance and approximately 5.8% of the initial loan group 1 balance, are characterized by the following features:

     o    a maturity date that is more than 20 years following origination;

     o    the designation of an anticipated repayment date that is generally
          5-10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

                                      S-94

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Three (3) of the above-identified 11 ARD loans, representing approximately
3.5% of the initial mortgage pool balance and approximately 3.6% of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Fully Amortizing Loans. One (1) of the mortgage loans, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2%
of the initial loan group 1 balance, is characterized by--

     o    constant monthly debt service payments throughout the substantial term of the mortgage loan; and

                                      S-95

     o    amortization schedules that are approximately equal to the actual terms of the mortgage loan.

     This fully amortizing loan has neither--

     o    an anticipated repayment date; nor

     o    the associated repayment incentives.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. In general (except as described below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to seven payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans", most of the mortgage loans
(146 mortgage loans in loan group 1, representing approximately 94.1% of the initial loan group 1 balance, and thirteen (13) mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Except as described below in the second following sentence, 165 of the mortgage loans, representing approximately 91.0%
of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see
"--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately
99 months (approximately 102 months for the mortgage loans in loan group 1 and approximately 114 months for the mortgage loans in loan group 2). In the case of four (4) mortgage loans (loan numbers 2, 5, 65 and 134), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Ashford Hotel Portfolio, International Home Furnishings Center, Raymour &
Flanigan Showroom and Waterfall Plaza, respectively, representing approximately
5.2%, 3.3%, 0.4% and 0.1%, respectively, of the initial mortgage pool balance, the related borrower may prepay the mortgage loan on any payment date with the payment of yield maintenance formula.

                                      S-96

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

     Prepayment Consideration. Seventeen (17) of the mortgage loans, representing approximately 16.0% of the initial mortgage pool balance and approximately 16.8% of the initial loan group 1 balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid. In the case of four (4)
of the 17 mortgage loans (loan numbers 22, 25, 57 and 69), representing approximately 2.6% of the initial mortgage pool balance and approximately 2.8%
of the initial loan group 1 balance, the related mortgage loan documents provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term unless defeasance would be cheaper (for example in a case where prevailing interest rates are higher than the interest rate of the related mortgage loan), in which case the related borrower is required to defease the related mortgage loan. In the case of two (2) mortgage loans (loan numbers 10 and 53), the borrower may either prepay or defease the related mortgage loan following the initial prepayment lock-out period.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders (or, if allocable to the class
A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest while the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the applicable swap counterparty), in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the accompanying prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

                                      S-97

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

                                      S-98

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

     Mortgage Loans Which May Require Principal Paydowns. Four (4) mortgage loans (loan numbers 77, 117, 142 and 147), representing approximately 0.8% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of the letters of credit and/or cash reserves was
$1,465,000, as determined based on the balances of each letter of credit and/or cash reserve at the time of the closing of each of those mortgage loans.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. One hundred fifty-nine (159) mortgage loans, representing approximately 94.3% of the initial mortgage pool balance (146 mortgage loans in loan group 1, representing approximately 94.1% of the initial loan group 1 balance and 13 mortgage loans in loan group 2, representing approximately 100.0%
of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16)
of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. In the case of two (2) mortgage loans (loan numbers 10 and 53, respectively), which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Stafford Marketplace Shopping Center and Summit Office Park, respectively, representing approximately 2.0% and 0.5%, respectively, of the initial mortgage pool balance and 2.1% and 0.5%, respectively, of the initial loan group 1 balance, the defeasance period and the period during which the mortgage loan may be prepaid with yield maintenance, commence concurrently. See "--Prepayment
Lock-out Periods" in this prospectus supplement. In the case of one (1) mortgage loan (loan number 2), which represents approximately 5.2%, of the initial mortgage pool balance and approximately 5.5% of the initial loan group 1 balance, the related loan documents provide for a yield maintenance period prior to the defeasance period.

     In the case of one (1) mortgage loan (loan number 107), which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Social Security Administration Building, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2%
of the loan group 1 balance, the borrower is permitted to defease the related mortgage loan however, during one specified month in the defeasance period the related mortgage loan may be prepaid without the payment of any prepayment premium or yield maintenance charge if a new appraisal of the mortgaged real property reflects a fair market value less than $6,800,000.

     In the case of one (1) mortgage loan (loan number 13), which is secured by the mortgaged real property identified on Annex A-1 as Quads 345/Allred Cotton
Center, representing approximately 1.7% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance, the related loan documents permit a parcel to be defeased and released if, after the occurrence of a casualty, the lender does not make

                                      S-99

insurance proceeds available to the related borrower and the related borrower satisfies certain conditions in the related loan documents including, among others--

     o    the release property and remaining properties conform with all zoning and use laws;

     o    the release property and remaining properties constitute separate tax lots;

     o    delivery of updated surveys of the release parcel and remaining properties;

     o    delivery of an amended legal description and title endorsements from the title company as required by the lender;

     o    the related borrower's completion of defeasance in accordance with the loan documents; and

     o    the release does not occur within 90 days before or after a securitization.

     Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. Twenty-one (21) mortgage loans, representing approximately 35.0% of the initial mortgage pool balance and approximately 36.6% of the initial loan group 1 balance, permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

                                      S-100

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

     Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance.

     Collateral Substitution.

     In the case of one (1) mortgage loan (loan number 2), which is secured by the mortgaged real property identified on Annex A-1 as Ashford Hotel Portfolio, representing approximately 5.2% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions including, among others--

     o    after giving effect to the property substitution, the debt service coverage ratio for the subject mortgage loan, as determined by the lender, for the 12-month period immediately preceding the date of such substitution shall be no less than the greater of (i) 1.46:1:00 and
          (ii) the debt service coverage ratio with respect to the subject mortgage loan for the 12-month period immediately preceding the date of such substitution;

     o    the related borrower must deliver an appraisal indicating that the value of the substitute property is of equal or greater value than the value of the release parcel at the time of the property substitution;

     o    the net operating income, as determined by the lender, for the substitute property shall equal or exceed the net operating income, as determined by the lender, for the release parcel for the 12-month period immediately preceding the date of the property substitution;

     o    the substitution parcel shall be fully constructed and operating for a minimum of 12 months as a limited or full service hotel property; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

     In the case of one (1) mortgage loan (loan number 1), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Galileo NXL Retail Portfolio, representing approximately 6.8% of the initial mortgage pool balance and approximately 7.1% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

     o    delivery to the lender of an appraisal indicating a fair market value of the substitute property that will result in a loan-to-value ratio based upon the allocated loan amount for the release property less than the lesser of (i) 72.5% and (ii) the loan-to-value for the release property based upon such appraisal and the allocated loan amount for the release property;

     o    after giving effect to the substitution, the DSCR of the loan is at least equal to the greater of (i) the DSCR for the loan for the twelve
          (12) month period immediately preceding the substitution and (ii)
          1.83x;

     o    the net operating income, as determined by the lender, for the substitute property shall equal or exceed the net operating income, as determined by the lender, for the release property for the twelve-month period immediately preceding the date of property substitution; and

                                      S-101

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 6), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Galileo NXL Retail Portfolio 2, representing approximately 3.2% of the initial mortgage pool balance and approximately 3.4% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

     o    delivery to the lender of an appraisal indicating a fair market value of the substitute property that will result in a loan-to-value ratio based upon the allocated loan amount for the release property less than the lesser of (i) 73.1% and (ii) the loan-to-value for the release property based upon such appraisal and the allocated loan amount for the release property;

     o    after giving effect to the substitution, the DSCR of the loan is at least equal to the greater of (i) the DSCR for the loan for the twelve
          (12) month period immediately preceding the substitution and (ii)
          1.82x;

     o    the net operating income, as determined by the lender, for the substitute property shall equal or exceed the net operating income, as determined by the lender, for the release property for the twelve-month period immediately preceding the date of property substitution; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 3), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Glendale Galleria, representing approximately 5.0% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

     o    the release parcel must either be (i) vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas or (ii) a specific parcel contemplated by the loan documents;

     o    the substitute parcel to be acquired by the related borrower must be described in the loan documents or another parcel reasonably equivalent in use, value and condition to the release parcel as established by a letter of value provided by the related borrower from an appraiser;

     o    if the substitute parcel is acquired pursuant to a ground lease, the ground lease shall satisfy all of the then-current criteria of S&P for financeable ground leases and related borrower must deliver to the lender an estoppel letter from the ground lessor in a form which shall satisfy all of the then-current criteria of S&P for ground lease estoppel letters;

     o    related borrower must deliver environmental reports and physical condition reports as required the lender; and

     o    related borrower must deliver title insurance, title endorsements, mortgage and other customary loan documents in favor of the lender covering the substitute property.

     In the case of one (1) mortgage loan (loan number 12), identified on Annex
A-1 as being secured by the mortgaged real properties known as Tharaldson
Portfolio III A, representing approximately 1.7% of the initial mortgage pool balance and approximately 1.8%, of the initial loan group 1 balance, the related borrower may

                                      S-102

substitute certain of the mortgaged real properties, all of which are limited service hotels, with properties of like kind and quality upon satisfaction of certain conditions set forth under the related loan documents, including
(without limitation)--

     o    the debt service coverage ratio for the aggregate of all individual properties, for the fiscal quarter then most recently ended, will be no less than the greater of (i) the debt service coverage ratio at closing and (ii) the debt service coverage ratio immediately prior to the property substitution,

     o    the current value of the proposed substitute mortgaged real property will equal or exceed the greater of (i) the initial value of the property being replaced and (ii) the current market value of the property being replaced immediately prior to the substitution,

     o    no substitute property is located in (i) the state of Texas or (ii)
          any area that would increase the MSA Ratio for such area to over 25%, and,

     o    the receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates.

     "MSA Ratio" means the ratio of (a) the aggregate of the allocated loan amounts for the individual properties (including the proposed substitute mortgaged real property) located in the greater metropolitan area of the proposed substitute mortgaged real property to (b) the loan amount.

     Releases Other Than in Connection With Defeasance. In the case of one (1)
mortgage loan (loan number 9), which is secured by the mortgaged real property identified on Annex A-1 as Lowe Tyson's Corner, representing approximately 2.2%
of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance, the related loan documents permit designated parcels to be released upon satisfaction of certain conditions set forth in the related loan documents including--

     o    payment to the lender of the applicable release price, yield maintenance premium and all other fees due under the related loan documents;

     o    in the event the applicable release parcel is the last designated release parcel, payment to the lender of an amount equal to all principal and interest due under the loan, a yield maintenance premium and all other fees due under the related loan documents;

     o    certification from each rating agency that the release will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates;

     o    after giving effect to the release, the debt service coverage ratio for the subject mortgage loan, as determined by the lender, is not less than the debt service coverage ratio for the subject mortgage loan as of the date immediately preceding the release; and

     o    satisfaction of specified loan-to-value tests.

     In the case of one (1) mortgage loan (loan number 15), which is secured by the mortgaged real property identified on Annex A-1 as Westminster City Center, representing approximately 1.5% of the initial mortgage pool balance and approximately 1.6% of the initial loan group 1 balance, the related loan documents permit a designated parcel (A) to be sold by the related borrower to a tenant pursuant to a lease affecting the related property and (B) to be released from the lien of the related mortgage upon satisfaction of certain conditions in the related loan documents including--

     o    thirty days' notice to the lender;

     o    delivery to the lender of an officer's certificate stating that the release conditions in the related lease and loan documents have been satisfied;

                                      S-103

     o    no event of default has occurred and is continuing;

     o    delivery to the lender of evidence showing that the release parcel and remaining property are legally subdivided for zoning purposes and are separate tax lots;

     o    delivery to the lender of evidence that the release parcel is not necessary for the legal use of the remaining property;

     o    delivery to the lender of legal descriptions and ALTA surveys for the release parcel and the remaining property;

     o    delivery to the lender of a title endorsement certifying that the release does not change the priority of the lender's mortgage in the remaining property;

     o    payment of the lender's reasonable costs in connection with the release; and

     o    if the debt service coverage ratio fails certain tests, borrower shall pay to the lender, as additional collateral under the loan, the purchase price paid by the tenant to the related borrower until such time as the debt service coverage ratio tests are satisfied.

     In the case of one (1) mortgage loan (loan number 29), which is secured by the mortgaged real property identified on Annex A-1 as Greenwich Avenue
Portfolio, representing approximately 0.8% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, the related loan documents permit the release of a designated parcel if it is purchased pursuant to the related condominium declaration and upon satisfaction of certain conditions in the related loan documents, including--

     o    payment to the lender of the applicable release price, yield maintenance premium and all other fees due under the related loan documents,

     o    delivery to the lender of evidence that the option holder has exercised its purchase option pursuant to the related condominium declaration,

     o    delivery to the lender of evidence that the release unit and remaining property are legally subdivided parcels and that each unit complies with all applicable zoning laws,

     o    confirmation from each rating agency that the release will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates,

     o    delivery to the lender of updated surveys and condominium documents,

     o    delivery to the lender of a title endorsement certifying that the release does not change the priority of the lender's mortgage in the remaining property,

     o    payment of the lender's reasonable costs in connection with the release, and

     o    satisfaction of specified loan-to-value and debt service coverage ratio tests.

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this prospectus supplement.

                                      S-104

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                      % OF                           CUT-OFF
                                  NUMBER OF                          INITIAL                           DATE
                                  MORTGAGE                   % OF     LOAN                          PRINCIPAL          CUT-OFF
                                   LOANS/                   INITIAL  GROUP 1                         BALANCE            DATE
                                  MORTGAGED  CUT-OFF DATE  MORTGAGE MORTGAGE              PROPERTY     PER               LTV
                       MORTGAGE     REAL       PRINCIPAL     POOL     POOL     PROPERTY     SIZE     SF/UNIT  DSCR(2) RATIO(2)
      LOAN NAME      LOAN SELLER PROPERTIES     BALANCE     BALANCE  BALANCE     TYPE    SF/UNIT(1)   (2)(3)    (3)      (3)
-------------------- ----------- ---------- -------------- -------- -------- ----------- ---------- --------- ------- --------

Galileo NXL Retail
   Portfolio and
   Westminster City
   Center (4)            MLML       2/19(4) $  255,000,000    8.3%     8.7%  Retail       3,482,988       73   1.76     72.4
Ashford Hotel
   Portfolio             MLML       1/10       160,490,000    5.2      5.5   Hospitality      1,703   94,240   1.51     76.0
Glendale Galleria(5)     MLML       1/1        153,635,946    5.0      5.2   Retail         660,671      423   1.88     44.3
Louisiana Boardwalk      CRF        1/1        128,000,000    4.2      4.4   Retail         544,175      235   1.26     79.0
International Home    IXIS Real
   Furnishings         Estate
   Center(5)         Capital Inc.   1/1        100,000,000    3.3      3.4   Other        2,706,510       37   6.16     30.1
Galileo NXL Retail
   Portfolio 2           MLML       1/13        99,000,000    3.2      3.4   Retail       1,588,089       62   1.83     73.1
Chase Manhattan
   Centre                CRF        1/1         97,293,655    3.2      3.3   Office         441,341      220   1.27     79.1
Younan Portfolio -
   Dallas                CRF        1/3         80,000,000    2.6      2.7   Office       1,005,787       80   1.38     71.4
U-Haul Self Storage
   Portfolios V, VI                                                          Self
   and VII (4)           MLML       3/56(4)     77,481,552    2.5      2.6   Storage      1,149,205       67   1.46     73.9
Lowe Tyson's Corner      MLML       1/2         68,000,000    2.2      2.3   Office         431,861      157   1.26     67.3
                                  ------    --------------   ----     ----                                     ----     ----
TOTAL/WEIGHTED
   AVERAGE..........              13/107    $1,218,901,153   39.7%    41.6%                                    1.95X    66.9%
                                  ======    ==============   ====     ====                                     ====     ====

----------
(1)  Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

(2)  In the case of the Glendale Galleria Trust Mortgage Loan, the cut-off date principal balance per square foot, the debt service coverage ratio and the cut-off date loan-to-value ratio, were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the
     Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu
     Non-Trust Loan, excluding the annualized debt service payable under the
     Glendale Galleria subordinate non-trust loans and, in the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the cut off date principal balance of the Glendale
     Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust
     Loan, not taking into account the principal balances of the Glendale
     Galleria subordinate non-trust loans.

                                      S-105

(3)  In the case of the U-Haul self-storage portfolios, (a) the weighted average debt service coverage ratio and the weighted average cut-off date loan-to-value ratio of the mortgage loans making up that
     cross-collateralized loan group are presented and (b) the cut-off date principal balance per square foot was determined by dividing the aggregate cut-off date principal balance of those three (3) mortgage loans by the aggregate square feet of all the related mortgaged real properties.

(4)  Group of cross-collateralized mortgage loans.

(5)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the subject mortgage loan has credit characteristics consistent with an investment grade rated obligation.

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

     General. The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

               MORTGAGE LOANS THAT ARE                  RELATED PARI PASSU    RELATED SUBORDINATE        U/W DSCR (NCF)
              PART OF A LOAN COMBINATION                  NON-TRUST LOANS       NON-TRUST LOANS         AND CUT-OFF DATE
-----------------------------------------------------   ------------------   --------------------    LOAN-TO-VALUE RATIO OF
MORTGAGED REAL PROPERTY                                                                             ENTIRE LOAN COMBINATION
        NAME                                                                                        -----------------------
(AS IDENTIFIED ON ANNEX   CUT-OFF DATE   % OF INITIAL                                                          CUT-OFF DATE
A-1 TO THE ACCOMPANYING     PRINCIPAL      MORTGAGE           ORIGINAL             ORIGINAL         U/W NCF   LOAN-TO-VALUE
 PROSPECTUS SUPPLEMENT)      BALANCE     POOL BALANCE    PRINCIPAL BALANCE     PRINCIPAL BALANCE      DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------

1. Glendale Galleria      $153,635,946       5.0%           $126,000,000     $40,000,000 (B Note)    1.38x        58.6%
                                                                             $50,000,000 (C Note)
2. The Shoppes at
      Plantation          $ 14,025,000       0.5%           $          0     $   875,000             1.09x        84.4%
3. Columbia IV
      Shopping Center     $  5,325,000       0.2%           $          0     $   335,000             1.07x        84.5%

                                      S-106

The Glendale Galleria Loan Combination.

     General. The Glendale Galleria Mortgage Loan, which has a cut-off date principal balance of $153,635,946, representing approximately 5.0% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Glendale
Galleria Loan Combination, which consists of that mortgage loan and multiple
Non-Trust Loans, namely the Glendale Galleria Pari Passu Non-Trust Loan and the
Glendale Galleria Subordinate Non-Trust Loans. The Glendale Galleria Non-Trust
Loans will not be included in the trust. Each of those mortgage loans is secured by the same mortgage instrument encumbering the Glendale Galleria Mortgaged
Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Glendale Galleria
Loan Combination are governed by the Glendale Galleria Intercreditor Agreement.
An amortization schedule for the Glendale Galleria Mortgage Loan is contained in
Annex A-3 to this prospectus supplement.

     Priority of Payments. Pursuant to the Glendale Galleria Intercreditor
Agreement, prior to the occurrence and continuance of a Glendale Galleria
Triggering Event, collections on the Glendale Galleria Loan Combination
(excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Glendale Galleria
Subordinate Non-Trust Loan following a defeasance of the Glendale Galleria
Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pro rata and pari passu basis) in an amount equal to all accrued and unpaid interest on their respective principal balances (net of related master servicing fees);

     o    second, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis) in amounts equal to scheduled principal payments due in respect of those loans and their respective pro rata portions (based on their respective principal balances immediately prior to the date of payment) of other principal payments attributable to the Glendale Galleria Loan
          Combination in accordance with the related loan documents;

     o    third, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to (a) the aggregate amount of all payments made by the holders thereof in connection with the exercise of their cure rights, (b) all accrued and unpaid interest on their respective principal balances (net of related master servicing fees) and (c) scheduled principal payments due in respect of those loans and their respective pro rata portions (based on their respective principal balances immediately prior to the date of payment) of all other principal payments attributable to the Glendale
          Galleria Loan Combination in accordance with the related loan documents;

                                     S-107

     o    fourth, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis), any yield maintenance premium due in respect of those loans under the related loan documents;

     o    fifth, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to the yield maintenance premiums due in respect of those loans under the related loan documents;

     o    sixth, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          Glendale Galleria Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

     o    seventh, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the Glendale Galleria
          Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

     o    eighth, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Glendale Galleria Borrower.

     Pursuant to the Glendale Galleria Intercreditor Agreement, subsequent to the occurrence and during the continuation of a Glendale Galleria Triggering
Event, collections on the Glendale Galleria Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Glendale Galleria Subordinate Non-Trust
Loan following a defeasance of the Glendale Galleria Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to accrued and unpaid interest on their respective principal balances (net of related master servicing fees);

     o    second, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis), principal payments, until their respective principal balances have been reduced to zero;

     o    third, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, amounts equal to (a) the aggregate amount of all payments made by the holders thereof in connection with the exercise of their cure rights, (b) accrued and unpaid interest on their respective principal balances (net of related master servicing fees) and (c) principal payments until their respective principal balances have been reduced to zero;

     o    fourth, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis), any yield maintenance premium due in respect of those loans under the related loan documents;

     o    fifth, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to any yield maintenance premiums due in respect of those loans under the related loan documents;

                                     S-108

     o    sixth, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          Glendale Galleria Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

     o    seventh, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the Glendale Galleria
          Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

     o    eighth, to the Glendale Galleria Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Glendale Galleria Borrower.

     Consent Rights. Under the Glendale Galleria Intercreditor Agreement, the
Glendale Galleria Controlling Party will be entitled to consult with the special servicer and the special servicer may not take any of the following actions without the consent of the Glendale Galleria Controlling Party; provided that, with respect to the actions described in the third, fifth and seventh bullets below, if the Glendale Galleria Controlling Party is the holder of the Glendale
Galleria Subordinate Non-Trust Loan designated as "Note C" under the Glendale
Galleria Intercreditor Agreement, the consent of the holder of the other
Glendale Galleria Subordinate Non-Trust Loan will be required:

     o    any modification of, or waiver with respect to (a) the material payment terms of the Glendale Galleria Loan Combination, (b) any provision of the related loan documents that restricts the Glendale
          Galleria Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the
          Glendale Galleria Loan Combination;

     o    any acceptance of an assumption agreement releasing the Glendale
          Galleria Borrower from liability under the Glendale Galleria Loan
          Combination;

     o    any release of any portion of the Glendale Galleria Mortgaged Property
          (other than in accordance with the terms of the related loan documents);

     o    any determination to cause the Glendale Galleria Mortgaged Property to comply with environmental laws;

     o    any acceptance of substitute or additional collateral for the Glendale
          Galleria Loan Combination (other than in accordance with the terms thereof);

     o    any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

     o    any proposed sale of the Glendale Galleria Mortgaged Property after it becomes REO Property;

     o    any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if approval is required by the related loan documents;

     o    any approval of a material capital expenditure if approval is required under the related loan documents;

     o    any replacement of the property manager, if approval is required by the related loan documents;

     o    any approval of the incurrence of additional indebtedness secured by the Glendale Galleria Mortgaged Property, if approval is required under the related loan documents; and

                                     S-109

     o    any adoption or approval of a plan in bankruptcy by the Glendale
          Galleria Borrower.

     In addition, the prior consent of the Glendale Galleria Controlling Party and, if the Glendale Galleria Controlling Party is the holder of the Glendale
Galleria Subordinate Non-Trust Loan designated as "Note C" under the Glendale
Galleria Intercreditor Agreement, the consent of the holder of the other
Glendale Galleria Subordinate Non-Trust Loan, will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the Glendale Galleria
Loan Combination.

     Consultation Rights. Under the Glendale Galleria Intercreditor Agreement,
each holder of a Glendale Galleria Non-Trust Loan that is not the Glendale
Galleria Controlling Party will have the right to be consulted on a non-binding basis with respect to the servicing of the Glendale Galleria Loan Combination.

     Purchase Option. The Glendale Galleria Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
Glendale Galleria Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Glendale Galleria Loan Combination becomes delinquent, (c) another event of default exists with respect to the Glendale
Galleria Loan Combination, then (if a holder of a Glendale Galleria Subordinate
Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default shall be continuing), the holders of the Glendale Galleria Pari Passu Non-Trust Loan and Glendale Galleria
Subordinate Non-Trust Loans have the option to purchase the Glendale Galleria
Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the Glendale Galleria Mortgage Loan, together with all accrued and unpaid interest on those loans, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimburseable to any party to the pooling and servicing agreement.

     Cure Rights. In the event that the Glendale Galleria Borrower fails to make any scheduled payment due under the related loan documents, the Glendale
Galleria Subordinate Noteholders will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the Glendale
Galleria Borrower, the Glendale Galleria Subordinate Noteholders will have 10 business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the Glendale
Galleria Borrower, the Glendale Galleria Subordinate Noteholders will have 30 days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but a Glendale Galleria Subordinate Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 90 days.

     Without the prior written consent of the holders of the Glendale Galleria
Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, the
Glendale Galleria Subordinate Noteholders will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12-
month period.

The Columbia IV Shopping Center Loan Combination and the Shoppes at Plantation
Loan Combination.

     General. There are two (2) A-Note Trust Mortgage Loans, which respectively represent approximately 0.5% and 0.2% of the initial mortgage pool balance and approximately 0.5% and 0.2% of the initial loan group 1 balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement The Shoppes at Plantation and Columbia IV Shopping Center,
respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note
Non-Trust Loan. In each case, the aggregate debt consisting of the A-Note Trust
Mortgage Loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute an A/B Loan Combination, is secured by a single

                                     S-110

mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the A-Note Trust Mortgage Loans in the trust fund. Each of the
B-Note Non-Trust Loans was sold immediately after origination to CBA Mezzanine
Capital Finance, LLC, and will not be included in the trust fund.

     In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date and prepayment structure as the related A-Note Trust Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each
A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note Trust Mortgage Loan and does not take into account the related B-Note Non-Trust Loan.

     The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as a Loan Combination
Intercreditor Agreement. The servicing and administration of each A-Note Trust
Mortgage Loan (and, to the extent described below, the related B-Note Non-Trust
Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note Non-Trust Loan following the occurrence of certain events of default with respect to the related A/B Loan Combination described in the related Loan
Combination Intercreditor Agreement. The following describes certain provisions of the Loan Combination Intercreditor Agreements.

     Priority of Payments. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to an A/B Loan Combination, the borrower under the subject A/B Loan
Combination will be required to make separate payments of principal and interest to the holder of the related A-Note Trust Mortgage Loan and B-Note Non-Trust
Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents;
provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to an A/B Loan
Combination, then all amounts tendered by the borrower on the related B-Note
Non-Trust Loan will be subordinated to all payments due with respect to the subject A-Note Trust Mortgage Loan and the amounts with respect to the applicable A/B Loan Combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer, the trustee or the fiscal agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the trust, in an amount equal to interest (other than default interest) due with respect to the subject A-Note Trust
          Mortgage Loan;

     o    fourth, to the trust, in an amount equal to the principal balance of the subject A-Note Trust Mortgage Loan until paid in full;

     o    fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject A-Note Trust
          Mortgage Loan;

                                     S-111

     o    sixth, to the holder of the related B-Note Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related B-Note Non-Trust Loan;

     o    seventh, to the holder of the related B-Note Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related B-Note Non-Trust Loan;

     o    eighth, to the holder of the related B-Note Non-Trust Loan, in an amount equal to the principal balance of the related B-Note Non-Trust
          Loan until paid in full;

     o    ninth, to the holder of the related B-Note Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related B-Note Non-Trust Loan;

     o    tenth, to the trust and the holder of the related B-Note Non-Trust
          Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject A-Note Trust Mortgage Loan and the related
          B-Note Non-Trust Loan, respectively; and

     o    eleventh, any excess, to the trust and the holder of the related
          B-Note Non-Trust Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related B-Note
          Non-Trust Loan is equal to zero, then based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless an A/B Material Default
exists, payments of principal and interest with respect to each B-Note Non-Trust
Loan will be made directly by the borrower to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to an
A/B Loan Combination, giving rise to special servicing fees, at a time when no
A/B Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to an A/B Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the related B-Note
Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related A/B Loan Combination, then all payments to the trust, as the holder of the related A-Note Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the related A-Note Trust
Mortgage Loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related A-Note
Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

                                     S-112

     So long as an A/B Material Default has not occurred with respect to an A/B
Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default)
collect and distribute payments for both the related A-Note Trust Mortgage Loan and the B-Note Non-Trust Loan according to the sequential order of priority provided for in the related Loan Combination Intercreditor Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under "--Consent
Rights" and "--Purchase Option"), the holder of a B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan Combination.

     The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an A-Note Trust Mortgage
Loan or the related loan documents, is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related Loan Combination Intercreditor Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related A/B
Loan Combination after the expiration of the right of the holder of the B-Note
Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note
Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the
Servicing Standard. The holder of a B-Note Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject
B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the related Loan Combination Intercreditor Agreement, the holder of a B-Note Non-Trust Loan will have the right to purchase the related
A-Note Trust Mortgage Loan at a purchase price determined under the Loan
Combination Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Trust
Mortgage Loan (excluding any default interest or other late payment charges),
(c) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Combination by the master servicer or special servicer, (e)
any interest on any unreimbursed P&I advances made by the master servicer, the trustee or the fiscal agent with respect to the A-Note Trust Mortgage Loan, (f)
any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and
(g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan Combination together with advance interest thereon.

     Cure Rights. The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related A/B Loan Combination.

                                     S-113

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in December 2005, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent in the
12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in December 2005, without giving effect to any applicable grace period.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    One hundred twenty-one (121) of the mortgaged real properties, securing approximately 43.9% of the initial mortgage pool balance and approximately 46.0% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Twenty-three (23) of the mortgaged real properties, securing approximately 7.6% of the initial mortgage pool balance and approximately 8.0% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    One (1) of the mortgaged real properties (loan number 135), representing security for approximately 0.1% of the initial mortgage pool balance and 3.1% of the initial loan group 2 balance, is a multifamily rental property that receives rent subsidies from the
          United States Department of Housing and Urban Development under its
          Section 8 housing program.

     o    Four (4) of the mortgaged real properties (securing loan numbers 18,
          41, 46 and 98), which are identified on Annex A-1 to this prospectus supplement as Chase Village Apartments, Branbury Apartments, Lindell
          Towers and Campus Walk Apartments, respectively, representing approximately 2.6% of the initial mortgage pool balance and approximately 56.1% of the initial loan group 2 balance, are multifamily rental properties that have a material tenant
          concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities. These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding..

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. For instance, in the case of one (1)
          mortgage loan (loan number 89), which is secured by the mortgaged real property

                                     S-114

          identified on Annex A-1 as Cornerstone Center), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3%, of the initial loan group 1 balance, the anchor tenant, Borders, Inc., at the mortgaged real property is in the process of relocating its store across the street and has executed an assignment of lease with Lane Home Furnishings. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact the related tenant's ability to fulfill its obligations under its respective lease.

     Ground Leases. In the case of each of 13 mortgaged real properties securing, in whole or partially, 13 mortgage loans, which represent approximately 24.0% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 25.0% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
3.2% of the initial loan group 2 balance), the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 20 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee. In the case of one (1) mortgage loan (loan number
154), which is secured by the mortgaged real property identified on Annex A-1 as
CVS Thibodaux, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, the related ground lease term extends approximately 10 years after the final maturity date of the mortgage loan.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying prospectus.

     Additional and Other Financing.

     Additional Secured Debt. In the case of the Glendale Galleria Trust
Mortgage Loan, the related mortgage also secures the Glendale Galleria Non-Trust
Loans, which will not be included in the trust fund. See "--The Glendale
Galleria Loan Combination" above for a description of certain aspects of the
Glendale Galleria Loan Combination.

     In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the trust fund. See "--The Loan Combinations" above for a description of certain aspects of the related A/B Loan Combinations.

     In the case of one (1) mortgage loan (loan number 22), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Oak Brook International Office Center, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.0%, of the initial loan group
1 balance, the related mortgaged real property is encumbered by a second lien in the amount of $9,600,000 that is an inter-company loan.

     In the case of one (1) mortgage loan (loan number 161), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Mondo Building, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1%, of the initial loan group 1 balance, the related mortgaged real property is encumbered by a second lien in the amount of
$1,200,000.

     In the case of one (1) mortgage loan (loan number 131), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Osco Plaza, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.2%, of the initial loan group 1 balance, (A) the related borrower has

                                     S-115

the option to encumber the mortgaged real property with a second lien to secure additional subordinated debt or (B) a newly formed special purpose entity, which will be the 100% owner of the borrower, may pledge its interest to secure additional subordinated debt (i.e. mezzanine debt), provided, in each case, that certain conditions specified in the loan agreement are satisfied, including: (i)
the aggregate amount of the mortgage loan and the subordinate debt (either the secured subordinate debt or the mezzanine debt) will not exceed 85% of the fair market value of the mortgaged real property, (ii) the aggregate debt service coverage ratio at all times (assuming that either the secured subordinate debt or the mezzanine debt is fully advanced) is at least 1.15:1 and (iii) the assumed debt service coverage ratio at all times (assuming that either the secured subordinate debt or the mezzanine debt is fully advanced) is at least
0.90:1.

     In the case of two (2) mortgage loans (loans number 47 and 114), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Pageantry West Office Park and Flamingo Self Storage,
respectively, collectively representing approximately 0.7% of the initial mortgage pool balance and approximately 0.8%, of the initial loan group 1 balance, each of the related mortgage loan documents permit the related borrower to encumber the related mortgaged real property with a second lien to secure additional subordinated debt, provided that certain conditions specified in the applicable loan agreement are satisfied, including: (i) the related borrower maintains a minimum aggregate debt service coverage ratio (including the related subordinate debt) of at least 1.25:1 based on actual loan constant, (ii) the related borrower maintains a minimum aggregate debt service coverage ratio
(including the related subordinate debt) of at least 1.00:1 based on a 9.25%
loan constant, (iii) the aggregate loan to value ratio (including the related subordinate debt) does not exceed 75% of the appraised value of the applicable mortgaged real property and (iv) the applicable subordinate lender executes an intercreditor agreement on the lender's form.

     In the case of one (1) mortgage loan (loan number 149), which is secured by the mortgaged real property identified on Annex A-1 as Regents Plaza, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, the related borrower is permitted to obtain secured secondary financing that will be secured by the related mortgaged real property subject to the satisfaction of certain conditions, including--

     o    subordination of the second mortgage loan pursuant to an
          intercreditor, subordination and standstill agreement,

     o    approval by the senior mortgage lender of all material terms of the secured secondary financing and all terms and provisions of the loan documents evidencing the second mortgage loan,

     o    the combined loan-to-value ratio of the senior mortgage loan and the second mortgage loan does not exceed 65% as of the date of the making of the second mortgage loan,

     o    the combined debt service coverage ratio for the senior mortgage loan and the second mortgage loan is at least 1.25:1 as of the date of the making of the second mortgage loan, and

     o    all payments in connection with the second mortgage loan may be made solely from the excess cash remaining after periodic payments are made in respect of the senior mortgage loan pursuant to the related loan documents.

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.

     Mezzanine Debt. We are aware that in the case of four (4) mortgage loans, representing approximately 11.2% of the initial mortgage pool balance and approximately 11.7% of the initial loan group 1 balance, the

                                     S-116

owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as described below--

     o    In the case of one (1) mortgage loan (loan number 3), which is secured by the mortgaged real property identified on Annex A-1 as Glendale
          Galleria, representing approximately 5.0% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance, the sole member of the borrower has pledged 100% of its ownership interest in the borrower to secure a mezzanine loan with an original principal balance of $30,000,000. The originating lender funded the mezzanine loan simultaneously with the origination of the mortgage loan and then transferred the mezzanine loan to a new mezzanine lender. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the new mezzanine lender, under which the new mezzanine lender:

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an acceptable non-consolidation opinion, and

          2.   has subordinated and made junior its related mezzanine loan to the Glendale Galleria trust mortgage loan (other than as to its interest in the pledged collateral) and has the option to
               purchase the Glendale Galleria trust mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure such default.

     o    In the case of one (1) mortgage loan (loan number 5), which is secured by the mortgaged real property identified on Annex A-1 as
          International Home Furnishings Center, representing approximately 3.3%
          of the initial mortgage pool balance and approximately 3.4% of the initial loan group 1 balance, the sole member of the borrower has pledged its ownership interests in the borrower and entered into a revolving credit line agreement with the related mortgage loan seller, as mezzanine lender, with a maximum amount of $25,000,000. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender has subordinated its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     o    In the case of one (1) mortgage loan (loan number 8), which is secured by the mortgaged real property identified on Annex A-1 as Younan
          Portfolio - Dallas, representing approximately 2.6% of the initial mortgage pool balance and approximately 2.7% of the initial loan group
          1 balance, the 100% direct or indirect interest in the related borrower was pledged to secure a mezzanine loan with an original principal balance of $7,660,000. The mezzanine loan was made by the related mortgage loan seller and was transferred to Crescent Real
          Estate Capital, L.P., as mezzanine lender and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an acceptable
               non-consolidation opinion, and

                                     S-117

          2.   has subordinated its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     o    In the case of one (1) mortgage loan (loan number 79), which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Paramus-Medical, representing approximately
          0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the 100% direct or indirect interest in the related borrower was pledged to secure a mezzanine loan with an original principal balance of $850,000. The mezzanine loan is currently held by the related mortgage loan seller, as mezzanine lender, and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral (or the transfer of the title is to the mezzanine lender or its affiliate) and the replacement property manager and if a non-consolidation opinion was delivered at the closing of the mortgage loan, the transferee will be required to deliver a new acceptable non-consolidation opinion, and

          2.   has subordinated its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     In the case of 22 mortgage loans (loan numbers 2, 3, 4, 5, 12, 20, 24, 26,
27, 32, 51, 57, 62, 64, 69, 73, 84, 87, 88, 100, 131 and 166), representing approximately 27.5% of the initial mortgage pool balance (21 mortgage loans in loan group 1, representing approximately 28.5% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately
7.7% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage ratio tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings.

     In the case of one (1) mortgage loan (loan number 2), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Ashford Hotel Portfolio, representing approximately 5.2% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 1 balance, the loan documents permit the related borrower to sell the property and to provide mezzanine financing to the transferee borrower in an amount which, together with other financing obtained by purchaser, does not exceed 90% of the sales price of the related mortgaged real property and is subject to certain conditions, including, but not limited to--

                                     S-118

     o    no event of default shall have occurred and be continuing;

     o    the term of the mezzanine financing must be coterminous with the related loan;

     o    a new single purpose entity will be inserted into transferee borrower's organization chart, such entity will be wholly owned by the equity owners of transferee borrower and the sole asset of such entity will be transferee borrower's direct and indirect equity assets;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and

     o    certification from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce the Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement.

     Additional Unsecured Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk
Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default
on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects Of
Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     In addition to the foregoing kinds of additional unsecured debt a borrower may have incurred, we are aware that in the case of two (2) mortgage loans (loan numbers 36 and 103), representing approximately 0.9% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.

     In the case of one (1) mortgage loan (loan number 103), which is secured by the mortgaged real property identified on Annex A-1 as Westchester Neighborhood
School, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, the related borrower is permitted to obtain unsecured subordinate loans from its members not to exceed
$1,000,000 in the aggregate, provided that the holder of the unsecured subordinate debt executes a subordination agreement with the holder of the related mortgage loan at the origination of the unsecured subordinate loan.

     In the case of one (1) mortgage loan (loan number 36), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
156 William Street, representing approximately 0.7% of the initial mortgage pool balance and approximately 0.7%, of the initial loan group 1 balance, there is an unsecured inter-company subordinate loan in the amount of $10,000,000.

                                     S-119

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Seventy two (72) mortgage loans, representing approximately
68.3% of the initial mortgage pool balance (71 mortgage loans in loan group 1, representing approximately 71.0% of the initial loan group 1 balance and one (1)
mortgage loan in loan group 2, representing approximately 12.4% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                                     S-120

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related mortgage loan documents require the borrower to establish the lockbox but each account has not yet been established.

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The 72 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                      % OF INITIAL   % OF INITIAL
                                           NUMBER OF   % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
                                            MORTGAGE     MORTGAGE       PRINCIPAL      PRINCIPAL
              LOCKBOX TYPE                   LOANS     POOL BALANCE      BALANCE        BALANCE
----------------------------------------   ---------   ------------   ------------   ------------

LOCKBOXES*                                     72          68.3%          71.0%          12.4%
                                              ---          ----           ----           ----
   Hard                                        62          62.5%          65.5%           0.0%
   Soft                                        10           5.8%           5.5%          12.4%
Springing (Including "Soft" springing or
   "Hard" springing lockboxes)                 54          51.9%          54.3%           0.0%
                                              ---          ----           ----           ----
   Hard                                        45          46.6%          48.9%           0.0%
   Soft                                         9           5.2%           5.5%           0.0%

*    Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

                                     S-121

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following sentence, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In the case of one (1) mortgage loan (loan number 80), which is secured by the mortgaged real property identified on Annex A-1 as
Regency Plaza, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the probable maximum loss is 24%.

     The master servicer (with respect to each of the mortgage loans, including specially serviced mortgage loans), and the special servicer will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such

                                     S-122

claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.

     In some cases, however, insurance may not be available from insurers that are rated by one or both of Moody's and S&P. In that case, the master servicer or special servicer, as applicable, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible.
If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims

                                     S-123

made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date.

     In the case of six (6) mortgaged real properties securing five (5) separate mortgage loans (loan numbers 24, 26, 37, 74 and 155), representing approximately
2.8% of the initial mortgage pool balance and approximately 2.9% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. In the case of two (2) mortgaged real properties securing two (2) separate mortgage loans
(loan numbers 91 and 99) secured by the mortgaged real properties identified on
Annex A-1 to this prospectus supplement as Blackwell Plaza Shopping Center and
K-Mart - Bishop, CA, respectively, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property prior to, and not in connection with, the origination of the mortgage loan by the related mortgage loan seller and a Phase I environmental site assessment performed in connection with the current origination of the related mortgage loan did not require a Phase II environmental site assessment. In the case of one (1) mortgage loan (loan number
5), which is secured by the mortgaged real property identified on Annex A-1 as
International Home Furnishings Center, representing approximately 3.3% of the initial mortgage pool balance and approximately 3.4%, of the initial loan group
1 balance, a Phase II environmental assessment was performed prior to, and not in connection with, the origination of the related mortgage loan.

     The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

                                     S-124

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy (which was not for the primary benefit of a secured lender policy) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not for the primary benefit of a secured lender).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

                                     S-125

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of one (1) mortgage loan (loan number 31), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Browntown and Millburn Plaza Portfolio, which represents approximately 0.8% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, with respect to the Milburn Plaza mortgaged real property, a subsurface investigation identified elevated concentrations of dry cleaning solvents in soils. Due to excavation constraints not all impacted soils could be excavated and some residual soil contamination remains underneath the building slab. Groundwater monitoring wells installed in the areas surrounding the dry cleaners identified perchloroethylene (perc) and its degradation products slightly in excess of the NJDEP Class II-A Groundwater Quality Criteria. A
remedial action work plan prepared by Environmental Waste Management Associates
(EWMA) and approved by the NJDEP, proposes the installation of a soil vapor extraction (SVE) remediation system to further remediate the residual soil contamination and continued monitoring of groundwater conditions. EWMA estimated the cost for operation and maintenance, monitoring and reporting for 1-year of active remediation to be $61,825. As a contingency to include a second year of active remediation total costs were estimated at $86,275. The borrower was required to obtain an environmental impaired liability insurance policy with coverage of approximately $3,000,000 through the term of the loan (which names the lender as additional insured and loss payee) to cover generally other unknown costs discovered in the monitoring of the existing environmental conditions, if any, other than the estimated costs of the remediation mentioned above. See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

                                     S-126

     Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

     o    in the case of 291 mortgaged real properties, representing security for approximately 98.3% of the initial mortgage pool balance (278 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 98.2% of the initial loan group 1 balance, and 13 mortgaged real properties securing mortgage loans in loan group
          2, and representing 100.0% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of eight (8) mortgaged real properties, representing security for approximately 1.7% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance, during the
          12- to 19-month period preceding the cut-off date.

     The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans. We will acquire those mortgage loans from the following entities:

     o    Merrill Lynch Mortgage Lending, Inc. - 80 mortgage loans, representing approximately 55.3% of the initial mortgage pool balance (75 mortgage loans in loan group 1, representing approximately 56.1% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 37.5% of the initial loan group 2 balance);

     o    Countrywide Commercial Real Estate Finance, Inc. - 68 mortgage loans, representing approximately 34.3% of the initial mortgage pool balance
          (63 mortgage loans in loan group 1, representing approximately 35.0%
          of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 18.5% of the initial loan group 2 balance);

     o    KeyBank National Association - 20 mortgage loans, representing approximately 7.2% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 5.4% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 44.0% of the initial loan group 2 balance);
          and

     o    IXIS Real Estate Capital Inc. - one (1) mortgage loan, representing approximately 3.3% of the initial mortgage pool balance and approximately 3.4% of the initial loan group 1 balance.

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

     Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc.
is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware
corporation whose principal office is located in New York, New York. Merrill
Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage Investors,
Inc., which is the depositor, and affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, which is an

                                     S-127

underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch,
Pierce, Fenner & Smith Incorporated is subject to regulation by various state and federal regulatory authorities. As of December 26, 2004, Merrill Lynch
Mortgage Capital Inc. and its subsidiaries had total assets of approximately
$18.6 billion.

     Countrywide Commercial Real Estate Finance, Inc. Countrywide Commercial
Real Estate Finance, Inc. is a California corporation with its principal offices located in Calabasas, California. Countrywide Commercial Real Estate Finance,
Inc. is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969 and a member of the S&P 500 and Fortune 500,
Countrywide Financial Corporation is headquartered in Calabasas, California.
Countrywide Commercial Real Estate Finance, Inc. is an affiliate of Countrywide
Securities Corporation. Countrywide Securities Corporation is a registered broker-dealer specializing in underwriting, buying and selling mortgage-backed debt securities.

     KeyBank National Association. KeyBank National Association is a national banking association. KeyBank National Association provides financial services, including commercial and multifamily real estate financing, throughout the
United States. As of September 30, 2005, KeyBank National Association had total assets of approximately $87.574 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $80.950 billion and approximately $6.624 billion in stockholder's equity. The principal executive offices of KeyBank National Association are located at Key Tower, 127 Public
Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank
National Association is a wholly-owned subsidiary of KeyCorp and is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

     IXIS Real Estate Capital Inc. IXIS Real Estate Capital Inc. is a New York
corporation whose principal offices are located in New York, New York. IXIS Real
Estate Capital Inc. is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities
North America Inc., which is an underwriter.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

                                     S-128

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

                                     S-129

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding

                                     S-130

          obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

                                     S-131

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans", the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (1) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (2) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the cut-off date; and (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the

                                     S-132

lesser of (1) the weighted average loan-to-value ratio for all such Crossed
Loans, including the affected Crossed Loan, at the time of repurchase or substitution and (2) the weighted average loan-to-value ratio for all such
Crossed Loans, including the affected Crossed Loan, as of the cut-off date. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

                                     S-133

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

                                     S-134

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans being serviced under the pooling and servicing agreement and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties being serviced and administered under the pooling and servicing agreement. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan serviced by it to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     The Non-Trust Loans will be serviced by the master servicer and the special servicer in accordance with the pooling and servicing agreement and the related
Loan Combination Intercreditor Agreements.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. KeyCorp Real Estate Capital Markets, Inc., an Ohio
corporation, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans that are not specially serviced mortgage loans and will not be responsible for servicing REO
Properties. Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

     KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of
KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National
Association and McDonald Investments Inc. are both wholly-owned subsidiaries of
KeyCorp. KeyCorp Real Estate Capital Markets, Inc.'s primary servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of September 30, 2005 KeyCorp Real Estate Capital Markets, Inc. was
responsible for servicing approximately 6,041 commercial and multifamily loans with a total principal balance of approximately $44.6 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 4,499 of the loans, with a total principal balance of approximately $34.1 billion, pertain to commercial and multifamily mortgage-backed securities. KeyCorp Real Estate Capital Markets, Inc.'s portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KeyCorp Real Estate Capital Markets, Inc. also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

                                     S-135

     The information set forth in this prospectus supplement concerning KeyCorp
Real Estate Capital Markets, Inc. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. J.E. Robert Company, Inc. a Virginia Corporation
(JER), will be responsible for servicing the specially serviced mortgage loans and REO Properties. As special servicer, JER is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia 22102. JER has additional regional offices in Dallas, Texas; North
Haven, Connecticut; Los Angeles, California; Chicago, Illinois; and
international offices in Paris, London, and Mexico City. The principal business of JER is real estate investment and asset management of real estate debt and equity assets. Since its founding in 1981, JER has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. Since its inception and through
April 30, 2005, JER has been engaged on 37 transactions covering over $19.9 billion in book value and has managed the recovery of over 1,780 loans under its special servicing capacity. JER, together with its investment clients, has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $1 billion. As of December 31, 2004, JER and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning JER has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust, including--

          1.   each specially serviced mortgage loan, if any; and

          2.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    in the case of each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

                                     S-136

     Subject to certain conditions, KeyCorp Real Estate Capital Markets, Inc.
(KRECM) is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If KRECM resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of KRECM as master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of KRECM as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b)
the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Investment Income. The master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. The master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a)
subsequent to a material default under the related loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), the master servicer will be required to pay an amount equal to the entire Prepayment
Interest Shortfall without any limitation of the kind described in clauses 1 and
2 of the second bullet of this paragraph.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular

                                      S-137

collection period will not carry over to any following collection period. In addition, the master servicer will be required to apply any Prepayment Interest
Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) (but, in the case of each of the A-2FL and A-4FL classes, through the corresponding REMIC II regular interest), in reduction of the interest payable on those certificates, as and to the extent described under
"Description of the Offered Certificates--Payments--Payments of Interest" in
this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2    each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    with respect to each mortgage loan referred to in the prior paragraph, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicer's
               collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal

                                      S-138

received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing
Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. The special servicer will be entitled to receive a principal recovery fee with respect to each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which it obtains a full or discounted payoff from the related borrower except as described in the following paragraph. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

     o    the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates or the controlling class representative, as described under "--Realization Upon Defaulted
          Mortgage Loans" below;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan;

     o    the purchase of the Glendale Galleria Trust Mortgage Loan by the holder of the Glendale Galleria Pari Passu Non-Trust Loan or the
          holder of a Glendale Galleria Subordinate Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations--The
          Glendale Galleria Loan Combination" in this prospectus supplement, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan;

     o    the purchase of all the mortgage loans and REO Properties by the master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates or the controlling class representative in

                                      S-139

          connection with the termination of the trust, as described under
          "Description of the Offered Certificates--Termination" in this prospectus supplement; and

     o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund
               Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

                                      S-140

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer, the trustee, the fiscal agent or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the
Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     The fiscal agent will be required to make any advance the trustee was required, but failed, to make. The trustee will not be in default under the pooling and servicing agreement if the fiscal agent makes a back-up advance on its behalf.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of the master servicer or special servicer) or its good faith business judgment (in the case of the trustee or the fiscal agent), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO Property. The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that
Advance relates, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

     If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it (or, in the case of the master servicer, the trustee or the fiscal agent, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer, the trustee or the fiscal agent may also obtain reimbursement for any servicing advance that constitutes a Workout-Delayed
Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are

                                      S-141

applicable to P&I advances described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property for which it is responsible (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance, the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property for which it is responsible) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

                                      S-142

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

     o    assume the party's rights and obligations under the sub-servicing agreement; or

     o    if there is an event of default thereunder, terminate the
          sub-servicing agreement.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement out of collections on the related mortgage loans it is sub-servicing for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE AND THE GLENDALE GALLERIA CONTROLLING PARTY

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6 and
A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of the Controlling Class Representative and the
          Glendale Galleria Controlling Party" below; or

     o    replace an existing controlling class representative.

     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

                                      S-143

     o    a determination by the trustee that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, the master servicer and the special servicer with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the class Q certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative and the Glendale
Galleria Controlling Party. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of the Glendale Galleria
Loan Combination, 45 days) after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the Glendale Galleria
Loan Combination, to the Glendale Galleria Controlling Party), among others, by the special servicer.

     If, within ten business days of receiving an asset status report that relates to a mortgage loan other than the Glendale Galleria Mortgage Loan and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report (with respect to a mortgage loan other than the Glendale Galleria
Mortgage Loan) as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (with respect to a mortgage loan other than the Glendale Galleria Mortgage Loan) it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property (with respect to a mortgage loan other than the Glendale Galleria

                                      S-144

Mortgage Loan), take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan (other than the Glendale Galleria Mortgage
Loan) within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     In the case of the Glendale Galleria Loan Combination, the Glendale
Galleria Controlling Party will have a period of 10 business days within which to comment on the related asset status report. Notwithstanding the preceding sentence, the special servicer may take any action set forth in an asset status report with respect to the Glendale Galleria Mortgage Loan before the expiration of the 10-business day period referred to in that sentence if the special servicer has reasonably determined that failure to take such action before the expiration of the 10-business day period would materially and adversely affect the interests of the holders of the Glendale Galleria Loan Combination (as a collective whole) and the special servicer has made reasonable efforts to contact the Glendale Galleria Controlling Party.

     In the event that an asset status report with respect to the Glendale
Galleria Loan Combination recommends any of the actions described under
"Description of the Mortgage Pool--The Loan Combinations--The Glendale Galleria
Loan Combination--Consent Rights", the special servicer will be required to consult with the Glendale Galleria Controlling Party and will not take any of those actions or consent to the master servicer taking such action unless and until the Glendale Galleria Controlling Party has approved (or is deemed to have approved) such action. The Glendale Galleria Controlling Party will be required to provide the special servicer with its response to any of the above-mentioned actions that it proposes to take within ten 10 business days after its receipt of any such proposal and any back-up materials and will be deemed to have given its approval if no response is received within such 10-business day period.
Furthermore, the special servicer will not be obligated to seek approval from the Glendale Galleria Controlling Party for any action to be taken by the special servicer if the special servicer has notified the Glendale Galleria
Controlling Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the Glendale
Galleria Loan Combination and for 45 days following the first such notice, the
Glendale Galleria Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer would consider to be consistent with the Servicing Standard. As indicated under "Description of the Mortgage Pool--The Loan Combinations--The
Glendale Galleria Loan Combination--Consent Rights", the holder of the Glendale
Galleria Subordinate Non-Trust Loan designated as "Note B" under the Glendale
Galleria Intercreditor Agreement, even if it is not the Glendale Galleria
Controlling Party, will in certain circumstances have rights similar to those described above in this paragraph.

     No direction of the controlling class representative or the Glendale
Galleria Controlling Party in connection with any asset status report may (a)
require or cause the special servicer to violate the terms of the

                                      S-145

subject mortgage loan, applicable law or any provision of the Glendale Galleria
Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the pooling and servicing agreement.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Glendale Galleria Trust Mortgage Loan), and the special servicer will not be permitted to take (or consent to the master servicer taking) any of the following actions with respect to the mortgage loans (exclusive of the
Glendale Galleria Trust Mortgage Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer waiving
Additional Interest or taking actions described under "--Enforcement of
Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers,
Amendments and Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or does not require the lender's verification that certain specified conditions have been satisfied,
          (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining

                                      S-146

          the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     IN THE CASE OF THE GLENDALE GALLERIA TRUST MORTGAGE LOAN, THE GLENDALE
GALLERIA CONTROLLING PARTY (WHICH WILL EITHER BE THE CONTROLLING CLASS
REPRESENTATIVE OR ONE OR BOTH OF THE GLENDALE GALLERIA SUBORDINATE NOTEHOLDERS),
THE GLENDALE GALLERIA CONTROLLING PARTY WILL BE ENTITLED TO ADVISE THE SPECIAL
SERVICER WITH RESPECT TO THE ACTIONS DESCRIBED UNDER "DESCRIPTION OF THE
MORTGAGE POOL--THE LOAN COMBINATIONS--THE GLENDALE GALLERIA LOAN
COMBINATION--CONSENT RIGHTS" AND THE SPECIAL SERVICER WILL NOT BE PERMITTED TO
TAKE (OR CONSENT TO THE MASTER SERVICER TAKING) ANY OF THOSE SPECIFIED ACTIONS
WITH RESPECT TO THE GLENDALE GALLERIA LOAN COMBINATION AS TO WHICH THE GLENDALE
GALLERIA CONTROLLING PARTY HAS OBJECTED IN WRITING.

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or, in the case of the Glendale
Galleria Loan Combination, the Glendale Galleria Controlling Party), as
contemplated by any of the preceding paragraphs of this "--Rights and Powers of the Controlling Class Representative and the Glendale Galleria Controlling
Party" subsection, may--

     o    require or cause the master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the master servicer, the special servicer, the trustee, the fiscal agent or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement;
          or

     o    cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

                                      S-147

The master servicer and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, in the case of the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Controlling Party) that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, in the case of the Glendale
Galleria Trust Mortgage Loan, the Galleria Controlling Party) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative (or, in the case of the Glendale Galleria Trust Mortgage
Loan, the Galleria Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days (or, in the case of the Glendale
Galleria Loan Combination, 45 days) following the first such notice, the controlling class representative (or, in the case of the Glendale Galleria Trust
Mortgage Loan, the Galleria Controlling Party) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     In addition to the rights and powers described above, the controlling class representative (or, with respect to the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Controlling Party) may have certain non-binding consultation rights.

     In addition, the holder of a B-Note Non-Trust Loan will have certain approval rights relating to modifications of the related A-Note Mortgage Loan or such B-Note Non-Trust Loan, as described above under "Description of the
Mortgage Pool--The Loan Combinations--The Columbia IV Shopping Center Loan
Combination and the Shoppes at Plantation LoaN Combination--Consent Rights" in
this prospectus supplement.

     IN ADDITION TO THE RIGHTS AND POWERS DESCRIBED ABOVE, THE CONTROLLING CLASS
REPRESENTATIVE WILL HAVE THE RIGHT, ONCE APPOINTED, TO EXERCISE CERTAIN OF THE
RIGHTS AND POWERS OF THE HOLDER OR HOLDERS OF CERTIFICATES EVIDENCING THE
REQUISITE INTEREST IN THE CONTROLLING CLASS OF THE CERTIFICATES, INCLUDING THE
RIGHT TO ACQUIRE MORTGAGE LOANS FROM THE TRUST UNDER THE CIRCUMSTANCES DESCRIBED
UNDER "DESCRIPTION OF THE OFFERED CERTIFICATES--TERMINATION" IN THIS PROSPECTUS
SUPPLEMENT AND UNDER "--REALIZATION UPON DEFAULTED MORTGAGE LOANS--FAIR VALUE
CALL" BELOW, AND THE RIGHT TO TERMINATE AND REPLACE THE SPECIAL SERVICER
DESCRIBED UNDER "--REPLACEMENT OF THE SPECIAL SERVICER" BELOW.

                                      S-148

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE MORTGAGE LOANS THAT
ARE PART OF LOAN COMBINATIONS, THE RELATED NON-TRUST NOTEHOLDERS) COULD HAVE ON
THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE MASTER SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust and all expenses borne by any Glendale Galleria
Subordinate Noteholder acting as the Glendale Galleria Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of the Glendale Galleria Loan Combination, a Glendale Galleria Subordinate Noteholder in its capacity as Glendale Galleria
Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that Glendale Galleria Subordinate Noteholder, as applicable)
is required to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Matters Regarding
the Master Servicer, the Special Servicer, the Manager and Us" in the
accompanying prospectus, assume the defense of the claim against the controlling class representative (or, in the case of the Glendale Galleria Loan Combination, a Glendale Galleria Subordinate Noteholder in its capacity as Glendale Galleria
Controlling Party), but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative (or, in the case of the
               Glendale Galleria Loan Combination, a Glendale Galleria
               Subordinate Noteholder in its capacity as Glendale Galleria
               Controlling Party) acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     The controlling class representative and the Glendale Galleria Subordinate
Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the Glendale Galleria Subordinate Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the Glendale
Galleria Trust Mortgage Loan, the Glendale Galleria Subordinate Noteholders may
act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the Glendale
Galleria Subordinate Noteholders for having acted solely in their own interests.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights Upon Event of
Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

                                      S-149

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

     IF A CONTROLLING CLASS REPRESENTATIVE HAS BEEN APPOINTED AND IS ACTING IN
THAT CAPACITY, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE THE RIGHT, IN LIEU
OF THE HOLDERS OF CERTIFICATES EVIDENCING A MAJORITY OF THE VOTING RIGHTS IN THE
CONTROLLING CLASS, TO EXERCISE THE RIGHTS OF THOSE HOLDERS DESCRIBED ABOVE IN
THIS "--REPLACEMENT OF THE SPECIAL SERVICER" SECTION.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative and the Glendale Galleria Controlling Party" and
          "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative and the Glendale Galleria Controlling Party" and
          "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

                                      S-150

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Glendale Galleria Controlling Party"
above and "--Modifications, Waivers, Amendments and Consents" below, the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing
Standard. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

                                      S-151

     o    permit the release, addition or substitution of the mortgagor or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Glendale Galleria Controlling Party" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan which it is responsible for servicing, except as otherwise allowed by the pooling and servicing agreement.

     Neither the master servicer nor the special servicer may extend the maturity date of any mortgage loan which it is responsible for servicing to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

                                      S-152

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Generally, the master servicer may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, the master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the mortgagor's ability to make related payments;

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of an ARD Loan, the master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

                                      S-153

     Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

     All modifications, waivers and amendments entered into by the master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must obtain and deliver to the trustee, master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

                                      S-154

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the

                                      S-155

          Mortgage Pool--Additional Loan and Property Information--Hazard,
          Liability and Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment InteresT
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the second preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan or the Glendale Galleria Trust Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the master servicer before being transferred to the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available
          Distribution Amount (calculated without regard to clauses (a)(ii),
          (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
          Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the fiscal agent, the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

                                      S-156

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the fiscal agent, the trustee or the special servicer/
          itself, in that order (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and
          Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt ServicE
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the fiscal agent, the trustee or the special
          servicer/itself, in that order (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
          Compensation and Payment of Expenses" above and/or "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay the fiscal agent, the trustee or the special servicer/itself, in that order (with payments to the special servicer and master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

                                      S-157

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or the controlling class representative, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that

                                      S-158

mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related
Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations--The Columbia IV Shopping Center Loan
Combination and the Shoppes at Plantation Loan Combination" in this prospectus supplement. Similarly, any one of the holders of the Glendale Galleria Non-Trust
Loans will have the right to purchase the Glendale Galleria Trust Mortgage Loan from the trust in certain default situations, as described above under
"Description of the Mortgage Pool--The Loan Combinations--The Glendale Galleria
Loan Combination". In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the master servicer or, if the master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and

                                      S-159

opinions of value incurred by the master servicer, the trustee or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer or the trustee, as applicable, as servicing advances.

     IF A CONTROLLING CLASS REPRESENTATIVE HAS BEEN APPOINTED AND IS ACTING IN
THAT CAPACITY, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE THE RIGHT, IN LIEU
OF THE PLURALITY SUBORDINATE CERTIFICATEHOLDER, TO EXERCISE THE PURCHASE OPTION
OF THAT HOLDER DESCRIBED ABOVE.

     Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Glendale Galleria Controlling Party"
above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related Non-Trust Loan(s)), to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders
               (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related Non-Trust Loan(s)), taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than

                                      S-160

proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

                                      S-161

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying prospectus.
The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

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     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2006, the master servicer, for each mortgage loan that is not a specially serviced mortgage loan and does not relate to an REO
Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2006 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, the master servicer and the

                                      S-163

special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2006), each of the master servicer and the special servicer must--

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee, among others, to the effect that--

          1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report,

          provided that in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with substantially the same standards, within one year of the report, with respect to those sub-servicers; and

     o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

                                      S-164

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of
          30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of
          30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    the master servicer or the special servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

                                      S-165

     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about December 7, 2005, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

                                      S-166

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under "--Distribution
          Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below; and

     o    the swap agreements relating to the class A-2FL certificates and the class A-4FL certificates, respectively.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6, A-1A, AM, AJ,
          B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the X, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The class A-2FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-2FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-2FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under that swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class A-2FL certificates outstanding from time to time. The total principal balance of the class A-2FL certificates at any time will equal the total principal balance of the class A-2FL REMIC II regular interest. See "Description of the Swap Agreements" in this prospectus supplement.

     Similarly, the class A-4FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-4FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-4FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under that swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class A-4FL certificates outstanding from time to time. The total principal balance of the class A-4FL certificates at any time will equal the total principal balance of the class A-4FL REMIC II regular interest. See "Description of the Swap Agreements" in this prospectus supplement.

                                      S-167

     The class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6, A-1A, AM, AJ,
B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments"
below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     Notwithstanding the foregoing, in the case of the class A-2FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-2FL REMIC II regular interest before actually being distributed to the class
A-2FL certificateholders. In addition, any reduction in the total principal balance of the class A-2FL certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class A-2FL REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class A-2FL REMIC II regular interest (and, accordingly, the total principal balance of the class
A-2FL certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class A-2FL REMIC II regular interest) on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for that distribution date.

     Notwithstanding the foregoing, in the case of the class A-4FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-4FL REMIC II regular interest before actually being distributed to the class
A-4FL certificateholders. In addition, any reduction in the total principal balance of the class A-4FL certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class A-4FL REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class A-4FL REMIC II regular interest (and, accordingly, the total principal balance of the class
A-4FL certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class A-4FL REMIC II regular interest) on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for that distribution date.

                                      S-168

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB,
A-6, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $3,073,749,461 although it may be as much as
5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of The Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn,

                                      S-169

hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates (exclusive of the class A-2FL and A-4FL certificates), the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery
                    fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances and/or certain other actual or potential Additional Trust Fund
                    Expenses, Penalty Interest and late payment charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances, and

                                      S-170

               (c)  amounts payable with respect to other expenses of the trust,
                    and

          4.   amounts deposited in the master servicer's collection account in error;

     o    any compensating interest payment deposited in the master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--The Trustee"
          below and any interest or other income earned on funds in the distribution account;

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus, and to indemnify the fiscal agent and various related persons to the same extent;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying prospectus and "Servicing of the Mortgage Loans--REO
          Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

                                      S-171

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates (exclusive of the class A-2FL and A-4FL certificates), the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates and/or the swap counterparty as described under
          "--Payments--Payments of Prepayment Premiums and Yield Maintenance
          Charges" below;

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class A-2FL, A-4FL and Z certificates, and with respect to the class A-2FL REMIC II regular interest and the class A-4FL
               REMIC II regular interest, as described under
               "--Payments--Priority of Payments" below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the holders of the class A-2FL and A-4FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL and/or A-4FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account will include separate sub-accounts for the class A-2FL and class A-4FL certificates. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments.

     Deposits. The trustee will deposit into the applicable sub-account of the floating rate account:

     o    all payments received from the swap counterparty under each swap agreement, as described under "Description of the Swap Agreements" in this prospectus supplement; and

     o    all amounts allocable to the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest, as described under this
          "Description of the Offered Certificates" section.

     Withdrawals. The trustee may from time to time make withdrawals from the applicable sub-account of the floating rate account for any of the following purposes:

     o    to make payments to the swap counterparty in respect of regularly scheduled payments payable under each of the swap agreements, as described under "Description of the Swap Agreements" in this prospectus supplement;

     o    to make distributions to the class A-2FL and A-4FL certificateholders on each distribution date, as described under "--Payments--Payments on the Class A-2FL and A-4FL Certificates" below;

                                      S-172

     o    to pay itself interest and other investment income earned on funds held in the floating rate account; and

     o    to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2006, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class A-1 and A-1D certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2005-CKI1 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-2, A-3, A-5, A-SB, A-6, A-1A, AM,
AJ, B, C, D, E, F, G and H certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average
Net Mortgage Rate for the related distribution date minus, in the case of the class A-2 certificates, 0.021%.

     The pass-through rates for the class J, K, L, M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net Mortgage Rate for the
related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2005 CKI1 Certificates" in this prospectus supplement.

                                      S-173

     The pass-through rate applicable to the class A-2FL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.2100% per annum, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rate applicable to the class A-4FL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.2100% per annum, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

     For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-2FL certificates for each interest accrual period will equal LIBOR plus 0.1250% per annum. For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-4FL certificates for each interest accrual period will equal LIBOR plus 0.2500% per annum. However, the pass-through rate with respect to the class A-2FL or A-4FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC II regular interest. In addition, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class
A-2FL certificates or the class A-4FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC II regular interest. See "--Payments on the Class A-2FL and
A-4FL Certificates" below and "Description of the Swap Agreements--The Swap
Agreements" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-2FL and A-4FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m.,
London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under each swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New
York City selected by the calculation agent under each swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination
Date with respect to the subject interest accrual period for loans in U.S.
Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will determine LIBOR for

                                      S-174

each interest accrual period and the determination of LIBOR by the calculation agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-2FL and A-4FL certificates is (i) with respect to the initial interest accrual period, the date that is two
LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component
(or, in the case of each of the A-2FL and A-4FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest).

     The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will be made to the trustee's floating rate account.

                                      S-175

     Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates), the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the certificates and with respect to each of the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest, that interest will accrue during each related interest accrual period based upon--

     o    the pass-through rate with respect to that particular class of certificates, the class A-2FL REMIC II regular interest or the class
          A-4FL REMIC II regular interest, as the case may be, for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL and A-4FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     In addition, if the pass-through rate of the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-2FL certificates or the class A-4FL certificates, as applicable, on that distribution date.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL and A-4FL certificates) and with respect to each of the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced
(except in the case of the class X certificates) by the product of:

     o    the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates or the subject REMIC II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates (exclusive of the class X, A-2FL and A-4FL certificates), the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL or A-4FL certificates, any such shortfalls allocated to the corresponding REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL or
A-4FL certificates, as the case may be.

                                      S-176

     Any distributions of interest allocated to the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL or A-4FL certificates, as applicable, and/or the swap counterparty, as applicable.

     If the holders of any interest-bearing class of the certificates (other than the class A-2FL and A-4FL certificates) or the applicable grantor trust with respect to the class A-2FL or A-4FL REMIC II regular interest do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL
REMIC II regular interest and the class A-4FL REMIC II regular interest may be payable to the swap counterparty.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL and A-4FL certificates), the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest, on any given distribution date will equal the Principal Distribution
Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal
Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class
A-6 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-6 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

                                      S-177

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-1D, A-2, A-3, A-5, A-SB and A-6 certificates, the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

     o    second, to the class A-1 certificates and the class A-1D certificates, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates and the class A-1D certificates outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-1D certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-1D and/or A-2 certificates and/or the class A-2 REMIC II regular interest as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to that distribution date;

     o    fifth, to the class A-4FL REMIC II regular interest, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-1D, A-2 and/or A-3
               certificates and/or the class A-2FL REMIC II regular interest as described in the preceding four bullets, and

          2.   the total principal balance of the class A-4FL REMIC II regular interest outstanding immediately prior to that distribution date;

                                      S-178

     o    sixth, to the class A-5 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-1D, A-2 and/or A-3
               certificates, the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest as described in the preceding five bullets, and

          2.   the total principal balance of the class A-5 certificates
               outstanding immediately prior to that distribution date;

     o    seventh, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-1D, A-2, A-3 and/or A-5 certificates, the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest as described in the preceding six bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);
               and

     o    eighth, to the class A-6 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-1D, A-2, A-3 and/or A-5 certificates, the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest as described in the preceding seven bullets, and

          2.   the total principal balance of the class A-6 certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-1D, A-2, A-3, A-5, A-SB and A-6 certificates, the class A-2FL REMIC II regular interest and the class
A-4FL REMIC II regular interest outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-1D, A-2, A-3,
A-5, A-SB and A-6 certificates, the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal
Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates)
the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1 and A-1D certificates, on a pro rata basis by balance, up to the extent necessary to retire each such class of certificates; third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest;

                                      S-179

fourth, to the class A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-4FL REMIC II regular interest, up to the extent necessary to retire that REMIC II regular interest; sixth, to the class A-5 certificates, up to the extent necessary to retire that class of certificates; seventh, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and eighth, to the class A-6 certificates, up to the extent necessary to retire that class of certificates.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-1D, A-2,
A-2FL, A-3, A-4FL, A-5, A-SB, A-6 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K,
L, M, N, P and Q certificates has been reduced to zero as described under
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below, then the Principal
Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-1D, A-2, A-3, A-5, A-SB, A-6 and A-1A classes that remain outstanding and, if applicable, the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     Following the retirement of the class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6 and A-1A certificates, the class A-2FL REMIC II regular interest and the class
A-4FL REMIC II regular interest, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION    CLASS
-------------------    -----
         1              AM
         2              AJ
         3               B
         4               C
         5               D
         6               E
         7               F
         8               G
         9               H
        10               J
        11               K
        12               L
        13               M
        14               N
        15               P
        16               Q

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6 and A-1A certificates, the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

                                     S-180

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL and A-4FL certificates), of the class
A-2FL REMIC II regular interest or of the class A-4FL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balancE certificates or that
REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount"
under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class A-2FL and A-4FL certificates) or in the case of the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of the that REMIC II regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below. Any such reimbursements with respect to the class A-2FL REMIC
II regular interest or the class A-4FL REMIC II regular interest will be deposited in the trustee's floating rate account and thereafter will be distributed to the holders of the class A-2FL certificates or the class A-4FL certificates, as applicable.

     In limited circumstances, the total principal balance of a class of principal balance certificates, of the class A-2FL REMIC II regular interest or of the class A-4FL REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or the subject REMIC II regular interest, as applicable. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date. Any such reinstatement of principal balance with respect to the class A-2FL REMIC II regular interest or the class A-4FL
REMIC II regular interest will result in a corresponding reinstatement of the principal balance with respect to the class A-2FL certificates or the class
A-4FL certificates, as applicable.

     Priority of Payments. On each distribution date, the trustee will apply the
Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the
Available Distribution Amount:

ORDER OF      RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
    1               X*            From the entire Available Distribution Amount,
                                  interest up to the total interest payable on
                                  that class, without regard to loan groups

              A-1, A-1D, A-2,     From the portion of the Available Distribution
              A-2FL(1), A-3,      Amount attributable to the mortgage loans in
              A-4FL(2), A-5,      loan group 1, interest up to the total
              A-SB and A-6*       interest payable on those classes and that
                                  REMIC II regular interest, pro rata, based on
                                  entitlement

                  A-1A*           From the portion of the Available Distribution
                                  Amount attributable to

                                     S-181

ORDER OF      RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
                                  the mortgage loans in loan group 2, interest
                                  up to the total interest payable on such class

    2         A-1, A-1D, A-2,     Principal up to the Loan Group 1 Principal
              A-2FL(1),A-3,       Distribution Amount (and, if the class A-1A
              A-4FL(2), A-5,      certificates are retired, any remaining
              A-SB and A-6**      portion of the Loan Group 2 Principal
                                  Distribution Amount), first to the class A-SB
                                  certificates, until the total principal
                                  balance thereof is reduced to the applicable
                                  Class A-SB Planned Principal Balance, and then
                                  to (a) the class A-1 and A-1D certificates, on
                                  a pro rata basis by balance, (b) the class A-2
                                  certificates and the class A-2FL REMIC II
                                  regular interest, on a pro rata basis by
                                  balance, (c) the class A-3 certificates, (d)
                                  the class A-4FL REMIC II regular interest, (e)
                                  the class A-5 certificates, (f) the class A-SB
                                  certificates, and (g) the class A-6
                                  certificates, in that order, in the case of
                                  each such class and REMIC II regular interest
                                  until retired

                  A-1A**          Principal up to the Loan Group 2 Principal
                                  Distribution Amount (and, if the class A-6
                                  certificates are retired, any remaining
                                  portion of the Loan Group 1 Principal
                                  Distribution Amount), until the class A-1A
                                  certificates are retired

    3         A-1, A-1D, A-2,     Reimbursement up to the loss reimbursement
               A-2FL(1),A-3,      amounts for those classes and that REMIC II
           A-4FL(2), A-5, A-SB,   regular interest, pro rata, based on
              A-6 and A-1A        entitlement, without regard to loan groups

    4               AM            Interest up to the total interest payable on
                                  that class

    5               AM            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

    6               AM            Reimbursement up to the loss reimbursement
                                  amount for that class

    7               AJ            Interest up to the total interest payable on
                                  that class

    8               AJ            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

    9               AJ            Reimbursement up to the loss reimbursement
                                  amount for that class

   10                B            Interest up to the total interest payable on
                                  that class

   11                B            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   12                B            Reimbursement up to the loss reimbursement
                                  amount for that class

                                     S-182

ORDER OF      RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
   13                C            Interest up to the total interest payable on
                                  that class

   14                C            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   15                C            Reimbursement up to the loss reimbursement
                                  amount for that class

   16                D            Interest up to the total interest payable on
                                  that class

   17                D            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   18                D            Reimbursement up to the loss reimbursement
                                  amount for that class

   19                E            Interest up to the total interest payable on
                                  that class

   20                E            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   21                E            Reimbursement up to the loss reimbursement
                                  amount for that class

   22                F            Interest up to the total interest payable on
                                  that class

   23                F            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   24                F            Reimbursement up to the loss reimbursement
                                  amount for that class

   25                G            Interest up to the total interest payable on
                                  that class

   26                G            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   27                G            Reimbursement up to the loss reimbursement
                                  amount for that class

   28                H            Interest up to the total interest payable on
                                  that class

   29                H            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   30                H            Reimbursement up to the loss reimbursement
                                  amount for that class

                                     S-183

ORDER OF      RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
   31                J            Interest up to the total interest payable on
                                  that class

   32                J            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   33                J            Reimbursement up to the loss reimbursement
                                  amount for that class

   34                K            Interest up to the total interest payable on
                                  that class

   35                K            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   36                K            Reimbursement up to the loss reimbursement
                                  amount for that class

   37                L            Interest up to the total interest payable on
                                  that class

   38                L            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   39                L            Reimbursement up to the loss reimbursement
                                  amount for that class

   40                M            Interest up to the total interest payable on
                                  that class

   41                M            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   42                M            Reimbursement up to the loss reimbursement
                                  amount for that class

   43                N            Interest up to the total interest payable on
                                  that class

   44                N            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   45                N            Reimbursement up to the loss reimbursement
                                  amount for that class

                                     S-184

ORDER OF      RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
   46                P            Interest up to the total interest payable on
                                  that class

   47                P            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   48                P            Reimbursement up to the loss reimbursement
                                  amount for that class

   49                Q            Interest up to the total interest payable on
                                  that class

   50                Q            Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   51                Q            Reimbursement up to the loss reimbursement
                                  amount for that class

   52          R-I and R-II       Any remaining portion of the Available
                                  Distribution Amount

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-1D, A-2, A-3, A-5, A-SB, A-6,
     A-1A and X classes, the class A-2FL REMIC II regular interest and the class
     A-4FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes and that REMIC II regular interest, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-1D, A-2, A-3, A-5 or A-6 certificates, the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned
     Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 and A-1D certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates and the class A-2FL REMIC II regular interest is reduced to zero, no payments of principal will be made in respect of the class A-4FL REMIC II regular interest until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-5 certificates until the total principal balance of the class A-4FL REMIC II regular interest is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-5 certificates is reduced to zero and no payments of principal will be made in respect of the class A-6 certificates until the total principal balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal Distribution
     Amount, the class A-1, A-1D, A-2, A-3, A-5, A-SB and A-6 certificates, the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2
     Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-1D, A-2, A-3, A-5, A-SB and A-6 certificates, the class A-2FL REMIC II regular interest and the class A-4FL
     REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-1D, A-2, A-3, A-5, A-SB,
     A-6 and A-1A classes, the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L,
     M, N, P and Q certificates has been reduced to zero as described under
     "--Reductions to Certificate Principal Balances in Connection with Realized
     Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6 and A-1A certificates, the class A-2FL REMIC II regular interest and the class A-4FL
     REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

                                     S-185

(1)  Refers to class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject distribution date.

(2)  Refers to class A-4FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-4FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-4FL certificates and/or the swap counterparty on the subject distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-1D, A-2, A-3, A-5,
A-SB, A-6, A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates and/or to the trustee's floating rate account with respect to the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest, if any such class or
REMIC II regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class A-6 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates and/or that REMIC II regular interest, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates or the that REMIC II regular interest, as the case may be, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the that
          REMIC II regular interest, as the case may be, on that distribution date (or, for so long as the class A-6 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the class A-6 and A-1A certificates are outstanding, the Loan Group
          1 Principal Distribution Amount or the Loan Group 2 Principal
          Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of principal balance certificates, the class A-2FL REMIC II regular interest or the class A-4FL REMIC
II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S.
Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

                                      S-186

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     For so long as the swap agreement relating to the class A-2FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-2FL REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the holders of the class A-2FL certificates.

     For so long as the swap agreement relating to the class A-4FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-4FL REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-4FL REMIC II regular interest will be payable to the holders of the class A-4FL certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in
this prospectus supplement.

     Payments on the Class A-2FL and Class A-4FL Certificates. On each distribution date, for so long as the total principal balance of the class A-2FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class A-2FL certificates (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-2FL certificates, up to an amount equal to the Class A-2FL Interest
          Distribution Amount for the subject distribution date;

     o    second, to make distributions of principal to the holders of the class
          A-2FL certificates, up to the Class A-2FL Principal Distribution
          Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     o    third, to reimburse the holders of the class A-2FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as

                                      S-187

          discussed under "--Reductions to Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

     For so long as the swap agreement with respect to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-2FL Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-2FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 5.2100% and (B) the total principal balance of the class A-2FL certificates immediately prior to the subject distribution date, over (ii) the lesser of (A) 1/12th of the product of
(1) the Weighted Average Net Mortgage Rate for the subject distribution date, multiplied by (2) the total principal balance of the class A-2FL REMIC II regular interest immediately prior to the subject distribution date and (B) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of
(A) 5.2100%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c)
of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default with respect to the class A-2FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-2FL Interest
Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class A-2FL REMIC II regular interest on such distribution date pursuant to the priority of distributions.

     With respect to any distribution date, the "Class A-2FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement with respect to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default with respect to the class A-2FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the holders of the class A-2FL certificates.

     On each distribution date, for so long as the total principal balance of the class A-4FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class A-4FL certificates
(exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-4FL certificates, up to an amount equal to the Class A-4FL Interest
          Distribution Amount for the subject distribution date;

     o    second, to make distributions of principal to the holders of the class
          A-4FL certificates, up to the Class A-4FL Principal Distribution
          Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

                                      S-188

     o    third, to reimburse the holders of the class A-4FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

     For so long as the swap agreement with respect to the class A-4FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-4FL Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-4FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 5.2100% and (B) the total principal balance of the class A-4FL certificates immediately prior to the subject distribution date, over (ii) the lesser of (A) 1/12th of the product of
(1) the Weighted Average Net Mortgage Rate for the subject distribution date, multiplied by (2) the total principal balance of the class A-4FL REMIC II regular interest immediately prior to the subject distribution date and (B) the amount of interest distributions with respect to the class A-4FL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-4FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of
(A) 5.2100%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c)
of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default with respect to the class A-4FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-4FL Interest
Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class A-4FL REMIC II regular interest on such distribution date pursuant to the priority of distributions.

     With respect to any distribution date, the "Class A-4FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-4FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement with respect to the class A-4FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-4FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-4FL REMIC
II regular interest will be payable to the holders of the class A-4FL certificates.

     See "--Payments--Priority of Payments" and "Description of the Swap
Agreements" in this prospectus supplement.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

                                      S-189

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates (exclusive of the class A-2FL and A-4FL certificates), the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates (exclusive of the class A-2FL and A-4FL
          certificates), the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest; and

     o    the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL and A-4FL certificates), the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest.

     On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL and A-4FL certificates) and with respect to the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-2FL and A-4FL certificates), the class
A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL and A-4FL certificates) and with respect to the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest on that distribution date exceeds

                                      S-190

the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION              CLASS
-------------------   ---------------------------
          1                        Q
          2                        P
          3                        N
          4                        M
          5                        L
          6                        K
          7                        J
          8                        H
          9                        G
         10                        F
         11                        E
         12                        D
         13                        C
         14                        B
         15                        AJ
         16                        AM
         17           A-1, A-1D, A-2, A-2FL, A-3,
                       A-4FL, A-5, A-SB, A-6 and
                                 A-1A*

----------
*Pro rata and pari passu based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-2FL" means the class A-2FL REMIC
II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "A-4FL" means the class
A-4FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-4FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-4FL certificates.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates (exclusive of the class A-2FL and
A-4FL certificates), the class A-2FL REMIC II regular interest and the class
A-4FL REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

     In no event will the total principal balance of the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional
Interest, also will

                                      S-191

be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance
reimbursed from principal collections will constitute a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus and any similar reimbursements and indemnifications to the fiscal agent and/or various related persons;

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan
          Combination Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in

                                      S-192

Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any
P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

     o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal
          Reduction Amount, if any, and the denominator of which is equal to the
          Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of the Glendale Galleria Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the Glendale Galleria Loan
Combination that is allocable to the Glendale Galleria Trust Mortgage Loan. The
Glendale Galleria Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to the Glendale Galleria Loan Combination will be allocated first to the Glendale Galleria Subordinate Non-Trust Loans, in each case, up to the outstanding principal balance thereof, and then to the Glendale Galleria
Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan on a
pari passu basis.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates (exclusive of the class A-2FL and A-4FL certificates) or with respect to the class A-2FL REMIC II

                                     S-193

regular interest or the class A-4FL REMIC II regular interest on that distribution date (or a combination of both methods).

     The trustee or the fiscal agent will be required to make any P&I advance that the master servicer fails to make with respect to a mortgage loan. See
"--The Trustee" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with such determination. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of The
Certificates--Advances" in the accompanying prospectus and "Servicing of the
Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for

                                     S-194

each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the
Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon)
and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make

                                     S-195

available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicer monthly, beginning in January 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     The master servicer is required to deliver to the trustee monthly, beginning in January 2006, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in March 2006, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a

                                     S-196

third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus, on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer
Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 904-7989.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

     The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

                                     S-197

     Other Information. The pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 9 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

          1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          2.   all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to
               certificateholders since the date of initial issuance of the offered certificates;

          3.   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          4.   all accountants' reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under
               "Servicing of the Mortgage Loans--Evidence as to Compliance" in
               this prospectus supplement;

          5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the master servicer and delivered to the trustee as described under
               "Servicing of the Mortgage Loans--Inspections; Collection of
               Operating Information" in this prospectus supplement and any environmental assessment prepared as described under "Realization
               Upon Defaulted Mortgage Loans--Foreclosure and Similar
               Proceedings" in this prospectus supplement;

          6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial
               statements of the related borrower collected by or on behalf of the master servicer as described under "Servicing of the Mortgage
               Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

          7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

          8.   the servicing file relating to each mortgage loan; and

          9.   any and all officer's certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance.

     Copies of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, the trustee, the master servicer and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

                                     S-198

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class X certificates, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and

                                     S-199

cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     IF A CONTROLLING CLASS REPRESENTATIVE HAS BEEN APPOINTED AND IS ACTING IN
THAT CAPACITY, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE THE RIGHT, IN LIEU
OF THE PLURALITY CONTROLLING CLASS CERTIFICATEHOLDER, TO EXERCISE THE PURCHASE
RIGHTS OF THOSE HOLDERS DESCRIBED ABOVE.

     In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services Group--Merrill Lynch Mortgage
Trust Series 2005-CKI1.

                                     S-200

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be either a 30/360 basis or on an Actual/360 Basis, at 0.0006% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of the
Netherlands, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust
Services Group -Merrill Lynch Mortgage Trust, Series 2005-CKI1. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

     The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement (except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

     In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be

                                     S-201

recoverable. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

     The duties and obligations of the fiscal agent will consist only of making advances as described above. The fiscal agent will not be liable except for the performance of such duties and obligations. The fiscal agent will be entitled to the same protections, immunities and indemnities as are afforded to the trustee.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate;

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate; and

     o    in the case of the class A-2FL and A-4FL certificates only, whether the pass-through rate on the corresponding REMIC II regular interest is limited by the Weighted Average Net Mortgage Rate.

     Pass-Through Rates. The pass-through rates for the class A-2, A-3, A-5,
A-SB, A-6, A-1A, AM, AJ, B, C and D certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net
Mortgage Rate. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on the class A-2, A-3, A-5, A-SB, A-6, A-1A,
AM, AJ, B, C and D certificates could be adversely affected if mortgage loans with relatively high Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on the class A-2, A-3, A-5, A-SB, A-6,
A-1A, AM, AJ, B, C and D certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. The pass-through rate on each of the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will also be sensitive to changes in the relative composition of the mortgage pool.

     For so long as the swap agreement relating to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-2FL certificates will be based on LIBOR, and therefore the yield on the class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. Likewise, for so long as the swap agreement relating to the class A-

                                     S-202

4FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-4FL certificates will be based on LIBOR, and therefore the yield on the class A-4FL certificates will be highly sensitive to changes in the level of
LIBOR. The yield to investors in the class A-2FL and/or A-4FL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class
A-2FL or A-4FL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     Because interest payments on each of the A-2FL and A-4FL classes may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Net Mortgage Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL or A-4FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal PaymentS" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount

                                     S-203

from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5,
A-SB and A-6 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5,
A-SB and A-6 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates. See "Risk Factors--Risks Related to the Offered
Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in thiS prospectus supplement.

     The yield on the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB and A-6 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

                                     S-204

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in

                                     S-205

those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

                                     S-206

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is December 7, 2005, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................     90        90        90        90        90
December 12, 2007..................     78        78        78        78        78
December 12, 2008..................     62        62        62        62        62
December 12, 2009..................     14        14        14        14        14
December 12, 2010 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    3.0       3.0       3.0       3.0       2.9

                                     S-207

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1D CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................     90        90        90        90        90
December 12, 2007..................     78        78        78        78        78
December 12, 2008..................     62        62        62        62        62
December 12, 2009..................     14        14        14        14        14
December 12, 2010 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    3.0       3.0       3.0       3.0       2.9

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    4.9       4.8       4.8       4.8       4.7

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2FL
                                  CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    4.9       4.8       4.8       4.8       4.7

                                      S-208

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100        99        98        96        87
December 12, 2012 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    6.7       6.6       6.5       6.4       6.3

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4FL
                                  CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    6.8       6.8       6.8       6.7       6.5

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-5 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    6.9       6.9       6.9       6.9       6.8

                                      S-209

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................     98        98        98        98        98
December 12, 2011..................     75        75        75        75        75
December 12, 2012..................     48        48        48        48        48
December 12, 2013..................     26        26        26        26        26
December 12, 2014..................      3         1         0         0         0
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    7.0       7.0       7.0       7.0       7.0

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-6 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100        96
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.7       9.6       9.6       9.6       9.4

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................     99        99        99        99        99
December 12, 2008..................     98        98        98        98        98
December 12, 2009..................     97        97        97        97        97
December 12, 2010..................     97        97        97        97        97
December 12, 2011..................     96        96        96        96        96
December 12, 2012..................     95        95        95        95        95
December 12, 2013..................     94        94        94        94        94
December 12, 2014..................     93        93        93        93        93
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.4       9.4       9.4       9.4       9.2

                                      S-210

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.8       9.8       9.8       9.8       9.6

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.8       9.8       9.8       9.8       9.6

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.9       9.8       9.8       9.8       9.7

                                     S-211

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.9       9.9       9.8       9.8       9.7

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)...    9.9       9.9       9.9       9.9       9.7

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the Non-Trust Loans.

                       DESCRIPTION OF THE SWAP AGREEMENTS

GENERAL

     On the closing date, the trustee, on behalf of the trust, will enter into two interest rate swap agreements with the swap counterparty, one relating to the class A-2FL certificates and the other relating to the class A-4FL certificates. The initial notional amount of each of those swap agreements will be equal to the total initial principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that corresponds to that class of floating rate certificates). The notional amount of each of those swap agreements will decrease to the extent of any decrease in the total principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that corresponds to that class of floating rate certificates). The maturity date of each swap agreement will be the earlier of the rated final distribution date for

                                     S-212

the related class of floating rate certificates and the date on which the notional amount of that swap agreement is zero (including as a result of the termination of the trust fund).

THE SWAP AGREEMENTS

     The swap agreement relating to the class A-2FL certificates will provide that, with respect to each distribution date, commencing in January 2006, (a)
the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-2FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the applicable swap agreement for that distribution date and (y) 5.2100% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-2FL certificateholders, on the second business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the applicable swap agreement for that distribution date, (ii) the applicable value of LIBOR plus 0.1250% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-2FL certificates for any interest accrual period will equal the applicable value of
LIBOR plus 0.1250%, except that a reduction in the interest distributions with respect to the class A-2FL REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class
A-2FL certificates.

     If the pass-through rate on the class A-2FL REMIC II regular interest is reduced below 5.2100% per annum or if there is an interest shortfall with respect to the class A-2FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.2100%, multiplied by (ii) the notional amount of the applicable swap agreement for that distribution date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Net Mortgage Rate, multiplied by (y) the notional amount of the swap agreement for that distribution date and (ii) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) 5.2100% per annum and
(ii) the notional amount of the applicable swap agreement for that distribution date.

     The swap agreement relating to the class A-4FL certificates will provide that, with respect to each distribution date, commencing in January 2006, (a)
the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-4FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the applicable swap agreement for that distribution date and (y) 5.2100% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-4FL certificateholders, on the second business day prior to that distribution date, an amount equal to the product of (i) the notional amount of

                                      S-213

the applicable swap agreement for that distribution date, (ii) the applicable value of LIBOR plus 0.2500% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-4FL certificates for any interest accrual period will equal the applicable value of
LIBOR plus 0.2500%, except that a reduction in the interest distributions with respect to the class A-4FL REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class A-4 certificates.

     If the pass-through rate on the class A-4FL REMIC II regular interest is reduced below 5.2100% per annum or if there is an interest shortfall with respect to the class A-4FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.2100%, multiplied by (ii) the notional amount of the applicable swap agreement for that distribution date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Net Mortgage Rate, multiplied by (y) the notional amount of the applicable swap agreement for that distribution date and
(ii) the amount of interest distributions with respect to the class A-4FL REMIC
II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-4FL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) 5.2100% per annum and
(ii) the notional amount of the applicable swap agreement for that distribution date.

     Payments by the trust to the swap counterparty and by the swap counterparty to the trust under either swap agreement will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-2FL certificateholders or the class A-4FL certificateholders, as applicable.

     If at any time a Collateralization Event is in effect with respect to a swap agreement, the swap counterparty will be required to: (a) post collateral securing its obligations under the subject swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the subject swap agreement; (b) find a replacement swap counterparty whose ratings would not cause a Collateralization Event; or (c)
find a party to guarantee the swap counterparty's obligations under the subject swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause
(b). If at any time a Rating Agency Trigger Event is in effect with respect to a swap agreement, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a
Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under a swap agreement while a Collateralization
Event is in effect under the subject swap agreement, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency
Trigger Event is in effect under the subject swap agreement, fails to make a payment to the trust required under the subject swap agreement (which failure continues unremedied for one business day following notice), or if an early termination

                                      S-214

date is designated under the subject swap agreement in accordance with its terms
(each such event, a "Swap Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the applicable class of floating rate certificates, to enforce the rights of the trust under the subject swap agreement as may be permitted by the terms of that swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Fees" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the terminated swap agreement, then a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders or beneficial owners, as the case may be, of the class A-2FL certificates or the holders or beneficial owners, as the case may be, of the class A-4FL certificates, as applicable. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to either swap agreement unless it has received from the holders of the class A-2FL certificates or the holders of the class A-4FL certificateholders, as applicable, an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     A "Collateralization Event" will be in effect if: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "P-1" by Moody's or are rated "P-1" by
Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); (b) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "Aa3" by
Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); or
(c) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "A-1" by S&P or (ii)
if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A" by S&P; or (d) either
(i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A+" by Fitch or are rated
"A+" by Fitch and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "F-1+" by Fitch; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a), (b), (c) and (d) of this sentence will instead apply to that guarantor.

     A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement shall both fail to satisfy the Swap Counterparty Ratings
Threshold. "Swap Counterparty Ratings Threshold" shall mean: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB" and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "A-3" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB+" by S&P; and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade)
or (ii) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty

                                      S-215

are rated at least "A2" by Moody's; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of a class of floating rate certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest following a payment default under the related swap agreement on the part of the swap counterparty (a
"Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of
25% of the total principal balance of that floating rate class of certificates not to enter into a replacement interest rate swap agreement and distribution of any termination fees to the holders of that floating rate class of certificates.
Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL or
A-4FL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the affected class of floating rate certificates if notice of the resulting change in payment terms of that class of floating rate certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under either swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class A-2FL REMIC II regular interest or class A-4FL REMIC II regular interest, as applicable, for such distribution date is actually received by the trustee.

TERMINATION FEES

     In the event of the termination of a swap agreement and the failure of the swap counterparty to replace that swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the applicable class of floating rate certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class A-2FL or A-4FL certificates.

THE SWAP COUNTERPARTY

     It is expected that Merrill Lynch Capital Services, Inc. will be the swap counterparty under the swap agreements.

     Merrill Lynch Capital Services, Inc. (MLCS) is a Delaware corporation with its principal place of business located at Four World Financial Center, New
York, New York 10080. It is a wholly owned subsidiary of Merrill Lynch & Co,
Inc. MLCS primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with

                                      S-216

certain affiliated companies. The obligations of MLCS under the swap agreements will be guaranteed by Merrill Lynch & Co., Inc.

     Merrill Lynch & Co., Inc., is a Delaware corporation with its principal place of business located at Four World Financial Center, New York, New York
10080. Merrill Lynch & Co., Inc.'s senior unsecured debt obligations currently are rated A+ by S&P and Aa3 by Moody's.

     The information in the preceding two paragraphs has been provided by MLCS and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by us or the underwriters. Except for the foregoing two paragraphs, MLCS has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

     The swap counterparty may assign its rights and obligations under the swap agreements provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code, the arrangement under which the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the trustee's floating rate account and the swap agreements relating to the class A-2FL and A-4FL certificates is held will be classified as one or more grantor trusts, as applicable, for U.S. federal income tax purposes and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

                                      S-217

     The assets of REMIC I will generally include--

     o    the mortgage loans;

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicer's collection account;

     o    the special servicer's REO account; and

     o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6, A-1A, X, AM, AJ, B, C,
          D, E, F, G, H, J, K, L, M, N, P and Q certificates, the class A-2FL
          REMIC II regular interest and the class A-4FL REMIC II regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II; and

     o    the class A-2FL certificates will evidence interests in a grantor trust consisting of the class A-2FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account; and

     o    the class A-4FL certificates will evidence interests in a grantor trust consisting of the class A-4FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account.

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

                                      S-218

     The class A-1D and D certificates will be issued with more than a de minimis amount of original issue discount. The class A-4FL REMIC regular interest and the class A-6, AM, AJ, B and C certificates will be issued with a de minimis amount of original issue discount. The remaining classes of offered certificates (exclusive of the class A-2FL and A-4FL certificates) and the class
A-2FL REMIC regular interest will not be issued with original issue discount and may be treated as having been issued at a premium.

     If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received,

                                      S-219

presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates (exclusive of the class A-2FL and A-4FL certificates) will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates (exclusive of the class A-2FL and A-4FL certificates) will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates (exclusive of the class A-2FL and A-4FL certificates) will be interest described in section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

                                      S-220

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

THE CLASS A-2FL CERTIFICATES

     Each holder of a class A-2FL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-2FL REMIC
II regular interest and having entered into its proportionate share of the related swap agreement. Holders of the class A-2FL certificates must allocate the price they pay for their certificates between their interests in the class
A-2FL REMIC II regular interest and the related swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-2FL REMIC II regular interest. Any amount allocated to the related swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-2FL certificates, as the case may
be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-2FL REMIC II regular interest. If the Swap
Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-2FL REMIC II regular interest.

     Based on the anticipated purchase prices of the class A-2FL certificates and issue price of the class A-2FL REMIC II regular interest, it is anticipated that the class A-2FL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-2FL certificates. The initial holders of a class A-2FL certificate will be required to amortize the amount of the Swap Premium into income over the term of the related swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the related swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap
Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury
Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated as "significant"
under those Treasury regulations. Prospective purchasers of class A-2FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-2FL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-2FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on

                                      S-221

the class A-2FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-2FL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the related swap agreement must be netted against payments made under the related swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD
CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE CLASS A-2FL CERTIFICATES,
WHICH MAY NOT BE AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO
LIMITATIONS ON THE DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class
A-2FL certificate that is considered to be allocated to the holder's rights under the related swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-2FL certificate under Treasury regulations. A holder of a class A-2FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related swap agreement or (B)(i)
any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the related swap agreement. Gain or loss realized upon the termination of the related swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section
582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-2FL certificates, representing a beneficial ownership in the class A-2FL REMIC II regular interest and in the related swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section
1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related swap agreement would be short term. If the holder of a class A-2FL certificate incurred or continued
to incur indebtedness to acquire or hold such class A-2FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related swap agreement.

THE CLASS A-4FL CERTIFICATES

     Each holder of a class A-4FL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-4FL REMIC
II regular interest and having entered into its proportionate share of the related swap agreement. Holders of the class A-4FL certificates must allocate the price they pay for their certificates between their interests in the class
A-4FL REMIC II regular interest and the related swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-4FL REMIC II regular interest. Any amount allocated to the related swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-4FL certificates, as the case may
be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-4FL REMIC II regular interest. If the Swap
Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-4FL REMIC II regular interest.

                                      S-222

     Based on the anticipated purchase prices of the class A-4FL certificates and issue price of the class A-4FL REMIC II regular interest, it is anticipated that the class A-4FL REMIC II regular interest will be issued at a discount and that a Swap Premium will be deemed to be paid by the initial holders of the class A-4FL certificates. The initial holders of a class A-4FL certificate will be required to deduct the amount of the Swap Premium over the term of the related swap agreement. Such holders may do so under a method based on the Swap
Premium representing the present value of a series of equal payments made over the term of the related swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount deducted in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the
Swap Premium would not be treated as "significant" under those Treasury regulations. Prospective purchasers of class A-4FL certificates should consult their own tax advisors regarding the appropriate method of deducting any Swap
Premium.

     Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-4FL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-4FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-4FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-4FL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the related swap agreement must be netted against payments made under the related swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD
CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE CLASS A-4FL CERTIFICATES,
WHICH MAY NOT BE AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO
LIMITATIONS ON THE DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class
A-4FL certificate that is considered to be allocated to the holder's rights under the related swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-4FL certificate under Treasury regulations. A holder of a class A-4FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related swap agreement or (B)(i)
any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the related swap agreement. Gain or loss realized upon the termination of the related swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section
582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

                                      S-223

     The class A-4FL certificates, representing a beneficial ownership in the class A-4FL REMIC II regular interest and in the related swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section
1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related swap agreement would be short term. If the holder of a class A-4FL certificate incurred or continued
to incur indebtedness to acquire or hold such class A-4FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related swap agreement.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates (exclusive of the class A-2FL and A-4FL certificates), that are underwritten by an Exemption-Favored Party.

                                      S-224

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's or S&P;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the class A-1, A-1D,
A-2, A-3, A-5, A-SB, A-6, A-1A, AM, AJ, B, C and D certificates receive an investment grade rating from each of Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group.
Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6, A-1A, AM, AJ, B, C and D
certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

                                      S-225

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of a class A-1,
          A-1D, A-2, A-3, A-5, A-SB, A-6, A-1A, AM, AJ, B, C or D certificate to a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or mortgagor is, a
          Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6, A-1A, AM, AJ, B,
          C or D certificate by a Plan; and

     o    the continued holding of class A-1, A-1D, A-2, A-3, A-5, A-SB, A-6,
          A-1A, AM, AJ, B, C or D certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates (exclusive of the class A-2FL and A-4FL certificates) in the initial issuance of those certificates between us or an
          Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

                                      S-226

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class A-1, A-1D, A-2, A-3, A-5,
A-SB, A-6, A-1A, AM, AJ, B, C or D certificates.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates (exclusive of the class A-2FL and A-4FL certificates)
should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The swap agreements benefiting the class A-2FL and A-4FL certificates do not meet all of the requirements for an "eligible swap" under the Underwriter
Exemption, and consequently are not eligible for the exemptive relief available under the Underwriter Exemption. For ERISA purposes, the Depositor believes that an interest in each of those classes of floating rate certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the corresponding REMIC II regular interest, without taking into account payments made or received with respect to the related swap agreement, and (ii) the rights and obligations under the related swap agreement. A Plan's purchase and holding of a class A-2FL or A-4FL certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap counterparty unless an exemption is available.

     Accordingly, as long as each swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a class A-2FL or
A-4FL certificate unless both (i) the acquisition or holding satisfies the requirements of the Underwriter Exemption as described above, except for requirements relating to "eligible swaps", and (ii) the acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38
(for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the
Investor-Based Exemptions are met, the scope of relief provided by the
Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a class A-2FL or A-4FL certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) both (a) it is an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended, and (b) its acquisition and holding of that certificate or interest therein are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

                                      S-227

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

     Persons who have an ongoing relationship with the New York State Common
Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to one mortgage loan (identified as loan number 3 on Annex A-1 to this prospectus supplement). Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                     S-228

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, KeyBanc Capital Markets, a Division of
McDonald Investments Inc., IXIS Securities North America Inc., Morgan Stanley &
Co. Incorporated and Goldman, Sachs & Co., as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:

                                               KEYBANC CAPITAL
              MERRILL LYNCH,                     MARKETS, A
                  PIERCE,       COUNTRYWIDE       DIVISION       IXIS SECURITIES       MORGAN
              FENNER & SMITH    SECURITIES       OF MCDONALD      NORTH AMERICA    STANLEY & CO.     GOLDMAN,
   CLASS       INCORPORATED     CORPORATION   INVESTMENTS INC.         INC.         INCORPORATED   SACHS & CO.
-----------   --------------   ------------   ----------------   ---------------   -------------   -----------

Class A-1      $ 64,868,728    $ 33,831,272      $         0            $0               $0             $0
Class A-1D     $ 49,292,347    $ 25,707,653      $         0            $0               $0             $0
Class A-2      $ 63,488,543    $ 33,111,457      $         0            $0               $0             $0
Class A-2FL    $ 65,723,129    $ 34,276,871      $         0            $0               $0             $0
Class A-3      $ 29,363,122    $ 15,313,878      $         0            $0               $0             $0
Class A-4FL    $197,169,387    $102,830,613      $         0            $0               $0             $0
Class A-5      $ 32,861,565    $ 17,138,435      $         0            $0               $0             $0
Class A-SB     $115,672,707    $ 60,327,293      $         0            $0               $0             $0
Class A-6      $666,898,506    $347,810,494      $55,000,000            $0               $0             $0
Class A-1A     $ 92,623,606    $ 48,306,394      $         0            $0               $0             $0
Class AM       $202,015,811    $105,358,189      $         0            $0               $0             $0
Class AJ       $154,036,612    $ 80,335,388      $         0            $0               $0             $0
Class B        $ 35,353,128    $ 18,437,872      $         0            $0               $0             $0
Class C        $ 17,676,236    $  9,218,764      $         0            $0               $0             $0
Class D        $ 35,352,471    $ 18,437,529      $         0            $0               $0             $0

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. KeyBanc Capital Markets, IXIS Securities North
America Inc., Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will act as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation are acting as joint-bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to 11.15% of the class C certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is
acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,821,634,251, before adjusting for accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the

                                     S-229

offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is one of the mortgage loan sellers. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., which is one of the mortgage loan sellers. IXIS
Securities North America Inc., one of the underwriters, is an affiliate of IXIS
Real Estate Capital Inc., which is one of the mortgage loan sellers. KeyBanc
Capital Markets, a Division of McDonald Investments Inc., one of the
underwriters, is an affiliate of KeyBank National Association, which is one of the mortgage loan sellers and is an affiliate of KeyCorp Real Estate Capital
Markets, Inc., which is the master servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National
Association, are marketed to institutional clients.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect

                                     S-230

from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant
Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual Net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins llp, New York, New York.

                                     S-231

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

   CLASS      MOODY'S   S&P
-----------   -------   ---
 Class A-1      Aaa     AAA
Class A-1D      Aaa     AAA
 Class A-2      Aaa     AAA
Class A-2FL     Aaa     AAA
 Class A-3      Aaa     AAA
Class A-4FL     Aaa     AAA
 Class A-5      Aaa     AAA
Class A-SB      Aaa     AAA
 Class A-6      Aaa     AAA
Class A-1A      Aaa     AAA
 Class AM       Aaa     AAA
 Class AJ       Aaa     AAA
  Class B       Aa2     AA
  Class C       Aa3     AA-
  Class D        A2      A

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-2FL and
A-4FL certificates) on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

                                     S-232

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     A rating on the class A-2FL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-2FL REMIC II regular interest. The ratings on the class A-2FL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein, including the likelihood or the amount of any shortfalls to the class A-2FL certificates as a result of any dollar-for-dollar reductions contemplated in this prospectus supplement. With respect to the class A-2FL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-2FL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1250%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-2FL certificates may experience as a result of the conversion of the pass-through rate on the class A-2FL certificates from a rate based on LIBOR to a fixed rate.

     A rating on the class A-4FL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-4FL REMIC II regular interest. The ratings on the class A-4FL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein, including the likelihood or the amount of any shortfalls to the class A-4FL certificates as a result of any dollar-for-dollar reductions contemplated in this prospectus supplement. With respect to the class A-4FL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-4FL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.2500%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-4FL certificates may experience as a result of the conversion of the pass-through rate on the class A-4FL certificates from a rate based on LIBOR to a fixed rate.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-233

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "A-NOTE TRUST MORTGAGE LOAN" means any of:

     o    the mortgage loan (loan number 118) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
          Columbia IV Shopping Center, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $5,325,000 and a corresponding
          B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $335,000; and

     o    the mortgage loan (loan number 60) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The
          Shoppes at Plantation, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $14,025,000 and a corresponding B-Note
          Non-Trust Loan that has an unpaid principal balance as the cut-off date of $875,000.

     "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

     "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

     "A/B MATERIAL DEFAULT" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage Loan or
B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate

                                      S-234

upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of
               determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the subject mortgage loan, together with (i) interest on those
               Advances and (ii) any related Unliquidated Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject

                                      S-235

          mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     The foregoing notwithstanding, in the case of the Glendale Galleria Trust
Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to the Glendale Galleria Loan Combination as if it were a single loan, and then will be allocated to the Glendale Galleria Subordinate Non-Trust Loans, in each case up to the outstanding principal balance of the subject loan, and then will be allocated among the Glendale Galleria Trust Mortgage Loan and Glendale
Galleria Pari Passu Non-Trust Loan on a pro rata and pari passu basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on such mortgage loan has not been paid by its scheduled maturity date.

     For purposes of the foregoing, the Glendale Galleria Loan Combination will be treated as a single mortgage loan.

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)  the aggregate of all amounts on deposit in the master servicer's collection account and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the collection account;

          (ii) the aggregate amount of all P&I advances made by the master servicer, the trustee or the fiscal agent for distribution on the certificates on that distribution date;

                                      S-236

          (iii) the aggregate amount transferred from the special servicer's REO account to the master servicer's collection account during the month of that distribution date, on or prior to the date on which
               P&I advances are required to be made in that month;

          (iv) the aggregate amount deposited by the master servicer in its collection account for that distribution date in connection with
               Prepayment Interest Shortfalls and any shortfalls in interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)  for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)  any monthly debt service payments collected but due on a due date after the end of the related collection period;

          (ii) all amounts in the master servicer's collection account or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

               (A)  the master servicer's collection account, including, but not limited to, servicing compensation, as described under
                    "Servicing of the Mortgage Loans--Collection
                    Account--Withdrawals" in this prospectus supplement; and

               (B)  the trustee's distribution account, including, but not limited to, trustee fees, as described under "Description of the Offered Certificates--Distribution Account--Withdrawals"
                    in this prospectus supplement;

          (iii) any prepayment premiums and yield maintenance charges;

          (iv) any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

          (v)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

          (vi) any amounts deposited in the master servicer's collection account or the trustee's distribution account in error.

     In no event will the Available Distribution Amount include amounts payable to the holders of the Non-Trust Loans.

     "B-NOTE NON-TRUST LOAN" means, with respect to any A-Note Trust Mortgage
Loan, the other mortgage loan that is part of the related A/B Loan Combination and--

          o    is not included in the trust fund,

          o    is subordinate in right of payment to that A-Note Trust Mortgage
               Loan to the extent set forth in the related Loan Combination
               Intercreditor Agreement,

                                      S-237

          o    is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan, and

          o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context indicates otherwise.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL and A-5 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about December 7, 2005.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERALIZATION EVENT" has the meaning given to that term under
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

                                      S-238

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Countrywide Securities Corporation;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "GLENDALE GALLERIA BORROWER" means the borrower under the Glendale Galleria
Mortgage Loan.

     "GLENDALE GALLERIA CONTROLLING PARTY" means, with respect to the Glendale
Galleria Loan Combination, either--

     o    the holder of the most junior Glendale Galleria Subordinate Non-Trust
          Loan (if any) that has, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal
          Reduction Amount with respect to the Glendale Galleria Loan
          Combination allocable to that Glendale Galleria Subordinate Non-Trust
          Loan, equal to or greater than 25% of its unpaid principal balance
          (without taking into account any Appraisal Reduction Amount); or

     o    the controlling class representative (as the designee of the trust as holder of the Glendale Galleria Mortgage Loan), but only if and for so long as the unpaid principal balance of each Glendale Galleria
          Subordinate Non-Trust Loan, net of the portion of any Appraisal
          Reduction Amount with respect to the Glendale Galleria Loan
          Combination allocable to the subject Glendale Galleria Subordinate
          Non-Trust Loan, is less than 25% of its unpaid principal balance
          (without taking into account any Appraisal Reduction Amount).

     "GLENDALE GALLERIA INTERCREDITOR AGREEMENT" means, collectively, the Note A
Intecreditor Agreement, by and between the holders of the Glendale Galleria
Mortgage Loan and the Glendale Pari Passu Non-Trust Loan, and the Amended and
Restated Co-Lender Agreement, by and between the holders of the Glendale
Galleria Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the
Glendale Galleria Subordinate Non-Trust Loans. Following the inclusion of the
Glendale Galleria Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the agreements comprising the Glendale Galleria Intercreditor Agreement.

     "GLENDALE GALLERIA LOAN COMBINATION" means, collectively, the Glendale
Galleria Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the
Glendale Galleria Subordinate Non-Trust Loans.

     "GLENDALE GALLERIA MORTGAGE LOAN" means the mortgage loan in the trust fund that has a cut-off date principal balance of $153,635,946, and is secured by a mortgage encumbering the Glendale Galleria Mortgaged Property.

     "GLENDALE GALLERIA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Glendale Galleria.

     "GLENDALE GALLERIA NON-TRUST LOANS" means the Glendale Galleria Pari Passu
Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans.

                                      S-239

     "GLENDALE GALLERIA PARI PASSU NON-TRUST LOAN" means the loan that--

     o    is not a part of the trust fund,

     o    has an unpaid principal balance of $125,702,137 as of the cut-off date,

     o    is secured by the same mortgage encumbering the Glendale Galleria
          Mortgaged Property as is the Glendale Galleria Mortgage Loan, and

     o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context indicates otherwise.

     "GLENDALE GALLERIA SUBORDINATE NON-TRUST LOANS" means each of those loans that--

     o    are not a part of the trust fund,

     o    has been designated under the Glendale Galleria Intercredior Agreement as either "Note B" with an unpaid principal balance of $39,905,440 as of the cut-off date or as "Note C" with an unpaid principal balance of
          $49,891,968 as of the cut-off date,

     o    are secured by the same mortgage encumbering the Glendale Galleria
          Mortgaged Property as are the Glendale Galleria Mortgage Loan and the
          Glendale Galleria Pari Passu Non-Trust Loan, and

     o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context indicates otherwise.

     "GLENDALE GALLERIA SUBORDINATE NOTEHOLDER" means the holder of a Glendale
Galleria Subordinate Non-Trust Loan.

     "GLENDALE GALLERIA TRIGGERING EVENT" means, with respect to the Glendale
Galleria Loan Combination--

     o    any uncured event of default with respect to an obligation of the
          Glendale Galleria Borrower to make a scheduled or unscheduled payment due under the loan documents for the Glendale Galleria Loan
          Combination,

     o    any loan comprising the Glendale Galleria Loan Combination is accelerated,

     o    any loan comprising the Glendale Galleria Loan Combination becomes a specially serviced loan,

     o    the occurrence of the maturity date with respect to any loan in the
          Glendale Galleria Loan Combination unless a Servicing Transfer Event with respect to the Glendale Galleria Loan Combination has not occurred as a result of the Glendale Galleria Borrower having delivered a refinancing commitment prior to the maturity date, or

     o    a foreclosure on the Glendale Galleria Mortgaged Property.

     "IRS" means the Internal Revenue Service.

     "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates"
in this prospectus supplement.

                                      S-240

     "LIBOR DETERMINATION DATE" has the meaning given to that term under
"Description of the Offered Certificates--Distributions--Calculation of
Pass-Through Rates" in this prospectus supplement.

     "LOAN COMBINATION" means any of the A/B Loan Combinations or the Glendale
Galleria Loan Combination.

     "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the A/B
Intercreditor Agreements or the Glendale Galleria Intercreditor Agreement.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $3,073,749,461;
          and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an
          Actual/360 Basis or a 30/360 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

                                      S-241

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    the mortgage loans that allow a choice between yield maintenance and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance;

     o    no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, commencing in January 2006; and

     o    the offered certificates are settled on December 7, 2005.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted
Average Net Mortgage Rate and the respective pass-through rates for the class
A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest and the various classes of the non-fixed rate interest-bearing certificates, namely the class A-2, A-3, A-5, A-SB, A-6, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L,
M, N, P, Q and X certificates, from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, then the Net Mortgage
          Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in
          January and

                                      S-242

          February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.5944% per annum to 6.5464%, with a weighted average of those Net
Mortgage Rates of 5.2447% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property.

     "NON-TRUST LOAN" means any of the B-Note Non-Trust Loans or Glendale
Galleria Non-Trust Loans.

     "NON-TRUST NOTEHOLDER" means the holder of a B-Note Non-Trust Loan, the
Glendale Galleria Pari Passu Non-Trust Loan or a Glendale Galleria Subordinate
Non-Trust Loan.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

                                      S-243

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of

                                      S-244

          the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment
          (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

                                      S-245

     "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan and, in the case of the Glendale Galleria Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holders of the Glendale Galleria Non-Trust
Loans. If any portion of the debt due under a mortgage loan (other than
Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized
Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the
Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicer;

     5.   the special servicer;

     6.   any sub-servicers;

     7.   the mortgage loan sellers;

     8.   the swap counterparty;

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

                                      S-246

     10.  any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder(s) of the related Non-Trust Loan(s), all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder(s) of the related
          Non-Trust Loan(s), taking into account, to the extent consistent with the related Loan Combination Intercreditor Agreement, the subordinate nature of, if applicable, the related Non-Trust Loan(s); and

     o    without regard to--

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

                                      S-247

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, for one day;

     2.   the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

                                      S-248

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
Glendale Galleria Subordinate Non-Trust Loan prevents the occurrence of a
Servicing Transfer Event with respect to the Glendale Galleria Trust Mortgage
Loan through the exercise of cure rights as set forth in the Glendale Galleria
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the Glendale Galleria Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the
Glendale Galleria Trust Mortgage Loan or cause the servicing of the Glendale
Galleria Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the
Swap Agreements--The Swap Agreements" in this prospectus supplement.

     "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

                                     S-249

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-2FL Certificates" and "--The Class A-4FL
Certificates" in this prospectus supplement.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and
Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

          (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 69 mortgage loans, representing approximately 42.5% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for

                                     S-250

     purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to 12 mortgage loans, representing approximately
     19.6 % of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of
     (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method. In the case of the Glendale Galleria Trust Mortgage Loan, the UW
     DSCR(x) was determined taking into consideration the aggregate annualized amount of debt service that will be payable under the Glendale Galleria
     Trust Mortgage Loan and the Glendale Galleria Non-Trust Loan, excluding the annualized debt service payable under the Glendale Galleria Subordinate
     Non-Trust Loans.

          In the case of two (2) mortgage loans (loan numbers 77 and 147), the debt service coverage ratio was calculated assuming the application of a holdback amount and/or a letter credit in reduction of the respective cut-off date principal balances of each of those two (2) mortgage loans and, in each case, assuming a revised debt service payment. In the case of three (3) mortgage loans (loan numbers 4, 45 and 71), the loan-to-value ratios and debt service coverage ratios were calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. Further, in the case of one (1) mortgage loan (loan number 33), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis.
     See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans discussed in this paragraph.

          (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self storage and office properties (each, a "Rental Property").
     In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all
     Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net
     Cash Flow for the mortgaged real properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

          In determining the "revenue" component of UW Net Cash Flow for each
     Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
     (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either

                                     S-251

     reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

          In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b)
     property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
     assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

          The borrowers' financial information used to determine UW Net Cash
     Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

          (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of the Glendale
     Galleria Trust Mortgage Loan, the Cut off Date LTV % is equal to the ratio, expressed as a percentage, of the cut off date principal balance of the
     Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu
     Non-Trust Loan (not taking into account the principal balance of the
     Glendale Galleria Subordinate Non-Trust Loans) to the appraised value of the related mortgaged real property.

          In the case of three (3) mortgage loans (loan numbers 4, 45 and 71), the loan-to-value ratios and debt service coverage ratios were calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. In the case of eight (8) mortgage loans (loan numbers 28, 34, 47, 67, 75, 79, 85 and
     164), the loan-to-value ratios were calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan-to-value ratios on the mortgage loans discussed above.

          (iv) References to "Maturity LTV %", "Maturity Date LTV Ratio" or "ARD
     LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an
     ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of the Glendale Galleria Trust Mortgage Loan, the
     Maturity LTV % is equal to the ratio, expressed as a percentage, of the expected balance of the Glendale Galleria Trust Mortgage Loan and the
     Glendale Galleria Pari Passu Non-Trust Loan (not taking into account the principal balances of the Glendale Galleria Subordinate Non-Trust Loans),
     to the appraised value of the related mortgaged real property.

                                     S-252

          (v) References to "Original Balance per Unit ($)" and "Cut-off Date
     Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property. In the case of the Glendale Galleria Trust
     Mortgage Loan, the "Original Balance per Unit ($)" and "Cut-off Date
     Balance per Unit ($)" are references to the original principal balance and the cut off date balance of the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan (not taking into account the principal balance of the Glendale Galleria Subordinate Non-Trust
     Loans), divided by the net rentable square footage of the related mortgaged real property.

          (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

          (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

          (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

          (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated
     in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b)
     defeasance is no longer required. References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

                                     S-253

          (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

          (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
     (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
     (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented
     (depending on borrower reporting).

          (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

          (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-254

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    LOAN #                 ORIGINATOR                                     PROPERTY NAME
    ------                 ----------                                     -------------

       1                      MLML                Galileo NXL Retail Portfolio
     1.01                     MLML                Vail Ranch Center
     1.02                     MLML                Galleria Commons
     1.03                     MLML                Parkway Plaza
     1.04                     MLML                Marketplace at Wycliffe
     1.05                     MLML                Panama City Square
     1.06                     MLML                Genesee Valley Shopping Center
     1.07                     MLML                Roundtree Place
     1.08                     MLML                Merchants Central
     1.09                     MLML                Perry Marketplace
     1.10                     MLML                London Marketplace
     1.11                     MLML                Island Plaza
     1.12                     MLML                Shops at Seneca Mall
     1.13                     MLML                Perlis Plaza
     1.14                     MLML                Shops at Prospect
     1.15                     MLML                Cordele Square
     1.16                     MLML                Grand Central Plaza
     1.17                     MLML                Normandy Square
     1.18                     MLML                Westlane Shopping Center
       2                      MLML                Ashford Hotel Portfolio
     2.01                     MLML                Residence Inn Orlando Sea World
     2.02                     MLML                Crowne Plaza Key West
     2.03                     MLML                Sheraton Minneapolis
     2.04                     MLML                Residence Inn Cottonwood
     2.05                     MLML                Courtyard Overland Park
     2.06                     MLML                Historic Inns Annapolis
     2.07                     MLML                Courtyard Palm Desert
     2.08                     MLML                Residence Inn Palm Desert
     2.09                     MLML                SpringHill Suites University Research Park
     2.10                     MLML                SpringHill Suites Durham Airport
       3                      MLML                Glendale Galleria
       4                       CRF                Louisiana Boardwalk (30)
       5          IXIS Real Estate Capital Inc.   International Home Furnishings Center
       6                      MLML                Galileo NXL Retail Portfolio 2
     6.01                     MLML                Keegan's Meadow
     6.02                     MLML                Jones Square
     6.03                     MLML                Hilltop Plaza
     6.04                     MLML                Tuckernuck Square
     6.05                     MLML                Moundsville Plaza
     6.06                     MLML                Northridge Plaza
     6.07                     MLML                Northshore Plaza
     6.08                     MLML                Plantation Plaza
     6.09                     MLML                Marwood Plaza
     6.10                     MLML                Southern Village
     6.11                     MLML                Dover Park Plaza
     6.12                     MLML                Washtenaw Fountain Plaza
     6.13                     MLML                Jacksonian Plaza
       7                       CRF                Chase Manhattan Centre
       8                       CRF                Younan Portfolio - Dallas
     8.01                      CRF                Eighty-Eighty Central
     8.02                      CRF                9400 NCX
     8.03                      CRF                North Central Plaza III
       9                      MLML                Lowe Tyson's Corner
     9.01                     MLML                Gallows Road
     9.02                     MLML                Kidwell Drive
      10                      MLML                Stafford Marketplace Shopping Center
      11                      MLML                Lodgian Portfolio 4
     11.01                    MLML                Crowne Plaza - West Palm Beach
     11.02                    MLML                Hilton - Columbia
     11.03                    MLML                Hilton - Troy
     11.04                    MLML                Holiday Inn Select - Irving
     11.05                    MLML                Residence Inn - Little Rock
     11.06                    MLML                Courtyard by Marriott - Paducah
     11.07                    MLML                Holiday Inn - Frederick
     11.08                    MLML                Holiday Inn SunSpree - Surfside Beach
      12                       CRF                Tharaldson Portfolio IIIA
     12.01                     CRF                Homewood Suites Willowbrook
     12.02                     CRF                SpringHill Suites Memphis
     12.03                     CRF                Hampton Inn Burnsville
     12.04                     CRF                Holiday Inn Express Oklahoma City
     12.05                     CRF                Fairfield Inn by Marriott Plano
     12.06                     CRF                SpringHill Suites Houston
     12.07                     CRF                Fairfield Inn Muncie
     12.08                     CRF                Hampton Inn Stafford
     12.09                     CRF                Fairfield Inn Westchase
     12.10                     CRF                Hampton Inn Willowbrook
     12.11                     CRF                Fairfield Inn Memphis
     12.12                     CRF                Fairfield Inn Joliet North
     12.13                     CRF                Hampton Inn Texas City
     12.14                     CRF                Fairfield Inn Burnsville
     12.15                     CRF                Comfort Inn Sioux City
     12.16                     CRF                Fairfield Inn Texas City
      13                      MLML                Quads 345/Allred Cotton Center
      14                       CRF                EDS Portfolio
     14.01                     CRF                Camp Hill
     14.02                     CRF                Auburn Hills Facilities
     14.03                     CRF                Rancho Cordova
      15                      MLML                Westminster City Center
      16                       Key                Hudson Park
      17                      MLML                Fresh Direct Warehouse
      18                       Key                Chase Village Apartments
      19                       CRF                625 Broadway and 909 Prospect (31)
     19.01                     CRF                Broadway Office Building (Torbati Building)
     19.02                     CRF                La Jolla Prospect Plaza
      20                      MLML                Empire Shopping Center
      21                       CRF                Blue Cross Building (32)
      22                       CRF                Oak Brook International Office Center (33)
      23                      MLML                First Energy Office Building
      24                      MLML                U-Haul Self Storage Portfolio V
     24.01                    MLML                Westheimer U-Haul Center
     24.02                    MLML                U-Haul Mendenhall
     24.03                    MLML                U-Haul Center 67th & Bell
     24.04                    MLML                U-Haul Ctr N Tampa
     24.05                    MLML                U-Haul Ctr 24 Hwy
     24.06                    MLML                U-Haul Ctr Orange
     24.07                    MLML                U-Haul Savannah Ogeechee
     24.08                    MLML                U-Haul Ctr Morse Rd
     24.09                    MLML                U-Haul Ct Oakwood
     24.10                    MLML                U-Haul Skyland Blvd
     24.11                    MLML                U-Haul San Angelo
     24.12                    MLML                U-Haul Main Street Mov & Str
     24.13                    MLML                U-Haul Ctr S Topeka
     24.14                    MLML                U-Haul Saddle Brook
     24.15                    MLML                U-Haul Ct Pocatello
     24.16                    MLML                U-Haul City Centre
     24.17                    MLML                U-Haul Ctr Anaheim
      25                       CRF                The Courtyard on Wilshire
      26                      MLML                U-Haul Self Storage Portfolio VI
     26.01                    MLML                U-Haul Ctr Westchester County
     26.02                    MLML                U-Haul Pleasant Hls
     26.03                    MLML                U-Haul Ctr Airport
     26.04                    MLML                U-Haul Ct Northeast
     26.05                    MLML                U-Haul Foothill Blv
     26.06                    MLML                U-Haul Outer Fort
     26.07                    MLML                U-Haul Center 34th Street
     26.08                    MLML                U-Haul Ct Crosstown
     26.09                    MLML                U-Haul Washington
     26.10                    MLML                U-Haul Ct I-24
     26.11                    MLML                U-Haul Center Westfield
     26.12                    MLML                U-Haul Hanover St
     26.13                    MLML                U-Haul Ct Livermore
     26.14                    MLML                U-Haul Center Olympia
     26.15                    MLML                U-Haul Gilbert Ave
     26.16                    MLML                U-Haul Center Point
     26.17                    MLML                U-Haul Towne East
     26.18                    MLML                U-Haul S Locust
     26.19                    MLML                U-Haul Center Longview
     26.20                    MLML                U-Haul Bloomsburg
     26.21                    MLML                U-Haul Center Gray Hwy
      27                      MLML                U-Haul Self Storage Portfolio VII
     27.01                    MLML                U-Haul Greater Miami
     27.02                    MLML                U-Haul Center Lancaster
     27.03                    MLML                U-Haul Boston Ave
     27.04                    MLML                U-Haul Ctr Weymouth
     27.05                    MLML                U-Haul Ctr Beltline
     27.06                    MLML                U-Haul Lake Square
     27.07                    MLML                U-Haul Ctr Box Road
     27.08                    MLML                U-Haul Ct Hyde Park
     27.09                    MLML                U-Haul Ctr Route 1
     27.10                    MLML                U-Haul Dallas Frwy
     27.11                    MLML                U-Haul Ct Downtown
     27.12                    MLML                U-Haul Wrightsboro
     27.13                    MLML                U-Haul Of Roseburg
     27.14                    MLML                U-Haul Greensburg
     27.15                    MLML                Fairgrounds U-Haul Center
     27.16                    MLML                U-Haul Ct W W White
     27.17                    MLML                U-Haul Ct Padre Isl
     27.18                    MLML                U-Haul Pace Blvd
      28                       CRF                Meidinger Tower (34)
      29                      MLML                Greenwich Avenue Portfolio
     29.01                    MLML                252 Greenwich Avenue
     29.02                    MLML                321-325 Greenwich Avenue
     29.03                    MLML                234 Greenwich Avenue
     29.04                    MLML                151 Greenwich Avenue
      30                      MLML                Massapequa Shopping Center Portfolio
      31                       CRF                Browntown and Millburn Plaza Portfolio
     31.01                     CRF                Browntown Shopping Center
     31.02                     CRF                Millburn Mall
      32                      MLML                Fountain Square
      33                      MLML                Parkway Crossing East
      34                       CRF                Perkins Rowe Medical Office Center
      35                       CRF                Signature Pavilion
      36                       CRF                156 William Street
      37                      MLML                Rubio Plaza
      38                       CRF                The Lakes at Thousand Oaks
      39                       CRF                Simmons Market Place
      40                      MLML                The Plaza
      41                       Key                Branbury Apartments
      42                      MLML                Marquee Place
      43                       CRF                120 Bloomingdale
      44                      MLML                Cooper Point Pavillion
      45                      MLML                Inverness Heights Shopping Center
      46                      MLML                Lindell Towers
      47                       CRF                Pageantry West Office Park
      48                      MLML                Wayzata Executive Park
      49                       CRF                Midori & Holcomb Place
     49.01                     CRF                The Midori
     49.02                     CRF                Holcomb Place
      50                      MLML                Carmel Woods
      51                      MLML                Klahanie Village Shopping Center
      52                       CRF                Inducon Portfolio
     52.01                     CRF                410 - 440, 415 & 435 Lawrence Bell Drive
     52.02                     CRF                60 - 90 Earhart Drive
     52.03                     CRF                230 Cumberland Drive
     52.04                     CRF                80 - 90 Curtwright Drive
      53                      MLML                Summit Office Park
      54                       Key                Orchard Hardware Plaza
      55                       CRF                Pecos Pebble Office Park
      56                       CRF                Green Valley Technical Plaza (35)
      57                       CRF                Westwood Estates Manufactured Housing Community
      58                      MLML                Temple Inland Industrial Portfolio
     58.01                    MLML                Santa Fe Springs
     58.02                    MLML                Buena Park
     58.03                    MLML                El Centro
      59                      MLML                Del Mar Heights Village
      60                       Key                The Shoppes at Plantation
      61                      MLML                Valley Mack Plaza
      62                       CRF                Tustin MOB I & II
     62.01                     CRF                Tustin Medical Building II
     62.02                     CRF                Tustin Medical Building I
      63                      MLML                Crown Valley Center
      64                       CRF                1100 Buckingham Street
      65                       Key                Raymour & Flanigan Showroom
      66                      MLML                390 East H Street
      67                       CRF                Islands Village Shopping Center
      68                      MLML                Hi Desert Plaza
      69                       CRF                Pecanland Commons Shopping Center
      70                       CRF                Wal-Mart - Villa Rica
      71                       CRF                Cosmo Lofts
      72                      MLML                IDT Building
      73                       CRF                Worthing Place Apartments
      74                       Key                Holden Commons Shopping Center
      75                       Key                Aurora Highlands
      76                      MLML                Lake Frederica Shopping Center
      77                      MLML                Anthem Shopping Center
      78                      MLML                Bridgeview Plaza
      79                       CRF                Paramus - Medical
      80                      MLML                Regency Plaza
      81                      MLML                Marriott - Racine
      82                      MLML                Sheldon Oaks
      83                      MLML                In Town Lofts
      84                      MLML                Wilderness Village Shopping Center
      85                       Key                St. Armand's Circle
      86                       CRF                GroupVI - FCH Medical Bldg
      87                       CRF                Hampton Inn - Florida Mall
      88                      MLML                Shallowford Exchange
      89                       CRF                Cornerstone Center
      90                      MLML                La Mesa Village Station
      91                       CRF                Blackwell Plaza Shopping Center
      92                       CRF                Valencia Town Center Plaza
      93                      MLML                Yarbrough Plaza
      94                       Key                Cross Creek Villas
      95                      MLML                Pleasonton Park 131
      96                      MLML                Crimson Canyon Building
      97                       CRF                Mainplace Merced
      98                      MLML                Campus Walk Apartments
      99                       CRF                K-Mart - Bishop, CA
      100                     MLML                Hampton Inn - College Park
      101                     MLML                I-5 Corporate Center
      102                      CRF                Wendover Ridge Shopping Center
      103                      Key                Westchester Neighborhood School
      104                     MLML                Bridgeville Crossing Shopping Center
      105                     MLML                Parkway Crossing
      106                     MLML                Deer Park
      107                      Key                Social Security Administration Building
      108                      Key                Cedar-Pine Grove Plaza
      109                      CRF                Group VI-Creekside Medical
      110                      CRF                Holiday Inn Express Lompoc
      111                      CRF                Laurel Inn
      112                     MLML                Wheatland Marketplace
      113                      CRF                Carnivale/Project 84
      114                      CRF                Flamingo Self Storage
      115                     MLML                Birchwood Health Care Center
      116                      CRF                Laurel Village Shopping Center
      117                      Key                Monroe Plaza Shopping Center
      118                      Key                Columbia IV Shopping Center
      119                     MLML                Riverwatch Commons
      120                     MLML                Walgreens and Uno Chicago Grill
      121                      CRF                Latina Warehouse
      122                     MLML                Redwood Apartments
      123                     MLML                Montano Shopping Center
      124                     MLML                Camino Village Shopping Center
      125                     MLML                Commerce Bank - Staten Island
      126                     MLML                Avalon Town Center
      127                     MLML                Princess Anne Executive Park
      128                     MLML                Parker Valley Center Lot 3
      129                     MLML                Comfort Inn & Suites
      130                      CRF                Galleria Self Storage
      131                      CRF                Osco Plaza
      132                      CRF                39-41 North Fullerton Apartments
      133                      CRF                Plaza de las Brisas
      134                      Key                Waterfall Plaza
      135                      CRF                Maryland Gardens
      136                     MLML                The Harbor at Southaven
      137                     MLML                East Towne Plaza
      138                      CRF                Parkvale Medical Office Building
      139                      CRF                Whispering Woods Apartments
      140                      CRF                Sundance Self Storage
      141                     MLML                National City Retail
      142                      Key                Centennial-Hanford Center PH I-C
      143                      CRF                Moss VI Building
      144                      CRF                Grayson Corners Shopping Center
      145                     MLML                Strawberry Fields
      146                     MLML                Colorado First Building
      147                     MLML                Federal Express Building
      148                      CRF                Chimney Lakes Village
      149                     MLML                Regents Plaza
      150                      CRF                GroupVI - 900 Westpark Drive
      151                      Key                Storage Depot
      152                      Key                Groveport Square Neighborhood Shopping Center
      153                      CRF                Imperial Medical Office Building
      154                     MLML                CVS Thibodaux
      155                     MLML                Stoney Brook Commons
      156                     MLML                Tsern Retail
      157                      CRF                Brighton Lane Shopping Center
      158                     MLML                La Quinta Lafayette
      159                     MLML                Alameda Self Storage
      160                     MLML                1500 McGowen
      161                      CRF                Mondo Building
      162                      CRF                Glen Arbor Apartments
      163                      CRF                CVS Pharmacy - Sparta Road
      164                      CRF                Fitch Building Complex
      165                      Key                South Jordan Self Storage
      166                      CRF                Peachtree Crest Business Center - Building 3760
      167                      CRF                Stirling Palm Plaza
      168                      CRF                South Sherwood Square
      169                      CRF                47 Louise Street

LOAN #                                            STREET ADDRESS                                                       CITY
------                                            --------------                                                       ----

   1     Various                                                                                                 Various
 1.01    31685-31845 Highway 79 South                                                                            Temecula
 1.02    570 North Stephanie Street                                                                              Henderson
 1.03    1209 Silas Creek Parkway                                                                                Winston Salem
 1.04    4075-4115 State Road 7                                                                                  Lake Worth
 1.05    535 West 23rd Street                                                                                    Panama City
 1.06    4276 Lakeville Road                                                                                     Geneseo
 1.07    2321-2515 Ellsworth Road                                                                                Ypsilanti
 1.08    2629 Decherd Boulevard                                                                                  Winchester
 1.09    1355 Sam Nunn Boulevard                                                                                 Perry
 1.10    1710 West Kentucky Highway 192                                                                          London
 1.11    1291 Folly Road                                                                                         James Island
 1.12    8015 Oswego Road                                                                                        Liverpool
 1.13    1500 East Forsyth Street                                                                                Americus
 1.14    3985 Columbia Avenue                                                                                    West Hempfield
 1.15    1013 East 16th Street                                                                                   Cordele
 1.16    4000-4040 Murdoch Avenue                                                                                Parkersburg
 1.17    7900 Normandy Boulevard                                                                                 Jacksonville
 1.18    7098-7167 North Michigan Road                                                                           Indianapolis
   2     Various                                                                                                 Various
 2.01    11000 Westwood Boulevard                                                                                Orlando
 2.02    430 Duval Street                                                                                        Key West
 2.03    12201 Ridgedale Drive                                                                                   Minnetonka
 2.04    6425 South 3000 East                                                                                    Salt Lake City
 2.05    11001 Woodson Street                                                                                    Overland Park
 2.06    58 State Circle                                                                                         Annapolis
 2.07    74895 Frank Sinatra Drive                                                                               Palm Desert
 2.08    38305 Cook Street                                                                                       Palm Desert
 2.09    8700 Research Drive                                                                                     Charlotte
 2.10    920 Slater Road                                                                                         Durham
   3     2148 Glendale Galleria & 100 West Broadway                                                              Glendale
   4     390 Plaza Loop                                                                                          Bossier City
   5     210 East Commerce Avenue                                                                                High Point
   6     Various                                                                                                 Various
 6.01    11711 West Bellfort                                                                                     Stafford
 6.02    10921 FM 1960 West                                                                                      Houston
 6.03    1725 Laskin Road                                                                                        Virginia Beach
 6.04    9004 West Broad Street                                                                                  Richmond
 6.05    1200-1300 and 1410 Lafayette Avenue                                                                     Moundsville
 6.06    8155-8271 West Brown Deer Road                                                                          Milwaukee
 6.07    1502 - 1600 Wildcat Drive                                                                               Portland
 6.08    1001 Plantation Drive                                                                                   Clute
 6.09    3335 Kentucky Avenue                                                                                    Indianapolis
 6.10    1223-1255 East Southern Avenue                                                                          Mesa
 6.11    1 Sunnybrae Boulevard                                                                                   Yardville
 6.12    2720-2820 Washtenaw Avenue                                                                              Ypsilanti
 6.13    4950 North Highway 55                                                                                   Jackson
   7     1201 North Market Street                                                                                Wilmington
   8     Various                                                                                                 Dallas
 8.01    8080 North Central Expressway                                                                           Dallas
 8.02    9400 North Central Expressway                                                                           Dallas
 8.03    12801 North Central Expressway                                                                          Dallas
   9     Various                                                                                                 Vienna
 9.01    1953 Gallows Road                                                                                       Vienna
 9.02    1951 Kidwell Drive                                                                                      Vienna
  10     1110 Stafford Market Place                                                                              Stafford
  11     Various                                                                                                 Various
 11.01   1601 Belvedere Road                                                                                     West Palm Beach
 11.02   5485 Twin Knolls Road                                                                                   Columbia
 11.03   5500 Crooks Road                                                                                        Troy
 11.04   4441 West John W. Carpenter Freeway                                                                     Irving
 11.05   1401 South Shackleford Road                                                                             Little Rock
 11.06   3835 Technology Drive                                                                                   Paducah
 11.07   999 West Patrick Street                                                                                 Frederick
 11.08   1601 North Ocean Boulevard                                                                              Surfside Beach
  12     Various                                                                                                 Various
 12.01   7655 West FM 1960                                                                                       Houston
 12.02   2800 New Brunswick Road                                                                                 Memphis
 12.03   14400 Nicollet Court                                                                                    Burnsville
 12.04   7601 C.A. Henderson Boulevard                                                                           Oklahoma City
 12.05   4712 West Plano Parkway                                                                                 Plano
 12.06   2750 North Loop West 610                                                                                Houston
 12.07   4011 West Bethel Pike                                                                                   Muncie
 12.08   4714 Techniplex Drive                                                                                   Stafford
 12.09   2400 West Sam Houston Parkway                                                                           Houston
 12.10   7645 West FM 1960                                                                                       Houston
 12.11   8489 Highway 64                                                                                         Memphis
 12.12   3239 Norman Avenue                                                                                      Joliet
 12.13   2320 FM 2004                                                                                            Texas City
 12.14   14350 Nicollet Court                                                                                    Burnsville
 12.15   4202 South Lakeport Street                                                                              Sioux City
 12.16   10700 E.F. Lowry Expressway                                                                             Texas City
  13     4303, 4313, 4405, 4415, & 4425 East Cotton Center Boulevard                                             Phoenix
  14     Various                                                                                                 Various
 14.01   225 Grandview Avenue                                                                                    East Pennsboro
 14.02   1080 and 985 West Entrance Drive                                                                        Auburn Hills
 14.03   10888 White Rock Road                                                                                   Rancho Cordova
  15     9210-9440 North Sheridan Boulevard                                                                      Westminster
  16     323 West 96th Street                                                                                    New York
  17     23-30 Borden Avenue                                                                                     Long Island City
  18     375 Marche Chase Drive                                                                                  Eugene
  19     Various                                                                                                 Various
 19.01   625 Broadway                                                                                            San Diego
 19.02   909 Prospect Street                                                                                     La Jolla
  20     5865, 5867, 5869, 5875, 5879, 5885, 5887, 5891, and 5897 Lone Tree Way                                  Antioch
  21     901 South Central Expressway                                                                            Richardson
  22     2707, 2803, 2805 and 2809 Butterfield Road                                                              Oak Brook
  23     76 South Main Street                                                                                    Akron
  24     Various                                                                                                 Various
 24.01   14900 Westheimer Road                                                                                   Houston
 24.02   3551 South Mendenhall Road                                                                              Memphis
 24.03   6544 West Bell Road                                                                                     Glendale
 24.04   10415 North Florida Avenue                                                                              Tampa
 24.05   305 East 24 Highway                                                                                     Independence
 24.06   174 Boston Post Road                                                                                    Orange
 24.07   3802 Ogeechee Road                                                                                      Savannah
 24.08   2980 Morse Road                                                                                         Columbus
 24.09   4 Westbank Expressway                                                                                   Gretna
 24.10   124 Skyland Boulevard East                                                                              Tuscaloosa
 24.11   1330 South Koenigheim                                                                                   San Angelo
 24.12   3197 Main Street                                                                                        Hartford
 24.13   3825 Southwest Topeka Boulevard                                                                         Topeka
 24.14   210 US Highway 46                                                                                       Saddle Brook
 24.15   709 North 5th Avenue                                                                                    Pocatello
 24.16   230 South Verity Parkway                                                                                Middletown
 24.17   626 South Anaheim Boulevard                                                                             Anaheim
  25     1801-31 Wilshire Boulevard                                                                              Santa Monica
  26     Various                                                                                                 Various
 26.01   937 Saw Mill River Road                                                                                 Yonkers
 26.02   5 Clairton Boulevard                                                                                    Pleasant Hills
 26.03   5356 University Boulevard                                                                               Moon Township
 26.04   8833 Dyer Street                                                                                        El Paso
 26.05   16823 Foothill Boulevard                                                                                Fontana
 26.06   3175 South Fort                                                                                         Detroit
 26.07   4825 West 34th Street                                                                                   Houston
 26.08   3611 South Port Avenue                                                                                  Corpus Christi
 26.09   960 Washington Road                                                                                     Washington
 26.10   3020 Lamar Avenue                                                                                       Memphis
 26.11   50 Springfield Road                                                                                     Westfield
 26.12   87 Hanover Street                                                                                       Lebanon
 26.13   3429 Gardella Plaza                                                                                     Livermore
 26.14   2516 East 4th Avenue                                                                                    Olympia
 26.15   2320 Gilbert Avenue                                                                                     Cincinnati
 26.16   1636 Center Point Road                                                                                  Birmingham
 26.17   5213 East Pawnee                                                                                        Wichita
 26.18   1730 South Locust Street                                                                                Grand Island
 26.19   410 West Marshall Avenue                                                                                Longview
 26.20   2101 Columbus Boulevard                                                                                 Bloomsburg
 26.21   770 Gray Highway                                                                                        Macon
  27     Various                                                                                                 Various
 27.01   1000 Northeast 1st Avenue                                                                               Miami
 27.02   42925 Sierra Highway                                                                                    Lancaster
 27.03   636-650 Boston Avenue                                                                                   Bridgeport
 27.04   666 Bridge Street                                                                                       Weymouth
 27.05   200 South Beltline Highway                                                                              Mobile
 27.06   10128 Highway 441 South                                                                                 Leesburg
 27.07   1700 Box Road                                                                                           Columbus
 27.08   150 Fairmount Avenue                                                                                    Hyde Park
 27.09   390 Providence Highway                                                                                  Norwood
 27.10   5333 North Freeway                                                                                      Houston
 27.11   970 1/2 Springhill Avenue                                                                               Mobile
 27.12   3363 Wrightsboro Road                                                                                   Augusta
 27.13   1182 Northeast Stephens Street                                                                          Roseburg
 27.14   1010 East Pittsburg Street                                                                              Greensburg
 27.15   3028 Bessemer Road                                                                                      Birmingham
 27.16   4502 Rigsby Avenue                                                                                      San Antonio
 27.17   4344 South Padre Island Drive                                                                           Corpus Christi
 27.18   2817 North Pace Boulevard                                                                               Pensacola
  28     462 South 4th Street                                                                                    Louisville
  29     Various                                                                                                 Greenwich
 29.01   252 Greenwich Avenue                                                                                    Greenwich
 29.02   321-325 Greenwich Avenue                                                                                Greenwich
 29.03   234 Greenwich Avenue                                                                                    Greenwich
 29.04   151 Greenwich Avenue                                                                                    Greenwich
  30     1220, 1276 and 1310 Hicksville Road                                                                     Seaford
  31     Various                                                                                                 Various
 31.01   2601 - 2727 Middlesex County Road Route 516 and Gaub Road                                               Old Bridge
 31.02   2019 - 2933 Vauxhall Road                                                                               Union
  32     310-630 East Bell Road                                                                                  Phoenix
  33     2300-2485 Prince William Parkway                                                                        Woodbridge
  34     10101 Park Rowe Avenue                                                                                  Baton Rouge
  35     310-390 North Escondido Boulevard                                                                       Escondido
  36     156 William Street                                                                                      New York
  37     16542-16550 Ventura Boulevard                                                                           Encino
  38     2200 East Thousand Oaks Boulevard                                                                       Thousand Oaks
  39     5465 - 5595 Simmons Street                                                                              Las Vegas
  40     1500 Palisades Avenue                                                                                   Fort Lee
  41     449 West 1720 North                                                                                     Provo
  42     641-681 East Lake Street                                                                                Wayzata
  43     120 Bloomingdale Road                                                                                   White Plains
  44     1510-1620 Cooper Point Road Southwest                                                                   Olympia
  45     5025 U.S. Highway 280 South                                                                             Birmingham
  46     3733 & 3745 Lindell Boulevard                                                                           Saint Louis
  47     8925 and 8945 West Russell Road                                                                         Las Vegas
  48     1903, 1905 & 1907 Wayzata Boulevard                                                                     Wayzata
  49     Various                                                                                                 Norcross
 49.01   5335 Triangle Parkway                                                                                   Norcross
 49.02   3150 Holcomb Bridge Road                                                                                Norcross
  50     1010 Clubhouse Court                                                                                    Carmel
  51     4560 Klahanie Drive Southeast                                                                           Issaquah
  52     Various                                                                                                 Various
 52.01   410 - 440, 415 & 435 Lawrence Bell Drive                                                                Amherst
 52.02   60 - 90 Earhart Drive                                                                                   Amherst
 52.03   230 Cumberland Drive                                                                                    Nashville
 52.04   80 - 90 Curtwright Drive                                                                                Amherst
  53     300 Centerville Road                                                                                    Warwick
  54     8998-9116 Foothill Boulevard                                                                            Rancho Cucamonga
  55     8905, 8925, 8935, 8955, 8965, 8975 and 8985 South Pecos Road                                            Henderson
  56     5251 Business Center Drive                                                                              Fairfield
  57     7801 88th Avenue                                                                                        Pleasant Prairie
  58     Various                                                                                                 Various
 58.01   9211 Norwalk Boulevard                                                                                  Santa Fe Springs
 58.02   6211 Descanso Avenue                                                                                    Buena Park
 58.03   120 East Ross Avenue                                                                                    El Centro
  59     2602-2690 Del Mar Heights Road                                                                          San Diego
  60     6800-6830 Shoppes At Plantation Drive                                                                   Fort Myers
  61     6100 & 6200 Mack Road                                                                                   Sacramento
  62     Various                                                                                                 Tustin
 62.01   14642 Newport Avenue                                                                                    Tustin
 62.02   14591 Newport Avenue                                                                                    Tustin
  63     27620 - 27680 Marguerite Parkway                                                                        Mission Viejo
  64     1100 Buckingham Street                                                                                  Watertown
  65     1855 Central Park Avenue-Route 100                                                                      Yonkers
  66     390 East H Street                                                                                       Chula Vista
  67     1404, 1422, 1430, 1440, 1442, 1500, 1520 and 1560 West Warner Road and 700 and 735 South Islands Drive  Gilbert
  68     16970 Bear Valley Road                                                                                  Victorville
  69     4209-4299 Pecanland Mall Drive                                                                          Monroe
  70     600 Highway 61                                                                                          Villa Rica
  71     1617 Cosmo Street                                                                                       Hollywood
  72     225-226 Old New Brunswick Road                                                                          Piscataway
  73     1100 County Line Road                                                                                   Kansas City
  74     160-164 Reservoir Street                                                                                Holden
  75     1700-1791 South Buckley Road                                                                            Aurora
  76     3902 South Semoran Boulevard                                                                            Orlando
  77     3668 & 3720 West Anthem Way                                                                             Anthem
  78     3650 Route 9W                                                                                           Highland
  79     275 Forest Avenue                                                                                       Paramus
  80     548 Contra Costa Boulevard                                                                              Pleasant Hill
  81     7111 Washington Avenue                                                                                  Racine
  82     2525 Cal Young Road                                                                                     Eugene
  83     450 Stonewall Street                                                                                    Atlanta
  84     22117 Southeast 237th Street                                                                            Maple Valley
  85     443-455 John Ringling Boulevard                                                                         Sarasota
  86     1279 Highway 54                                                                                         Fayetteville
  87     8601 South Orange Blossom Trail                                                                         Orlando
  88     2558 Shallowford Road                                                                                   Atlanta
  89     12601, 12607, 12615 Artesia Boulevard                                                                   Cerritos
  90     5901-5999 Severin Drive                                                                                 La Mesa
  91     2959 Canton Road                                                                                        Marietta
  92     24510 Town Center Drive                                                                                 Valencia
  93     10501 Gateway West                                                                                      El Paso
  94     4912 Alpine Ridge Drive                                                                                 Columbia
  95     6621-6665 Owens Drive                                                                                   Pleasanton
  96     7373 & 7375 Peak Drive                                                                                  Las Vegas
  97     403-439 West Main Street                                                                                Merced
  98     455 Racine Drive                                                                                        Wilmington
  99     1200 North Main Street                                                                                  Bishop
  100    9670 Baltimore Avenue                                                                                   College Park
  101    802 134th Street Southwest                                                                              Everett
  102    4212 -4216 West Wendover Road                                                                           Greensboro
  103    5401 South Beethoven Street                                                                             Los Angeles
  104    9537 Bridgeville Center Road                                                                            Bridgeville
  105    11812 Carolina Place Parkway                                                                            Pineville
  106    646 Canyon Road                                                                                         Novato
  107    10824 North Central Expressway                                                                          Dallas
  108    18 Broadway Road                                                                                        Pemberton Township
  109    6095 Professional Parkway                                                                               Douglasville
  110    1417 North H Street                                                                                     Lompoc
  111    444 Presidio Avenue                                                                                     San Francisco
  112    3207-3215 Kirnwood Dtrive                                                                               Dallas
  113    18227 NE 4th Court                                                                                      North Miami Beach
  114    9960 West Flamingo Road                                                                                 Las Vegas
  115    4800 Bear Road                                                                                          Liverpool
  116    3527-3535 California Street                                                                             San Francisco
  117    8527-8553 IH 45 South                                                                                   Houston
  118    5422 Forest Drive                                                                                       Columbia
  119    992 Stevens Creek Road                                                                                  Augusta
  120    218-220 Huttleston Avenue                                                                               Fairhaven
  121    2775 Broadway                                                                                           Cheektowaga
  122    1001 East Fern Avenue                                                                                   McAllen
  123    6200 Coors Boulevard Northwest                                                                          Albuquerque
  124    1401-1405 South El Camino Real                                                                          Oceanside
  125    5454 Amboy Road                                                                                         Staten Island
  126    1030 East Highway 377                                                                                   Granbury
  127    2396 Court Plaza Drive                                                                                  Virginia Beach
  128    11177 South Dransfeldt Road                                                                             Parker
  129    2540 Davie Road                                                                                         Davie
  130    851 Galleria Boulevard                                                                                  Roseville
  131    8940 & 8960 West Bell Road                                                                              Peoria
  132    39-41 North Fullerton Avenue                                                                            Montclair
  133    9819 - 9889 Foothill Boulevard                                                                          Rancho Cucamonga
  134    5623-5725 Dixie Highway                                                                                 Waterford
  135    4529 West Ocotillo Road                                                                                 Glendale
  136    3333 Fairhaven Drive                                                                                    Lafayette
  137    2901 Williamsburg Road                                                                                  Richmond
  138    4616 North 51st Avenue                                                                                  Phoenix
  139    4411 Northside Drive                                                                                    Macon
  140    1351 Baseline Road                                                                                      Roseville
  141    3403 & 3421 East Plaza Boulevard                                                                        National City
  142    110, 112, 114, and 212 North 12th Avenue                                                                Hanford
  143    10200 Sepulveda Boulevard                                                                               Mission Hills
  144    600 C.W. Stevens Boulevard                                                                              Grayson
  145    1654 South Marion Avenue                                                                                Springfield
  146    3204 & 3260 North Academy Boulevard                                                                     Colorado Springs
  147    2960 North Martin Avenue                                                                                Springfield
  148    8540 Argyle Forest Boulevard                                                                            Jacksonville
  149    7475 Clairemont Mesa Boulevard                                                                          San Diego
  150    900 Westpark Drive                                                                                      Peachtree City
  151    3401 Airline Boulevard                                                                                  Portsmouth
  152    6011-6029 Groveport Road                                                                                Groveport
  153    15651 Imperial Highway                                                                                  La Mirada
  154    201 North Canal Boulevard                                                                               Thibodoux
  155    4 Riverside Avenue & 10 North Main Street                                                               Bristol
  156    1710 Tipton Street                                                                                      Seymour
  157    11911-41 Southwest Freeway                                                                              Stafford
  158    1015 West Pinhook Road                                                                                  Lafayette
  159    1913 Sherman Street                                                                                     Alameda
  160    1500 McGowen Street                                                                                     Houston
  161    501 West Main Street                                                                                    Merced
  162    2250 West Glendale Avenue                                                                               Phoenix
  163    240 Sparta Road                                                                                         North Wilkesboro
  164    360 - 370 East Avenue                                                                                   Rochester
  165    10188 South Redwood Road                                                                                South Jordan
  166    3760 Peachtree Crest Drive                                                                              Duluth
  167    10201-10261 Stirling Road                                                                               Cooper City
  168    5830 South Sherwood Forest Boulevard                                                                    Baton Rouge
  169    47 Louise Street                                                                                        San Rafael

                                                              NUMBER OF             PROPERTY                PROPERTY
LOAN #        STATE      ZIP CODE           COUNTY            PROPERTIES              TYPE                  SUBTYPE       YEAR BUILT
------        -----      --------           ------            ----------              ----                  -------       ----------

   1        Various       Various    Various                      18        Retail               Anchored                  Various
 1.01       CA             92592     Riverside                    1         Retail               Anchored                    1997
 1.02       NV             89014     Clark                        1         Retail               Anchored                    1998
 1.03       NC             27127     Forsyth                      1         Retail               Anchored                    1960
 1.04       FL             33467     Palm Beach                   1         Retail               Anchored                    2002
 1.05       FL             32405     Bay                          1         Retail               Anchored                    1989
 1.06       NY             14454     Livingston                   1         Retail               Anchored                    1993
 1.07       MI             48197     Washtenaw                    1         Retail               Anchored                    1992
 1.08       TN             37398     Franklin                     1         Retail               Anchored                    1996
 1.09       GA             31069     Houston                      1         Retail               Anchored                    1992
 1.10       KY             40741     Laurel                       1         Retail               Anchored                    1994
 1.11       SC             29412     Charleston                   1         Retail               Anchored                    1994
 1.12       NY             13090     Onondaga                     1         Retail               Anchored                    1971
 1.13       GA             31709     Sumter                       1         Retail               Anchored                    1972
 1.14       PA             17603     Lancaster                    1         Retail               Anchored                    1994
 1.15       GA             31015     Crisp                        1         Retail               Anchored                    1968
 1.16       WV             26101     Wood                         1         Retail               Anchored                    1986
 1.17       FL             32221     Duval                        1         Retail               Anchored                    1976
 1.18       IN             46268     Marion                       1         Retail               Anchored                    1968
   2        Various       Various    Various                      10        Hospitality          Various                   Various
 2.01       FL             32821     Orange                       1         Hospitality          Limited Service             2002
 2.02       FL             33040     Monroe                       1         Hospitality          Full Service                1925
 2.03       MN             55305     Hennepin                     1         Hospitality          Full Service                1984
 2.04       UT             84121     Salt Lake                    1         Hospitality          Limited Service             1999
 2.05       KS             66211     Johnson                      1         Hospitality          Limited Service             2000
 2.06       MD             21401     Anne Arundel                 1         Hospitality          Full Service                1727
 2.07       CA             92211     Riverside                    1         Hospitality          Full Service                1999
 2.08       CA             92211     Riverside                    1         Hospitality          Limited Service             1999
 2.09       NC             28262     Mecklenburg                  1         Hospitality          Limited Service             2001
 2.10       NC             27703     Durham                       1         Hospitality          Limited Service             2000
   3        CA             91210     Los Angeles                  1         Retail               Anchored                    1976
   4        LA             71111     Bossier                      1         Retail               Anchored                    2005
   5        NC             27260     Guilford                     1         Other                Furnituremart            1921-2000
   6        Various       Various    Various                      13        Retail               Anchored                  Various
 6.01       TX             77477     Harris                       1         Retail               Anchored                    1983
 6.02       TX             77070     Harris                       1         Retail               Anchored                    1978
 6.03       VA             23454     Virginia Beach               1         Retail               Anchored                    1987
 6.04       VA             23294     Henrico                      1         Retail               Anchored                    1981
 6.05       WV             26041     Marshall                     1         Retail               Anchored                    1961
 6.06       WI             53223     Milwaukee                    1         Retail               Anchored                    1975
 6.07       TX             78374     San Patricio                 1         Retail               Anchored                    1981
 6.08       TX             77531     Brazoria                     1         Retail               Anchored                    1973
 6.09       IN             43221     Marion                       1         Retail               Anchored                    1972
 6.10       AZ             85204     Maricopa                     1         Retail               Anchored                    1986
 6.11       NJ             08620     Mercer                       1         Retail               Anchored                    1966
 6.12       MI             48197     Washtenaw                    1         Retail               Anchored                    1989
 6.13       MS             39211     Hinds                        1         Retail               Anchored                    1990
   7        DE             19801     New Castle                   1         Office               CBD                         1988
   8        TX            Various    Dallas                       3         Office               Suburban                  Various
 8.01       TX             75206     Dallas                       1         Office               Suburban                    1984
 8.02       TX             75231     Dallas                       1         Office               Suburban                    1981
 8.03       TX             75243     Dallas                       1         Office               Suburban                    1985
   9        VA             22182     Fairfax                      2         Office               Suburban                  Various
 9.01       VA             22182     Fairfax                      1         Office               Suburban                    1983
 9.02       VA             22182     Fairfax                      1         Office               Suburban                    1980
  10        VA             22556     Stafford                     1         Retail               Anchored                    2004
  11        Various       Various    Various                      8         Hospitality          Various                   Various
 11.01      FL             33406     Palm Beach                   1         Hospitality          Full Service                1983
 11.02      MD             21045     Howard                       1         Hospitality          Full Service                1982
 11.03      MI             48098     Oakland                      1         Hospitality          Full Service                1976
 11.04      TX             75063     Dallas                       1         Hospitality          Full Service                1978
 11.05      AR             72211     Pulaski                      1         Hospitality          Limited Service             1998
 11.06      KY             42001     McCracken                    1         Hospitality          Full Service                1997
 11.07      MD             21702     Frederick                    1         Hospitality          Full Service                1963
 11.08      SC             29575     Horry                        1         Hospitality          Full Service                1973
  12        Various       Various    Various                      16        Hospitality          Limited Service           Various
 12.01      TX             77070     Harris                       1         Hospitality          Limited Service             1998
 12.02      TN             38133     Shelby                       1         Hospitality          Limited Service             1998
 12.03      MN             55306     Dakota                       1         Hospitality          Limited Service             1997
 12.04      OK             73139     Oklahoma                     1         Hospitality          Limited Service             1998
 12.05      TX             75093     Collin                       1         Hospitality          Limited Service             1996
 12.06      TX             77092     Harris                       1         Hospitality          Limited Service             1997
 12.07      IN             47304     Delaware                     1         Hospitality          Limited Service             1990
 12.08      TX             77477     Fort Bend                    1         Hospitality          Limited Service             1997
 12.09      TX             77042     Harris                       1         Hospitality          Limited Service             1997
 12.10      TX             77070     Harris                       1         Hospitality          Limited Service             1998
 12.11      TN             38133     Shelby                       1         Hospitality          Limited Service             1998
 12.12      IL             60431     Will                         1         Hospitality          Limited Service             1992
 12.13      TX             77591     Galveston                    1         Hospitality          Limited Service             1996
 12.14      MN             55306     Dakota                       1         Hospitality          Limited Service             1997
 12.15      IA             51106     Woodbury                     1         Hospitality          Limited Service             1989
 12.16      TX             77591     Galveston                    1         Hospitality          Limited Service             1996
  13        AZ             85040     Maricopa                     1         Industrial           Flex                        2001
  14        Various       Various    Various                      3         Office               Suburban                  Various
 14.01      PA             17011     Cumberland                   1         Office               Suburban                    1981
 14.02      MI             48326     Oakland                      1         Office               Suburban                    1985
 14.03      CA             95670     Sacramento                   1         Office               Suburban                    1998
  15        CO             80031     Adams                        1         Retail               Anchored                    1996
  16        NY             10025     New York                     1         Multifamily          Mid/High Rise               2003
  17        NY             11101     Queens                       1         Industrial           Warehouse                   1960
  18        OR             97401     Lane                         1         Multifamily          Student Housing             1991
  19        CA            Various    San Diego                    2         Various              Various                   Various
 19.01      CA             92101     San Diego                    1         Office               CBD                         1925
 19.02      CA             92037     San Diego                    1         Mixed Use            Retail/Office               1989
  20        CA             94509     Contra Costa                 1         Retail               Anchored                    2005
  21        TX             75080     Dallas                       1         Office               Suburban                    1971
  22        IL             60523     DuPage                       1         Office               Suburban                    1976
  23        OH             44308     Summit                       1         Office               Suburban                    1976
  24        Various       Various    Various                      17        Self Storage         Self Storage              Various
 24.01      TX             77082     Harris                       1         Self Storage         Self Storage                1985
 24.02      TN             38115     Shelby                       1         Self Storage         Self Storage                1982
 24.03      AZ             85308     Maricopa                     1         Self Storage         Self Storage                1988
 24.04      FL             33612     Hillsborough                 1         Self Storage         Self Storage                1959
 24.05      MO             64050     Jackson                      1         Self Storage         Self Storage                1970
 24.06      CT             06477     New Haven                    1         Self Storage         Self Storage                1939
 24.07      GA             31405     Chatham                      1         Self Storage         Self Storage                1977
 24.08      OH             43229     Franklin                     1         Self Storage         Self Storage                1974
 24.09      LA             70053     Jefferson                    1         Self Storage         Self Storage                1984
 24.10      AL             35405     Tuscaloosa                   1         Self Storage         Self Storage                1970
 24.11      TX             76903     Tom Green                    1         Self Storage         Self Storage                1980
 24.12      CT             06120     Hartford                     1         Self Storage         Self Storage                1956
 24.13      KS             66609     Shawnee                      1         Self Storage         Self Storage                1979
 24.14      NJ             07662     Bergen                       1         Self Storage         Self Storage                1965
 24.15      ID             83201     Bannock                      1         Self Storage         Self Storage                1980
 24.16      OH             45042     Butler                       1         Self Storage         Self Storage                1950
 24.17      CA             92805     Orange                       1         Self Storage         Self Storage                1955
  25        CA             90403     Los Angeles                  1         Office               Suburban                    1980
  26        Various       Various    Various                      21        Self Storage         Self Storage              Various
 26.01      NY             10701     Westchester                  1         Self Storage         Self Storage                1950
 26.02      PA             15236     Allegheny                    1         Self Storage         Self Storage                1978
 26.03      PA             15108     Allegheny                    1         Self Storage         Self Storage                1980
 26.04      TX             79904     El Paso                      1         Self Storage         Self Storage                1971
 26.05      CA             92335     San Bernardino               1         Self Storage         Self Storage                1970
 26.06      MI             48217     Wayne                        1         Self Storage         Self Storage                1965
 26.07      TX             77092     Harris                       1         Self Storage         Self Storage                1977
 26.08      TX             78415     Nueces                       1         Self Storage         Self Storage                1965
 26.09      PA             15301     Washington                   1         Self Storage         Self Storage                1980
 26.10      TN             38114     Shelby                       1         Self Storage         Self Storage                1966
 26.11      MA             01085     Hampden                      1         Self Storage         Self Storage                1955
 26.12      NH             03766     Grafton                      1         Self Storage         Self Storage                1976
 26.13      CA             94550     Alameda                      1         Self Storage         Self Storage                1982
 26.14      WA             98506     Thurston                     1         Self Storage         Self Storage                1939
 26.15      OH             45206     Hamilton                     1         Self Storage         Self Storage                1920
 26.16      AL             35215     Jefferson                    1         Self Storage         Self Storage                1970
 26.17      KS             67218     Sedgwick                     1         Self Storage         Self Storage                1970
 26.18      NE             68801     Hall                         1         Self Storage         Self Storage                1979
 26.19      TX             75601     Gregg                        1         Self Storage         Self Storage                1939
 26.20      PA             17815     Columbia                     1         Self Storage         Self Storage                1986
 26.21      GA             31211     Bibb                         1         Self Storage         Self Storage                1966
  27        Various       Various    Various                      18        Self Storage         Self Storage              Various
 27.01      FL             33132     Miami-Dade                   1         Self Storage         Self Storage                1925
 27.02      CA             93534     Los Angeles                  1         Self Storage         Self Storage                1985
 27.03      CT             06610     Fairfield                    1         Self Storage         Self Storage                1941
 27.04      MA             02188     Norfolk                      1         Self Storage         Self Storage                1959
 27.05      AL             36608     Mobile                       1         Self Storage         Self Storage                1970
 27.06      FL             34788     Lake                         1         Self Storage         Self Storage                1984
 27.07      GA             31907     Muscogee                     1         Self Storage         Self Storage                1963
 27.08      MA             02136     Suffolk                      1         Self Storage         Self Storage                1920
 27.09      MA             02062     Norfolk                      1         Self Storage         Self Storage                1940
 27.10      TX             77022     Harris                       1         Self Storage         Self Storage                1968
 27.11      AL             36604     Mobile                       1         Self Storage         Self Storage                1945
 27.12      GA             30909     Richmond                     1         Self Storage         Self Storage                1996
 27.13      OR             97470     Douglas                      1         Self Storage         Self Storage                1981
 27.14      PA             15601     Westmoreland                 1         Self Storage         Self Storage                1950
 27.15      AL             35208     Jefferson                    1         Self Storage         Self Storage                1960
 27.16      TX             78222     Bexar                        1         Self Storage         Self Storage                1968
 27.17      TX             78411     Nueces                       1         Self Storage         Self Storage                1960
 27.18      FL             32505     Escambia                     1         Self Storage         Self Storage                1977
  28        KY             40202     Jefferson                    1         Office               CBD                         1982
  29        CT             06830     Fairfield                    4         Various              Various                   Various
 29.01      CT             06830     Fairfield                    1         Retail               Unanchored                  1916
 29.02      CT             06830     Fairfield                    1         Mixed Use            Retail/Office               1911
 29.03      CT             06830     Fairfield                    1         Mixed Use            Retail/Office/Multifamily   1927
 29.04      CT             06830     Fairfield                    1         Mixed Use            Retail/Office/Multifamily   1900
  30        NY             11783     Nassau                       1         Retail               Unanchored                  1955
  31        NJ            Various    Various                      2         Retail               Various                   Various
 31.01      NJ             08857     Middlesex                    1         Retail               Anchored                    1960
 31.02      NJ             07088     Union                        1         Retail               Unanchored                  1962
  32        AZ             85022     Maricopa                     1         Retail               Shadow Anchored             1987
  33        VA             22192     Prince William               1         Retail               Anchored                    2004
  34        LA             70810     Baton Rouge                  1         Office               Suburban                    2004
  35        CA             92025     San Diego                    1         Retail               Anchored                    2004
  36        NY             10038     New York                     1         Office               Urban                       1955
  37        CA             91436     Los Angeles                  1         Office               Suburban                    1960
  38        CA             91362     Ventura                      1         Retail               Anchored                    2005
  39        NV             89031     Clark                        1         Retail               Anchored                    2004
  40        NJ             07024     Bergen                       1         Multifamily          Coop                        1973
  41        UT             84602     Utah                         1         Multifamily          Student Housing             1986
  42        MN             55391     Hennepin                     1         Mixed Use            Office/Retail               1940
  43        NY             10605     Westchester                  1         Office               Suburban                    1956
  44        WA             98502     Thurston                     1         Retail               Anchored                    2000
  45        AL             35242     Shelby                       1         Retail               Anchored                    2004
  46        MO             63108     Saint Louis City             1         Multifamily          Mid/High Rise               1926
  47        NV             89148     Clark                        1         Office               Suburban                    2004
  48        MN             55391     Hennepin                     1         Office               Suburban                    2002
  49        GA            Various    Gwinnett                     2         Office               Suburban                  Various
 49.01      GA             30092     Gwinnett                     1         Office               Suburban                    1989
 49.02      GA             30071     Gwinnett                     1         Office               Suburban                    1981
  50        IN             46032     Hamilton                     1         Multifamily          Conventional                1987
  51        WA             98029     King                         1         Retail               Shadow Anchored             1998
  52        Various       Various    Various                      4         Office               Suburban                  Various
 52.01      NY             14221     Erie                         1         Office               Suburban                    1989
 52.02      NY             14221     Erie                         1         Office               Suburban                    1986
 52.03      TN             37228     Davidson                     1         Office               Suburban                    1978
 52.04      NY             14221     Erie                         1         Office               Suburban                    1989
  53        RI             02886     Kent                         1         Office               Suburban                    1989
  54        CA             91730     San Bernardino               1         Retail               Anchored                    1981
  55        NV             89074     Clark                        1         Office               Suburban                    2005
  56        CA             94534     Solano                       1         Office               Suburban                    2000
  57        WI             53158     Kenosha                      1         Manufactured Housing Manufactured Housing        1983
  58        CA            Various    Various                      3         Industrial           Flex                      Various
 58.01      CA             90670     Los Angeles                  1         Industrial           Flex                        1979
 58.02      CA             90620     Orange                       1         Industrial           Flex                        1969
 58.03      CA             92243     Imperial                     1         Industrial           Flex                        1977
  59        CA             92014     San Diego                    1         Mixed Use            Retail/Office               1975
  60        FL             33912     Lee                          1         Retail               Anchored                    2004
  61        CA             95823     Sacramento                   1         Retail               Anchored                    1982
  62        CA             92780     Orange                       2         Office               Suburban                  Various
 62.01      CA             92780     Orange                       1         Office               Suburban                    1985
 62.02      CA             92780     Orange                       1         Office               Suburban                    1976
  63        CA             92692     Orange                       1         Retail               Unanchored                  1992
  64        CT             06795     Litchfield                   1         Industrial           Light Manufacturing         1970
  65        NY             10710     Westchester                  1         Retail               Single Tenant               1960
  66        CA             91910     San Diego                    1         Retail               Shadow Anchored             1986
  67        AZ             85233     Maricopa                     1         Retail               Anchored                    1987
  68        CA             92392     San Bernardino               1         Retail               Unanchored                  1987
  69        LA             71203     Ouachita Parish              1         Retail               Shadow Anchored             2003
  70        GA             30180     Carroll                      1         Retail               Single Tenant               1999
  71        CA             90028     Los Angeles                  1         Multifamily          Conventional                1920
  72        NJ             08854     Middlesex                    1         Industrial           Flex                        1975
  73        KS             66103     Wyandotte                    1         Multifamily          Garden                      1969
  74        MA             01520     Worcester                    1         Retail               Anchored                    1988
  75        CO             80017     Arapahoe                     1         Retail               Anchored                    1981
  76        FL             32822     Orange                       1         Retail               Anchored                    1988
  77        AZ             85086     Maricopa                     1         Retail               Unanchored                  2005
  78        NY             12528     Ulster                       1         Retail               Anchored                    1990
  79        NJ             07652     Bergen                       1         Office               Suburban                    1974
  80        CA             94523     Contra Costa                 1         Retail               Shadow Anchored             1978
  81        WI             53406     Racine                       1         Hospitality          Full Service                1982
  82        OR             97401     Lane                         1         Multifamily          Senior Housing              1994
  83        GA             30313     Fulton                       1         Multifamily          Mid/High Rise               2004
  84        WA             98038     King                         1         Retail               Shadow Anchored             1979
  85        FL             34326     Sarasota                     1         Retail               Unanchored                  1966
  86        GA             30214     Fayette                      1         Office               Suburban                    2004
  87        FL             32809     Orange                       1         Hospitality          Limited Service             1985
  88        GA             30345     DeKalb                       1         Retail               Anchored                    2002
  89        CA             90703     Los Angeles                  1         Retail               Anchored                    1998
  90        CA             91942     San Diego                    1         Mixed Use            Retail/Office               1975
  91        GA             30066     Cobb                         1         Retail               Anchored                    1976
  92        CA             91355     Los Angeles                  1         Retail               Unanchored                  1998
  93        TX             79925     El Paso                      1         Retail               Shadow Anchored             1982
  94        MO             65202     Boone                        1         Multifamily          Garden                      2005
  95        CA             94588     Alameda                      1         Office               Suburban                    1986
  96        NV             89128     Clark                        1         Office               Suburban                    2002
  97        CA             95340     Merced                       1         Retail               Anchored                    2001
  98        NC             28403     New Hanover                  1         Multifamily          Garden                      1991
  99        CA             93514     Inyo                         1         Retail               Single Tenant               2000
  100       MD             20740     Prince Georges               1         Hospitality          Limited Service             2000
  101       WA             98204     Snohomish                    1         Industrial           Flex                        1980
  102       NC             27407     Guilford                     1         Retail               Anchored                    1995
  103       CA             90066     Los Angeles                  1         Office               Suburban                    1970
  104       DE             19933     Sussex                       1         Retail               Anchored                    2002
  105       NC             28134     Mecklenburg                  1         Retail               Anchored                    2003
  106       CA             94947     Marin                        1         Multifamily          Senior Housing              1989
  107       TX             75231     Dallas                       1         Office               Suburban                    2005
  108       NJ             08015     Burlington                   1         Retail               Shadow Anchored             1998
  109       GA             30134     Douglas                      1         Office               Suburban                    1999
  110       CA             93436     Santa Barbara                1         Hospitality          Limited Service             1960
  111       CA             94115     San Francisco                1         Hospitality          Limited Service             1962
  112       TX             75237     Dallas                       1         Retail               Shadow Anchored             2004
  113       FL             33162     Miami-Dade                   1         Industrial           Warehouse                   1976
  114       NV             89147     Clark                        1         Self Storage         Self Storage                2001
  115       NY             13088     Onondaga                     1         Multifamily          Senior Housing              1984
  116       CA             94118     San Francisco                1         Retail               Anchored                    1952
  117       TX             77017     Harris                       1         Retail               Unanchored                  1979
  118       SC             29206     Richland                     1         Retail               Shadow Anchored             2005
  119       GA             30907     Richmond                     1         Mixed Use            Self Storage/Office         1999
  120       MA             02719     Bristol                      1         Retail               Anchored                    2002
  121       NY             14227     Erie                         1         Industrial           Warehouse                   1962
  122       TX             78501     Hidalgo                      1         Multifamily          Garden                      2004
  123       NM             87120     Bernalillo                   1         Retail               Anchored                    1984
  124       CA             92054     San Diego                    1         Retail               Unanchored                  1988
  125       NY             10312     Richmond                     1         Retail               Single Tenant               2005
  126       TX             76048     Hood                         1         Retail               Unanchored                  2002
  127       VA             23456     Virginia Beach City          1         Office               Suburban                    1987
  128       CO             80134     Douglas                      1         Retail               Shadow Anchored             2002
  129       FL             33317     Broward                      1         Hospitality          Limited Service             2001
  130       CA             95678     Placer                       1         Self Storage         Self Storage                2000
  131       AZ             85382     Maricopa                     1         Retail               Shadow Anchored             1997
  132       NJ             07042     Essex                        1         Multifamily          Garden                      1933
  133       CA             91730     San Bernardino               1         Retail               Unanchored                  1989
  134       MI             48329     Oakland                      1         Retail               Unanchored                  1976
  135       AZ             85301     Maricopa                     1         Multifamily          Garden                      1983
  136       IN             47909     Tippecanoe                   1         Multifamily          Garden                      2001
  137       VA             23231     Henrico                      1         Retail               Anchored                    1990
  138       AZ             85031     Maricopa                     1         Office               Suburban                    1980
  139       GA             31210     Bibb                         1         Multifamily          Garden                      1984
  140       CA             95747     Placer                       1         Self Storage         Self Storage                2002
  141       CA             91950     San Diego                    1         Retail               Unanchored                  1974
  142       CA             93230     Kings                        1         Retail               Shadow Anchored             2005
  143       CA             91345     Los Angeles                  1         Office               Suburban                    1988
  144       KY             41143     Carter                       1         Retail               Anchored                    1992
  145       MO             65807     Greene                       1         Multifamily          Garden                      1980
  146       CO             80917     El Paso                      1         Office               Suburban                    1984
  147       MO             65803     Greene                       1         Industrial           Warehouse/Distribution      2005
  148       FL             32244     Duval                        1         Retail               Shadow Anchored             1996
  149       CA             92111     San Diego                    1         Retail               Unanchored                  1973
  150       GA             30269     Fayette                      1         Office               Suburban                    2000
  151       VA             23701     Portsmouth City              1         Self Storage         Self Storage                2001
  152       OH             43125     Franklin                     1         Retail               Anchored                    2002
  153       CA             90638     Los Angeles                  1         Office               Suburban                    1973
  154       LA             70301     Lafourche Parish             1         Retail               Single Tenant               2005
  155       CT             06010     Hartford                     1         Office               Suburban                    1984
  156       IN             47274     Jackson                      1         Retail               Single Tenant               1999
  157       TX             77477     Fort Bend                    1         Retail               Unanchored                  1984
  158       LA             70503     Lafayette                    1         Hospitality          Limited Service             2003
  159       CA             94501     Alameda                      1         Self Storage         Self Storage                1956
  160       TX             77004     Harris                       1         Office               CBD                         1972
  161       CA             95340     Merced                       1         Office               Suburban                    1928
  162       AZ             85021     Maricopa                     1         Multifamily          Garden                      1973
  163       NC             28659     Wilkes                       1         Retail               Single Tenant               1999
  164       NY             14604     Monroe                       1         Office               Suburban                    1920
  165       UT             84095     Salt Lake                    1         Self Storage         Self Storage                2003
  166       GA             30097     Gwinnett                     1         Industrial           Flex                        2004
  167       FL             33328     Broward                      1         Retail               Unanchored                  1998
  168       LA             70816     East Baton Rouge             1         Retail               Unanchored                  1988
  169       CA             94901     Marin                        1         Industrial           Light Manufacturing         1968

            YEAR         TOTAL         UNIT OF       OCCUPANCY %    OCCUPANCY         APPRAISED       APPRAISAL     CUT-OFF DATE LTV
LOAN #   RENOVATED     SF/UNITS        MEASURE         (1),(2)         DATE        VALUE ($)(3),(4)    DATE (3)      (%)(3),(4),(5)
------   ---------     --------        -------         -------         ----        ----------------    --------      --------------

   1      Various        3,141,388     SF               93.9             7/11/2005       287,265,000       Various        72.4
 1.01       2004           203,904     SF               96.1             7/11/2005        37,900,000     3/31/2005
 1.02                      276,460     SF               82.9             7/11/2005        33,900,000     10/8/2005
 1.03       2004           286,405     SF               94.9             7/11/2005        27,400,000     4/19/2005
 1.04                      133,520     SF               96.4             7/11/2005        26,900,000     3/31/2005
 1.05                      289,119     SF               95.7             7/11/2005        23,250,000     3/31/2005
 1.06                      204,609     SF               100.0            7/11/2005        18,400,000      4/1/2005
 1.07                      195,413     SF               98.1             7/11/2005        15,900,000     3/31/2005
 1.08                      208,123     SF               96.7             7/11/2005        13,350,000     4/20/2005
 1.09       2004           179,973     SF               98.0             7/11/2005        12,800,000     3/31/2005
 1.10                      169,032     SF               100.0            7/11/2005        11,450,000     4/22/2005
 1.11                      171,224     SF               93.2             7/11/2005        11,400,000     3/31/2005
 1.12       1989           235,725     SF               73.4             7/11/2005        10,600,000      4/1/2005
 1.13       2003           165,315     SF               96.6             7/11/2005         9,800,000     3/31/2005
 1.14                       63,392     SF               94.1             7/11/2005         8,600,000     3/31/2005
 1.15       2002           126,427     SF               97.1             7/11/2005         7,425,000     3/31/2005
 1.16                       74,017     SF               100.0            7/11/2005         7,350,000      4/5/2005
 1.17       1996            87,240     SF               100.0            7/11/2005         6,500,000     4/15/2005
 1.18       1982            71,490     SF               95.0             7/11/2005         4,340,000     3/31/2005
   2      Various            1,703     Rooms            73.3             6/30/2005       211,100,000       Various        76.0
 2.01                          350     Rooms            85.1             6/30/2005        47,300,000     3/29/2005
 2.02       1985               160     Rooms            82.8             6/30/2005        40,900,000      9/6/2005
 2.03       2001               220     Rooms            73.7             6/30/2005        26,100,000     8/30/2005
 2.04                          144     Rooms            75.5             6/30/2005        19,000,000     3/22/2005
 2.05                          168     Rooms            65.2             6/30/2005        16,500,000     3/24/2005
 2.06       2005               124     Rooms            57.0             6/30/2005        16,200,000      9/2/2005
 2.07                          151     Rooms            62.5             6/30/2005        14,800,000     3/24/2005
 2.08                          130     Rooms            72.1             6/30/2005        14,700,000     3/24/2005
 2.09                          136     Rooms            70.1             6/30/2005         8,400,000     3/29/2005
 2.10                          120     Rooms            69.0             6/30/2005         7,200,000      4/5/2005
   3        1998           660,671     SF               90.7             8/31/2005       630,000,000     8/23/2005        44.3
   4                       544,175     SF               79.8            10/25/2005       162,000,000     8/10/2007        79.0
   5        2004         2,706,510     SF               99.9             8/31/2005       332,600,000     9/20/2005        30.1
   6      Various        1,588,089     SF               90.9             7/11/2005       135,500,000       Various        73.1
 6.01       1999           125,298     SF               95.5             7/11/2005        13,800,000     3/31/2005
 6.02       1988           169,003     SF               100.0            7/11/2005        13,400,000     3/31/2005
 6.03                      152,025     SF               98.9             7/11/2005        13,200,000      4/6/2005
 6.04       1994            86,010     SF               95.5             7/11/2005        11,400,000     3/31/2005
 6.05       1994           180,346     SF               86.6             7/11/2005        11,000,000      4/5/2005
 6.06       1996           150,164     SF               63.2             7/11/2005        10,900,000     3/31/2005
 6.07       2000           152,144     SF               95.1             7/11/2005        10,800,000     3/31/2005
 6.08       2002           100,277     SF               98.8             7/11/2005        10,500,000      4/5/2005
 6.09       1992           107,080     SF               96.1             7/11/2005        10,000,000     3/31/2005
 6.10       1997            84,054     SF               98.1             7/11/2005         9,800,000     3/31/2005
 6.11       2004            58,025     SF               95.8             7/11/2005         8,500,000     3/31/2005
 6.12                      135,942     SF               72.3             7/11/2005         8,200,000     3/31/2005
 6.13                       87,721     SF               100.0            7/11/2005         4,000,000     3/22/2005
   7                       441,341     SF               95.7              7/1/2005       123,000,000      9/7/2005        79.1
   8      Various        1,005,787     SF               82.3              6/6/2005       112,100,000     7/25/2005        71.4
 8.01                      283,668     SF               85.3              6/6/2005        42,000,000     7/25/2005
 8.02       1999           372,550     SF               83.0              6/6/2005        39,300,000     7/25/2005
 8.03                      349,569     SF               79.2              6/6/2005        30,800,000     7/25/2005
   9      Various          431,861     SF               93.2            10/31/2005       101,000,000     6/15/2005        67.3
 9.01       2005           256,272     SF               93.5            10/31/2005        62,000,000     6/15/2005
 9.02                      175,589     SF               92.8            10/31/2005        39,000,000     6/15/2005
  10                       331,742     SF               96.7             9/28/2005        80,400,000     8/30/2005        75.1
  11      Various            1,331     Rooms            68.4             6/30/2005        94,200,000       Various        57.0
 11.01      2001               219     Rooms            88.0             6/30/2005        23,800,000     8/31/2005
 11.02      2003               152     Rooms            69.2             6/30/2005        16,800,000      5/1/2004
 11.03      2003               191     Rooms            62.5             6/30/2005        15,000,000      5/1/2004
 11.04                         282     Rooms            66.4             6/30/2005        14,500,000      5/1/2004
 11.05                          96     Rooms            76.9             6/30/2005         6,800,000      5/7/2004
 11.06                         100     Rooms            73.1             6/30/2005         6,200,000      5/7/2004
 11.07      2000               158     Rooms            65.3             6/30/2005         6,200,000     4/27/2004
 11.08                         133     Rooms            42.0             6/30/2005         4,900,000     4/28/2004
  12      Various            1,169     Rooms            70.9             6/30/2005        71,800,000       Various        72.1
 12.01      2005                72     Rooms            77.8             6/30/2005         7,200,000      7/1/2005
 12.02                          79     Rooms            78.2             6/30/2005         6,200,000      7/1/2005
 12.03      2002                80     Rooms            72.2             6/30/2005         5,200,000      7/1/2005
 12.04      2005                64     Rooms            69.4             6/30/2005         5,100,000      7/1/2005
 12.05                         100     Rooms            69.5             6/30/2005         5,200,000     6/27/2005
 12.06      2002                79     Rooms            73.4             6/30/2005         4,900,000      7/1/2005
 12.07                          65     Rooms            70.8             6/30/2005         4,700,000      7/1/2005
 12.08      2002                86     Rooms            70.9             6/30/2005         4,300,000      7/1/2005
 12.09      2002                82     Rooms            66.9             6/30/2005         4,500,000      7/1/2005
 12.10      2004                75     Rooms            68.0             6/30/2005         4,600,000      7/1/2005
 12.11      2002                64     Rooms            72.0             6/30/2005         3,500,000      7/1/2005
 12.12      2002                63     Rooms            68.2             6/30/2005         3,500,000      7/1/2005
 12.13      2005                64     Rooms            78.3             6/30/2005         3,400,000      7/1/2005
 12.14                          63     Rooms            68.2             6/30/2005         3,600,000      7/1/2005
 12.15                          69     Rooms            64.1             6/30/2005         3,200,000      7/1/2005
 12.16      2005                64     Rooms            66.6             6/30/2005         2,700,000      7/1/2005
  13                       427,888     SF               92.9             8/31/2005        70,000,000     9/26/2005        72.9
  14      Various          387,842     SF               100.0            8/22/2005        65,125,000       Various        75.4
 14.01      1986           214,150     SF               100.0            8/22/2005        33,225,000      9/1/2005
 14.02      2005           105,692     SF               100.0            8/22/2005        14,900,000      9/1/2005
 14.03                      68,000     SF               100.0            8/22/2005        17,000,000     6/29/2005
  15                       341,600     SF               100.0            7/11/2005        64,800,000      4/4/2005        72.5
  16                           171     Units            95.3              8/5/2005        72,500,000     7/18/2005        57.3
  17        2000           283,110     SF               100.0            8/19/2005        56,200,000     8/25/2005        71.2
  18        2002               537     Units            98.5             9/23/2005        47,200,000     7/21/2005        74.2
  19      Various          223,230     SF               87.1              8/9/2005        50,570,000       Various        69.0
 19.01      2005           193,220     SF               86.4              8/9/2005        36,000,000     7/22/2005
 19.02                      30,010     SF               91.7              8/9/2005        14,570,000      8/2/2005
  20                       122,742     SF               98.9             8/31/2005        43,750,000      7/1/2005        76.6
  21        2002           517,244     SF               100.0            7/12/2005        63,000,000     7/19/2005        50.3
  22        1992           311,470     SF               80.9             6/23/2005        41,500,000      6/1/2005        69.3
  23        2005           335,736     SF               97.3              9/1/2005        36,200,000      8/1/2005        74.4
  24      Various          401,212     SF               82.6             3/31/2005        33,990,000       Various        76.7
 24.01      1995            62,075     SF               84.3             3/31/2005         8,980,000      5/1/2005
 24.02                      32,008     SF               86.9             3/31/2005         2,890,000     4/19/2005
 24.03      1990            20,220     SF               93.2             3/31/2005         2,200,000      5/1/2005
 24.04      1990            26,564     SF               85.5             3/31/2005         2,140,000     4/18/2005
 24.05      1993            35,700     SF               73.3             3/31/2005         2,100,000      5/2/2005
 24.06      1980            14,176     SF               68.9             3/31/2005         1,970,000      5/1/2005
 24.07      1984            25,055     SF               92.6             3/31/2005         1,960,000      5/1/2005
 24.08                      26,796     SF               77.9             3/31/2005         1,760,000      5/1/2005
 24.09      1993            25,100     SF               87.1             3/31/2005         1,700,000     4/29/2005
 24.10      1984            29,266     SF               71.8             3/31/2005         1,700,000      5/4/2005
 24.11                      29,650     SF               81.3             3/31/2005         1,410,000      5/1/2005
 24.12      1994            16,305     SF               82.2             3/31/2005         1,200,000      5/1/2005
 24.13      1985            17,450     SF               93.5             3/31/2005         1,100,000      5/2/2005
 24.14                      10,156     SF               83.5             3/31/2005         1,100,000     4/29/2005
 24.15      1993             9,995     SF               93.6             3/31/2005           810,000     4/28/2005
 24.16                      15,696     SF               65.5             3/31/2005           540,000     4/26/2005
 24.17      1984             5,000     SF               95.0             3/31/2005           430,000      5/1/2005
  25                        86,192     SF               98.1              6/1/2005        35,750,000     6/17/2005        72.7
  26      Various          397,088     SF               81.3             3/31/2005        36,185,000       Various        71.3
 26.01                      54,149     SF               88.3             3/31/2005         7,400,000      5/1/2005
 26.02                      27,622     SF               89.3             3/31/2005         3,490,000      5/1/2005
 26.03      1982            18,371     SF               93.1             3/31/2005         2,510,000      5/1/2005
 26.04      2002            30,814     SF               79.9             3/31/2005         2,460,000      5/1/2005
 26.05                      17,980     SF               83.4             3/31/2005         1,890,000      5/1/2005
 26.06      1978            29,750     SF               66.3             3/31/2005         1,865,000      5/1/2005
 26.07                      34,761     SF               73.7             3/31/2005         1,850,000      5/1/2005
 26.08                      34,767     SF               72.3             3/31/2005         1,750,000      5/1/2005
 26.09                      11,660     SF               91.9             3/31/2005         1,650,000      5/1/2005
 26.10      1984            18,300     SF               94.9             3/31/2005         1,600,000     4/19/2005
 26.11                      15,000     SF               89.3             3/31/2005         1,510,000      5/1/2005
 26.12      1990            12,804     SF               67.8             3/31/2005         1,480,000      5/1/2005
 26.13                      11,000     SF               79.4             3/31/2005         1,420,000     4/28/2005
 26.14      1990            11,121     SF               84.0             3/31/2005         1,250,000      5/1/2005
 26.15      1928            13,079     SF               71.0             3/31/2005         1,040,000     4/26/2005
 26.16      2001            10,150     SF               88.9             3/31/2005           730,000      5/2/2005
 26.17                      10,125     SF               79.3             3/31/2005           570,000      5/1/2005
 26.18                       8,392     SF               88.3             3/31/2005           470,000     4/29/2005
 26.19                       6,961     SF               95.2             3/31/2005           450,000      5/1/2005
 26.20      1990             7,575     SF               82.3             3/31/2005           425,000      5/1/2005
 26.21                      12,707     SF               64.3             3/31/2005           375,000      5/1/2005
  27      Various          350,905     SF               84.3             3/31/2005        34,710,000       Various        73.8
 27.01                      42,776     SF               85.3             3/31/2005         6,750,000      5/6/2005
 27.02      2002            45,973     SF               89.0             3/31/2005         4,500,000     4/30/2005
 27.03      1990            14,143     SF               85.9             3/31/2005         2,620,000      5/1/2005
 27.04                      16,690     SF               64.8             3/31/2005         2,400,000      5/1/2005
 27.05                      32,868     SF               85.2             3/31/2005         2,050,000      5/1/2005
 27.06                      22,490     SF               94.3             3/31/2005         1,820,000     4/26/2005
 27.07                      24,425     SF               86.8             3/31/2005         1,760,000      5/1/2005
 27.08      1990            11,722     SF               84.7             3/31/2005         1,690,000      5/1/2005
 27.09                      10,375     SF               66.3             3/31/2005         1,620,000      5/1/2005
 27.10      1979            23,024     SF               75.1             3/31/2005         1,360,000      5/1/2005
 27.11                      17,217     SF               86.7             3/31/2005         1,350,000      5/1/2005
 27.12                      12,610     SF               87.1             3/31/2005         1,275,000     4/27/2005
 27.13                      19,950     SF               86.6             3/31/2005         1,210,000      5/5/2005
 27.14      1981             7,124     SF               88.4             3/31/2005         1,130,000      5/1/2005
 27.15      1996            10,019     SF               85.2             3/31/2005           900,000      5/3/2005
 27.16                       8,600     SF               88.8             3/31/2005           800,000      5/1/2005
 27.17                      18,569     SF               73.6             3/31/2005           800,000      5/1/2005
 27.18                      12,330     SF               94.8             3/31/2005           675,000      5/1/2005
  28        1996           331,054     SF               81.7              7/1/2005        32,900,000      1/1/2007        77.5
  29                        60,869     SF               98.2               Various        48,600,000     7/12/2005        51.4
 29.01                      14,314     SF               100.0            8/10/2005        16,500,000     7/12/2005
 29.02                      21,200     SF               100.0            8/26/2005        15,000,000     7/12/2005
 29.03                      14,647     SF               96.5             8/26/2005        10,000,000     7/12/2005
 29.04                      10,708     SF               94.4             8/26/2005         7,100,000     7/12/2005
  30        2005           159,690     SF               96.5              8/1/2005        31,200,000     7/14/2005        76.9
  31      Various          159,625     SF               99.9               Various        30,900,000       Various        76.9
 31.01      2003            91,611     SF               100.0            7/27/2005        16,000,000     8/26/2005
 31.02                      68,014     SF               99.7              8/9/2005        14,900,000     8/29/2005
  32                       127,580     SF               100.0            9/24/2005        29,200,000      9/5/2005        80.0
  33                       143,620     SF               96.9              9/1/2005        29,630,000      4/1/2005        78.3
  34                       116,617     SF               87.0             8/31/2005        28,300,000     8/26/2006        79.2
  35                       101,211     SF               97.2              8/1/2005        34,000,000      8/6/2005        63.2
  36                       205,550     SF               91.4             8/25/2005        41,000,000      7/1/2005        51.2
  37        2000            94,689     SF               97.2              8/1/2005        26,200,000     8/12/2005        80.0
  38                        45,796     SF               94.1            10/26/2005        26,600,000     8/26/2005        77.1
  39                        82,898     SF               83.9             4/11/2005        25,700,000      9/1/2005        79.4
  40        2003               171     Units            100.0            6/30/2005        83,000,000      7/1/2005        24.1
  41        1993               311     Units            95.8             9/27/2005        25,300,000     8/15/2005        79.1
  42        1988            73,339     SF               98.3            10/31/2005        26,900,000      9/1/2005        74.3
  43        1999           145,378     SF               98.8             4/26/2005        26,000,000     7/13/2005        75.0
  44                        90,032     SF               85.9              6/8/2005        25,645,000     6/16/2005        75.6
  45                       127,246     SF               83.4              9/1/2005        23,000,000      1/1/2006        79.1
  46        2004               201     Units            97.0             8/18/2005        23,525,000      6/7/2005        74.1
  47        2005           105,853     SF               91.4             9/12/2005        25,300,000     12/1/2005        66.0
  48                       101,716     SF               100.0            8/23/2005        20,700,000     7/14/2005        79.9
  49      Various          176,042     SF               100.0             6/6/2005        23,200,000     5/12/2005        71.1
 49.01      2003           103,131     SF               100.0             6/6/2005        14,300,000     5/12/2005
 49.02      2003            72,911     SF               100.0             6/6/2005         8,900,000     5/12/2005
  50        2005               314     Units            96.2             7/21/2005        20,350,000     6/22/2005        79.8
  51                        66,895     SF               100.0            7/28/2005        23,000,000     7/21/2005        69.4
  52                       365,430     SF               79.6            10/12/2005        20,300,000       Various        78.2
 52.01      2004           163,952     SF               78.0            10/12/2005        10,000,000     8/30/2005
 52.02                      84,500     SF               75.7            10/12/2005         4,000,000     8/29/2005
 52.03                      70,837     SF               90.4            10/12/2005         3,500,000      9/6/2005
 52.04                      46,141     SF               92.1            10/12/2005         2,800,000     8/30/2005
  53        2004           110,006     SF               100.0            8/29/2005        20,160,000      8/9/2005        76.7
  54                       145,957     SF               100.0            8/10/2005        19,600,000     6/24/2005        78.6
  55                        76,539     SF               93.6             10/3/2005        19,000,000    10/15/2005        79.8
  56                       108,288     SF               100.0            6/30/2005        23,100,000     7/20/2005        64.9
  57        2005               304     Pads             90.1             7/13/2005        21,400,000     7/12/2005        70.1
  58      Various          458,148     SF               100.0             9/1/2005        25,450,000       Various        58.8
 58.01                     197,690     SF               100.0             9/1/2005        14,450,000     7/27/2005
 58.02      1986           124,588     SF               100.0             9/1/2005         8,000,000     7/27/2005
 58.03                     135,870     SF               100.0             9/1/2005         3,000,000     8/10/2005
  59        2004            61,897     SF               100.0            7/31/2005        25,400,000     7/26/2005        58.9
  60                        71,428     SF               98.2             9/19/2005        17,650,000     11/1/2005        79.5
  61        2004           125,370     SF               86.6             5/13/2005        18,500,000     3/31/2005        73.0
  62        2002            66,862     SF               100.0           10/26/2005        18,600,000     8/19/2005        72.5
 62.01      2002            48,669     SF               100.0           10/26/2005        14,300,000     8/19/2005
 62.02      2002            18,193     SF               100.0           10/26/2005         4,300,000     8/19/2005
  63                        42,354     SF               100.0             5/1/2005        17,780,000     5/16/2005        73.1
  64        2000           323,457     SF               100.0            7/19/2005        18,000,000      5/4/2005        71.6
  65        2005            40,000     SF               100.0            7/20/2005        15,700,000     6/29/2005        76.0
  66                        96,114     SF               100.0             4/1/2005        18,250,000     6/22/2005        65.2
  67        2004           103,267     SF               96.7              8/1/2005        16,900,000      8/3/2006        68.9
  68        2003           112,277     SF               100.0             4/1/2005        17,700,000     3/14/2005        65.0
  69                        97,817     SF               95.3              7/1/2005        15,900,000      9/1/2005        72.3
  70                       152,000     SF               100.0             7/1/2005        15,000,000      7/8/2005        73.3
  71        2005                48     Units            68.8            10/14/2005        14,300,000     9/20/2005        76.9
  72        2001           100,295     SF               100.0            8/25/2005        13,800,000      7/5/2005        79.5
  73                           372     Units            81.7             7/29/2005        13,660,000      5/1/2005        79.6
  74        2003            98,313     SF               100.0            8/26/2005        14,500,000     8/18/2005        75.0
  75        1996           130,701     SF               86.7             9/30/2005        13,750,000     7/11/2006        78.7
  76                        98,085     SF               98.5              8/9/2005        14,150,000     8/25/2005        76.2
  77                        42,687     SF               84.7             7/28/2005        14,700,000     6/22/2005        73.2
  78                       139,955     SF               81.9             8/16/2005        12,500,000     7/18/2005        80.0
  79        2002            46,390     SF               83.8             7/28/2005        12,600,000      5/1/2006        75.5
  80        1991            36,597     SF               100.0            8/31/2005        12,860,000     7/21/2005        73.2
  81        2002               222     Rooms            59.6             7/31/2005        12,500,000     9/27/2005        73.5
  82        2004               110     Units            93.6             6/30/2005        15,700,000     7/13/2005        58.2
  83                            87     Units            93.1              9/2/2005        12,200,000     6/13/2005        73.7
  84        2000            45,886     SF               100.0            7/27/2005        13,600,000     7/21/2005        66.0
  85        2004            23,413     SF               84.7            10/13/2005        11,030,000      1/1/2006        79.8
  86                        62,016     SF               92.8             5/27/2005        10,600,000     6/18/2005        76.2
  87        1998               128     Rooms            69.2             6/30/2005        11,500,000     7/25/2005        69.8
  88                        46,219     SF               97.4             9/23/2005        10,100,000      9/5/2005        79.2
  89                        40,218     SF               100.0             6/1/2005        13,000,000     7/15/2005        59.6
  90        1984            57,673     SF               100.0            6/30/2005         9,000,000     7/11/2005        79.8
  91        2004           142,725     SF               85.0              9/1/2005         8,900,000      9/7/2005        79.9
  92                        26,186     SF               100.0            7/20/2005        11,100,000      7/4/2005        63.7
  93        1986            79,140     SF               91.9             10/1/2005         8,940,000     6/17/2005        78.3
  94                            80     Units            100.0             8/5/2005         8,750,000      7/8/2005        80.0
  95        2004            48,492     SF               100.0            10/1/2005        10,000,000     8/15/2005        69.8
  96                        33,014     SF               100.0            6/20/2005         8,500,000     5/25/2005        80.0
  97                        57,419     SF               93.9              9/1/2005        10,250,000      7/1/2005        66.1
  98                           289     Units            93.8             8/19/2005        10,600,000     8/11/2005        63.2
  99                       105,462     SF               100.0            6/29/2005        10,050,000     6/13/2005        65.9
  100                           80     Rooms            73.3             6/30/2005        10,000,000      4/1/2005        64.9
  101                       71,492     SF               91.2             9/16/2005         8,980,000     9/14/2005        71.3
  102                       41,387     SF               96.1            12/31/2005         8,200,000     8/24/2005        78.0
  103       2005            50,449     SF               100.0             8/3/2005        10,750,000      9/1/2005        59.4
  104                       72,630     SF               94.2             9/25/2005         8,150,000     8/22/2005        78.3
  105                       49,832     SF               82.7              6/1/2005         9,200,000    10/12/2005        68.8
  106                           84     Units            95.2             6/30/2005        17,000,000     7/14/2005        37.1
  107                       27,200     SF               100.0            8/15/2005         9,700,000     10/1/2005        64.3
  108                       79,306     SF               97.4             7/31/2005         8,675,000     7/20/2005        71.2
  109                       54,899     SF               95.8             5/27/2005         8,500,000     6/18/2005        71.5
  110       1998                90     Rooms            73.6             5/31/2005         9,800,000      7/1/2005        62.0
  111       2000                49     Rooms            82.7             7/31/2005         9,600,000     5/16/2005        62.2
  112                       40,010     SF               91.3             7/28/2005         7,650,000     7/21/2005        77.4
  113                      111,100     SF               100.0           10/28/2005         7,600,000      8/8/2005        73.7
  114                       99,375     SF               95.4             5/31/2005         8,550,000      7/1/2005        64.6
  115       1997               160     Beds             97.5             12/1/2004        11,900,000     6/22/2005        46.0
  116                        9,176     SF               100.0           10/20/2005         8,500,000     8/18/2005        63.5
  117       2005            74,525     SF               83.0              8/1/2005         7,600,000      7/1/2005        70.5
  118                       42,523     SF               96.1             9/27/2005         6,700,000     12/1/2005        79.5
  119       2005           135,745     SF               82.2             11/1/2005         7,700,000      7/8/2005        67.5
  120                       21,320     SF               100.0            8/31/2005         6,700,000     7/28/2005        77.5
  121                      225,486     SF               99.3             6/21/2005         7,500,000     7/13/2005        68.0
  122                           70     Units            91.4             9/13/2005         6,250,000     8/12/2005        79.9
  123                      118,569     SF               81.9             8/31/2005         7,700,000      7/1/2005        64.8
  124       2005            34,932     SF               100.0             6/1/2005         6,900,000     6/24/2005        72.3
  125                        3,800     SF               100.0            10/6/2005         6,300,000     8/30/2005        77.3
  126                       40,354     SF               81.2             10/1/2005         6,060,000     7/28/2005        79.8
  127                       61,848     SF               98.2              8/1/2005         6,000,000     7/18/2005        79.9
  128       2005            25,235     SF               100.0            8/16/2005         6,000,000     9/15/2005        79.2
  129                           77     Rooms            80.4             3/31/2005         7,200,000      6/1/2005        65.1
  130                       90,495     SF               90.5             8/27/2005         6,230,000     6/17/2005        74.5
  131                       21,551     SF               100.0            7/31/2005         5,750,000      8/5/2005        79.1
  132       2002                69     Units            97.1             9/30/2005         7,850,000     7/25/2005        57.2
  133       2005            34,697     SF               100.0            8/18/2005         8,300,000     8/12/2005        54.1
  134       2004            42,728     SF               84.3             7/21/2005         5,925,000     6/20/2005        75.6
  135       2004               120     Units            95.0             8/30/2005         6,300,000     7/22/2005        69.0
  136                           76     Units            93.4             8/29/2005         5,400,000      8/9/2005        80.0
  137                       64,774     SF               100.0             9/1/2005         5,700,000      8/1/2005        75.4
  138       2005            41,956     SF               95.6              9/1/2005         6,100,000      8/2/2005        69.7
  139       2002               108     Units            94.4              6/1/2005         5,300,000     6/27/2005        79.2
  140                       96,765     SF               82.1              7/8/2005         6,610,000     6/17/2005        63.4
  141                       25,958     SF               100.0             7/1/2005         5,610,000     7/29/2005        71.3
  142                       16,580     SF               90.3             9/19/2005         5,125,000    11/10/2005        78.0
  143                       37,066     SF               100.0            8/17/2005         6,500,000     9/22/2005        59.9
  144                      101,841     SF               100.0            5/31/2005         5,750,000     6/13/2005        67.6
  145       2004               108     Units            93.5              6/1/2005         4,450,000      7/9/2005        79.3
  146                       31,326     SF               100.0            6/23/2005         5,400,000      8/9/2005        64.8
  147                       63,275     SF               100.0            9/21/2005         4,400,000      8/1/2005        73.7
  148                       21,739     SF               100.0            7/12/2005         4,300,000     6/21/2005        74.9
  149       2003            18,000     SF               75.0              7/8/2005         5,625,000     3/15/2005        56.4
  150                       30,928     SF               100.0            5/27/2005         4,500,000     6/18/2005        67.3
  151                       60,925     SF               95.4              8/1/2005         4,200,000     8/19/2005        71.2
  152                       80,931     SF               92.1             9/20/2005         3,900,000     7/25/2005        74.4
  153                       26,503     SF               100.0             6/1/2005         3,900,000     6/29/2005        70.5
  154                       13,824     SF               100.0             8/9/2005         3,675,000     6/24/2005        74.7
  155       2000            20,324     SF               100.0             6/9/2005         3,400,000      6/7/2005        77.7
  156                       23,942     SF               100.0            9/27/2005         3,400,000     7/26/2005        73.4
  157                       52,009     SF               87.6             7/15/2005         3,450,000     7/26/2005        70.7
  158                           50     Rooms            73.9              6/1/2005         3,500,000      8/5/2005        67.0
  159       2004            71,680     SF               45.2            10/19/2005         8,510,000     6/23/2005        26.4
  160       2001            32,875     SF               95.2             8/11/2005         3,150,000      6/1/2005        71.4
  161       2003            18,883     SF               79.2              7/1/2005         3,100,000     7/26/2005        69.6
  162       2004                78     Units            96.2             6/28/2005         3,150,000      6/7/2005        67.5
  163                       10,125     SF               100.0            6/15/2005         2,700,000     6/29/2005        77.5
  164                       49,995     SF               96.9             9/22/2005         2,500,000      8/9/2005        80.0
  165                       47,560     SF               88.9              8/2/2005         3,555,000      7/5/2005        56.1
  166                       30,099     SF               100.0            6/27/2005         2,400,000     6/29/2005        74.8
  167                        9,594     SF               100.0            8/11/2005         2,700,000     7/28/2005        58.7
  168                       18,990     SF               100.0           10/18/2005         2,100,000     7/14/2005        64.1
  169       2005             6,000     SF               100.0                  N/A         1,550,000      8/1/2005        19.3

                                                                                      CUT-OFF DATE   LOAN       % OF        % OF
              ORIGINAL        ORIGINAL BALANCE    CUT-OFF DATE       % OF INITIAL       BALANCE      GROUP      LOAN        LOAN
LOAN #   BALANCE ($)(6),(7)     PER UNIT ($)   BALANCE ($)(6),(8)    POOL BALANCE     PER UNIT ($)  1 OR 2     GROUP 1     GROUP 2
------   ------------------     ------------   ------------------    ------------     ------------  ------     -------     -------

   1              208,000,000           66          208,000,000           6.8                   66     1         7.1
 1.01              27,442,257                        27,442,257           0.9                          1         0.9
 1.02              24,545,977                        24,545,977           0.8                          1         0.8
 1.03              19,839,521                        19,839,521           0.6                          1         0.7
 1.04              19,477,486                        19,477,486           0.6                          1         0.7
 1.05              16,834,630                        16,834,630           0.5                          1         0.6
 1.06              13,322,890                        13,322,890           0.4                          1         0.5
 1.07              11,512,715                        11,512,715           0.4                          1         0.4
 1.08               9,666,336                         9,666,336           0.3                          1         0.3
 1.09               9,268,097                         9,268,097           0.3                          1         0.3
 1.10               8,290,603                         8,290,603           0.3                          1         0.3
 1.11               8,254,399                         8,254,399           0.3                          1         0.3
 1.12               7,675,143                         7,675,143           0.2                          1         0.3
 1.13               7,095,887                         7,095,887           0.2                          1         0.2
 1.14               6,227,003                         6,227,003           0.2                          1         0.2
 1.15               5,376,221                         5,376,221           0.2                          1         0.2
 1.16               5,321,915                         5,321,915           0.2                          1         0.2
 1.17               4,706,456                         4,706,456           0.2                          1         0.2
 1.18               3,142,464                         3,142,464           0.1                          1         0.1
   2              160,490,000       94,240          160,490,000           5.2               94,240     1         5.5
 2.01              35,960,099                        35,960,099           1.2                          1         1.2
 2.02              31,094,462                        31,094,462           1.0                          1         1.1
 2.03              19,842,676                        19,842,676           0.6                          1         0.7
 2.04              14,444,860                        14,444,860           0.5                          1         0.5
 2.05              12,544,221                        12,544,221           0.4                          1         0.4
 2.06              12,316,144                        12,316,144           0.4                          1         0.4
 2.07              11,251,786                        11,251,786           0.4                          1         0.4
 2.08              11,175,760                        11,175,760           0.4                          1         0.4
 2.09               6,386,149                         6,386,149           0.2                          1         0.2
 2.10               5,473,842                         5,473,842           0.2                          1         0.2
   3              154,000,000          424          153,635,946           5.0                  423     1         5.2
   4              128,000,000          235          128,000,000           4.2                  235     1         4.4
   5              100,000,000           37          100,000,000           3.3                   37     1         3.4
   6               99,000,000           62           99,000,000           3.2                   62     1         3.4
 6.01              10,082,657                        10,082,657           0.3                          1         0.3
 6.02               9,790,406                         9,790,406           0.3                          1         0.3
 6.03               9,644,280                         9,644,280           0.3                          1         0.3
 6.04               8,329,151                         8,329,151           0.3                          1         0.3
 6.05               8,036,900                         8,036,900           0.3                          1         0.3
 6.06               7,963,838                         7,963,838           0.3                          1         0.3
 6.07               7,890,775                         7,890,775           0.3                          1         0.3
 6.08               7,671,587                         7,671,587           0.2                          1         0.3
 6.09               7,306,273                         7,306,273           0.2                          1         0.2
 6.10               7,160,148                         7,160,148           0.2                          1         0.2
 6.11               6,210,332                         6,210,332           0.2                          1         0.2
 6.12               5,991,144                         5,991,144           0.2                          1         0.2
 6.13               2,922,509                         2,922,509           0.1                          1         0.1
   7               97,500,000          221           97,293,655           3.2                  220     1         3.3
   8               80,000,000           80           80,000,000           2.6                   80     1         2.7
 8.01              29,386,265                        29,386,265           1.0                          1         1.0
 8.02              28,747,433                        28,747,433           0.9                          1         1.0
 8.03              21,866,302                        21,866,302           0.7                          1         0.7
   9               68,000,000          157           68,000,000           2.2                  157     1         2.3
 9.01              41,742,574                        41,742,574           1.4                          1         1.4
 9.02              26,257,426                        26,257,426           0.9                          1         0.9
  10               60,500,000          182           60,364,794           2.0                  182     1         2.1
  11               53,733,310       40,371           53,653,086           1.7               40,310     1         1.8
 11.01             13,575,932                        13,555,663           0.4                          1         0.5
 11.02              9,583,011                         9,568,703           0.3                          1         0.3
 11.03              8,556,260                         8,543,485           0.3                          1         0.3
 11.04              8,271,051                         8,258,702           0.3                          1         0.3
 11.05              3,878,838                         3,873,047           0.1                          1         0.1
 11.06              3,536,587                         3,531,307           0.1                          1         0.1
 11.07              3,536,587                         3,531,307           0.1                          1         0.1
 11.08              2,795,045                         2,790,872           0.1                          1         0.1
  12               52,000,000       44,482           51,759,253           1.7               44,277     1         1.8
 12.01              5,355,000                         5,330,208           0.2                          1         0.2
 12.02              4,530,000                         4,509,027           0.1                          1         0.2
 12.03              3,800,000                         3,782,407           0.1                          1         0.1
 12.04              3,740,000                         3,722,685           0.1                          1         0.1
 12.05              3,625,000                         3,608,217           0.1                          1         0.1
 12.06              3,610,000                         3,593,287           0.1                          1         0.1
 12.07              3,400,000                         3,384,259           0.1                          1         0.1
 12.08              3,340,000                         3,324,537           0.1                          1         0.1
 12.09              3,300,000                         3,284,722           0.1                          1         0.1
 12.10              2,950,000                         2,936,342           0.1                          1         0.1
 12.11              2,600,000                         2,587,963           0.1                          1         0.1
 12.12              2,600,000                         2,587,963           0.1                          1         0.1
 12.13              2,510,000                         2,498,379           0.1                          1         0.1
 12.14              2,480,000                         2,468,518           0.1                          1         0.1
 12.15              2,150,000                         2,140,046           0.1                          1         0.1
 12.16              2,010,000                         2,000,694           0.1                          1         0.1
  13               51,000,000          119           51,000,000           1.7                  119     1         1.7
  14               49,120,000          127           49,120,000           1.6                  127     1         1.7
 14.01             25,860,000                        25,860,000           0.8                          1         0.9
 14.02             11,920,000                        11,920,000           0.4                          1         0.4
 14.03             11,340,000                        11,340,000           0.4                          1         0.4
  15               47,000,000          138           47,000,000           1.5                  138     1         1.6
  16               41,700,000      243,860           41,556,310           1.4              243,019     1         1.4
  17               40,000,000          141           40,000,000           1.3                  141     1         1.4
  18               35,000,000       65,177           35,000,000           1.1               65,177     2                    24.8
  19               35,000,000          157           34,876,967           1.1                  156     1         1.2
 19.01             25,000,000                        24,912,119           0.8                          1         0.8
 19.02             10,000,000                         9,964,848           0.3                          1         0.3
  20               33,500,000          273           33,500,000           1.1                  273     1         1.1
  21               31,900,000           62           31,709,071           1.0                   61     1         1.1
  22               28,750,000           92           28,750,000           0.9                   92     1         1.0
  23               27,000,000           80           26,945,400           0.9                   80     1         0.9
  24               26,270,000           65           26,081,680           0.8                   65     1         0.9
 24.01              6,940,412                         6,890,659           0.2                          1         0.2
 24.02              2,233,607                         2,217,595           0.1                          1         0.1
 24.03              1,700,324                         1,688,135           0.1                          1         0.1
 24.04              1,653,951                         1,642,095           0.1                          1         0.1
 24.05              1,623,036                         1,611,401           0.1                          1         0.1
 24.06              1,522,563                         1,511,648           0.0                          1         0.1
 24.07              1,514,834                         1,503,974           0.0                          1         0.1
 24.08              1,360,259                         1,350,508           0.0                          1         0.0
 24.09              1,313,886                         1,304,468           0.0                          1         0.0
 24.10              1,313,886                         1,304,468           0.0                          1         0.0
 24.11              1,089,753                         1,081,941           0.0                          1         0.0
 24.12                927,449                           920,801           0.0                          1         0.0
 24.13                850,162                           844,067           0.0                          1         0.0
 24.14                850,162                           844,067           0.0                          1         0.0
 24.15                626,028                           621,540           0.0                          1         0.0
 24.16                417,352                           414,360           0.0                          1         0.0
 24.17                332,336                           329,954           0.0                          1         0.0
  25               26,000,000          302           26,000,000           0.8                  302     1         0.9
  26               25,986,000           65           25,799,716           0.8                   65     1         0.9
 26.01              5,314,257                         5,276,161           0.2                          1         0.2
 26.02              2,506,319                         2,488,352           0.1                          1         0.1
 26.03              1,802,539                         1,789,617           0.1                          1         0.1
 26.04              1,766,631                         1,753,967           0.1                          1         0.1
 26.05              1,357,290                         1,347,560           0.0                          1         0.0
 26.06              1,339,336                         1,329,735           0.0                          1         0.0
 26.07              1,328,564                         1,319,040           0.0                          1         0.0
 26.08              1,256,750                         1,247,741           0.0                          1         0.0
 26.09              1,184,936                         1,176,441           0.0                          1         0.0
 26.10              1,149,029                         1,140,792           0.0                          1         0.0
 26.11              1,084,396                         1,076,622           0.0                          1         0.0
 26.12              1,062,851                         1,055,232           0.0                          1         0.0
 26.13              1,019,763                         1,012,453           0.0                          1         0.0
 26.14                897,679                           891,243           0.0                          1         0.0
 26.15                746,869                           741,515           0.0                          1         0.0
 26.16                524,244                           520,486           0.0                          1         0.0
 26.17                409,341                           406,407           0.0                          1         0.0
 26.18                337,527                           335,108           0.0                          1         0.0
 26.19                323,164                           320,848           0.0                          1         0.0
 26.20                305,211                           303,023           0.0                          1         0.0
 26.21                269,304                           267,373           0.0                          1         0.0
  27               25,785,000           73           25,600,157           0.8                   73     1         0.9
 27.01              5,014,369                         4,978,423           0.2                          1         0.2
 27.02              3,342,913                         3,318,949           0.1                          1         0.1
 27.03              1,946,318                         1,932,366           0.1                          1         0.1
 27.04              1,782,887                         1,770,106           0.1                          1         0.1
 27.05              1,522,882                         1,511,965           0.0                          1         0.1
 27.06              1,352,022                         1,342,330           0.0                          1         0.0
 27.07              1,307,450                         1,298,078           0.0                          1         0.0
 27.08              1,255,449                         1,246,450           0.0                          1         0.0
 27.09              1,203,449                         1,194,821           0.0                          1         0.0
 27.10              1,010,303                         1,003,060           0.0                          1         0.0
 27.11              1,002,874                           995,685           0.0                          1         0.0
 27.12                947,159                           940,369           0.0                          1         0.0
 27.13                898,872                           892,428           0.0                          1         0.0
 27.14                839,443                           833,425           0.0                          1         0.0
 27.15                668,583                           663,790           0.0                          1         0.0
 27.16                594,296                           590,035           0.0                          1         0.0
 27.17                594,296                           590,035           0.0                          1         0.0
 27.18                501,437                           497,842           0.0                          1         0.0
  28               25,500,000           77           25,500,000           0.8                   77     1         0.9
  29               25,000,000          411           25,000,000           0.8                  411     1         0.9
 29.01              8,487,654                         8,487,654           0.3                          1         0.3
 29.02              7,716,049                         7,716,049           0.3                          1         0.3
 29.03              5,144,033                         5,144,033           0.2                          1         0.2
 29.04              3,652,263                         3,652,263           0.1                          1         0.1
  30               24,000,000          150           24,000,000           0.8                  150     1         0.8
  31               23,800,000          149           23,749,952           0.8                  149     1         0.8
 31.01             11,900,000                        11,874,976           0.4                          1         0.4
 31.02             11,900,000                        11,874,976           0.4                          1         0.4
  32               23,360,000          183           23,360,000           0.8                  183     1         0.8
  33               23,200,000          162           23,200,000           0.8                  162     1         0.8
  34               22,400,000          192           22,400,000           0.7                  192     1         0.8
  35               21,500,000          212           21,500,000           0.7                  212     1         0.7
  36               21,000,000          102           21,000,000           0.7                  102     1         0.7
  37               20,960,000          221           20,960,000           0.7                  221     1         0.7
  38               20,500,000          448           20,500,000           0.7                  448     1         0.7
  39               20,400,000          246           20,400,000           0.7                  246     1         0.7
  40               20,000,000      116,959           20,000,000           0.7              116,959     1         0.7
  41               20,000,000       64,309           20,000,000           0.7               64,309     2                    14.2
  42               20,000,000          273           19,978,619           0.6                  272     1         0.7
  43               19,500,000          134           19,500,000           0.6                  134     1         0.7
  44               19,400,000          215           19,400,000           0.6                  215     1         0.7
  45               18,200,000          143           18,200,000           0.6                  143     1         0.6
  46               17,430,000       86,716           17,430,000           0.6               86,716     2                    12.4
  47               16,705,000          158           16,705,000           0.5                  158     1         0.6
  48               16,560,000          163           16,540,899           0.5                  163     1         0.6
  49               16,500,000           94           16,500,000           0.5                   94     1         0.6
 49.01             10,170,259                        10,170,259           0.3                          1         0.3
 49.02              6,329,741                         6,329,741           0.2                          1         0.2
  50               16,280,000       51,847           16,243,944           0.5               51,732     2                    11.5
  51               16,000,000          239           15,967,230           0.5                  239     1         0.5
  52               15,870,000           43           15,870,000           0.5                   43     1         0.5
 52.01              7,817,734                         7,817,734           0.3                          1         0.3
 52.02              3,127,094                         3,127,094           0.1                          1         0.1
 52.03              2,736,207                         2,736,207           0.1                          1         0.1
 52.04              2,188,965                         2,188,965           0.1                          1         0.1
  53               15,500,000          141           15,453,306           0.5                  140     1         0.5
  54               15,400,000          106           15,400,000           0.5                  106     1         0.5
  55               15,200,000          199           15,166,003           0.5                  198     1         0.5
  56               15,000,000          139           15,000,000           0.5                  139     1         0.5
  57               15,000,000       49,342           15,000,000           0.5               49,342     1         0.5
  58               15,000,000           33           14,970,266           0.5                   33     1         0.5
 58.01              8,516,699                         8,499,817           0.3                          1         0.3
 58.02              4,715,128                         4,705,781           0.2                          1         0.2
 58.03              1,768,173                         1,764,668           0.1                          1         0.1
  59               14,950,000          242           14,950,000           0.5                  242     1         0.5
  60               14,025,000          196           14,025,000           0.5                  196     1         0.5
  61               13,500,000          108           13,500,000           0.4                  108     1         0.5
  62               13,500,000          202           13,484,630           0.4                  202     1         0.5
 62.01             10,500,000                        10,488,046           0.3                          1         0.4
 62.02              3,000,000                         2,996,584           0.1                          1         0.1
  63               13,000,000          307           13,000,000           0.4                  307     1         0.4
  64               13,000,000           40           12,883,075           0.4                   40     1         0.4
  65               12,000,000          300           11,926,846           0.4                  298     1         0.4
  66               11,900,000          124           11,900,000           0.4                  124     1         0.4
  67               11,650,000          113           11,650,000           0.4                  113     1         0.4
  68               11,500,000          102           11,500,000           0.4                  102     1         0.4
  69               11,500,000          118           11,500,000           0.4                  118     1         0.4
  70               11,000,000           72           11,000,000           0.4                   72     1         0.4
  71               11,000,000      229,167           11,000,000           0.4              229,167     1         0.4
  72               11,000,000          110           10,966,127           0.4                  109     1         0.4
  73               10,880,000       29,247           10,880,000           0.4               29,247     2                     7.7
  74               10,875,000          111           10,875,000           0.4                  111     1         0.4
  75               10,820,000           83           10,820,000           0.4                   83     1         0.4
  76               10,800,000          110           10,788,223           0.4                  110     1         0.4
  77               10,800,000          253           10,765,588           0.4                  252     1         0.4
  78               10,000,000           71           10,000,000           0.3                   71     1         0.3
  79                9,550,000          206            9,511,593           0.3                  205     1         0.3
  80                9,430,000          258            9,419,423           0.3                  257     1         0.3
  81                9,200,000       41,441            9,186,790           0.3               41,382     1         0.3
  82                9,200,000       83,636            9,137,761           0.3               83,071     1         0.3
  83                9,010,000      103,563            8,990,601           0.3              103,340     2                     6.4
  84                9,000,000          196            8,981,579           0.3                  196     1         0.3
  85                8,800,000          376            8,800,000           0.3                  376     1         0.3
  86                8,100,000          131            8,072,423           0.3                  130     1         0.3
  87                8,050,000       62,891            8,025,205           0.3               62,697     1         0.3
  88                8,000,000          173            8,000,000           0.3                  173     1         0.3
  89                7,750,000          193            7,750,000           0.3                  193     1         0.3
  90                7,200,000          125            7,184,360           0.2                  125     1         0.2
  91                7,120,000           50            7,111,954           0.2                   50     1         0.2
  92                7,100,000          271            7,075,827           0.2                  270     1         0.2
  93                7,000,000           88            7,000,000           0.2                   88     1         0.2
  94                7,000,000       87,500            7,000,000           0.2               87,500     2                     5.0
  95                7,000,000          144            6,984,954           0.2                  144     1         0.2
  96                6,800,000          206            6,800,000           0.2                  206     1         0.2
  97                6,800,000          118            6,777,447           0.2                  118     1         0.2
  98                6,700,000       23,183            6,700,000           0.2               23,183     2                     4.8
  99                6,650,000           63            6,627,945           0.2                   63     1         0.2
  100               6,500,000       81,250            6,490,439           0.2               81,130     1         0.2
  101               6,400,000           90            6,400,000           0.2                   90     1         0.2
  102               6,400,000          155            6,400,000           0.2                  155     1         0.2
  103               6,400,000          127            6,386,883           0.2                  127     1         0.2
  104               6,400,000           88            6,380,848           0.2                   88     1         0.2
  105               6,400,000          128            6,325,363           0.2                  127     1         0.2
  106               6,380,000       75,952            6,309,742           0.2               75,116     1         0.2
  107               6,250,000          230            6,236,085           0.2                  229     1         0.2
  108               6,200,000           78            6,178,335           0.2                   78     1         0.2
  109               6,100,000          111            6,079,810           0.2                  111     1         0.2
  110               6,100,000       67,778            6,073,012           0.2               67,478     1         0.2
  111               6,000,000      122,449            5,975,898           0.2              121,957     1         0.2
  112               5,940,000          148            5,920,832           0.2                  148     1         0.2
  113               5,600,000           50            5,600,000           0.2                   50     1         0.2
  114               5,525,000           56            5,525,000           0.2                   56     1         0.2
  115               5,500,000       34,375            5,477,644           0.2               34,235     1         0.2
  116               5,400,000          588            5,400,000           0.2                  588     1         0.2
  117               5,375,000           72            5,357,103           0.2                   72     1         0.2
  118               5,325,000          125            5,325,000           0.2                  125     1         0.2
  119               5,200,000           38            5,194,571           0.2                   38     1         0.2
  120               5,200,000          244            5,189,393           0.2                  243     1         0.2
  121               5,100,000           23            5,100,000           0.2                   23     1         0.2
  122               5,000,000       71,429            4,994,130           0.2               71,345     1         0.2
  123               4,990,000           42            4,990,000           0.2                   42     1         0.2
  124               5,000,000          143            4,989,155           0.2                  143     1         0.2
  125               4,875,000        1,283            4,869,465           0.2                1,281     1         0.2
  126               4,840,000          120            4,834,814           0.2                  120     1         0.2
  127               4,800,000           78            4,794,877           0.2                   78     1         0.2
  128               4,750,000          188            4,750,000           0.2                  188     1         0.2
  129               4,700,000       61,039            4,686,473           0.2               60,863     1         0.2
  130               4,650,000           51            4,640,794           0.2                   51     1         0.2
  131               4,550,000          211            4,550,000           0.1                  211     1         0.2
  132               4,500,000       65,217            4,490,497           0.1               65,080     2                     3.2
  133               4,500,000          130            4,490,385           0.1                  129     1         0.2
  134               4,500,000          105            4,481,149           0.1                  105     1         0.2
  135               4,350,000       36,250            4,350,000           0.1               36,250     2                     3.1
  136               4,320,000       56,842            4,320,000           0.1               56,842     1         0.1
  137               4,300,000           66            4,300,000           0.1                   66     1         0.1
  138               4,250,000          101            4,250,000           0.1                  101     1         0.1
  139               4,200,000       38,889            4,200,000           0.1               38,889     2                     3.0
  140               4,200,000           43            4,191,631           0.1                   43     1         0.1
  141               4,000,000          154            4,000,000           0.1                  154     1         0.1
  142               4,000,000          241            3,995,480           0.1                  241     1         0.1
  143               3,900,000          105            3,895,468           0.1                  105     1         0.1
  144               3,900,000           38            3,886,802           0.1                   38     1         0.1
  145               3,540,000       32,778            3,528,044           0.1               32,667     2                     2.5
  146               3,500,000          112            3,500,000           0.1                  112     1         0.1
  147               3,250,000           51            3,243,942           0.1                   51     1         0.1
  148               3,230,000          149            3,219,266           0.1                  148     1         0.1
  149               3,170,000          176            3,170,000           0.1                  176     1         0.1
  150               3,040,000           98            3,029,938           0.1                   98     1         0.1
  151               3,000,000           49            2,990,605           0.1                   49     1         0.1
  152               2,900,000           36            2,900,000           0.1                   36     1         0.1
  153               2,750,000          104            2,750,000           0.1                  104     1         0.1
  154               2,750,000          199            2,744,388           0.1                  199     1         0.1
  155               2,650,000          130            2,641,252           0.1                  130     1         0.1
  156               2,500,000          104            2,497,187           0.1                  104     1         0.1
  157               2,445,000           47            2,437,893           0.1                   47     1         0.1
  158               2,350,000       47,000            2,346,737           0.1               46,935     1         0.1
  159               2,250,000           31            2,250,000           0.1                   31     1         0.1
  160               2,250,000           68            2,247,558           0.1                   68     1         0.1
  161               2,160,000          114            2,157,627           0.1                  114     1         0.1
  162               2,125,000       27,244            2,125,000           0.1               27,244     2                     1.5
  163               2,100,000          207            2,091,203           0.1                  207     1         0.1
  164               2,000,000           40            2,000,000           0.1                   40     1         0.1
  165               2,000,000           42            1,993,232           0.1                   42     1         0.1
  166               1,800,000           60            1,794,866           0.1                   60     1         0.1
  167               1,590,000          166            1,584,727           0.1                  165     1         0.1
  168               1,350,000           71            1,346,076           0.0                   71     1         0.0
  169                 300,000           50              299,242           0.0                   50     1         0.0

                                                                                NET
                   CROSSED         RELATED        INTEREST       ADMIN.       MORTGAGE                             IO MONTHLY
    LOAN #         LOAN (9)     BORROWER (10)      RATE %      FEE % (11)   RATE % (11)    ACCRUAL TYPE    DEBT SERVICE ($)(12),(13)
    ------         --------     -------------      ------      ----------   -----------    ------------    -------------------------

       1        15             6, 15               5.1700        0.0306        5.1394     Actual/360               908,579.63
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
     1.10
     1.11
     1.12
     1.13
     1.14
     1.15
     1.16
     1.17
     1.18
       2        No                                 5.2175        0.0306        5.1869     Actual/360               707,488.77
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
       3        No                                 4.6496        0.0406        4.6090     Actual/360
       4        No                                 5.1330        0.0306        5.1024     Actual/360               555,124.44
       5        No                                 4.9900        0.0406        4.9494     Actual/360               421,608.80
       6        No             1, 15               5.1500        0.0306        5.1194     Actual/360               430,776.04
     6.01
     6.02
     6.03
     6.04
     6.05
     6.06
     6.07
     6.08
     6.09
     6.10
     6.11
     6.12
     6.13
       7        No                                 5.3300        0.0306        5.2994     Actual/360
       8        No                                 5.4200        0.0306        5.3894     Actual/360               366,351.85
     8.01
     8.02
     8.03
       9        No                                 4.9360        0.0306        4.9054     Actual/360               283,591.48
     9.01
     9.02
      10        No                                 5.0720        0.0306        5.0414     Actual/360
      11        No                                 6.5770        0.0306        6.5464     Actual/360
     11.01
     11.02
     11.03
     11.04
     11.05
     11.06
     11.07
     11.08
      12        No                                 5.3800        0.0306        5.3494     Actual/360
     12.01
     12.02
     12.03
     12.04
     12.05
     12.06
     12.07
     12.08
     12.09
     12.10
     12.11
     12.12
     12.13
     12.14
     12.15
     12.16
      13        No                                 5.2400        0.0406        5.1994     Actual/360               225,793.06
      14        No                                 5.3730        0.0306        5.3424     Actual/360               222,989.45
     14.01
     14.02
     14.03
      15        1              1, 6                5.1700        0.0306        5.1394     Actual/360               205,304.05
      16        No                                 5.0500        0.0506        4.9994     Actual/360
      17        No                                 6.1890        0.0306        6.1584     Actual/360               209,165.28
      18        No             41                  5.0000        0.0506        4.9494     Actual/360               147,858.80
      19        No                                 4.9500        0.0306        4.9194     Actual/360
     19.01
     19.02
      20        No                                 5.1780        0.0306        5.1474     Actual/360               146,560.17
      21        No                                 5.4800        0.0306        5.4494     Actual/360
      22        No                                 5.3300        0.0306        5.2994     30/360                   127,697.92
      23        No             50                  5.5420        0.0556        5.4864     Actual/360
      24        26, 27         26, 27              5.6820        0.0306        5.6514     Actual/360
     24.01
     24.02
     24.03
     24.04
     24.05
     24.06
     24.07
     24.08
     24.09
     24.10
     24.11
     24.12
     24.13
     24.14
     24.15
     24.16
     24.17
      25        No                                 5.3700        0.0306        5.3394     Actual/360               117,965.97
      26        24, 27         24, 27              5.6820        0.0306        5.6514     Actual/360
     26.01
     26.02
     26.03
     26.04
     26.05
     26.06
     26.07
     26.08
     26.09
     26.10
     26.11
     26.12
     26.13
     26.14
     26.15
     26.16
     26.17
     26.18
     26.19
     26.20
     26.21
      27        24, 26         24, 26              5.6820        0.0306        5.6514     Actual/360
     27.01
     27.02
     27.03
     27.04
     27.05
     27.06
     27.07
     27.08
     27.09
     27.10
     27.11
     27.12
     27.13
     27.14
     27.15
     27.16
     27.17
     27.18
      28        No                                 5.4700        0.0306        5.4394     Actual/360               117,851.91
      29        No                                 5.0170        0.0306        4.9864     Actual/360               105,972.51
     29.01
     29.02
     29.03
     29.04
      30        No             78                  5.0050        0.0306        4.9744     Actual/360               101,490.28
      31        No                                 5.3600        0.0306        5.3294     Actual/360
     31.01
     31.02
      32        No             88                  5.1200        0.0306        5.0894     Actual/360               101,053.63
      33        45             45                  5.4640        0.0306        5.4334     Actual/360               107,104.52
      34        No                                 5.4700        0.0306        5.4394     Actual/360               103,524.82
      35        No                                 5.2000        0.0306        5.1694     Actual/360               94,460.65
      36        No                                 4.9400        0.0306        4.9094     Actual/360               87,650.69
      37        No                                 4.9710        0.0306        4.9404     Actual/360               88,032.73
      38        No                                 5.2060        0.0306        5.1754     Actual/360               90,171.05
      39        No                                 5.2800        0.0306        5.2494     Actual/360               91,006.67
      40        No                                 4.6250        0.0306        4.5944     Actual/360               78,153.94
      41        No             18                  5.3500        0.0506        5.2994     Actual/360               90,405.09
      42        No                                 5.6250        0.0306        5.5944     Actual/360
      43        No                                 5.2900        0.0306        5.2594     Actual/360               87,156.42
      44        No                                 5.2130        0.0306        5.1824     Actual/360               85,447.34
      45        33             33                  5.5340        0.0306        5.5034     Actual/360               85,098.06
      46        No                                 5.8750        0.0306        5.8444     Actual/360
      47        No             114                 5.4000        0.0306        5.3694     Actual/360               76,216.56
      48        No                                 5.2200        0.0306        5.1894     Actual/360
      49        No                                 5.2900        0.0306        5.2594     Actual/360               73,747.74
     49.01
     49.02
      50        No             23                  5.1150        0.0573        5.0577     Actual/360
      51        No             84                  5.4830        0.0306        5.4524     Actual/360
      52        No                                 5.5600        0.0306        5.5294     Actual/360               74,552.26
     52.01
     52.02
     52.03
     52.04
      53        No                                 5.7090        0.0306        5.6784     Actual/360
      54        No                                 5.5100        0.0506        5.4594     Actual/360               71,693.77
      55        No                                 5.0680        0.0306        5.0374     Actual/360
      56        No             70, 89, 99          5.2000        0.0306        5.1694     Actual/360               65,902.78
      57        No                                 5.3200        0.0306        5.2894     Actual/360               67,423.61
      58        No                                 5.6340        0.0306        5.6034     Actual/360
     58.01
     58.02
     58.03
      59        No                                 5.6260        0.0306        5.5954     Actual/360               71,064.06
      60        No                                 5.3000        0.0506        5.2494     Actual/360               62,804.08
      61        68             68                  5.7240        0.0306        5.6934     Actual/360               65,289.38
      62        No                                 5.2900        0.0306        5.2594     Actual/360
     62.01
     62.02
      63        No                                 5.1600        0.0306        5.1294     Actual/360               56,676.39
      64        No                                 5.4500        0.0306        5.4194     Actual/360
      65        No                                 5.3700        0.0506        5.3194     Actual/360
      66        No                                 5.3710        0.0306        5.3404     Actual/360               54,002.17
      67        No             153                 5.1400        0.0306        5.1094     Actual/360               50,593.90
      68        61             61                  5.5120        0.0306        5.4814     Actual/360               53,556.99
      69        No                                 5.5300        0.0306        5.4994     Actual/360               53,731.89
      70        No             56, 89, 99          5.1500        0.0306        5.1194     Actual/360               47,864.01
      71        No                                 5.5700        0.0306        5.5394     Actual/360               51,767.48
      72        No                                 5.6030        0.0306        5.5724     Actual/360
      73        No                                 5.1100        0.0306        5.0794     Actual/360               46,974.15
      74        No                                 5.4900        0.0506        5.4394     Actual/360               50,444.14
      75        No                                 5.3500        0.0506        5.2994     Actual/360               48,909.16
      76        No                                 5.5200        0.0306        5.4894     Actual/360
      77        No                                 5.4370        0.0306        5.4064     Actual/360
      78        No             30                  4.8850        0.0306        4.8544     Actual/360               41,273.73
      79        No                                 5.5900        0.0306        5.5594     Actual/360
      80        No             156                 5.3700        0.0306        5.3394     Actual/360
      81        No                                 6.0320        0.0306        6.0014     Actual/360
      82        No             106                 5.5000        0.0306        5.4694     Actual/360
      83        No                                 5.2490        0.0306        5.2184     Actual/360
      84        No             51                  5.4860        0.0306        5.4554     Actual/360
      85        No                                 5.3500        0.0506        5.2994     Actual/360               39,778.24
      86        No             109, 150            5.1100        0.0306        5.0794     Actual/360
      87        No                                 5.2800        0.0306        5.2494     Actual/360
      88        No             32                  5.0870        0.0306        5.0564     Actual/360               34,384.35
      89        No             56, 70, 99          5.2300        0.0306        5.1994     Actual/360               34,246.21
      90        No                                 5.2070        0.0306        5.1764     Actual/360
      91        No                                 5.3300        0.0906        5.2394     Actual/360
      92        No                                 5.1100        0.0306        5.0794     Actual/360
      93        No                                 5.6430        0.0306        5.6124     Actual/360               33,374.69
      94        No                                 5.3300        0.0506        5.2794     Actual/360               31,523.50
      95        No                                 5.2570        0.0306        5.2264     Actual/360
      96        No                                 5.2250        0.0306        5.1944     Actual/360               30,019.56
      97        No                                 5.2400        0.0306        5.2094     Actual/360
      98        No                                 5.0000        0.0306        4.9694     Actual/360               28,304.40
      99        No             56, 70, 89          5.2400        0.0306        5.2094     Actual/360
      100       No                                 5.8750        0.0306        5.8444     Actual/360
      101       No                                 5.1970        0.0306        5.1664     Actual/360               28,102.30
      102       No                                 5.3000        0.0306        5.2694     Actual/360               28,659.26
      103       No                                 5.4800        0.0506        5.4294     Actual/360
      104       No                                 5.4525        0.0306        5.4219     Actual/360
      105       No                                 5.1250        0.0306        5.0944     Actual/360
      106       No             82                  5.1250        0.0306        5.0944     Actual/360
      107       No                                 5.0900        0.0506        5.0394     Actual/360
      108       No                                 4.9800        0.0506        4.9294     Actual/360
      109       No             86, 150             5.2500        0.0306        5.2194     Actual/360
      110       No                                 5.6600        0.0306        5.6294     Actual/360
      111       No                                 5.7750        0.0306        5.7444     Actual/360
      112       No                                 5.3750        0.0306        5.3444     Actual/360
      113       No                                 5.4200        0.0306        5.3894     Actual/360               25,644.63
      114       No             47                  4.9600        0.0306        4.9294     Actual/360               23,153.84
      115       No                                 6.1730        0.0306        6.1424     Actual/360
      116       No                                 5.1750        0.0306        5.1444     Actual/360               23,610.94
      117       No                                 5.4500        0.0506        5.3994     30/360
      118       No                                 5.6400        0.1006        5.5394     Actual/360               25,375.10
      119       No                                 5.7500        0.0306        5.7194     Actual/360
      120       No                                 5.5020        0.0306        5.4714     Actual/360
      121       No                                 5.8300        0.0306        5.7994     Actual/360               25,121.63
      122       No                                 5.1250        0.0306        5.0944     Actual/360
      123       No                                 5.6430        0.0306        5.6124     Actual/360               23,791.38
      124       No                                 5.2140        0.0306        5.1834     Actual/360
      125       No                                 5.3050        0.0306        5.2744     Actual/360
      126       No                                 5.6130        0.1206        5.4924     Actual/360
      127       No                                 5.6340        0.0306        5.6034     Actual/360
      128       No                                 5.4070        0.0306        5.3764     Actual/360               21,699.97
      129       No                                 5.6830        0.0306        5.6524     Actual/360
      130       No             140                 5.6400        0.0306        5.6094     Actual/360
      131       No                                 5.4700        0.0306        5.4394     Actual/360               21,028.48
      132       No                                 5.3400        0.0306        5.3094     Actual/360
      133       No                                 5.2850        0.0306        5.2544     Actual/360
      134       No                                 5.4000        0.0506        5.3494     Actual/360
      135       No                                 5.5100        0.0306        5.4794     Actual/360               20,251.16
      136       No                                 5.2200        0.0306        5.1894     Actual/360               19,053.00
      137       No                                 5.3300        0.1206        5.2094     Actual/360               19,364.43
      138       No                                 5.3700        0.0306        5.3394     Actual/360               19,282.90
      139       No                                 5.3200        0.0306        5.2894     Actual/360               18,878.61
      140       No             130                 5.6100        0.0306        5.5794     Actual/360
      141       No                                 5.2100        0.1206        5.0894     Actual/360               17,607.87
      142       No                                 5.3300        0.1006        5.2294     Actual/360
      143       No                                 5.1800        0.0306        5.1494     Actual/360
      144       No                                 5.1400        0.0306        5.1094     Actual/360
      145       No                                 5.1500        0.0306        5.1194     Actual/360
      146       No                                 5.0750        0.0306        5.0444     Actual/360               15,007.67
      147       No                                 5.9140        0.0306        5.8834     Actual/360
      148       No                                 5.2300        0.0306        5.1994     Actual/360
      149       No                                 5.5900        0.0706        5.5194     Actual/360               14,972.01
      150       No             86, 109             5.2500        0.0306        5.2194     Actual/360
      151       No                                 5.1800        0.0506        5.1294     Actual/360
      152       No                                 5.1800        0.1006        5.0794     Actual/360               12,692.20
      153       No             67                  5.1500        0.0306        5.1194     Actual/360               11,966.00
      154       No                                 5.5000        0.0306        5.4694     Actual/360
      155       No                                 5.2630        0.0306        5.2324     Actual/360
      156       No             80                  5.3520        0.0306        5.3214     Actual/360
      157       No             168                 5.8800        0.0306        5.8494     Actual/360
      158       No                                 6.2500        0.0306        6.2194     Actual/360
      159       No                                 5.6140        0.0306        5.5834     Actual/360               10,672.45
      160       No                                 5.5450        0.0306        5.5144     Actual/360
      161       No                                 5.4800        0.0306        5.4494     Actual/360
      162       No                                 5.1500        0.0306        5.1194     Actual/360                9,246.46
      163       No                                 5.1100        0.0306        5.0794     Actual/360
      164       No                                 5.8900        0.0306        5.8594     Actual/360                9,953.01
      165       No                                 5.1400        0.0506        5.0894     Actual/360
      166       No                                 5.9700        0.0306        5.9394     Actual/360
      167       No                                 5.2400        0.0306        5.2094     Actual/360
      168       No             157                 5.8800        0.0306        5.8494     Actual/360
      169       No                                 6.4300        0.0306        6.3994     Actual/360

                IO ANNUAL        MONTHLY P&I Debt          Annual P&I DEBT                            FIRST
LOAN #    DEBT SERVICE ($) (13)   SERVICE ($) (8)          SERVICE ($) (8)        NOTE DATE       PAYMENT DATE       REM. TERM (14)
------    ---------------------   ---------------          ---------------        ---------       ------------       --------------

   1          10,902,955.56                                                       8/10/2005         10/1/2005              117
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
   2          8,489,865.27          958,657.90              11,503,894.80        10/13/2005         12/1/2005              115
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
   3                                788,551.68              9,462,620.18          9/9/2005          11/1/2005              82
   4          6,661,493.33          697,573.52              8,370,882.24          9/8/2005          10/8/2005              117
   5          5,059,305.56                                                        10/4/2005         12/1/2005              59
   6          5,169,312.50                                                        8/10/2005         10/1/2005              81
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
 6.10
 6.11
 6.12
 6.13
   7                                543,239.88              6,518,878.56          10/6/2005         11/8/2005              118
   8          4,396,222.22          450,223.90              5,402,686.80          8/31/2005         10/8/2005              57
 8.01
 8.02
 8.03
   9          3,403,097.78          362,383.59              4,348,603.08          9/30/2005         10/1/2005              83
 9.01
 9.02
  10                                327,444.49              3,929,333.88          9/28/2005         11/1/2005              118
  11                                374,727.42              4,496,729.04         10/17/2005         12/1/2005              43
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
  12                                315,609.77              3,787,317.24          8/25/2005         10/8/2005              117
 12.01
 12.02
 12.03
 12.04
 12.05
 12.06
 12.07
 12.08
 12.09
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
  13          2,709,516.67          281,308.09              3,375,697.08          1/13/2005         3/1/2005               110
  14          2,675,873.40          274,996.63              3,299,959.56          9/30/2005         11/8/2005              118
 14.01
 14.02
 14.03
  15          2,463,648.61                                                        8/10/2005         10/1/2005              117
  16                                225,130.61              2,701,567.32          9/1/2005          10/1/2005              81
  17          2,509,983.33          250,837.89              3,010,054.68         11/10/2005         1/1/2006               120
  18          1,774,305.56                                                        8/19/2005         10/1/2005              117
  19                                186,819.50              2,241,834.00          8/10/2005         10/8/2005              117
 19.01
 19.02
  20          1,758,722.08          183,497.13              2,201,965.56          5/18/2005         7/1/2005               114
  21                                195,513.08              2,346,156.96          8/4/2005          9/8/2005               181
  22          1,532,375.00                                                        7/27/2005         9/8/2005               80
  23                                154,015.27              1,848,183.24          9/9/2005          11/1/2005              118
  24                                164,188.47              1,970,261.64          6/8/2005          8/1/2005               115
 24.01
 24.02
 24.03
 24.04
 24.05
 24.06
 24.07
 24.08
 24.09
 24.10
 24.11
 24.12
 24.13
 24.14
 24.15
 24.16
 24.17
  25          1,415,591.67          145,511.49              1,746,137.88          9/15/2005         11/8/2005              118
  26                                162,413.46              1,948,961.52          6/8/2005          8/1/2005               115
 26.01
 26.02
 26.03
 26.04
 26.05
 26.06
 26.07
 26.08
 26.09
 26.10
 26.11
 26.12
 26.13
 26.14
 26.15
 26.16
 26.17
 26.18
 26.19
 26.20
 26.21
  27                                161,157.20              1,933,886.40          6/8/2005          8/1/2005               115
 27.01
 27.02
 27.03
 27.04
 27.05
 27.06
 27.07
 27.08
 27.09
 27.10
 27.11
 27.12
 27.13
 27.14
 27.15
 27.16
 27.17
 27.18
  28          1,414,222.92          144,306.59              1,731,679.08          9/2/2005          10/8/2005              117
  29          1,271,670.14          134,465.27              1,613,583.24          8/24/2005         10/1/2005              117
 29.01
 29.02
 29.03
 29.04
  30          1,217,883.33          128,910.54              1,546,926.48          9/7/2005          11/1/2005              118
  31                                133,050.68              1,596,608.16          9/28/2005         11/8/2005              118
 31.01
 31.02
  32          1,212,643.56          127,120.30              1,525,443.60         10/19/2005         12/1/2005              119
  33          1,285,254.22          131,203.51              1,574,442.12          4/29/2005         6/1/2005               113
  34          1,242,297.78          126,763.43              1,521,161.16         10/13/2005         12/8/2005              119
  35          1,133,527.78          118,058.84              1,416,706.08          11/1/2005         12/8/2005              119
  36          1,051,808.33                                                        7/14/2005         9/6/2005               116
  37          1,056,392.73          112,146.62              1,345,759.44         10/18/2005         12/1/2005              119
  38          1,082,052.64          112,643.73              1,351,724.76         10/17/2005         12/8/2005              119
  39          1,092,080.00          113,028.91              1,356,346.92          5/3/2005          6/8/2005               113
  40           937,847.22                                                         7/26/2005         9/1/2005               116
  41          1,084,861.11                                                        9/13/2005         11/1/2005              118
  42                                115,131.28              1,381,575.36         10/31/2005         12/1/2005              119
  43          1,045,877.08          111,365.68              1,336,388.16          10/6/2005         11/8/2005              118
  44          1,025,368.14          106,683.36              1,280,200.32          7/19/2005         9/1/2005               116
  45          1,021,176.72          103,726.18              1,244,714.16          4/29/2005         6/1/2005               113
  46                                103,105.03              1,237,260.36          11/4/2005         1/1/2006               120
  47           914,598.75            93,803.72              1,125,644.64          9/29/2005         11/8/2005              118
  48                                 91,137.47              1,093,649.64         10/19/2005         12/1/2005              119
  49           884,972.92            91,522.83              1,098,273.96          8/4/2005          9/8/2005               80
 49.01
 49.02
  50                                 88,542.34              1,062,508.08          9/1/2005          11/1/2005              118
  51                                 90,675.66              1,088,107.92          9/29/2005         11/1/2005              118
  52           894,627.17            90,706.44              1,088,477.28         10/20/2005         12/8/2005              119
 52.01
 52.02
 52.03
 52.04
  53                                 90,050.49              1,080,605.88          8/31/2005         10/1/2005              117
  54           860,325.28            87,536.15              1,050,433.80          8/11/2005         10/1/2005              117
  55                                 82,229.75               986,757.00           9/23/2005         11/8/2005              118
  56           790,833.33            82,366.63               988,399.56           10/3/2005         11/8/2005              118
  57           809,083.33                                                         8/31/2005         10/8/2005              117
  58                                 86,433.71              1,037,204.52          9/27/2005         11/1/2005              118
 58.01
 58.02
 58.03
  59           852,768.76            86,070.07              1,032,840.84         10/31/2005         12/1/2005              119
  60           753,648.96            77,881.48               934,577.76           9/23/2005         11/1/2005              118
  61           783,472.50            78,559.50               942,714.00          10/27/2005         12/1/2005              114
  62                                 74,882.31               898,587.72          10/13/2005         12/8/2005              119
 62.01
 62.02
  63           680,116.67            71,063.53               852,762.36           6/28/2005         8/1/2005               115
  64                                 89,058.63              1,068,703.56          7/20/2005         9/8/2005               116
  65                                 72,761.79               873,141.48           7/22/2005         9/1/2005               116
  66           648,026.07            66,606.91               799,282.92           8/30/2005         10/1/2005              117
  67           607,126.81            63,540.30               762,483.60           9/1/2005          10/8/2005              117
  68           642,683.89            65,382.34               784,588.08          10/27/2005         12/1/2005              114
  69           644,782.64            65,512.36               786,148.32           9/26/2005         11/8/2005              82
  70           574,368.06            60,062.88               720,754.56           8/24/2005         10/8/2005              117
  71           621,209.72            62,940.75               755,289.00           10/7/2005         11/8/2005              118
  72                                 63,169.50               758,034.00           8/26/2005         10/1/2005              117
  73           563,689.78            59,139.81               709,677.72           10/5/2005         11/8/2005              118
  74           605,329.69            61,678.84               740,146.08           9/1/2005          10/1/2005              117
  75           586,909.86            60,420.36               725,044.32           9/15/2005         11/1/2005              118
  76                                 61,456.80               737,481.60          10/20/2005         12/1/2005              119
  77                                 60,895.00               730,740.00           8/10/2005         10/1/2005              117
  78           495,284.72            52,981.54               635,778.48           9/1/2005          11/1/2005              118
  79                                 54,764.34               657,172.08           7/28/2005         9/8/2005               116
  80                                 52,775.90               633,310.80           10/3/2005         12/1/2005              119
  81                                 59,455.82               713,469.84          10/19/2005         12/1/2005              119
  82                                 63,285.63               759,427.56           8/8/2005          10/1/2005              117
  83                                 49,747.97               596,975.64           9/16/2005         11/1/2005              118
  84                                 51,021.98               612,263.76           9/30/2005         11/1/2005              118
  85           477,338.89            49,140.41               589,684.92          10/27/2005         12/1/2005              119
  86                                 44,028.72               528,344.64           8/29/2005         10/8/2005              117
  87                                 48,382.02               580,584.24           9/19/2005         11/8/2005              118
  88           412,612.22            43,372.10               520,465.20           9/29/2005         11/1/2005              118
  89           410,954.51            42,699.83               512,397.96           8/17/2005         10/8/2005              117
  90                                 39,567.12               474,805.44           9/27/2005         11/1/2005              118
  91                                 39,670.44               476,045.28          10/19/2005         12/8/2005              119
  92                                 38,593.07               463,116.84           8/16/2005         10/8/2005              117
  93           400,496.25            40,375.54               484,506.48          10/28/2005         12/1/2005              119
  94           378,281.94            39,001.84               468,022.08           8/15/2005         10/1/2005              117
  95                                 38,684.61               464,215.32           9/30/2005         11/1/2005              118
  96           360,234.72            37,444.63               449,335.56           7/29/2005         9/1/2005               116
  97                                 37,507.75               450,093.00           9/8/2005          10/8/2005              117
  98           339,652.78                                                         8/31/2005         10/1/2005              117
  99                                 36,680.37               440,164.44           8/10/2005         10/8/2005              117
  100                                41,384.34               496,612.08          10/20/2005         12/1/2005              119
  101          337,227.56            35,131.24               421,574.88           9/30/2005         11/1/2005              118
  102          343,911.11            35,539.50               426,474.00          10/13/2005         12/8/2005              119
  103                                36,258.23               435,098.76           9/14/2005         11/1/2005              118
  104                                39,120.26               469,443.12           9/29/2005         11/1/2005              118
  105                                42,680.35               512,164.20           6/13/2005         8/1/2005               115
  106                                50,869.04               610,428.48           8/8/2005          10/1/2005              177
  107                                33,895.97               406,751.64           9/29/2005         11/1/2005              75
  108                                33,207.20               398,486.40           8/30/2005         10/1/2005              117
  109                                33,684.43               404,213.16           8/16/2005         10/8/2005              117
  110                                38,044.43               456,533.16           8/23/2005         10/8/2005              117
  111                                37,190.86               446,290.32           8/18/2005         10/8/2005              117
  112                                33,262.29               399,147.48           8/26/2005         10/1/2005              117
  113          307,735.56            31,515.67               378,188.04           9/14/2005         11/8/2005              118
  114          277,846.11            29,524.48               354,293.76           7/26/2005         9/8/2005               116
  115                                36,020.48               432,245.76           8/30/2005         10/1/2005              117
  116          283,331.25            29,568.65               354,823.80           10/4/2005         11/8/2005              118
  117                                30,350.25               364,203.00           8/26/2005         10/1/2005              117
  118          304,501.25            30,704.15               368,449.80           7/20/2005         9/1/2005               116
  119                                30,345.79               364,149.48          10/13/2005         12/1/2005              119
  120                                29,531.55               354,378.60           9/9/2005          11/1/2005              118
  121          301,459.58            33,594.83               403,137.96           9/29/2005         11/8/2005              118
  122                                27,224.35               326,692.20           10/3/2005         12/1/2005              119
  123          285,496.61            28,781.99               345,383.88          10/28/2005         12/1/2005              119
  124                                27,498.80               329,985.60           9/14/2005         11/1/2005              118
  125                                27,086.24               325,034.88           10/7/2005         12/1/2005              119
  126                                27,825.11               333,901.32           10/5/2005         12/1/2005              119
  127                                27,658.79               331,905.48          10/24/2005         12/1/2005              119
  128          260,399.62            26,693.47               320,321.64          10/13/2005         12/1/2005              119
  129                                29,378.00               352,536.00           9/15/2005         11/1/2005              118
  130                                26,812.08               321,744.96           10/4/2005         11/8/2005              58
  131          252,341.74            25,748.82               308,985.84           9/7/2005          10/8/2005              117
  132                                25,100.61               301,207.32           9/22/2005         11/8/2005              118
  133                                24,946.81               299,361.72           9/29/2005         11/8/2005              118
  134                                25,268.89               303,226.68           7/26/2005         9/1/2005               116
  135          243,013.96            24,726.12               296,713.44           8/31/2005         10/8/2005              117
  136          228,636.00            23,774.99               285,299.88           9/30/2005         11/1/2005              118
  137          232,373.19            23,958.27               287,499.24           9/8/2005          11/1/2005              118
  138          231,394.79            23,785.53               285,426.36           9/16/2005         11/8/2005              118
  139          226,543.33            23,374.99               280,499.88           7/20/2005         9/8/2005               116
  140                                24,137.81               289,653.72           9/21/2005         11/8/2005              58
  141          211,294.44            21,989.15               263,869.80           9/28/2005         11/1/2005              118
  142                                22,286.76               267,441.12          10/14/2005         12/1/2005              119
  143                                21,367.17               256,406.04          10/12/2005         12/8/2005              119
  144                                21,271.00               255,252.00           8/12/2005         10/8/2005              81
  145                                19,329.33               231,951.96           8/19/2005         10/1/2005              117
  146          180,092.01            18,949.51               227,394.12           9/20/2005         11/1/2005              118
  147                                19,306.06               231,672.72           9/30/2005         11/1/2005              118
  148                                17,796.19               213,554.28           8/25/2005         10/8/2005              117
  149          179,664.15            18,178.32               218,139.84           8/11/2005         10/1/2005              81
  150                                16,786.99               201,443.88           8/16/2005         10/8/2005              117
  151                                17,853.75               214,245.00           9/2/2005          11/1/2005              118
  152          152,306.39            15,888.41               190,660.92           9/22/2005         11/1/2005              118
  153          143,592.01            15,015.72               180,188.64           7/27/2005         9/8/2005               116
  154                                15,614.20               187,370.40           9/12/2005         11/1/2005              118
  155                                14,654.74               175,856.88           8/12/2005         10/1/2005              117
  156                                13,963.46               167,561.52          10/18/2005         12/1/2005              119
  157                                14,470.91               173,650.92           8/31/2005         10/8/2005              117
  158                                15,502.23               186,026.76          10/21/2005         12/1/2005              119
  159          128,069.38                                                         8/31/2005         10/1/2005              57
  160                                12,838.85               154,066.20          10/14/2005         12/1/2005              119
  161                                12,237.15               146,845.80           10/8/2005         12/8/2005              119
  162          110,957.47            11,603.06               139,236.72           7/22/2005         9/8/2005               116
  163                                11,961.49               143,537.88           8/18/2005         10/8/2005              117
  164          119,436.11            12,751.88               153,022.56           9/22/2005         11/8/2005              118
  165                                10,908.21               130,898.52           8/4/2005          10/1/2005              117
  166                                10,757.22               129,086.64           8/18/2005         10/8/2005              117
  167                                8,770.19                105,242.28           8/17/2005         10/8/2005              117
  168                                7,990.07                 95,880.84           9/6/2005          10/8/2005              117
  169                                2,012.52                 24,150.24           10/7/2005         11/8/2005              118

                                                                            PAYMENT       GRACE        MATURITY/
 LOAN #         REM. AMORT (13)     I/O PERIOD (13)(15)     SEASONING      DUE DATE      PERIOD      ARD DATE (14)   ARD LOAN (14)
 ------         ---------------     -------------------     ---------      --------      ------      -------------   -------------

    1                  0                    120                 3              1            0          9/1/2015      No
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
    2                 300                   56                  1              1            0          7/1/2015      No
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
    3                 358                    0                  2              1            5          10/1/2012     No
    4                 360                   36                  3              8            0          9/8/2015      No
    5                  0                    60                  1              1            5          11/1/2010     No
    6                  0                    84                  3              1            0          8/31/2012     No
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
    7                 358                    0                  2              8            0          10/8/2015     No
    8                 360                   24                  3              8            0          9/8/2010      Yes
  8.01
  8.02
  8.03
    9                 360                   35                  3              1            0          11/1/2012     No
  9.01
  9.02
   10                 358                    0                  2              1            5          10/1/2015     No
   11                 281                    0                  1              1            0          7/1/2009      No
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
   12                 297                    0                  3              8            0          9/8/2015      No
  12.01
  12.02
  12.03
  12.04
  12.05
  12.06
  12.07
  12.08
  12.09
  12.10
  12.11
  12.12
  12.13
  12.14
  12.15
  12.16
   13                 360                   24                 10              1            0          2/1/2015      No
   14                 360                   12                  2              8            0          10/8/2015     No
  14.01
  14.02
  14.03
   15                  0                    120                 3              1            0          9/1/2015      No
   16                 357                    0                  3              1            5          9/1/2012      No
   17                 336                   36                  0              1            5          12/1/2015     No
   18                  0                    120                 3              1            5          9/1/2015      No
   19                 357                    0                  3              8            0          9/8/2015      No
  19.01
  19.02
   20                 360                   60                  6              1            5          6/1/2015      No
   21                 296                    0                  4              8            0         12/31/2020     No
   22                  0                    84                  4              8            0          8/8/2012      No
   23                 358                    0                  2              1            5          10/1/2015     Yes
   24                 295                    0                  5              1            5          7/1/2015      No
  24.01
  24.02
  24.03
  24.04
  24.05
  24.06
  24.07
  24.08
  24.09
  24.10
  24.11
  24.12
  24.13
  24.14
  24.15
  24.16
  24.17
   25                 360                   12                  2              8            0          10/8/2015     No
   26                 295                    0                  5              1            5          7/1/2015      No
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15
  26.16
  26.17
  26.18
  26.19
  26.20
  26.21
   27                 295                    0                  5              1            5          7/1/2015      No
  27.01
  27.02
  27.03
  27.04
  27.05
  27.06
  27.07
  27.08
  27.09
  27.10
  27.11
  27.12
  27.13
  27.14
  27.15
  27.16
  27.17
  27.18
   28                 360                   24                  3              8            0          9/8/2015      No
   29                 360                   24                  3              1            5          9/1/2015      No
  29.01
  29.02
  29.03
  29.04
   30                 360                   24                  2              1            5          10/1/2015     No
   31                 358                    0                  2              8            0          10/8/2015     No
  31.01
  31.02
   32                 360                   60                  1              1            5          11/1/2015     No
   33                 360                   36                  7              1            5          5/1/2015      No
   34                 360                   24                  1              8            0          11/8/2015     No
   35                 360                   24                  1              8            0          11/8/2015     No
   36                  0                    120                 4              8            0          8/8/2015      No
   37                 360                   36                  1              1            5          11/1/2015     No
   38                 360                   36                  1              8            0          11/8/2015     No
   39                 360                   36                  7              8            0          5/8/2015      No
   40                  0                    120                 4              1            5          8/1/2015      No
   41                  0                    120                 2              1            5          10/1/2015     No
   42                 359                    0                  1              1            5          11/1/2015     No
   43                 336                   24                  2              8            0          10/8/2015     No
   44                 360                   60                  4              1            5          8/1/2015      No
   45                 360                   36                  7              1            5          5/1/2015      No
   46                 360                    0                  0              1            5          12/1/2015     No
   47                 360                   60                  2              8            0          10/8/2015     No
   48                 359                    0                  1              1            5          11/1/2015     No
   49                 360                   24                  4              8            0          8/8/2012      No
  49.01
  49.02
   50                 358                    0                  2              1            5          10/1/2015     No
   51                 358                    0                  2              1            5          10/1/2015     No
   52                 360                   18                  1              8            0          11/8/2015     No
  52.01
  52.02
  52.03
  52.04
   53                 357                    0                  3              1            5          9/1/2015      No
   54                 360                   24                  3              1            5          9/1/2015      No
   55                 358                    0                  2              8            0          10/8/2015     No
   56                 360                   36                  2              8            0          10/8/2015     Yes
   57                  0                    120                 3              8            0          9/8/2015      No
   58                 358                    0                  2              1            5          10/1/2015     No
  58.01
  58.02
  58.03
   59                 360                   24                  1              1            5          11/1/2015     No
   60                 360                   24                  2              1            5          10/1/2015     No
   61                 360                    7                  1              1            5          6/1/2015      No
   62                 359                    0                  1              8            0          11/8/2015     No
  62.01
  62.02
   63                 360                   36                  5              1            5          7/1/2015      No
   64                 236                    0                  4              8            0          8/8/2015      No
   65                 296                    0                  4              1            5          8/1/2015      Yes
   66                 360                   60                  3              1            5          9/1/2015      No
   67                 360                   12                  3              8            0          9/8/2015      No
   68                 360                    7                  1              1            5          6/1/2015      No
   69                 360                   24                  2              8            0          10/8/2012     Yes
   70                 360                   60                  3              8            0          9/8/2015      No
   71                 360                   36                  2              8            0          10/8/2015     No
   72                 357                    0                  3              1            5          9/1/2015      No
   73                 360                   36                  2              8            0          10/8/2015     No
   74                 360                   36                  3              1            5          9/1/2015      No
   75                 360                   12                  2              1            5          10/1/2015     No
   76                 359                    0                  1              1            5          11/1/2015     No
   77                 357                    0                  3              1            5          9/1/2015      No
   78                 360                   24                  2              1            5          10/1/2015     No
   79                 356                    0                  4              8            0          8/8/2015      No
   80                 359                    0                  1              1            5          11/1/2015     No
   81                 299                    0                  1              1            5          11/1/2015     No
   82                 237                    0                  3              1            5          9/1/2015      No
   83                 358                    0                  2              1            5          10/1/2015     No
   84                 358                    0                  2              1            5          10/1/2015     No
   85                 360                   36                  1              1            5          11/1/2015     No
   86                 357                    0                  3              8            0          9/8/2015      No
   87                 298                    0                  2              8            0          10/8/2015     No
   88                 360                   60                  2              1            5          10/1/2015     No
   89                 360                   24                  3              8            0          9/8/2015      No
   90                 358                    0                  2              1            5          10/1/2015     No
   91                 359                    0                  1              8            0          11/8/2015     No
   92                 357                    0                  3              8            0          9/8/2015      No
   93                 360                   24                  1              1            5          11/1/2015     No
   94                 360                   24                  3              1            5          9/1/2015      No
   95                 358                    0                  2              1            5          10/1/2015     No
   96                 360                   60                  4              1            5          8/1/2015      No
   97                 357                    0                  3              8            0          9/8/2015      No
   98                  0                    120                 3              1            5          9/1/2015      No
   99                 357                    0                  3              8            0          9/8/2015      Yes
   100                299                    0                  1              1            5          11/1/2015     No
   101                360                   24                  2              1            5          10/1/2015     No
   102                360                   36                  1              8            0          11/8/2015     No
   103                358                    0                  2              1            5          10/1/2015     Yes
   104                298                    0                  2              1            5          10/1/2015     No
   105                235                    0                  5              1            5          7/1/2015      No
   106                177                    0                  3              1            5          9/1/2020      No
   107                358                    0                  2              1            5          3/1/2012      No
   108                357                    0                  3              1            5          9/1/2015      No
   109                357                    0                  3              8            0          9/8/2015      No
   110                297                    0                  3              8            0          9/8/2015      No
   111                309                    0                  3              8            0          9/8/2015      No
   112                357                    0                  3              1            5          9/1/2015      No
   113                360                   36                  2              8            0          10/8/2015     No
   114                360                   60                  4              8            0          8/8/2015      No
   115                297                    0                  3              1            5          9/1/2015      No
   116                360                   12                  2              8            0          10/8/2015     No
   117                357                    0                  3              1            5          9/1/2015      No
   118                360                   36                  4              1            5          8/1/2015      No
   119                359                    0                  1              1            5          11/1/2015     No
   120                358                    0                  2              1            5          10/1/2015     No
   121                276                   24                  2              8            0          10/8/2015     No
   122                359                    0                  1              1            5          11/1/2015     No
   123                360                   24                  1              1            5          11/1/2015     No
   124                358                    0                  2              1            5          10/1/2015     No
   125                359                    0                  1              1            5          11/1/2015     No
   126                359                    0                  1              1            5          11/1/2015     No
   127                359                    0                  1              1            5          11/1/2015     No
   128                360                   24                  1              1            5          11/1/2015     No
   129                298                    0                  2              1            5          10/1/2015     No
   130                358                    0                  2              8            0          10/8/2010     No
   131                360                   12                  3              8            0          9/8/2015      No
   132                358                    0                  2              8            0          10/8/2015     No
   133                358                    0                  2              8            0          10/8/2015     No
   134                356                    0                  4              1            5          8/1/2015      No
   135                360                   23                  3              8            0          9/8/2015      No
   136                360                   60                  2              1            5          10/1/2015     No
   137                360                   36                  2              1            5          10/1/2015     No
   138                360                   36                  2              8            0          10/8/2015     No
   139                360                   24                  4              8            0          8/8/2015      No
   140                358                    0                  2              8            0          10/8/2010     No
   141                360                   24                  2              1            5          10/1/2015     No
   142                359                    0                  1              1            5          11/1/2015     No
   143                359                    0                  1              8            0          11/8/2015     No
   144                357                    0                  3              8            0          9/8/2012      Yes
   145                357                    0                  3              1            5          9/1/2015      No
   146                360                   60                  2              1            5          10/1/2015     No
   147                358                    0                  2              1            5          10/1/2015     No
   148                357                    0                  3              8            0          9/8/2015      No
   149                360                   24                  3              1            5          9/1/2012      No
   150                357                    0                  3              8            0          9/8/2015      No
   151                298                    0                  2              1            5          10/1/2015     No
   152                360                   24                  2              1            5          10/1/2015     No
   153                360                   24                  4              8            0          8/8/2015      No
   154                358                    0                  2              1            5          10/1/2015     Yes
   155                357                    0                  3              1            5          9/1/2015      No
   156                359                    0                  1              1            5          11/1/2015     No
   157                357                    0                  3              8            0          9/8/2015      No
   158                299                    0                  1              1            5          11/1/2015     No
   159                 0                    60                  3              1            5          9/1/2010      No
   160                359                    0                  1              1            5          11/1/2015     No
   161                359                    0                  1              8            0          11/8/2015     Yes
   162                360                   24                  4              8            0          8/8/2015      No
   163                321                    0                  3              8            0          9/8/2015      Yes
   164                300                   24                  2              8            0          10/8/2015     No
   165                357                    0                  3              1            5          9/1/2015      No
   166                357                    0                  3              8            0          9/8/2015      No
   167                357                    0                  3              8            0          9/8/2015      No
   168                357                    0                  3              8            0          9/8/2015      No
   169                298                    0                  2              8            0          10/8/2015     No

          FINAL
        MATURITY         MATURITY/ARD             MATURITY                                    REMAINING
LOAN #  DATE (14)   BALANCE ($)(6)(13)(14)  LTV %(3)(5)(13)(14)             PREPAYMENT PROVISION (PAYMENTS) (14)(16)(17)
------  ---------   ----------------------  -------------------             --------------------------------------------

   1                           208,000,000         72.4          LO(24),Def(89),O(4)
 1.01                           27,442,257
 1.02                           24,545,977
 1.03                           19,839,521
 1.04                           19,477,486
 1.05                           16,834,630
 1.06                           13,322,890
 1.07                           11,512,715
 1.08                            9,666,336
 1.09                            9,268,097
 1.10                            8,290,603
 1.11                            8,254,399
 1.12                            7,675,143
 1.13                            7,095,887
 1.14                            6,227,003
 1.15                            5,376,221
 1.16                            5,321,915
 1.17                            4,706,456
 1.18                            3,142,464
   2                           143,315,561         67.9          GRTR1%orYM(24),Def(89),O(2)
 2.01                           32,111,919
 2.02                           27,766,966
 2.03                           17,719,262
 2.04                           12,899,079
 2.05                           11,201,832
 2.06                           10,998,162
 2.07                           10,047,704
 2.08                            9,979,814
 2.09                            5,702,751
 2.10                            4,888,072
   3                           135,736,229         39.2          LO(24),Def(51),O(7)
   4                           113,617,463         70.1          LO(24),Def(89),O(4)
   5                           100,000,000         30.1          YM(55),O(4)
   6                            99,000,000         73.1          LO(24),Def(53),O(4)
 6.01                           10,082,657
 6.02                            9,790,406
 6.03                            9,644,280
 6.04                            8,329,151
 6.05                            8,036,900
 6.06                            7,963,838
 6.07                            7,890,775
 6.08                            7,671,587
 6.09                            7,306,273
 6.10                            7,160,148
 6.11                            6,210,332
 6.12                            5,991,144
 6.13                            2,922,509
   7                            81,007,188         65.9          LO(24),Def(90),O(4)
   8    9/8/2035                76,738,109         68.5          LO(24),Def(31),O(2)
 8.01                           28,188,080
 8.02                           27,575,296
 8.03                           20,974,733
   9                            63,548,647         62.9          LO(24),Def(57),O(2)
 9.01                           39,010,061
 9.02                           24,538,587
  10                            49,852,881         62.0          LO(24),YMorDef(91),O(3)
  11                            49,946,183         53.0          LO(24),Def(16),O(3)
 11.01                          12,619,099
 11.02                           8,907,600
 11.03                           7,953,214
 11.04                           7,688,107
 11.05                           3,605,457
 11.06                           3,287,328
 11.07                           3,287,328
 11.08                           2,598,050
  12                            39,407,425         54.9          LO(24),Def(89),O(4)
 12.01                           4,058,207
 12.02                           3,432,993
 12.03                           2,879,773
 12.04                           2,834,303
 12.05                           2,747,152
 12.06                           2,735,785
 12.07                           2,576,639
 12.08                           2,531,169
 12.09                           2,500,856
 12.10                           2,235,614
 12.11                           1,970,371
 12.12                           1,970,371
 12.13                           1,902,166
 12.14                           1,879,431
 12.15                           1,629,345
 12.16                           1,523,249
  13                            44,388,724         63.4          LO(24),Def(82),O(4)
  14                            41,910,327         64.4          LO(24),Def(90),O(4)
 14.01                          22,064,354
 14.02                          10,170,421
 14.03                           9,675,552
  15                            47,000,000         72.5          LO(24),Def(89),O(4)
  16                            36,954,124         51.0          LO(24),Def(54),O(3)
  17                            35,626,091         63.4          LO(24),Def(94),O(2)
  18                            35,000,000         74.2          LO(24),Def(90),O(3)
  19                            28,724,244         56.8          LO(24),Def(89),O(4)
 19.01                          20,517,317
 19.02                           8,206,927
  20                            30,978,073         70.8          LO(24),Def(86),O(4)
  21                            17,982,487         28.5          LO(24),Def(153),O(4)
  22                            28,750,000         69.3          LO(43),LESSofDeforGRTRofYMor3%(13),LESSofDeforGRTRofYMor2%(12),
                                                                 LESSofDeforGRTRofYMor1%(10),O(2)
  23    10/1/2035               22,581,713         62.4          LO(24),Def(90),O(4)
  24                            20,124,303         59.2          LO(24),Def(84),O(7)
 24.01                           5,316,747
 24.02                           1,711,069
 24.03                           1,302,544
 24.04                           1,267,020
 24.05                           1,243,337
 24.06                           1,166,369
 24.07                           1,160,448
 24.08                           1,042,035
 24.09                           1,006,511
 24.10                           1,006,511
 24.11                             834,812
 24.12                             710,478
 24.13                             651,272
 24.14                             651,272
 24.15                             479,573
 24.16                             319,715
 24.17                             254,588
  25                            22,181,954         62.0          LO(57),LESSofDeforGRTRofYMor2%(24),LESSofDeforGRTRofYMor1%(33),O(4)
  26                            19,906,743         55.0          LO(24),Def(84),O(7)
 26.01                           4,071,021
 26.02                           1,919,982
 26.03                           1,380,846
 26.04                           1,353,339
 26.05                           1,039,761
 26.06                           1,026,007
 26.07                           1,017,755
 26.08                             962,741
 26.09                             907,728
 26.10                             880,221
 26.11                             830,708
 26.12                             814,204
 26.13                             781,196
 26.14                             687,672
 26.15                             572,144
 26.16                             401,601
 26.17                             313,579
 26.18                             258,565
 26.19                             247,562
 26.20                             233,809
 26.21                             206,302
  27                            19,752,766         56.9          LO(24),Def(84),O(7)
 27.01                           3,841,290
 27.02                           2,560,860
 27.03                           1,490,990
 27.04                           1,365,792
 27.05                           1,166,614
 27.06                           1,035,726
 27.07                           1,001,581
 27.08                             961,745
 27.09                             921,910
 27.10                             773,949
 27.11                             768,258
 27.12                             725,577
 27.13                             688,587
 27.14                             643,060
 27.15                             512,172
 27.16                             455,264
 27.17                             455,264
 27.18                             384,129
  28                            22,321,654         67.8          LO(24),Def(86),O(7)
  29                            21,640,918         44.5          LO(24),Def(89),O(4)
 29.01                           7,347,225
 29.02                           6,679,296
 29.03                           4,452,864
 29.04                           3,161,533
  30                            20,769,901         66.6          LO(24),Def(90),O(4)
  31                            19,792,765         64.1          LO(24),Def(90),O(4)
 31.01                           9,896,383
 31.02                           9,896,383
  32                            21,581,806         73.9          LO(24),Def(91),O(4)
  33                            20,739,713         70.0          LO(24),Def(87),O(2)
  34                            19,607,755         69.3          LO(24),Def(91),O(4)
  35                            18,696,375         55.0          LO(24),Def(91),O(4)
  36                            21,000,000         51.2          LO(24),Def(88),O(4)
  37                            18,539,481         70.8          LO(24),Def(90),O(5)
  38                            18,224,705         68.5          LO(24),Def(91),O(4)
  39                            18,166,643         70.7          LO(24),Def(85),O(4)
  40                            20,000,000         24.1          LO(24),Def(91),O(1)
  41                            20,000,000         79.1          LO(24),Def(91),O(3)
  42                            16,768,286         62.3          LO(24),Def(93),O(2)
  43                            16,612,993         63.9          LO(24),Def(90),O(4)
  44                            17,948,680         70.0          LO(24),Def(89),O(3)
  45                            16,293,418         70.8          LO(24),Def(87),O(2)
  46                            14,725,427         62.6          LO(24),Def(92),O(4)
  47                            15,497,307         61.3          LO(24),Def(90),O(4)
  48                            13,709,621         66.2          LO(24),Def(94),O(1)
  49                            15,285,390         65.9          LO(24),Def(50),O(6)
 49.01                           9,421,598
 49.02                           5,863,792
  50                            13,433,627         66.0          LO(24),Def(90),O(4)
  51                            13,357,327         58.1          LO(24),GRTR1%orYM(90),O(4)
  52                            13,773,648         67.9          LO(24),Def(91),O(4)
 52.01                           6,785,048
 52.02                           2,714,020
 52.03                           2,374,767
 52.04                           1,899,813
  53                            13,029,010         64.6          LO(24),YMorDef(89),O(4)
  54                            13,493,465         68.8          LO(24),Def(89),O(4)
  55                            12,523,396         65.9          LO(24),Def(90),O(4)
  56    10/8/2035               13,334,138         57.7          LO(24),Def(90),O(4)
  57                            15,000,000         70.1          LO(57),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1.5%(12),
                                                                 LESSofDeforGRTRofYMor1%(12),LESSofDeforGRTRofYMor0.5%(12),
                                                                 LESSofDeforGRTRofYMor0%(5)O(7)
  58                            12,580,911         49.4          LO(24),Def(91),O(3)
 58.01                           7,143,189
 58.02                           3,954,707
 58.03                           1,483,015
  59                            13,135,142         51.7          LO(24),Def(91),O(4)
  60                            12,226,970         69.3          LO(24),Def(91),O(3)
  61                            11,629,804         62.9          LO(24),Def(89),O(1)
  62                            11,201,213         60.2          LO(24),Def(88),O(7)
 62.01                           8,712,054
 62.02                           2,489,159
  63                            11,547,123         64.9          LO(24),Def(88),O(3)
  64                             8,341,306         46.3          LO(24),Def(88),O(4)
  65    8/1/2030                 9,091,782         57.9          GRTR1%orYM(112),O(4)
  66                            11,034,776         60.5          LO(24),Def(89),O(4)
  67                             9,874,505         58.4          LO(24),Def(86),O(7)
  68                             9,850,136         55.7          LO(24),Def(89),O(1)
  69    10/8/2035               10,690,286         67.2          LO(33),LESSofDeforGRTRofYMor3.5%(12),LESSofDeforGRTRofYMor2.5%(12),
                                                                 LESSofDeforGRTRofYMor1.5%(12),LESSofDeforGRTRofYMor1%(6),O(7)
  70                            10,167,277         67.8          LO(24),Def(89),O(4)
  71                             9,854,078         68.9          LO(24),Def(90),O(4)
  72                             9,216,562         66.8          LO(24),Def(91),O(2)
  73                             9,653,075         70.7          LO(24),Def(90),O(4)
  74                             9,725,730         67.1          LO(24),Def(89),O(4)
  75                             9,225,966         67.1          LO(24),Def(92),O(2)
  76                             9,025,689         63.8          LO(24),Def(91),O(4)
  77                             9,002,657         61.2          LO(24),Def(91),O(2)
  78                             8,627,683         69.0          LO(24),Def(90),O(4)
  79                             7,999,235         63.5          LO(24),Def(88),O(4)
  80                             7,844,017         61.0          LO(24),Def(91),O(4)
  81                             7,130,359         57.0          LO(24),Def(91),O(4)
  82                             5,913,895         37.7          LO(24),GRTR1%orYM(89),O(4)
  83                             7,466,701         61.2          LO(24),Def(90),O(4)
  84                             7,514,197         55.3          LO(24),GRTR1%orYM(90),O(4)
  85                             7,847,082         71.1          LO(24),Def(92),O(3)
  86                             6,682,305         63.0          LO(24),Def(89),O(4)
  87                             6,079,438         52.9          LO(24),Def(87),O(7)
  88                             7,387,628         73.1          LO(24),Def(90),O(4)
  89                             6,744,484         51.9          LO(24),Def(89),O(4)
  90                             5,958,743         66.2          LO(24),Def(90),O(4)
  91                             5,915,074         66.5          LO(24),Def(91),O(4)
  92                             5,857,330         52.8          LO(24),Def(89),O(4)
  93                             6,152,700         68.8          LO(24),GRTR1%orYM(91),O(4)
  94                             6,106,767         69.8          LO(24),Def(90),O(3)
  95                             5,802,465         58.0          LO(24),Def(90),O(4)
  96                             6,292,401         74.0          LO(24),Def(89),O(3)
  97                             5,633,259         55.0          LO(24),Def(89),O(4)
  98                             6,700,000         63.2          LO(24),Def(89),O(4)
  99    9/8/2035                 5,508,996         54.8          LO(24),Def(89),O(4)
  100                            5,011,091         50.1          LO(24),Def(91),O(4)
  101                            5,565,358         62.0          LO(24),Def(91),O(3)
  102                            5,700,987         69.5          LO(24),Def(91),O(4)
  103   10/1/2035                5,342,433         49.7          LO(24),Def(90),O(4)
  104                            4,862,969         59.7          LO(24),Def(92),O(2)
  105                            4,054,018         44.1          LO(24),Def(88),O(3)
  106                               66,768          0.4          LO(24),GRTR1%orYM(149),O(4)
  107                            5,612,040         57.9          LO(24),Def(45),O(6)
  108                            5,093,297         58.7          LO(24),Def(89),O(4)
  109                            5,054,973         59.5          LO(24),Def(89),O(4)
  110                            4,668,294         47.6          LO(24),Def(89),O(4)
  111                            4,715,087         49.1          LO(24),Def(89),O(4)
  112                            4,941,864         64.6          LO(24),Def(91),O(2)
  113                            5,001,161         65.8          LO(24),Def(90),O(4)
  114                            5,092,356         59.6          LO(24),Def(88),O(4)
  115                            4,282,979         36.0          LO(24),Def(89),O(4)
  116                            4,581,836         53.9          LO(24),Def(90),O(4)
  117                            4,430,264         58.3          LO(57),GRTR1%orYM(57),O(3)
  118                            4,777,129         71.3          LO(24),Def(89),O(3)
  119                            4,376,341         56.8          LO(24),Def(91),O(4)
  120                            4,343,692         64.8          LO(24),Def(90),O(4)
  121                            4,065,356         54.2          LO(24),Def(90),O(4)
  122                            4,126,793         66.0          LO(24),Def(91),O(4)
  123                            4,385,996         57.0          LO(24),GRTR1%orYM(91),O(4)
  124                            4,138,942         60.0          LO(24),Def(90),O(4)
  125                            4,046,802         64.2          LO(24),Def(91),O(4)
  126                            4,056,436         66.9          LO(24),Def(91),O(4)
  127                            4,025,496         67.1          LO(24),Def(92),O(3)
  128                            4,151,582         69.2          LO(24),Def(93),O(2)
  129                            3,600,067         50.0          LO(24),Def(91),O(3)
  130                            4,328,467         69.5          LO(24),Def(30),O(4)
  131                            3,892,360         67.7          LO(24),Def(89),O(4)
  132                            3,739,972         47.6          LO(24),Def(90),O(4)
  133                            3,733,474         45.0          LO(24),Def(90),O(4)
  134                            3,747,113         63.2          GRTR1%orYM(112),O(4)
  135                            3,805,081         60.4          LO(24),Def(89),O(4)
  136                            3,997,200         74.0          LO(24),Def(90),O(4)
  137                            3,832,971         67.2          LO(24),Def(90),O(4)
  138                            3,791,575         62.2          LO(24),Def(90),O(4)
  139                            3,663,397         69.1          LO(24),Def(88),O(4)
  140                            3,907,944         59.1          LO(24),Def(30),O(4)
  141                            3,479,469         62.0          LO(24),Def(90),O(4)
  142                            3,323,076         64.8          LO(24),Def(92),O(3)
  143                            3,224,589         49.6          LO(24),Def(91),O(4)
  144   9/8/2035                 3,462,860         60.2          LO(24),Def(53),O(4)
  145                            2,924,179         65.7          LO(24),Def(89),O(4)
  146                            3,231,507         59.8          LO(24),Def(90),O(4)
  147                            2,748,963         62.5          LO(24),Def(90),O(4)
  148                            2,674,946         62.2          LO(24),Def(89),O(4)
  149                            2,949,214         52.4          LO(24),Def(53),O(4)
  150                            2,519,200         56.0          LO(24),Def(89),O(4)
  151                            2,257,532         53.8          LO(24),Def(91),O(3)
  152                            2,520,738         64.6          LO(24),Def(91),O(3)
  153                            2,388,603         61.2          LO(24),Def(85),O(7)
  154   10/1/2034                2,297,002         62.5          LO(24),Def(93),O(1)
  155                            2,196,920         64.6          LO(24),Def(92),O(1)
  156                            2,078,362         61.1          LO(24),Def(91),O(4)
  157                            2,065,809         59.9          LO(24),Def(89),O(4)
  158                            1,834,614         52.4          LO(24),Def(91),O(4)
  159                            2,250,000         26.4          LO(24),Def(31),O(2)
  160                            1,881,804         59.7          LO(24),Def(91),O(4)
  161   11/8/2035                1,802,903         58.2          LO(24),Def(91),O(4)
  162                            1,845,739         58.6          LO(24),Def(88),O(4)
  163   9/8/2032                 1,646,722         61.0          LO(24),Def(89),O(4)
  164                            1,657,502         66.3          LO(24),Def(90),O(4)
  165                            1,651,547         46.5          LO(24),Def(90),O(3)
  166                            1,524,902         63.5          LO(24),Def(89),O(4)
  167                            1,317,189         48.8          LO(24),Def(89),O(4)
  168                            1,140,631         54.3          LO(24),Def(89),O(4)
  169                              235,626         15.2          LO(24),Def(90),O(4)

                                                MOST RECENT      MOST RECENT                                            UW DSCR (X)
LOAN #  2003 NOI ($) (18)   2004 NOI ($) (18)   NOI ($) (19)       NOI DATE      UW NOI ($)    UW NCF ($) (20)         (5),(13),(20)
------  -----------------   -----------------   ------------       --------      ----------    ---------------         -------------

   1             17,259,017          19,962,417       20,727,157       5/31/2005    21,723,411         19,695,134          1.81
 1.01             1,882,364           1,895,407        2,081,340       5/31/2005     2,428,530          2,280,442
 1.02             1,413,235           1,929,957        2,081,844       5/31/2005     2,212,946          1,980,017
 1.03             1,976,158           2,183,947        2,142,673       5/31/2005     2,308,308          1,978,942
 1.04             1,571,476           1,999,470        2,091,881       5/31/2005     2,045,075          1,936,441
 1.05               797,607           1,608,400        1,784,526       5/31/2005     1,848,204          1,656,700
 1.06             1,450,750           1,386,571        1,311,150       5/31/2005     1,349,804          1,285,105
 1.07             1,113,950           1,059,121        1,396,204       5/31/2005     1,220,083          1,145,871
 1.08             1,056,310           1,038,045        1,015,575       5/31/2005     1,055,162            962,221
 1.09               449,879             810,392          880,211       5/31/2005       898,812            758,840
 1.10               911,441             928,290          902,485       5/31/2005       898,181            839,127
 1.11               417,799             697,889          580,227       5/31/2005       783,467            668,758
 1.12             1,063,061             835,516          884,659       5/31/2005       899,568            793,177
 1.13               772,229             774,302          797,624       5/31/2005       863,423            746,611
 1.14               400,272             656,965          576,269       5/31/2005       699,405            666,504
 1.15               572,439             566,826          540,609       5/31/2005       663,678            575,775
 1.16               540,584             564,683          564,471       5/31/2005       556,618            533,515
 1.17               524,143             602,999          706,773       5/31/2005       615,711            563,545
 1.18               345,320             423,637          388,636       5/31/2005       376,436            323,543
   2             13,882,568          17,464,729       19,148,144       6/30/2005    19,687,271         17,358,593          1.51
 2.01             2,736,468           4,007,715        4,598,851       6/30/2005     4,596,858          4,103,378
 2.02             2,356,796           2,994,795        3,647,837       6/30/2005     3,736,160          3,318,081
 2.03             1,373,602           1,934,564        2,293,998       6/30/2005     2,265,517          1,931,895
 2.04             1,401,112           1,671,666        1,698,539       6/30/2005     1,682,689          1,524,954
 2.05             1,243,150           1,447,668        1,462,357       6/30/2005     1,510,003          1,340,258
 2.06             1,066,454           1,290,482        1,376,384       6/30/2005     1,787,622          1,536,996
 2.07             1,342,404           1,373,043        1,400,195       6/30/2005     1,411,601          1,264,196
 2.08             1,327,684           1,468,705        1,380,232       6/30/2005     1,433,512          1,271,975
 2.09               674,607             774,342          770,448       6/30/2005       744,879            640,815
 2.10               360,291             501,749          519,303       6/30/2005       518,430            426,045
   3             28,335,383          31,412,842       30,616,811       6/30/2005    33,483,196         32,272,375          1.88
   4                                                                                10,704,690         10,508,619          1.26
   5             30,397,273          31,097,650       32,142,596      7/31/2005     31,577,220         31,175,826          6.16
   6              9,297,087           9,729,466       10,146,705       5/31/2005    10,538,859          9,459,129          1.83
 6.01             1,042,710           1,063,442        1,010,675       5/31/2005     1,086,831            995,988
 6.02               978,968             973,292          999,842       5/31/2005     1,044,722            910,368
 6.03               937,179           1,137,826        1,069,405       5/31/2005     1,160,103          1,073,046
 6.04               831,247             848,926          877,796       5/31/2005       895,045            832,259
 6.05               891,166             935,519          975,495       5/31/2005     1,038,658            918,248
 6.06               741,118             862,657          973,994       5/31/2005       951,482            852,169
 6.07               752,276             733,352          733,373       5/31/2005       799,275            724,569
 6.08               719,785             716,535          737,507       5/31/2005       750,647            698,733
 6.09               765,019             719,853          761,578       5/31/2005       637,007            559,292
 6.10               632,674             691,038          719,800       5/31/2005       745,693            701,251
 6.11               423,105             451,267          491,523       5/31/2005       621,040            566,312
 6.12               327,110             299,953          494,672       5/31/2005       496,182            415,599
 6.13               254,730             295,806          301,045       5/31/2005       312,174            211,295
   7              9,466,650           8,910,109        9,520,930       8/31/2005     8,987,523          8,260,950          1.27
   8              8,203,482           8,285,836        8,901,387       6/30/2005     8,574,939          7,449,507          1.38
 8.01             3,145,177           3,279,891        3,349,670       6/30/2005     3,073,614          2,736,420
 8.02             3,358,245           3,380,644        3,531,683       6/30/2005     3,399,355          2,976,224
 8.03             1,700,060           1,625,301        2,020,034       6/30/2005     2,101,970          1,736,863
   9              5,585,759           4,016,181                                      6,101,934          5,468,872          1.26
 9.01             3,888,789           3,530,014                                      3,955,779          3,594,501
 9.02             1,696,970             486,167                                      2,146,155          1,874,371
  10                                                                                 4,886,001          4,713,723          1.20
  11              6,020,156           8,108,765        7,741,092       6/30/2005     9,654,510          8,059,654          1.79
 11.01            1,863,006           2,053,113        2,053,113       6/30/2005     2,588,158          2,200,064
 11.02            1,204,361           1,819,726        1,982,818       6/30/2005     2,120,070          1,845,566
 11.03               13,429             840,177          726,899       6/30/2005       864,501            589,297
 11.04              488,142             778,650        1,028,216       6/30/2005     1,148,121            908,311
 11.05              688,709             825,332          778,335       6/30/2005       822,696            733,974
 11.06              794,149             758,006          780,544       6/30/2005       823,252            737,835
 11.07              559,562             667,355          375,375       6/30/2005       596,181            468,568
 11.08              408,798             366,406           15,792       6/30/2005       691,531            576,039
  12              5,229,058           5,951,982        6,892,613       6/30/2005     6,058,160          6,058,160          1.60
 12.01              609,888             715,090          699,512       6/30/2005       607,237            607,237
 12.02              406,018             585,051          632,890       6/30/2005       574,222            574,222
 12.03              263,807             415,583          440,411       6/30/2005       387,577            387,577
 12.04              393,661             463,510          450,213       6/30/2005       406,332            406,332
 12.05              191,036             370,197          444,517       6/30/2005       351,080            351,080
 12.06              471,768             493,122          469,144       6/30/2005       415,279            415,279
 12.07              231,179             154,789          518,802       6/30/2005       476,251            476,251
 12.08              458,451             424,455          464,644       6/30/2005       404,342            404,342
 12.09              414,536             429,903          397,970       6/30/2005       335,449            335,449
 12.10              351,036             346,808          371,728       6/30/2005       311,176            311,176
 12.11              159,298             186,401          379,828       6/30/2005       336,005            336,005
 12.12               82,064             255,929          401,795       6/30/2005       351,500            351,500
 12.13              411,852             335,923          310,968       6/30/2005       271,717            271,717
 12.14              160,661             240,155          283,690       6/30/2005       281,985            281,985
 12.15              331,054             299,579          350,381       6/30/2005       304,109            304,109
 12.16              292,749             235,487          276,120       6/30/2005       243,899            243,899
  13                853,641           2,375,238        3,134,785       7/31/2005     4,681,379          4,289,976          1.27
  14                                                                                 5,486,685          4,936,527          1.50
 14.01                                                                               2,638,637          2,345,870
 14.02                                                                               1,327,098          1,181,753
 14.03                                                                               1,520,950          1,408,904
  15              3,918,729           4,324,442        4,148,382       5/31/2005     4,123,747          3,844,075          1.56
  16                                  1,808,134        3,596,889       7/31/2005     3,747,861          3,713,461          1.37
  17                                                                                 4,507,759          4,427,496          1.47
  18              3,187,731           3,039,194        3,421,594       7/31/2005     3,106,005          2,971,755          1.67
  19              1,988,660           2,465,859        2,702,855       6/30/2005     3,202,736          2,878,908          1.28
 19.01            1,176,839           1,540,204        1,860,075       6/30/2005     2,383,035          2,097,093
 19.02              811,821             925,655          842,780       6/30/2005       819,701            781,815
  20                                                                                 2,968,845          2,850,707          1.29
  21              4,441,040           4,441,040        4,253,344       6/30/2005     3,825,183          3,721,734          1.59
  22              1,077,191             762,414        1,963,858       6/30/2005     3,311,547          2,978,818          1.94
  23              2,996,893           2,938,573        2,944,275       5/31/2005     2,969,880          2,461,660          1.33
  24              3,472,781           3,636,586        3,887,108       3/31/2005     2,887,195          2,847,077          1.45
 24.01              717,250             777,399          714,427       3/31/2005       641,438            635,231
 24.02              290,248             316,395          300,656       3/31/2005       236,375            233,174
 24.03              244,124             273,213          270,791       3/31/2005       174,081            172,059
 24.04              210,137             237,220          293,745       3/31/2005       195,423            192,767
 24.05              222,319             192,795          210,959       3/31/2005       171,741            168,171
 24.06              252,907             228,661          242,393       3/31/2005       188,367            186,950
 24.07              211,355             208,443          244,147       3/31/2005       178,980            176,475
 24.08              285,823             241,024          268,408       3/31/2005       174,711            172,032
 24.09              213,630             162,960          234,260       3/31/2005       177,785            175,275
 24.10              134,953             156,744          177,215       3/31/2005       125,512            122,585
 24.11              152,024             143,989          147,389       3/31/2005       111,967            109,002
 24.12              121,018             118,563           86,565       3/31/2005        71,771             70,141
 24.13              178,918             200,094          215,414       3/31/2005       152,561            150,816
 24.14               97,075             138,566          179,624       3/31/2005       117,909            116,893
 24.15               44,916             105,400          164,181       3/31/2005        91,175             90,176
 24.16               66,656              65,319           62,096       3/31/2005        37,070             35,501
 24.17               29,428              69,801           74,838       3/31/2005        40,329             39,829
  25              2,054,310           2,001,052                                      2,298,812          2,143,060          1.23
  26              3,324,570           3,815,833        3,800,839       3/31/2005     2,906,421          2,866,711          1.47
 26.01              595,178             650,450          655,973       3/31/2005       612,026            606,611
 26.02              187,579             370,422          335,881       3/31/2005       260,564            257,802
 26.03              271,090             322,466          301,560       3/31/2005       221,899            220,061
 26.04              100,940             160,858          227,085       3/31/2005       178,814            175,733
 26.05              213,480             236,202          268,840       3/31/2005       185,396            183,598
 26.06              204,158             210,429          202,790       3/31/2005       180,069            177,094
 26.07              110,122             117,851          119,487       3/31/2005        96,647             93,170
 26.08              192,535             189,911          185,836       3/31/2005       152,057            148,580
 26.09              189,206             197,781          201,193       3/31/2005       146,061            144,895
 26.10              142,598             145,541          146,904       3/31/2005       120,107            118,277
 26.11              108,239             152,908          149,246       3/31/2005       114,729            113,229
 26.12              181,547             182,407          197,939       3/31/2005       126,966            125,686
 26.13              190,317             170,450          144,227       3/31/2005        98,180             97,080
 26.14              145,087             196,464          181,050       3/31/2005       119,581            118,469
 26.15               82,484              96,542          101,979       3/31/2005        72,519             71,211
 26.16               49,258              58,109           44,909       3/31/2005        36,785             35,770
 26.17               85,260              78,668           72,943       3/31/2005        39,303             38,290
 26.18               46,225              48,677           44,528       3/31/2005        25,059             24,220
 26.19               95,009              98,759          101,921       3/31/2005        54,843             54,147
 26.20               64,627              68,217           57,072       3/31/2005        30,632             29,874
 26.21               69,631              62,721           59,476       3/31/2005        34,184             32,914
  27              3,092,855           3,521,110        3,804,289       3/31/2005     2,865,073          2,829,983          1.46
 27.01              333,165             350,433          456,110       3/31/2005       404,548            400,271
 27.02              329,664             506,039          527,854       3/31/2005       422,934            418,337
 27.03              266,600             303,476          286,541       3/31/2005       214,400            212,986
 27.04              347,326             269,388          268,533       3/31/2005       189,005            187,336
 27.05              191,897             260,795          298,720       3/31/2005       217,628            214,341
 27.06              225,106             255,159          302,692       3/31/2005       226,727            224,478
 27.07              213,773             227,986          246,577       3/31/2005       189,760            187,317
 27.08              129,280             183,011          110,896       3/31/2005        87,457             86,285
 27.09              154,999             151,272          149,485       3/31/2005        90,286             89,248
 27.10              132,168              97,736          102,275       3/31/2005        89,007             86,705
 27.11              146,370             175,045          196,396       3/31/2005       169,244            167,522
 27.12              128,409             143,871          158,684       3/31/2005       104,746            103,485
 27.13               85,979              90,132          132,516       3/31/2005        99,361             97,366
 27.14              109,189             135,355          121,848       3/31/2005        71,280             70,568
 27.15               65,499              61,348           72,080       3/31/2005        53,324             52,322
 27.16               21,580              89,193           76,989       3/31/2005        49,001             48,141
 27.17              164,943             159,842          159,346       3/31/2005       102,854            100,997
 27.18               46,908              61,029          136,747       3/31/2005        83,511             82,278
  28                                  2,112,256        2,048,832       6/30/2005     2,423,755          2,111,521          1.22
  29              1,882,392           2,461,269        2,380,163       5/31/2005     2,534,399          2,486,514          1.54
 29.01              818,736             853,682          874,564       5/31/2005       793,684            790,105
 29.02              695,260             652,689          569,499       5/31/2005       734,548            714,406
 29.03                                  510,423          479,561       5/31/2005       565,824            554,442
 29.04              368,396             444,475          456,539       5/31/2005       440,343            427,561
  30              1,520,972           1,965,849        1,652,455       7/31/2005     2,168,473          2,034,274          1.32
  31                                  1,994,081        2,080,514       7/31/2005     2,129,921          2,003,544          1.25
 31.01                                1,001,775        1,015,914       7/31/2005     1,061,967            990,144
 31.02                                  992,306        1,064,600       7/31/2005     1,067,954          1,013,400
  32              1,791,440           1,657,393        1,774,131       7/31/2005     1,928,200          1,831,690          1.20
  33                                                                                 2,135,018          2,053,538          1.30
  34                                                                                 2,060,787          1,897,974          1.25
  35                                  1,489,174        1,838,384       7/31/2005     1,965,051          1,928,531          1.36
  36              3,121,066           1,908,446                                      2,185,848          1,852,057          1.76
  37              1,756,410           1,703,749        1,684,276       7/31/2005     1,871,618          1,681,610          1.25
  38                                                                                 1,808,543          1,760,519          1.30
  39                                                                                 1,751,095          1,669,043          1.23
  40                525,033             708,180        2,578,253       5/31/2005     4,283,888          4,232,588          4.51
  41              1,116,382             788,830          507,696       7/31/2005     1,914,366          1,742,745          1.61
  42              1,860,704           1,789,534                                      2,077,654          1,847,971          1.34
  43              1,763,224           1,895,610        1,607,031       7/31/2005     1,815,332          1,627,361          1.22
  44              1,389,508           1,537,613        1,619,416       5/31/2005     1,688,384          1,619,393          1.26
  45                                                                                 1,421,234          1,349,067          1.08
  46                                                   1,508,963        7/1/2005     1,700,058          1,639,758          1.33
  47                                                                                 1,708,304          1,573,688          1.40
  48                                    891,832        1,087,841       6/30/2005     1,459,475          1,325,012          1.21
  49                                    491,511        1,396,310       6/30/2005     1,868,060          1,664,724          1.52
 49.01                                 (235,331)         593,339       6/30/2005     1,171,933          1,055,738
 49.02                                  726,842          802,971       6/30/2005       696,127            608,986
  50              1,409,174           1,379,027        1,440,933       6/30/2005     1,504,038          1,425,538          1.34
  51              1,424,424           1,532,982        1,566,255       6/30/2005     1,502,194          1,415,237          1.30
  52                                                   1,495,937       10/1/2005     1,723,346          1,501,683          1.38
 52.01                                                   682,601       10/1/2005       777,237            668,047
 52.02                                                   261,127       10/1/2005       331,102            286,240
 52.03                                                   311,725       10/1/2005       342,610            305,369
 52.04                                                   240,484       10/1/2005       272,397            242,027
  53              1,282,235           1,502,389        1,585,100       6/30/2005     1,601,095          1,408,452          1.30
  54              1,279,025           1,359,789        1,739,346       6/30/2005     1,433,180          1,313,489          1.25
  55                                                                                 1,496,611          1,352,275          1.37
  56              1,719,916           1,818,229                                      1,673,054          1,535,293          1.55
  57                988,788           1,047,274        1,091,043       3/31/2005     1,146,708          1,131,408          1.40
  58              2,210,056           2,280,760        2,323,460       7/31/2005     1,931,945          1,720,445          1.66
 58.01
 58.02
 58.03
  59              1,279,680           1,382,956        1,426,181       6/30/2005     1,375,275          1,310,043          1.27
  60                                                                                 1,186,419          1,147,986          1.23
  61                248,785             195,825          329,275       8/31/2005     1,136,442          1,049,484          1.11
  62              1,233,331           1,285,744        1,360,638       7/31/2005     1,318,327          1,228,430          1.37
 62.01              987,915             993,968        1,054,226       7/31/2005     1,031,613            962,229
 62.02              245,416             291,776          306,412       7/31/2005       286,714            266,201
  63                866,482           1,126,088        1,200,196       4/30/2005     1,141,921          1,080,485          1.27
  64              1,742,506           1,754,071                                      1,553,378          1,447,007          1.35
  65                                                                                 1,280,370          1,222,643          1.40
  66                                  1,043,351        1,055,863       4/30/2005       973,384            958,967          1.20
  67                                                     539,875       7/31/2005     1,173,939          1,084,609          1.42
  68                944,567           1,052,963        1,054,114       8/31/2005     1,271,683          1,200,711          1.53
  69                 17,199             763,739          880,261       7/31/2005     1,067,047            985,866          1.25
  70                892,190             891,676                                        892,647            877,447          1.22
  71                                                                                 1,014,798          1,002,298          1.33
  72              2,284,090           2,105,231        1,282,716       4/30/2005     1,117,765          1,173,629          1.55
  73              1,168,540           1,024,538          891,386       7/30/2005       976,994            905,182          1.28
  74                924,848           1,075,324        1,162,435       7/31/2005       994,961            944,880          1.28
  75                                  1,000,778          953,165       7/31/2005       960,669            875,543          1.21
  76                955,693           1,009,307          987,354       7/31/2005       938,904            884,718          1.20
  77                                                                                   926,790            888,354          1.31
  78                613,364             550,747          642,339       7/31/2005       966,771            886,312          1.39
  79                663,504             692,274          955,673       5/31/2005       954,913            882,399          1.34
  80               (199,741)           (182,137)         755,168       7/31/2005       804,235            760,232          1.20
  81              1,091,559           1,376,995        1,386,359       7/31/2005     1,373,196          1,001,577          1.40
  82              1,117,368           1,231,467        1,226,280       6/30/2005     1,191,585          1,131,085          1.49
  83                                    557,496          681,069       7/31/2005       750,185            716,995          1.20
  84                841,803             893,100          905,229       6/30/2005       878,102            838,422          1.37
  85                                                     390,026       9/30/2005       781,045            743,126          1.26
  86                                                                                   852,065            772,531          1.46
  87                570,875             940,356        1,212,870       6/30/2005     1,010,227          1,010,227          1.74
  88                558,232             586,981          567,394       6/30/2005       681,813            658,395          1.27
  89                818,912             689,836          833,707       7/31/2005       774,838            731,389          1.43
  90                621,524             776,938          814,107       5/31/2005       746,075            689,310          1.45
  91                668,468             694,779          623,829       9/30/2005       682,724            622,908          1.31
  92                555,430             623,678          703,390       5/31/2005       710,658            666,285          1.44
  93                616,702             808,690          734,916       5/31/2005       843,539            771,000          1.59
  94                                                                                   597,415            577,415          1.23
  95                                    783,456          824,053       6/30/2005       681,983            622,011          1.34
  96                422,375             602,817                                        604,134            566,241          1.26
  97                506,056             540,462                                        657,501            622,300          1.38
  98                691,374             643,820          721,288       5/31/2005       798,069            696,919          2.05
  99                776,984             774,078                                        718,137            707,606          1.61
  100               743,950             828,978          868,309       6/30/2005       812,210            720,380          1.45
  101                                                                                  612,185            560,628          1.33
  102               608,691             554,281          605,966       6/30/2005       606,829            566,270          1.33
  103                                                                                  706,823            640,028          1.47
  104               404,697             582,699          581,946       7/31/2005       628,550            586,599          1.25
  105                                                    534,178       3/31/2005       723,872            681,209          1.33
  106             1,226,990           1,285,723        1,260,907       6/30/2005     1,274,046          1,227,846          2.01
  107                                                                                  795,241            725,319          1.78
  108                                   734,922          803,578       6/30/2005       636,522            567,636          1.42
  109               815,340             784,066          743,295       5/31/2005       677,617            613,560          1.52
  110               629,053             705,674          814,228       5/31/2005       682,746            682,746          1.50
  111               714,626             719,023          701,112       7/31/2005       630,229            630,229          1.41
  112                                                                                  538,241            500,488          1.25
  113                                   417,263                                        514,943            475,800          1.26
  114               534,190             480,981          520,640       4/30/2005       557,486            542,625          1.53
  115             2,278,000           2,029,000                                      1,558,000          1,502,000          3.47
  116                                                    348,520       6/30/2005       481,329            462,894          1.31
  117               459,477             549,048          517,491       8/31/2005       625,942            535,601          1.47
  118                                                                                  488,315            442,921          1.20
  119               392,549             439,859          508,943       5/31/2005       502,391            472,119          1.30
  120                                                                                  439,785            437,517          1.23
  121               524,228             563,720          571,247        6/1/2005       577,609            506,151          1.26
  122                                                    236,902       7/31/2005       434,920            417,420          1.28
  123               695,868             520,479          478,434       6/30/2005       502,601            434,700          1.26
  124               306,983             415,712          416,720       4/30/2005       439,568            415,684          1.26
  125                                                                                  390,406            390,406          1.20
  126               301,941             347,778          410,714       5/31/2005       436,687            408,397          1.22
  127               541,359             569,344          586,882       5/31/2005       531,042            462,939          1.39
  128                                                                                  403,666            387,263          1.21
  129               451,957             652,977          710,506       3/31/2005       604,623            524,789          1.49
  130               378,850             429,651          471,151       6/30/2005       443,562            429,952          1.34
  131               364,053             386,122          381,455       6/30/2005       394,267            370,452          1.20
  132               266,594             412,157          485,157       7/25/2005       413,803            396,194          1.32
  133                                   529,989          541,317       6/30/2005       484,049            452,176          1.51
  134               492,765             413,508          419,917       6/30/2005       425,661            379,165          1.25
  135                                   313,406          342,797       6/30/2005       386,370            355,170          1.20
  136               422,024             435,605          381,974       6/30/2005       363,961            344,961          1.21
  137               450,410             452,092          406,166       7/31/2005       420,270            381,287          1.33
  138               420,391                              489,234       7/31/2005       457,427            405,524          1.42
  139               339,477             404,795          402,138       5/31/2005       408,741            381,741          1.36
  140               165,008             314,526          352,306       6/16/2005       395,467            380,952          1.32
  141                                                    291,123       7/31/2005       383,734            355,575          1.35
  142                                                                                  354,826            335,716          1.26
  143               431,950             465,182          493,822       8/31/2005       416,488            372,188          1.45
  144               526,147             515,052          518,522       5/31/2005       514,620            471,527          1.85
  145                                   334,339          356,366        7/1/2005       362,377            335,377          1.45
  146               405,068             392,179                                        348,615            297,273          1.31
  147                                                                                  302,580            293,081          1.37
  148               319,142             306,963          321,089       5/31/2005       308,455            288,620          1.35
  149                83,265             120,472          248,750       6/30/2005       321,401            317,774          1.46
  150               457,083             456,979          412,046       5/31/2005       330,419            293,852          1.46
  151                                   367,914          395,079       7/31/2005       325,267            313,082          1.46
  152               212,716             188,843          210,130       7/31/2005       263,008            247,182          1.30
  153               258,955             263,615          283,607       5/31/2005       263,113            231,454          1.29
  154                                                                                  241,511            241,511          1.29
  155               266,872             306,599          295,279       4/30/2005       249,642            221,767          1.26
  156                                                                                  231,657            216,112          1.29
  157               266,048             216,025                                        256,269            217,881          1.26
  158               149,435             345,145          376,964       6/30/2005       346,861            308,450          1.66
  159               294,606             197,824          150,476       5/31/2005       207,843            197,091          1.54
  160               115,941             151,593          163,076       7/31/2005       261,522            208,436          1.35
  161                                                    183,985       6/30/2005       224,676            206,203          1.40
  162               178,897             163,496          176,165       6/30/2005       193,633            174,133          1.25
  163               171,514             176,908                                        181,051            179,836          1.25
  164               213,422             226,040          230,705       7/31/2005       226,357            193,480          1.26
  165                24,369             117,261          251,218       6/30/2005       197,931            190,801          1.46
  166                                                                                  209,683            188,832          1.46
  167                                                                                  175,782            164,458          1.56
  168               168,871             157,425          170,124       4/30/2005       177,111            167,042          1.74
  169                                                                                   79,618             68,819          2.85

                                          UPFRONT            UPFRONT             UPFRONT           UPFRONT               UPFRONT
                                        ENGINEERING           CAPEX               ENVIR.            TI/LC                RE TAX
LOAN #     TITLE TYPE        PML %      RESERVE ($)      RESERVE ($) (21)       RESERVE ($)  RESERVE ($)(22)(23)       RESERVE ($)
------     ----------        -----      -----------      ----------------       -----------  -------------------       -----------

   1    Fee/Leasehold       Various       221,719                                                  568,956              1,882,694
 1.01   Fee                  11.00
 1.02   Fee
 1.03   Fee
 1.04   Fee
 1.05   Fee
 1.06   Fee
 1.07   Fee
 1.08   Fee
 1.09   Fee
 1.10   Fee
 1.11   Fee
 1.12   Fee
 1.13   Fee
 1.14   Fee
 1.15   Fee
 1.16   Leasehold
 1.17   Fee
 1.18   Fee
   2    Fee/Leasehold       Various       175,413                                 3,100                                  132,438
 2.01   Fee
 2.02   Leasehold
 2.03   Fee
 2.04   Fee                  8.00
 2.05   Fee
 2.06   Fee
 2.07   Fee                  15.00
 2.08   Fee                  14.00
 2.09   Fee
 2.10   Fee
   3    Fee/Leasehold        17.00
   4    Fee                                                                                       5,888,110              149,359
   5    Fee/Leasehold                                                            143,750
   6    Fee                               114,700                                                   25,627              1,313,287
 6.01   Fee
 6.02   Fee
 6.03   Fee
 6.04   Fee
 6.05   Fee
 6.06   Fee
 6.07   Fee
 6.08   Fee
 6.09   Fee
 6.10   Fee
 6.11   Fee
 6.12   Fee
 6.13   Fee
   7    Fee                                                                                                              128,668
   8    Fee                                                 1,000,000                             1,000,000             1,452,218
 8.01   Fee
 8.02   Fee
 8.03   Fee
   9    Fee                                                                                        650,000               187,313
 9.01   Fee
 9.02   Fee
  10    Fee                                                                                                              110,377
  11    Fee                               136,993            351,513              3,994                                  630,000
 11.01  Fee
 11.02  Fee
 11.03  Fee
 11.04  Fee
 11.05  Fee
 11.06  Fee
 11.07  Fee
 11.08  Fee
  12    Fee                 Various        90,413                                                                        568,782
 12.01  Fee
 12.02  Fee                  9.00
 12.03  Fee
 12.04  Fee
 12.05  Fee
 12.06  Fee
 12.07  Fee
 12.08  Fee
 12.09  Fee
 12.10  Fee
 12.11  Fee                  9.00
 12.12  Fee
 12.13  Fee
 12.14  Fee
 12.15  Fee
 12.16  Fee
  13    Fee                                                                                                              235,651
  14    Fee                 Various
 14.01  Fee
 14.02  Fee
 14.03  Fee                  3.00
  15    Fee                                2,500                                                                         395,508
  16    Leasehold                          28,125                                                                        25,279
  17    Fee/Leasehold                                         50,000                                                     113,722
  18    Fee                  12.00                            11,188                                                     228,223
  19    Fee                 Various                                                                 50,000               176,169
 19.01  Fee                  18.00
 19.02  Fee                  11.00
  20    Fee                  13.00                                                                2,206,666              48,764
  21    Fee
  22    Fee
  23    Fee                                                                                                              153,276
  24    Fee                 Various       817,598                                555,000                                 124,214
 24.01  Fee
 24.02  Fee                  3.00
 24.03  Fee
 24.04  Fee
 24.05  Fee
 24.06  Fee
 24.07  Fee
 24.08  Fee
 24.09  Fee
 24.10  Fee
 24.11  Fee
 24.12  Fee
 24.13  Fee
 24.14  Fee
 24.15  Fee                  3.00
 24.16  Fee
 24.17  Fee                  10.00
  25    Fee                  18.00        275,000            106,000                                                     232,390
  26    Fee                 Various       579,840                                625,875                                 119,429
 26.01  Fee
 26.02  Fee
 26.03  Fee
 26.04  Fee
 26.05  Fee                  15.00
 26.06  Fee
 26.07  Fee
 26.08  Fee
 26.09  Fee
 26.10  Fee                  5.00
 26.11  Fee
 26.12  Fee
 26.13  Fee                  17.00
 26.14  Fee                  9.00
 26.15  Fee
 26.16  Fee
 26.17  Fee
 26.18  Fee
 26.19  Fee
 26.20  Fee
 26.21  Fee
  27    Fee                 Various       134,079                                228,750                                 112,734
 27.01  Fee
 27.02  Fee                  16.00
 27.03  Fee
 27.04  Fee
 27.05  Fee
 27.06  Fee
 27.07  Fee
 27.08  Fee
 27.09  Fee
 27.10  Fee
 27.11  Fee
 27.12  Fee
 27.13  Fee                  3.00
 27.14  Fee
 27.15  Fee
 27.16  Fee
 27.17  Fee
 27.18  Fee
  28    Fee                                                                                                              336,174
  29    Fee                                                                       96,000                                 37,996
 29.01  Fee
 29.02  Fee
 29.03  Fee
 29.04  Fee
  30    Fee                                                                       75,000                                 51,641
  31    Fee                               271,725                                                                        110,217
 31.01  Fee
 31.02  Fee
  32    Fee                                                                                                              41,819
  33    Fee
  34    Fee                                                                                        600,000               132,892
  35    Fee                  11.00                                                                                       18,010
  36    Fee                                                                                                              122,570
  37    Fee                  18.00        107,300            117,533                                                     140,375
  38    Fee                  16.00                                                                 190,667               110,000
  39    Fee                                                                                                              30,664
  40    Fee                                                                      150,000
  41    Fee                  11.00        112,500             14,302                                                     81,898
  42    Fee                                                  100,000                                                     88,258
  43    Fee                                33,110             72,650                                                     216,846
  44    Fee                  16.00                                                                                       42,840
  45    Fee
  46    Fee                                                                                                               2,490
  47    Fee                                                                                        799,855               22,434
  48    Fee                                                                                        435,400               35,549
  49    Fee                                                  550,000                              1,750,000              229,321
 49.01  Fee
 49.02  Fee
  50    Fee                                                                                                              17,515
  51    Fee                                                                       1,500
  52    Fee                               283,807                                                  100,000               173,775
 52.01  Fee
 52.02  Fee
 52.03  Fee
 52.04  Fee
  53    Fee                                64,290             76,881                               500,000
  54    Fee                  16.00         87,875             2,484               50,000                                 81,184
  55    Fee                                                                                                              50,533
  56    Fee                  18.00                                                                                       155,616
  57    Fee                                                                                                               2,000
  58    Fee                 Various
 58.01  Fee                  17.00
 58.02  Fee                  19.00
 58.03  Fee                  19.00
  59    Fee                  11.00                            17,630              2,100                                  25,109
  60    Fee                                                    893                                  1,250
  61    Fee                  14.00                                                83,750                                 42,400
  62    Fee                 Various                                                                                       3,235
 62.01  Fee                  13.00
 62.02  Fee                  14.00
  63    Fee                  14.00
  64    Fee                                                  116,250                                                     27,287
  65    Fee                                                    500                                                       70,727
  66    Fee                  17.00
  67    Fee                                                   16,000                                                     77,250
  68    Fee                  14.00                                                                                       18,343
  69    Fee                                                   14,754                               135,650               120,228
  70    Fee
  71    Fee                  17.00                                                                                       62,743
  72    Fee                                37,500            108,909                               150,000               34,405
  73    Fee                                1,875             300,000                                                     130,764
  74    Fee                                                   1,229               2,000                                  21,874
  75    Fee                               306,291             1,518                                 1,667                59,823
  76    Fee
  77    Fee                                                                                                              46,964
  78    Fee                                                   57,165                                                     49,755
  79    Fee                                87,500                                                  150,000               32,931
  80    Fee                  24.00                            45,673                                                     43,042
  81    Fee                              2,439,866                                                                       57,235
  82    Fee                  12.00                                                                                       82,305
  83    Fee                                                                                                              43,761
  84    Fee                  11.00                                                 750              40,000
  85    Fee                               128,794              293                                  2,778
  86    Leasehold                                                                                                        86,633
  87    Fee                                                  300,000                                                     32,264
  88    Fee
  89    Fee                  15.00                                                                                       35,964
  90    Fee                  15.00                            33,532                                                     50,400
  91    Fee                                97,156                                                                        10,560
  92    Fee                  18.00
  93    Fee                                19,600                                                                        100,499
  94    Fee                                                                                                              24,319
  95    Fee                  18.00                            38,650                                                     58,227
  96    Fee                                                                                        100,000               12,170
  97    Fee                  10.00                                                                                        5,779
  98    Fee                                68,750            505,000                                                      5,967
  99    Fee                  15.00
  100   Fee                                                                                                              18,445
  101   Fee                  12.00                                                                                       14,049
  102   Fee
  103   Fee                  19.00                             842                                                       68,586
  104   Fee                                                                                                               2,361
  105   Fee                                                                                        100,000               35,619
  106   Fee                  14.00                                                                                       54,258
  107   Fee
  108   Fee                                                                                        120,000
  109   Leasehold                                                                                                        66,983
  110   Fee                  12.00                                                                                       21,549
  111   Fee                  15.00                                                                                       55,695
  112   Fee                                                                                         30,000               73,573
  113   Fee                                                                                                              55,238
  114   Fee                                                                                                              15,870
  115   Fee                                                                                                              44,298
  116   Fee                  18.00                                                                                       51,480
  117   Leasehold                                                                                                        66,924
  118   Fee                                                                                         1,667                66,000
  119   Fee
  120   Fee                                                                                                              25,116
  121   Fee                               265,750                                                                        116,329
  122   Fee                                                   28,000                                                     17,000
  123   Leasehold                         126,000                                                   50,000               86,227
  124   Fee                  15.00         79,313                                                  100,000               18,483
  125   Fee
  126   Fee                                                                                         24,000               67,664
  127   Fee                                                   23,891                               300,000               26,862
  128   Fee                                                                                                              24,542
  129   Fee                                                                                                              73,958
  130   Fee                  10.00          938                                                                           3,487
  131   Fee                                3,900                                                                         29,167
  132   Fee/Leasehold                      28,344
  133   Fee                  15.00         66,500                                                                         4,384
  134   Fee                                                    534                1,000             1,780                 5,606
  135   Fee                                44,210                                                                        28,127
  136   Fee
  137   Fee                                3,125              38,000                                                     18,066
  138   Fee
  139   Fee                                                   4,360                                                      28,407
  140   Fee                  10.00         4,688                                                                         35,260
  141   Fee                  13.00         28,469                                                                        12,405
  142   Fee                  10.00                             207                                  1,075
  143   Fee                  18.00                                                                                       15,234
  144   Fee                                                                                        160,000                2,111
  145   Fee                                                                                                              17,306
  146   Fee                                35,938                                                                         7,620
  147   Fee
  148   Fee                                                                                                              30,632
  149   Fee                  12.00         14,375             2,700                                100,000               36,716
  150   Leasehold                                                                                                        42,693
  151   Fee
  152   Fee                                66,914              234                                  25,000               17,541
  153   Fee                  14.00                                                                                       13,094
  154   Leasehold
  155   Fee                                                                                                               9,512
  156   Fee
  157   Fee                                                                                                              37,735
  158   Fee                                                                                                              24,497
  159   Fee                  7.00                                                                                         9,158
  160   Fee                                                                                         50,000               47,969
  161   Fee                  18.00                                                                  25,000                3,803
  162   Fee                                                                                                               8,841
  163   Fee
  164   Fee                                                  200,000                                                     16,254
  165   Fee                  10.00                             592                                                       22,333
  166   Fee                                                    938                                 300,000                4,171
  167   Fee                                                                                                              12,417
  168   Fee                                                                                                               9,676
  169   Fee                  16.00                                                                                        5,581

                 UPFRONT           UPFRONT          MONTHLY         MONTHLY        MONTHLY           MONTHLY            MONTHLY
                  INS.              OTHER            CAPEX          ENVIR.          TI/LC             RE TAX              INS.
LOAN #         RESERVE ($)       RESERVE ($)    RESERVE ($) (24)  RESERVE ($)  RESERVE ($) (25)  RESERVE ($) (26)   RESERVE ($) (27)
------         -----------       -----------    ----------------  -----------  ----------------  ----------------   ----------------

   1             366,996           14,358            39,267                                          257,094             52,428
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
   2             533,132           59,822     4% of Gross Revenues                                    58,070             44,420
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
   3
   4             121,734          1,915,166          4,544                          15,289            47,260             17,391
   5
   6             174,676                             19,851                                          184,233             24,954
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
 6.10
 6.11
 6.12
 6.13
   7             117,873                             5,517                          42,295           128,668             23,575
   8             108,946          1,000,000          8,416                          84,154           181,528             10,895
 8.01
 8.02
 8.03
   9                              2,870,437          9,015                                            62,438
 9.01
 9.02
  10                               476,162           3,854                          5,000             27,594
  11             466,800                      4% of Gross Revenues                                   131,800             74,315
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
  12                                                 68,428                                          102,647
 12.01
 12.02
 12.03
 12.04
 12.05
 12.06
 12.07
 12.08
 12.09
 12.10
 12.11
 12.12
 12.13
 12.14
 12.15
 12.16
  13             62,794           5,106,263          5,286                          10,417            46,142             7,596
  14
 14.01
 14.02
 14.03
  15             82,927                              4,270                                            79,102             11,847
  16             31,524                                                                               8,426              6,305
  17             315,000          3,010,055                                                           18,954
  18             46,838                              11,188                                           45,645             6,691
  19                                                                                                  29,361
 19.01
 19.02
  20             14,476                                                                               12,191             2,068
  21
  22
  23             110,669          5,576,135          2,785                          35,608            51,092             18,445
  24              9,670                              5,015
 24.01
 24.02
 24.03
 24.04
 24.05
 24.06
 24.07
 24.08
 24.09
 24.10
 24.11
 24.12
 24.13
 24.14
 24.15
 24.16
 24.17
  25             14,209                              2,512                          37,500            38,699             7,105
  26              7,005                              4,964
 26.01
 26.02
 26.03
 26.04
 26.05
 26.06
 26.07
 26.08
 26.09
 26.10
 26.11
 26.12
 26.13
 26.14
 26.15
 26.16
 26.17
 26.18
 26.19
 26.20
 26.21
  27              6,920                              4,386
 27.01
 27.02
 27.03
 27.04
 27.05
 27.06
 27.07
 27.08
 27.09
 27.10
 27.11
 27.12
 27.13
 27.14
 27.15
 27.16
 27.17
 27.18
  28             13,533           2,500,000          2,660                          16,553            33,617             6,766
  29             39,729                                                                               13,999             4,802
 29.01
 29.02
 29.03
 29.04
  30                                                 2,928                          9,703             91,937
  31                               730,000           2,003                          8,681             35,956             1,848
 31.01
 31.02
  32                               80,000            1,456                          6,500             20,910             1,464
  33
  34             10,021                              1,458                                            12,081             3,340
  35              5,748                              1,103                          1,324             18,010             5,748
  36                                                                                                  61,285             5,354
  37                               239,428           2,025                          3,334             28,075
  38             31,083           1,561,000           610                           4,389             16,019             7,532
  39                               375,000           1,037                          4,146             10,221             3,104
  40
  41              7,055            125,000           14,302                                           6,825              3,527
  42             13,220                                                                               44,129             1,102
  43                                                 2,422                          17,436            58,964             4,157
  44             22,198            156,600           1,125                          5,000             10,710             2,775
  45
  46             20,187                              5,025                                            2,490              6,729
  47              2,293            442,085                                          9,992             11,217             1,147
  48              2,713            59,429            2,119                                            35,549             2,713
  49             16,777            200,000                                                            25,480             2,097
 49.01
 49.02
  50             28,016                              6,542                                            17,515             4,669
  51             16,386                               892                           6,000             11,872
  52             34,771             5,000            6,195                          18,055            31,816             3,161
 52.01
 52.02
 52.03
 52.04
  53                                                 2,017                                            20,409
  54             13,703            15,000                                                             13,531             1,523
  55                              5,200,000          1,274                                            10,107
  56              1,746                              1,805                                            25,935             1,746
  57             18,548           1,000,000                                                           8,618              1,623
  58               450                                                                                                    450
 58.01
 58.02
 58.03
  59             26,571                               721                           6,000             6,277              2,214
  60             44,815            36,550             893                           1,250             9,888              4,979
  61                               909,514           1,568                          2,500             10,600
  62              4,578                               833                           6,331             3,235              1,526
 62.01
 62.02
  63             11,497                               953                           4,167             11,508             1,642
  64                                                 4,028                                            13,644
  65                                1,023             500                                             12,809
  66                               367,500            400                                                                 168
  67              4,519           2,225,000          1,291                          5,508             15,450             2,260
  68                               505,784           1,403                          3,000             4,586
  69             22,866                                                             8,333             10,930             4,002
  70                                                 1,900
  71             13,957           5,056,460          1,200                                            5,400              1,551
  72            1,000,000          900,000           2,591                                            17,203
  73             73,749                              7,750                                            21,794             6,050
  74                                                 1,229                                            9,192
  75                               156,000           1,518                          1,667             14,956
  76              2,357                              1,913                          5,000             12,469             1,178
  77              2,617                               534                           2,333             7,827              1,309
  78                                                 1,749                          4,947             24,878
  79             12,798            66,000             773                           4,654             8,233              1,333
  80                               100,000            742                           9,333             7,532              3,993
  81             79,853            113,279    4% of Gross Revenues                                    11,447             11,408
  82                                                 4,785                                            8,231
  83              3,318                              1,813                                            4,442              1,659
  84             11,434                               612                           5,300             7,692
  85                               169,152            293                           2,778
  86                                                  775                                             8,663
  87                               125,000           9,174                                            2,933
  88                                                  833                                             7,431               597
  89              5,112                               503                                             7,193              1,278
  90              9,449            243,200            865                           1,375             8,400              1,890
  91              5,195            350,000           2,158                          2,500             5,280              1,732
  92                                                  218
  93             12,730                              5,518                          4,167             10,050             1,819
  94             12,600                                                                               2,702              1,575
  95                                                 1,010                          5,000             10,190              567
  96              8,357                               550                                             4,057              1,045
  97              1,135            368,000            166                            938              2,889              1,135
  98             43,200                              6,275                                            5,967              3,927
  99               254                               1,316                                                                254
  100            10,744                       4% of Gross Revenues                                    6,148              3,581
  101                             1,012,602           894                           1,667             2,458              1,185
  102             1,580                               517                           2,242             5,990               790
  103                                                 842                                             9,798
  104             6,797            200,000            908                           1,667             2,361              1,133
  105             1,868            224,500            624                                             3,238               934
  106                                                3,626                                            10,852
  107
  108
  109                                                 750                                             6,698
  110             1,709            660,000           8,304                                            3,592              1,709
  111             5,112                              9,078                                            7,956              1,704
  112            11,675                               456                           3,470             9,197              1,061
  113            10,962                               935                           2,430             6,905              2,741
  114             1,451                                                                               5,290               725
  115            10,343                              4,667                                            19,753             1,034
  116                                                 153                            956              8,580
  117                              43,575                                           3,300             7,436
  118             5,307            96,275                                           1,667             8,250              1,327
  119            17,699                              1,354                          1,667             4,500              1,770
  120             1,340                               189                                             4,186               268
  121            67,938            15,000            3,382                          2,819             15,205             5,831
  122            24,726                                                                               7,000              2,473
  123             9,703                              1,680                          2,778             7,839              1,386
  124             5,053                               640                                             3,081               505
  125                              47,086
  126                              26,500             504                           2,917             6,151               972
  127            17,340                              2,474                                            4,477              2,168
  128             1,590            32,872             315                            610              4,908               199
  129            23,315                       4% of Gross Revenues                                    10,565             4,663
  130             1,270                              1,134                                            3,487              1,270
  131                                                 359                            539              5,555
  132             6,632                              1,467                                            11,528             3,316
  133             8,774                                                                               4,384               975
  134             6,458                               534                           1,780             5,606              1,292
  135            15,319                              2,600                                            4,018              1,915
  136                                                1,583                                            7,954              1,449
  137              833             44,808            1,026                          2,083             3,846               833
  138              488                                699                           3,986             9,975               488
  139                                                2,250                                            3,156              2,751
  140                                                1,210                                            5,037               876
  141             6,733                               324                           3,333             2,171               962
  142              945             21,399             207                           1,075                                 315
  143             2,141                               618                                             1,905               838
  144             2,458                              1,273                                             264                490
  145                                                2,171                                            1,573              1,674
  146                                                 522                           4,167             3,810               543
  147              764             22,186             791                           1,325                                 764
  148             1,359                               217                           1,150             3,063               680
  149             7,729
  150                                                 387                                             4,744
  151             4,575                                                                               2,646               572
  152                              250,000            234                                             3,508
  153             3,403                               331                           2,381             2,619               611
  154                              15,614
  155             1,818                               424                           1,250             3,171               454
  156                                                 200
  157             1,062                               867                           2,167             4,717              1,062
  158            16,538                       4% of Gross Revenues                                    2,041              2,363
  159             6,892            160,000            896                                             9,158               766
  160             1,429            70,000             707                           3,717             4,797               715
  161             2,468             7,443             625                                             1,901              1,234
  162                                                1,625                                            1,832
  163                                                 129
  164             1,411                               636                           1,059             6,772               705
  165             3,059                               592                                             2,233               437
  166              255                                502                                             1,198               255
  167              895             66,000                                                             2,069               895
  168              840             14,997             317                            791              1,075               840
  169             2,550                                                                                620                364

                      MONTHLY                                                     LARGEST TENANT
                       OTHER           SINGLE                                                                         LEASE
    LOAN #        RESERVE ($)(28)      TENANT                  TENANT NAME (2),(29)                   UNIT SIZE     EXPIRATION
    ------        ---------------      ------                  --------------------                   ---------     ----------

       1               7,179         No
     1.01                            No          Stater Bros. Market                                      50,499      6/17/2022
     1.02                            No          Burlington Coat Factory                                  85,000      3/31/2009
     1.03                            No          Lowes Food Stores                                        37,084      2/20/2012
     1.04                            No          Winn-Dixie                                               44,914      6/26/2022
     1.05                            No          Wal-Mart                                                106,977      4/24/2007
     1.06                            No          Wal-Mart                                                 93,188      1/29/2013
     1.07                            No          Wal-Mart                                                114,513      7/24/2012
     1.08                            No          Wal-Mart                                                146,401      2/29/2016
     1.09                            No          Kroger                                                   38,582      3/31/2012
     1.10                            No          K-Mart                                                   94,841     10/31/2018
     1.11                            No          Gold's Gym                                               44,344     11/30/2014
     1.12                            No          K-Mart                                                   84,180     10/31/2006
     1.13                            No          Belk's                                                   43,000      6/19/2008
     1.14                            No          Redner's                                                 40,000      5/31/2014
     1.15                            No          Belk's                                                   29,336     10/15/2010
     1.16                            No          T.J. Maxx                                                34,580     10/31/2012
     1.17                            No          Winn-Dixie                                               48,160      7/31/2016
     1.18                            No          Marsh Supermarkets                                       29,320      4/30/2008
       2               43,055        No
     2.01                            No
     2.02                            No
     2.03                            No
     2.04                            No
     2.05                            No
     2.06                            No
     2.07                            No
     2.08                            No
     2.09                            No
     2.10                            No
       3                             No          Macy's (Ground Lease)                                   190,000     12/31/2026
       4                             No          Bass Pro                                                106,000      11/6/2023
       5                             No          Furniture Brands International                          314,854      4/30/2010
       6                             No
     6.01                            No          Randall's                                                53,250      7/31/2013
     6.02                            No          Hobby Lobby                                              60,000     11/30/2013
     6.03                            No          North Carolina Company                                   63,632       8/9/2008
     6.04                            No          Babies R Us                                              36,125      5/31/2010
     6.05                            No          Kroger                                                   52,337     12/31/2014
     6.06                            No          Big Lots                                                 40,117      1/31/2009
     6.07                            No          H.E.B.                                                   74,627      6/30/2017
     6.08                            No          Kroger                                                   63,404      5/31/2018
     6.09                            No          Kroger                                                   45,427      5/31/2012
     6.10                            No          Food City                                                52,220     12/31/2013
     6.11                            No          CVS                                                      12,000      1/31/2023
     6.12                            No          Dunham's Sports                                          32,184      1/31/2010
     6.13                            No          Office Depot                                             44,024      3/31/2010
       7                             No          JP Morgan Chase                                          80,912      6/30/2008
       8                             No
     8.01                            No          Healthtexas Provider Net                                 48,415     11/30/2011
     8.02                            No          Milliman & Robertson                                     53,540      1/31/2007
     8.03                            No          Snelling and Snelling                                    45,368      2/28/2009
       9                             No
     9.01                            No          Science Applications International Corp                  73,019      4/30/2006
     9.02                            No          Gray Hawk Systems                                        35,149      4/30/2016
      10                             No          Shoppers Food                                            67,995     10/31/2023
      11                             No
     11.01                           No
     11.02                           No
     11.03                           No
     11.04                           No
     11.05                           No
     11.06                           No
     11.07                           No
     11.08                           No
      12                             No
     12.01                           No
     12.02                           No
     12.03                           No
     12.04                           No
     12.05                           No
     12.06                           No
     12.07                           No
     12.08                           No
     12.09                           No
     12.10                           No
     12.11                           No
     12.12                           No
     12.13                           No
     12.14                           No
     12.15                           No
     12.16                           No
      13                             No          Progressive Casualty Insurance Company                  165,000      2/28/2014
      14                             Yes
     14.01                           Yes         Electronic Data Systems                                 214,150      9/30/2015
     14.02                           Yes         Electronic Data Systems                                 105,692      7/31/2015
     14.03                           Yes         Electronic Data Systems                                  68,000      9/30/2015
      15                             No          Circuit City                                             58,908      1/31/2017
      16                             No
      17                             Yes         Fresh Direct, LLC                                       283,110      8/31/2025
      18                             No
      19                             No
     19.01                           No          County of San Diego                                      31,122      3/31/2006
     19.02                           No          Hard Rock Cafe                                            9,252      12/1/2008
      20                             No          PetsMart, Inc.                                           19,181      3/31/2020
      21                             Yes         Health Care Service Corporation                         517,244     12/31/2020
      22                             No          Sanford                                                 120,156     12/31/2014
      23                             No          Ohio Edison                                             295,352     12/31/2016
      24                             No
     24.01                           No
     24.02                           No
     24.03                           No
     24.04                           No
     24.05                           No
     24.06                           No
     24.07                           No
     24.08                           No
     24.09                           No
     24.10                           No
     24.11                           No
     24.12                           No
     24.13                           No
     24.14                           No
     24.15                           No
     24.16                           No
     24.17                           No
      25                             No          Emperor's College                                        14,687      6/30/2008
      26                             No
     26.01                           No
     26.02                           No
     26.03                           No
     26.04                           No
     26.05                           No
     26.06                           No
     26.07                           No
     26.08                           No
     26.09                           No
     26.10                           No
     26.11                           No
     26.12                           No
     26.13                           No
     26.14                           No
     26.15                           No
     26.16                           No
     26.17                           No
     26.18                           No
     26.19                           No
     26.20                           No
     26.21                           No
      27                             No
     27.01                           No
     27.02                           No
     27.03                           No
     27.04                           No
     27.05                           No
     27.06                           No
     27.07                           No
     27.08                           No
     27.09                           No
     27.10                           No
     27.11                           No
     27.12                           No
     27.13                           No
     27.14                           No
     27.15                           No
     27.16                           No
     27.17                           No
     27.18                           No
      28                             No          Mercer Human Resource Consulting                        127,570      7/31/2012
      29                             Various
     29.01                           Yes         Banana Republic                                          14,314      6/30/2008
     29.02                           No          Rockwood Capital Corp.                                    5,400      4/30/2009
     29.03                           No          Brandt Organization                                       2,362      4/30/2006
     29.04                           No          The Talbot's, Inc.                                        3,700      2/28/2008
      30                             No          TJX Companies                                            31,818      1/31/2011
      31                             No
     31.01                           No          New York Sports Club                                     20,736     11/30/2008
     31.02                           No          Drug Fair                                                21,112      6/18/2007
      32                             No          Miller's Outpost                                         20,000      1/31/2007
      33                             No          Bed Bath & Beyond                                        35,070      1/31/2015
      34                             No          The NeuroMedical Center, Inc.                            60,551      9/30/2019
      35                             No          Regal Cinemas                                            67,852      1/31/2024
      36                             No          City of New York                                         82,454     11/30/2011
      37                             No          The Greenspan Co.                                         9,844      11/1/2008
      38                             No          Claim Jumper Restaurant                                  13,493      9/30/2020
      39                             No          Dollar Tree Stores, Inc.                                 17,373      1/31/2015
      40                             No
      41                             No
      42                             No          Paine Weber                                              14,952      6/30/2013
      43                             No          NYS Department of Labor                                  42,000      4/30/2010
      44                             No          Office Depot                                             24,960      6/30/2015
      45                             No          TJ Maxx                                                  30,000      4/30/2014
      46                             No
      47                             No          Nova Southeastern                                        27,105      1/31/2013
      48                             No          Baker Associates                                         21,800     10/31/2008
      49                             No
     49.01                           No          Fiserv Solutions, Inc.                                   86,855      6/30/2014
     49.02                           Yes         InterCept, Inc.                                          72,911      9/30/2010
      50                             No
      51                             No          Klahanie Fitness                                          6,123      1/21/2009
      52                             No
     52.01                           No          Collections Services Group of Buffalo                    17,600     11/30/2009
     52.02                           No          Western NY Surgical Supply                                7,500      8/31/2011
     52.03                           No          Metropolitan Government of Nashville                     20,800      3/31/2006
     52.04                           No          ACM Mechanical Services                                   7,485      9/30/2010
      53                             No          Kent County Mental Health                                20,141      8/31/2011
      54                             No          Orchard Supply Hardware                                  52,348      4/18/2007
      55                             No          Wikler Family Practice                                    6,150      7/24/2010
      56                             Yes         State Compensation Insurance Fund                       108,288      6/30/2011
      57                             No
      58                             Yes
     58.01                           Yes         TIN Inc.                                                197,690      8/31/2010
     58.02                           Yes         TIN Inc.                                                124,588      8/31/2010
     58.03                           Yes         TIN Inc.                                                135,870      8/31/2010
      59                             No          Century 21 Award                                          7,968      7/31/2009
      60                             No          Sweet Bay                                                50,991      9/21/2025
      61                             No          Ross Stores                                              31,286      1/31/2015
      62                             No
     62.01                           No          Pacific Health Corporation                                7,444     12/31/2006
     62.02                           No          Tustin Hospital & Medical Ctr                             2,954      9/30/2008
      63                             No          Gambro Healthcare                                        10,000       8/2/2013
      64                             No          Bristol Babcock, Inc.                                   190,000      9/30/2007
      65                             Yes         Raymour and Flanigan                                     40,000      6/30/2020
      66                             No          Bed, Bath & Beyond                                       51,637      1/31/2009
      67                             No          Goodwill                                                 40,723      1/28/2016
      68                             No          Dollar Tree Stores, Inc.                                 18,000      1/31/2010
      69                             No          Ross Dress For Less                                      30,187      1/31/2014
      70                             Yes         Wal-Mart                                                152,000      1/25/2020
      71                             No
      72                             Yes         IDT Corporation                                         100,295      8/24/2020
      73                             No
      74                             No          Big Y                                                    44,770      3/31/2018
      75                             No          Safeway Stores Inc.                                      44,250      4/26/2016
      76                             No          Publix Super Market                                      56,000      6/22/2008
      77                             No          Tutor Time                                               11,752      1/31/2027
      78                             No          Hannaford Bros.                                          46,410      5/31/2021
      79                             No          Forest Healthcare Associates, P.C.                       12,864      8/31/2020
      80                             No          Lamps Plus                                               13,250      1/31/2007
      81               11,891        No
      82                             No
      83                953          No
      84                             No          The Bartell Drug Company                                 15,209     12/26/2019
      85                             No          Chico's                                                   7,688      9/30/2014
      86                             No          Fayette Community Hospital                               27,270      1/14/2015
      87                             No
      88                             No          Publix Super Markets, Inc.                               27,888      1/31/2022
      89                             No          Borders Books                                            25,000      1/31/2019
      90                             No          Mt. Helix Academy                                        23,988      5/27/2013
      91                             No          Old Time Property                                        84,185      6/30/2014
      92                             No          Citron Spa on Town Center                                 4,400     10/31/2014
      93                             No          Pizza Properties, Inc.                                   10,851     10/14/2010
      94                             No
      95                             No          SBC/Pacific Bell Directory                               20,562     10/31/2006
      96                             No          Swisher & Hall                                           11,062     12/31/2009
      97                             No          Wallace Theater                                          44,173      4/30/2021
      98                             No
      99                             Yes         K-Mart                                                  105,462      9/30/2026
      100                            No
      101                            No          Contract Furniture Mart                                  19,729      1/31/2013
      102                            No          Staples                                                  24,052      3/31/2011
      103                            Yes         Westchester Neighborhood School                          50,449      8/31/2024
      104                            No          Food Lion                                                37,930      4/10/2022
      105                            No          Drexel Heritage                                          15,450      1/31/2014
      106                            No
      107                            Yes         Social Security Administration                           27,200      8/14/2020
      108                            No          Peebles Inc.                                             24,963     12/31/2021
      109                            No          Wellstar                                                 28,348     12/31/2014
      110                            No
      111                            No
      112                            No          Dollar Deals                                              8,000     11/29/2009
      113                            No          Keebler Company                                          15,000      5/31/2006
      114                            No
      115                            No
      116                            No          First Republic                                            6,540      6/30/2013
      117                            No          FMS Southeast Kidney Center                              10,750     10/31/2012
      118                            No          Rugged Warehouse                                         12,000      7/30/2010
      119                            No          Crowell & Co./Keystone                                   13,584       1/1/2010
      120                            No          Walgreens                                                15,120      9/20/2062
      121                            No          Umbra, Inc                                              130,400      8/31/2017
      122                            No
      123                            No          Raley's Supermarket                                      44,000      6/26/2014
      124                            No          Family Billiards Center                                  10,072      1/31/2007
      125                            Yes         Commerce Bank                                             3,800     10/31/2030
      126                            No          China Town Restaurant                                     4,900      1/17/2007
      127                            No          City of Virginia Beach                                   20,724      4/30/2008
      128                            No          Colorado Liquor                                          10,256      8/15/2015
      129                            No
      130              2,559         No
      131                            No          Blockbuster Video                                         4,862     12/31/2007
      132                            No
      133                            No          California Empire Mortgage                               14,760      6/30/2012
      134                            No          Wing Lauk, Inc.                                           4,410      6/30/2013
      135                            No
      136                            No
      137                            No          Food Lion, LLC                                           35,864      5/10/2011
      138                            No          Mountain Park Health                                     14,644      9/30/2009
      139                            No
      140                            No
      141                            No          Manila Tokyo                                              6,000       7/1/2008
      142                            No          Kragen Auto Parts                                         6,000      7/31/2015
      143                            No          Family Planning Associates Medical Group                  6,868     12/31/2005
      144                            No          Kmart Corporation                                        94,841      11/1/2017
      145                            No
      146                            No          Academy Women's Healthcare                               11,248      5/31/2010
      147                            Yes         FedEx Ground Package System, Inc.                        63,275      8/31/2015
      148                            No          Physicians Care                                           4,200       9/1/2006
      149                            No          Treasure Island                                           4,500      9/30/2009
      150                            No          Group VI Corp.                                           11,835      4/30/2010
      151                            No
      152                            No          Kroger                                                   62,242      1/31/2037
      153                            No          Caremore Medical                                          6,801      5/31/2008
      154                            Yes         Eckerd Corporation                                       13,824     11/30/2024
      155                            No          Valley Bank                                              11,024     11/14/2014
      156                            Yes         Staples                                                  23,942      3/31/2015
      157                            No          Cycle Holdings L.L.C.                                    17,850      4/30/2009
      158                            No
      159                            No
      160                            No          A.V.D.A.                                                  8,000      4/30/2006
      161                            No          The Regents of UnivCalifornia                            10,385      5/20/2014
      162                            No
      163                            Yes         Revco Discount Drug Center, dba CVS                      10,125      1/31/2020
      164                            No          Huther Doyle                                             20,000      8/31/2012
      165                            No
      166                            No          The Duncan Group                                         22,233      3/31/2010
      167                            No          Vicky Bakery                                              2,094      4/30/2012
      168                            No          Mayer Mens Store                                          6,773      2/28/2007
      169                            Yes         Daniel J. Belloni; Nathelle Belloni                       6,000      10/8/2015

                                                      2nd LARGEST TENANT
                                                                                             LEASE
    LOAN #                              TENANT NAME                          UNIT SIZE     EXPIRATION
    ------                              -----------                          ---------     ----------

       1
     1.01       Stein Mart                                                        35,902       7/31/2015
     1.02       Babies R Us                                                       37,834       1/31/2008
     1.03       Office Depot                                                      29,974       1/31/2006
     1.04       Walgreen's                                                        15,120       8/31/2062
     1.05       Goody's                                                           34,006       5/31/2009
     1.06       Wegman's Food Market                                              77,413       2/28/2018
     1.07       Busch's Valu Land                                                 36,000        8/3/2012
     1.08       Peebles                                                           20,563       1/31/2017
     1.09       Ace Hardware & Garden Center                                      28,415       4/30/2011
     1.10       Kroger                                                            40,492       1/31/2014
     1.11       Food Lion                                                         37,854       12/7/2018
     1.12       Big Lots                                                          33,683       4/30/2010
     1.13       Harvey's Supermarket                                              30,300       6/30/2009
     1.14       Michael's Hallmark                                                 7,373             mtm
     1.15       Harvey's                                                          28,152       3/31/2007
     1.16       Office Depot                                                      27,437       7/31/2007
     1.17       Family Dollar                                                     10,481       4/14/2006
     1.18       Family Dollar                                                      7,647      12/31/2005
       2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
       3        Travelers Indemnity Company                                       15,179      12/31/2008
       4        Regal Cinema                                                      71,512      11/30/2021
       5        La-Z-Boy Incorporated                                            185,907      10/31/2010
       6
     6.01       Palais Royal                                                      15,006      10/31/2012
     6.02       Big Lots                                                          31,962       1/31/2009
     6.03       Office Depot                                                      24,140       9/30/2014
     6.04       Chuck E Cheese                                                    10,125       3/31/2009
     6.05       Big Lots                                                          34,066       2/29/2008
     6.06       Rainbow                                                           12,000       1/31/2009
     6.07       Beall's                                                           25,632       2/28/2007
     6.08       Walgreens                                                         13,905       5/31/2057
     6.09       Fashion Bug Plus                                                  10,500       1/31/2008
     6.10       Aaron's                                                            6,500       3/31/2008
     6.11       Dollar Buys                                                        8,990       3/31/2015
     6.12       A.J. Wright                                                       23,143       4/30/2009
     6.13       Books-A-Million                                                   26,516      11/30/2007
       7        Morris Nichols Arsht & Tunnell                                    66,099      12/31/2013
       8
     8.01       Compass Bank                                                      35,362       3/31/2013
     8.02       Benefit Partners                                                  33,150      11/30/2014
     8.03       Marc USA Dallas                                                   22,889       5/31/2008
       9
     9.01       Delex Systems, Inc.                                               32,765       2/28/2011
     9.02       Indus Corporation                                                 31,900      10/31/2011
      10        TJ Maxx                                                           30,545       1/31/2016
      11
     11.01
     11.02
     11.03
     11.04
     11.05
     11.06
     11.07
     11.08
      12
     12.01
     12.02
     12.03
     12.04
     12.05
     12.06
     12.07
     12.08
     12.09
     12.10
     12.11
     12.12
     12.13
     12.14
     12.15
     12.16
      13        GE Parallel Design, Inc.                                          78,335       1/31/2013
      14
     14.01
     14.02
     14.03
      15        Gordman's                                                         54,260       3/31/2013
      16
      17
      18
      19
     19.01      On Broadway                                                       28,175      12/31/2009
     19.02      Moondoogies                                                        5,220       8/31/2012
      20        Office Depot                                                      18,388      12/31/2015
      21
      22        Verizon Airfone                                                   43,694       2/28/2009
      23        Stark & Knoll                                                     10,435       3/31/2007
      24
     24.01
     24.02
     24.03
     24.04
     24.05
     24.06
     24.07
     24.08
     24.09
     24.10
     24.11
     24.12
     24.13
     24.14
     24.15
     24.16
     24.17
      25        Steven Youngerman, Esq                                             5,271             mtm
      26
     26.01
     26.02
     26.03
     26.04
     26.05
     26.06
     26.07
     26.08
     26.09
     26.10
     26.11
     26.12
     26.13
     26.14
     26.15
     26.16
     26.17
     26.18
     26.19
     26.20
     26.21
      27
     27.01
     27.02
     27.03
     27.04
     27.05
     27.06
     27.07
     27.08
     27.09
     27.10
     27.11
     27.12
     27.13
     27.14
     27.15
     27.16
     27.17
     27.18
      28        Chilton, Medley & Isaacs                                          21,511      12/31/2010
      29
     29.01
     29.02      Sagard Capital Partners                                            5,400       3/31/2017
     29.03      Village Deli/Greenwich                                             1,340      10/31/2007
     29.04      Spa Capital, LLC                                                   3,208       2/28/2011
      30        United Skates of America                                          21,500       2/15/2009
      31
     31.01      Drug Fair                                                         18,636       4/30/2010
     31.02      Tabatchnick's                                                      5,913             mtm
      32        Party City of Phoenix                                             13,000       7/31/2007
      33        Babies R Us (Ground Lease)                                        30,001       1/31/2015
      34        Baton Rouge Physical Rehabilitation Hospital, LLC                 23,319       5/31/2020
      35        La Jolla Bank                                                     12,940       7/31/2014
      36        Pace University                                                   27,238      11/30/2011
      37        Block, Plant, Eisner                                               6,834       11/1/2009
      38        PF Chang's China Bistro                                            7,200       8/31/2015
      39        Fitness 19 Health Club                                             7,022       4/30/2015
      40
      41
      42        Carisch Inc.                                                      12,433      12/31/2016
      43        Byram Healthcare Center                                           18,765       6/30/2012
      44        Walgreens                                                         15,120       8/31/2020
      45        AC Moore                                                          21,306       3/31/2014
      46
      47        Ryland Homes                                                      22,213      12/31/2009
      48        Wealth Enhancement                                                19,976       1/31/2008
      49
     49.01      CorTrans Logistics, LLC                                            8,113       2/28/2011
     49.02
      50
      51        Blockbuster Video                                                  5,000       4/30/2009
      52
     52.01      Williamsville Central Schools                                      8,750      12/31/2008
     52.02      Seneca Resources Corp.                                             7,500       9/30/2010
     52.03      Centerstone                                                       12,460      10/31/2006
     52.04      VNA Home Care Services                                             7,350        5/7/2009
      53        Decision One Mortgage                                             14,886      11/30/2008
      54        Cucamonga Redevelopment Agency                                    35,907      12/31/2017
      55        Delangis, Inc.                                                     5,756       9/12/2010
      56
      57
      58
     58.01
     58.02
     58.03
      59        Blockbuster, Inc.                                                  4,200       9/30/2006
      60        Suncoast Schools Federal Credit Union                              3,840       7/31/2009
      61        Factory 2U                                                        19,583       2/28/2015
      62
     62.01      Tustin Hospital & Medical Ctr                                      6,021       9/30/2008
     62.02      Barry Marfleet, M.D.                                               2,604             mtm
      63        Unique Tan                                                         3,500      12/31/2013
      64        Risdon AMS                                                       102,786       8/31/2015
      65
      66        Sports Authority                                                  44,477      10/31/2019
      67        Remax 2000                                                         9,940       4/30/2015
      68        Your Comm. Bingo                                                   8,640       4/30/2006
      69        Bed Bath & Beyond                                                 20,000       1/31/2014
      70
      71
      72
      73
      74        Jo-Ann Fabrics                                                    10,059       1/31/2007
      75        Family Dollar Store                                               12,000      12/31/2007
      76        Petland                                                            4,875      11/30/2008
      77        New China Buffet                                                   5,865       1/31/2010
      78        Tractor Supply Company                                            27,000       2/28/2015
      79        Commerce Bank/North                                                7,555       6/30/2021
      80        Frazee Industries, Inc.                                            6,928       5/29/2006
      81
      82
      83
      84        Bank of America                                                    5,717      12/31/2005
      85        Regions Bank                                                       4,112      11/14/2015
      86        Southern Crescent Women's Healthcare                              12,452       9/30/2019
      87
      88        American Foot & Leg Specialists                                    1,800       6/30/2010
      89        Mattress Gallery                                                   7,000       1/31/2010
      90        San Diego Dialysis Services                                        7,240       9/30/2007
      91        K&G                                                               27,195       3/31/2012
      92        Town Center Podiatry                                               3,736      12/31/2014
      93        Outreach Health Care                                              10,548       1/31/2009
      94
      95        Portrait Displays, Inc.                                           15,110       8/21/2006
      96        Dr. Danka Michaels                                                 4,705       1/31/2009
      97        Boardwerks                                                         2,124       6/30/2010
      98
      99
      100
      101       McKesson                                                          13,680       7/31/2011
      102       David's Bridal                                                    11,000       4/30/2006
      103
      104       Happy Harry                                                       12,000       7/31/2023
      105       By Design                                                         13,500       8/10/2008
      106
      107
      108       Dollar Tree Store                                                  9,000       2/28/2007
      109       Pinnacle Orthopedics                                               7,263       7/31/2007
      110
      111
      112       Cato                                                               4,250       9/30/2009
      113       GRM                                                                9,000       2/28/2006
      114
      115
      116       Pure Beauty                                                        2,636       3/31/2009
      117       Barney's Billiards                                                10,000       6/30/2007
      118       East China Buffet                                                  6,200       8/31/2015
      119       Sherry Stoney/Wendy Lever                                          2,235        5/1/2007
      120       Uno Chicago Grill (Ground Lease)                                   6,200       8/31/2022
      121       C&W Environmental, LLC                                            25,600       8/31/2011
      122
      123       Hanley Paints                                                      5,087       8/31/2007
      124       Ana Valencia/E. Moreno                                             3,820       4/30/2010
      125
      126       Cici's Pizza                                                       4,640      11/24/2007
      127       School Board of Virginia Beach                                    18,067      12/31/2006
      128       Party America                                                      9,982      11/30/2013
      129
      130
      131       Ladies Workout Express                                             1,734      12/31/2007
      132
      133       Foothill Carpet                                                    4,046       4/30/2006
      134       Waterfall Jewelers, Inc.                                           3,060       3/31/2009
      135
      136
      137       Advance Auto                                                       5,250      12/31/2009
      138       Valley Radiologist                                                 8,344       8/30/2006
      139
      140
      141       Discount Depot                                                     3,482        8/1/2008
      142       The Bed Store                                                      3,500       7/31/2010
      143       El Nido Family Centers                                             5,617       6/30/2010
      144       Dollar Tree Stores, Inc.                                           5,600       8/31/2006
      145
      146       Centura Health                                                     8,548       5/31/2007
      147
      148       Beef O Brady's                                                     3,759        7/1/2008
      149       Sleeptrain                                                         4,500        3/9/2010
      150       Merrill Lynch                                                      7,265       6/25/2010
      151
      152       Blockbuster                                                        4,896      10/31/2007
      153       Greater Orange County                                              2,536      12/31/2006
      154
      155       Pediatric Associates                                               4,650       6/16/2011
      156
      157       Brighton Church                                                    8,000       3/31/2007
      158
      159
      160       Glover, Miller, Lewis & Probag, P.C.                               7,183       2/14/2008
      161       County Bank                                                        4,573       8/23/2014
      162
      163
      164       Sinclair Broadcasing                                              12,604       5/31/2014
      165
      166       Gray Publishing, LLC                                               7,866       9/30/2007
      167       Miracle Nail Spa                                                   1,565       11/4/2007
      168       Sprint PCS                                                         3,212       4/30/2008
      169

                               3RD LARGEST TENANT
                                                                                   LEASE
    LOAN #                        TENANT NAME                      UNIT SIZE     EXPIRATION
    ------                        -----------                      ---------     ----------

       1
     1.01       Powerhouse Gym                                          18,000      5/31/2011
     1.02       Stein Mart                                              34,782      8/31/2012
     1.03       Citi Trends                                             28,750      6/30/2010
     1.04       Gator's Dockside                                         7,000      5/31/2014
     1.05       Michael's                                               28,000      2/28/2010
     1.06       Fashion Bug                                              9,600      1/31/2009
     1.07       Harbor Freight Tools                                    13,000      5/31/2011
     1.08       On Cue Store                                             6,000      1/31/2006
     1.09       Beall's                                                 24,000      4/30/2008
     1.10       Goody's Family Clothing                                 20,574     11/30/2008
     1.11       Fred's                                                  23,900     12/31/2008
     1.12       Jo-Ann Fabrics                                          15,635      1/31/2007
     1.13       DHR - Family & Children Service                         12,071            mtm
     1.14       Blockbuster Video                                        5,294      6/30/2009
     1.15       Goody's                                                 17,172      3/31/2006
     1.16       Pet Supplies Plus                                        7,000      5/31/2009
     1.17       CVS/Eckerd Drug                                         10,080       3/3/2006
     1.18       Blockbuster Video                                        6,500     11/30/2005
       2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
       3        Express                                                 11,802      1/31/2015
       4        Kingpinz                                                18,632      8/31/2015
       5        Ashley Furniture Industries, Inc.                      134,715     10/31/2009
       6
     6.01       Nothing Over .99 Cents Store                            10,355      9/31/2008
     6.02       Walgreen's                                              15,795      8/31/2050
     6.03       Scan World                                              12,380      3/31/2008
     6.04       Japanese Restaurant                                      4,600      9/30/2012
     6.05       Peebles Department Store                                15,000      1/31/2014
     6.06       Dollar Tree                                              8,956      6/30/2006
     6.07       Family Dollar                                            8,640     12/31/2009
     6.08       Tuesday Morning                                          7,200      7/15/2010
     6.09       CVS                                                     10,500      7/31/2005
     6.10       Tots Unlimited                                           4,551      5/31/2007
     6.11       Carol's Hallmark Shop                                    4,700      8/31/2010
     6.12       Dollar Tree                                             20,424      5/31/2009
     6.13       Georgia Carpet Outlet Store                             12,816     10/31/2008
       7        Blank Rome LLP                                          40,960     12/31/2016
       8
     8.01       Northpark Management Com                                17,166      4/30/2008
     8.02       Promotion Network                                       27,313      5/31/2006
     8.03       Trinity Consultants                                     22,625     10/31/2005
       9
     9.01       LA Associates, Inc.                                     26,488      1/31/2013
     9.02       Interealty Corp                                         27,206     12/31/2005
      10        Ross Dress for Less                                     30,179      1/31/2015
      11
     11.01
     11.02
     11.03
     11.04
     11.05
     11.06
     11.07
     11.08
      12
     12.01
     12.02
     12.03
     12.04
     12.05
     12.06
     12.07
     12.08
     12.09
     12.10
     12.11
     12.12
     12.13
     12.14
     12.15
     12.16
      13        Clarke American                                         64,000     12/31/2011
      14
     14.01
     14.02
     14.03
      15        Babies R Us                                             42,900      7/31/2006
      16
      17
      18
      19
     19.01      VitroRobertson                                          12,171     12/31/2009
     19.02      Redline Marketing                                        2,893     10/31/2007
      20        Old Navy                                                14,200      3/31/2010
      21
      22        Mid America Management Corp.                            16,016      4/30/2008
      23        XO Communications                                        3,967      1/31/2009
      24
     24.01
     24.02
     24.03
     24.04
     24.05
     24.06
     24.07
     24.08
     24.09
     24.10
     24.11
     24.12
     24.13
     24.14
     24.15
     24.16
     24.17
      25        UCLA Medical Gastrology Endocrinology                    4,704      6/30/2012
      26
     26.01
     26.02
     26.03
     26.04
     26.05
     26.06
     26.07
     26.08
     26.09
     26.10
     26.11
     26.12
     26.13
     26.14
     26.15
     26.16
     26.17
     26.18
     26.19
     26.20
     26.21
      27
     27.01
     27.02
     27.03
     27.04
     27.05
     27.06
     27.07
     27.08
     27.09
     27.10
     27.11
     27.12
     27.13
     27.14
     27.15
     27.16
     27.17
     27.18
      28        Pedley, Zielke & Gordinier, PLLC                        16,938      3/31/2013
      29
     29.01
     29.02      Audiocom Inc.                                            5,000      5/31/2011
     29.03      Snowcreek Restaurant                                     1,220     10/31/2007
     29.04      DCM                                                      1,200      1/31/2007
      30        Henry S. Behr, Inc.                                     18,400     12/31/2013
      31
     31.01      Wendy's                                                  4,000     12/31/2015
     31.02      Sonny Amsters Bakery                                     5,800      9/30/2006
      32        Safeway, Inc.                                           11,077      7/31/2007
      33        Michaels                                                23,800     11/30/2014
      34        N.M.C. Operating Company                                 9,882      9/30/2019
      35        Sprint                                                   2,500      5/31/2014
      36        Riverside Research Institute                            14,947      9/30/2010
      37        Center for Neuro Skills                                  5,500       5/1/2010
      38        CPK Corporate                                            5,500      8/31/2015
      39        5th Avenue Furniture Inc                                 6,048      2/28/2010
      40
      41
      42        Talbots                                                  9,202      8/31/2006
      43        ProAct                                                  15,730      9/30/2007
      44        Family                                                   5,500      4/25/2011
      45        PetsMart, Inc.                                          19,077      9/30/2019
      46
      47        Community Bank                                          21,566      8/31/2005
      48        Countrywide Home Loans                                   8,744     11/30/2008
      49
     49.01      American Medical Security, Inc.                          4,158      3/31/2006
     49.02
      50
      51        Chan's Restaurant                                        4,500       5/1/2009
      52
     52.01      Globalquest Solutions                                    7,648      8/31/2007
     52.02      Poly Lam Products                                        5,000      4/30/2009
     52.03      Pilkington North America                                12,052      8/31/2008
     52.04      CM Components                                            6,430     11/30/2014
      53        Butler Hospital                                          5,513      3/31/2006
      54        Factory 2 U                                             14,488      9/28/2009
      55        Re/Max                                                   5,593       5/9/2014
      56
      57
      58
     58.01
     58.02
     58.03
      59        Del Mar Wine Co., Inc.                                   3,193       6/1/2007
      60        American Home Mtg. Corp.                                 3,270      7/31/2010
      61        Anna's Linens                                           12,180     12/31/2011
      62
     62.01      The Oak Diagnostics, Inc                                 6,005      5/31/2008
     62.02      NSR Medical                                              2,441     12/31/2007
      63        Crown Chinese Cuisine                                    3,300      1/31/2006
      64        Timken Corp.                                            29,471      8/31/2005
      65
      66
      67        La Petite                                                9,000      2/28/2009
      68        Susie's Deals                                            8,328      6/30/2012
      69        PetCo                                                   12,830      1/31/2014
      70
      71
      72
      73
      74        CVS                                                      8,840      1/31/2010
      75        Patrick's Restaurant                                     6,500     11/30/2006
      76        Sarah's Hallmark                                         3,750      2/28/2006
      77        Augies                                                   3,013      1/31/2010
      78        Mattom Inc                                              13,900       3/1/2020
      79        Professional Eye Care Associates, P.A.                   3,455      9/30/2012
      80        OFI, Inc.                                                5,905      5/31/2008
      81
      82
      83
      84        Maple Valley Fitness                                     5,510      9/30/2007
      85        Lilly Pulitzer                                           2,996      4/30/2010
      86        Gambro Healthcare, Inc.                                  7,364      4/30/2020
      87
      88        Hop Shing                                                1,200      2/28/2007
      89        Hollywood Video                                          6,500       9/1/2013
      90        Cal Med Drugs                                            4,600     12/31/2007
      91        Free Flite Bicycles                                      4,635      5/31/2008
      92        Dr. Marc Lussier                                         3,251      2/28/2011
      93        Texas Imaging Services                                   7,174      8/31/2010
      94
      95        First American Title Guaranty Corporation                7,726      2/28/2008
      96        Barajas Associates                                       4,097     12/31/2008
      97        Pacific Bell Wireless dba Cingular                       1,748      9/20/2007
      98
      99
      100
      101       Websters                                                 9,436     10/31/2010
      102       HFC                                                      1,960      3/31/2006
      103
      104       Family Dollar                                            8,000     12/31/2009
      105       Sears                                                   12,275      3/31/2012
      106
      107
      108       Fashion Bug                                              8,400      3/31/2007
      109       The Heart Clinic                                         4,491     12/31/2015
      110
      111
      112       It's Fashion                                             3,200      9/30/2009
      113       Air Trends                                               7,300     10/31/2005
      114
      115
      116
      117       Ninfas Mexican Restaurant                                8,800     10/31/2014
      118       Stevi B's Property                                       5,000      6/30/2010
      119       Don White                                                2,235      8/31/2006
      120
      121       CD&L, Inc.                                              25,600     12/31/2006
      122
      123       Keller's Farm Store, Inc                                 5,012      4/30/2010
      124       Whispers & Giggles                                       3,000      5/31/2008
      125
      126       The Spa at Avalon                                        4,100      4/12/2007
      127       Community Services of Virginia                           6,525      7/31/2007
      128       Metro Carpet and Flooring                                4,997      9/14/2010
      129
      130
      131       Fuzzy's Pizza                                            1,690      9/30/2007
      132
      133       Rack-Em Billiards                                        3,610      8/31/2006
      134       Salon Williams                                           2,614      7/31/2007
      135
      136
      137       Video World                                              4,200      5/22/2006
      138       Canyon Orthopaedics                                      5,914      1/31/2008
      139
      140
      141       Pinoy Ranch                                              3,432       5/1/2006
      142       Radio Shack                                              2,500      1/31/2011
      143       Metrocities Mortgage                                     2,883      5/31/2009
      144       MEDSECO, Inc.                                            1,400      7/31/2006
      145
      146       Front Range Home Mortgage, Inc.                          4,449     11/30/2006
      147
      148       Flicks Video                                             3,500      6/30/2008
      149       Kitchen and Bath Experts, Inc.                           2,500      2/28/2009
      150       Praxair, Inc.                                            4,116      4/30/2010
      151
      152       Great Wall Chinese                                       1,600      6/30/2012
      153       Joseph Bruckman, D.O.                                    2,109     12/31/2007
      154
      155       Hope Clinic                                              2,524      3/31/2008
      156
      157       Stafford MRI                                             7,003      2/28/2008
      158
      159
      160       Discovery Services of Texas, Inc.                        6,612      2/28/2008
      161
      162
      163
      164       Four Corners Abstract                                   11,011      6/30/2008
      165
      166
      167       Dairy Queen                                              1,200      4/13/2013
      168       Zeno's Sports Center                                     2,777      9/30/2007
      169

                             FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------

1    For mortgage loans secured by multiple mortgaged real properties, the
     Occupancy % for such Mortgage Loans is the weighted average Occupancy % of each Mortgaged Property based on square footage, number of units, number of pads, number of rooms or Appraised Value ($).

2a   Louisiana Boardwalk mortgage loan Occupancy % includes tenants in-place, tenants who have signed leases, and tenants who have signed Letters of
     Intent.

2b   The Occupancy % at the Genesee Valley Shopping Center Property is economic occupancy. The physical occupancy is 54.5% as the Largest Tenant, Wal-Mart went dark on August 24, 2005 but will continue to pay rent until the expiration of the lease on January 29, 2013.

2c   The Occupancy % for the Pageantry West Office Plaza mortgage property includes new tenants American Land Holdings and Alliance Corp. whose leases begin in December 12, 2005 and January 1, 2006 respectively.

3    With respect to St. Armand's Circle and Aurora Highlands mortgage loans, the Appraised Value ($), Appraisal Date, and Cut-Off Date LTV (%) are
     based upon stabilization. The "as is" value for these loans is $10,850,000 and $13,100,000 respectively, which equate to Cut-Off date LTV ratios of
     81.1% as of 8/19/2005 and 82.6% as of 7/11/2005 respectively.

4a   Cut-Off Date LTV (%) for the Holiday Inn Express - Lompoc mortgage loan was calculated using the full loan amount and the "as improved" Appraised Value
     ($). Using the full loan amount and the "as is" value of $9,000,000, the
     Cut-Off Date LTV (%) is 67.5%.

4b   Cut-Off Date LTV (%) for the Fitch Building Complex mortgage loan was calculated using the full loan amount and the "as completed" Appraised
     Value ($). Using the full loan amount and the "as is" value of $2,300,000, the Cut-Off Date LTV (%) is 87.0%.

4c   Cut-Off Date LTV (%) for the Paramus - Medical mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised Value ($).
     Using the full loan amount and the "as is" value of $11,800,000 the Cut-Off
     Date LTV (%) is 80.6%.

4d   Cut-Off Date LTV (%) for the Pageantry West Office Park mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of $23,000,000, the Cut-Off Date LTV (%) is 72.6%.

4e   Cut-Off Date LTV (%) for the Islands Village Shopping Center mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of $14,700,000, the Cut-Off Date LTV (%) is 79.3%.

4f   Cut-Off Date LTV (%) for the Meidinger Tower mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised Value ($).
     Using the full loan amount and the "as is" value of $31,800,000, the
     Cut-Off Date LTV (%) is 80.2%.

4g   Cut-Off Date LTV (%) for the Louisiana Boardwalk mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of
     $150,000,000, the Cut-Off Date LTV (%) is 85.3%.

4h   Cut-Off Date LTV (%) for the Cosmo Lofts mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised Value ($). Using the full loan amount and the "as is" value of $13,900,000, the Cut-Off Date LTV
     (%) is 79.1%.

4i   Cut-Off Date LTV (%) for the Perkins Rowe Medical Office Center mortgage loan was calculated using the full loan amount and the "as stabilized"
     Appraised Value ($). Using the full loan amount and the "as is" value of
     $27,250,000 the Cut-Off Date LTV (%) is 82.2%.

4j   Cut-Off Date LTV (%) for the Inverness Heights Shopping Center mortgage loan was calculated using the full loan amount and the "as stabilized"
     Appraised Value ($). Using the full loan amount and the "as is" value of
     $22,300,000 the Cut-Off Date LTV (%) is 81.6%.

5    With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Cut-Off Date LTV (%) and Maturity LTV (%) are illustrated based upon the individual loan data without consideration to the crossed data.

6    For mortgage loans secured by multiple Mortgaged Properties, each Mortgage
     Loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
     Balance ($) are allocated to the respective mortgaged properties based on the mortgage loan documentation or an allocation determined by Appraised
     Value ($).

7    With respect to Empire Shopping Center mortgage loan, this single transaction consists of three loans that are cross-collateralized and cross-defaulted pursuant to a Cross-Default and Cross-Collateralization
     Agreement executed by each Borrower. Each Note is executed by both
     Borrowers jointly and severally. Together, the two Borrowers own the nine parcels the make up the shopping center as tenants in common. Loan A, in the amount of $7,400,000, is secured by parcels 2, 3 and 4. Loan B, in the amount of $14,950,000, is secured by parcels 5, 6 and 7. Loan C, in the amount of $11,150,000, is secured by parcels 1, 8 and 9. Together the
     Original Balance ($) equals $33,500,000.

8    The Monthly P&I Debt Service ($) amount indicated above for the Glendale
     Galleria Loan represents an average of the sum of the P&I payments for the twelve month period between January 2006 and December 2006. The actual amortization on the Glendale Galleria Loan is based on the combined amortization of the Glendale Galleria Loan, the Glendale Pari Passu
     Non-Trust Loan and the Glendale Galleria B-Note.

9    Each Loan number identifies a group of crossed loans.

10   Each Loan number identifies a group of related borrowers.

11   For each mortgage loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the trustee fee rate and a correspondence fee rate, if applicable, in total. The Net Mortgage Rate %
     equates to the related Interest Rate % less the related Admin. Fee %.

12   IO Monthly Debt Service ($) has been determined by dividing IO Annual Debt
     Service ($) by 12.

13   The Note for Branbury Apartments mortgage loan provides for an initial
     Interest Only period of 60 months, during which time the Borrower has the option to request an appraisal at any time up to 3 months prior to the first Amortizing Monthly Payment Date (11/1/2010.) If such appraisal reflects an appraised value that supports a loan to value ratio that is equal to or less than 70% and the most recent annual operating statement for the Property supports a DSCR of 1.25x or greater, the Amortizing
     Monthly Payments shall not commence and IO Monthly Debt Service shall continue until the Maturity Date. KeyBank is assuming that this loan will be Interest Only for the entire loan term.

14   Loan term for Social Security Administration Building mortgage loan is 120 months, with an ARD Date of 10/1/15 and the Final Maturity Date of 10/1/35,
     however the borrower will request a new appraisal during month 72 of the loan term. If the fair market value of the property is less than
     $6,800,000, the borrower has a one-time option to prepay the note in whole without penalty on a Monthly Payment Date prior to the beginning of month
     78 of the loan term. KeyBank is assuming a loan payoff prior to month 78 of the loan term.

15   For mortgage loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the mortgage loan.

16   The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O" represents remaining open periods, and "YM" represents remaining yield maintenance periods.

17a  The Raymour & Flanigan Showroom mortgage loan and the Waterfall Plaza mortgage loan provide for prepayment premiums that are equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment, or (ii) the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury
     Rate when compounded semiannually. Treasury Rate shall mean the yield calculated by the linear interpolation of the yield most nearly approximating the maturity date.

17b  The Monroe Plaza Shopping Center mortgage loan provides for a prepayment consideration that is equal to the greater of (A) an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of the Note as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest on the Note including any final installment of principal payable on the Maturity Date determined by discounting such payments at the U.S. Treasury Security rate, for the week ending prior to the date of the subject prepayment of principal, with a maturity date that is coterminous with the maturity date of the Note when compounded on a monthly basis, or (B) 1% of the prepaid principal amount.

17c  The International Home Furnishings Center mortgage loan provides for a prepayment premium that is equal to the amount, equal to the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of the Note and on the Stated Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Stated Maturity Date. The term "Payment Differential" shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Note after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment
     Differential shall in no event be less than zero. The term "Reinvestment
     Yield" shall mean an amount equal to the yield on the U.S. Obligations with a maturity date closest to the Stated Maturity Date and converted to a monthly compounded nominal yield.

17d  The Ashford Hotel Portfolio mortgage loan provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the Principal
     Indebtedness being prepaid or accelerated or (ii) the positive difference, if any, between (a) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay under the
     Note from the date of such prepayment until the Maturity Date absent such prepayment, including the unpaid principal amount which might otherwise be due upon the Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis") on the date of such prepayment of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (b) the principal balance of the Loan on the date of such prepayment.

17e  The Klahanie Village Shopping Center, Summit Office Park, Sheldon Oaks,
     Wilderness Village Shopping Center, Yarbrough Plaza, Deer Park, and the
     Montano Shopping Center mortgage loans provide for prepayment premiums that are equal to the greater of (A) one percent (1%) of the outstanding principal balance at the time of prepayment, or (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which Borrower would otherwise be required to pay under the Note and this Agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage
     Equivalent Basis") on the date of such prepayment, of the United States
     Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (y)
     the outstanding principal amount on the date of such prepayment.

17f  The Stafford Marketplace Shopping Center mortgage loan provides for prepayment premiums that are equal to the sum of (i) all amounts incurred by Lender in connection with the enforcement of its rights under Note,
     Security Instrument, this Agreement or any of the other Loan Documents,
     (ii) any amounts incurred by Lender to protect Property or lien or security created by Loan Documents, or for taxes, assessments or insurance premiums as provided in Loan Documents, and (iii) greater of (A) 1% of outstanding principal amount of Loan and (B) positive difference, if any, between (x)
     present value on date of such prepayment of all future installments which
     Borrower would otherwise be required to pay under the Note during original term hereof absent such prepayment, including unpaid principal amount of the Loan which would otherwise be due upon scheduled Maturity Date absent such prepayment, with such present value being determined by use of a discount rate equal to yield to maturity (adjusted to a "Mortgage
     Equivalent Basis") on date of such prepayment, of United States Treasury
     Security having term to maturity closest to what otherwise would have been remaining term hereof absent such prepayment and (y) the outstanding principal amount of the Loan on the date of such prepayment.

17g  The Pecanland Commons Shopping Center mortgage loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
     amount equal to product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting
     Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
     present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
     r=AYR and n=remaining term of the Loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and ARD, multiplied by 12/365.25. "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference
     Treasury Yield/2)1/6) - 1) multiplied by 12. "Minimum Fee" means: (a) 3.5%
     of the amount of PI being prepaid if Repayment Date ("RD") is on or after
     3rd anniversary of this Note and before 4th anniversary; (b) 2.5% of the amount of PI being prepaid if RD is on or after 4th anniversary of this
     Note and before 5th anniversary; (c) 1.5% of the amount of PI being prepaid if RD is on or after 5th anniversary of this Note and before 6th anniversary; and (d) 1.0% of the amount of PI being prepaid if RD is on or after 6th anniversary of this Note and before 78th month anniversary of the date hereof.

17h  The Westwood Estates Manufactured Housing Community mortgage loan provides for a prepayment premium that is equal to the greater of (i) a minimum prepayment fee equal to (A) 2% of the amount of the Principal Indebtedness being prepaid for a prepayment occurring from and after October 8, 2010 through and including October 7, 2011, (B) 1.50% of the amount of the
     Principal Indebtedness being prepaid for a prepayment occurring from and after October 8, 2011 through and including October 7, 2012, (C) 1% of the amount of the Principal Indebtedness being prepaid for a prepayment occurring from and after October 8, 2012 through and including October 7,
     2013, (D) 0.50% of the amount of the Principal Indebtedness being prepaid for a prepayment occurring from and after October 8, 2013 through and including October 7, 2014, and (E) 0.00% of

     the amount of the Principal Indebtedness being prepaid for a prepayment occurring from and after October 8, 2014 through and including March 7,
     2015, and (ii) an amount equal to the product obtained by multiplying: (A)
     the amount of the Principal Indebtedness being repaid by (B) the difference obtained by subtracting the Adjusted Yield Rate from the Adjusted Interest
     Rate by (C) the present value factor calculated using the following formula: (1 - (1 + r/12)^-n)/r . (All terms defined in footnote 16g)

17i  The Courtyard on Wilshire mortgage loan provides for a prepayment premium that is equal to the greater of (i) a minimum prepayment fee equal to two percent (2%) of the amount of the Principal Indebtedness being prepaid if the prepayment occurs prior to the 84th Payment Date or 1% of the amount of
     Principal Indebtedness being prepaid if the prepayment occurs thereafter and (ii) an amount equal to the product obtained by multiplying: (A) the amount of the Principal Indebtedness being repaid by (B)the difference obtained by subtracting the Adjusted Yield Rate from the Adjusted Interest
     Rate by (C) the present value factor calculated using the following formula: (1 - (1 + r/12)^-n)/r . (All terms defined in footnote 16g)

17j  The Oak Brook International Office Center mortgage loan provides for a prepayment premium that is equal to the greater of (A) (1) if occurring in months 48 through and including the 60th month, 3%, (2) if occurring in months 61 through and including the 72nd month, 2%, (3) if occurring in months 73 through and including the 83rd month, 1%, of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of
     (I) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on August 8, 2012 (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (II) the outstanding principal amount of the Loan. Prepayment Rate is a rate equal to the yield to maturity on the date of such prepayment of the United
     States Treasury Security having a term to maturity closest to the remaining term of the loan.

18   With respect to the U-Haul Self Storage Portfolio V, VI and VII mortgage loans, the 2003 NOI ($) and 2004 NOI ($) is based upon the trailing-twelve month period ending March 31, 2003 and March 31, 2004, respectively.

19   With respect to the Wendover Ridge Shopping Center, South Sherwood Square,
     and Paramus - Medical mortgage loans, the Most Recent NOI ($) is based on a less than 12-month period that has been annualized.

20a  UW DSCR (x) for Anthem Shopping Center mortgage loan was calculated after taking into account a holdback of $800,000. Before taking this reserve into account, the UW DSCR (x) is 1.22x.

20b  UW DSCR (x) for Federal Express Building mortgage loan was calculated after taking into account a $250,000 letter of credit. Before taking this letter of credit into account, the UW DSCR (x) is 1.27x.

20c  UW NCF ($) and UW DSCR (x) for the Louisiana Boardwalk mortgage loan was calculated using "as stabilized" Cash Flows assuming a 5% vacancy, excluding Bass Pro and Regal Cinemas. "In Place" NCF is $7,169,971, giving a UW DSCR (x) of 0.86x. The loan has an initial 36-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is 1.08x.

20d  UW DSCR (x) for the Cosmo Lofts mortgage loan was calculated using "as stabilized" Cash Flows. "In Place" NCF is $660,315, giving a UW DSCR (x) of
     0.87x. Lender has reserved $306,460 upfront (equal to six months debt service) to cover potential shortfalls in cash flow.

21   156 William Street mortgage loan has a springing Upfront Capex Reserve ($)
     beginning on February 6, 2006 if deferred maintenance work ($81,000) and environmental remediation ($1,500) to the property is not completed on or before January 1, 2006. If said work and remediation is not completed to lender's reasonable satisfaction, borrower shall deliver 125% of the total amount ($103,125) to lender.

22   Younan Portfolio - Dallas mortgage loan was required to deposit at closing
     $1,000,000 for Upfront TI/LC Reserve ($) into a separate account controlled by borrower, maintained at a financial institution selected by borrower.

23   K-Mart - Bishop, CA mortgage loan has a springing $500,000 Letter of Credit in lieu of cash management period if Upfront TI/LC Reserve ($) does not total $500,000, if (i) K-Mart gives notice to vacate its premises, or otherwise ceases occupancy or goes dark, (ii) K-Mart's store ranking falling below the 50th percentile for all K-Mart Stores, or (iii) K-Mart's credit rating or its parents rating (Sears) dropping two levels from BB+ to
     B+.

24a  The Monthly Capex Reserve ($) for the U-Haul(C) Self Storage Portfolio V,
     VI and VII mortgage loans will be collected until the Capex reserve totals
     $172,381 (12 months worth of collections). Should the reserve fall below this level, than monthly collections will commence until such time as the
     Capex reserve is replenished.

24b  The Monthly Capex Reserve ($) for the Glendale Galleria mortgage loan of
     $11,000 will commence upon the occurrence and during the continuance of a
     Trigger Event and the Capex Reserve balance shall not exceed $132,000.

24c  The Monthly Capex Reserve ($) for the Yarbrough Plaza mortgage loan is
     $5,518 until a cap of $102,245 is reached, $2,110 thereafter.

24d  The Monthly Capex Reserve ($) for the Fresh Direct Warehouse mortgage loan is $2,359 if Upfront Capex Reserve ($) falls below $50,000.

24e  The following mortgage loans have Monthly Capex Reserve ($) Caps as follows: Stafford Marketplace Shopping Center: $138,744, Fountain Square:
     $33,125, Wilderness Village Shopping Center: $43,000, Shallowford Exchange:
     $10,000, Pleasanton Park 131: $37,000, Riverwatch Commons: $50,000, Parker
     Valley Center Lot 3: $11,340, Strawberry Fields: $52,102, and Regents
     Plaza: $2,700.

24f  The following mortgage loans have Monthly Capex Reserve ($) Caps as follows: Holden Commons Shopping Center: $44,241, Orchard Hardware Plaza:
     $89,424, St. Armand's Circle: $10,740, The Shoppes at Plantation: $32,142,
     South Jordan Self Storage: $28,416, Raymour & Flanigan Showroom: $18,000,
     and Groveport Square Neighborhood Shopping Center: $8,409.

24g  The Cross Creek Villas mortgage loan has a Monthly Capex Reserve ($) of
     $1,333 (Capped at $75,000) which commences based upon a certain Trigger
     Event.

24h  The Monthly Capex Reserve ($) increases by 2% annually for the following mortgage loans: Chase Manhattan Centre, The Courtyard on Wilshire,
     Meidinger Tower, 1100 Buckingham Street, Islands Village Shopping Center,
     Wal-Mart - Villa Rica, Cosmo Lofts, Paramus - Medical, GroupVI - FCH
     Medical Bldg, Cornerstone Center, Valencia Town Center Plaza, K-Mart -
     Bishop, CA, Wendover Ridge Shopping Center, Group VI-Creekside Medical,
     Laurel Village Shopping Center, Galleria Self Storage, Osco Plaza, 39-41
     North Fullerton Apartments, Maryland Gardens, Moss VI Building, Chimney
     Lakes Village, GroupVI - 900 Westpark Drive, CVS Pharmacy - Sparta Road,
     Peachtree Crest Business Center - Building 3760, Imperial Medical Office
     Bulding, 120 Bloomingdale, 625 Broadway and 909 Prospect, Blackwell Plaza
     Shopping Center, Carnivale/Project 84, Fitch Building Complex, Green Valley
     Technical Plaza, Latina Warehouse, Mondo Building, Parkvale Medical Office
     Building, Perkins Rowe Medical Office Center, Signature Pavillion, Simmons
     Market Place, Sundance Self Storage, and Tustin MOB I & II.

24i  Mondo Building mortgage loan Monthly Capex Reserve ($) monthly deposit will decrease to $281 on the December 8, 2008 payment date.

24j  The Monthly Capex Reserve ($) for the Brighton Lane Shopping Center,
     Cornerstone Center, Cosmo Lofts, Hampton Inn - Florida Mall, Islands
     Village Shopping Center, K-Mart - Bishop, CA, Mondo Building, Pecos Pebble
     Office Park, Perkins Rowe Medical Office Center, Green Valley Technical
     Plaza, South Sherwood Square, Tustin MOB I & II, Wal-Mart - Villa Rica, and
     Younan Portfolio - Dallas mortgage loans are to be capped at $31,205,
     $30,164, $50,000, $300,000, $47,406, $80,000, $10,000, $76,440, $52,478,
     $108,288, $11,394, $29,989, $68,400, and $1,000,000, respectively.

24k  625 Broadway and 909 Prospect mortgage loan has a springing Monthly Capex
     Reserve ($) of $3,714 increased by 2% if (i) Emanuel Torbati does not own
     100% of equity interests in Borrower or controls day-to-day operations, and
     (ii) individual borrowers do not own 100% of each property, respectively.

24l  EDS Portfolio mortgage loan has a springing Monthly Capex Reserve ($); in the amount of $0.25 per square foot increasing 2% yearly if the primary tenant is no longer obligated to pay for capital expenditures under the terms of the lease.

24m  Oak Brook International Office Center mortgage loan has a springing Monthly
     Capex Reserve ($) of not less than $0.20 per square foot of gross rentable area if borrower does not properly maintain property according to the lender.

24n  Holiday Inn Express-Lompoc and Laurel Inn mortgage loans have Monthly Capex
     Reserves ($) of $8,304 and $9,078, amounts that are 5% of gross revenues for the previous fiscal year divided by 12.

24o  Grayson Corners Shopping Center mortgage loan has a springing Monthly Capex
     ($) in the amount of $1,273 increasing two percent (2%) annually which occurs on the first payment date in October 2010 and each payment date thereafter.

25a  The following mortgage loans have Monthly TI/LC Reserve ($) Caps as follows: Quads 345/Allred Cotton Center: $625,000, First Energy Office
     Building: $6,048,936, Massapequa Shopping Center Portfolio: $116,439,
     Fountain Square: $234,000, Rubio Plaza: $160,000, Cooper Point Pavillion:
     $200,000, Wayzata Executive Park: $435,400, Klahanie Village Shopping
     Center: $200,000, Valley Mack Plaza: $120,000, Crown Valley Center:
     $150,000, 390 East H Street: $300,000, Hi Desert Plaza: $144,000, Lake
     Frederica Shopping Center: $180,000, Anthem Shopping Center: $140,000,
     Bridgeview Plaza: $59,362, Regency Plaza: $140,000, Wilderness Village
     Shopping Center: $100,000, Yarbrough Plaza: $200,000, Pleasanton Park 131:
     $140,000, I-5 Corporate Center: $100,000, Bridgeville Crossing Shopping
     Center: $60,000, Montano Shopping Center: $300,000, Riverwatch Commons:
     $75,000, Camino Village Shopping Center: $100,000, Avalon Town Center:
     $70,000, Parker Valley Center Lot 3: $51,240, East Towne Plaza: $50,000,
     National City Retail: $60,000, Colorado First Building: $150,000, Regents
     Plaza: $100,000, and 1500 McGowen: $125,000.

25b  The following mortgage loans have Monthly TI/LC Reserve ($) Caps as follows: the Centennial-Hanford Center PH I-C: $51,600, Waterfall Plaza:
     $100,000, Monroe Plaza Shopping Center: $120,000, Aurora Highlands:
     $100,000, Columbia IV Shopping Center: $100,000 and The Shoppes at
     Plantation: $45,000.

25c  The Monthly TI/LC Reserve ($) for the Glendale Galleria mortgage loan of
     $55,100 will commence upon the occurrence and during the continuance of a
     Trigger Event and the TI/LC Reserve balance shall not exceed $661,200.

25d  With respect to Empire Shopping Center mortgage loan, on each Payment Date immediately following a Release Property Transfer (Loan A) or a parcel release (Loan B and C) the borrower will deposit Monthly TI/LC Reserves ($)
     as follows: (i) Loan A: $2,500 not to exceed $150,000, (ii) Loan B: $4,167 not to exceed $100,000, (iii) Loan C: $2,917 not to exceed $175,000.

25e  With respect to 390 East H Street mortgage loan Monthly TI/LC Reserve ($)
     of $25,000 will be deposited upon the occurrence of a Cash Management
     Period and unless the Borrower has delivered the Bed Bath & Beyond Letter of Credit.

25f  The Monthly TI/LC Reserve ($) for Wayzata Executive Park mortgage loan of
     $15,550 will commence whenever the Upfront TI/LC Reserve ($) falls below
     $435,400.

25g  The following mortgage loans have Monthly TI/LC Springing Reserves ($)
     which commence based upon Trigger Events: Westchester Neighborhood School:
     $6,250 (Capped at $500,000) and Groveport Square Neighborhood Shopping
     Center: $833 (Capped at $25,000).

25h  Grayson Corners Shopping Center mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $4,243, if K-Mart's annual gross sales are less than
     $13,500,000, and $8,486 if K-Mart's annual gross sales are less than
     $10,000,000.

25i  Moss VI Building mortgage loan has a springing Monthly TI/LC Reserve ($) of
     $3,089 in the event that at the end of any calendar quarter, the property fails to satisfy the occupancy criteria of a minimum of eighty percent
     (80%) physical occupancy. Funds are released when the property maintains a minimum physical occupancy of eighty five percent (85%) for a period of one calendar quarter.

25j  GroupVI - FCH Medical Bldg mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $35,000 starting July 8, 2014 thru December 8, 2014.

25k  EDS Portfolio mortgage loan has a springing Monthly TI/LC Reserve ($) if primary tenant vacates more than 50,000 square feet of space at the individual property in Pennsylvania or entirely vacates any other individual property; in such event the borrower shall deliver quotient obtained by dividing $25 per square foot of vacant space at such individual property by the number of months remaining on the term of the loan.

25l  The Monthly TI/LC Reserve ($) for the Blackwell Plaza Shopping Center,
     Brighton Lane Shopping Center, Carnivale/Project 84, Chimney Lakes Village,
     Louisiana Boardwalk, Mondo Building, Osco Plaza, Pageantry West Office
     Park, Paramus - Medical, Signature Pavilion, Simmons Market Place, South
     Sherwood Square, Tustin MOB I & II, Wendover Ridge Shopping Center, and
     Younan Portfolio - Dallas mortgage loans are to be capped at $120,000,
     $78,014, $200,000, $41,400, $400,000, $50,000, $150,000, $300,000,
     $300,000, $47,666, $200,000, $28,485, $227,919, $175,000, and $1,750,000,
     respectively.

25m  The Monthly TI/LC Reserve ($) for the Pecanland Commons Shopping Center
     mortgage loan is capped at $250,000 from funding to the payment date occurring in November, 2007. For the period commencing on the November 2007 payment date and continuing through and including the day immediately preceding the payment date occurring in November 2008, the cap shall be
     $225,000; For the period commencing on the November 2008 payment date and continuing through and including the day immediately preceding the payment date occurring in November 2010, the cap shall be $200,000; For the period commencing on the November 2010 payment date and continuing through and including the day immediately preceding the payment date occurring in
     November 2012, the cap shall be $150,000. Additionally, if the Dress Barn tenant does not renew, then on the first payment date after Dress Barn's last possible date on which it can renew, and continuing for 11 consecutive months, the borrower shall deposit $16,000 monthly into the TI/LC account until they reach a minimum balance (Cap) of $200,000.

25n  The Monthly TI/LC Reserve ($) for The Courtyard on Wilshire mortgage loan is capped at $450,000. On the date that is the later of January 1, 2007, or the date on which not less than 80% of the rentable square footage of the property is leased to tenants, provided no event of default has occurred, lender shall release to borrower from the TI/LC account, an amount equal to the excess of the balance, if any, of the TI/LC account over $200,000.

25o  Inducon Portfolio mortgage loan Monthly TI/LC Reserve ($) is capped at
     $324,000 for the first 18 payment dates. Following expiration of the first
     18 payment dates and the renewal or re-letting of leases expiring in 2006 and 2007, the new TI/LC Reserve Cap will be $200,000.

25p  625 Broadway and 909 Prospect mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $18,569 if (i) tenant occupancy less than 80%, (ii)
     individual borrowers no longer own 100% of property, respectively, and
     (iii) Emanuel Torbati no longer owns 100% of equity interests in borrower or controls day-to-day operations.

25q  Blue Cross Building mortgage loan has a springing Monthly TI/LC Reserve
     ($); if borrower does not elect to deliver a Letter of Credit, then all excess cash flow shall be deposited into the TI/LC Reserve ($).

25r  156 William Street Monthly mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $37,500 if the Department of Youth terminates its lease.

25s  Pecos Pebble Office Park mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $41,667 in any lease year, beginning on the payment date occurring six months prior to the termination date of the first expiring lease in such year.

25t  Valencia Town Center Plaza mortgage loan has a springing Monthly TI/LC
     Reserve ($) is an amount reasonable to lender upon the event of default or occupancy is less than 80%.

25u  K-Mart - Bishop, CA mortgage loan has a springing Monthly TI/LC Reserve ($)
     in an amount of excess cash flows during a cash management period.

25v  Peachtree Crest Business Center - Building 3760 mortgage loan has a springing Monthly TI/LC Reserve ($) of $2,000 if the TI/LC Reserve balance is less than $300,000.

25w  Chase Manhattan Centre mortgage loan has a springing Monthly TI/LC Reserve
     ($) of an additional $100,000 if the Chase lease is not extended on or before February 1, 2007 and an additional $83,333 if the MNAT lease is not extended on or before October 1, 2012.

25x  The Courtyard on Wilshire mortgage loan has a Monthly TI/LC Reserve ($) of
     $37,500 capped at $450,000 until January 1, 2007 or the date the property is 80% leased. Thereafter, the monthly reserve is $7,175 capped at
     $200,000.

25y  Osco Plaza mortgage loan has a springing Monthly TI/LC Reserve ($) upon the occurrence of a co-tenancy event; amount is equal to the difference between
     $150,000 and the current balance of TI/LC Reserve.

25z  Inducon Portfolio mortgage loan has a Monthly TI/LC Reserve ($) of $18,055 for the first 18 months and $9,327 thereafter.

25aa Mondo Building mortgage loan has a springing Monthly TI/LC Reserve ($) of
     $1,407 beginning on the December 8, 2009.

25ab Green Valley Technical Plaza mortgage loan has a springing Monthly TI/LC
     Reserve ($) during a cash management period.

25ac Laurel Village Shopping Center mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $7,647 if First Republic does not satisfy the replacement tenant criteria or renewal criteria by January 8, 2012.

25ad For Westchester Neighborhood School mortgage loan, in the fifth year of the tenant's lease term, the Letter of Credit for Upfront TI/LC Reserve ($)
     begins to "burn off". Commencing on the monthly payment date that the balance of the LOC falls below $500,000 and continuing on each Monthly
     Payment Date thereafter until the aggregate amount of the LOC and the deposits then available in the TI/LC Escrow Account equals or exceeds the
     Minimum Escrow Balance, borrower shall pay Lender an amount equal to the
     Monthly Burnoff, which sum shall be deposited by lender into the Escrow
     Account. The borrower may post Replacement Letters of Credit in lieu of the
     Burnoff Replacement Deposit.

25ae Oak Brook International Office Center mortgage loan has a springing Monthly
     TI/LC Reserve ($) in the amount of the Stanford Termination Payment which occurs during a lockbox trigger event. Borrower may supply a Letter of
     Credit in the amount of $1,000,000 in lieu of the Monthly TI/LC Reserve
     ($).

26a  The Monthly RE Tax Reserve ($) and the Monthly Insurance Reserve ($) for
     the Glendale Galleria mortgage loan of (a) one-twelfth (1/12) of the Taxes, and (b) one-twelfth (1/12) of the Insurance Premiums will commence upon the occurrence and during the continuance of a Trigger Event.

26b  The Monthly RE Tax Reserve ($) for the U-Haul(C) Self Storage Portfolio V,
     VI and VII mortgage loans will be collected monthly until, when combined with the Upfront RE Tax Reserve ($), the balance in the RE Tax reserve totals $712,754 (6 months worth of collections). Should the reserve fall below this level, than monthly collections will commence until such time as the RE Tax reserve is replenished.

26c  Oak Brook International Office Center mortgage loan has a springing Monthly
     RE Tax Reserve ($) in the amount of 1/12 of the next 12 months taxes upon an event of default or if taxes for the property have not been paid.

26d  Valencia Town Center Plaza mortgage loan has a springing Monthly RE Tax
     Reserve ($) in the amount of 1/12 of the next 12 months taxes upon an event of default or if taxes for the property have not been paid.

27a  The Monthly Insurance Reserve ($) for the U-Haul(C) Self Storage Portfolio
     V, VI and VII mortgage loans will be collected monthly until, when combined with the Upfront Insurance Reserve ($), the balance in the Insurance reserve totals $23,595 (3 months worth of collections). Should the reserve fall below this level, than monthly collections will commence until such time as the Insurance reserve is replenished.

27b  Oak Brook International Office Center mortgage loan has a springing Monthly
     Insurance Reserve ($) in the amount of 1/12 of the insurance premium upon an event of default or if the property is not insured.

27c  Valencia Town Center Plaza mortgage loan has a springing Monthly Insurance
     Reserve ($) in the amount of 1/12 of the insurance premium upon an event of default or if the property is not insured.

28a  The Monthly Other Reserve ($) for the Marriott Racine mortgage loan is an
     $11,891 Monthly Debt Service Reserve that will commence on February 1,
     2006.

28b  Inverness Heights Shopping Center mortgage loan has two springing Monthly
     Other Reserves ($) of $25,000 and $17,750. If TJX Companies, Inc. does not exercise its lease extension option on or before October 31, 2013, and continuing until such time as such deposits equal in the aggregate
     $150,000, monthly reserve of $25,000 will be collected. If A.C. Moore Arts
     & Crafts, Inc. does not exercise its lease extension option on or before
     September 30, 2013, and continuing until such time as such deposits equal in the aggregate $106,530 monthly reserve of $17,750 will be collected.

28c  The Monthly Other Reserve ($) for the Hampton Inn - Florida Mall mortgage loan is a springing Debt Service Reserve ($) of $10,000 triggered if DSCR is less than 1.30x; such reserve is capped at $800,000.

28d  Pecos Pebble Office Park mortgage loan has a springing Monthly Other
     Reserve ($) called Monthly Debt Service Reserve in the amount of $41,447 with a cap of $250,002 which occurs 6 months prior to the termination date of an expiring lease.

28e  Mainplace Merced mortgage loan has a springing Monthly Other Reserve ($)
     called Wallace Theatre Cash Reserve in the amount of all monthly excess cash flows which occurs if gross calendar year sales from the Wallace
     Theatre decline at any time during the term of the loan below $1,950,000.

28f  Signature Pavilion mortgage loan has a springing Monthly Other Reserve ($)
     called Signature Theater Reserve in the amount of $7,356, or, in lieu of the monthly installments, borrower may provide a Letter of Credit in an amount equal to $880,000 which occurs if the Signature Theatres' occupancy cost is greater than or equal to 0.30.

28g  Mondo Building mortgage loan has a springing Monthly Other Reserve ($)
     called Annual Verizon Reserve of $14,886 to be deposited on the date of
     January 2 of each calender year. $3,722 of the Verizon Reserve will be held as additional collateral for the term of the loan.

28h  Mondo Building mortgage loan has a springing Monthly Other Reserve ($)
     called Monthly Cash Flow Sweep Reserve in the amount of all monthly excess cash flows which occurs if (a) 3 months prior to the ARD Date, (b) the occurrence of an event of default, (c) 10 days after either County Bank or
     The Regents of the University of California gives notice to vacate, goes dark, files for bankruptcy, becomes insolvent or makes an assignment for the benefit of creditors, or a Lease Expiration Trigger Event, or (d) 1 year prior to the expiration of the County Bank lease or The Regents of the
     University of California, whichever is earlier. The springing Monthly Cash
     Flow Sweep Reserve ($) for Mondo Building mortgage loan is to be capped at
     $22.30 per square foot of the vacated premises.

28i  Sundance Self Storage mortgage loan has a springing Monthly Other Reserve
     ($) called Cash Sweep Reserve of all net excess cash flow which occurs if the DSCR is less than 1.15x.

28j  120 Bloomingdale mortgage loan has a springing Monthly Other Reserve ($)
     called Additional Reserve Account paid in a single payment in the amount of
     50% of the net sale (at least $750,000 capped at $1,500,000) of the Lower
     Deck Parcel which occurs upon the release of the Lower Deck Parcel. In connection with the Additional Reserve Account, if borrower has not deposited $1,500,000 into the Additional Reserve Account by January 1, 2007 or lender has not received an acceptable Letter of Credit, then all sums held may only be used by borrower for tenant improvement and leasing costs for the New York Lease Space.

29   47 Louise Street mortgage loan is Owner Occupied.

30   Louisiana Boardwalk mortgage loan has a springing Letter of Credit called
     Debt Service Letter of Credit in an amount which when subtracted from the principal indebtedness would result in a minimum DSCR of 1.20x, which springs if DSCR is less than or equal to 1.20x or stressed DSCR is less than or equal to .85x. In the event that the criteria for the release of any such letter of credit are not met by the specified date, the letter of credit will be drawn upon and the proceeds held as additional collateral for the related loan and applied to reduce the principal balance of such loan only at maturity or following an event of default. The lender has reserved an aggregate of $1,915,166 to account for leases that are signed where tenants are not yet paying rent, free rent periods, and other income that is anticipated but not yet in place. In addition, at loan closing, the sponsors also executed a recourse guaranty for $36,400,000. On or before,
     December 15, 2005, the sponsors must post a letter of credit which will replace the recourse guaranty.

31   625 Broadway and 909 Prospect mortgage loan has a springing Letter of
     Credit called Parking Garage Expansion Letter of Credit in the amount equal to the total cost of construction which occurs upon approval of plans and budget for construction.

32   Blue Cross Building mortgage loan has a springing Letter of Credit in the amount of of $3,610,000 which occurs if 2 years before the maturity date
     Blue Cross Blue Shield has not renewed its lease for at least 5 years beyond the maturity date.

33   The Occupancy % with respect to the Oak Brook International Office Center loan excludes a 25,633 square foot lease by the related sponsor, Inland
     Real Estate Investment Corporation. The sponsor is the third largest tenant, based on net rentable area (not shown in the annex above). In addition, Mid America ("Mid America") Management Corp., the next largest tenant and the third largest tenant (16,016 square feet) in the annex above, is an affiliate of the sponsor. Mid America and the sponsor collectively occupy 31,649 square feet resulting in an occupancy of 89.6%.

34   The borrower on the Meidinger Tower mortgage loan is required to post a
     Letter of Credit in the amount of $600,000 12 months prior to the expiration of the Mercer Lease if such lease has not been extended through at least July 31, 2017. In the event that the Letter of Credit is not posted, excess cash flow from the property will be swept and held in a collateral reserve.

35a  Green Valley Technical Plaza mortgage loan has a springing Letter of Credit in the amount of $25 per square foot, posted by the successor borrower, which occurs in the event of an assumption of the loan.

35b  Green Valley Technical Plaza mortgage loan has a springing Letter of Credit in the amount of $1,364,429 (or lender has swept excess cash flow totaling
     $1,364,429) which shall occur 18 months prior to the lease expiration if
     SCIF does not renew their lease.

                             ANNEX A-2 (ALL LOANS)

LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE CUT-OFF     % OF INITIAL        WTD. AVG.
                                                  NUMBER OF        DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
MORTGAGE LOAN SELLER                            MORTGAGE LOANS         BALANCE            BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.                  80           1,698,917,299          55.3              5.2832
Countrywide Commercial Real Estate Finance, Inc.      68           1,053,585,134          34.3              5.3066
KeyBank National Association                          20             221,247,029           7.2              5.2433
IXIS Real Estate Capital Inc.                          1             100,000,000           3.3              4.9900
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169          $3,073,749,461         100.0%             5.2788%
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       WTD. AVG.
                                                    REMAINING TERM TO     WTD. AVG.    WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                     MATURITY/ARD            DSCR         DATE LTV RATIO    DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                     (MOS.)               (X)              (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.                      108               1.55              69.1                  61.8
Countrywide Commercial Real Estate Finance, Inc.          112               1.38              72.5                  62.6
KeyBank National Association                              109               1.41              72.0                  64.7
IXIS Real Estate Capital Inc.                              59               6.16              30.1                  30.1
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                   108               1.63x             69.2%                 61.3%
-----------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF      AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                MORTGAGED REAL    DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
PROPERTY TYPE                                     PROPERTIES          BALANCE            BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------

Retail                                               103           1,333,065,271          43.4              5.1701
   Anchored                                           64           1,037,045,746          33.7              5.1284
   Unanchored                                         18             132,195,346           4.3              5.2799
   Shadow Anchored                                    14             122,067,145           4.0              5.3687
   Single Tenant                                       7              41,757,034           1.4              5.2783
Office                                                49             748,148,551          24.3              5.2981
Hospitality                                           41             308,686,892          10.0              5.5551
Multifamily                                           21             243,733,673           7.9              5.2052
Industrial                                            13             152,257,517           5.0              5.6218
Other                                                  1             100,000,000           3.3              4.9900
Self Storage                                          62              99,072,814           3.2              5.6091
Mixed Use                                              8              73,784,743           2.4              5.3661
Manufactured Housing                                   1              15,000,000           0.5              5.3200
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              299          $3,073,749,461         100.0%             5.2788%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                      MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
PROPERTY TYPE                            (MOS.)                  (X)                (%)                   (%)
-------------------------------------------------------------------------------------------------------------------------

Retail                                     110                  1.49                70.7                  64.0
   Anchored                                108                  1.53                70.1                  64.4
   Unanchored                              116                  1.36                70.8                  60.6
   Shadow Anchored                         115                  1.27                73.9                  64.9
   Single Tenant                           117                  1.34                73.7                  61.4
Office                                     108                  1.38                72.0                  62.7
Hospitality                                103                  1.57                70.8                  60.9
Multifamily                                113                  1.75                65.9                  58.5
Industrial                                 116                  1.40                71.2                  60.4
Other                                       59                  6.16                30.1                  30.1
Self Storage                               109                  1.45                71.5                  56.8
Mixed Use                                  118                  1.37                65.4                  55.4
Manufactured Housing                       117                  1.40                70.1                  70.1
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    108                  1.63x               69.2%                 61.3%
-------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

-----------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF      AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                MORTGAGED REAL    DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
STATE                                             PROPERTIES          BALANCE            BALANCE             (%)
-----------------------------------------------------------------------------------------------------------------------

California                                            53            635,691,800           20.7              5.1411
   Southern                                           37            506,932,589           16.5              5.0875
   Northern                                           16            128,759,211            4.2              5.3518
Texas                                                 34            235,805,324            7.7              5.4411
New York                                              17            224,838,254            7.3              5.3819
Florida                                               18            186,818,379            6.1              5.3775
Virginia                                               9            181,623,708            5.9              5.1016
Louisiana                                              7            169,641,669            5.5              5.2359
North Carolina                                         8            153,216,078            5.0              5.0515
Arizona                                               10            120,898,870            3.9              5.2469
Georgia                                               19            105,724,161            3.4              5.2676
Delaware                                               2            103,674,503            3.4              5.3375
Nevada                                                 6             89,141,979            2.9              5.2121
New Jersey                                             9             81,950,903            2.7              5.1975
Colorado                                               4             66,070,000            2.1              5.2115
Minnesota                                              5             62,613,119            2.0              5.3644
Washington                                             5             51,640,052            1.7              5.3501
Oregon                                                 3             45,030,189            1.5              5.1150
Connecticut                                            9             44,889,141            1.5              5.2204
Michigan                                               6             43,778,228            1.4              5.5362
Kentucky                                               4             41,208,712            1.3              5.4734
Pennsylvania                                           7             38,677,861            1.3              5.3930
Indiana                                                6             36,894,126            1.2              5.1793
Utah                                                   3             36,438,092            1.2              5.2860
Missouri                                               5             32,813,388            1.1              5.6752
Ohio                                                   5             32,351,782            1.1              5.5204
Wisconsin                                              3             32,150,627            1.0              5.4813
Maryland                                               4             31,906,593            1.0              5.9094
Illinois                                               2             31,337,963            1.0              5.3341
Kansas                                                 4             24,674,695            0.8              5.1936
Alabama                                                6             23,196,394            0.8              5.5659
Tennessee                                              6             22,857,920            0.7              5.3571
Massachusetts                                          6             21,352,392            0.7              5.5405
South Carolina                                         3             16,370,271            0.5              5.5628
Rhode Island                                           1             15,453,306            0.5              5.7090
West Virginia                                          2             13,358,816            0.4              5.1580
New Mexico                                             1              4,990,000            0.2              5.6430
Arkansas                                               1              3,873,047            0.1              6.5770
Oklahoma                                               1              3,722,685            0.1              5.3800
Mississippi                                            1              2,922,509            0.1              5.1500
Iowa                                                   1              2,140,046            0.1              5.3800
New Hampshire                                          1              1,055,232            0.0              5.6820
Idaho                                                  1                621,540            0.0              5.6820
Nebraska                                               1                335,108            0.0              5.6820
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              299         $3,073,749,461          100.0%             5.2788%
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                 WTD. AVG.
                             REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                               MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
STATE                             (MOS.)                  (X)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------

California                          108                  1.51                63.5                  55.3
   Southern                         106                  1.54                62.2                  54.4
   Northern                         114                  1.38                68.8                  58.8
Texas                                96                  1.53                69.1                  60.2
New York                            111                  1.50                68.4                  60.4
Florida                             111                  1.54                73.4                  65.9
Virginia                            101                  1.31                72.5                  64.6
Louisiana                           115                  1.27                78.2                  69.2
North Carolina                       79                  4.59                44.8                  42.6
Arizona                             112                  1.31                73.9                  65.2
Georgia                             112                  1.46                73.7                  66.1
Delaware                            118                  1.27                79.1                  65.5
Nevada                              116                  1.47                74.2                  68.2
New Jersey                          114                  2.16                62.4                  54.0
Colorado                            117                  1.46                73.6                  70.7
Minnesota                           118                  1.39                76.1                  64.4
Washington                          117                  1.30                71.4                  62.5
Oregon                              117                  1.63                70.9                  66.5
Connecticut                         117                  1.46                61.1                  47.5
Michigan                             98                  1.66                70.6                  65.1
Kentucky                            107                  1.45                73.8                  66.7
Pennsylvania                        117                  1.54                74.3                  64.1
Indiana                             111                  1.48                76.7                  67.5
Utah                                117                  1.56                76.6                  72.9
Missouri                            119                  1.33                76.0                  64.3
Ohio                                118                  1.34                74.5                  62.3
Wisconsin                           109                  1.51                71.8                  67.1
Maryland                             86                  1.61                65.9                  58.2
Illinois                             83                  1.91                69.5                  68.1
Kansas                              116                  1.41                77.5                  68.6
Alabama                             113                  1.16                78.1                  67.9
Tennessee                           117                  1.64                73.4                  64.3
Massachusetts                       117                  1.31                75.2                  63.9
South Carolina                      104                  1.61                72.1                  68.7
Rhode Island                        117                  1.30                76.7                  64.6
West Virginia                        95                  1.82                72.8                  72.8
New Mexico                          119                  1.26                64.8                  57.0
Arkansas                             43                  1.79                57.0                  53.0
Oklahoma                            117                  1.60                72.1                  54.9
Mississippi                          81                  1.83                73.1                  73.1
Iowa                                117                  1.60                72.1                  54.9
New Hampshire                       115                  1.47                71.3                  55.0
Idaho                               115                  1.45                76.7                  59.2
Nebraska                            115                  1.47                71.3                  55.0
------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:             108                  1.63x               69.2%                 61.3%
------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCES ($)              MORTGAGE LOANS        BALANCE            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

    299,242 -   2,999,999                             19             41,197,592             1.3              5.4729
  3,000,000 -   3,999,999                              9             31,468,940             1.0              5.3079
  4,000,000 -   4,999,999                             20             91,173,370             3.0              5.4182
  5,000,000 -   5,999,999                             11             60,065,441             2.0              5.5478
  6,000,000 -   6,999,999                             16            103,150,863             3.4              5.2802
  7,000,000 -   7,999,999                              6             43,122,141             1.4              5.3062
  8,000,000 -   9,999,999                             10             88,125,374             2.9              5.4160
 10,000,000 -  12,999,999                             15            168,454,859             5.5              5.3695
 13,000,000 -  19,999,999                             22            352,284,896            11.5              5.4181
 20,000,000 -  49,999,999                             28            783,509,252            25.5              5.3050
 50,000,000 -  99,999,999                              8            561,070,789            18.3              5.3512
100,000,000 - 208,000,000                              5            750,125,946            24.4              5.0433
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169         $3,073,749,461           100.0%             5.2788%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)                   (MOS.)                  (X)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

    299,242 -   2,999,999                              114                  1.39                68.3                  56.9
  3,000,000 -   3,999,999                              110                  1.44                69.2                  59.3
  4,000,000 -   4,999,999                              112                  1.30                72.4                  62.4
  5,000,000 -   5,999,999                              117                  1.52                68.2                  57.6
  6,000,000 -   6,999,999                              118                  1.50                67.1                  54.2
  7,000,000 -   7,999,999                              118                  1.41                73.3                  62.5
  8,000,000 -   9,999,999                              118                  1.37                72.4                  59.4
 10,000,000 -  12,999,999                              115                  1.33                73.9                  62.9
 13,000,000 -  19,999,999                              116                  1.32                73.3                  63.8
 20,000,000 -  49,999,999                              116                  1.51                70.1                  61.6
 50,000,000 -  99,999,999                               91                  1.46                71.8                  64.3
100,000,000 - 208,000,000                              102                  2.25                62.9                  58.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                108                  1.63x               69.2%                 61.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $299,242
Maximum: $208,000,000
Average: $18,187,867

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)                     MORTGAGE LOANS        BALANCE            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

4.6250 - 4.7499                                       2             173,635,946             5.6              4.6468
4.7500 - 4.9999                                       8             266,540,302             8.7              4.9608
5.0000 - 5.2499                                      55           1,264,569,372            41.1              5.1524
5.2500 - 5.4999                                      54             833,385,870            27.1              5.3767
5.5000 - 5.5999                                      15             157,554,317             5.1              5.5357
5.6000 - 5.6999                                      17             187,133,165             6.1              5.6521
5.7000 - 5.7499                                       2              28,953,306             0.9              5.7160
5.7500 - 5.9999                                      10              51,013,685             1.7              5.8528
6.0000 - 6.2499                                       3              54,664,434             1.8              6.1610
6.2500 - 6.5770                                       3              56,299,065             1.8              6.5626
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             169          $3,073,749,461           100.0%             5.2788%
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)                          (MOS.)                  (X)                (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.6250 - 4.7499                                         86                  2.18                42.0                  37.5
4.7500 - 4.9999                                         87                  3.15                53.8                  49.6
5.0000 - 5.2499                                        113                  1.49                73.0                  66.6
5.2500 - 5.4999                                        112                  1.38                73.4                  63.0
5.5000 - 5.5999                                        114                  1.30                73.9                  63.4
5.6000 - 5.6999                                        113                  1.43                70.9                  58.0
5.7000 - 5.7499                                        116                  1.21                75.0                  63.8
5.7500 - 5.9999                                        119                  1.36                70.1                  57.8
6.0000 - 6.2499                                        120                  1.66                69.1                  59.6
6.2500 - 6.5770                                         47                  1.79                57.2                  52.8
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                108                  1.63x               69.2%                 61.3%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.6250%
Maximum: 6.5770%
Weighted Average: 5.2788%

                             ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF      AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                MORTGAGE LOANS    DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF DSCRS (X)                                                    BALANCE            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

1.08 - 1.19*                                           2             31,700,000            1.0              5.6149
1.20 - 1.24                                           23            313,797,613           10.2              5.2842
1.25 - 1.29                                           36            665,124,091           21.6              5.2234
1.30 - 1.34                                           25            278,835,443            9.1              5.4188
1.35 - 1.39                                           16            247,924,687            8.1              5.3009
1.40 - 1.44                                           11             97,856,323            3.2              5.3749
1.45 - 1.49                                           18            185,199,145            6.0              5.6918
1.50 - 1.59                                           16            400,288,131           13.0              5.2748
1.60 - 1.99                                           16            714,237,400           23.2              5.1882
2.00 - 3.49                                            4             18,786,628            0.6              5.4068
3.50 - 6.16                                            2            120,000,000            3.9              4.9292
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169         $3,073,749,461          100.0%             5.2788%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF DSCRS (X)                                   (MOS.)                  (X)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

1.08 - 1.19*                                           113                  1.09                76.5                  67.4
1.20 - 1.24                                            118                  1.21                76.2                  65.7
1.25 - 1.29                                            113                  1.26                75.4                  66.0
1.30 - 1.34                                            116                  1.32                74.4                  63.5
1.35 - 1.39                                             92                  1.37                69.7                  61.4
1.40 - 1.44                                            117                  1.41                68.6                  59.2
1.45 - 1.49                                            116                  1.46                70.9                  57.2
1.50 - 1.59                                            120                  1.53                70.1                  61.5
1.60 - 1.99                                             97                  1.80                64.3                  61.0
2.00 - 3.49                                            137                  2.46                48.7                  33.4
3.50 - 6.16                                             69                  5.89                29.1                  29.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                108                  1.63x               69.2%                 61.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.08x
Maximum: 6.16x
Weighted Average: 1.63x

* Consists of 2 mortgage loans (loan numbers 45 and 61) which are cross collateralized and cross defaulted with 2 other mortgage loans (loan numbers 33 and 68, respectively) as exhibited in Annex A. When combined the Wtd. Avg. DSCR equals 1.20x and 1.30x, respectively.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF      AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                MORTGAGE LOANS    DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)                                  BALANCE            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

19.3 - 24.9                                            2             20,299,242            0.7              4.6516
25.0 - 49.9                                            5            267,673,332            8.7              4.8273
50.0 - 59.9                                           16            245,737,685            8.0              5.5509
60.0 - 64.9                                           14            100,003,968            3.3              5.3089
65.0 - 69.9                                           24            280,198,836            9.1              5.2243
70.0 - 74.9                                           44            968,814,152           31.5              5.3529
75.0 - 79.9                                           57          1,116,582,246           36.3              5.2970
80.0 - 80.0                                            7             74,440,000            2.4              5.1023
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169         $3,073,749,461          100.0%             5.2788%
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)                 (MOS.)                  (X)                (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

19.3 - 24.9                                            116                  4.49                24.0                  24.0
25.0 - 49.9                                             76                  3.51                38.7                  34.7
50.0 - 59.9                                            103                  1.57                55.5                  47.1
60.0 - 64.9                                            113                  1.49                63.8                  55.5
65.0 - 69.9                                            105                  1.41                67.8                  59.6
70.0 - 74.9                                            107                  1.53                72.6                  66.3
75.0 - 79.9                                            117                  1.33                77.6                  67.2
80.0 - 80.0                                            118                  1.25                80.0                  71.8
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                108                  1.63x               69.2%                 61.3%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 19.3%
Maximum: 80.0%
Weighted Average: 69.2%

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)    MORTGAGE LOANS        BALANCE            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

 0.4 - 24.9                                            3             26,608,984            0.9              4.7639
25.0 - 49.9                                           18            396,279,227           12.9              5.0130
50.0 - 54.9                                           17            243,927,955            7.9              5.5798
55.0 - 59.9                                           29            297,464,762            9.7              5.3958
60.0 - 62.4                                           20            242,987,667            7.9              5.3138
62.5 - 64.9                                           24            383,606,266           12.5              5.4037
65.0 - 67.4                                           19            274,253,806            8.9              5.2987
67.5 - 69.9                                           19            453,475,794           14.8              5.3298
70.0 - 79.1                                           20            755,145,000           24.6              5.1806
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169         $3,073,749,461          100.0%             5.2788%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)        (MOS.)                  (X)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

 0.4 - 24.9                                           130                  3.90                27.1                  18.4
25.0 - 49.9                                            94                  2.85                45.0                  37.7
50.0 - 54.9                                            94                  1.57                61.9                  52.7
55.0 - 59.9                                           115                  1.41                69.7                  57.3
60.0 - 62.4                                           117                  1.28                72.6                  61.6
62.5 - 64.9                                           111                  1.33                73.0                  63.6
65.0 - 67.4                                           114                  1.31                78.0                  66.3
67.5 - 69.9                                           103                  1.42                75.6                  68.4
70.0 - 79.1                                           112                  1.53                75.5                  72.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               108                  1.63x               69.2%                 61.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.4%
Maximum: 79.1%
Weighted Average: 61.3%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF       DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)     MORTGAGE LOANS       BALANCE            BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------------

 43 -  84                                             16            676,970,654           22.0              5.1569
 85 - 119                                            149          2,301,329,994           74.9              5.2920
120 - 181                                              4             95,448,813            3.1              5.8258
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169         $3,073,749,461          100.0%             5.2788%
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)           (MOS.)                (X)                (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------------

 43 -  84                                               72                  2.32                56.6                  53.5
 85 - 119                                              117                  1.44                73.2                  64.1
120 - 181                                              144                  1.52                62.5                  47.5
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                108                  1.63x               69.2%                 61.3%
----------------------------------------------------------------------------------------------------------------------------------

Minimum: 43 mos.
Maximum: 181 mos.
Weighted Average: 108 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                   NUMBER OF      DATE PRINCIPAL      MORTGAGE POOL     MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)     MORTGAGE LOANS        BALANCE            BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------------

 Interest Only                                        12            602,700,000           19.6              5.1180
180 - 299                                              6             93,409,027            3.0              6.0790
300 - 329                                             20            395,390,817           12.9              5.4338
330 - 360                                            131          1,982,249,617           64.5              5.2591
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              169          $3,073,749,461         100.0%             5.2788%
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.             WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                               REMAINING TERM TO           DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
                                                 MATURITY/ARD               (X)                (%)                   (%)
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)          (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

 Interest Only                                         99                  2.59                63.0                  63.0
180 - 299                                              78                  1.65                59.2                  46.5
300 - 329                                             121                  1.54                71.6                  58.1
330 - 360                                             109                  1.36                71.1                  62.0
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               108                  1.63x               69.2%                 61.3%
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
ESCROW TYPE             NUMBER OF MORTGAGE LOANS   AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE     % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                    69                         1,075,386,566                                  44.7
Real Estate Tax                  143                         2,476,252,769                                  80.6
Insurance                        117                         2,001,616,358                                  65.1
Replacement Reserves             134                         2,282,382,819                                  74.3

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
LOCKBOX TYPE          NUMBER OF MORTGAGE LOANS     AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE       % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Hard                          62                                  1,922,212,695                                62.5
Soft                          10                                    177,635,870                                 5.8

CASH MANAGEMENT TYPES

------------------------------------------------------------------------------------------------------------------------------------
CASH MANAGEMENT TYPE      NUMBER OF MORTGAGE LOANS   AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE     % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Springing                  54                                            1,593,739,148               51.9
In place                   18                                             506,109,417                16.5

                            ANNEX A-2 (LOAN GROUP 1)

LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                                   DATE PRINCIPAL         % OF INITIAL        WTD. AVG.
                                                   NUMBER OF       BALANCE OF LOAN       MORTGAGE POOL     MORTGAGE RATE
MORTGAGE LOAN SELLER                            MORTGAGE LOANS         GROUP 1              BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.                  75            1,646,024,710          56.1              5.2803
Countrywide Commercial Real Estate Finance, Inc.      63            1,027,539,637          35.0              5.3079
KeyBank National Association                          17              159,247,029           5.4              5.2796
IXIS Real Estate Capital Inc.                          1              100,000,000           3.4              4.9900
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              156           $2,932,811,376         100.0%             5.2800%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                 (MOS.)                 (x)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.                   107                 1.56                68.9                  61.8
Countrywide Commercial Real Estate Finance, Inc.       112                 1.39                72.5                  62.5
KeyBank National Association                           106                 1.34                70.3                  60.5
IXIS Real Estate Capital Inc.                           59                 6.16                30.1                  30.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                107                 1.64x               68.9%                 60.9%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                   NUMBER OF        DATE PRINCIPAL     % OF INITIAL        WTD. AVG.
                                                MORTGAGED REAL     BALANCE OF LOAN     MORTGAGE POOL     MORTGAGE RATE
PROPERTY TYPE                                     PROPERTIES           GROUP 1            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

Retail                                               103           1,333,065,271           45.5              5.1701
  Anchored                                            64           1,037,045,746           35.4              5.1284
  Unanchored                                          18             132,195,346            4.5              5.2799
  Shadow Anchored                                     14             122,067,145            4.2              5.3687
  Single Tenant                                        7              41,757,034            1.4              5.2783
Office                                                49             748,148,551           25.5              5.2981
Hospitality                                           41             308,686,892           10.5              5.5551
Industrial                                            13             152,257,517            5.2              5.6218
Multifamily                                            8             102,795,588            3.5              5.1382
Other                                                  1             100,000,000            3.4              4.9900
Self Storage                                          62              99,072,814            3.4              5.6091
Mixed Use                                              8              73,784,743            2.5              5.3661
Manufactured Housing                                   1              15,000,000            0.5              5.3200
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              286          $2,932,811,376          100.0%             5.2800%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                WTD. AVG.
                            REMAINING TERM TO         WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                              MATURITY/ARD              DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
PROPERTY TYPE                    (MOS.)                  (x)                (%)                   (%)
----------------------------------------------------------------------------------------------------------------

Retail                             110                 1.49                70.7                  64.0
  Anchored                         108                 1.53                70.1                  64.4
  Unanchored                       116                 1.36                70.8                  60.6
  Shadow Anchored                  115                 1.27                73.9                  64.9
  Single Tenant                    117                 1.34                73.7                  61.4
Office                             108                 1.38                72.0                  62.7
Hospitality                        103                 1.57                70.8                  60.9
Industrial                         116                 1.40                71.2                  60.4
Multifamily                        106                 2.13                53.2                  44.3
Other                               59                 6.16                30.1                  30.1
Self Storage                       109                 1.45                71.5                  56.8
Mixed Use                          118                 1.37                65.4                  55.4
Manufactured Housing               117                 1.40                70.1                  70.1
----------------------------------------------------------------------------------------------------------------
Total/Weighted Average:            107                 1.64x               68.9%                 60.9%
----------------------------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 1)

PROPERTY LOCATIONS

----------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                   NUMBER OF       DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                MORTGAGED REAL    BALANCE OF LOAN      MORTGAGE POOL     MORTGAGE RATE
STATE                                             PROPERTIES          GROUP 1             BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

California                                            53             635,691,800           21.7              5.1411
  Southern                                            37             506,932,589           17.3              5.0875
  Northern                                            16             128,759,211            4.4              5.3518
Texas                                                 34             235,805,324            8.0              5.4411
New York                                              17             224,838,254            7.7              5.3819
Florida                                               18             186,818,379            6.4              5.3775
Virginia                                               9             181,623,708            6.2              5.1016
Louisiana                                              7             169,641,669            5.8              5.2359
North Carolina                                         7             146,516,078            5.0              5.0539
Arizona                                                8             114,423,870            3.9              5.2387
Delaware                                               2             103,674,503            3.5              5.3375
Georgia                                               17              92,533,560            3.2              5.2670
Nevada                                                 6              89,141,979            3.0              5.2121
New Jersey                                             8              77,460,407            2.6              5.1892
Colorado                                               4              66,070,000            2.3              5.2115
Minnesota                                              5              62,613,119            2.1              5.3644
Washington                                             5              51,640,052            1.8              5.3501
Connecticut                                            9              44,889,141            1.5              5.2204
Michigan                                               6              43,778,228            1.5              5.5362
Kentucky                                               4              41,208,712            1.4              5.4734
Pennsylvania                                           7              38,677,861            1.3              5.3930
Ohio                                                   5              32,351,782            1.1              5.5204
Wisconsin                                              3              32,150,627            1.1              5.4813
Maryland                                               4              31,906,593            1.1              5.9094
Illinois                                               2              31,337,963            1.1              5.3341
Alabama                                                6              23,196,394            0.8              5.5659
Tennessee                                              6              22,857,920            0.8              5.3571
Massachusetts                                          6              21,352,392            0.7              5.5405
Indiana                                                5              20,650,183            0.7              5.2298
Utah                                                   2              16,438,092            0.6              5.2081
South Carolina                                         3              16,370,271            0.6              5.5628
Rhode Island                                           1              15,453,306            0.5              5.7090
Kansas                                                 3              13,794,695            0.5              5.2596
West Virginia                                          2              13,358,816            0.5              5.1580
Oregon                                                 2              10,030,189            0.3              5.5162
New Mexico                                             1               4,990,000            0.2              5.6430
Missouri                                               2               4,855,344            0.2              5.8370
Arkansas                                               1               3,873,047            0.1              6.5770
Oklahoma                                               1               3,722,685            0.1              5.3800
Mississippi                                            1               2,922,509            0.1              5.1500
Iowa                                                   1               2,140,046            0.1              5.3800
New Hampshire                                          1               1,055,232            0.0              5.6820
Idaho                                                  1                 621,540            0.0              5.6820
Nebraska                                               1                 335,108            0.0              5.6820
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               286         $2,932,811,376          100.0%             5.2800%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                      MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
STATE                                    (MOS.)                 (x)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------

California                                 108                 1.51                63.5                  55.3
  Southern                                 106                 1.54                62.2                  54.4
  Northern                                 114                 1.38                68.8                  58.8
Texas                                       96                 1.53                69.1                  60.2
New York                                   111                 1.50                68.4                  60.4
Florida                                    111                 1.54                73.4                  65.9
Virginia                                   101                 1.31                72.5                  64.6
Louisiana                                  115                 1.27                78.2                  69.2
North Carolina                              77                 4.70                44.0                  41.7
Arizona                                    112                 1.32                74.2                  65.5
Delaware                                   118                 1.27                79.1                  65.5
Georgia                                    111                 1.49                73.4                  66.4
Nevada                                     116                 1.47                74.2                  68.2
New Jersey                                 114                 2.21                62.7                  54.3
Colorado                                   117                 1.46                73.6                  70.7
Minnesota                                  118                 1.39                76.1                  64.4
Washington                                 117                 1.30                71.4                  62.5
Connecticut                                117                 1.46                61.1                  47.5
Michigan                                    98                 1.66                70.6                  65.1
Kentucky                                   107                 1.45                73.8                  66.7
Pennsylvania                               117                 1.54                74.3                  64.1
Ohio                                       118                 1.34                74.5                  62.3
Wisconsin                                  109                 1.51                71.8                  67.1
Maryland                                    86                 1.61                65.9                  58.2
Illinois                                    83                 1.91                69.5                  68.1
Alabama                                    113                 1.16                78.1                  67.9
Tennessee                                  117                 1.64                73.4                  64.3
Massachusetts                              117                 1.31                75.2                  63.9
Indiana                                    105                 1.59                74.3                  68.7
Utah                                       115                 1.50                73.6                  65.3
South Carolina                             104                 1.61                72.1                  68.7
Rhode Island                               117                 1.30                76.7                  64.6
Kansas                                     115                 1.51                75.9                  67.0
West Virginia                               95                 1.82                72.8                  72.8
Oregon                                     117                 1.49                59.6                  39.4
New Mexico                                 119                 1.26                64.8                  57.0
Missouri                                   117                 1.40                74.7                  61.4
Arkansas                                    43                 1.79                57.0                  53.0
Oklahoma                                   117                 1.60                72.1                  54.9
Mississippi                                 81                 1.83                73.1                  73.1
Iowa                                       117                 1.60                72.1                  54.9
New Hampshire                              115                 1.47                71.3                  55.0
Idaho                                      115                 1.45                76.7                  59.2
Nebraska                                   115                 1.47                71.3                  55.0
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    107                 1.64x               68.9%                 60.9%
------------------------------------------------------------------------------------------------------------------------

                            ANNEX A-2 (LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                                    DATE PRINCIPAL        % OF INITIAL        WTD. AVG.
                                                   NUMBER OF       BALANCE OF LOAN        MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCES ($)              MORTGAGE LOANS         GROUP 1               BALANCE             (%)
--------------------------------------------------------------------------------------------------------------------------

    299,242 -   2,999,999                             18              39,072,592            1.3              5.4904
  3,000,000 -   3,999,999                              8              27,940,896            1.0              5.3278
  4,000,000 -   4,999,999                             17              78,132,873            2.7              5.4229
  5,000,000 -   5,999,999                             11              60,065,441            2.0              5.5478
  6,000,000 -   6,999,999                             15              96,450,863            3.3              5.2996
  7,000,000 -   7,999,999                              5              36,122,141            1.2              5.3016
  8,000,000 -   9,999,999                              9              79,134,773            2.7              5.4350
 10,000,000 -  12,999,999                             14             157,574,859            5.4              5.3874
 13,000,000 -  19,999,999                             20             318,610,952           10.9              5.4085
 20,000,000 -  49,999,999                             26             728,509,252           24.8              5.3184
 50,000,000 -  99,999,999                              8             561,070,789           19.1              5.3512
100,000,000 - 208,000,000                              5             750,125,946           25.6              5.0433
--------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              156          $2,932,811,376         100.0%             5.2800%
--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                           WTD. AVG.
                                       REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                         MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)          (MOS.)                 (x)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------

    299,242 -   2,999,999                     114                 1.40                68.3                  56.8
  3,000,000 -   3,999,999                     109                 1.44                67.9                  58.5
  4,000,000 -   4,999,999                     111                 1.31                73.1                  63.0
  5,000,000 -   5,999,999                     117                 1.52                68.2                  57.6
  6,000,000 -   6,999,999                     119                 1.46                67.3                  53.6
  7,000,000 -   7,999,999                     118                 1.44                72.0                  61.1
  8,000,000 -   9,999,999                     118                 1.39                72.3                  59.2
 10,000,000 -  12,999,999                     114                 1.33                73.5                  62.4
 13,000,000 -  19,999,999                     115                 1.32                72.9                  63.8
 20,000,000 -  49,999,999                     116                 1.50                69.6                  60.6
 50,000,000 -  99,999,999                      91                 1.46                71.8                  64.3
100,000,000 - 208,000,000                     102                 2.25                62.9                  58.6
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                       107                 1.64x               68.9%                 60.9%
---------------------------------------------------------------------------------------------------------------------------

Minimum: $299,242
Maximum: $208,000,000
Average: $18,800,073

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE CUT-OFF
                                                                   DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                  NUMBER OF       BALANCE OF LOAN      MORTGAGE POOL     MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)                     MORTGAGE LOANS        GROUP 1             BALANCE             (%)
---------------------------------------------------------------------------------------------------------------------------

4.6250 - 4.7499                                        2             173,635,946            5.9              4.6468
4.7500 - 4.9999                                        8             266,540,302            9.1              4.9608
5.0000 - 5.2499                                       48           1,181,101,783           40.3              5.1580
5.2500 - 5.4999                                       50             797,695,373           27.2              5.3783
5.5000 - 5.5999                                       14             153,204,317            5.2              5.5364
5.6000 - 5.6999                                       17             187,133,165            6.4              5.6521
5.7000 - 5.7499                                        2              28,953,306            1.0              5.7160
5.7500 - 5.9999                                        9              33,583,685            1.1              5.8413
6.0000 - 6.2499                                        3              54,664,434            1.9              6.1610
6.2500 - 6.5770                                        3              56,299,065            1.9              6.5626
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              156          $2,932,811,376          100.0%             5.2800%
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             WTD. AVG.
                                         REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                           MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)                   (MOS.)                 (x)                (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------

4.6250 - 4.7499                                  86                 2.18                42.0                  37.5
4.7500 - 4.9999                                  87                 3.15                53.8                  49.6
5.0000 - 5.2499                                 112                 1.49                72.9                  66.4
5.2500 - 5.4999                                 112                 1.38                73.2                  62.6
5.5000 - 5.5999                                 114                 1.31                74.0                  63.5
5.6000 - 5.6999                                 113                 1.43                70.9                  58.0
5.7000 - 5.7499                                 116                 1.21                75.0                  63.8
5.7500 - 5.9999                                 118                 1.37                68.0                  55.3
6.0000 - 6.2499                                 120                 1.66                69.1                  59.6
6.2500 - 6.5770                                  47                 1.79                57.2                  52.8
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                         107                 1.64x               68.9%                 60.9%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: 4.6250%
Maximum: 6.5770%
Weighted Average: 5.2800%

                            ANNEX A-2 (LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                              AGGREGATE CUT-OFF
                                                                DATE PRINCIPAL           % OF INITIAL        WTD. AVG.
                                               NUMBER OF       BALANCE OF LOAN           MORTGAGE POOL     MORTGAGE RATE
RANGE OF DSCRS (X)                          MORTGAGE LOANS         GROUP 1                  BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

1.08 - 1.19*                                       2              31,700,000                1.1              5.6149
1.20 - 1.24                                       20             293,457,012               10.0              5.2808
1.25 - 1.29                                       34             652,119,091               22.2              5.2255
1.30 - 1.34                                       22             240,671,003                8.2              5.4078
1.35 - 1.39                                       15             243,724,687                8.3              5.3006
1.40 - 1.44                                       11              97,856,323                3.3              5.3749
1.45 - 1.49                                       17             181,671,101                6.2              5.7023
1.50 - 1.59                                       16             400,288,131               13.6              5.2748
1.60 - 1.99                                       14             659,237,400               22.5              5.1933
2.00 - 3.49                                        3              12,086,628                0.4              5.6323
3.50 - 6.16                                        2             120,000,000                4.1              4.9292
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                          156          $2,932,811,376              100.0%             5.2800%
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                           WTD. AVG.
                                       REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                         MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF DSCRS (X)                          (MOS.)                 (x)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------

1.08 - 1.19*                                  113                 1.09                76.5                  67.4
1.20 - 1.24                                   118                 1.21                76.3                  65.9
1.25 - 1.29                                   113                 1.26                75.3                  65.9
1.30 - 1.34                                   115                 1.32                74.4                  63.7
1.35 - 1.39                                    92                 1.37                69.6                  61.3
1.40 - 1.44                                   117                 1.41                68.6                  59.2
1.45 - 1.49                                   116                 1.46                70.8                  57.1
1.50 - 1.59                                   120                 1.53                70.1                  61.5
1.60 - 1.99                                    95                 1.81                63.3                  59.8
2.00 - 3.49                                   148                 2.69                40.7                  16.9
3.50 - 6.16                                    69                 5.89                29.1                  29.1
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                       107                 1.64x               68.9%                 60.9%
---------------------------------------------------------------------------------------------------------------------------

Minimum: 1.08x
Maximum: 6.16x
Weighted Average: 1.64x

*Consists of 2 mortgage loans (loan numbers 45 and 61) which are cross collateralized and cross defaulted with 2 other mortgage loans (loan numbers 33 and 68, respectively) as exhibited in Annex A. When combined the Wtd. Avg. DSCR equals 1.20x and 1.30x, respectively.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                                   DATE PRINCIPAL         % OF INITIAL        WTD. AVG.
                                               NUMBER OF           BALANCE OF LOAN        MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)         MORTGAGE LOANS            GROUP 1               BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------------

19.3 - 24.9                                         2                 20,299,242               0.7              4.6516
25.0 - 49.9                                         5                267,673,332               9.1              4.8273
50.0 - 59.9                                        15                241,247,188               8.2              5.5548
60.0 - 64.9                                        13                 93,303,968               3.2              5.3311
65.0 - 69.9                                        22                273,723,836               9.3              5.2203
70.0 - 74.9                                        41                907,393,551              30.9              5.3575
75.0 - 79.9                                        52              1,061,730,258              36.2              5.3011
80.0 - 80.0                                         6                 67,440,000               2.3              5.0787
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                           156             $2,932,811,376             100.0%             5.2800%
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                            WTD. AVG.
                                        REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                          MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)         (MOS.)                 (x)                (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------

19.3 - 24.9                                    116                 4.49                24.0                  24.0
25.0 - 49.9                                     76                 3.51                38.7                  34.7
50.0 - 59.9                                    102                 1.57                55.5                  47.1
60.0 - 64.9                                    112                 1.45                63.8                  54.9
65.0 - 69.9                                    104                 1.42                67.8                  59.6
70.0 - 74.9                                    106                 1.53                72.5                  66.2
75.0 - 79.9                                    117                 1.32                77.5                  67.0
80.0 - 80.0                                    118                 1.25                80.0                  72.0
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        107                 1.64x               68.9%                 60.9%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 19.3%
Maximum: 80.0%
Weighted Average: 68.9%

                            ANNEX A-2 (LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                                   DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                   NUMBER OF       BALANCE OF LOAN     MORTGAGE POOL     MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)    MORTGAGE LOANS         GROUP 1            BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------------

 0.4 - 24.9                                            3              26,608,984            0.9              4.7639
25.0 - 49.9                                           17             391,788,731           13.4              5.0092
50.0 - 54.9                                           17             243,927,955            8.3              5.5798
55.0 - 59.9                                           28             295,339,762           10.1              5.3976
60.0 - 62.4                                           18             229,647,066            7.8              5.3127
62.5 - 64.9                                           22             359,476,266           12.3              5.3884
65.0 - 67.4                                           17             254,481,818            8.7              5.3125
67.5 - 69.9                                           17             442,275,794           15.1              5.3299
70.0 - 74.0                                           17             689,265,000           23.5              5.1860
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              156          $2,932,811,376          100.0%             5.2800%
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 WTD. AVG.
                                             REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                               MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)      (MOS.)                 (x)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------

 0.4 - 24.9                                         130                 3.90                27.1                  18.4
25.0 - 49.9                                          93                 2.87                44.9                  37.6
50.0 - 54.9                                          94                 1.57                61.9                  52.7
55.0 - 59.9                                         115                 1.41                69.7                  57.2
60.0 - 62.4                                         117                 1.29                72.7                  61.7
62.5 - 64.9                                         110                 1.32                73.2                  63.7
65.0 - 67.4                                         114                 1.31                77.9                  66.3
67.5 - 69.9                                         103                 1.43                75.5                  68.4
70.0 - 74.0                                         111                 1.53                75.4                  71.7
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             107                 1.64x               68.9%                 60.9%
------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.4%
Maximum: 74.0%
Weighted Average: 60.9%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                                   DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                   NUMBER OF       BALANCE OF LOAN     MORTGAGE POOL     MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)     MORTGAGE LOANS         GROUP 1            BALANCE             (%)
----------------------------------------------------------------------------------------------------------------------------

 43 -  84                                             16             676,970,654           23.1              5.1569
 85 - 119                                            137           2,177,821,909           74.3              5.2991
120 - 181                                              3              78,018,813            2.7              5.8148
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              156          $2,932,811,376          100.0%             5.2800%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        (MOS.)                 (x)                (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------------

 43 -  84                                             72                 2.32                56.6                  53.5
 85 - 119                                            117                 1.43                73.1                  63.8
120 - 181                                            149                 1.56                59.9                  44.1
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              107                 1.64x               68.9%                 60.9%
----------------------------------------------------------------------------------------------------------------------------------

Minimum: 43 mos.
Maximum: 181 mos.
Weighted Average: 107 mos.

                            ANNEX A-2 (LOAN GROUP 1)

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE CUT-OFF
                                                                  DATE PRINCIPAL      % OF INITIAL        WTD. AVG.
                                                   NUMBER OF      BALANCE OF LOAN     MORTGAGE POOL     MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)     MORTGAGE LOANS        GROUP 1             BALANCE             (%)
---------------------------------------------------------------------------------------------------------------------------

Interest Only                                          9             541,000,000          18.4              5.1185
180 - 299                                              6              93,409,027           3.2              6.0790
300 - 329                                             20             395,390,817          13.5              5.4338
330 - 360                                            121           1,903,011,532          64.9              5.2548
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              156          $2,932,811,376         100.0%             5.2800%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                WTD. AVG.
                                            REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                              MATURITY/ARD             DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)      (MOS.)                 (x)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                                       97                 2.69                61.7                  61.7
180 - 299                                           78                 1.65                59.2                  46.5
300 - 329                                          121                 1.54                71.6                  58.1
330 - 360                                          109                 1.36                70.9                  62.0
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                            107                 1.64x               68.9%                 60.9%
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

ESCROWS

----------------------------------------------------------------------------------------------------------------------------
                                                             AGGREGATE CUT-OFF
                                                               DATE PRINCIPAL
                                                               BALANCE OF LOAN
ESCROW TYPE                  NUMBER OF MORTGAGE LOANS             GROUP 1             % OF INITIAL MORTGAGE POOL BALANCE
----------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                        69                     1,075,386,566                           44.7
Real Estate Tax                      130                     2,335,314,684                           79.6
Insurance                            105                     1,862,803,273                           63.5
Replacement Reserves                 122                     2,148,444,733                           73.3

LOCKBOX TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                               AGGREGATE CUT-OFF
                                                                 DATE PRINCIPAL
                                                                 BALANCE OF LOAN
LOCKBOX TYPE                  NUMBER OF MORTGAGE LOANS               GROUP 1          % OF INITIAL MORTGAGE POOL BALANCE
---------------------------------------------------------------------------------------------------------------------------------

Hard                                     62                    1,922,212,695                          65.5
Soft                                      9                      160,205,870                           5.5

CASH MANAGEMENT TYPES

------------------------------------------------------------------------------------------------------------------------------
                                                            AGGREGATE CUT-OFF
                                                              DATE PRINCIPAL
                                                             BALANCE OF LOAN
CASH MANAGEMENT TYPE         NUMBER OF MORTGAGE LOANS            GROUP 1              % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------

Springing                     54                            1,593,739,148                 54.3
In place                      17                              488,679,417                 16.7

                           ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      AGGREGATE CUT-OFF           % OF INITIAL          WTD. AVG.
                                                     NUMBER OF         DATE PRINCIPAL             MORTGAGE POOL       MORTGAGE RATE
MORTGAGE LOAN SELLER                              MORTGAGE LOANS     BALANCE OF LOAN GROUP 2         BALANCE               (%)
-----------------------------------------------------------------------------------------------------------------------------------

KeyBank National Association                            3               62,000,000                   44.0            5.1502
Merrill Lynch Mortgage Lending, Inc.                    5               52,892,589                   37.5            5.3760
Countrywide Commercial Real Estate Finance, Inc.        5               26,045,497                   18.5            5.2536
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                13              $140,938,085                 100.0%           5.2540%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     WTD. AVG.
                                                 REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                    MATURITY/ARD            DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                   (MOS.)                (x)                 (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------

KeyBank National Association                           117                 1.60                76.4                   75.3
Merrill Lynch Mortgage Lending, Inc.                   118                 1.41                74.7                   63.7
Countrywide Commercial Real Estate Finance, Inc.       117                 1.28                72.9                   63.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                118                 1.47x               75.2%                  68.8%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                           NUMBER OF            AGGREGATE CUT-OFF            % OF INITIAL          WTD. AVG.
                                         MORTGAGED REAL           DATE PRINCIPAL              MORTGAGE POOL       MORTGAGE RATE
PROPERTY TYPE                              PROPERTIES           BALANCE OF LOAN GROUP 2          BALANCE               (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily                                    13                   140,938,085                   100.0              5.2540
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        13                  $140,938,085                   100.0%             5.2540%
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                       WTD. AVG.
                                   REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF        WTD. AVG. MATURITY
                                      MATURITY/ARD            DSCR           DATE LTV RATIO        DATE OR ARD LTV RATIO
PROPERTY TYPE                            (MOS.)                (x)                 (%)                      (%)
----------------------------------------------------------------------------------------------------------------------------

Multifamily                                118                 1.47                75.2                      68.8
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    118                 1.47x               75.2%                     68.8%
----------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

----------------------------------------------------------------------------------------------------------------------
                                NUMBER OF           AGGREGATE CUT-OFF            % OF INITIAL         WTD. AVG.
                              MORTGAGED REAL          DATE PRINCIPAL              MORTGAGE POOL      MORTGAGE RATE
STATE                          PROPERTIES          BALANCE OF LOAN GROUP 2          BALANCE              (%)
----------------------------------------------------------------------------------------------------------------------

Oregon                               1                  35,000,000                    24.8              5.0000
Missouri                             3                  27,958,044                    19.8              5.6471
Utah                                 1                  20,000,000                    14.2              5.3500
Indiana                              1                  16,243,944                    11.5              5.1150
Georgia                              2                  13,190,601                     9.4              5.2716
Kansas                               1                  10,880,000                     7.7              5.1100
North Carolina                       1                   6,700,000                     4.8              5.0000
Arizona                              2                   6,475,000                     4.6              5.3919
New Jersey                           1                   4,490,497                     3.2              5.3400
----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:             13                $140,938,085                   100.0%             5.2540%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                  WTD. AVG.
                              REMAINING TERM TO      WTD. AVG.         WTD. AVG. CUT-OFF         WTD. AVG. MATURITY
                                MATURITY/ARD           DSCR             DATE LTV RATIO         DATE OR ARD LTV RATIO
STATE                              (MOS.)              (x)                   (%)                       (%)
----------------------------------------------------------------------------------------------------------------------

Oregon                               117               1.67                  74.2                       74.2
Missouri                             119               1.32                  76.2                       64.8
Utah                                 118               1.61                  79.1                       79.1
Indiana                              118               1.34                  79.8                       66.0
Georgia                              117               1.25                  75.5                       63.7
Kansas                               118               1.28                  79.6                       70.7
North Carolina                       117               2.05                  63.2                       63.2
Arizona                              117               1.22                  68.5                       59.8
New Jersey                           118               1.32                  57.2                       47.6
----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:              118               1.47x                 75.2%                      68.8%
----------------------------------------------------------------------------------------------------------------------

                           ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
                                                            AGGREGATE CUT-OFF           % OF INITIAL         WTD. AVG.
                                         NUMBER OF            DATE PRINCIPAL             MORTGAGE POOL      MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCE         MORTGAGE LOANS        BALANCE OF LOAN GROUP 2        BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------

 2,125,000 -  3,999,999                      2                   5,653,044                    4.0              5.1500
 4,000,000 -  4,999,999                      3                  13,040,497                    9.3              5.3903
 6,000,000 -  12,999,999                     4                  33,570,601                   23.8              5.1711
13,000,000 - 19,999,999                      2                  33,673,944                   23.9              5.5084
20,000,000 - 35,000,000                      2                  55,000,000                   39.0              5.1273
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     13                $140,938,085                  100.0%             5.2540%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                            WTD. AVG.
                                        REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                          MATURITY/ARD             DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)            (MOS.)               (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------

 2,125,000 -  3,999,999                        117                 1.37                74.9                   63.0
 4,000,000 -  4,999,999                        117                 1.29                68.2                   58.8
 6,000,000 -  12,999,999                       118                 1.40                74.8                   66.5
13,000,000 - 19,999,999                        119                 1.33                76.8                   64.2
20,000,000 - 35,000,000                        117                 1.65                76.0                   76.0
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        118                 1.47x               75.2%                  68.8%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: $2,125,000
Maximum: $35,000,000
Average: $10,841,391

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------------
                                                             AGGREGATE CUT-OFF            % OF INITIAL          WTD. AVG.
                                            NUMBER OF          DATE PRINCIPAL              MORTGAGE POOL       MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)              MORTGAGE LOANS     BALANCE OF LOAN GROUP 2          BALANCE               (%)
-------------------------------------------------------------------------------------------------------------------------------

5.0000 - 5.2499                                 7               83,467,589                    59.2               5.0737
5.2500 - 5.4999                                 4               35,690,497                    25.3               5.3413
5.5000 - 5.8750                                 2               21,780,000                    15.5               5.8021
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        13             $140,938,085                   100.0%              5.2540%
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                      WTD. AVG.
                                  REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                     MATURITY/ARD            DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)             (MOS.)                (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------

5.0000 - 5.2499                          117                 1.51                75.1                   69.1
5.2500 - 5.4999                          118                 1.47                76.5                   72.1
5.5000 - 5.8750                          119                 1.30                73.1                   62.2
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                  118                 1.47x               75.2%                  68.8%
-----------------------------------------------------------------------------------------------------------------------

Minimum: 5.0000%
Maximum: 5.8750%
Weighted Average: 5.2540%

DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                             AGGREGATE CUT-OFF            % OF INITIAL           WTD. AVG.
                                        NUMBER OF              DATE PRINCIPAL              MORTGAGE POOL       MORTGAGE RATE
RANGE OF DSCRS (x)                    MORTGAGE LOANS       BALANCE OF LOAN GROUP 2            BALANCE               (%)
--------------------------------------------------------------------------------------------------------------------------------

1.20 - 1.24                                  3                   20,340,601                    14.4               5.3327
1.25 - 1.29                                  2                   13,005,000                     9.2               5.1165
1.30 - 1.34                                  3                   38,164,440                    27.1               5.4886
1.35 - 1.49                                  2                    7,728,044                     5.5               5.2424
1.60 - 2.05                                  3                   61,700,000                    43.8               5.1135
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     13                 $140,938,085                   100.0%              5.2540%
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                           WTD. AVG.
                                       REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                          MATURITY/ARD            DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF DSCRS (x)                           (MOS.)                (x)                 (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------

1.20 - 1.24                                   117                 1.21                74.9                   64.0
1.25 - 1.29                                   118                 1.28                77.6                   68.7
1.30 - 1.34                                   119                 1.33                74.5                   62.3
1.35 - 1.49                                   116                 1.40                79.2                   67.5
1.60 - 2.05                                   117                 1.69                74.6                   74.6
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                       118                 1.47x               75.2%                  68.8%
----------------------------------------------------------------------------------------------------------------------------

Minimum: 1.20x
Maximum: 2.05x
Weighted Average: 1.47x

                           ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                              AGGREGATE CUT-OFF          % OF INITIAL           WTD. AVG.
                                             NUMBER OF          DATE PRINCIPAL            MORTGAGE POOL        MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)      MORTGAGE LOANS     BALANCE OF LOAN GROUP 2        BALANCE                (%)
--------------------------------------------------------------------------------------------------------------------------------

57.2 - 69.9                                      4                17,665,497                  12.5                5.2301
70.0 - 74.9                                      3                61,420,601                  43.6                5.2848
75.0 - 80.0                                      6                61,851,988                  43.9                5.2304
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                         13              $140,938,085                 100.0%               5.2540%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                             WTD. AVG.
                                         REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF       WTD. AVG. MATURITY
                                            MATURITY/ARD            DSCR           DATE LTV RATIO       DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)           (MOS.)                (x)                 (%)                     (%)
--------------------------------------------------------------------------------------------------------------------------------

57.2 - 69.9                                     117                 1.56                63.6                     58.0
70.0 - 74.9                                     118                 1.50                74.1                     69.0
75.0 - 80.0                                     118                 1.41                79.5                     71.7
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                         118                 1.47x               75.2%                    68.8%
--------------------------------------------------------------------------------------------------------------------------------

Minimum: 57.2%
Maximum: 80.0%
Weighted Average: 75.2%

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                      AGGREGATE CUT-OFF          % OF INITIAL        WTD. AVG.
                                                    NUMBER OF           DATE PRINCIPAL            MORTGAGE POOL     MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)     MORTGAGE LOANS      BALANCE OF LOAN GROUP 2        BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------------------

47.6 - 62.4                                             4                 19,956,097                  14.2             5.3158
62.5 - 64.9                                             2                 24,130,000                  17.1             5.6320
65.0 - 67.4                                             2                 19,771,988                  14.0             5.1212
67.5 - 69.9                                             2                 11,200,000                   7.9             5.3263
70.0 - 79.1                                             3                 65,880,000                  46.7             5.1244
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                13               $140,938,085                 100.0%            5.2540%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF      WTD. AVG. MATURITY
                                                   MATURITY/ARD            DSCR           DATE LTV RATIO      DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)          (MOS.)                (x)                 (%)                    (%)
------------------------------------------------------------------------------------------------------------------------------------

47.6 - 62.4                                            118                 1.23                68.3                    57.7
62.5 - 64.9                                            119                 1.53                71.1                    62.8
65.0 - 67.4                                            118                 1.36                79.7                    65.9
67.5 - 69.9                                            117                 1.28                79.7                    69.5
70.0 - 79.1                                            117                 1.59                76.6                    75.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                118                 1.47x               75.2%                   68.8%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 47.6%
Maximum: 79.1%
Weighted Average: 68.8%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                      AGGREGATE CUT-OFF          % OF INITIAL           WTD. AVG.
                                                    NUMBER OF          DATE PRINCIPAL            MORTGAGE POOL        MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)      MORTGAGE LOANS      BALANCE OF LOAN GROUP 2        BALANCE                (%)
------------------------------------------------------------------------------------------------------------------------------------

116 - 117                                               7                62,903,044                  44.6                5.1068
118 - 120                                               6                78,035,041                  55.4                5.3727
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                13              $140,938,085                 100.0%               5.2540%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO      WTD. AVG.     WTD. AVG. CUT-OFF       WTD. AVG. MATURITY
                                                   MATURITY/ARD          DSCR         DATE LTV RATIO       DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)           (MOS.)              (x)               (%)                     (%)
-----------------------------------------------------------------------------------------------------------------------------------

116 - 117                                              117               1.58              73.7                     70.2
118 - 120                                              118               1.38              76.3                     67.6
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                118               1.47x             75.2%                    68.8%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 116 mos.
Maximum: 120 mos.
Weighted Average: 118 mos.

                           ANNEX A-2 (LOAN GROUP 2)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                      AGGREGATE CUT-OFF          % OF INITIAL        WTD. AVG.
                                                    NUMBER OF           DATE PRINCIPAL            MORTGAGE POOL     MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)      MORTGAGE LOANS     BALANCE OF LOAN GROUP 2          BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                                           3                 61,700,000                  43.8             5.1135
360 - 360                                              10                 79,238,085                  56.2             5.3635
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                13               $140,938,085                 100.0%            5.2540%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    WTD. AVG.
                                                REMAINING TERM TO        WTD. AVG.       WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                   MATURITY/ARD            DSCR           DATE LTV RATIO     DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)           (MOS.)                (x)                 (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                                          117                 1.69                74.6                   74.6
360 - 360                                              118                 1.30                75.6                   64.3
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                118                 1.47x               75.2%                  68.8%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
                                                                    AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL
ESCROW TYPE                 NUMBER OF MORTGAGE LOANS             BALANCE OF LOAN GROUP 2         % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Real Estate Tax                        13                             140,938,085                              100.0
Insurance                              12                             138,813,085                               98.5
Replacement Reserves                   12                             133,938,085                               95.0

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL
LOCKBOX TYPE               NUMBER OF MORTGAGE LOANS               BALANCE OF LOAN GROUP 2        % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Soft                                    1                              17,430,000                               12.4

CASH MANAGEMENT TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                       DATE PRINCIPAL
CASH MANAGEMENT TYPE      NUMBER OF MORTGAGE LOANS                BALANCE OF LOAN GROUP 2        % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

In place                                1                              17,430,000                               12.4

ANNEX A-3

GLENDALE GALLERIA MORTGAGE LOAN AMORTIZATION SCHEDULE (A-1 NOTE)

         Accrual Start/
Period    Payment Date        Balance       Monthly Pmt/CFs   Interest Pmts   Principal Pmts
------   --------------   ---------------   ---------------   -------------   --------------

   0        10/1/2005     $154,000,000.00
   1        11/1/2005     $153,828,570.54     $788,018.08      $616,588.62      $171,429.46
   2        12/1/2005     $153,635,945.69     $788,659.29      $596,034.43      $192,624.86
   3         1/1/2006     $153,463,013.15     $788,063.55      $615,131.01      $172,932.54
   4         2/1/2006     $153,289,366.61     $788,085.16      $614,438.62      $173,646.54
   5         3/1/2006     $153,053,755.74     $789,959.73      $554,348.85      $235,610.88
   6         4/1/2006     $152,878,419.48     $788,136.28      $612,800.03      $175,336.25
   7         5/1/2006     $152,681,998.26     $788,774.14      $592,352.92      $196,421.22
   8         6/1/2006     $152,505,127.14     $788,182.70      $611,311.58      $176,871.12
   9         7/1/2006     $152,307,214.40     $788,819.27      $590,906.53      $197,912.74
  10         8/1/2006     $152,128,795.90     $788,229.51      $609,811.01      $178,418.50
  11         9/1/2006     $151,949,640.74     $788,251.81      $609,096.65      $179,155.16
  12        10/1/2006     $151,749,508.54     $788,886.41      $588,754.21      $200,132.20
  13        11/1/2006     $151,568,787.43     $788,299.17      $607,578.05      $180,721.12
  14        12/1/2006     $151,367,133.50     $788,932.45      $587,278.53      $201,653.92
  15         1/1/2007     $151,184,833.67     $788,346.93      $606,047.09      $182,299.84
  16         2/1/2007     $151,001,781.16     $788,369.70      $605,317.20      $183,052.50
  17         3/1/2007     $150,757,639.48     $790,217.81      $546,076.13      $244,141.68
  18         4/1/2007     $150,572,823.21     $788,423.06      $603,606.79      $184,816.27
  19         5/1/2007     $150,367,189.88     $789,052.83      $583,419.50      $205,633.33
  20         6/1/2007     $150,180,761.54     $788,471.84      $602,043.50      $186,428.34
  21         7/1/2007     $149,973,561.71     $789,100.22      $581,900.39      $207,199.83
  22         8/1/2007     $149,785,508.19     $788,521.00      $600,467.48      $188,053.52
  23         9/1/2007     $149,596,678.24     $788,544.49      $599,714.55      $188,829.94
  24        10/1/2007     $149,387,144.68     $789,170.82      $579,637.26      $209,533.56
  25        11/1/2007     $149,196,670.01     $788,594.24      $598,119.57      $190,474.67
  26        12/1/2007     $148,985,538.21     $789,219.17      $578,087.36      $211,131.81
  27         1/1/2008     $148,793,405.40     $788,644.42      $596,511.61      $192,132.81
  28         2/1/2008     $148,600,479.34     $788,668.40      $595,742.34      $192,926.06
  29         3/1/2008     $148,367,174.12     $789,889.97      $556,584.75      $233,305.22
  30         4/1/2008     $148,172,488.26     $788,721.65      $594,035.79      $194,685.86
  31         5/1/2008     $147,957,264.29     $789,342.97      $574,119.00      $215,223.97
  32         6/1/2008     $147,760,886.03     $788,772.84      $592,394.58      $196,378.26
  33         7/1/2008     $147,544,017.48     $789,392.73      $572,524.18      $216,868.55
  34         8/1/2008     $147,345,933.04     $788,824.46      $590,740.02      $198,084.44
  35         9/1/2008     $147,147,030.76     $788,849.20      $589,946.92      $198,902.28
  36        10/1/2008     $146,927,709.52     $789,466.93      $570,145.70      $219,321.23
  37        11/1/2008     $146,727,080.52     $788,901.43      $588,272.43      $200,629.00
  38        12/1/2008     $146,506,081.36     $789,517.69      $568,518.53      $220,999.16
  39         1/1/2009     $146,303,711.55     $788,954.11      $586,584.30      $202,369.81
  40         2/1/2009     $146,100,506.21     $788,979.39      $585,774.05      $203,205.34
  41         3/1/2009     $145,838,086.84     $790,770.75      $528,351.38      $262,419.37
  42         4/1/2009     $145,632,959.08     $789,037.53      $583,909.77      $205,127.76
  43         5/1/2009     $145,407,588.32     $789,649.94      $564,279.17      $225,370.77
  44         6/1/2009     $145,200,683.14     $789,091.31      $582,186.13      $206,905.18
  45         7/1/2009     $144,973,585.21     $789,702.18      $562,604.25      $227,097.93
  46         8/1/2009     $144,764,888.16     $789,145.51      $580,448.46      $208,697.05
  47         9/1/2009     $144,555,329.44     $789,171.59      $579,612.88      $209,558.71
  48        10/1/2009     $144,325,652.97     $789,780.19      $560,103.72      $229,676.47
  49        11/1/2009     $144,114,280.79     $789,226.44      $577,854.26      $211,372.18

         Accrual Start/
Period    Payment Date        Balance       Monthly Pmt/CFs   Interest Pmts   Principal Pmts
------   --------------   ---------------   ---------------   -------------   --------------

  50        12/1/2009     $143,882,842.08     $789,833.51      $558,394.80      $231,438.71
  51         1/1/2010     $143,669,641.65     $789,281.75      $576,081.32      $213,200.43
  52         2/1/2010     $143,455,560.96     $789,308.39      $575,227.70      $214,080.69
  53         3/1/2010     $143,183,278.13     $791,069.15      $518,786.31      $272,282.84
  54         4/1/2010     $142,967,189.39     $789,369.13      $573,280.39      $216,088.74
  55         5/1/2010     $142,731,167.43     $789,972.16      $553,950.20      $236,021.96
  56         6/1/2010     $142,513,212.04     $789,425.61      $571,470.22      $217,955.39
  57         7/1/2010     $142,275,376.18     $790,027.05      $552,191.19      $237,835.86
  58         8/1/2010     $142,055,538.97     $789,482.53      $569,645.31      $219,837.22
  59         9/1/2010     $141,834,794.10     $789,509.99      $568,765.12      $220,744.87
  60        10/1/2010     $141,594,247.62     $790,109.03      $549,562.55      $240,546.48
  61        11/1/2010     $141,371,598.20     $789,567.61      $566,918.20      $222,649.41
  62        12/1/2010     $141,129,200.98     $790,165.04      $547,767.82      $242,397.22
  63         1/1/2011     $140,904,631.50     $789,625.71      $565,056.23      $224,569.48
  64         2/1/2011     $140,679,134.86     $789,653.74      $564,157.09      $225,496.65
  65         3/1/2011     $140,396,498.26     $791,382.37      $508,745.77      $282,636.60
  66         4/1/2011     $140,168,903.67     $789,717.21      $562,122.62      $227,594.59
  67         5/1/2011     $139,921,701.04     $790,310.41      $543,107.78      $247,202.63
  68         6/1/2011     $139,692,146.13     $789,776.52      $560,221.62      $229,554.90
  69         7/1/2011     $139,443,038.60     $790,368.04      $541,260.50      $249,107.54
  70         8/1/2011     $139,211,507.42     $789,836.31      $558,305.14      $231,531.17
  71         9/1/2011     $138,979,020.33     $789,865.22      $557,378.13      $232,487.09
  72        10/1/2011     $138,727,063.48     $790,454.23      $538,497.38      $251,956.85
  73        11/1/2011     $138,492,576.25     $789,925.73      $555,438.50      $234,487.23
  74        12/1/2011     $138,238,675.79     $790,513.03      $536,612.57      $253,900.46
  75         1/1/2012     $138,002,172.13     $789,986.74      $553,483.08      $236,503.66
  76         2/1/2012     $137,764,692.02     $790,016.27      $552,536.16      $237,480.11
  77         3/1/2012     $137,489,535.12     $791,156.09      $515,999.18      $275,156.91
  78         4/1/2012     $137,249,938.47     $790,080.30      $550,483.66      $239,596.64
  79         5/1/2012     $136,991,073.00     $790,663.23      $531,797.76      $258,865.47
  80         6/1/2012     $136,749,418.35     $790,142.56      $548,487.90      $241,654.66
  81         7/1/2012     $136,488,553.02     $790,723.74      $529,858.41      $260,865.33
  82         8/1/2012     $136,244,823.60     $790,205.32      $546,475.90      $243,729.42
  83         9/1/2012     $136,000,087.87     $790,235.78      $545,500.05      $244,735.73
  84        10/1/2012     $135,736,228.57     $790,814.31      $526,955.01      $263,859.30

ANNEX B
CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

   LOAN #     ORIGINATOR                               PROPERTY NAME                                    STREET ADDRESS
   ------     ----------                               -------------                                    --------------

     16       Key             Hudson Park                                                     323 West 96th Street
     18       Key             Chase Village Apartments                                        375 Marche Chase Drive
     40       MLML            The Plaza                                                       1500 Palisades Avenue
     41       Key             Branbury Apartments                                             449 West 1720 North
     46       MLML            Lindell Towers                                                  3733 & 3745 Lindell Boulevard
     50       MLML            Carmel Woods                                                    1010 Clubhouse Court
     57       CRF             Westwood Estates Manufactured Housing Community                 7801 88th Avenue
     71       CRF             Cosmo Lofts                                                     1617 Cosmo Street
     73       CRF             Worthing Place Apartments                                       1100 County Line Road
     82       MLML            Sheldon Oaks                                                    2525 Cal Young Road
     83       MLML            In Town Lofts                                                   450 Stonewall Street
     94       Key             Cross Creek Villas                                              4912 Alpine Ridge Drive
     98       MLML            Campus Walk Apartments                                          455 Racine Drive
     106      MLML            Deer Park                                                       646 Canyon Road
     115      MLML            Birchwood Health Care Center                                    4800 Bear Road
     122      MLML            Redwood Apartments                                              1001 East Fern Avenue
     132      CRF             39-41 North Fullerton Apartments                                39-41 North Fullerton Avenue
     135      CRF             Maryland Gardens                                                4529 West Ocotillo Road
     136      MLML            The Harbor at Southaven                                         3333 Fairhaven Drive
     139      CRF             Whispering Woods Apartments                                     4411 Northside Drive
     145      MLML            Strawberry Fields                                               1654 South Marion Avenue
     162      CRF             Glen Arbor Apartments                                           2250 West Glendale Avenue

                                                                                NUMBER OF     PROPERTY
   LOAN #            CITY         STATE      ZIP CODE    COUNTY                PROPERTIES     TYPE
   ------            ----         -----      --------    ------                ----------     ----

     16       New York           NY           10025      New York                   1         Multifamily
     18       Eugene             OR           97401      Lane                       1         Multifamily
     40       Fort Lee           NJ           07024      Bergen                     1         Multifamily
     41       Provo              UT           84602      Utah                       1         Multifamily
     46       Saint Louis        MO           63108      Saint Louis City           1         Multifamily
     50       Carmel             IN           46032      Hamilton                   1         Multifamily
     57       Pleasant Prairie   WI           53158      Kenosha                    1         Manufactured Housing
     71       Hollywood          CA           90028      Los Angeles                1         Multifamily
     73       Kansas City        KS           66103      Wyandotte                  1         Multifamily
     82       Eugene             OR           97401      Lane                       1         Multifamily
     83       Atlanta            GA           30313      Fulton                     1         Multifamily
     94       Columbia           MO           65202      Boone                      1         Multifamily
     98       Wilmington         NC           28403      New Hanover                1         Multifamily
     106      Novato             CA           94947      Marin                      1         Multifamily
     115      Liverpool          NY           13088      Onondaga                   1         Multifamily
     122      McAllen            TX           78501      Hidalgo                    1         Multifamily
     132      Montclair          NJ           07042      Essex                      1         Multifamily
     135      Glendale           AZ           85301      Maricopa                   1         Multifamily
     136      Lafayette          IN           47909      Tippecanoe                 1         Multifamily
     139      Macon              GA           31210      Bibb                       1         Multifamily
     145      Springfield        MO           65807      Greene                     1         Multifamily
     162      Phoenix            AZ           85021      Maricopa                   1         Multifamily

                                                                  LOAN
              PROPERTY                        CUT-OFF DATE       GROUP       TOTAL UNITS/                NO. OF
   LOAN #     SUBTYPE                         BALANCE ($)        1 OR 2        PADS/BEDS            STUDIOS/PADS/BEDS
   ------     -------                         -----------        ------        ----------           -----------------

     16       Mid/High Rise                         41,556,310     1              171                      28
     18       Student Housing                       35,000,000     2              537
     40       Coop                                  20,000,000     1              171
     41       Student Housing                       20,000,000     2              311
     46       Mid/High Rise                         17,430,000     2              201                      33
     50       Conventional                          16,243,944     2              314
     57       Manufactured Housing                  15,000,000     1              304                      304
     71       Conventional                          11,000,000     1              48
     73       Garden                                10,880,000     2              372
     82       Senior Housing                         9,137,761     1              110                      51
     83       Mid/High Rise                          8,990,601     2              87
     94       Garden                                 7,000,000     2              80
     98       Garden                                 6,700,000     2              289
     106      Senior Housing                         6,309,742     1              84                       26
     115      Senior Housing                         5,477,644     1              160                      160
     122      Garden                                 4,994,130     1              70
     132      Garden                                 4,490,497     2              69                        9
     135      Garden                                 4,350,000     2              120
     136      Garden                                 4,320,000     1              76
     139      Garden                                 4,200,000     2              108                       8
     145      Garden                                 3,528,044     2              108
     162      Garden                                 2,125,000     2              78                       47

                  STUDIO/PAD/       NO. OF           AVERAGE               NO. OF           AVERAGE
   LOAN #         BED RENT ($)      1-BR UNITS       1-BR RENT ($)         2-BR UNITS       2-BR RENT ($)
   ------         ------------      ----------       -------------         ----------       -------------

     16               1,943                92                2,455                29                3,538
     18                                   116                 689                345                 805
     40                                    3                 3,400               137                4,170
     41                                    50                 525                 81                 860
     46                695                145                 888                 7                 1,311
     50                                    53                 599                221                 724
     57
     71                                    48                1,850
     73                                   128                 526                220                 639
     82               1,472                48                1,946                11                2,550
     83                                    56                 895                 31                1,194
     94
     98                                   288                 455                 1                  625
     106              2,113                48                2,690                10                3,300
     115              7,401
     122                                   16                 675                 54                 868
     132               774                 31                1,047                29                1,164
     135                                   72                 489                 48                 639
     136                                   38                 625                 38                 750
     139               481                                                        82                 613
     145                                   53                 410                 55                 499
     162               468                 31                 557

              NO. OF           AVERAGE               NO. OF                AVERAGE                   UTILITIES           ELEVATOR
   LOAN #     3-BR UNITS       3-BR RENT ($)         4(+)-BR UNITS         4(+)-BR RENT ($)          TENANT PAYS         PRESENT
   ------     ----------       -------------         -------------         ----------------          -----------         -------

     16              13                5,639                   9                     5,347           E                   Yes
     18              76                1,117                                                         E                   No
     40              27                4,700                   4                     7,500           E                   Yes
     41                                                       180                    1,008           E, G, W             No
     46              16                1,994                                                         None                Yes
     50              40                 852                                                          E, G, W             No
     57                                                                                              S, W                NAP
     71                                                                                              E, G, S, W          Yes
     73              24                 771                                                          E, G, W             No
     82                                                                                              None                Yes
     83                                                                                              E, W                Yes
     94              14                 850                   66                      900            E, G                No
     98                                                                                              E, G, S, W          No
     106                                                                                             None                Yes
     115                                                                                             None                Yes
     122                                                                                             E                   No
     132                                                                                             E                   Yes
     135                                                                                             E, G                No
     136                                                                                             E, W                No
     139             18                 755                                                          E, G, S, W          No
     145                                                                                             E                   No
     162                                                                                             None                No

                                                                         ANNEX C
[MERRILL LYNCH LOGO]                                          [COUNTRYWIDE LOGO]

[KEYBANK LOGO]                                                       [IXIS LOGO]

                      STRUCTURAL AND COLLATERAL TERM SHEET

                          $2,827,838,000 (APPROXIMATE)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
  CLASS A-1, CLASS A-1D, CLASS A-2, CLASS A-2FL, CLASS A-3, CLASS A-4FL, CLASS
  A-5, CLASS A-SB, CLASS A-6, CLASS A-1A, CLASS AM, CLASS AJ, CLASS B, CLASS C
                                   AND CLASS D

-------------------------------------------------------------------------------

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
                                     Issuer

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                              Mortgage Loan Sellers

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                 Master Servicer

                            J.E. ROBERT COMPANY, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                                DECEMBER 1, 2005

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
KEYBANC CAPITAL MARKETS                            IXIS SECURITIES NORTH AMERICA
MORGAN STANLEY                                              GOLDMAN, SACHS & CO.

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                INITIAL
             EXPECTED         CERTIFICATE         APPROX.
              RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL
          ---------------     OR NOTIONAL          CREDIT
  CLASS    MOODY'S   S&P       AMOUNT (1)         SUPPORT
--------- --------- ----- ------------------- ---------------

    A-1      Aaa     AAA     $   98,700,000      30.000%
   A-1D      Aaa     AAA     $   75,000,000      30.000%
    A-2      Aaa     AAA     $   96,600,000      30.000%
   A-2FL     Aaa     AAA     $  100,000,000      30.000%
    A-3      Aaa     AAA     $   44,677,000      30.000%
   A-4FL     Aaa     AAA     $  300,000,000      30.000%
    A-5      Aaa     AAA     $   50,000,000      30.000%
   A-SB      Aaa     AAA     $  176,000,000      30.000%
    A-6      Aaa     AAA     $1,069,709,000      30.000%
   A-1A      Aaa     AAA     $  140,930,000      30.000%
    AM       Aaa     AAA     $  307,374,000      20.000%
     AJ      Aaa     AAA     $  234,372,000      12.375%
     B       Aa2      AA     $   53,791,000      10.625%
     C       Aa3     AA-     $   26,895,000       9.750%
     D        A2      A      $   53,790,000       8.000%

              APPROX.
            PERCENTAGE
            OF INITIAL        WEIGHTED        PRINCIPAL    ASSUMED FINAL
             MORTGAGE         AVERAGE          WINDOW      DISTRIBUTION
  CLASS    POOL BALANCE   LIFE (YEARS)(2)   (MO./YR.)(2)      DATE(2)     RATE TYPE
--------- -------------- ----------------- -------------- -------------- ----------

    A-1         3.211%        2.978          01/06-09/10      9/12/2010   Fixed
   A-1D         2.440%        2.978          01/06-09/10      9/12/2010   Fixed
    A-2         3.143%        4.856          09/10-12/10     12/12/2010   (3)
   A-2FL        3.253%        4.856          09/10-12/10     12/12/2010   (4)
    A-3         1.454%        6.682          08/12-09/12      9/12/2012   (3)
   A-4FL        9.760%        6.812          09/12-11/12     11/12/2012   (4)
    A-5         1.627%        6.931          11/12-11/12     11/12/2012   (3)
   A-SB         5.726%        7.046          12/10-02/15      2/12/2015   (3)
    A-6        34.801%        9.661          02/15-09/15      9/12/2015   (3)
   A-1A         4.585%        9.416          01/06-09/15      9/12/2015   (3)
    AM         10.000%        9.838          09/15-10/15     10/12/2015   (3)
     AJ         7.625%        9.847          10/15-10/15     10/12/2015   (3)
     B          1.750%        9.870          10/15-11/15     11/12/2015   (3)
     C          0.875%        9.931          11/15-11/15     11/12/2015   (3)
     D          1.750%        9.931          11/15-11/15     11/12/2015   (3)

NON-OFFERED CERTIFICATES(5)

                                 INITIAL
                               CERTIFICATE           APPROX.
        EXPECTED RATINGS    PRINCIPAL BALANCE     TOTAL INITIAL
        ----------------       OR NOTIONAL            CREDIT
 CLASS   MOODY'S   S&P           AMOUNT(1)           SUPPORT
------- --------- ------ ----------------------- ---------------

    E      A3      A-       $     30,738,000         7.000%
    F     Baa1    BBB+      $     53,790,000         5.250%
    G     Baa2    BBB       $     30,738,000         4.250%
    H     Baa3    BBB-      $     34,579,000         3.125%
    J     Ba1      BB+      $      7,685,000         2.875%
    K     Ba2      BB       $     11,526,000         2.500%
    L     Ba3      BB-      $     11,527,000         2.125%
    M      NR      B+       $      3,842,000         2.000%
    N      NR       B       $      7,684,000         1.750%
    P      NR      B-       $     11,527,000         1.375%
    Q      NR      NR       $     42,275,461         0.000%
    X     Aaa      AAA      $  3,073,749,461(7)        NA

            APPROX.
          PERCENTAGE     WEIGHTED
          OF INITIAL      AVERAGE      PRINCIPAL    ASSUMED FINAL
           MORTGAGE        LIFE         WINDOW      DISTRIBUTION
 CLASS   POOL BALANCE   (YEARS)(2)   (MO./YR.)(2)      DATE(2)       RATE TYPE
------- -------------- ------------ -------------- -------------- --------------

    E       1.000%           (6)           (6)            (6)          (3)
    F       1.750%           (6)           (6)            (6)          (3)
    G       1.000%           (6)           (6)            (6)          (3)
    H       1.125%           (6)           (6)            (6)          (3)
    J       0.250%           (6)           (6)            (6)          (5)
    K       0.375%           (6)           (6)            (6)          (5)
    L       0.375%           (6)           (6)            (6)          (5)
    M       0.125%           (6)           (6)            (6)          (5)
    N       0.250%           (6)           (6)            (6)          (5)
    P       0.375%           (6)           (6)            (6)          (5)
    Q       1.375%           (6)           (6)            (6)          (5)
    X         NA             (6)           (6)            (6)        Variable

--------------------
(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.
(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates)
      and the other Modeling Assumptions described in the prospectus supplement.
(3)   The pass-through rate on the class A-2, A-3, A-5, A-SB, A-6, A-1A, AM,
      AJ, B, C, D, E, F, G and H certificates will equal the weighted average of net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months), less a specified percentage in the case of class A-2.
(4)   For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to payments of interest to holders of the class A-2FL certificates for any interest accrual period will equal the value of LIBOR from time to time (which will be determined as described under "Description of the Offered Certificates--Calculation of Pass-Through Rates" in the prospectus supplement) plus 0.1250%. For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to payments of interest to holders of the class A-4FL certificates for any interest accrual period will equal the value of LIBOR from time to time (which will be determined as described under "Description of the Offered Certificates--Calculation of Pass-Through Rates" in the prospectus supplement) plus 0.2500%.
(5)   The pass-through rates on the class J, K, L, M, N, P and Q certificates will equal a rate the lesser of a specified pass-through rate and the weighted average of net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of 360-day year consisting of twelve 30-day months).
(6)   Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.
(7)   The class X certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class X certificates for each distribution date will equal the rate described in the prospectus supplement.

                                       1

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE:  CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
       MEANINGS ASCRIBED TO THEM IN THE GLOSSARY TO THE PROSPECTUS SUPPLEMENT.

ISSUE TYPE    Sequential pay REMIC. Class A-1, A-1D, A-2, A-2FL, A-3, A-4FL,
              A-5, A-SB, A-6, A-1A, AM, AJ, B, C and D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers or with institutional accredited investors.

CUT-OFF DATE  References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in December 2005 or, with respect to those mortgage loans, if any, that have their
              respective first payment dates in January 2006, December 1, 2005.
              Any payments or collections that represent amounts due on or before that date will not belong to the trust fund.

MORTGAGE POOL The mortgage pool consists of 169 mortgage loans with an aggregate initial mortgage pool balance of $3,073,749,461, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 299 mortgaged real properties located throughout
              42 states.

LOAN GROUPS   For purposes of making distributions to the class A-1, A-1D, A-2,
              A-2FL, A-3, A-4FL, A-5, A-SB, A-6 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 156 mortgage loans, representing approximately 95.4% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 13 mortgage loans, representing approximately 4.6% of the initial mortgage pool balance and that are secured by multifamily properties
              (approximately 57.8%, by balance, of all the mortgage loans secured by multifamily properties).

ISSUER        Merrill Lynch Mortgage Trust 2005-CKI1

DEPOSITOR     Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN Merrill Lynch Mortgage Lending, Inc. (MLML)..............55.3% of the initial mortgage pool balance
SELLERS       Countrywide Commercial Real Estate Finance, Inc. (CRF)...34.3% of the initial mortgage pool balance
              KeyBank National Association (KEY)........................7.2% of the initial mortgage pool balance
              IXIS Real Estate Capital Inc.  (IXIS).....................3.3% of the initial mortgage pool balance

UNDERWRITERS  Merrill Lynch, Pierce, Fenner & Smith Incorporated
              Countrywide Securities Corporation
              KeyBanc Capital Markets, a Division of McDonald Investments Inc.
              IXIS Securities North America Inc.
              Morgan Stanley & Co. Incorporated
              Goldman, Sachs & Co.

TRUSTEE       LaSalle Bank National Association

FISCAL AGENT  ABN AMRO Bank N.V.

MASTER        KeyCorp Real Estate Capital Markets, Inc.
SERVICER

SPECIAL       J. E. Robert Company Inc.
SERVICER

RATING
AGENCIES      Moody's Investors Service, Inc.
              Standard & Poor's Ratings Services, a division of The McGraw-Hill
              Companies, Inc.

SWAP          Merrill Lynch Capital Services, Inc.
COUNTERPARTY
FOR CLASS
A-2FL AND
A-4FL

                                       2

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

DENOMINATIONS $25,000 minimum for the offered certificates.

CLOSING DATE  On or about December 7, 2005.

SETTLEMENT    Book-entry through DTC for all offered certificates.
TERMS

DETERMINATION For any distribution date, the fourth business day prior to
DATE          the distribution date, except that in the case of certain
              mortgage loans, the master servicer may, as described in the prospectus supplement make its determination as to the
              collections received as of a later date during each month.

DISTRIBUTION  The 12th day of each month or, if the 12th day is not a
DATE          business day, the next succeeding business day, beginning in
              January 2006.

DAY COUNT     30/360 (or, in the case of the class A-2FL and A-4FL
              certificates, for so long as the related swap agreement is in effect and no payment default is continuing thereunder,
              actual/360).

INTEREST      Each class of offered certificates will be entitled on each
DISTRIBUTIONS distribution date to interest accrued during  the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date; provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-2FL and
              A-4FL certificates will, for each distribution date, begin on the
              12th day of the calendar month preceding the calendar month in which the subject distribution date occurs (or, in the case of the initial such interest accrual period, on the closing date) and end on the 11th day of the calendar month in which the subject distribution date occurs. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a
              360-day year (or, in the case of the class A-2FL and A-4FL certificates, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the actual number of days during each related interest accrual period in a year assumed to consist of 360 days). Subject to available funds, distributions of interest will be made with respect to the following classes of certificates in the following order on each distribution date: first, the class A-1, A-1D, A-2, A-2FL, A-3,
              A-4FL, A-5, A-SB, A-6, A-1A and X certificates, pro rata and pari passu; second, the class AM certificates; third, the class AJ certificates; and then the respective remaining classes of certificates with principal balances, sequentially in alphabetical order of class designation. In general, subject to the discussion below regarding the class A-2FL and A-4FL certificates, payments of interest in respect of the class A-1, A-1D, A-2, A-2FL, A-3,
              A-4FL, A-5, A-SB and A-6 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class X certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups. Furthermore, notwithstanding the foregoing, payments of interest with respect to the class
              A-2FL and A-4FL certificates out of collections on the mortgage loans will be calculated on a 30/360 basis at a fixed coupon or a coupon calculated at the lesser of a specified percentage and a weighted average coupon derived from net interest rates on the mortgage loans, with such interest to be exchanged under the related swap agreement for interest calculated on an actual/360 basis at the related LIBOR-based rate. No class of certificates will provide credit support for any failure on the part of the swap counterparty to make any required payment under the swap contract for the class A-2FL or A-4FL certificates. Interest payments with respect to the class A-2FL and A-4FL

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              certificates will, in the case of each of those certificates, be subject to reduction if the weighted average of certain net interest rates on the mortgage loans declines below the
              applicable fixed rate per annum at which interest is payable by the trust to the swap counterparty.

PRINCIPAL     Payments of principal will generally be made, to the extent of
DISTRIBUTIONS available funds: (i) to the class A-1 and A-1D certificates (on a pro rata and pari passu basis), to the class A-2 and A-2FL certificates (on a pro rata and pari passu basis), to the class
              A-3 certificates, to the class A-4FL certificates , to the class
              A-5 certificates, the class A-SB certificates and to the class A-6 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group
              2, in each case until the principal balance of the subject classes of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-6 certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

              Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of available funds, to reduce the principal balance of the class A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or advanced with respect to principal on the mortgage loans in loan group 1 (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of principal with respect to the class A-1,
              A-1D, A-2, A-2FL, A-3, A-4FL and A-5 certificates on that
              distribution date).

              If, due to losses, the certificate balances of the class AM through class Q certificates are reduced to zero, payments of principal to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5,
              A-SB, A-6 and A-1A certificates (to the extent that any two or more of these classes are outstanding) will be made on a pro rata and pari passu basis.

              Following retirement of the class A-1, A-1D, A-2, A-2FL, A-3,
              A-4FL, A-5, A-SB, A-6 and A-1A certificates, amounts
              distributable as principal will be distributed on each
              distribution date, to the extent of available funds, to the class
              AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero.

LOSSES        Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C, B, AJ and AM certificates, in that order, and then, on a pro rata and pari passu basis, to the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5,
              A-SB, A-6 and A-1A certificates.

PREPAYMENT    Any prepayment premiums or yield maintenance charges collected
PREMIUMS AND  will be distributed to certificateholders and/or the swap
YIELD         counterparty on the distribution date following the collection
MAINTENANCE   period in which the prepayment premium was received. On each distribution date, the holders of CHARGES each class of offered certificates and of the class E, F, G and H certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from

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              mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the
              numerator of which is equal to the excess, if any, of the
              pass-through rate of such class of certificates (or, in the case of the class A-2FL and A-4FL certificates, the pass-through rate that would be payable thereon without regard to the related interest rate swap agreement as described under "Interest
              Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the
              numerator of which is equal to the amount of principal
              distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total
              principal distribution amount for that distribution date;
              provided that, if the A-6 and A-1A classes were both outstanding
              (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total
              principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan. HOWEVER, AS LONG AS THE RELATED SWAP AGREEMENT IS IN EFFECT
              AND THERE IS NO CONTINUING PAYMENT DEFAULT THEREUNDER, ANY
              PREPAYMENT PREMIUM OR YIELD MAINTENANCE CHARGE ALLOCABLE TO THE
              CLASS A-2FL CERTIFICATES OR CLASS A-4FL CERTIFICATES, AS
              APPLICABLE, WILL BE PAYABLE TO THE SWAP COUNTERPARTY.

              The portion, if any, of the prepayment premiums or yield
              maintenance charges remaining after any payments described above will be distributed to the holders of the class X certificates.

              All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES      The master servicer and, if it fails to do so, the trustee (or the fiscal agent if the trustee fails to do so), will be
              obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions that may occur.

APPRAISAL     If any of certain adverse events or circumstances described in the
REDUCTIONS    prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan
              (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the
              certificates.

              A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and/or no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

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OPTIONAL      The master servicer, the special servicer and certain
TERMINATION   certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated
              principal balance of the mortgage loans is less than approximately
              1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following foreclosure.

              In addition, if, following the date on which the total principal balances of the class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5,
              A-SB, A-6, A-1A, AM, AJ, B, C and D certificates are reduced to zero, all of the remaining certificates, except the class Z, R-I and R-II certificates, are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING   The most subordinate class of principal balance certificates that
CLASS         has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates;
              provided, however, that if such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s) of certificates representing a majority interest in the controlling class will have the right, subject to the conditions described in the prospectus supplement, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

              Notwithstanding the foregoing, however, the Glendale Galleria mortgage loan is part of a loan combination that involves three other loans that will not be included in the trust (each, a
              "non-trust loan"), one of which will be pari passu in right of payment with, and two of which will be subordinate in right of payment to, the Glendale Galleria mortgage loan in the trust. The holder of a related subordinate non-trust loan, for so long as that subordinate non-trust loan has an unpaid principal balance, net of any existing related appraisal reduction amounts allocable thereto, equal to or greater than 25% of its then outstanding principal balance (without taking into account any appraisal reduction amount) will have the right to direct or advise the special servicer with respect to certain specified servicing actions with respect to the Glendale Galleria loan combination.
              See "Description of the Mortgage Pool--Loan Combinations" in the
              prospectus supplement.

              See "Description of the Mortgage Pool--Loan Combinations" in the
              prospectus supplement for more information regarding loan
              combinations.

ERISA         The offered certificates (other than the class A-2FL and A-4FL certificates) are expected to be ERISA eligible.

SMMEA         The offered certificates will not be "mortgage related securities"
              for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.

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CONTACTS

                    MERRILL LYNCH & CO.            COUNTRYWIDE SECURITIES CORPORATION
                       John Mulligan                         Tom O' Hallaron
                  (212) 449-3860 (Phone)                 (818) 225-6353 (Phone)
                   (212) 738-1491 (Fax)                   (818) 225-4032 (Fax)

                         Max Baker                              Stew Ward
                  (212) 449-3860 (Phone)                 (818) 225-6353 (Phone)
                   (212) 738-1491 (Fax)                   (818) 225-4032 (Fax)

                         Rich Sigg                           Chris Tokarski
                  (212) 449-3860 (Phone)                 (818) 225-6331 (Phone)
                   (212) 738-1491 (Fax)                   (818) 225-4179 (Fax)

                       David Rodgers
                  (212) 449-3611 (Phone)
                   (212) 449-3589 (Fax)

                       Malay Bansal
                  (212) 449-1302 (Phone)
                   (212) 449-3589 (Fax)

KEYBANC CAPITAL MARKETS        IXIS SECURITIES NORTH AMERICA INC.         MORGAN STANLEY
     Joe Chinnici                          Greg Murphy                     Kara McShane
(216) 689-0281 (Phone)               (212) 891-6282 (Phone)           (212) 761-2164 (Phone)
 (216) 689-4233 (Fax)                 (212) 891-3454 (Fax)             (212) 507-5062 (Fax)

    Audrey Saccardi                        Barry Funt                       Jon Miller
(216) 689-0302 (Phone)               (212) 891-1836 (Phone)           (212) 761-1317 (Phone)
 (216) 689-0950 (Fax)                  (212 891-3411 (Fax)             (212) 507-6994 (Fax)

     Gary Andrews
(216) 689-3569 (Phone)
 (216) 689-0996 (Fax)

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MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool. If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of an A/B loan combination excludes the related B-note non-trust loan.
Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property), statistical information presented with respect to the Glendale Galleria mortgage loan excludes the related non-trust loans.

GENERAL CHARACTERISTICS

--------------------------------------------------------------------------------

                                                                                            ALL MORTGAGE
                                                                                                LOANS

Initial mortgage pool balance .........................................................   $ 3,073,749,461
Number of pooled mortgage loans .......................................................               169
Number of mortgaged properties ........................................................               299
Percentage of Investment Grade Loans(1) ...............................................               9.9%
Average cut-off date principal balance ................................................   $    18,187,867
Largest cut-off date principal balance ................................................   $   208,000,000
Smallest cut-off date principal balance ...............................................   $       299,242
Weighted average mortgage interest rate ...............................................            5.2788%
Highest mortgage interest rate ........................................................            6.5770%
Lowest mortgage interest rate .........................................................            4.6250%
Number of Cross Collateralized Mortgage Loan Groups ...................................                 4
Cross Collateralized Mortgage Loan Groups as a % of IPB ...............................              13.0%
Number of Multi Property Mortgage Loans ...............................................                18
Multi Property Mortgage Loans as a % of IPB ...........................................              32.3%
Weighted average underwritten debt service coverage ratio(2) ..........................              1.63x
Maximum underwritten debt service coverage ratio ......................................              6.16x
Minimum underwritten debt service coverage ratio ......................................              1.08x
Weighted average cut-off date loan-to-value ratio(2) ..................................              69.2%
Maximum cut-off date loan-to-value ratio ..............................................              80.0%
Minimum cut-off date loan-to-value ratio ..............................................              19.3%
Weighted average original term to maturity or anticipated repayment date (months) .....               110
Maximum original term to maturity or anticipated repayment date (months) ..............               185
Minimum original term to maturity or anticipated repayment date (months) ..............                44
Weighted average remaining amort term (months) ........................................               345
Maximum remaining amort term (months) .................................................               360
Minimum remaining amort term (months) .................................................               177

                                                                                                LOAN               LOAN
                                                                                              GROUP 1             GROUP 2

Initial mortgage pool balance .........................................................   $2,932,811,376      $ 140,938,085
Number of pooled mortgage loans .......................................................              156                 13
Number of mortgaged properties ........................................................              286                 13
Percentage of Investment Grade Loans(1) ...............................................             10.4%               0.0%
Average cut-off date principal balance ................................................   $   18,800,073      $  10,841,391
Largest cut-off date principal balance ................................................   $  208,000,000      $  35,000,000
Smallest cut-off date principal balance ...............................................   $      299,242      $   2,125,000
Weighted average mortgage interest rate ...............................................           5.2800%            5.2540%
Highest mortgage interest rate ........................................................           6.5770%            5.8750%
Lowest mortgage interest rate .........................................................           4.6250%            5.0000%
Number of Cross Collateralized Mortgage Loan Groups ...................................                4                  0
Cross Collateralized Mortgage Loan Groups as a%  of IPB ...............................             13.6%               0.0%
Number of Multi Property Mortgage Loans ...............................................               18                  0
Multi Property Mortgage Loans as a%  of IPB ...........................................             33.8%               0.0%
Weighted average underwritten debt service coverage ratio(2) ..........................             1.64x              1.47x
Maximum underwritten debt service coverage ratio ......................................             6.16x              2.05x
Minimum underwritten debt service coverage ratio ......................................             1.08x              1.20x
Weighted average cut-off date loan-to-value ratio(2) ..................................             68.9%              75.2%
Maximum cut-off date loan-to-value ratio ..............................................             80.0%              80.0%
Minimum cut-off date loan-to-value ratio ..............................................             19.3%              57.2%
Weighted average original term to maturity or anticipated repayment date (months) .....              110                120
Maximum original term to maturity or anticipated repayment date (months) ..............              185                120
Minimum original term to maturity or anticipated repayment date (months) ..............               44                120
Weighted average remaining amort term (months) ........................................              345                359
Maximum remaining amort term (months) .................................................              360                360
Minimum remaining amort term (months) .................................................              177                357

See "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
Real Properties--Additional Statistical Information" for a similar table with additional information regarding certain of the mortgage loans.

--------------------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the Glendale Galleria, International Home
     Furnishings Center, Blue Cross Building and The Plaza loans have credit characteristics consistent with investment-grade rated obligations.
(2)  As described in the prospectus supplement, the debt service coverage ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis.

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SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                      % OF INITAL      % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
                     MORTGAGE POOL
       STATE            BALANCE               RETAIL        OFFICE        HOSPITALITY

California ........       20.7                 12.5           4.4              1.1
 Southern(1) ......       16.5                 10.3           3.2              0.9
 Northern(1) ......        4.2                  2.2           1.2              0.2
Texas .............        7.7                  2.0           3.9              1.1
New York ..........        7.3                  2.3           1.8                -
Florida ...........        6.1                  2.6             -              3.0
Virginia ..........        5.9                  3.4           2.4                -
Louisiana .........        5.5                  4.7           0.7              0.1
North Carolina ....        5.0                  1.1             -              0.4
Arizona ...........        3.9                  1.9           0.1                -
Georgia ...........        3.4                  1.6           1.1                -
Delaware ..........        3.4                  0.2           3.2                -
Nevada ............        2.9                  1.5           1.3                -
New Jersey ........        2.7                  1.2           0.3                -
Colorado ..........        2.1                  2.0           0.1                -
Minnesota .........        2.0                    -           0.5              0.8
Washington ........        1.7                  1.4             -                -
Oregon ............        1.5                    -             -                -
Connecticut .......        1.5                  0.3           0.1                -
Michigan ..........        1.4                  0.7           0.4              0.3
Kentucky ..........        1.3                  0.4           0.8              0.1
Pennsylvania ......        1.3                  0.2           0.8                -
Indiana ...........        1.2                  0.4             -              0.1
Utah ..............        1.2                    -             -              0.5
Missouri ..........        1.1                    -             -                -
Ohio ..............        1.1                  0.1           0.9                -
Wisconsin .........        1.0                  0.3             -              0.3
Maryland ..........        1.0                    -             -              1.0
Illinois ..........        1.0                    -           0.9              0.1
Kansas ............        0.8                    -             -              0.4
Alabama ...........        0.8                  0.6             -                -
Tennessee .........        0.7                  0.3           0.1              0.2
Massachusetts .....        0.7                  0.5             -                -
South Carolina ....        0.5                  0.4             -              0.1
Rhode Island ......        0.5                    -           0.5                -
West Virginia .....        0.4                  0.4             -                -
New Mexico ........        0.2                  0.2             -                -
Arkansas ..........        0.1                    -             -              0.1
Oklahoma ..........        0.1                    -             -              0.1
Mississippi .......        0.1                  0.1             -                -
Iowa ..............        0.1                    -             -              0.1
New Hampshire......          -                    -             -                -
Idaho .............          -                    -             -                -
Nebraska ..........          -                    -             -                -
                         -----                 ----          ----             ----
Total .............      100.0%                43.4%         24.3%            10.0%
                         =====                 ====          ====             ====

                          % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                                                          SELF    MIXED   MANUFACTURED
       STATE         MULTIFAMILY   INDUSTRIAL   OTHER   STORAGE    USE      HOUSING

California ........      0.6           0.5         -      0.6      1.0          -
 Southern(1) ......      0.4           0.5         -      0.2      1.0          -
 Northern(1) ......      0.2             -         -      0.4        -          -
Texas .............      0.2             -         -      0.5        -          -
New York ..........      1.5           1.5         -      0.2        -          -
Florida ...........        -           0.2         -      0.3        -          -
Virginia ..........        -             -         -      0.1        -          -
Louisiana .........        -             -         -        -        -          -
North Carolina ....      0.2             -       3.3        -        -          -
Arizona ...........      0.2           1.7         -      0.1        -          -
Georgia ...........      0.4           0.1         -      0.1      0.2          -
Delaware ..........        -             -         -        -        -          -
Nevada ............        -             -         -      0.2        -          -
New Jersey ........      0.8           0.4         -        -        -          -
Colorado ..........        -             -         -        -        -          -
Minnesota .........        -             -         -        -      0.6          -
Washington ........        -           0.2         -        -        -          -
Oregon ............      1.4             -         -        -        -          -
Connecticut .......        -           0.4         -      0.1      0.5          -
Michigan ..........        -             -         -        -        -          -
Kentucky ..........        -             -         -        -        -          -
Pennsylvania ......        -             -         -      0.2        -          -
Indiana ...........      0.7             -         -        -        -          -
Utah ..............      0.7             -         -      0.1        -          -
Missouri ..........      0.9           0.1         -      0.1        -          -
Ohio ..............        -             -         -      0.1        -          -
Wisconsin .........        -             -         -        -        -        0.5
Maryland ..........        -             -         -        -        -          -
Illinois ..........        -             -         -        -        -          -
Kansas ............      0.4             -         -        -        -          -
Alabama ...........        -             -         -      0.2        -          -
Tennessee .........        -             -         -      0.1        -          -
Massachusetts .....        -             -         -      0.2        -          -
South Carolina ....        -             -         -        -        -          -
Rhode Island ......        -             -         -        -        -          -
West Virginia .....        -             -         -        -        -          -
New Mexico ........        -             -         -        -        -          -
Arkansas ..........        -             -         -        -        -          -
Oklahoma ..........        -             -         -        -        -          -
Mississippi .......        -             -         -        -        -          -
Iowa ..............        -             -         -        -        -          -
New Hampshire......        -             -         -        -        -          -
Idaho .............        -             -         -        -        -          -
Nebraska ..........        -             -         -        -        -          -
                         ---           ---       ---      ---      ---        ---
Total .............      7.9%          5.0%      3.3%     3.2%     2.4%       0.5%
                         ===           ===       ===      ===      ===        ===

--------------------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

                                       9

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL     MORTGAGE POOL
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Interest Only ....................................         12       $  602,700,000         19.6%
Single Tenant ....................................         17       $  219,688,650          7.1%
Loans  (greater than)  50% Single Tenant .........         38       $  357,910,080         11.6%
Current Secondary Debt ...........................          9       $  414,405,166         13.5%
Future Secondary Debt Permitted ..................         26       $  877,570,657         28.6%
Lockbox ..........................................         72       $2,099,848,565         68.3%
Escrow Type(1)
 TI/LC Reserves(2) ...............................         69       $1,075,386,566         44.7%
 Real Estate Tax .................................        143       $2,476,252,769         80.6%
 Insurance .......................................        117       $2,001,616,358         65.1%
 Replacement Reserves ............................        134       $2,282,382,819         74.3%

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL      LOAN GROUP 1
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Interest Only ....................................          9       $  541,000,000         18.4%
Single Tenant ....................................         17       $  219,688,650          7.5%
Loans  (greater than)  50% Single Tenant .........         38       $  357,910,080         12.2%
Current Secondary Debt ...........................          9       $  414,405,166         14.1%
Future Secondary Debt Permitted ..................         25       $  866,690,657         29.6%
Lockbox ..........................................         71       $2,082,418,565         71.0%
Escrow Type(1)
 TI/LC Reserves(2) ...............................         69       $1,075,386,566         44.7%
 Real Estate Tax .................................        130       $2,335,314,684         79.6%
 Insurance .......................................        105       $1,862,803,273         63.5%
 Replacement Reserves ............................        122       $2,148,444,733         73.3%

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL      LOAN GROUP 2
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Interest Only ....................................         3          $ 61,700,000         43.8%
Single Tenant ....................................         0          $          0          0.0%
Loans  (greater than)  50% Single Tenant .........         0          $          0          0.0%
Current Secondary Debt ...........................         0          $          0          0.0%
Future Secondary Debt Permitted ..................         1          $ 10,880,000          7.7%
Lockbox ..........................................         1          $ 17,430,000         12.4%
Escrow Type(1)
 Real Estate Tax .................................        13          $140,938,085        100.0%
 Insurance .......................................        12          $138,813,085         98.5%
 Replacement Reserves ............................        12          $133,938,085         95.0%

--------------------
(1)  Does not include mortgage loans with upfront reserves.
(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use, industrial and other properties.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                                            % OF       % OF       % OF
                                            AGGREGATE      INITIAL    INITIAL   INITIAL
          RANGE OF           NUMBER OF       CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
          CUT-OFF             MORTGAGE   DATE PRINCIPAL     POOL       LOAN       LOAN
     DATE BALANCES ($)         LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
--------------------------- ----------- ---------------- ---------- ---------- ---------

  299,242 - 2,999,999            19      $   41,197,592    1.3%       1.3%       1.5%
  3,000,000 - 3,999,999           9          31,468,940    1.0        1.0        2.5
  4,000,000 - 4,999,999          20          91,173,370    3.0        2.7        9.3
  5,000,000 - 5,999,999          11          60,065,441    2.0        2.0        0.0
  6,000,000 - 6,999,999          16         103,150,863    3.4        3.3        4.8
  7,000,000 - 7,999,999           6          43,122,141    1.4        1.2        5.0
  8,000,000 - 9,999,999          10          88,125,374    2.9        2.7        6.4
  10,000,000 - 12,999,999        15         168,454,859    5.5        5.4        7.7
  13,000,000 - 19,999,999        22         352,284,896   11.5       10.9       23.9
  20,000,000 - 49,999,999        28         783,509,252   25.5       24.8       39.0
  50,000,000 - 99,999,999         8         561,070,789   18.3       19.1        0.0
  100,000,000 - 208,000,000       5         750,125,946   24.4       25.6        0.0
---------------------------      --      --------------  -----      -----      -----
  Total:                        169      $3,073,749,461  100.0%     100.0%     100.0%
  MIN: $299,242       MAX: $208,000,000
-----------------------------------------------------------------------------------------
   WTD. AVERAGE: $18,187,867
---------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (x)

                                              % OF       % OF       % OF
                              AGGREGATE      INITIAL    INITIAL   INITIAL
               NUMBER OF       CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
   RANGE OF     MORTGAGE   DATE PRINCIPAL     POOL       LOAN       LOAN
  DSCRS (x)      LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
------------- ----------- ---------------- ---------- ---------- ---------

  1.08 - 1.19       2      $   31,700,000    1.0%       1.1%       0.0%
  1.20 - 1.24      23         313,797,613   10.2       10.0       14.4
  1.25 - 1.29      36         665,124,091   21.6       22.2        9.2
  1.30 - 1.34      25         278,835,443    9.1        8.2       27.1
  1.35 - 1.39      16         247,924,687    8.1        8.3        3.0
  1.40 - 1.44      11          97,856,323    3.2        3.3        0.0
  1.45 - 1.49      18         185,199,145    6.0        6.2        2.5
  1.50 - 1.59      16         400,288,131   13.0       13.6        0.0
  1.60 - 1.99      16         714,237,400   23.2       22.5       39.0
  2.00 - 3.49       4          18,786,628    0.6        0.4        4.8
  3.50 - 6.16       2         120,000,000    3.9        4.1        0.0
-------------      --      --------------  -----      -----      -----
  Total:          169      $3,073,749,461  100.0%     100.0%     100.0%
  MIN: 1.08X       MAX: 6.16x
---------------------------------------------------------------------------
WTD. AVERAGE: 1.63x
-------------------------------------------------------------------------

MORTGAGE RATE (%)

                                     AGGREGATE        % OF       % OF       % OF
                                      CUT-OFF        INITIAL    INITIAL   INITIAL
                      NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
      RANGE OF         MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
 MORTGAGE RATES (%)     LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
-------------------- ----------- ----------------- ---------- ---------- ---------

  4.6250 - 4.7499          2      $  173,635,946     5.6%       5.9%       0.0%
  4.7500 - 4.9999          8         266,540,302     8.7        9.1        0.0
  5.0000 - 5.2499         55       1,264,569,372    41.1       40.3       59.2
  5.2500 - 5.4999         54         833,385,870    27.1       27.2       25.3
  5.5000 - 5.5999         15         157,554,317     5.1        5.2        3.1
  5.6000 - 5.6999         17         187,133,165     6.1        6.4        0.0
  5.7000 - 5.7499          2          28,953,306     0.9        1.0        0.0
  5.7500 - 5.9999         10          51,013,685     1.7        1.1       12.4
  6.0000 - 6.2499          3          54,664,434     1.8        1.9        0.0
  6.2500 - 6.5770          3          56,299,065     1.8        1.9        0.0
--------------------      --      --------------   -----      -----      -----
  Total:                 169      $3,073,749,461   100.0%     100.0%     100.0%
  MIN: 4.6250%           MAX: 6.5770%
-----------------------------------------------------------------------------------
WTD. AVERAGE: 5.2788%
---------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                   AGGREGATE       % OF       % OF       % OF
                                    CUT-OFF       INITIAL    INITIAL   INITIAL
     RANGE OF       NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
 CUT-OFF DATE LTV    MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
    RATIOS (%)        LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
------------------ ----------- ---------------- ---------- ---------- ---------

  19.3 - 24.9            2      $   20,299,242    0.7%       0.7%       0.0%
  25.0 - 49.9            5         267,673,332    8.7        9.1        0.0
  50.0 - 59.9           16         245,737,685    8.0        8.2        3.2
  60.0 - 64.9           14         100,003,968    3.3        3.2        4.8
  65.0 - 69.9           24         280,198,836    9.1        9.3        4.6
  70.0 - 74.9           44         968,814,152   31.5       30.9       43.6
  75.0 - 79.9           57       1,116,582,246   36.3       36.2       38.9
  80.0 - 80.0            7          74,440,000    2.4        2.3        5.0
------------------      --      --------------  -----      -----      -----
  Total:               169      $3,073,749,461  100.0%     100.0%     100.0%
  MIN: 19.3%        MAX: 80.0%
--------------------------------------------------------------------------------
WTD. AVERAGE: 69.2%
------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                 AGGREGATE        % OF       % OF       % OF
    RANGE OF                      CUT-OFF        INITIAL    INITIAL   INITIAL
  MATURITY DATE   NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
     OR ARD        MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
 LTV RATIOS (%)     LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
---------------- ----------- ----------------- ---------- ---------- ---------

  0.4 - 24.9           3      $   26,608,984     0.9%       0.9%       0.0%
  25.0 - 49.9         18         396,279,227    12.9       13.4        3.2
  50.0 - 54.9         17         243,927,955     7.9        8.3        0.0
  55.0 - 59.9         29         297,464,762     9.7       10.1        1.5
  60.0 - 62.4         20         242,987,667     7.9        7.8        9.5
  62.5 - 64.9         24         383,606,266    12.5       12.3       17.1
  65.0 - 67.4         19         274,253,806     8.9        8.7       14.0
  67.5 - 69.9         19         453,475,794    14.8       15.1        7.9
  70.0 - 79.1         20         755,145,000    24.6       23.5       46.7
----------------      --      --------------   -----      -----      -----
  Total:             169      $3,073,749,461   100.0%     100.0%     100.0%
  MIN: 0.4%          MAX: 79.1%
-------------------------------------------------------------------------------
WTD. AVERAGE: 61.3%
-----------------------------------------------------------------------------

                                       11

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                     AGGREGATE        % OF       % OF       % OF
                                      CUT-OFF        INITIAL    INITIAL   INITIAL
      RANGE OF        NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
   ORIGINAL TERMS      MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
 TO MATURITY (MOS.)     LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
-------------------- ----------- ----------------- ---------- ---------- ---------

  44 - 60                  6      $  244,735,511     8.0%       8.3%       0.0%
  61 - 84                  9         364,235,143    11.8       12.4        0.0
  85 - 120               152       2,426,759,994    79.0       77.9      100.0
  121 - 185                2          38,018,813     1.2        1.3        0.0
--------------------     ---      --------------   -----      -----      -----
  Total:                 169      $3,073,749,461   100.0%     100.0%     100.0%
  MIN: 44 MOS.           MAX: 185 MOS.
---------------------------------------------------------------------------------
WTD. AVERAGE: 110 MOS.
---------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

                                            AGGREGATE        % OF       % OF       % OF
                                             CUT-OFF        INITIAL    INITIAL   INITIAL
          RANGE OF           NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
          ORIGINAL            MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
 AMORTIZATION TERMS (MOS.)     LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
--------------------------- ----------- ----------------- ---------- ---------- ---------

  Interest Only                  12      $  602,700,000    19.6%      18.4%      43.8%
  180 - 299                       6          93,409,027     3.0        3.2        0.0
  300 - 329                      20         395,390,817    12.9       13.5        0.0
  330 - 360                     131       1,982,249,617    64.5       64.9       56.2
---------------------------     ---      --------------   -----      -----      -----
  Total:                        169      $3,073,749,461   100.0%     100.0%     100.0%
  MIN:(1) 180 MOS.           MAX: 360 MOS.
----------------------------------------------------------------------------------------
WTD. AVERAGE(1): 346 MOS.
----------------------------------------------------------------------------------------

AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                       AGGREGATE        % OF       % OF       % OF
                                        CUT-OFF        INITIAL    INITIAL   INITIAL
                        NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
                         MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
  AMORTIZATION TYPES      LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
---------------------- ----------- ----------------- ---------- ---------- ---------

  Partial IO-ARD             3      $  106,500,000     3.5%       3.6%       0.0%
  Balloon                   79       1,094,612,625    35.6       35.6       36.0
  Interest Only             12         602,700,000    19.6       18.4       43.8
  Partial IO-Balloon        66       1,200,860,000    39.1       40.0       20.3
  ARD                        8          62,767,094     2.0        2.1        0.0
  Fully Amortizing           1           6,309,742     0.2        0.2        0.0
----------------------      --      --------------   -----      -----      -----
  Total:                   169      $3,073,749,461   100.0%     100.0%     100.0%
----------------------     ---      --------------   -----      -----      -----

REMAINING TERM TO MATURITY OR ARD (MOS)

                                     AGGREGATE        % OF       % OF       % OF
                                      CUT-OFF        INITIAL    INITIAL   INITIAL
      RANGE OF        NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
   REMAINING TERMS     MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
 TO MATURITY (MOS.)     LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
-------------------- ----------- ----------------- ---------- ---------- ---------

  43 - 84                 16      $  676,970,654    22.0%      23.1%       0.0%
  85 - 119               149       2,301,329,994    74.9       74.3       87.6
  120 - 181                4          95,448,813     3.1        2.7       12.4
--------------------     ---      --------------   -----      -----      -----
  Total:                 169      $3,073,749,461   100.0%     100.0%     100.0%
  MIN: 43 MOS.           MAX: 181 MOS.
---------------------------------------------------------------------------------
WTD. AVERAGE: 108 MOS.
---------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

                                         AGGREGATE        % OF       % OF       % OF
                                          CUT-OFF        INITIAL    INITIAL   INITIAL
        RANGE OF          NUMBER OF         DATE        MORTGAGE   MORTGAGE   MORTGAGE
 REMAINING AMORTIZATION    MORTGAGE      PRINCIPAL        POOL       LOAN       LOAN
      TERMS (MOS.)          LOANS         BALANCE        BALANCE    GROUP 1   GROUP 2
------------------------ ----------- ----------------- ---------- ---------- ---------

  0 - 120                     12      $  602,700,000    19.6%      18.4%      43.8%
  121 - 360                  157       2,471,049,461    80.4       81.6       56.2
------------------------     ---      --------------   -----      -----      -----
  Total:                     169      $3,073,749,461   100.0%     100.0%     100.0%
  MIN:(1)  177 MOS.         MAX: 360 MOS.
---------------------------------------------------------------------------------------
WTD. AVERAGE(1): 345 MOS.
-------------------------------------------------------------------------------------

PARTIAL IO TERM (MOS)

                                   AGGREGATE
                                    CUT-OFF       % OF INITIAL   % OF INITIAL   % OF INITIAL
                    NUMBER OF         DATE          MORTGAGE       MORTGAGE       MORTGAGE
     RANGE OF        MORTGAGE      PRINCIPAL          POOL           LOAN           LOAN
 PARTIAL IO TERMS     LOANS         BALANCE          BALANCE        GROUP 1       GROUP 2
------------------ ----------- ----------------- -------------- -------------- -------------

  7 - 12                8       $  132,540,000        4.3%          4.5%           0.0%
  13 - 24              30          435,630,000       14.2          14.3           12.5
  25 - 36              19          434,690,000       14.1          14.5            7.7
  49 - 60              12          304,500,000        9.9          10.4            0.0
------------------     --       --------------       -----         -----          -----
  Total:               69       $1,307,360,000       42.5%         43.6%          20.3%
  MIN:  7 MOS.           MAX:  60 MOS.
-------------------------------------------------------------------------------------------
WTD. AVERAGE: 34 MOS.
-------------------------------------------------------------------------------------------

--------------------
(1) Does not include interest only loans.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                     PERCENT OF REMAINING BALANCE ANALYSIS(1)

              MONTHS SINCE
                 CUT-OFF        NUMBER OF     AGGREGATE REMAINING
   PERIOD         DATE       MORTGAGE LOANS    PRINCIPAL BALANCE
------------ -------------- ---------------- ---------------------

 6/1/2006          6              169         $ 3,064,878,625.58
 6/1/2007         18              169         $ 3,045,059,893.07
 6/1/2008         30              169         $ 3,019,784,796.81
 6/1/2009         42              169         $ 2,987,034,633.37
 6/1/2010         54              168         $ 2,902,151,183.81
 6/1/2011         66              163         $ 2,674,845,221.19
 6/1/2012         78              162         $ 2,626,942,755.89
 6/1/2013         90              153         $ 2,189,593,791.87
 6/1/2014         102             153         $ 2,148,262,222.75
 6/1/2015         114             146         $ 1,953,025,641.09
 6/1/2016         126               2         $    25,793,559.24
 6/1/2017         138               2         $    24,222,873.98
 6/1/2018         150               2         $    22,564,548.19
 6/1/2019         162               2         $    20,813,686.85
 6/1/2020         174               2         $    18,968,142.25

                     % OF REM                % OF REM               % OF REM
              MORTGAGE POOL BALANCE   MORTGAGE POOL BALANCE   MORTGAGE POOL BALANCE
   PERIOD     LOCK OUT/DEFEASANCE(2)   YIELD MAINTENANCE(3)            OPEN              TOTAL
------------ ----------------------- ----------------------- ---------------------- ------------

 6/1/2006              90.97%                  9.03%                   0.00%            100.00%
 6/1/2007              90.92%                  9.08%                   0.00%            100.00%
 6/1/2008              92.09%                  7.91%                   0.00%            100.00%
 6/1/2009              90.04%                  8.28%                   1.68%            100.00%
 6/1/2010              90.59%                  9.41%                   0.00%            100.00%
 6/1/2011              91.99%                  8.01%                   0.00%            100.00%
 6/1/2012              82.19%                  7.60%                  10.21%            100.00%
 6/1/2013              92.37%                  7.63%                   0.00%            100.00%
 6/1/2014              92.41%                  7.59%                   0.00%            100.00%
 6/1/2015              43.84%                  5.72%                  50.44%            100.00%
 6/1/2016              90.79%                  9.21%                   0.00%            100.00%
 6/1/2017              92.25%                  7.75%                   0.00%            100.00%
 6/1/2018              94.00%                  6.00%                   0.00%            100.00%
 6/1/2019              96.16%                  3.84%                   0.00%            100.00%
 6/1/2020              98.85%                  0.00%                   1.15%            100.00%

--------------------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the prospectus supplement.
(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.
(3)  Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                   NUMBER OF
                                                   MORTGAGE
                                                    LOANS/
                                       MORTGAGE    MORTGAGED      CUT-OFF DATE         SHADOW
                                         LOAN        REAL           PRINCIPAL          RATING
              LOAN NAME                 SELLER    PROPERTIES         BALANCE        MOODY'S/S&P(1)
------------------------------------- ---------- ------------ -------------------- ---------------

 Galileo NXL Retail Portfolio and
  Westminster City Center ...........    MLML       2/19      $   255,000,000.00         NAP
 Ashford Hotel Portfolio ............    MLML       1/10      $   160,490,000.00         NAP
 Glendale Galleria (3) ..............    MLML        1/1      $   153,635,945.69       Baa2/A
 Louisiana Boardwalk ................     CRF        1/1      $   128,000,000.00         NAP
 International Home Furnishings
  Center ............................    IXIS        1/1      $   100,000,000.00       Aaa/AAA
 Galileo NXL Retail Portfolio 2 .....    MLML       1/13      $    99,000,000.00         NAP
 Chase Manhattan Centre .............     CRF        1/1      $    97,293,655.41         NAP
 Younan Portfolio-Dallas ............     CRF        1/3      $    80,000,000.00         NAP
 U-Haul Self Storage Portfolio V,
  VI and VII ........................    MLML       3/56      $    77,481,551.96         NAP
 Lowe Tyson's Corner ................    MLML        1/2      $    68,000,000.00         NAP
                                                   ------     ------------------
 TOTAL ..............................              13/107     $ 1,218,901,153.06

                                         % OF
                                        INITIAL                                  LOAN
                                       MORTGAGE                                BALANCE              CUT-OFF
                                         POOL       PROPERTY      PROPERTY       PER               DATE LTV
              LOAN NAME                 BALANCE       TYPE         SIZE(2)     SF/UNIT   DSCR(x)   RATIO (%)
------------------------------------- ---------- -------------- -----------   --------- --------- ----------

 Galileo NXL Retail Portfolio and
  Westminster City Center ...........     8.3%       Retail      3,482,988     $    73     1.76x      72.4%
 Ashford Hotel Portfolio ............     5.2      Hospitality       1,703     $94,240     1.51       76.0
 Glendale Galleria (3) ..............     5.0        Retail         660,671(4) $   423     1.88       44.3
 Louisiana Boardwalk ................     4.2        Retail        544,175     $   235     1.26       79.0
 International Home Furnishings
  Center ............................     3.3         Other      2,706,510     $    37     6.16       30.1
 Galileo NXL Retail Portfolio 2 .....     3.2        Retail      1,588,089     $    62     1.83       73.1
 Chase Manhattan Centre .............     3.2        Office        441,341     $   220     1.27       79.1
 Younan Portfolio-Dallas ............     2.6        Office      1,005,787     $    80     1.38       71.4
 U-Haul Self Storage Portfolio V,
  VI and VII ........................     2.5     Self Storage   1,149,205     $    67     1.46       73.9
 Lowe Tyson's Corner ................     2.2        Office        431,861     $   157     1.26       67.3
                                         ----                                              ----       ----
 TOTAL ..............................    39.7%                                             1.95x      66.9%

--------------------
(1)  Moody's Investors Service, Inc. and Standard & Poor's Ratings Service, a
     division of The McGraw-Hill Companies, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan(s), are consistent with the characteristics of the applicable rated obligation.
(2)  Property Size is indicated in rooms (for hospitality properties) and square feet (for office, industrial, retail, and self storage properties).
(3)  Such ratios with respect to the Glendale Galleria loan combination are based on the aggregate indebtedness of the Glendale Galleria mortgage loan that will be included in the trust and the Glendale Galleria pari passu non-trust loan, but exclude the Glendale Galleria subordinate non-trust loan.
(4)  The Property Size for Glendale Galleria includes in-line retail and office tenants and does not include the 190,000 square feet Macy's ground lease pad.

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GALILEO NXL RETAIL PORTFOLIO AND WESTMINSTER CITY CENTER

           [PICTURE]                                       [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           19
Location (City/State)                                                  See Table
Property Type                                                    Anchored Retail
Size (Square Feet)                                                     3,482,988
Physical Percentage Occupancy as of July 11, 2005                       94.5%(1)
Year Built/Renovated                                                   See Table
Appraisal Value                                                     $352,065,000
# of Tenant Leases                                                           349
Average Rent Per Square Foot                                               $7.79
Underwritten Economic Occupancy                                            96.0%
Underwritten Revenues                                                $34,616,187
Underwritten Total Expenses                                          $ 8,769,027
Underwritten Net Operating Income (NOI)                              $25,847,158
Underwritten Net Cash Flow (NCF)                                     $23,539,209
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                 August 10, 2005
Cut-off Date Principal Balance                                      $255,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $73
Percentage of Initial Mortgage Pool Balance                                 8.3%
Number of Mortgage Loans                                                       2
Type of Security (Fee/Leasehold)                              18 Fee/1 Leasehold
Mortgage Rate                                                            5.1700%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                            0
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     72.4%
LTV Ratio at Maturity or ARD                                               72.4%
Underwritten DSCR on NOI                                                   1.93x
Underwritten DSCR on NCF                                                   1.76x
--------------------------------------------------------------------------------

--------------------
(1)  Occupancy reflects the weighted average for the Galileo NXL Retail
     Portfolio and Westminster City Center Properties (hereinafter defined) by square footage.

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                                  [MAP OMITTED]

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THE LOANS. The mortgage loans (collectively, the "Galileo NXL Retail Portfolio and Westminster City Center Loans") are evidenced by two cross-collateralized and cross-defaulted promissory notes secured by first mortgages encumbering 19 anchored community shopping centers (the "Galileo NXL Retail Portfolio and
Westminster City Center Properties"). The table below provides specific information about the Galileo NXL Retail Portfolio and Westminster City Center
Properties. The Galileo NXL Retail Portfolio and Westminster City Center loans represent approximately 8.3% of the initial mortgage pool balance and approximately 8.7% of the initial loan group 1 balance.

The Galileo NXL Retail Portfolio and Westminster City Center Loans were originated on August 10, 2005 and have an aggregate principal balance as of the cut-off date of $255,000,000. The Galileo NXL Retail Portfolio and Westminster
City Center Loans have a remaining term of 117 months to their maturity date of
September 1, 2015. The Galileo NXL Retail Portfolio and Westminster City Center
Loans may be prepaid on or after June 1, 2015, and permit defeasance with
United States government obligations beginning on the earlier of two years after the creation of the securitization trust.

THE PROPERTIES. The Galileo NXL Retail Portfolio and Westminster City Center
Loans are secured by 19 anchored community shopping centers totaling 3,482,988 square feet. The Galileo NXL Retail Portfolio and Westminster City Center
Properties are located in 14 states and six regions, including the Northeast,
Mid-Atlantic, South, Midwest, Mountain West, and West Coast. The largest state concentrations are represented by Florida, with three properties totaling
509,879 square feet (14.6% of total); Georgia, with three properties totaling
471,715 square feet (13.5% of total); and New York, with two properties totaling 440,334 square feet (12.6% of total). No other state represents more than 10% of the portfolio by square footage. The Galileo NXL Retail Portfolio and Westminster City Center Properties were purchased by the Galileo NXL Retail
Portfolio and Westminster City Center Borrowers (as defined below) from NXL (as defined below) (or affiliates thereof) simultaneously with the origination of the Galileo NXL Retail Portfolio and Westminster City Center Loans.

The following table presents certain information regarding the Galileo NXL
Retail Portfolio and Westminster City Center Properties:

           GALILEO NXL RETAIL PORTFOLIO AND WESTMINSTER CITY CENTER PROPERTIES
-----------------------------------------------------------------------------------------
                                                                YEAR BUILT/      SQUARE
                PROPERTY             CITY              STATE     RENOVATED       FEET

 Westminster City Center .......... Westminster         CO        1996          341,600
 Panama City Square ............... Panama City         FL        1989          289,119
 Parkway Plaza .................... Winston Salem       NC     1960 / 2004      286,405
 Galleria Commons ................. Henderson           NV        1998          276,460
 Shops at Seneca Mall ............. Liverpool           NY     1971 / 1989      235,725
 Merchants Central ................ Winchester          TN        1996          208,123
 Genesee Valley Shopping
   Center ......................... Geneseo             NY        1993          204,609
 Vail Ranch Center ................ Temecula            CA     1997 / 2004      203,904
 Roundtree Place .................. Ypsilanti           MI        1992          195,413
 Perry Marketplace ................ Perry               GA     1992 / 2004      179,973
 Island Plaza ..................... James Island        SC        1994          171,224
 London Marketplace ............... London              KY        1994          169,032
 Perlis Plaza ..................... Americus            GA     1972 / 2003      165,315
 Marketplace at Wycliffe .......... Lake Worth          FL        2002          133,520
 Cordele Square ................... Cordele             GA     1968 / 2002      126,427
 Normandy Square .................. Jacksonville        FL     1976 / 1996       87,240
 Grand Central Plaza .............. Parkersburg         WV        1986           74,017
 Westlane Shopping Center ......... Indianapolis        IN     1968 / 1982       71,490
 Shops at Prospect ................ West Hempfield      PA        1994           63,392
----------------------------------- ---------------- --------     ----          -------
 TOTAL / WEIGHTED AVERAGE .........                                           3,482,988

                                      % OF TOTAL                                            APPRAISED
                PROPERTY             SQUARE FEET    OCCUPANCY         PRIMARY TENANT          VALUE

 Westminster City Center ..........   9.8%         100.0%            Circuit City         $ 64,800,000
 Panama City Square ...............   8.3%          95.7%              Wal-Mart           $ 23,250,000
 Parkway Plaza ....................   8.2%          94.9%        Lowes Food Stores        $ 27,400,000
 Galleria Commons .................   7.9%          82.9%      Burlington Coat Factory    $ 33,900,000
 Shops at Seneca Mall .............   6.8%          73.4%               K-Mart            $ 10,600,000
 Merchants Central ................   6.0%          96.7%              Wal-Mart           $ 13,350,000
 Genesee Valley Shopping
   Center .........................   5.9%         100.0%(1)           Wal-Mart           $ 18,400,000
 Vail Ranch Center ................   5.9%          96.1%        Stater Bros. Market      $ 37,900,000
 Roundtree Place ..................   5.6%          98.1%              Wal-Mart           $ 15,900,000
 Perry Marketplace ................   5.2%          98.0%               Kroger            $ 12,800,000
 Island Plaza .....................   4.9%          93.2%             Gold's Gym          $ 11,400,000
 London Marketplace ...............   4.9%         100.0%               K-Mart            $ 11,450,000
 Perlis Plaza .....................   4.7%          96.6%               Belk's            $  9,800,000
 Marketplace at Wycliffe ..........   3.8%          96.4%             Winn-Dixie          $ 26,900,000
 Cordele Square ...................   3.6%          97.1%               Belk's            $  7,425,000
 Normandy Square ..................   2.5%         100.0%             Winn-Dixie          $  6,500,000
 Grand Central Plaza ..............   2.1%         100.0%             T.J. Maxx           $  7,350,000
 Westlane Shopping Center .........   2.1%          95.0%         Marsh Supermarkets      $  4,340,000
 Shops at Prospect ................   1.8%          94.1%              Redner's           $  8,600,000
-----------------------------------------          --------    -------------------------  ------------
 TOTAL / WEIGHTED AVERAGE ......... 100.0%          94.5%                                 $352,065,000

--------------------
(1)  The economic occupancy at the Genesee Valley Shopping Center Property is
     100%. However, the physical occupancy is 54.5%. Wal-Mart, the largest tenant, went dark on August 24, 2005 but will continue to pay rent until the expiration of the lease on January 29, 2013.

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The following table presents certain information relating to the major tenants of the Galileo NXL Retail Portfolio and Westminster City Center Properties:

                              TEN LARGEST TENANTS BY BASE RENT
--------------------------------------------------------------------------------------------
                                                                CREDIT RATINGS    NUMBER OF
 TENANT                                   PARENT COMPANY       (MOODY'S/S&P)(1)    STORES
--------------------------------------------------------------------------------------------

 Wal-Mart .......................     Wal-Mart Stores Inc.          Aa2/AA           4
 Babies R Us ....................       Toys R Us, Inc.            Caa2/B-           2
 Winn-Dixie .....................    Winn-Dixie Stores Inc.         NR/NR            3
 Circuit City ...................  Circuit City Stores, Inc.        NR/NR            1
 TJ Maxx ........................        TJX Cos. Inc.               A3/A            3
 Burlington Coat Factory ........   Burlington Coat Factory         NR/NR            1
                                        Warehouse Corp.
 Comp USA .......................        Comp USA Inc.              NR/NR            2
 Gordman's ......................        Gordman's Inc.             NR/NR            1
 Wegman's Food Market ...........  Wegmans Food Markets Inc.        A-/NR            1
 Kroger .........................        The Kroger Co.           Baa2/BBB-          2
--------------------------------------------------------------------------------------------
 TOTAL ..........................                                                   20
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                 % OF PORTFOLIO                   % OF PORTFOLIO
 TENANT                             BASE RENT      BASE RENT       SQUARE FEET         GLA
-------------------------------------------------------------------------------------------------

 Wal-Mart ....................... $1,979,802         7.3%           461,079          13.2%
 Babies R Us .................... $  791,187         2.9%            80,734           2.3%
 Winn-Dixie ..................... $  779,176         2.9%            97,074           2.8%
 Circuit City ................... $  731,048         2.7%            58,908           1.7%
 TJ Maxx ........................ $  658,935         2.4%            92,822           2.7%
 Burlington Coat Factory ........ $  637,500         2.4%            85,000           2.4%
 Comp USA ....................... $  634,199         2.3%            49,473           1.4%
 Gordman's ...................... $  613,299         2.3%            54,260           1.6%
 Wegman's Food Market ........... $  608,499         2.2%            77,413           2.2%
 Kroger ......................... $  579,075         2.1%            79,074           2.3%
-------------------------------------------------------------------------------------------------
 TOTAL .......................... $8,012,719        29.5%         1,135,837          32.6%
-------------------------------------------------------------------------------------------------

--------------------
(1) Credit ratings are of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Galileo NXL Retail Portfolio and Westminster City Center
Properties:

                       LEASE ROLLOVER SCHEDULE(2)
-----------------------------------------------------------------------
                         NUMBER      SQUARE       % OF         BASE
                       OF LEASES      FEET        GLA         RENT
 YEAR                   EXPIRING    EXPIRING   EXPIRING     EXPIRING
-----------------------------------------------------------------------

 Vacant .............    NAP       192,451      5.5%           NAP
 Month-to-Month .....     13        43,380      1.2%      $   567,560
 2005................     25        66,106      1.9%      $   744,393
 2006................     68       379,429     10.9%      $ 2,857,298
 2007................     72       398,395     11.4%      $ 3,527,617
 2008................     48       361,127     10.4%      $ 2,929,128
 2009................     38       278,560      8.0%      $ 2,573,131
 2010................     15       158,988      4.6%      $ 1,027,970
 2011 ...............     13       206,772      5.9%      $ 2,169,778
 2012................     16       389,247     11.2%      $ 3,170,791
 2013................     8        170,548      4.9%      $ 1,339,372
 Thereafter .........     33       837,985     24.1%      $ 6,210,006
-----------------------------------------------------------------------
 TOTAL ..............    349      3,482,988   100.0%      $27,117,044
-----------------------------------------------------------------------

------------------------------------------------------------------------------------------
                           % OF     CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                       BASE RENT   SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                   EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------

 Vacant .............     NAP         192,451         5.5%         NAP            NAP
 Month-to-Month .....      2.1%       235,831         6.8%     $   567,560         2.1%
 2005................      2.7%       301,937         8.7%     $ 1,311,953         4.8%
 2006................     10.5%       681,366        19.6%     $ 4,169,251        15.4%
 2007................     13.0%     1,079,761        31.0%     $ 7,696,868        28.4%
 2008................     10.8%     1,440,888        41.4%     $10,625,995        39.2%
 2009................      9.5%     1,719,448        49.4%     $13,199,126        48.7%
 2010................      3.8%     1,878,436        53.9%     $14,227,097        52.5%
 2011 ...............      8.0%     2,085,208        59.9%     $16,396,875        60.5%
 2012................     11.7%     2,474,455        71.0%     $19,567,666        72.2%
 2013................      4.9%     2,645,003        75.9%     $20,907,038        77.1%
 Thereafter .........     22.9%     3,482,988       100.0%     $27,117,044       100.0%
------------------------------------------------------------------------------------------
 TOTAL ..............    100.0%     3,482,988       100.0%     $27,117,044       100.0%
------------------------------------------------------------------------------------------

--------------------
(2) Information obtained from the Galileo NXL Retail Portfolio and Westminster
    City Center Borrower's rent roll.

THE BORROWERS. The following Galileo NXL Retail Portfolio and Westminster City
Center Borrowers are associated with the two promissory notes comprising the
Galileo NXL Retail Portfolio and Westminster City Center Loans: Galileo
Westminster LLC; Galileo Vail Ranch, LP; Galileo Galleria, LLC; Galileo Parkway
Plaza, LP; Galileo Marketplace Wycliffe, LLC; Galileo Panama City, LLC; Galileo
Apollo IV Sub LLC; Galileo Roundtree Place, LLC; Galileo Merchants Central LP;
Galileo London Marketplace, LLC; Galileo Shops at Prospect LP; Galileo Grand
Central Plaza LLC and Galileo Normandy Square, LLC (collectively, the "Galileo
NXL Retail Portfolio and Westminster City Center Borrowers"). Each of these entities is a single-purpose Delaware limited liability company or Delaware limited partnership. Galileo America LLC, a Delaware limited liability company
(the "JV"), the members of which are New Plan Australian Member, LLC (3.74%), a
Delaware limited liability company, ERP Australian Member, LLC (1.26%), a

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Delaware limited liability company, and Galileo America, Inc. (95%), a real estate investment trust (a "REIT") organized under the laws of Maryland, indirectly owns 100% of the beneficial interests in all of the Galileo NXL
Retail Portfolio and Westminster City Center Borrowers.

Galileo America, Inc. is wholly-owned by Galileo Shopping America Trust, which is a publicly traded REIT on the Australian Stock Exchange that was formed in
2003 and that has reported approximately $1.77 billion of assets.(1)

New Plan Australian Member, LLC and ERP Australian Member, LLC are each directly or indirectly owned by New Plan Excel Realty Trust, Inc, ("NXL"), a
NYSE-listed real estate investment trust. NXL is a New York-based REIT that was formed in 1972 and has been publicly traded since 1993. As of October 27, 2005,
NXL's equity market capitalization was valued at over $2.2 billion and its net real estate assets were valued at over $3.5 billion. The 52-week range for
NXL's stock is $20.18 to $28.65.

PROPERTY MANAGEMENT. NXL has retained an ownership interest in the Galileo NXL
Retail Portfolio and Westminster City Center Properties through its 5% stake in
Galileo America LLC, the purchaser of the Galileo NXL Retail Portfolio and
Westminster City Center Properties and the deal sponsor. NXL, which managed the properties prior to their acquisition by the Galileo NXL Retail Portfolio and
Westminster City Center Borrowers, will continue to manage the properties through ERT Australian Management, L.P.

LOCKBOX. At closing the Galileo NXL Retail Portfolio and Westminster City
Center Borrowers established a hard lockbox. The Galileo NXL Retail Portfolio and Westminster City Center Borrowers shall have access to and rights of withdrawal with respect to the rent account until the occurrence of an event of default or if the debt service coverage ratio (DSCR) for the preceding 12 months is less than 1.27x (a "Cash Management Trigger Event").  Upon the occurrence of a Cash Management Trigger Event, the rent account shall be under the sole dominion and control of the lender until the event of default causing the Cash Management Trigger Event has been cured or waived or the DSCR for the preceding 12 months is at least 1.37x for three months.

ESCROWS. The following escrow / reserve accounts have been established with respect to the Galileo NXL Retail Portfolio and Westminster City Center Loans:

                      ESCROWS / RESERVES
--------------------------------------------------------------
 TYPE:                                  INITIAL      MONTHLY

  Taxes ............................. $2,278,202    $336,196
  Insurance ......................... $  449,922    $ 64,275
  Capital Expenditures .............. $        0    $ 43,537
  Immediate Repair Reserves ......... $  224,219    $      0
  Rollover Reserves ................. $  568,956    $      0
  Ground Rent ....................... $   14,358    $  7,179

SUBSTITUTION. Permitted in connection with the $208,000,000 Galileo NXL Retail
Portfolio Loan provided that, among other things, the following conditions are satisfied after giving effect to the substitution: (i) the loan-to-value ratio is less than the lesser of the loan-to-value ratio for the substituted property based on an appraisal not more than 45 days prior to such substitution and the allocated loan amount for such property and 72.5%, (ii) the DSCR is at least equal to the greater of the DSCR in the Preceding Period (as defined herein)
and 1.83x, and (iii) the net operating income (NOI) is at least equal to the
NOI in the Preceding Period. "Preceding Period" is the trailing 12 month period immediately prior to a substitution, release or alteration, as the case may be.
The allocated loan amount of the substitute property or properties shall not exceed, individually or in the aggregate, 33% of the principal balance on the closing date.

PARTIAL DEFEASANCE OF INDIVIDUAL PROPERTIES. Permitted after the second anniversary of securitization for the $208,000,000 Galileo NXL Retail Portfolio
Loan, provided that, among other things, the following conditions are satisfied after giving effect to the release: (i) the DSCR is equal to or greater than the DSCR in the Preceding Period and 1.83x, and (ii) the Galileo NXL Retail
Portfolio Borrowers deposit with the lender U.S. government securities sufficient to make scheduled payments on the loan in the amount of 125% of the allocated loan amount in respect of the released property.

PARCEL RELEASE/PARTIAL DEFEASANCE OF PARCELS. Permitted for unimproved, non-income producing parcels of land (or parking areas with de minimis income)
for addition or expansion of improvements for retail purposes, provided that, among other things, (i) the borrower delivers an officer's certificate stating that the value and the NOI at the remaining property would increase after taking into account the proposed use of the release parcel, (ii) DSCR for the
Preceding Period is not less than 1.83x, in the case of the $208,000,000
Galileo NXL Retail Portfolio Loan, or 1.58x, in the case of the $47,000,000
Westminster City Center Loan, (iii) prior to the second anniversary of securitization, the greater of the appraised value of the parcel and the purchase price of the parcel plus the greater of 1% thereof or yield maintenance thereon is held by the lender as additional collateral, or after the second anniversary of securitization, defeasance in the amount of 125% of the greater of the appraised value of the parcel and the purchase price of the parcel, (iv) the release parcel is subdivided from the remaining property and
(v) the borrower delivers certain legal opinions and officer's certificates.

--------------------
(1) Based on the $US exchange rate as of September 7, 2005.

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In addition, in the case of the $47,000,000 Westminster City Center Loan, one of the tenants at the property has the option to purchase the parcel it currently leases and a right of first refusal with respect to such parcel, the exercise of which is permitted, provided that, among other things, (i) the release parcel is subdivided from the remaining property, (ii) the borrower delivers certain legal opinions and officer's certificates and (iii) if the
DSCR (excluding the lease that contains the purchase option and right of first refusal) is less than 1.58x on the date of the release, the borrower shall pay to the lender the amount the tenant is required to pay to the borrower under the lease in connection with the purchase and such amount shall be held by the lender as additional collateral for the loan until the DSCR (excluding the lease that contains the purchase option and right of first refusal) exceeds
1.58x for three consecutive payment dates.

PROPERTY ALTERATIONS. Permitted, subject to certain restrictions, including providing a completion guaranty for alterations, in the aggregate, in excess of
$5,000,000 for the $208,000,000 Galileo NXL Retail Portfolio Loan, or in excess of $2,000,000 for the $47,000,000 Westminster City Center Loan, the posting of collateral in the event that NOI during the Preceding Period exceeds by 5% or more the NOI during alteration, or any alteration that would exceed 5% of the principal balance of either loan and the delivery of certain legal opinions and officer's certificate of the borrower. However, alterations which would reduce debt yield during such alteration below 90% of the pre-alteration debt yield or which have an aggregate budgeted cost greater than 15% of the principal balance, are not permitted.

ENVIRONMENTAL INSURANCE(1). Six of the nineteen properties securing the Galileo
NXL Retail Portfolio Loan and Westminster City Center Loan currently have or historically had dry cleaners or gas stations on the premises. The Borrowers have obtained an environmental insurance policy through AIG that provides $2 million of coverage per incident up to a $7.5 million aggregate cap.

----------
(1)  The environmental insurance policy provides blanket coverage for a
     69-property portfolio. The policy has a 5-year term and Galileo NXL Retail
     Portfolio and Westminster City Center Borrower has provided a covenant to renew the policy, subject to the availability of a new policy on commercially reasonable terms.

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ASHFORD HOTEL PORTFOLIO

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Properties                                                10
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                               1,703
Physical Percentage Occupancy as of June 30, 2005                          73.3%
Year Built/Renovated                                                   See Table
Appraisal Value                                                     $211,100,000
Underwritten Economic Occupancy                                            73.9%
Underwritten Revenues                                                $58,216,936
Underwritten Total Expenses                                          $38,529,664
Underwritten Net Operating Income (NOI)                              $19,687,271
Underwritten Net Cash Flow (NCF)                                     $17,358,593
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                October 13, 2005
Cut-off Date Principal Balance                                      $160,490,000
Cut-off Date Loan Balance Per Room                                       $94,240
Percentage of Initial Mortgage Pool Balance                                 5.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                               9 Fee/1 Leasehold
Mortgage Rate                                                            5.2175%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            56
Original Term to Maturity/ARD (Months)                                       116
Original Amortization Term (Months)                                          300
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     76.0%
LTV Ratio at Maturity or ARD                                               67.9%
Underwritten DSCR on NOI                                                   1.71x
Underwritten DSCR on NCF                                                   1.51x
--------------------------------------------------------------------------------

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                                  [MAP OMITTED]

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THE LOAN. The mortgage loan is evidenced by two pari passu promissory notes
(the "Ashford Hotel Portfolio A-1 Note" and the "Ashford Hotel Portfolio A-2
Note", collectively the "Ashford Hotel Portfolio Loan") secured by a first mortgage encumbering the fee interest in nine full service and extended-stay hotels and leasehold interest in one full service hotel. The hotels, which total 1,703 rooms, are flagged by Marriott, Radisson, Sheraton, and Crowne
Plaza, except one hotel which is independent (each, an "Ashford Hotel Portfolio
Property" and collectively the "Ashford Hotel Portfolio Properties"). The
Ashford Hotel Portfolio Loan represents approximately 5.2% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 1 balance. Both the Ashford Hotel Portfolio A-1 Note and the Ashford Hotel
Portfolio A-2 Note will be included in the securitization trust.

The Ashford Hotel Portfolio Loan was originated on October 13, 2005 and has a principal balance as of the cut-off date of $160,490,000. The Ashford Hotel
Portfolio A-1 Note has a principal balance as of the cut-off date of
$90,000,000. The Ashford Hotel Portfolio A-2 Note has a principal balance as of the cut-off date of $70,490,000. The Ashford Hotel Portfolio Loan has a remaining term of 115 months and a scheduled maturity date of July 1, 2015.
Beginning October 13, 2005 and ending the day that is two years after securitization, the Ashford Hotel Portfolio Loan permits prepayment subject to a prepayment premium equal to the greater of yield maintenance with United
States government obligations and one percent of the principal balance being repaid. Additionally, the Ashford Hotel Portfolio Loan permits defeasance with
United States governmental obligations beginning two years after the securitization of the Ashford Hotel Portfolio Loan. Finally, the Ashford Hotel
Portfolio Loan may be prepaid without premium on or after June 1, 2015.

THE PROPERTIES. The Ashford Hotel Portfolio Loan is collateralized by 10 properties containing a total of 1,703 rooms. The properties are located in 7 states and will be managed by affiliates of Marriott International, Inc.
("Marriott") and Remington Lodging and Hospitality, LP ("Remington"), an
affiliate of Ashford Hospitality Trust, Inc.

The following tables present certain information relating to the Ashford Hotel
Portfolio Properties:

------------------------------------------------------------------------------------------
                                  PORTFOLIO PROPERTIES
                                  --------------------
                                                                            CUT-OFF DATE
                                                                             ALLOCATED
 PROPERTY NAME                                PROPERTY LOCATION    ROOMS      BALANCE
------------------------------------------------------------------------------------------

 Residence Inn Orlando Sea World .......... Orlando, FL             350   $ 35,960,099
 Crowne Plaza Key West .................... Key West, FL            160   $ 31,094,462
 Sheraton Minneapolis ..................... Minnetonka, MN          220   $ 19,842,676
 Residence Inn Cottonwood ................. Salt Lake City, UT      144   $ 14,444,860
 Courtyard Overland Park .................. Overland Park, KS       168   $ 12,544,221
 Historic Inns Annapolis .................. Annapolis, MD           124   $ 12,316,144
 Courtyard Palm Desert .................... Palm Desert, CA         151   $ 11,251,786
 Residence Inn Palm Desert ................ Palm Desert, CA         130   $ 11,175,760
 SpringHill Suites University Research
   Park ................................... Charlotte, NC           136   $  6,386,149
 SpringHill Suites Durham Airport ......... Durham, NC              120   $  5,473,842
------------------------------------------------------------------------------------------
 TOTAL ....................................                       1,703   $160,490,000
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                              YEAR BUILT/
 PROPERTY NAME                                REVOVATED(1)              BORROWER             MANAGER
------------------------------------------------------------------------------------------------------

 Residence Inn Orlando Sea World ..........     2002      Ashford Orlando Sea World         Marriott
                                                          Limited Partnership
 Crowne Plaza Key West ....................   1925/1985   Key West Florida Hotel Limited    Remington
                                                          Partnership
 Sheraton Minneapolis .....................   1984/2001   Minnetonka Minnesota Hotel        Remington
                                                          Limited Partnership
 Residence Inn Cottonwood .................     1999      Ashford Salt Lake Limited         Marriott
                                                          Partnership
 Courtyard Overland Park ..................     2000      Ashford Overland Park Limited     Marriott
                                                          Partnership
 Historic Inns Annapolis ..................   1727/2005   Annapolis Maryland Hotel          Remington
                                                          Limited Partnership
 Courtyard Palm Desert ....................     1999      Ashford Ruby Palm Desert I        Marriott
                                                          Limited Partnership
 Residence Inn Palm Desert ................     1999      Ashford Ruby Palm Desert I        Marriott
                                                          Limited Partnership
 SpringHill Suites University Research                    Ashford Charlotte Limited
   Park ...................................     2001      Partnership                       Marriott
 SpringHill Suites Durham Airport .........     2000      Ashford Raleigh Limited           Marriott
                                                          Partnership
------------------------------------------------------------------------------------------------------
 TOTAL ....................................
------------------------------------------------------------------------------------------------------

--------------------
(1)  The borrowers are obligated under the loan documents to spend the following on capital improvements by April 12, 2006: (i) $1,561,056 for Crowne Plaza
     Key West; (ii) $1,345,618 for Sheraton Minneapolis; and by December 31,
     2006 (iii) $958,500 for Residence Inn Cottonwood; (iv) $3,159,386 for
     Historic Inns Annapolis; (v) $971,220 for Courtyard Palm Desert; (vi)
     $1,293,900 for Residence Inn Palm Desert; and (vii) $29,500 for SpringHill
     Suites Durham Airport. Ashford Hospitality Limited Partnership provided a guaranty for the required capital expenditures.

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-------------------------------------------------------------------------------------------------------
                                        OPERATIONAL STATISTICS

                                            2003(1)                              2004(1)
                             ------------------------------------ ------------------------------------
 PROPERTY NAME                    ADR      OCCUPANCY     REVPAR        ADR      OCCUPANCY     REVPAR

 Residence Inn Orlando Sea
   World ...................  $  83.80        72.5%    $  60.75    $  99.61        81.7%    $  81.33
 Crowne Plaza Key West .....  $ 137.01        78.6%    $ 107.69    $ 147.24        80.4%    $ 118.40
 Sheraton Minneapolis ......  $  89.87        62.9%    $  56.53    $  89.94        70.4%    $  63.30
 Residence Inn
   Cottonwood ..............  $  90.64        66.3%    $  60.12    $  95.42        72.5%    $  69.19
 Courtyard Overland Park....  $  82.60        63.8%    $  52.73    $  91.65        64.8%    $  59.40
 Historic Inns Annapolis ...  $ 119.19        54.4%    $  64.84    $ 121.57        57.4%    $  69.77
 Courtyard Palm Desert .....  $  86.88        66.6%    $  57.86    $  95.69        64.1%    $  61.34
 Residence Inn Palm
   Desert ..................  $ 101.36        76.1%    $  77.15    $ 108.77        75.0%    $  81.55
 SpringHill Suites
   University Research
   Park ....................  $  69.70        66.2%    $  46.16    $  72.80        69.3%    $  50.47
 SpringHill Suites Durham
   Airport .................  $  63.05        69.4%    $  43.79    $  73.52        68.3%    $  50.22
-------------------------------------------------------------------------------------------------------
 TOTAL .....................  $  91.99        68.2%    $  62.71    $ 100.24        71.9%    $  72.06

                                 TRAILING 12-MONTH JUNE 2005(1)               ML UNDERWRITING
                             ------------------------------------- -------------------------------------
 PROPERTY NAME                    ADR       OCCUPANCY     REVPAR        ADR       OCCUPANCY     REVPAR

 Residence Inn Orlando Sea
   World ...................   $ 104.31        85.1%    $  88.75     $ 104.31        85.1%    $  88.75
 Crowne Plaza Key West .....   $ 162.66        82.8%    $ 134.74     $ 162.66        82.8%    $ 134.74
 Sheraton Minneapolis ......   $  92.39        73.7%    $  68.14     $  92.39        73.7%    $  68.14
 Residence Inn
   Cottonwood ..............   $  97.00        75.5%    $  73.27     $  97.00        75.5%    $  73.27
 Courtyard Overland Park....   $  95.22        65.2%    $  62.12     $  95.22        65.2%    $  62.12
 Historic Inns Annapolis ...   $ 125.81        57.0%    $  71.71     $ 125.81        65.0%    $  81.78
 Courtyard Palm Desert .....   $  99.82        62.5%    $  62.41     $  99.82        62.5%    $  62.41
 Residence Inn Palm
   Desert ..................   $ 113.46        72.1%    $  81.76     $ 113.46        72.1%    $  81.76
 SpringHill Suites
   University Research
   Park ....................   $  74.03        70.1%    $  51.88     $  74.03        70.1%    $  51.88
 SpringHill Suites Durham
   Airport .................   $  75.51        69.0%    $  52.12     $  75.51        69.0%    $  52.12
-----------------------------  --------        ----     --------     --------        ----     --------
 TOTAL .....................   $ 104.88        73.3%    $  76.85     $ 105.03        73.9%    $  77.57

---------------------------------------------------------------------------------------------------
                                      PENETRATION INDICES(2)

 PROPERTY NAME                                       ADR INDEX    OCCUPANCY INDEX    REVPAR INDEX

  Residence Inn Orlando Sea World ................     116.9%          103.1%           120.5%
  Crowne Plaza Key West ..........................     115.2%          104.9%           120.9%
  Sheraton Minneapolis ...........................      98.4%          113.3%           111.4%
  Residence Inn Cottonwood .......................     181.1%          112.4%           203.6%
  Courtyard Overland Park ........................     118.9%           98.3%           116.9%
  Historic Inns Annapolis ........................      99.0%           82.2%            81.4%
  Courtyard Palm Desert ..........................     108.6%           96.6%           105.0%
  Residence Inn Palm Desert ......................      98.8%          118.9%           117.5%
  SpringHill Suites University Research Park .....     110.1%          128.4%           141.4%
  SpringHill Suites Durham Airport ...............     109.0%          107.0%           116.7%
---------------------------------------------------------------------------------------------------
  TOTAL ..........................................     115.6%          106.5%           123.5%
---------------------------------------------------------------------------------------------------

THE MARKET(2),(3). The Residence Inn Orlando Sea World is located in the City of
Orlando, the County of Orange, and the State of Florida, and is part of the
Orlando, FL metropolitan statistical area (MSA). The area has emerged as a center for banking, light manufacturing and distribution, partially as a result of its proximity to the Kennedy Space Center and its central location within
Florida. The hotel is located near the major local attractions, including
SeaWorld Orlando (1.5 miles), Orange County Convention Center (2.6 miles),
Universal Studios (5.5 miles), Islands of Adventure (5.5 miles), Downtown
Disney (8 miles), Walk Disney World (9.4 miles) and MGM Studios (9.4 miles).
Demand in the market recorded an average annual compounded increase of 19.5%
from 2000 to 2004, outpacing the increase in supply by nine-tenths of one percent. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 81.6%, $90.21, and $73.63, respectively.

The Crowne Plaza Key West is located in the City of Key West, Monroe County, the State of Florida, and is in the Key West-Marathon, FL MSA. The hotel is situated in the heart of the Old Town's Historic District, and within walking distance of the area's tourist attractions, shopping, and restaurants. The closest tourist attractions include the Heritage House Museum and Robert Frost
Cottage (349 yards), the Mel Fisher Maritime Museum (557 yards), President
Truman's Little White House (568 yards), Mallory Square (743 yards) and Ernest
Hemingway Home and Museum (820 yards). From 1999 to 2004, market-wide average rate recorded an average annual compounded increase of 3.3%. Year-end 2003 and
2004, as well as year-to-date figures indicate market-wide average rate increased by 3.1%, 9.2%, and 9.3%, respectively. The twelve months ending June
2005 for the competitive set in occupancy, average daily room rate, and RevPar was 77.8%, $143.27, and $111.42, respectively.

--------------------
(1)  As provided by the Ashford Hotel Portfolio Borrowers.
(2)  Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics and
     Competitive Set ADR, Occupancy and RevPAR information obtained from a Smith
     Travel Research ("STR") Report as of June 2005.
(3)  Certain information is from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

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The Sheraton Minneapolis is located in the City of Minnetonka, the County of
Hennepin, and the State of Minnesota, and is part of the Minneapolis-St.
Paul-Bloomington MSA. The market is comprised of the cities of St. Louis Park,
Golden Valley, Plymouth, and Minnetonka. The hotel is located within close proximity to several large corporations, which include Health Partners (1 mile), Novartis (2 miles), Allianz (2 miles), Metris (2 miles) and General
Mills (2 miles). RevPAR increased in 2004 and year-to-date through July 2005,
5.7% and 5.9%, respectively, which indicates growing occupancy in the market.
The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 64.8%, $94.31, and $61.14, respectively.

The Residence Inn Cottonwood is located in the City and County of Salt Lake, and the State of Utah, and is part of the Salt Lake City, UT MSA. Salt Lake
County is situated on the Wasatch Front, a 110-mile strip running along the base of the Wasatch Mountains from Brigham City in the north to Santaquin in the south. The hotel is located within close proximity to the Cottonwood
Corporate Center (1.5 miles), Bluecross & Blue Shield (2 miles) and Navitaire
(3 miles). Demand in the market grew by an average annual compounded rate of
4.0% over the period of 1999 to 2004. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was
66.8%, $53.75, and $35.89, respectively.

The Courtyard Overland Park is located in the City of Overland Park, the County of Johnson, and the State of Kansas. Overland Park is part of the Kansas City,
MO-KS MSA. The hotel is located near the Overland Park Convention Center (0 mile), Black & Veatch World Headquarters (0.5 mile), Sprint World Headquarters
(1 mile), Corporate Woods Office Park (2 miles), Applebee's World Headquarters
(3 miles) and Executive Hills Office Park (3 miles). Demand levels increased in conjunction with the additions to supply between 2000 and 2003, indicating that the new inventory induced some demand into the market. RevPAR levels exhibited strong increases of 13.3% in 2004, and 16.1% in year-to-date through February
2005, compared to the corresponding period in the previous year. These increases were driven by the cumulative increases in the market's occupancy and average rate during this period. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 66.2%,
$82.71, and $54.74, respectively.

The Historic Inns Annapolis is located in the city of Annapolis, which is in
Anne Arundel County, and the state of Maryland. The Greater Annapolis market is part of the Baltimore MSA. The inns are located in the immediate vicinity of the state's government buildings as well as historic State and Church Circles.
Government demand associated with visiting legislators and lobbyists is an important source of demand. Additionally, the properties are located close to the City Dock (0.5 mile), US Naval Academy (1 mile), St. John's College (1 mile), Eastport (3 miles) and Annapolis Mall (5 miles). RevPAR grew at an average annual rate of 1.4% between 1999 and 2004, with a gain of 7.3% noted in
2004. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 68.7%, $128.28, and $88.11, respectively.

The Courtyard Palm Desert is located in the city of Palm Desert, the county of
Riverside, and the state of California. Palm Desert is part of the
Riverside-San Bernardino-Ontario, CA MSA. The Palm Springs Desert resort area, located in southeastern Riverside County, is comprised of eight individual cities as follows: Cathedral City, Desert Hot Springs, Indian Wells, Indio, La
Quinta, Palm Desert, Palm Springs, and Rancho Mirage. The hotel is located near golf courses (1 to 15 miles), various casinos (6 to 25 miles) and the Palm
Springs Area (12 miles). Demand in the market has been able to outpace the increases in supply on an annual compounded basis. From 2000 through 2004, demand increased annually by 9.3% while supply increased by 7.2%. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 65.0%, $92.97, and $60.43, respectively.

The Residence Palm Desert is located in the city of Palm Desert, the county of
Riverside, and the state of California. Palm Desert is part of the
Riverside-San Bernardino-Ontario, CA MSA. The Palm Springs Desert resort area, located in southeastern Riverside County, is comprised of eight individual cities as follows: Cathedral City, Desert Hot Springs, Indian Wells, Indio, La
Quinta, Palm Desert, Palm Springs, and Rancho Mirage. The hotel is located near golf courses (1 to 15 miles), various casinos (6 to 25 miles) and the Palm
Springs Area (12 miles). Demand in the market has been able to outpace the increases in supply on an annual compounded basis. From 2000 through 2004, demand increased annually by 9.3% while supply increased by 7.2%. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 59.2%, $115.39, and $68.32, respectively.

SpringHill Suites University Research Park is located in the City of Charlotte, the County of Mecklenburg, the State of North Carolina, and is part of the
Charlotte-Gastonia-Rock Hill MSA. The immediate area surrounding the property is known as Charlotte's University Area and is roughly a ten-minute drive east of downtown. The hotel is located nearby the University of North Carolina at
Charlotte and its associated Medical Center, University Research Park,
University Executive Park, IBM, and Wachovia. Occupancy increased in 2004 and year-to-date through July 2005, with increases of 3.1% and 19.3%, respectively, which indicates growth in the market. Total room night demand has increased since the low point recorded in 2001. Year-to-date through February data show a strong 19.3% increase in demand, indicating the continued growth in market demand. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 55.3%, $68.60, and $37.92, respectively.

The SpringHill Suites Durham Airport is located in the City and County of
Durham, the State of North Carolina, and is part of the Raleigh-Durham-Chapel
Hill, NC MSA. The area includes lodging facilities located along the stretch of
Interstate 40 between the Raleigh-Durham International Airport, and Exit 281,
in Durham, North Carolina. The hotel is located in close proximity to the
Research Triangle Park (1 mile), the Imperial Center Business Park, and the
Raleigh-Durham International Airport (3 miles). Companies in close proximity include IBM, Glaxo Smithkline, Nortel Networks, Cisco Systems, Sony Ericsson,
Bayer, and Diosynth Biotechnology. RevPAR in 2003, 2004, and year-to-date through July 2005, increased 3.0%, 10.7% and 3.3%, respectively. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPar was 65.8%, $69.63, and $45.80, respectively.

                                       24

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
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THE BORROWER. The borrowers (the "Ashford Hotel Portfolio Borrowers") are each a single purpose entity owned and controlled indirectly by Ashford Hospitality
Limited Partnership, which is the operating partnership of Ashford Hospitality
Trust, Inc. Ashford Hospitality Trust, Inc. is a publicly traded real estate investment trust (a "REIT") headquartered in Dallas, TX. Ashford Hospitality
Trust, Inc. commenced operation and became a public REIT on August 29, 2003 and is listed on the NYSE under the ticker "AHT". Ashford Hospitality Trust, Inc.
invests in both debt and equity investments, secured exclusively by hotel assets. As of October 20, 2005, the company had an equity market capitalization of $448 million. As of June 30, 2005, the Company owned 79 hotels in 25 states with 12,868 rooms, and had acquired or originated mezzanine or first-mortgage loans receivable with a balance at June 30, 2005 of approximately $101.9 million.

PROPERTY MANAGEMENT. Seven of the Ashford Hotel Portfolio Properties are
managed by affiliates of Marriott, with the remaining three properties managed by Remington. Marriott is a leading worldwide hospitality company. Lodging activities, which include full-service, select-service, extended-stay and timeshare segments, develop, operate and franchise hotels and corporate housing properties under 16 separate brand names in 66 countries. Marriott has more than 2,700 lodging properties located in the United States and 65 other countries and territories. Remington is an affiliate of the sponsor, Ashford
Hospitality Trust, Inc.

Each management agreement shall be terminated by the applicable borrower, at the lender's request, following any default (beyond applicable notice and cure periods) by manager which permits termination of the management agreement. In the event that the property manager elects not to renew the term of any management agreement at the end of the initial term or any renewal term thereof, or if any management agreement is otherwise terminated by manager, then the applicable borrower shall appoint a replacement manager and a replacement hotel franchise to occupy and operate the property, each of which shall be acceptable to the lender and the rating agencies; provided that
Remington Lodging and Hospitality, L.P. shall be deemed an acceptable replacement manager, and Starwood Hotels & Resorts Worldwide, Inc., Hilton
Hotels Corporation, Marriott International, Inc. or any brand of any of them shall be deemed an acceptable replacement hotel franchise, and the approval of any of the foregoing as manager or hotel franchise, as applicable, by the lender and the rating agencies will not be required.

THE LOCKBOX. Seven of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott. For these Marriott--affiliate managed properties, the borrowers and managers are required to deposit all rents and other gross revenue (including credit card receivables) from the properties into a related manager-controlled account (the "Manager Account"). Pursuant to the applicable management agreements and related documents, the manager will apply the funds in the Manager Account to its base management fee, applicable taxes, insurance premiums and a capital improvements/FF&E reserve before transferring the remaining funds to a lender-controlled account. Funds in the lender-controlled account will be applied to payment of reserves for taxes and insurance premiums
(unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), debt service, a reserve for capital improvements (unless Marriott is manager of the properties and otherwise paid or reserved for by the manager), fees of the cash management bank, operating expenses of the applicable property (unless Marriott is manager of the properties and otherwise paid or reserved for by the manager) and debt service on a permitted mezzanine loan (if any).

The remaining three properties are managed by Remington. For the
Remington-managed properties, the Ashford Hotel Portfolio Borrowers and related managers are required to deposit all rents and other gross revenue (including credit card receivables) from the properties into a lender-controlled account.
Funds in the account will be applied in the following order: (a) fund the the ground rent reserve, (b) fund the monthly tax and insurance reserve, (c) pay monthly debt service, (d) fund the replacement reserve, (e) pay any other amounts due to the lender, and (f) provided no event of default has occurred and be continuing, pay any excess amounts to the Ashford Hotel Portfolio
Borrowers.

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the Ashford Hotel Portfolio Loan:

                                ESCROWS/RESERVES
                                ----------------

  TYPE:                                   INITIAL             MONTHLY

  Tax: ...............................   $132,438             $58,070
  Insurance: .........................   $533,132             $44,420
  Environmental Remediation: .........   $  3,100             $     0
  Ground Rent: .......................   $ 59,822             $43,055
  Immediate Repairs: .................   $175,413             $     0
  Replacement Reserve: ...............   $      0      4% of operating revenue

Taxes, Insurance, Replacement and Ground Rent Reserves  The taxes, insurance, ground rent and replacement reserve amounts indicated above represent only those reserved for the three properties managed by Remington. For the seven properties managed by affiliates of Marriott, escrow for taxes, insurance premiums and replacement reserves are not included in the above and will be held separately by the applicable property managers, provided so long as
Marriott remains as manager and no default has occurred and is continuing under the applicable management agreements.

Ground Rent Reserve The ground rent reserve was established for the leasehold property, which is the Crowne Plaza Key West. This is a Remington-managed asset.

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Capital Improvement Guaranty The Ashford Hotel Portfolio Borrowers are
obligated under the loan documents to spend an amount equal to $2,906,674 on capital improvements by April 12, 2006 and $6,412,506 by December 31, 2006.
Ashford Hospitality Limited Partnership has provided a guaranty for the required capital expenditures. Ashford Hospitality Limited Partnership is obligated under the guaranty to maintain (i) a tangible net worth equal to or not less than $100 million and (ii) liquid assets in excess of its guaranteed obligations.

ADDITIONAL DEBT. The Ashford Hotel Portfolio Borrowers will not be permitted to further encumber the property or incur additional indebtedness while the
Ashford Hotel Portfolio Loan is outstanding, except, if the debt service coverage ratio (DSCR) is greater than 1.50x and the loan-to-value based on new appraisals is not more than 70%, then the Ashford Hotel Portfolio Borrowers may incur mezzanine indebtedness such that the ratio of total indebtedness (i.e., loan plus mezzanine loan) does not exceed 75% and the all-in DSCR does not fall below 1.40x. In addition, in connection with the sale of the Ashford Hotel
Portfolio Properties where the purchaser assumes the Ashford Hotel Portfolio
Loan in accordance with the permitted transfers provision of the loan documents, a transferring borrower or sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of a rating agency confirmation letter.

SUBSTITUTION. Subject to the terms and conditions set forth in the loan agreement, Ashford Hotel Portfolio Loan Borrower(s) may, from time to time, replace an individual property with a qualified substitute property (a
"Property Substitution"), provided certain conditions, including the following, are met: (a) the aggregate of (i) the allocated loan amount with respect to the individual property to be replaced (the "Original Property"), plus (ii) the allocated loan amounts with respect to all individual properties previously or simultaneously replaced by Property Substitutions, shall be less than 50% of the then-current principal balance of the loan; (b) no event of default shall have occurred and be continuing on such date either before or after the
Property Substitution; (c) the then-current market value of any proposed qualified substitute property ("Substitute Property"), as determined by an appraisal acceptable to a reasonable commercial mortgage lender, shall equal or exceed the then-current market value of the Original Property immediately prior to the Property Substitution; (d) the net operating income of any Substitute
Property for the twelve-month period trailing the date of determination ("TTM
Period") shall equal or exceed the net operating income of the Original
Property; (e) after giving effect to the Property Substitution, the DSCR for the aggregate portfolio shall be no less than the greater of (i) 1.46x, and
(ii) the DSCR with respect to the Ashford Hotel Portfolio Loan for the TTM
Period; (f) each Substitute Property shall be (i) fully constructed and operating for a minimum of 12 months, and (ii) a limited service hotel property or full service hotel property, in each case operating under a Marriott,
Starwood or Hilton franchise or any other brand affiliated with the foregoing;
and (g) Ashford Hotel Portfolio Loan Borrower(s) shall have delivered to the lender confirmation of each of the rating agencies assigning a rating to securities issued in connection with the Ashford Hotel Portfolio Loan, that the
Property Substitution will not result in the qualification, withdrawal or downgrading of any such rating. Additionally, no Substitute Property may be subject to a ground lease.

PARTIAL DEFEASANCE.  Individual Ashford Portfolio Properties may be released from the lien of the related mortgage by the Ashford Hotel Portfolio Borrowers, provided conditions set forth in the loan documents are satisfied, including:
(i) no defeasance will be permitted until after the second anniversary of the securitization of the loan; (ii) a defeasance of a principal amount equal to
125% of the applicable allocated loan amount; (iii) the DSCR with respect to the remaining collateral is at least equal to the greater of 1.51x and the DSCR for the trailing twelve month period immediately prior to defeasance; and (iv)
the RevPAR with respect to the remaining collateral is at least equal to the greater of the RevPAR as of the closing date and the RevPAR for the trailing twelve month period immediately prior to defeasance.

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GLENDALE GALLERIA

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Glendale, CA
Property Type                                                 Anchored Retail(1)
Size (Square Feet)                                                    660,671(2)
Percentage Physical Occupancy as of August 31, 2005                     90.7%(2)
Year Built/Renovated                                                   1976/1998
Appraisal Value                                                     $630,000,000
# of Tenant Leases                                                        270(3)
Average Rent Per Square Foot                                           $38.90(2)
Underwritten Economic Occupancy                                         93.9%(2)
Underwritten Revenues                                                $51,959,492
Underwritten Total Expenses                                          $18,476,296
Underwritten Net Operating Income (NOI)                              $33,483,196
Underwritten Net Cash Flow (NCF)                                     $32,272,375
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                               September 9, 2005
Cut-off Date Principal Balance                                      $153,635,946
Cut-off Date Loan Balance Per SF/Unit                                    $423(4)
Percentage of Initial Mortgage Pool Balance                                 5.0%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            4.6496%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                              44.3%(4),(5)
LTV Ratio at Maturity or ARD                                        39.2%(4),(6)
Underwritten DSCR on NOI                                            1.95x(4),(7)
Underwritten DSCR on NCF                                            1.88x(4),(8)
Shadow Rating (Moody's/S&P)                                               Baa2/A
--------------------------------------------------------------------------------

--------------------
(1)  The Glendale Galleria Property is primarily a retail mall with a small adjacent office tower.
(2)  Includes in-line retail and office tenants. Does not include the 190,000 square feet Macy's ground lease pad.
(3)  Includes 215 retail tenant leases, 28 office tenant leases and 27 office storage tenant leases.
(4)  Based on the aggregate cut-off principal balance of the Glendale Galleria
     Loan and the cut-off principal balance of the Glendale Galleria Pari Passu
     Non-Trust Loan of $125,702,137 evidencing the Glendale Galleria Loan
     Combination, but excluding the related $40 million and $50 million subordinate non-trust loans.
(5)  If the subordinate non-trust loans had been included in the calculation, the resulting Cut-off Date LTV Ratio would have been 58.6%.
(6)  If the subordinate non-trust loans had been included in the calculation, the resulting LTV Ratios at Maturity or APR would have been 51.8%.
(7)  If the subordinate non-trust loans had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.43%.
(8)  If the subordinate non-trust loans had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.38%.

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                                  [MAP OMITTED]

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THE LOAN. The mortgage loan ("Glendale Galleria Loan"), is evidenced by one (1)
of multiple promissory notes, secured by a first mortgage encumbering a two-level, super regional mall and attached office tower located in Glendale,
California (the "Glendale Galleria Property"). The Glendale Galleria Loan has a
principal balance of $153,635,946 as of the cut-off date and represents approximately 5.0% of the initial mortgage pool balance and approximately 5.2%
of the initial loan group 1 balance and is shadow rated Baa2 and A by Moody's and S&P respectively.

The Glendale Galleria Loan was originated on September 9, 2005 and has a remaining term of 82 months to its maturity date of October 1, 2012. The
Glendale Galleria Loan may be prepaid on or after April 1, 2012 and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

One of the multiple promissory notes secured by the first mortgage on the
Glendale Galleria Property has a principal balance of $125,702,137 as of the cut-off date ("Glendale Pari Passu Non-Trust Loan"). It is pari passu in right of payment and in other respects to the Glendale Galleria Loan and has the same interest rate, maturity date, and amortization term as the Glendale Galleria
Loan but is held outside the trust.

A third note has an original principal balance of $40,000,000 ("Glendale
Galleria B-Note") and is also secured by the first mortgage encumbering the
Glendale Galleria Property. It is subordinate in right of payment and certain other respects to the Glendale Galleria Loan and the Glendale Galleria pari passu non-trust loan and is also held outside the trust. A fourth note has an original principal balance of $50,000,000 ("Glendale Galleria C-Note") and is also secured by the first mortgage encumbering the Glendale Galleria Property.
It is subordinate in right of payment and certain other respects to the
Glendale Galleria Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the
Glendale Galleria B-Note and is held outside the trust. In addition, a mezzanine loan in the amount of $30,000,000 ("Glendale Galleria Mezzanine
Loan") was originated simultaneously with the Glendale Galleria Loan and is secured by a 100% ownership interest in the Glendale Galleria Borrowers (as defined below).

THE PROPERTY. Located in Glendale, California, the Glendale Galleria is a
two-story enclosed super-regional mall that contains approximately 1,319,015 square feet of retail space and a 145,458 square foot 12-story office tower.
The Glendale Galleria Loan is collateralized by a first lien on the fee interests in 502,166 square feet of in-line space, 13,047 square feet of free-standing outparcel space, a 190,000 square-foot Macy's ground lease pad,
145,458 square feet of office space, and the leasehold interest in two adjacent parking garages. Glendale Galleria is currently anchored by JC Penney (205,000 square feet), Macy's (190,000 square feet), Robinsons-May (180,000 square feet), Nordstrom (140,871 square feet) and Mervyn's (87,931 square feet). JC
Penney, Nordstrom, Robinsons-May, and Mervyn's own their pads and improvements.
In an effort to avoid potential antitrust issues in connection with the merger of its corporate parent, The May Department Store Company with Federated
Department Stores, Robinson's-May has announced its intention to close its store at the Glendale Galleria.

The first phase of development, Glendale I, was completed in 1976. This initial phase comprised approximately 328,853 square feet of in-line space, a
4,419-space parking structure, and was anchored by Robinsons-May, Macy's, and
Ohrbach's. The second phase, Glendale II, was completed in 1983 and added
132,121 square feet of in-line space, two anchors (Nordstrom and Mervyn's),
147,000 square feet of office space, and a 1,795-space parking structure. In
1988, Ohrbach's department store was converted into 20 in-line shops totaling
54,000 square feet. Subsequently, the Glendale I parking structure was rebuilt,
Glendale Galleria's interior was renovated, and part of Glendale II was converted into "The Zone," a cutting-edge Generation Y shopping district.

The following table presents certain information relating to the major tenants of the retail component of the Glendale Galleria Property:

TENANT INFORMATION
------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                      CREDIT RATINGS    SQUARE     % OF    BASE RENT     LEASE
 TENANT NAME                                 PARENT COMPANY          (MOODY'S/S&P)(1)    FEET     GLA(2)      PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

 Macy's (Ground Lease) .........  Federated Department Stores Inc.       Baa1/BBB      190,000       --     $  0.05    12/31/2026
 Express .......................        Limited Brands, Inc.             Baa2/BBB       11,802      2.3%    $ 26.00    1/31/2015
 Gap ...........................            The Gap, Inc.               Baa3/BBB-       11,171      2.2%    $ 42.50    5/31/2007
 Victoria's Secret .............        Limited Brands, Inc.             Baa2/BBB       10,835      2.1%    $ 32.66    1/31/2013
 Banana Republic ...............            The Gap, Inc.               Baa3/BBB-       10,226      2.0%    $ 35.35    1/31/2010
---------------------------------------------------------------------------------------------------------------------------------

--------------------
(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.
(2)  Based on 515,213 square feet of in-line retail space, food court and parcel space. Does not include the 190,000 square-foot Macy's pad.

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The following table presents certain information relating to the lease rollover schedule of the retail component of the Glendale Galleria Property:

                      LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------
                         NUMBER      SQUARE      % OF        BASE
                       OF LEASES     FEET        GLA         RENT
 YEAR                   EXPIRING   EXPIRING   EXPIRING     EXPIRING

 Vacant .............     NAP      29,462      5.7%           NAP
 Month-to-Month .....      15      19,264      3.7%      $   948,072
 2005................       3       6,461      1.3%      $   258,888
 2006................      18      43,758      8.5%      $ 1,889,676
 2007................      21      53,750     10.4%      $ 2,298,336
 2008................      28      56,947     11.1%      $ 2,810,272
 2009................      13      22,458      4.4%      $ 1,282,548
 2010................      23      52,288     10.1%      $ 2,198,348
 2011 ...............      25      54,211     10.5%      $ 2,823,816
 2012................      19      47,931      9.3%      $ 2,104,800
 2013................      22      51,881     10.1%      $ 2,647,656
 2014................      16      32,510      6.3%      $ 1,876,512
 2015................       9      36,784      7.1%      $ 1,405,777
 Thereafter .........       3       7,508      1.5%      $   432,172
---------------------     ---      -------   -----       -----------
 TOTAL ..............     215      515,213   100.0%      $22,976,873

                           % OF     CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                       BASE RENT   SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                   EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .............     NAP        29,462           5.7%          NAP           NAP
 Month-to-Month .....      4.1%      48,726           9.5%     $   948,072         4.1%
 2005................      1.1%      55,187          10.7%     $ 1,206,960         5.3%
 2006................      8.2%      98,945          19.2%     $ 3,096,636        13.5%
 2007................     10.0%     152,695          29.6%     $ 5,394,972        23.5%
 2008................     12.2%     209,642          40.7%     $ 8,205,244        35.7%
 2009................      5.6%     232,100          45.0%     $ 9,487,792        41.3%
 2010................      9.6%     284,388          55.2%     $11,686,140        50.9%
 2011 ...............     12.3%     338,599          65.7%     $14,509,956        63.2%
 2012................      9.2%     386,530          75.0%     $16,614,756        72.3%
 2013................     11.5%     438,411          85.1%     $19,262,412        83.8%
 2014................      8.2%     470,921          91.4%     $21,138,924        92.0%
 2015................      6.1%     507,705          98.5%     $22,544,701        98.1%
 Thereafter .........      1.9%     515,213         100.0%     $22,976,873       100.0%
---------------------    -----      -------         -----      -----------      ------
 TOTAL ..............    100.0%     515,213         100.0%     $22,976,873       100.0%

--------------------
(1) Information obtained from the Glendale Galleria Borrower's rent roll.

The following table presents certain information relating to the major tenants of the office component of the Glendale Galleria Property:

                             TENANT INFORMATION
----------------------------------------------------------------------------
 TENANT NAME                                          PARENT COMPANY

 Travelers Indemnity Company .............         St. Paul Travelers
 General Growth Management, Inc. .........  General Growth Properties, Inc.
 Franscell, Strickland, Ro ...............                NAP
 Fonda & Fraser ..........................                NAP
 Irsfeld, Irsfeld & Younger ..............                NAP

                                             CREDIT RATINGS    SQUARE                   BASE       LEASE
 TENANT NAME                                 (MOODY'S/S&P)(2)   FEET    % OF GLA(3)   RENT PSF   EXPIRATION

 Travelers Indemnity Company .............      A3/BBB+       15,179        10.4%   $ 22.00    12/31/2008
 General Growth Management, Inc. .........      Ba2/BBB-      11,119         7.6%   $ 20.00    11/30/2014
 Franscell, Strickland, Ro ...............       NR/NR         9,194         6.3%   $ 24.20     4/30/2012
 Fonda & Fraser ..........................       NR/NR         9,093         6.3%   $ 24.38     6/14/2008
 Irsfeld, Irsfeld & Younger ..............       NR/NR         6,296         4.3%   $ 25.00     2/28/2009

--------------------
(2)  Credit ratings are of the parent company whether or not the parent guarantees the lease.
(3)  Based on 145,458 square feet of office space.

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The following table presents certain information relating to the lease rollover schedule of the office component of the Glendale Galleria Property:

                        LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------
                             NUMBER      SQUARE      % OF        BASE
                           OF LEASES     FEET        GLA         RENT
 YEAR                       EXPIRING   EXPIRING   EXPIRING     EXPIRING
-------------------------------------------------------------------------

 Vacant .................    NAP        31,878       21.9%         NAP
 Month-to-Month .........      26        4,981        3.4%   $  143,606
 2005....................       0            0        0.0%   $        0
 2006....................       6       11,510        7.9%   $  276,444
 2007....................       5       16,663       11.5%   $  416,400
 2008....................       8       38,165       26.2%   $  907,740
 2009....................       3       10,143        7.0%   $  246,396
 2010....................       4        9,992        6.9%   $  239,052
 2011 ...................       1        2,013        1.4%   $   54,348
 2012....................       1        8,994        6.2%   $  216,456
 2013....................       0            0        0.0%   $        0
 2014....................       1       11,119        7.6%   $  222,384
-------------------------------------------------------------------------
 TOTAL ..................      55      145,458      100.0%   $2,722,826
-------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              % OF      CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                           BASE RENT   SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                       EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------

 Vacant .................     NAP        31,878          21.9%         NAP            NAP
 Month-to-Month .........      5.3%      36,859          25.3%     $  143,606          5.3%
 2005....................      0.0%      36,859          25.3%     $  143,606          5.3%
 2006....................     10.2%      48,369          33.3%     $  420,050         15.4%
 2007....................     15.3%      65,032          44.7%     $  836,450         30.7%
 2008....................     33.3%     103,197          70.9%     $1,744,190         64.1%
 2009....................      9.0%     113,340          77.9%     $1,990,586         73.1%
 2010....................      8.8%     123,332          84.8%     $2,229,638         81.9%
 2011 ...................      2.0%     125,345          86.2%     $2,283,986         83.9%
 2012....................      7.9%     134,339          92.4%     $2,500,442         91.8%
 2013....................      0.0%     134,339          92.4%     $2,500,442         91.8%
 2014....................      8.2%     145,458         100.0%     $2,722,826        100.0%
----------------------------------------------------------------------------------------------
 TOTAL ..................    100.0%     145,458         100.0%     $2,722,826        100.0%
----------------------------------------------------------------------------------------------

--------------------
(1) Information obtained from the Glendale Galleria Borrower's rent roll.

THE MARKET.(2), (3) The City of Glendale is centrally located within the
"Tri-Cities" area in the foothills of the San Gabriel Mountains. The
"Tri-Cities" area includes the incorporated cities of Burbank, Glendale, and
Pasadena, which are situated along the path of the Ventura Freeway (State
Highway 134), a major east/west freeway through the north central portion of
Los Angeles County. Glendale is the third largest of the 84 cities in Los
Angeles County, with a population of approximately 200,000 and geographic boundaries encompassing just over 30 square miles. It is the third largest financial center in California, behind only Los Angeles and San Francisco. The city is home to numerous corporations including Nestle USA, Cigna Healthplan,
Walt Disney Company and DreamWorks, SKG.

The 2004 estimated population within a 5, 7, and 10-mile radius are 636,215,
1,418,135 and 2,665,446, respectively. The 2004 estimated average household incomes within a 5, 7, and 10-mile radius are $60,562, $57,809 and $59,759, respectively.

According to the appraisal, Los Angeles' retail vacancy rate ranks as the seventh lowest among Reis Reports, Inc. 65 top U.S. neighborhood and community center retail markets. Los Angeles' neighborhood and community retail center vacancy rate posted a 20 basis point decline over the past quarter, to a second quarter 2005 level of 3.1%. Specifically, the vacancy rate in the "Tri-Cities"
submarket was 1.0% and 1.6% for anchored and non-anchored retail space, respectively.

THE BORROWERS. Two of the borrowers, Glendale I Mall Associates, LLC and
Glendale II Mall Associates, LLC, both Delaware limited liability companies, own portions of The Glendale Galleria. A third borrower, Glendale Ohrbach's
Associates, LLC, also Delaware limited liability company, owns the Macy's anchor parcel at the Glendale Galleria. All three borrowers (the "Glendale
Galleria Borrowers") are single purpose entities sponsored by General Growth
Properties, Inc. ("GGP") and the New York State Common Retirement Fund
("NYSCRF"). Ownership interests in the borrowers are split on a 50/50 basis between the two sponsors.

GGP is a public, Chicago-based real estate investment trust (a "REIT")
primarily engaged in the ownership, operation, management, leasing, acquisition and development of regional malls and community shopping centers in the United
States. GGP is currently the second largest regional mall REIT in the United
States. As of October 31, 2005, GGP had ownership interests in, or management responsibility for 210 regional shopping malls totaling approximately 200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings. For the year ended December 31,
2004, GGP had total revenues of $1.8 billion and net income of $267.9 million.
As of June 30, 2005, GGP reported cash liquidity of approximately $50.5 million, total assets of $25.4 billion, and shareholders' equity of $2.0 billion.

NYSCRF is a pension and retirement fund. Using the combined resources of external investment managers, internal staff, and consultants, NYSCRF invests the trust assets in a diverse range of opportunities both domestically and internationally. The real estate group is responsible for investments which include directly owned real estate, joint ventures, public securities, commingled funds and mortgage loans. According to the latest annual report published by NYSCRF dated March 31, 2005, its net assets are worth approximately $128.0 billion.

--------------------
(2)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
(3)  The Reis Reports, Inc. is a provider and publisher of data on individual properties and multiple submarkets in approximately 80 U.S. metropolitan areas.

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PROPERTY MANAGEMENT. General Growth Management, Inc. ("GGM"), an affiliate of the Glendale Galleria Borrowers, manages the Glendale Galleria. Headquartered in Chicago, Illinois and in business for nearly 50 years, GGM is a wholly owned subsidiary of GGP. GGM provides day-to-day property management functions including leasing, management and development services to most of the properties in GGP's portfolio.

LOCKBOX. The Glendale Galleria Borrowers are required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no "trigger event"
has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the Glendale Galleria
Borrowers on each business day. Upon the occurrence of a "trigger event," all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account and will be applied daily in the following order to: (i) fund the tax and insurance reserves (provided that reserves for insurance will not be required as long as GGP maintains a blanket policy), (ii)
pay the monthly debt service, (iii) fund the replacement reserve, (iv) fund the rollover reserve, (v) pay any other amounts due to the lender, (vi) pay the
Glendale Galleria Borrowers for operating expenses, (vii) pay the mezzanine lender for amounts due under the Glendale Galleria Mezzanine Loan (as defined below) and (viii) provided no event of default has occurred and is continuing, pay any excess amounts to the Glendale Galleria Borrowers. A "trigger event"
shall occur upon (i) an event of default or (ii) the DSCR dropping below 1.15x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Glendale Galleria Loan:

Tax Reserves: Upon the occurrence of and during the continuance of a trigger event (see the discussion of Lockbox, above), monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserves: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of the insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as GGP maintains a blanket policy.

Rollover Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $55,100 will be required, subject to a maximum of $661,200 at any given time.

Replacement Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $11,000 will be required, subject to a maximum of $132,000 at any given time.

ADDITIONAL DEBT. A pari passu promissory loan in the original principal amount of $126,000,000, a subordinate B-Note in the original principal amount of
$40,000,000 and a subordinate C-Note in the original principal amount of
$50,000,000 are also secured by the first mortgage encumbering the Glendale
Galleria Property. The Glendale Galleria Borrowers are also the borrowers under the Glendale Galleria Pari Passu Non-Trust Loan, the Glendale Galleria B-Note
and the Glendale Galleria C-Note. Additionally, a mezzanine loan in the amount of $30,000,000 was originated simultaneously with the Glendale Galleria Loan.
The Glendale Galleria Mezzanine Loan is secured by a 100% ownership interest in the Glendale Galleria Borrowers. The maturity date and the amortization period for the Glendale Galleria Pari Passu Non-Trust Loan, the Glendale Galleria
B-Note and the Glendale Galleria Mezzanine Loan are the same as those of the
Glendale Galleria Loan.

PERMITTED MEZZANINE DEBT. If the Glendale Galleria Mezzanine Loan has been fully satisfied and no event of default is then continuing under the Glendale
Galleria Loan, the lender shall permit new mezzanine debt, provided that certain conditions are satisfied, which include, but are not limited to: (i)
the lender's receipt of a rating agency confirmation letter; (ii) the mezzanine lender enters into a reasonably acceptable intercreditor agreement with Lender;
(iii) the aggregate debt service coverage ratio shall be no less than 1.20x;
and (iv) the loan-to-value ratio based upon the aggregate principal balance of the Glendale Galleria Loan and the new mezzanine loan is not greater than 70%.

GROUND LEASES. The only portions of the property owned by the Glendale Galleria
Borrowers in leasehold are the two parking garages. The parking garages are owned by the City of Glendale. The parking garages were constructed in two phases and are subject to two separate sets of garage leases. The Phase I parking structure contains 4,419 parking spaces and is leased through June 8,
2026 with a 49-year mutually exercisable option, extending through June 8,
2075. The Phase II parking structure contains 1,795 spaces and is leased through December 31, 2032, also with a 49-year mutually exercisable option, extending through December 31, 2081.

SUBSTITUTION PROVISION. The Glendale Galleria Borrowers, at their option and at their sole cost and expense, may obtain a release of one or more portions of the Glendale Galleria Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii)
the Exchange Parcel shall either be vacant, non-income producing and unimproved land or one of the parcels identified in the loan documents; (iii) the Glendale
Galleria Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition or with a parcel specified in the loan documents ("Acquired Parcel"); (iv) the Glendale Galleria Borrowers will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v)
the Glendale Galleria Borrowers shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

RELEASE PROVISIONS. The Glendale Galleria Borrowers have the right to release one or more unimproved, non-income producing outlots from the lien of the mortgage subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to the lender's receipt of a rating agency confirmation.

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LOUISIANA BOARDWALK

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Bossier City, LA
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       544,175
Physical Percentage Occupancy as of October 25, 2005                    79.8%(1)
Year Built / Renovated                                                  2005/NAP
Appraisal Value                                                  $162,000,000(2)
# of Tenant Leases                                                            56
Average Rent Per Square Foot                                              $15.27
Underwritten Economic Occupancy                                         95.0%(3)
Underwritten Revenues                                                $13,230,161
Underwritten Total Expenses                                           $2,525,471
Underwritten Net Operating Income (NOI)                              $10,704,690
Underwritten Net Cash Flow (NCF)                                  $10,508,619(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               September 8, 2005
Cut-off Date Principal Balance                                      $128,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $235
Percentage of Initial Mortgage Pool Balance                                 4.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.1330%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  79.0%(5)
LTV Ratio at Maturity or ARD                                               70.1%
Underwritten DSCR on NOI                                                   1.28x
Underwritten DSCR on NCF                                                1.26x(4)
--------------------------------------------------------------------------------

--------------------
(1)  The occupancy percentage includes tenants in-place, tenants who have signed leases, and tenants who have signed letters of intent.
(2)  The appraised value is the "as stabilized" appraised value. The "as is"
     value is $150,000,000.00.
(3)  Represents in-line occupancy only. The anchor spaces, Bass Pro and Regal
     Cinemas were underwritten at 100% occupancy.
(4)  Underwritten Net Cash Flow and Underwritten DSCR was calculated using "as stabilized" cash flows assuming a 5% vacancy excluding the anchor spaces of
     Bass Pro and Regal Cinemas, which were underwritten at 100% occupancy. "In
     Place" Net Cash Flow is $7,169,971.00, giving a DSCR of 0.86x. The loan has an initial 36-month interest only period; the debt service coverage ratio calculated using the In Place Net Cash Flow and the interest only debt service is 1.08x. The lender has reserved an aggregate of $1,915,166 to account for leases that are signed where tenants are not yet paying rent, free rent periods, and other income that is anticipated but not yet in place. In addition, at loan closing, the sponsors also executed a recourse guaranty for $36,400,000. On or before, December 15, 2005, the sponsors must post a letter of credit which will replace the recourse guaranty. See
     "Recourse Guaranty/Letter of Credit" below.
(5)  The Cut-Off Date LTV Ratio was calculated using the full loan amount and the "as stabilized" appraised value. Using the full loan amount and the "as is" value of $150,000,000.00, the Cut-Off Date LTV (%) is 85.3%.

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THE LOAN. The mortgage loan (the "Louisiana Boardwalk Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a retail property (the "Louisiana Boardwalk Property") located in Bossier City, LA. The
Louisiana Boardwalk Loan represents approximately 4.2% of the initial mortgage pool balance and approximately 4.4% of the initial loan group 1 balance.

The Louisiana Boardwalk Loan was originated on September 8, 2005, and has a principal balance as of the cut-off date of $128,000,000. The Louisiana
Boardwalk Loan has a remaining term of 117 months and a scheduled maturity date of September 8, 2015. The Louisiana Boardwalk Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Louisiana Boardwalk Loan is permitted on or after June 8, 2015 without penalty.

THE PROPERTY. The Louisiana Boardwalk Property consists of a town-center-style retail property comprised of 14 buildings containing 544,175 rentable square feet and located at 390 Plaza Loop in Bossier City, Louisiana. The buildings are situated on 20.40 acres of land and were built between 2004 and 2005. The property had its grand opening on May 12, 2005.

The Louisiana Boardwalk Property is designed in a town-center format along both sides of Boardwalk Boulevard which travels parallel to the Red River in a northwest to southeast direction.  The 106,000 square foot Bass Pro sits at one end of Boardwalk Boulevard and anchors the northwest end of the site and the
14-screen Regal Cinema anchors the northeast end of the site at the farthest point from the Red River.  The Kingpinz, Saddle Ridge, and Gap are several notable tenants that anchor the southeast end of the site. Included in the
Louisiana Boardwalk development but not included in the collateral for the
Louisiana Boardwalk Loan is additional land for a phase two development that will include a luxury hotel, additional retail suites, and a marina.

The Louisiana Boardwalk Property provides visitors with various amenities including: a 14-screen, stadium-seating movie theater; The Boardwalk Wet Deck, an interactive fountain including 12 pop jets and sanitized water; The
Boardwalk Dancing Fountains Water Show, a natural themed water feature with waterfalls, rockwork, and thirty-one 35-foot water jets; the Boardwalk
Promenade, 2,500 feet of river views with 5 seating areas; a full-sized carousel featuring 30 animals; a trolley that runs from Bass Pro Outdoor World,
LLC. ("Bass Pro"), one of the anchor tenants, to the parking garage and provides seating for 40 passengers; regional gatherings, competition, seminars, and speeches from experts sponsored by Bass Pro; concerts and gatherings sponsored by local radio stations.

Parking is provided for approximately 4,296 cars, a parking ratio of 7.9 spaces per thousand square feet of floor area.

The following table presents certain information regarding the major tenants at the Louisiana Boardwalk Property:

                                                TENANT INFORMATION
------------------------------------------------------------------------------------------------------------------
                                                       CREDIT RATINGS    SQUARE      % OF       BASE       LEASE
 TENANT NAME                     PARENT COMPANY       (MOODY'S/S&P)(1)    FEET       GLA     RENT PSF   EXPIRATION

 Bass Pro ..............        Bass Pro, Inc.             NR/NR       106,000      19.5%     $  5.66    11/6/2023
 Regal Cinemas .........  Regal Entertainment Group       Ba3/BB-       71,512      13.1%     $  9.00   11/30/2021
 Kingpinz ..............       Kingpinz Bowling            NR/NR        18,632       3.4%     $ 21.00    8/31/2015
 Saddle Ridge ..........         Saddle Ridge              NR/NR        16,271       3.0%     $ 21.00    6/30/2015
 Gap ...................          Gap, Inc.              Baa3/BBB-      10,316       1.9%     $ 12.00    8/31/2010

---------------------
(1) Credit ratings are of the parent company whether or not the parent guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule at the Louisiana Boardwalk Property:

                      LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------
                         NUMBER      SQUARE      % OF
                       OF LEASES     FEET        GLA      BASE RENT
 YEAR                   EXPIRING   EXPIRING   EXPIRING    EXPIRING

 Vacant .............     NAP      121,717       22.4%         NAP
 2006 ...............       0            0        0.0%   $        0
 2007 ...............       0            0        0.0%   $        0
 2008 ...............       1        1,231        0.2%   $   28,313
 2009 ...............       0            0        0.0%   $        0
 2010 ...............      19       66,619       12.2%   $1,221,409
 2011 ...............       1        4,001        0.7%   $   96,024
 2012 ...............       2        3,407        0.6%   $   84,252
 2013 ...............       0            0        0.0%   $        0
 2014 ...............       0            0        0.0%   $        0
 2015 ...............      25      131,578       24.2%   $3,031,458
 Thereafter .........       8      215,622       39.6%   $1,988,159
---------------------     ---      -------      -----    ----------
 TOTAL ..............      56      544,175      100.0%   $6,449,615

                                        CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                          % OF BASE    SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                  RENT EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant .............       NAP           121,717        22.4%            NAP        NAP
 2006 ...............        0.0%         121,717        22.4%     $        0        0.0%
 2007 ...............        0.0%         121,717        22.4%     $        0        0.0%
 2008 ...............        0.4%         122,948        22.6%     $   28,313        0.4%
 2009 ...............        0.0%         122,948        22.6%     $   28,313        0.4%
 2010 ...............       18.9%         189,567        34.8%     $1,249,722       19.4%
 2011 ...............        1.5%         193,568        35.6%     $1,345,746       20.9%
 2012 ...............        1.3%         196,975        36.2%     $1,429,998       22.2%
 2013 ...............        0.0%         196,975        36.2%     $1,429,998       22.2%
 2014 ...............        0.0%         196,975        36.2%     $1,429,998       22.2%
 2015 ...............       47.0%         328,553        60.4%     $4,461,456       69.2%
 Thereafter .........       30.8%         544,175       100.0%     $6,449,615      100.0%
----------------------    ------          -------       -----      ----------      -----
 TOTAL ..............      100.0%         544,175       100.0%     $6,449,615      100.0%

---------------------
(1) Information obtained from the Louisiana Boardwalk Borrower's rent roll.

THE MARKET(2). The Louisiana Boardwalk Property is located in Bossier City,
Louisiana along the Red River. Bossier City is located in the northwestern corner of Louisiana along the borders of Texas, Oklahoma, Arkansas, and
Mississippi. The property is located 192 miles east of Dallas and 202 miles northeast of Houston.  Bossier City has a sister city, Shreveport, which is located directly across the Red River.  The Shreveport/Bossier City
Metropolitan Statistical Area ("MSA") is the primary trade and culture center of the 200 mile radius extending into Arkansas, Louisiana and Texas.

The Bossier City/Shreveport MSA economy is driven primarily from Barksdale Air
Force Base, the Port of Shreveport/Bossier City, General Motors, Louisiana
State University Medical Center, Horseshoe Casino, Isle of Capri Casino,
Harrah's Casino and various City and State agencies and school systems.
Barksdale Air Force Base has been in existence since 1933 and is not on the
2005 BRAC list of American military bases to be closed.  The Port is located at the head of the navigation for the Red River Waterway which links businesses throughout Texas, Arkansas, and Louisiana to domestic and international waterways via the Mississippi River and Gulf of Mexico.  The area casinos consist of a 514-room Sam's Town Shreveport Casino, a 405-room Hollywood Casino and a 606-room Horseshoe Hotel and Casino.

The Bossier City/Shreveport MSA has a population of 393,042 people.  The median household income for the MSA was $35,427 which is less than the U.S. median of
$45,660; however, the median household income has increased more than 55% since
1990.

The immediate area currently attracts 15 million tourists per year. A state-of-the-art convention center is anticipated to be completed in 2006.  The new convention center will be located 4 miles from the Louisiana Boardwalk
Property and a trolley will shuttle visitors to and from the Louisiana
Boardwalk.

THE BORROWER. The borrower, Louisiana Riverwalk, LLC (the "Louisiana Boardwalk
Borrower"), is a single purpose entity. The borrower is a Delaware limited liability company. The Louisiana Boardwalk Borrower is 100% owned by Riverwalk
Manager, L.L.C., a Louisiana limited liability company.  Riverwalk Manager,
L.L.C. is 50% owned by Paul Orfalea, individually, and 50% owned by GMS
Holdings, Inc., a California Corporation, as managing member. The Gary M.
Safady and Nada Safady Community Property Trust is the 100% owner of GMS
Holdings, Inc.  This trust is a vehicle in which Mr. and Mrs. Safady have placed their assets.  Mr. Safady owns 20 real estate properties and has developed more than 4.5 million square feet of commercial properties, which are primarily retail shopping centers.  As managing member of O&S Holdings, Inc., he has been responsible for the development of eighty properties in the United
States in its 11 year history.  Mr. Orfalea owns 28 real estate properties.

PROPERTY MANAGEMENT. The property manager for the Louisiana Boardwalk Loan
Property is O&S Holdings, LLC, which is an affiliate of the Louisiana Boardwalk
Borrower.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Louisiana Boardwalk Borrower was required to establish a lockbox account. The loan documents require the Louisiana Boardwalk
Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Louisiana Boardwalk
Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means an event of default or the debt service coverage ratio declining below 1.00:1.

--------------------
(2)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Louisiana Boardwalk Loan:

                            ESCROWS / RESERVES
 TYPE:                                              INITIAL       MONTHLY

  Taxes .......................................   $  149,359      $47,260
  Insurance ...................................   $  121,734      $17,391
  Capital Expenditures ........................   $        0      $ 4,543
  Rollover Reserves ...........................   $5,888,110      $15,289
  Other(1) ....................................   $1,915,166      $     0
  Bass Pro Leasing Letter of Credit ...........   $  750,000      $     0

---------------------
(1)  Eddie Bauer Reserve, Occupancy and Free Rent Reserve, Nonconsolidation
     Opinion Reserve, Percentage Rent Reserve and Carousel Reserve.

The Louisiana Boardwalk Borrower has established the following reserves to cover the Bass Pro dispute, free rent, discounted rental payments, rent for signed tenants but not in occupancy, unfunded tenant improvements (as well as future funding tenant improvements for the vacant space), and other upcoming items:

Bass Pro Leasing Letter of Credit: There is a dispute between the Louisiana
Boardwalk Borrower and the Bass Pro tenant related to $748,500 in tenant improvements that the tenant contends were not done. The dispute has been submitted to arbitration. The lender required a letter of credit in the amount of $750,000, as additional security for the Louisiana Boardwalk Loan.  The letter of credit will be released if either the arbitrator rules in favor of the Louisiana Boardwalk Borrower or if satisfactory evidence is provided to lender that the landlord has paid the tenant this disputed amount.

Occupancy and Free Rent Reserve -- to be released monthly: $839,689 ($346,505
October; $133,616 November; $68,813 December; $43,919 January, February, March;
$26,322 April, May, June, July; $11,572 August, September, October, November;
$7,426 December). Amounts in this reserve equal the aggregate of: (a) with respect to certain tenants that currently pay discounted rent because co-tenancy conditions have not yet been met, the difference between the contract rent after the conditions have been met and the current rent, (b) with respect to certain tenants (other than Eddie Bauer) that are not yet in occupancy, the contract rents for the period until such tenants take occupancy, and (c) with respect to certain tenants that have a free rent period, the contract rent for such period.

Tenant Improvement Reserve -- All sums in the Tenant Improvements Reserve
Account will be required to be used for payment of tenant improvement expenses incurred by Louisiana Boardwalk Borrower in connection with tenants or vacant spaces at the Louisiana Boardwalk Property identified in the loan agreement relating to fully executed leases approved (or deemed approved) pursuant to the loan agreement.

Percentage Rent Reserve -- to be released with payments of Percentage Rent:
$625,618. Provided no event of default has occurred, amounts in the Percentage
Rent Reserve Account will be required to be disbursed during each calendar year to Louisiana Boardwalk Borrower in an amount equal to the excess of the
Qualifying Percentage Rent collected for such calendar year over the balance then in the Percentage Rent Reserve Account. "Qualifying Percentage Rent" means percentage rent which is paid with respect to time periods during which the relevant tenant was also paying base rent under its Lease.

Eddie Bauer Reserve -- $365,792 (2 years of rent). Provided no event of default has occurred, amounts in the Eddie Bauer Reserve Account will be required to be disbursed to Louisiana Boardwalk Borrower if Eddie Bauer is in occupancy and paying "minimum annual rent" pursuant to the Eddie Bauer Lease.

Carousel Reserve -- $34,067. Provided no event of default has occurred, amounts in the Carousel Reserve Account shall be released when the Louisiana Boardwalk
Borrower has collected, during the prior twelve calendar months, $204,400 of rent attributable to the carousel on the Louisiana Boardwalk Property.

Nonconsolidation Opinion Reserve -- $50,000. Amounts in the reserve will be required to be released upon delivery of a satisfactory nonconsolidation opinion.

RECOURSE GUARANTY / LETTER OF CREDIT. At loan closing, the sponsors also executed a recourse guaranty for $36,400,000. On or before December 15, 2005, the sponsor must post a letter of credit (the "Letter of Credit") which will replace the recourse guaranty.  The amount of the Letter of Credit will be an amount equal to the loan amount minus the debt amount that would produce a debt service coverage ratio of 1.20x based on the actual constant (during the amortizing period) and a stressed debt service coverage ratio of 0.85x using a
9.25% constant and the net cash flow of the Louisiana Boardwalk Property.  The amount of the Letter of Credit will be recalculated on a quarterly basis, based primarily on the property's leases in place and trailing twelve month operating performance as adjusted by lender.

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PERMITTED MEZZANINE DEBT. In the event of an arms length sale to a unaffiliated third party, the new Louisiana Boardwalk Borrower may obtain mezzanine financing secured by a pledge of the partnership interests subject to (i) an
80% LTV as determined by an appraisal ordered by lender, (ii) a debt service coverage ratio equal to or greater than 1.20x (debt service utilized for such calculation will be during the amortizing period of the loan) and (iii) an intercreditor agreement satisfactory to lender.

RELEASE OF PARCEL. The Louisiana Boardwalk Borrower is permitted to release a designated unimproved, non-income producing parcel from the lien of the mortgage that is currently being used for storage of boats by one of the tenants, Bass Pro, subject to satisfaction of certain conditions in the loan documents, which include, that the borrower cause the City of Bossier City to provide Bass Pro substitute space for storage of boats, as required pursuant to the lease between the Louisiana Boardwalk Borrower and Bass Pro.

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INTERNATIONAL HOME FURNISHINGS CENTER

                [PICTURE]                               [PICTURE]

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Highpoint, NC
Property Type                                                              Other
Size (Square Feet)                                                     2,706,510
Physical Percentage Occupancy as of August 31, 2005                        99.9%
Year Built/Renovated                                                   1921/2004
Appraisal Value                                                     $332,600,000
# of Tenant Leases                                                           459
Average Rent Per Square Foot                                              $13.35
Underwritten Economic Occupancy                                           100.0%
Underwritten Revenues                                                $46,288,831
Underwritten Total Expenses                                          $14,711,611
Underwritten Net Operating Income (NOI)                              $31,577,220
Underwritten Net Cash Flow (NCF)                                     $31,175,826
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                 October 4, 2005
Cut-off Date Principal Balance                                      $100,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $37
Percentage of Initial Mortgage Pool Balance                                 3.3%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            4.9900%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                            0
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     30.1%
LTV Ratio at Maturity or ARD                                               30.1%
Underwritten DSCR on NOI                                                   6.24x
Underwritten DSCR on NCF                                                   6.16x
Shadow Rating (Moody's/S&P)                                              Aaa/AAA
--------------------------------------------------------------------------------

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THE LOAN. The mortgage loan (the "International Home Furnishings Center Loan")
is evidenced by a single promissory note secured by a mortgage encumbering the borrower's fee and leasehold interest in a furniture exhibition center (the
"International Home Furnishings Center Property") located in High Point, North
Carolina. The International Home Furnishings Center Loan represents approximately 3.3% of the initial mortgage pool balance and approximately 3.4%
of the initial loan group 1 balance.

The International Home Furnishings Center Loan was originated on October 4,
2005, and has a principal balance as of the cut-off date of $100,000,000. The
International Home Furnishings Center Loan has a remaining term of 59 months and a scheduled maturity date of November 1, 2010. The International Home
Furnishings Center Loan permits prepayment at any time with the payment of yield maintenance. Voluntary prepayment, of the International Home Furnishings
Center Loan, without the payment of yield maintenance, is permitted on or after
August 1, 2010.

THE PROPERTY. The International Home Furnishings Center Property is a 3,377,663
gross square feet (2,706,510 net rentable square feet) furniture exhibition center, consisting of several interconnected buildings, located on the east side of Main Street in the center of downtown High Point, North Carolina. The
International Home Furnishings Center Property is the hub of the semi-annual
International Home Furnishings Market and has been in operation since 1921.
Situated on 5.46 acres of land, building construction includes concrete footings and foundation, steel and concrete frame, brick with reinforced concrete exterior walls, and a membrane cover roof. Tenants' exhibition areas are completely customized to their specifications at their sole cost. Tenants typically oversee the re-construction of their own space. There is a single-story underground parking facility underlying a portion of the main part of the subject property, as well as other parking controlled by the subject's owners.

The following table presents certain information relating to the major tenants at the International Home Furnishings Center Property:

-------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION
                                                   ------------------
                                                           CREDIT RATINGS    SQUARE      % OF     BASE RENT      LEASE
TENANT NAME                              PARENT COMPANY   (MOODY'S/S&P)(1)    FEET        GLA        PSF      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Furniture Brands International ....          NAP             Baa3/BBB      314,854       11.6%    $  8.13     4/30/2010(2)
La-Z-Boy Incorporated .............          NAP             NR / NR       185,907        6.9%    $  8.13    10/31/2010
Ashley Furniture Industries, Inc...          NAP             NR / NR       134,715        5.0%    $  8.13    10/31/2009
-------------------------------------------------------------------------------------------------------------------------

---------------------
(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.
(2)  22,541sf expires 4/30/2009.

The following table presents certain information relating to the lease rollover schedule at the International Home Furnishings Center Property:

                     LEASE ROLLOVER SCHEDULE(3)
                     NUMBER      SQUARE       % OF
                   OF LEASES      FEET        GLA       BASE RENT
 YEAR               EXPIRING    EXPIRING   EXPIRING     EXPIRING

 Vacant .........     NAP         4,030     0.1%             NAP
 2005 ...........      93       301,074    11.1%     $ 4,768,363
 2006 ...........      56       191,227     7.1%     $ 2,870,918
 2007 ...........      57       324,211    12.0%     $ 4,594,130
 2008 ...........      71       285,718    10.6%     $ 4,247,043
 2009 ...........     100       836,735    30.9%     $10,809,459
 2010 ...........      82       763,515    28.2%     $ 8,789,322
-----------------     ---     ---------   -----      -----------
 TOTAL ..........     459     2,706,510   100.0%     $36,079,235

                    % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE    CUMULATIVE %
                      RENT      SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
 YEAR               EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING

 Vacant .........   NAP              4,030         0.0%              NAP        NAP
 2005 ...........  13.2%           305,104        11.3%     $  4,768,363       13.2%
 2006 ...........   8.0%           496,331        18.3%     $  7,639,281       21.2%
 2007 ...........  12.7%           820,542        30.3%     $ 12,233,411       33.9%
 2008 ...........  11.8%         1,106,260        40.9%     $ 16,480,454       45.7%
 2009 ...........  30.0%         1,942,995        71.8%     $ 27,289,913       75.6%
 2010 ...........  24.4%         2,706,510       100.0%     $ 36,079,235      100.0%
-----------------------          ---------       -----     -------------      -----
 TOTAL .......... 100.0%         2,706,510       100.0%     $ 36,079,235      100.0%

THE MARKET(4). High Point, NC has been the heart of the United States Furniture industry for almost a century with the first formal furniture market held at the subject in 1909. Twice a year at the semi-annual shows in October and
April, over 3,000 manufacturers converge on High Point, showing case goods, upholstery, accessories, lighting, wall decor, bedding, rugs and home textiles.
Over 80,000 industry professionals -- buyers, exhibitors and sales representatives from the U.S.A. and 110 countries around the world come as well, to attend the exhibitions. The two shows generate over $1 billion in economic activity annually.

The International Home Furnishings Market Authority (the "Market Authority")
was created in 2001 to improve the logistics of High Point's two main shows.
The Market Authority has successfully lobbied the government to provide funding for IHFM and has used these funds, and funds from their own budget (derived from a tax on all showroom space in the CBD), to substantially improve market transportation, thereby enhancing the marketability and desirability of the
IHFC. The N.C. Department of Transportation sets aside a substantial sum each year so that High Point can offer free shuttles to and from 100 outlying hotels and the Piedmont Triad International Airport.

---------------------
(3)  Information obtained from the International Home Furnishings Center
     Borrower's rent roll.
(4)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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In addition, a new transportation terminal is being built on the street bisecting the two main buildings that make up IHFC that could exceed $7 million in total construction costs. The ground portion of that project will be completed September 30th of this year. The entire project, which is largely funded by federal and state government money, should be completed in 2009. The
Market Authority is expected to receive $1.2 million per year in state funding over the next two year for the new transportation terminal.

The Market Authority is also slated to receive $750,000 per year from the state for marketing expenses. As part of its marketing efforts, the authority has printed 100,000 brochures with updated information on accommodations, transportation and shuttle schedules. It plans to distribute these before and during the October market.

All of these improvements make it easier for visitors to the market to navigate between the showrooms and get to and from the airport and their lodgings. In all, they serve to make the International Home Furnishings Market Center
Property a stress-free, enjoyable experience. In addition, they display the commitment of the state to the continued success of the market.

THE BORROWER. The borrower, IHFC Properties, LLC (the "International Home
Furnishings Center Borrower"), is a single purpose entity. The International
Home Furnishings Center Borrower is a Delaware limited company. The
International Home Furnishings Center Borrower is primarily indirectly owned by
Bassett Furniture Industries, Inc. (approximately 46% ownership interest),
Jefferson-Pilot Corporation (approximately 29% ownership interest) and the
Randall B. Terry Foundation (approximately 24% ownership interest).

PROPERTY MANAGEMENT. The property is managed by International Home Furnishings
Center, Inc., a North Carolina corporation, an affiliate of the International
Home Furnishings Center Borrower.

LOCKBOX. Upon the commencement of a Cash Management Period, the International
Home Furnishings Center Borrower will be required to establish and direct the tenants to deposit all rents into a clearing account. In addition, upon the commencement of a Cash Management Period, all rents received by the
International Home Furnishings Center Borrower or the manager will be required to be deposited into the clearing account within one business day of receipt.
Funds deposited into the clearing account will be required to be swept by the clearing bank on a daily basis into a deposit account. The deposit account and any subaccount of the deposit account will be under the sole control and dominion of the lender, and the International Home Furnishings Center Borrower
will have no right of withdrawal therefrom. A "Cash Management Period" will commence upon the lender giving notice to the International Home Furnishings
Center Borrower and clearing bank of the occurrence of either (i) the stated
maturity date or (ii) an event of default under the loan agreement related to the International Home Furnishings Center Loan; and will end upon the lender giving notice to the International Home Furnishings Center Borrower and the
clearing bank that the Cash Management Period has ended, which notice the lender will only be required to give if for twelve consecutive months since the commencement of the existing Cash Management Period no event of default has occurred or the International Home Furnishings Center Loan has been fully prepaid.

ESCROWS. The following escrow/reserve accounts have been established with respect to International Home Furnishings Center Loan:

                     ESCROWS / RESERVES
------------------------------------------------------------
 TYPE:                                INITIAL       MONTHLY

  Environmental Reserve .........   $143,750          $0

Environmental Reserve. There is an upfront environmental reserve in place to account for the continued monitoring of two pre-existing environmental conditions at the Property. $50,000, which represents 125% of the estimated cost of continued monitoring (according to the Velocity Consulting Inc. Phase I report), has been held in reserve to account for continued aggressive fluid vapor recovery and ground water monitoring. $93,750, which represents 125% of the estimated cost of continued monitoring (according to the Velocity
Consulting Inc. Phase I report), has been held in reserve for continued
monitoring of perchloroethylene that was detected in only one groundwater monitoring well in 1991 and was not detected in a second nearby monitoring well.

ADDITIONAL DEBT. Mezzanine Financing -- IHFC Holdings, LLC the 100% owner of
Borrower (the "Mezzanine Borrower") entered into a Revolving Credit Line
Agreement with IXIS Real Estate Capital Inc. in the maximum amount not to exceed $25,000,000.00 on October 4, 2005. The debt is secured, among other things, by a pledge of the Mezzanine Borrower's interest in the International
Home Furnishings Center Borrower.

PERMITTED MEZZANINE DEBT. The mortgage loan documents permit the International
Home Furnishings Center Borrower to obtain secondary subordinate mezzanine debt provided that certain conditions are met, including (i) the maximum principal amount for the new mezzanine debt will not exceed $25,000,000, (ii) the lender, the mezzanine lender and subordinate mezzanine lender will enter into a standstill, subordination and mutual recognition agreement on a form agreed upon by the lender and the mezzanine lender, (iii) the aggregate loan to value ratio of the loans (i.e. the International Home Furnishings Center Loan and
both mezzanine loans) will not exceed 60% assuming for this purpose that the aggregate outstanding principal balance of the mezzanine loans is $50,000,000 and (iv) the aggregate underwritten debt service coverage ratio of the loans
(i.e. the International Home Furnishings Center Loan and both mezzanine loans)
will not be less than 1.60:1.

GROUND LEASE. A portion of the International Home Furnishings Center Property
is built on a ground lease with the City of High Point. The initial Lease commenced in 1973 with a term of 50 years. There are three options to renew for periods of ten years each and a final renewal option for nineteen years. Annual rent under the lease is $163,689 as of 2004.

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GALILEO NXL RETAIL PORTFOLIO 2

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           13
Location (City/State)                                                  See Table
Property Type                                                    Anchored Retail
Size (Square Feet)                                                     1,588,089
Physical Percentage Occupancy as of July 11, 2005                       90.9%(1)
Year Built/Renovated                                                   See Table
Appraisal Value                                                     $135,500,000
# of Tenant Leases                                                           197
Average Rent Per Square Foot                                               $6.89
Underwritten Economic Occupancy                                            94.7%
Underwritten Revenues                                                $14,705,309
Underwritten Total Expenses                                           $4,166,449
Underwritten Net Operating Income (NOI)                              $10,538,859
Underwritten Net Cash Flow (NCF)                                      $9,459,129
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                 August 10, 2005
Cut-off Date Principal Balance                                       $99,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $62
Percentage of Initial Mortgage Pool Balance                                 3.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.1500%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                            0
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     73.1%
LTV Ratio at Maturity or ARD                                               73.1%
Underwritten DSCR on NOI                                                   2.04x
Underwritten DSCR on NCF                                                   1.83x
--------------------------------------------------------------------------------

--------------------
(1)  Occupancy reflects the weighted average for the Galileo NXL Retail
     Portfolio 2 Properties by square footage.

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THE LOANS. The mortgage loan (the "Galileo NXL Retail Portfolio 2 Loan") is evidenced by a promissory note secured by a first mortgage encumbering 13 anchored community shopping centers (the "Galileo NXL Retail Portfolio 2
Properties"). The table below provides specific information about the Galileo
NXL Retail Portfolio 2 Properties. The Galileo NXL Retail Portfolio 2 Loan
represents approximately 3.2% of the initial mortgage pool balance and approximately 3.4% of the initial group 1 balance.

The Galileo NXL Retail Portfolio 2 Loan was originated on August 10, 2005 and has an aggregate principal balance as of the cut-off date of $99,000,000. The
Galileo NXL Retail Portfolio 2 Loan has a remaining term of 81 months to its maturity date of August 31, 2012. The Galileo NXL Retail Portfolio 2 Loan may
be prepaid on or after June 1, 2012, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTIES. The Galileo NXL Retail Portfolio 2 Loan is secured by 13 anchored community shopping centers totaling 1,588,089 square feet. The Galileo
NXL Retail Portfolio 2 Properties are located in nine states and five regions, including the Northeast, Mid-Atlantic, South, Midwest, and Southwest. The
largest state concentrations are represented by Texas, with four properties totaling 546,722 square feet (34.4% of total); Virginia, with two properties totaling 238,035 square feet (15.0% of total); and West Virginia, with one property totaling 180,346 square feet (11.4% of total). No other state represents more than 10% of the portfolio by square footage. The Galileo NXL
Retail Portfolio 2 Properties were purchased by the Galileo NXL Retail
Portfolio 2 Borrowers (as defined below) from NXL (as defined below) (or affiliates thereof) simultaneously with the origination of the Galileo NXL
Retail Portfolio 2 Loan.

The following tables present certain information regarding the Galileo NXL
Retail Portfolio 2 Properties:

-----------------------------------------------------------------------------------
                      GALILEO NXL RETAIL PORTFOLIO 2 PROPERTIES
-----------------------------------------------------------------------------------
                                                            YEAR BUILT/      SQUARE
 PROPERTY                              CITY        STATE     RENOVATED       FEET
-----------------------------------------------------------------------------------

 Moundsville Plaza ............    Moundsville      WV      1961/1994       180,346
 Jones Square .................      Houston        TX      1978/1988       169,003
 Northshore Plaza .............     Portland        TX      1981/2000       152,144
 Hilltop Plaza ................  Virginia Beach     VA        1987          152,025
 Northridge Plaza .............     Milwaukee       WI      1975/1996       150,164
 Washtenaw Fountain Plaza......     Ypsilanti       MI        1989          135,942
 Keegan's Meadow ..............     Stafford        TX      1983/1999       125,298
 Marwood Plaza ................   Indianapolis      IN      1972/1992       107,080
 Plantation Plaza .............       Clute         TX      1973/2002       100,277
 Jacksonian Plaza .............      Jackson        MS        1990           87,721
 Tuckernuck Square ............     Richmond        VA      1981/1994        86,010
 Southern Village .............       Mesa          AZ      1986/1997        84,054
 Dover Park Plaza .............     Yardville       NJ      1966/2004        58,025
-----------------------------------------------------------------------------------
 TOTAL / WEIGHTED AVERAGE .....                                           1,588,089
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                  % OF TOTAL                                           APPRAISED
 PROPERTY                        SQUARE FEET    OCCUPANCY        PRIMARY TENANT          VALUE
--------------------------------------------------------------------------------------------------

 Moundsville Plaza ............      11.4%         86.6%            Kroger           $ 11,000,000
 Jones Square .................      10.6%        100.0%          Hobby Lobby        $ 13,400,000
 Northshore Plaza .............       9.6%         95.1%            H.E.B.           $ 10,800,000
 Hilltop Plaza ................       9.6%         98.9%    North Carolina Company   $ 13,200,000
 Northridge Plaza .............       9.5%         63.2%           Big Lots          $ 10,900,000
 Washtenaw Fountain Plaza......       8.6%         72.3%        Dunham's Sports      $  8,200,000
 Keegan's Meadow ..............       7.9%         95.5%           Randall's         $ 13,800,000
 Marwood Plaza ................       6.7%         96.1%            Kroger           $ 10,000,000
 Plantation Plaza .............       6.3%         98.8%            Kroger           $ 10,500,000
 Jacksonian Plaza .............       5.5%        100.0%         Office Depot        $  4,000,000
 Tuckernuck Square ............       5.4%         95.5%          Babies R Us        $ 11,400,000
 Southern Village .............       5.3%         98.1%           Food City         $  9,800,000
 Dover Park Plaza .............       3.7%         95.8%              CVS            $  8,500,000
--------------------------------------------------------------------------------------------------
 TOTAL / WEIGHTED AVERAGE .....     100.0%         90.9%                             $135,500,000
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                         TEN LARGEST TENANTS BY BASE RENT
                                                                    CREDIT RATINGS
 TENANT                                     PARENT COMPANY         (MOODY'S/S&P)(1)
-----------------------------------------------------------------------------------

 Kroger ........................          The Kroger Co.              Baa2/BBB-
 Randalls ......................           Safeway Inc.               Baa2/BBB-
 Walgreens .....................           Walgreen Co.                 Aa3/A+
 Office Depot ..................         Office Depot Inc.            Baa3/BBB-
 Food City .....................           Bashas' Inc.                 NR/NR
 Big Lots ......................       Big Lots Stores, Inc.           NR/BBB-
 Hobby Lobby ...................   Hob-Lob, Limited Partnership         NR/NR
 North Carolina Company ........  Haynes Furniture Company, Inc.        NR/NR
 H.E.B. ........................     H.E. Butt Grocery Company          NR/NR
 CVS ...........................          CVS Corporation               A3/A-
-----------------------------------------------------------------------------------
 TOTAL .........................
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                   NUMBER OF                 % OF PORTFOLIO    SQUARE    % OF PORTFOLIO
 TENANT                             STORES      BASE RENT      BASE RENT        FEET          GLA
-------------------------------------------------------------------------------------------------------

 Kroger ........................       4       $1,179,220         10.8%       161,168         10.1%
 Randalls ......................       1       $  431,875          3.9%        53,250          3.4%
 Walgreens .....................       2       $  429,860          3.9%        29,700          1.9%
 Office Depot ..................       3       $  397,253          3.6%        68,164          4.3%
 Food City .....................       1       $  391,656          3.6%        52,220          3.3%
 Big Lots ......................       3       $  381,000          3.5%       106,145          6.7%
 Hobby Lobby ...................       1       $  330,000          3.0%        60,000          3.8%
 North Carolina Company ........       1       $  318,160          2.9%        63,632          4.0%
 H.E.B. ........................       1       $  316,333          2.9%        74,627          4.7%
 CVS ...........................       2       $  253,940          2.3%        22,500          1.4%
-------------------------------------------------------------------------------------------------------
 TOTAL .........................      19       $4,429,297         40.5%       691,406         43.5%
-------------------------------------------------------------------------------------------------------

---------------------
(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule at the Galileo NXL Retail Portfolio 2 Properties:

---------------------------------------------------------------------
                       LEASE ROLLOVER SCHEDULE(1)
                       --------------------------
                        NUMBER       SQUARE       % OF
                      OF LEASES      FEET         GLA       BASE RENT
 YEAR                  EXPIRING    EXPIRING    EXPIRING     EXPIRING
---------------------------------------------------------------------

 Vacant ............     NAP        145,170        9.1%        NAP
 Month-to-Month.....       7         14,557        0.9%   $   186,376
 2005 ..............      15         38,985        2.5%   $   467,431
 2006 ..............      29         58,912        3.7%   $   722,504
 2007 ..............      29        120,236        7.6%   $ 1,010,745
 2008 ..............      37        258,287       16.3%   $ 1,747,099
 2009 ..............      32        218,591       13.8%   $ 1,450,904
 2010 ..............      16        166,822       10.5%   $ 1,027,633
 2011 ..............       2         14,100        0.9%   $   126,400
 2012 ..............       8         84,135        5.3%   $   608,525
 2013 ..............       6        173,270       10.9%   $ 1,215,831
 Thereafter ........      16        295,024       18.6%   $ 2,378,700
---------------------------------------------------------------------
 TOTAL .............     197      1,588,089      100.0%   $10,942,149
---------------------------------------------------------------------

------------------------------------------------------------------------------------------
                       % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                         RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                  EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------

 Vacant ............   NAP            145,170         9.1%         NAP           NAP
 Month-to-Month.....   1.7%           159,727        10.1%     $   186,376       1.7%
 2005 ..............   4.3%           198,712        12.5%     $   653,807       6.0%
 2006 ..............   6.6%           257,624        16.2%     $ 1,376,311      12.6%
 2007 ..............   9.2%           377,860        23.8%     $ 2,387,057      21.8%
 2008 ..............  16.0%           636,147        40.1%     $ 4,134,155      37.8%
 2009 ..............  13.3%           854,738        53.8%     $ 5,585,060      51.0%
 2010 ..............   9.4%         1,021,560        64.3%     $ 6,612,692      60.4%
 2011 ..............   1.2%         1,035,660        65.2%     $ 6,739,092      61.6%
 2012 ..............   5.6%         1,119,795        70.5%     $ 7,347,618      67.1%
 2013 ..............  11.1%         1,293,065        81.4%     $ 8,563,449      78.3%
 Thereafter ........  21.7%         1,588,089       100.0%     $10,942,149     100.0%
------------------------------------------------------------------------------------------
 TOTAL ............. 100.0%         1,588,089       100.0%     $10,942,149     100.0%
------------------------------------------------------------------------------------------

---------------------
(1)  Information obtained from the Galileo NXL Retail Portfolio 2 Borrower's rent roll.

THE BORROWERS. The following Galileo NXL Retail Portfolio 2 borrowers are associated with the promissory note for the Galileo NXL Retail Portfolio 2
Loan: HK New Plan Hilltop Plaza, LLC; Galileo Apollo II TX LP; Galileo
Moundsville LLC; Galileo Apollo II Sub LLC; HK New Plan Tuckernuck Square, LLC
and Galileo Washtenaw Fountain, LLC (collectively, the "Galileo NXL Retail
Portfolio 2 Borrowers"). Each of these entities is a single-purpose Delaware limited liability company or Delaware limited partnership. Galileo America LLC, a Delaware limited liability company (the "JV"), the members of which are New
Plan Australian Member, LLC (3.74%), a Delaware limited liability company, ERP
Australian Member, LLC (1.26%), a Delaware limited liability company, and
Galileo America, Inc. (95%), real estate investment trust (a "REIT") organized under the laws of the State of Maryland, indirectly owns 100% of the beneficial interests in all of the Galileo NXL Retail Portfolio 2 Borrowers.

Galileo America, Inc., is wholly-owned by Galileo Shopping America Trust
("GSA"), which is a publicly traded REIT on the Australian Stock Exchange that was formed in 2003 and that has approximately $1.77 billion of assets.(2)

New Plan Australian Member, LLC and ERP Australian Member, LLC are each directly or indirectly owned by New Plan Excel Realty Trust, Inc. ("NXL"), a
NYSE-listed real estate investment trust. NXL, is a New York-based REIT that was formed in 1972 and has been publicly traded since 1993. As of October 27,
2005, NXL's equity market capitalization was valued at over $2.2 billion and its net real estate assets were valued at over $3.5 billion, the 52-week range for NXL's stock is $20.18 to $28.65.

PROPERTY MANAGEMENT. NXL has retained an ownership interest in the properties through its 5% stake in Galileo America LLC, the purchaser of the properties and the deal sponsor. NXL, which managed the properties prior to their acquisition by the Galileo NXL Retail Portfolio 2 Borrowers, will continue to manage the properties through ERT Australian Management, LP.

LOCKBOX. At closing the Galileo NXL Retail Portfolio 2 Borrowers established a rent account in the lender's name. The Galileo NXL Retail Portfolio 2 Borrowers shall have access to and rights of withdrawal with respect to the rent account until the occurrence of an event of default or if the debt service coverage ratio (DSCR) for the preceding 12 months is less than 1.30x (a "Cash Management
Trigger Event"). Upon the occurrence of a Cash Management Trigger Event, the rent account shall be under the sole dominion and control of the lender until the event of default causing the Cash Management Trigger Event has been cured or waived or the DSCR for the preceding 12 months is at least 1.40x for three months.

ESCROWS. The following escrow / reserve accounts have been established with respect to the Galileo NXL Retail Portfolio 2 Loan:

                        ESCROWS / RESERVES
                        ------------------
 TYPE:                                   INITIAL        MONTHLY

  Taxes .............................   $1,313,287      $184,233
  Insurance .........................   $  174,676      $ 24,954
  Capital Expenditures ..............   $        0      $ 19,851
  Immediate Repair Reserves .........   $  114,700      $      0
  Rollover Reserves .................   $   25,627      $      0

--------------------
(2) Based on the $US exchange rate as of September 7, 2005.

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SUBSTITUTION. Permitted provided that, among other things, the following conditions are satisfied after giving effect to the substitution: (i) the loan-to-value (LTV) ratio is less than the lesser of the LTV ratio for the substituted property based on an appraisal not more than 45 days prior to such substitution and the allocated loan amount for such property and 73.1%, (ii)
the DSCR is at least equal to the greater of the DSCR in the Preceding Period
(as defined herein) and 1.82x, and (iii) the net operating income (NOI) is at least equal to the NOI in the Preceding Period. "Preceding Period" is the
trailing 12 month period immediately prior to a substitution, release or alteration, as the case may be. The allocated loan amount of the substitute property or properties shall not exceed, individually or in the aggregate 33%
of the principal balance on the closing date.

PARTIAL DEFEASANCE OF INDIVIDUAL PROPERTIES. Permitted after the second anniversary of securitization, provided that, among other things, the following conditions are satisfied after giving effect to the release: (i) the DSCR is equal to or greater than the DSCR in the Preceding Period and 1.82x, and (ii)
the Galileo NXL Retail Portfolio 2 Borrowers deposit with the lender United
States government securities sufficient to make scheduled payments on the loan in the amount of 125% of the allocated loan amount in respect of the released property.

PARCEL RELEASE/PARTIAL DEFEASANCE OF PARCELS. Permitted for unimproved, non-income producing parcels of land (or parking areas with de minimis income)
for addition or expansion of improvements for retail purposes, provided that, among other things, (i) the borrower delivers an officer's certificate stating that the value and the NOI at the remaining property would increase after taking into account the proposed use of the release parcel, (ii) the DSCR for the Preceding Period is not less than 1.82x, (iii) prior to the second anniversary of securitization, the greater of the appraised value of the parcel and the purchase price of the parcel plus the greater 1% thereof or yield maintenance thereon is held by the lender as additional collateral, or after the second anniversary of securitization, defeasance in the amount of 125% of the greater of the appraised value of the parcel and the purchase price of the parcel, (iv) the release parcel is subdivided from the remaining property and
(v) the borrower delivers certain legal opinions and officer's certificates.
The release of a specified parcel at the Moundsville property identified in the loan documents does not require the satisfaction of clauses (i) and (ii) above and certain other conditions.

PROPERTY ALTERATIONS. Permitted, subject to certain restrictions, including providing a completion guaranty for alterations, in the aggregate, in excess of
$4,000,000, the posting of collateral in the event that NOI during the
Preceding Period exceeds by 5% or more the NOI during alteration, or any alteration that would exceed 5% of the principal balance of either loan and the delivery of certain legal opinions and officer's certificate of the borrower.
However, alterations which would reduce debt yield during such alteration below
90% of the pre-alteration debt yield or which have an aggregate budgeted cost greater than 15% of the principal balance, are not permitted.

ENVIRONMENTAL INSURANCE(1). Eleven of the thirteen properties securing the Loan currently have or historically had dry cleaners or gas stations on the premises. The Borrowers have obtained an environmental insurance policy through
AIG that provides $2 million of coverage per incident up to a $7.5 million aggregate cap.

--------------------
(1)  The environmental insurance policy provides blanket coverage for a
     69-property portfolio. The policy has a 5-year term and Galileo NXL Retail
     Portfolio 2 Borrower has provided a covenant to renew the policy, subject to the availability of a new policy on commercially reasonable terms.

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CHASE MANHATTAN CENTRE

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Wilmington, DE
Property Type                                                             Office
Size (Square Feet)                                                       441,341
Physical Percentage Occupancy as of July 1, 2005                           95.7%
Year Built/Renovated                                                    1988/NAP
Appraisal Value                                                     $123,000,000
# of Tenant Leases                                                            52
Average Rent Per Square Foot                                              $26.52
Underwritten Economic Occupancy                                              95%
Underwritten Revenues                                                $15,309,857
Underwritten Total Expenses                                           $6,322,334
Underwritten Net Operating Income (NOI)                               $8,987,523
Underwritten Net Cash Flow (NCF)                                      $8,260,950
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                 October 6, 2005
Cut-off Date Principal Balance                                       $97,293,655
Cut-off Date Loan Balance Per SF/Unit                                       $220
Percentage of Initial Mortgage Pool Balance                                 3.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.3300%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.1%
LTV Ratio at Maturity or ARD                                               65.9%
Underwritten DSCR on NOI                                                   1.38x
Underwritten DSCR on NCF                                                   1.27x
--------------------------------------------------------------------------------

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Chase Manhattan Centre Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 22-story
Class A office building (the "Chase Manhattan Centre Property") located in
Wilmington, DE. The Chase Manhattan Center Loan represents approximately 3.2%
of the initial mortgage pool balance and approximately 3.3% of the initial loan group 1 balance.

The Chase Manhattan Centre Loan was originated on October 6, 2005, and has a principal balance as of the cut-off date of $97,293,655. The Chase Manhattan
Centre Loan has a remaining term of 118 months and a scheduled maturity date of
October 8, 2015. The Chase Manhattan Centre Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Chase Manhattan Centre Loan is permitted on or after July 8, 2015.

THE PROPERTY. The Chase Manhattan Centre Property consists of a 22-story, Class
A office building with 441,341 rentable square feet located at 1201 North
Market Street in downtown Wilmington, Delaware.  The Chase Manhattan Centre
Property is located on 1.26 acres and occupies an entire city block.  The steel-frame building was constructed in 1988 and designed by Skidmore, Owings and Merrill.  The property is the tallest building in Wilmington. JP Morgan
Chase & Co. ("JP Morgan"), the anchor tenant at the Chase Manhattan Centre
Property, invested significant amounts in capital improvements to house its data operations at the Chase Manhattan Centre Property.

The Chase Manhattan Centre Property contains four levels of below-grade parking for 475 automobiles (1.1 parking stalls/ 1,000 square foot).  Two separate elevators and one stair tower serve the parking levels from the lobby of the building.

The building has two entrances, one on each of Market and 12th Streets, and features a vaulted lobby with a terrazzo floor and marble walls.  There are nine elevators serving the office space.  The floor plates are rectangular with various offsets creating numerous corner and multi-window offices on each floor.  Floor-plates range between 15,000 square feet and 21,000 square feet, with layouts suited to both single and multi-tenant floor configurations.
Building security includes security turnstiles at both elevator banks requiring tenants to use access cards to enter, around-the-clock security personnel
(24/7), and security cameras surrounding the perimeter of the building including the loading dock area that are monitored by security personnel at the lobby console.

The following table presents certain information regarding major tenants at the
Chase Manhattan Centre Property:

----------------------------------------------------------------------
                          TENANT INFORMATION
                          ------------------
 TENANT NAME                                    PARENT COMPANY
----------------------------------------------------------------------

 JP Morgan Chase ..................       JP Morgan Chase & Co.
 Morris, Nichols, Arsht & Tunnell . Morris, Nichols, Arsht & Tunnell
 Blank Rome LLP ...................          Blank Rome LLP
 Marvin & Palmer ..................          Marvin & Palmer
 Nuclear Insurance ................ Nuclear Electric Insurance, Ltd.
----------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                      CREDIT RATINGS    SQUARE    % OF     BASE RENT      LEASE
 TENANT NAME                         (MOODY'S/S&P)(1)    FEET     GLA         PSF      EXPIRATION
---------------------------------------------------------------------------------------------------

 JP Morgan Chase ..................      Aa3/AA-       80,912   18.3%      $  16.71      6/30/2008
 Morris, Nichols, Arsht & Tunnell .       NR/NR        66,099   15.0%      $  29.09     12/31/2013
 Blank Rome LLP ...................       NR/NR        40,960    9.3%      $  27.45     12/31/2016
 Marvin & Palmer ..................       NR/NR        30,256    6.9%      $  28.16      5/31/2012
 Nuclear Insurance ................       NR/NR        26,862    6.1%      $  28.41      6/30/2016
---------------------------------------------------------------------------------------------------

---------------------
(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Chase Manhattan Centre Property:

                            LEASE ROLLOVER SCHEDULE(2)
--------------------------------------------------------------------------------
                             NUMBER      SQUARE      % OF
                           OF LEASES     FEET        GLA          BASE RENT
 YEAR                       EXPIRING   EXPIRING   EXPIRING        EXPIRING
--------------------------------------------------------------------------------

 Vacant .................       NAP     18,820     4.3%                    NAP
 Month-to-Month .........         1        824     0.2%       $         24,113
 2006 ...................         1      7,913     1.8%       $        242,850
 2007 ...................         6     25,542     5.8%       $        816,231
 2008 ...................         6     87,753    19.9%       $      1,547,152
 2009 ...................        10     26,977     6.1%       $        805,559
 2010 ...................         1      2,802     0.6%       $         82,099
 2011 ...................        10     73,312    16.6%       $      2,070,332
 2012 ...................         4     42,361     9.6%       $      1,145,220
 2013 ...................         5     82,339    18.7%       $      2,377,524
 2014 ...................         0          0     0.0%       $              0
 2015 ...................         0          0     0.0%       $              0
 Thereafter .............         8     72,698    16.5%       $      2,093,954
--------------------------------------------------------------------------------
 TOTAL ..................        52    441,341   100.0%       $  11,205,033.72
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                            % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE     CUMULATIVE %
                              RENT      SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
 YEAR                       EXPIRING      EXPIRING      EXPIRING       EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------------

 Vacant .................   NAP             18,820     4.3%                  NAP          NAP
 Month-to-Month .........   0.2%            19,644     4.5%         $     24,113          0.2%
 2006 ...................   2.2%            27,557     6.2%         $    266,963          2.4%
 2007 ...................   7.3%            53,099    12.0%         $  1,083,194          9.7%
 2008 ...................  13.8%           140,852    31.9%         $  2,630,346         23.5%
 2009 ...................   7.2%           167,829    38.0%         $  3,435,905         30.7%
 2010 ...................   0.7%           170,631    38.7%         $  3,518,004         31.4%
 2011 ...................  18.5%           243,943    55.3%         $  5,588,336         49.9%
 2012 ...................  10.2%           286,304    64.9%         $  6,733,556         60.1%
 2013 ...................  21.2%           368,643    83.5%         $  9,111,080         81.3%
 2014 ...................   0.0%           368,643    83.5%         $  9,111,080         81.3%
 2015 ...................   0.0%           368,643    83.5%         $  9,111,080         81.3%
 Thereafter .............  18.7%           441,341   100.0%         $ 11,205,034        100.0%
-------------------------------------------------------------------------------------------------
 TOTAL .................. 100.0%           441,341   100.0%         $ 11,205,034        100.0%
-------------------------------------------------------------------------------------------------

THE MARKET(3).  The Chase Manhattan Centre Property is located within
Wilmington's central business district ("CBD").  The CBD has 5.9 million square feet of office space.  The top demand drivers for office space in Wilmington's
CBD include financial services and law firms.  The vacancy rate for
Wilmington's CBD is approximately 12.1% (representing 717,222 square feet).
There are 16 office buildings with approximately 4.8 million square feet of space that comprise the Chase Manhattan Centre Property direct competitive set.
The vacancy rate among these buildings is 11.2% (representing 533,937 square feet). The property's closest competitors include 7 CBD properties with approximately 2,318,446 square feet that exhibit vacancy rates of 0% to 11.3%
and an average rate of 4.5%. Rental rates in the downtown Wilmington office market range from approximately $17.00 per square foot on a full service basis for Class B space to $32.00 per square foot plus electric for the premier spaces.

--------------------
(2)  Information obtained from the Chase Manhattan Centre Borrower's rent roll.
(3)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       50

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

THE BORROWER. The borrower, 1201 North Market Street LLC, (the "Chase Manhattan
Centre Borrower"), is a single purpose entity. The Chase Manhattan Centre
Borrower is a Delaware limited liability company. The three largest members of the Chase Manhattan Centre Borrower, who collectively own 86% of the company, are Siegfried Realty Holdings (32.69%), PAI Realty, LLC (31.13%), and McConnell
-- Johnson Properties LLC (22.17%), an affiliate of the property manager.

McConnell -- Johnson Properties LLC is controlled by The McConnell Johnson Real
Estate Company which is a joint venture between Paul McConnell and Scott
Johnson.  Paul McConnell has participated in development projects totaling over
5 million square feet.  Prior to forming McConnell Development in 1989, Mr.
McConnell was a general partner at Emory Hill McConnell Associates where he generally directed the leasing, marketing, planning, acquisition and development of new projects in Delaware, New Jersey, Maryland and Pennsylvania and participated in negotiations on over 200 leases and over 4 million square feet  of leased space.  Scott Johnson began his real estate career in 1987 with the Linpro Company in office leasing and construction management.
Subsequently, Mr. Johnson spent 8 years as an owner's representative, leasing and managing properties for owners such as Lend Lease, TA Associates and
Brandywine Realty Trust; he was also a tenant's representative for national companies, and was involved in property acquisitions and development. In 2000,
Scott Johnson joined John McConnell as a partner in various entities of The
McConnell Companies.

PROPERTY MANAGEMENT. The property manager for the Chase Manhattan Centre
Property is The McConnell Johnson Real Estate Company, which is an affiliate of the Chase Manhattan Centre Borrower.

LOCKBOX. The mortgage loan requires a hard lockbox and upfront cash management.
At origination, the Chase Manhattan Centre Borrower was required to establish a lockbox account. The loan documents require the Chase Manhattan Centre Borrower to direct the tenants to pay their rents directly to the lockbox account. All funds in the lockbox accounts are transferred to a cash management account and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Chase Manhattan Centre Loan:

                       ESCROWS/RESERVES
                       ----------------
 TYPE:                             INITIAL       MONTHLY

  Taxes ........................   $128,668     $128,668
  Insurance ....................   $117,873     $ 23,575
  Capital Expenditures .........   $      0     $  5,517
  Rollover Reserves(1) .........   $      0     $ 42,295

--------------------
(1) In addition to the monthly reserve, there is a springing rollover reserve.

Springing Rollover Reserve. In addition to the monthly rollover reserve shown above, (a) in the event that the lease with JP Morgan is not extended on terms reasonably acceptable to lender on or before February 1, 2007, the Chase
Manhattan Centre Borrower is required to deposit into the Rollover Reserve, monthly through April, 2008, an amount equal to 1/15th of (i) $1,500,000 less
(ii) any amounts on deposit in the Rollover Reserve on February 1, 2007 and (b)
in the event that the lease with Morris Nichols Arsht & Tunnell is not extended on terms reasonably acceptable to lender on or before October 1, 2012, the
Chase Manhattan Centre Borrower is required to deposit into the Rollover
Reserve, monthly through December, 2013, an amount equal to the one-fifteenth
1/15th of (i) $1,250,000 less, (ii) any amounts on deposit in the Rollover
Reserve on October 1, 2012 (exclusive of any amounts allocated to the space demised to JP Morgan). Within two Business Days after the Chase Manhattan
Centre Borrower receives a lease termination or similar payment pursuant to any lease, the Chase Manhattan Centre Borrower is required to deposit such payment into the Rollover Reserve.

                                       51

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--------------------------------------------------------------------------------

YOUNAN PORTFOLIO-DALLAS

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            3
Location (City/State)                                                 Dallas, TX
Property Type                                                             Office
Size (Square Feet)                                                     1,005,787
Physical Percentage Occupancy as of June 6, 2005                           82.3%
Year Built/Renovated                                                   See Table
Appraisal Value                                                     $112,100,000
# of Tenant Leases                                                           187
Average Rent Per Square Foot                                              $17.41
Underwritten Economic Occupancy                                            82.3%
Underwritten Revenues                                                $15,270,070
Underwritten Total Expenses                                           $6,695,131
Underwritten Net Operating Income (NOI)                               $8,574,939
Underwritten Net Cash Flow (NCF)                                      $7,449,507
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                 August 31, 2005
Cut-off Date Principal Balance                                       $80,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $80
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4200%
Amortization Type                                                         IO-ARD
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     71.4%
LTV Ratio at Maturity or ARD                                               68.5%
Underwritten DSCR on NOI                                                   1.59x
Underwritten DSCR on NCF                                                   1.38x
--------------------------------------------------------------------------------

                                       52

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Younan Portfolio-Dallas Loan") is evidenced by a single promissory note secured by first mortgages encumbering three office properties (the "Younan Portfolio-Dallas Properties") located in Dallas, TX.
The Younan Portfolio-Dallas Loan represents approximately 2.6% of the initial mortgage pool balance and approximately 2.7% of the initial loan group 1 balance.

The Younan Portfolio-Dallas Loan was originated on August 31, 2005, and has a principal balance as of the cut-off date of $80,000,000. The Younan
Portfolio-Dallas Loan has a remaining term of 57 months, an anticipated repayment date of September 8, 2010 and a scheduled maturity date of September
8, 2035. The Younan Portfolio-Dallas Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States
Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 125% of the allocated loan amount) beginning two years after the creation of the securitization trust. Voluntary prepayment of the Younan Portfolio- Dallas Loan is permitted on or after August 8, 2010 without penalty.

THE PROPERTIES. The Younan Portfolio-Dallas Properties consist of three office properties containing in the aggregate 1,005,787 of rentable square feet and are located in Dallas, TX.

NORTH CENTRAL PLAZA -- The building was constructed in 1985 and is located at
12801 North Central Expressway, on the southwest corner of the LBJ Freeway and
Central Expressway, which according to a third-party appraiser is the second busiest intersection in Dallas.  The 16-story building features a marble entrance with glass curtain wall.  The building has a four-story atrium lobby with a 52-foot water sculpture centerpiece.  The building has 22,500-square foot floor plates that are divisible into multi-tenant floors.  North Central
Plaza contains a total of 349,569 rentable square feet.  There are 51 tenants that occupy the building, ranging from 928 to 22,889 square feet.  Currently, the building is 79.2% occupied.  The average rent of the occupied space is
$16.01 per square foot.

8080 CENTRAL -- The building was constructed in 1984 and is located at 8080
North Central Expressway.  The building has Roman architectural accents with a gabled roof and a six-story atrium entrance featuring green slate flooring.
The typical floor plates are 17,200 square feet.  8080 Central contains a total of 283,668 rentable square feet. There are 57 tenants that occupy the building, ranging from 267 to 24,086 square feet.  Currently, the building is 85.3%
occupied.  The average rent of the occupied space is $19.21 per square foot.

9400 CENTRAL -- The building was constructed in 1981 and renovated in 1999 and is located at 9400 North Central Expressway.  The property is a 16-story building that features reflective glass panels and a three-story, open-air lobby with granite floors.  The typical floor plates are 25,000 square feet.
9400 Central contains a total of 372,550 rentable square feet. There are 79 tenants that occupy the building, ranging from 192 to 25,704 square feet.
Currently, the building is 83.0% occupied.  The average rent of the occupied space is $17.26 per square foot.

The following tables present certain information regarding the Younan
Portfolio-Dallas Loan Properties:

--------------------------------------------------------------------------------
                             TENANT INFORMATION
                             ------------------
                                                              CREDIT RATINGS
 TENANT NAME                            PARENT COMPANY       (MOODY'S/S&P)(1)
--------------------------------------------------------------------------------

 Milliman & Robertson ..........   Milliman & Robertson           NR/NR
 Health Texas Provider .........   Health Texas Provider          NR/NR
 Snelling & Snelling ...........  Patriarch Partners, LLC         NR/NR
 Compass Bank .................. Compass Bancshares, Inc.         A1/A-
 Benefit Partners ..............     Benefit Partners             NR/NR
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 TENANT NAME                       SQUARE FEET    % OF GLA(2)  BASE RENT PSF    LEASE EXPIRATION
------------------------------------------------------------------------------------------------

 Milliman & Robertson ..........    53,540          5.3%         $  17.65         1/31/2007
 Health Texas Provider .........    48,415          4.8%         $  17.62         11/30/2011
 Snelling & Snelling ...........    45,368          4.5%         $  16.00         2/28/2009
 Compass Bank ..................    35,362          3.5%         $  19.50          3/1/2013
 Benefit Partners ..............    33,150          3.3%         $  15.50         11/30/2014

---------------------
(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.
(2)  Based on 1,005,787 square feet

---------------------------------------------------------------------
                  YOUNAN PORTFOLIO-DALLAS PROPERTIES
                  ----------------------------------
                                                    YEAR
                                                  BUILT/       SQUARE
 PROPERTY                       CITY    STATE   RENOVATED      FEET
---------------------------------------------------------------------

 North Central Plaza III ...  Dallas     TX       1985        349,569
 Eighty-Eighty Central .....  Dallas     TX       1984        283,668
 9400 NCX ..................  Dallas     TX    1981/1999      372,550
---------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE ....                                1,005,787
---------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   % OF
                                 TOTAL
 PROPERTY                     SQUARE FEET    OCCUPANCY        PRIMARY TENANT      APPRAISED VALUE
-------------------------------------------------------------------------------------------------

 North Central Plaza III ...  34.8%        79.2%         Snelling & Snelling       $ 30,800,000
 Eighty-Eighty Central .....  28.2%        85.3%        Health Texas Provider      $ 42,000,000
 9400 NCX ..................  37.0%        83.0%         Milliman & Robertson      $ 39,300,000
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .... 100.0%        82.3%                                   $112,100,000
-------------------------------------------------------------------------------------------------

                                       54

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Younan Portfolio-Dallas Properties:

----------------------------------------------------------------------
                       LEASE ROLLOVER SCHEDULE(1)
                       --------------------------
                        NUMBER      SQUARE       % OF
                      OF LEASES      FEET        GLA       BASE RENT
 YEAR                  EXPIRING    EXPIRING   EXPIRING     EXPIRING
----------------------------------------------------------------------

 Vacant ............       NAP     177,609    17.7%           NAP
 Month-to-Month.....        11      26,990     2.7%      $   523,932
 2005 ..............        19      84,313     8.4%      $ 1,560,780
 2006 ..............        31      89,003     8.8%      $ 1,620,048
 2007 ..............        29     120,083    11.9%      $ 1,946,100
 2008 ..............        41     159,236    15.8%      $ 3,283,716
 2009 ..............        23     124,722    12.4%      $ 1,965,348
 2010 ..............         8      20,308     2.0%      $   339,192
 2011 ..............         9      78,586     7.8%      $ 1,259,577
 2012 ..............         3      31,674     3.1%      $   551,832
 2013 ..............        10      51,446     5.1%      $   909,276
 2014 ..............         2      29,609     2.9%      $   458,940
 2015 ..............         1      12,208     1.2%      $         0
 Thereafter ........         0           0     0.0%      $         0
----------------------------------------------------------------------
 TOTAL .............       187   1,005,787   100.0%      $14,418,741
----------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                       % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE     CUMULATIVE %
                         RENT      SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
 YEAR                  EXPIRING      EXPIRING      EXPIRING       EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------

 Vacant ............        NAP       177,609    17.7%              NAP             NAP
 Month-to-Month.....       3.6%       204,599    20.3%         $    523,932         3.6%
 2005 ..............      10.8%       288,912    28.7%         $  2,084,712        14.5%
 2006 ..............      11.2%       377,915    37.6%         $  3,704,760        25.7%
 2007 ..............      13.5%       497,998    49.5%         $  5,650,860        39.2%
 2008 ..............      22.8%       657,234    65.3%         $  8,934,576        62.0%
 2009 ..............      13.6%       781,956    77.7%         $ 10,899,924        75.6%
 2010 ..............       2.4%       802,264    79.8%         $ 11,239,116        77.9%
 2011 ..............       8.7%       880,850    87.6%         $ 12,498,693        86.7%
 2012 ..............       3.8%       912,524    90.7%         $ 13,050,525        90.5%
 2013 ..............       6.3%       963,970    95.8%         $ 13,959,801        96.8%
 2014 ..............       3.2%       993,579    98.8%         $ 14,418,741       100.0%
 2015 ..............       0.0%     1,005,787   100.0%         $ 14,418,741       100.0%
 Thereafter ........       0.0%     1,005,787   100.0%         $ 14,418,741       100.0%
--------------------------------------------------------------------------------------------
 TOTAL .............     100.0%     1,005,787   100.0%         $ 14,418,741       100.0%
--------------------------------------------------------------------------------------------

---------------------
(1) Information obtained from the Younan Portfolio-Dallas Borrower's rent roll.

THE MARKET(2). The Younan Portfolio-Dallas Properties are three high-rise office buildings that are located in Dallas, Texas.  With a population of 5,761,057, the Dallas/Fort Worth metropolitan area is the ninth largest city in the United
States.  From 2000 -- 2004, the area's population grew by 10.47% which outpaced the state of Texas (7.46%) and the United States (4.09%).  Dallas is home to several of the largest corporations in the United States including American
Airlines, Texas Health Resources, Southwestern Bell, Verizon, Texas
Instruments, Inc., JCPenney, ExxonMobil and Union Pacific Railroad.

According to CB Richard Ellis ("CBRE"), the Dallas office market consists of 17 submarkets that total 176.6 million square feet of net rentable area.  The vacant square footage consists of 38.9 million square feet or 22%.  The average asking lease rate is $17.59 psf with total market absorption of 434,824 sf.

The Younan Portfolio-Dallas Properties are located in the Central Expressway submarket located along U.S. 75.  This highway connects downtown Dallas located to the south and the Plano and Richardson markets located to the north.
According to CBRE, the submarket consists of approximately 11.01 million square feet of office space which is broken down to 6.0 million square feet of Class A office space and 4.5 million square feet of Class B office space.

As of the first quarter of 2005, the overall submarket vacancy rate was 19.65%.
The average overall lease rate was $18.41 psf.  CBRE noted that no new office space became available at the Central Expressway submarket during the first quarter of 2005 and there is also no new construction underway at this time.

Over the past three years, the submarket vacancy rate has been adversely affected due to a major construction project on the U.S. 75 (Central
Expressway) and IH-635 (LBJ Freeway) highways as well as the interchange known as the Dallas High Five.  On January 2, 2002, the Texas Department of
Transportation Dallas District and general contractor Zachry Construction
Corporation broke ground on the largest interchange in Texas.  This project was projected to be completed in January 2007; however it is now expected to be completed 12 months ahead of schedule by December 2005.  When completed, the
Dallas High Five will allow 8 lanes of travel on U.S. 75 and 10 lanes of travel along with four dedicated HOV lanes on I-635.  There will be a series of large, angled ramps that will allow a large number of automobiles to travel from highway to highway while maintaining highway speeds.  The North Central Plaza building is on the southwest corner of the intersection of the LBJ Freeway and
Central Expressway.  The 9400 Central building is approximately 3.5 miles south of the North Central Plaza building on the western side of Central Expressway and the 8080 Central building is 2.1 miles south of the 9400 Central building on the eastern side of Central Expressway.  Due to their proximity to the
Dallas High Five construction project, the Younan Portfolio-Dallas Properties were affected by the closures, detours and general inaccessibility that accompanied highway construction.

The Younan Portfolio-Dallas Properties are located a few miles northeast of the
Preston Hollow neighborhood in which many senior executives of area companies reside.  Preston Hollow is generally bound by Royal Lane to the north,
Hillcrest Road to the east, Northwest Highway to the south and the Dallas North
Tollway to the west.  There are approximately 42,429 people within two miles of the center of Preston Hollow and the average household income is $163,371.
Within a half a mile radius of the center of Preston Hollow, the average household income is $282,091.

--------------------
(2)  Certain information obtained from a third-party appraisal or from a report prepared by CB Richard Ellis, Inc. regarding the Dallas market. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal or the accuracy of the report prepared by CB Richard Ellis, Inc.

                                       55

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--------------------------------------------------------------------------------

THE BORROWER. The borrower, YPI Central Expressway Properties, L.P. (the
"Younan Portfolio-Dallas Borrower"), is a single purpose entity. The borrower is a Delaware limited partnership. The general partner of the Younan
Portfolio-Dallas Borrower, which holds a 0.1% interest, is YPI Central
Expressway GP, LLC (the "Younan GP"), a Delaware limited liability company.
The limited partner, which holds a 99.9% interest, is YPI Central Expressway
Holding, L.P. (the "Younan LP"), a Delaware limited partnership. Younan
Investment Properties L.P. is owned 1% by its general partner, Younan
Properties, Inc., which is owned 100% by Zaya Younan, and 99% by its limited partner, which is owned 100% by Zaya and Sherry Younan. Younan Investment
Properties L.P. owns 16.90840% of Younan LP. The remainder of the interest in the Younan LP is owned by more than 20 other minority investors ranging from
0.19084% to 15.26713%. The Younan GP is 100% owned by the Younan LP.

According to Mr. Younan, Younan Properties Inc. ("Younan Properties") was
founded three years ago by Zaya Younan, who today operates as the company's chief executive officer.  Mr. Younan has over ten years of experience in commercial real estate and building operation management.  Younan Properties has a nine-person management team that possesses experience in acquisitions and dispositions, building operation, financing, leasing, asset management, and development.  The management team has 110 years of combined real estate experience, specializing in office, retail, multi-family, and hotel properties.
Since Younan Properties' inception, the company has purchased over 30 office buildings totaling 5 million square feet and 2 full-service hotels with 780 rooms.  In the past two years, Younan Properties has also sold ten office buildings totaling 1 million square feet.  According to Mr. Younan, the average occupancy when the buildings were acquired was 40% and the average occupancy when the buildings were sold was 95%.  Younan Properties currently owns seven office buildings (including the Younan Portfolio -- Dallas Properties) totaling just over 1 million square feet in the Dallas market.

PROPERTY MANAGEMENT. The property manager for the Younan Portfolio-Dallas
Properties is Younan Investment Properties, L.P., which is an affiliate of the
Younan Portfolio-Dallas Borrower.

LOCKBOX. The Younan Portfolio-Dallas Loan requires a hard lockbox and springing cash management. At origination, the Younan Portfolio-Dallas Borrower was required to establish a lockbox account. The loan documents require the Younan
Portfolio-Dallas Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Younan
Portfolio-Dallas Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means: the occurrence of one of the following: (i) an event of default, (ii) the aggregate debt service coverage ratio (including the mezzanine debt) as of the last day of any calendar quarter is less than 1.05 :1 or (iii) the anticipated repayment date.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Younan Portfolio-Dallas Loan:

-----------------------------------------------------------
                       ESCROWS/RESERVES
                       ----------------
 TYPE:                               INITIAL        MONTHLY

  Taxes ........................   $1,452,218      $181,528
  Insurance ....................   $  108,946      $ 10,895
  Rollover Reserves ............   $1,000,000      $ 84,154
  Capital Expenditures .........   $1,000,000      $  8,416
  Other Reserve ................   $1,000,000      $      0
-----------------------------------------------------------

Other Reserve. Borrower was required to deposit at closing $1,000,000 for rollover costs into a separate account controlled by the Younan Portfolio-
Dallas Borrower, maintained at a financial institution selected by the Younan
Portfolio-Dallas Borrower.

ADDITIONAL DEBT. Younan LP has incurred $7,660,000 of mezzanine debt secured by a pledge of its ownership interest in the Younan Portfolio-Dallas Borrower. The lender was the original holder of the mezzanine debt and sold it to Crescent
Real Estate Capital, L.P. The mezzanine debt matures on September 8, 2010.

PARTIAL DEFEASANCE. Individual Younan Portfolio-Dallas Properties may be
released from the lien of the related mortgage upon partial defeasance by the
Younan Portfolio-Dallas Borrower of a principal amount equal to the highest of the following amounts (a) 125% of the allocated loan amount; (b) 85% of gross sales price for such property (allocated pro rata with mezzanine loan); and (c)
such other amount which results in a remaining unpaid principal balance of the
Younan Portfolio-Dallas Loan supporting a minimum debt service coverage ratio of 1.25x on the actual debt service constant after the expiration of the interest only period.

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U-HAUL (COPYRIGHT)  SELF STORAGE PORTFOLIOS V, VI AND VII

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           56
Location (City/State)                                                  See Table
Property Type                                                       Self Storage
Size (Square Feet)                                                     1,149,205
Physical Percentage Occupancy as of March 31, 2005                      82.7%(1)
Year Built/Renovated                                                   See Table
Appraisal Value                                                     $104,885,000
Average Monthly Rent Per Unit                                             $69.18
Underwritten Economic Occupancy                                            83.7%
Underwritten Revenues                                                $13,620,657
Underwritten Total Expenses                                           $4,961,963
Underwritten Net Operating Income (NOI)                               $8,658,689
Underwritten Net Cash Flow (NCF)                                      $8,543,771
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    June 8, 2005
Cut-off Date Principal Balance                                       $77,481,552
Cut-off Date Loan Balance Per SF/Unit                                        $67
Percentage of Initial Mortgage Pool Balance                                 2.5%
Number of Mortgage Loans                                                       3
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6820%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          300
Lockbox                                                                     Soft
Cut-off Date LTV Ratio                                                     73.9%
LTV Ratio at Maturity or ARD                                               57.0%
Underwritten DSCR on NOI                                                   1.48x
Underwritten DSCR on NCF                                                   1.46x
--------------------------------------------------------------------------------

--------------------
(1)  Occupancy reflects the weighted average for the U-Haul (Copyright) Self
     Storage Portfolio V, VI and VII Properties by square footage.

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THE LOANS. The mortgage loans (collectively, the "U-Haul (Copyright)  Self
Storage Portfolio V, VI and VII Loans") are evidenced by three cross-collateralized and cross-defaulted promissory notes secured by first mortgages encumbering 56 U-Haul (Copyright)  self storage properties (the
"U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Properties"). The
table below provides specific information about the U-Haul (Copyright)  Self
Storage Portfolio V, VI and VII Properties. The U-Haul (Copyright)  Self
Storage Portfolio V, VI and VII Loans represent approximately 2.5% of the initial mortgage pool balance and 2.6% of the initial loan group 1 balance.

The U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Loans were originated on June 8, 2005 and have an aggregate principal balance as of the cut-off date of $77,481,552. The U-Haul (Copyright)  Self Storage Portfolio V,
VI and VII Loans have a remaining term of 115 months to its maturity date of
July 1, 2015. The U-Haul (Copyright)  Self Storage Portfolio V, VI and VII
Loans may be prepaid on or after January 1, 2015, and permit defeasance with
United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTIES. The U-Haul (Copyright)  Self Storage Portfolio V, VI and VII
Loans are secured by the 56 U-Haul (Copyright)  Self Storage Portfolio V, VI
and VII Properties totaling 14,668 self storage units and 1,149,205 net rentable square feet. The U-Haul (Copyright)  Self Storage Portfolio V, VI and
VII Properties are located in 22 states across the U.S. The U-Haul (Copyright)
Self Storage Portfolio V, VI and VII Properties average 262 self storage units per location (ranging from 68 to 881 units per location) with an average unit size of 78 rentable square feet. The largest state concentrations are represented by Texas, with nine properties totaling 3,013 units (20.5% of total units); Florida, with four properties totaling 1,316 units (9.0% of total units); and Alabama, with five properties totaling 1,233 units (8.4% of total units). No other state represents more than 7.0% of the portfolio by unit count or square footage. Typical construction consists of either metal or concrete block framing on concrete slab foundations, with pitched, corrugated metal roofs. Exterior-access storage units generally have roll-up aluminum or metal doors. Interior-access storage units, some of which are climate-controlled, are either located within the main retail / office building, or in separate buildings built or converted specifically for interior-access storage.
Approximately 25.6% of the units in the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Properties are climate-controlled. Some U-Haul
(Copyright)  Self Storage Portfolio V, VI and VII Properties also have an apartment for an on-site manager. As of March 31, 2005, the U-Haul (Copyright)
Self Storage Portfolio V, VI and VII Properties were 82.7% occupied.

The following table presents certain information regarding the U-Haul
(Copyright)  Self Storage Portfolio V, VI and VII Properties:

----------------------------------------------------------------------------------------------
              U-HAUL (Copyright) SELF STORAGE PORTFOLIO V, VI AND VII PROPERTIES
              ------------------------------------------------------------------

                                                                     % OF TOTAL
                                                            SELF       SELF
                                            APPROXIMATE   STORAGE     STORAGE
                                           YEAR BUILT /    SQUARE     SQUARE      SELF STORAGE
 U-HAUL (Copyright)  CENTER LOCATION         RENOVATED      FEET       FEET          UNITS
----------------------------------------------------------------------------------------------

 Houston, Texas .........................  1985 / 1995    62,075        5.4%              881
 Yonkers, New York ......................     1950        54,149        4.7%              859
 Lancaster, California ..................  1985 / 2002    45,973        4.0%              452
 Miami, Florida .........................     1925        42,776        3.7%              712
 Independence, Missouri .................  1970 / 1993    35,700        3.1%              388
 Corpus Christi, Texas ..................     1965        34,767        3.0%              369
 Houston, Texas .........................     1977        34,761        3.0%              451
 Mobile, Alabama ........................     1970        32,868        2.9%              288
 Memphis, Tennessee .....................     1982        32,008        2.8%              415
 El Paso, Texas .........................  1971 / 2002    30,814        2.7%              331
 Detroit, Michigan ......................  1965 / 1978    29,750        2.6%              414
 San Angelo, Texas ......................     1980        29,650        2.6%              239
 Tuscaloosa, Alabama ....................  1970 / 1984    29,266        2.5%              420
 Pleasant Hills, Pennsylvania ...........     1978        27,622        2.4%              379
 Columbus, Ohio .........................     1974        26,796        2.3%              274
 Tampa, Florida .........................  1959 / 1990    26,564        2.3%              256
 Gretna, Louisiana ......................  1984 / 1993    25,100        2.2%              275
 Savannah, Georgia ......................   1977/1984     25,055        2.2%              351
 Columbus, Georgia ......................     1963        24,425        2.1%              280
 Houston, Texas .........................  1968 / 1979    23,024        2.0%              298
 Leesburg, Florida ......................     1984        22,490        2.0%              266
 Glendale, Arizona ......................   1988/1990     20,220        1.8%              177
 Roseburg, Oregon .......................     1981        19,950        1.7%              229
 Corpus Christi, Texas ..................     1960        18,569        1.6%              204
 Moon Town, Pennsylvania ................   1980/1982     18,371        1.6%              222
 Memphis, Tennessee .....................  1966 / 1984    18,300        1.6%              182
 Fontana, California ....................     1970        17,980        1.6%              228
 Topeka, Kansas .........................   1979/1985     17,450        1.5%              192
 Mobile, Alabama ........................     1945        17,217        1.5%              257
 Weymouth, Massachusetts ................     1959        16,690        1.5%              266
 Hartford, Connecticut ..................  1956 / 1994    16,305        1.4%              186
 Middletown, Ohio .......................     1950        15,696        1.4%              222
 Westfield, Massachusetts ...............     1955        15,000        1.3%              134
 Orange, Connecticut ....................   1939/1980     14,176        1.2%              196
 Bridgeport, Connecticut ................   1941/1990     14,143        1.2%              289
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                AVERAGE
                                            % OF TOTAL SELF     RENT/                    APPRAISED
 U-HAUL (Copyright)  CENTER LOCATION         STORAGE UNITS       UNIT      OCCUPANCY(1)    VALUE
---------------------------------------------------------------------------------------------------

 Houston, Texas .........................         6.0%        $  62.43        84.3%     $8,980,000
 Yonkers, New York ......................         5.9%        $  85.78        88.3%     $7,400,000
 Lancaster, California ..................         3.1%        $  89.84        89.0%     $4,500,000
 Miami, Florida .........................         4.9%        $  82.37        85.3%     $6,750,000
 Independence, Missouri .................         2.6%        $  70.85        73.3%     $2,100,000
 Corpus Christi, Texas ..................         2.5%        $  69.38        72.3%     $1,750,000
 Houston, Texas .........................         3.1%        $  43.22        73.7%     $1,850,000
 Mobile, Alabama ........................         2.0%        $  78.52        85.2%     $2,050,000
 Memphis, Tennessee .....................         2.8%        $  58.12        86.9%     $2,890,000
 El Paso, Texas .........................         2.3%        $  71.88        79.9%     $2,460,000
 Detroit, Michigan ......................         2.8%        $  75.34        66.3%     $1,865,000
 San Angelo, Texas ......................         1.6%        $  68.58        81.3%     $1,410,000
 Tuscaloosa, Alabama ....................         2.9%        $  40.20        71.8%     $1,700,000
 Pleasant Hills, Pennsylvania ...........         2.6%        $  76.38        89.3%     $3,490,000
 Columbus, Ohio .........................         1.9%        $  62.17        77.9%     $1,760,000
 Tampa, Florida .........................         1.7%        $  80.99        85.5%     $2,140,000
 Gretna, Louisiana ......................         1.9%        $  71.80        87.1%     $1,700,000
 Savannah, Georgia ......................         2.4%        $  55.19        92.6%     $1,960,000
 Columbus, Georgia ......................         1.9%        $  66.03        86.8%     $1,760,000
 Houston, Texas .........................         2.0%        $  52.33        75.1%     $1,360,000
 Leesburg, Florida ......................         1.8%        $  54.07        94.3%     $1,820,000
 Glendale, Arizona ......................         1.2%        $  87.08        93.2%     $2,200,000
 Roseburg, Oregon .......................         1.6%        $  55.99        86.6%     $1,210,000
 Corpus Christi, Texas ..................         1.4%        $  57.00        73.6%     $  800,000
 Moon Town, Pennsylvania ................         1.5%        $  88.92        93.1%     $2,510,000
 Memphis, Tennessee .....................         1.2%        $  69.18        94.9%     $1,600,000
 Fontana, California ....................         1.6%        $  76.41        83.4%     $1,890,000
 Topeka, Kansas .........................         1.3%        $  67.76        93.5%     $1,100,000
 Mobile, Alabama ........................         1.8%        $  60.67        86.7%     $1,350,000
 Weymouth, Massachusetts ................         1.8%        $  98.91        64.8%     $2,400,000
 Hartford, Connecticut ..................         1.3%        $  80.67        82.2%     $1,200,000
 Middletown, Ohio .......................         1.5%        $  39.03        65.5%     $  540,000
 Westfield, Massachusetts ...............         0.9%        $ 111.20        89.3%     $1,510,000
 Orange, Connecticut ....................         1.3%        $  85.83        68.9%     $1,970,000
 Bridgeport, Connecticut ................         2.0%        $  86.12        85.9%     $2,620,000
---------------------------------------------------------------------------------------------------

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---------------------------------------------------------------------------------------------------
               U-HAUL (Copyright) SELF STORAGE PORTFOLIO V, VI AND VII PROPERTIES
               ------------------------------------------------------------------
                                                                       % OF TOTAL
                                                             SELF        SELF
                                            APPROXIMATE    STORAGE      STORAGE
                                           YEAR BUILT /     SQUARE      SQUARE      SELF STORAGE
 U-HAUL (Copyright)  CENTER LOCATION         RENOVATED       FEET        FEET          UNITS
---------------------------------------------------------------------------------------------------

 Cincinnati, Ohio .......................   1920/1928       13,079         1.1%           254
 Lebanon, New Hampshire .................   1976/1990       12,804         1.1%           247
 Macon, Georgia .........................     1966          12,707         1.1%           196
 Augusta, Georgia .......................     1996          12,610         1.1%           160
 Pensacola, Florida .....................     1977          12,330         1.1%            82
 Hyde Park, Massachusetts ...............  1920 / 1990      11,722         1.0%           210
 Washington, Pennsylvania ...............     1980          11,660         1.0%           167
 Olympia, Washington ....................   1939/1990       11,121         1.0%           203
 Livermore, California ..................     1982          11,000         1.0%           128
 Norwood, Massachusetts .................     1940          10,375         0.9%           147
 Saddle Brook, New Jersey ...............     1965          10,156         0.9%           160
 Birmingham, Alabama ....................   1970/2001       10,150         0.9%           123
 Wichita, Kansas ........................     1970          10,125         0.9%           117
 Birmingham, Alabama ....................   1960/1996       10,019         0.9%           145
 Pocatello, Idaho .......................   1980/1993        9,995         0.9%           137
 San Antonio, Texas .....................     1968           8,600         0.7%           135
 Grand Island, Nebraska .................     1979           8,392         0.7%            95
 Bloomsburg, Pennsylvania ...............   1986/1990        7,575         0.7%            68
 Greensburg, Pennsylvania ...............   1950/1981        7,124         0.6%           128
 Longview, Texas ........................     1939           6,961         0.6%           105
 Anaheim, California ....................   1955/1984        5,000         0.4%            79
---------------------------------------------------------------------------------------------------
 TOTAL ..................................                1,149,205       100.0%        14,668
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                AVERAGE
                                            % OF TOTAL SELF     RENT/                      APPRAISED
 U-HAUL (Copyright)  CENTER LOCATION         STORAGE UNITS       UNIT    OCCUPANCY(1)       VALUE
----------------------------------------------------------------------------------------------------

 Cincinnati, Ohio .......................          1.7%        $ 50.05        71.0%     $  1,040,000
 Lebanon, New Hampshire .................          1.7%        $ 62.95        67.8%     $  1,480,000
 Macon, Georgia .........................          1.3%        $ 42.03        64.3%     $    375,000
 Augusta, Georgia .......................          1.1%        $ 62.05        87.1%     $  1,275,000
 Pensacola, Florida .....................          0.6%        $ 88.27        94.8%     $    675,000
 Hyde Park, Massachusetts ...............          1.4%        $ 80.27        84.7%     $  1,690,000
 Washington, Pennsylvania ...............          1.1%        $ 83.09        91.9%     $  1,650,000
 Olympia, Washington ....................          1.4%        $ 56.51        84.0%     $  1,250,000
 Livermore, California ..................          0.9%        $ 92.78        79.4%     $  1,420,000
 Norwood, Massachusetts .................          1.0%        $ 98.51        66.3%     $  1,620,000
 Saddle Brook, New Jersey ...............          1.1%        $ 87.45        83.5%     $  1,100,000
 Birmingham, Alabama ....................          0.8%        $ 67.42        88.9%     $    730,000
 Wichita, Kansas ........................          0.8%        $ 53.45        79.3%     $    570,000
 Birmingham, Alabama ....................          1.0%        $ 63.53        85.2%     $    900,000
 Pocatello, Idaho .......................          0.9%        $ 44.44        93.6%     $    810,000
 San Antonio, Texas .....................          0.9%        $ 55.37        88.8%     $    800,000
 Grand Island, Nebraska .................          0.6%        $ 55.23        88.3%     $    470,000
 Bloomsburg, Pennsylvania ...............          0.5%        $ 73.71        82.3%     $    425,000
 Greensburg, Pennsylvania ...............          0.9%        $ 54.31        88.4%     $  1,130,000
 Longview, Texas ........................          0.7%        $ 44.09        95.2%     $    450,000
 Anaheim, California ....................          0.5%        $ 59.89        95.0%     $    430,000
----------------------------------------------------------------------------------------------------
 TOTAL ..................................        100.0%        $ 69.18        82.7%     $104,885,000
----------------------------------------------------------------------------------------------------

--------------------
(1) Occupancy reflects the weighted average for each property by square footage.

THE BORROWERS. One set of co-borrowers is associated with each of the three promissory notes comprising the U-Haul (Copyright)  Self Storage Portfolio V,
VI and VII Loans: AREC 2, LLC and UHIL, 2, LLC; AREC 4, LLC and UHIL 4, LLC;
and AREC 7, LLC and UHIL 7, LLC (collectively, the "U-Haul (Copyright)  Self
Storage Portfolio V, VI and VII Borrowers"). Each of these entities is a single-purpose Delaware limited liability company. AREC Holdings, LLC owns 100%
of the beneficial interests in AREC 2, LLC, AREC 4, LLC, and AREC 7, LLC. AREC
Holdings, LLC is wholly owned by AMERCO Real Estate Company, which, in turn, is a wholly-owned subsidiary of AMERCO, Inc. (NasdaqNM: UHAL / NYSE: AO+PA). The
properties are net leased to UHIL 2, LLC, UHIL 4, LLC, and UHIL 7, LLC (the
"Lessees"), and the Lessees are co-borrowers under the U-Haul (Copyright)  Self
Storage Portfolio V, VI and VII Loans. UHI Lease Holdings, LLC owns 100% of the beneficial interest in Lessees. UHI Lease Holdings, LLC is wholly owned by
U-Haul (Copyright)  International, Inc., which in turn is a wholly-owned subsidiary of AMERCO, Inc. An employee of CSC Entity Services, LLC serves as the independent director for the U-Haul (Copyright)  Self Storage Portfolio V,
VI and VII Borrowers and the Lessees.

AMERCO Real Estate Company, U-Haul (Copyright)  Company of Florida, and AMERCO
Real Estate Company of Texas serve as the indemnitors for the U-Haul
(Copyright)  Self Storage Portfolio V, VI and VII Loans. As stated above,
AMERCO Real Estate Company is a wholly-owned subsidiary of AMERCO ("AMERCO"),
Inc. AMERCO Real Estate Company reported total assets of $508 million as of
December 31, 2004. Total liabilities were reported at $260 million, resulting in shareholder's equity of $249 million. AMERCO Real Estate Company reported cash and cash equivalents of $4 million. AMERCO Real Estate Company generated total revenues of $52 million for the nine months ended December 31, 2004, and net earnings of $10 million.

AMERCO and its wholly-owned subsidiary AMERCO Real Estate Company filed petitions for relief under Chapter 11 on June 20, 2003 and August 13, 2003, respectively. The Chapter 11 filings resulted from an accounting reclassification, which adversely affected AMERCO's ability to renegotiate a
$400 million credit facility in June 2002. Consequently, AMERCO was unable to complete a $275 million bond offering, and therefore defaulted on a $100 million debt. A Plan of Reorganization was confirmed on February 25, 2004 calling for the full restoration of AMERCO's equity. On March 14, 2004, AMERCO emerged from Chapter 11 protection and entered into a $550 million exit financing credit facility. AMERCO's largest subsidiary, U-Haul (Copyright)
International, Inc. (an additional indemnitor for the U-Haul (Copyright)  Self
Storage Portfolio V, VI and VII Loans as discussed below), did not file for
Chapter 11 protection.

U-Haul (Copyright)  International, Inc. serves as an additional indemnitor for the U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Loans with respect to environmental matters only. U-Haul (Copyright)  International, Inc. is also a wholly-owned subsidiary of AMERCO, Inc. U-Haul (Copyright)  International,
Inc. reported total assets of $1.545 billion, total liabilities of $824 million, and shareholder's equity of $720 million as of December 31, 2004. The subsidiary reported cash and cash equivalents of $54 million. For the nine months ended December 31, 2004, U-Haul (Copyright)  International, Inc.
generated total revenues of $1.385 billion and net earnings of $104 million.

PROPERTY MANAGEMENT. The U-Haul (Copyright)  Self Storage Portfolio V, VI and
VII Properties are managed by the Lessees, which are wholly-owned subsidiaries of U-Haul (Copyright)  International, Inc.

LOCKBOX. A cash management account was established at closing in the joint names of the Lessees and the lender wherein all income from the properties is deposited. Prior to a trigger event, the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Borrowers will have access to funds in the cash

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management account after payment of debt service. After a trigger event, funds in the cash management account will be swept to a central account maintained and controlled by the lender. A trigger event will occur upon an event of default or if the debt service coverage ratio falls below 1.15x on an actual trailing 12-month basis. The trigger period ends when the trigger event is cured.

The U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Properties produce significant income from business lines other than self storage rental. These business lines include U-Haul (Copyright)  truck / trailer rentals, trailer hitch installation, propane sales, and sales of moving and storage products including boxes, tape, and padlocks. For purposes of determining the net cash flow and debt service coverage ratio of the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Loans, the majority of this ancillary non-storage income was excluded. However, this ancillary income flows through the cash management account and is available for debt service. The actual trailing
12-month net cash flow from the U-Haul (Copyright)  Self Storage Portfolio V,
VI and VII Properties totals $12,907,502, which translates to a 2.21x debt service coverage ratio for the U-Haul (Copyright)  Self Storage Portfolio V, VI
and VII Loans.

ESCROWS. The following escrow / reserve accounts have been established with respect to the U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Loans:

                        ESCROWS / RESERVES
                        ------------------
  TYPE:                                   INITIAL      MONTHLY

  Taxes .............................   $  356,377     $     0
  Insurance .........................   $   23,595     $     0
  Capital Expenditures ..............   $        0     $14,365
  Immediate Repair Reserves .........   $1,531,517     $     0
  Environmental Reserves ............   $1,409,625     $     0

Tax Escrows. Provided that no Trigger Event has occurred and is continuing, that a sum equal to not less than six times the monthly installment amount (as may be adjusted by the lender from time to time) is on deposit, and that the
U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Borrowers have delivered to the lender evidence of payment of all taxes within 15 days of the date such sums were due and payable, then the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Borrowers may cease making monthly tax escrow deposits.

Insurance Escrows. Provided that no Trigger Event has occurred and is continuing, that a sum equal to not less than three times the monthly installment amount (as may be adjusted by the lender from time to time) is on deposit, and that the U-Haul (Copyright)  Self Storage Portfolio V, VI and VII
Borrowers have delivered to the lender evidence of payment of all insurance premiums within 15 days of the date such sums were due and payable, then the
U-Haul (Copyright)  Self Storage Portfolio V, VI and VII Borrowers may cease making monthly insurance escrow deposits. The required three months of estimated premiums were collected at closing.

Capital Expenditure Reserves. Provided that no Trigger Event has occurred and is continuing and that a sum equal to not less than 12 times the monthly installment amount is on deposit, then the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Borrowers may cease making monthly capital expenditures escrow deposits.

Immediate Repair and Environmental Reserves. Up-front reserves were collected for all identified immediate repairs and environmental conditions identified in the property condition reports and environmental site assessments, respectively.

ADDITIONAL DEBT. Up to approximately $50,000,000 in mezzanine financing may be permitted in the future, to be secured by partnership interests in the U-Haul
(Copyright)  Self Storage Portfolio V, VI and VII Borrowers and in other AMERCO subsidiaries that are borrowers on similar first mortgage loans in the aggregate amount of $480,000,000, secured by 321 properties. Subordinate debt will be subject to a maximum aggregate loan-to-value of 85% and a debt service coverage ratio (in combination with the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Loans) of no less than 1.15x.

PARTIAL DEFEASANCE. The U-Haul (Copyright)  Self Storage Portfolio V, VI and
VII Borrowers may elect to defease the U-Haul (Copyright)  Self Storage
Portfolio V, VI and VII Loans in whole or in part provided that the conditions set forth in the loan documents are satisfied, including no defeasance will be permitted until after the second anniversary of the creation of the securitization trust or if any event of default under the mortgage loan documents has occurred and is continuing.

                                       61

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--------------------------------------------------------------------------------

LOWE TYSON'S CORNER

                [PICTURE]                               [PICTURE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            2
Location (City/State)                                                 Vienna, VA
Property Type                                                             Office
Size (Square Feet)                                                       431,861
Physical Percentage Occupancy as of October 31, 2005                       93.2%
Year Built/Renovated                                                   See Table
Appraisal Value                                                     $101,000,000
# of Tenant Leases                                                            50
Average Rent Per Square Foot                                              $19.89
Underwritten Economic Occupancy                                            91.5%
Underwritten Revenues                                                 $9,775,331
Underwritten Total Expenses                                           $3,673,397
Underwritten Net Operating Income (NOI)                               $6,101,934
Underwritten Net Cash Flow (NCF)                                      $5,468,872
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                              September 30, 2005
Cut-off Date Principal Balance                                       $68,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $157
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            4.9360%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            35
Original Term to Maturity/ARD (Months)                                        86
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     67.3%
LTV Ratio at Maturity or ARD                                               62.9%
Underwritten DSCR on NOI                                                1.40x(1)
Underwritten DSCR on NCF                                                1.26x(1)
--------------------------------------------------------------------------------

--------------------
(1)  Science Applications International Corp. ("SAIC"), a tenant at 1953 Gallows
     Road, has given notice of its desire to vacate 26,606 square feet at the end of April 2006, which is six months prior to the early termination period. If approved, SAIC has offered to extend the lease term for five years in another 38,918 square feet. The rental rate will increase from
     $21.53 per square foot to $27.00 per square foot in 32,725 square feet and from $21.53 to $26.50 per square foot in 6,193 square feet. Interealty, a tenant at 1951 Kidwell Drive, has given notice of its desire to vacate
     4,720 square feet. In addition, Intereality has indicated its desire to extend the lease term in its remaining 22,186 square feet for two years.
     The rental rate in 1,000 square feet will remain the same and the rate in the other 21,846 square feet will increase from $21.00 per square foot to
     $26.20 per square foot. Pro forma for these changes, if appoved by the lender, the Underwritten NOI goes to $5,692,548 and the Underwritten DSCR on NOI goes to 1.31x. The Interest Only coverage is currently 1.79x and goes to 1.67x after the tenancy changes. The Underwritten NCF goes to
     $5,104,064 and the DSCR on Underwritten NCF goes to 1.17x. The Interest
     Only coverage is 1.61x and goes to 1.50x after the tenancy changes.

                                       62

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       63

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Lowe Tyson's Corner Loan") is evidenced by a promissory note secured by a first mortgage encumbering two multi-tenant office buildings located in Vienna, Virginia. The Lowe Tyson's Corner Loan has a
principal balance of $68,000,000 as of the cut-off date and represents approximately 2.2% of the initial mortgage pool balance and approximately 2.3%
of the initial loan group 1 balance.

The Lowe Tyson's Corner Loan was originated on September 30, 2005 and has a remaining term of 83 months to its maturity date of November 1, 2012. The Lowe
Tyson's Corner Loan may be prepaid on or after October 1, 2012, and permits defeasance with United States government obligations beginning two years after the creation of securitization trust.

THE PROPERTIES. The Lowe Tyson's Corner Loan is secured by two Class B multi-story office buildings in the Tysons Corner submarket of northern
Virginia, approximately 13 miles from Washington, D.C. Situated only one quarter of a mile from each other, the two properties are located within the
Tysons Corner market and offer easy access to I-495. 1951 Kidwell Drive
("Kidwell Drive") is a nine-story office building that was constructed in 1980 and contains 175,589 square feet. The building is currently 92.8% occupied. The collateral also includes 570 parking spaces, a number of which are underground covered parking. 1953 Gallows Road ("Gallows Road") is an eight-story office building that was constructed in 1983. The 256,272 square feet building is currently 93.5% occupied. The collateral also includes 969 parking spaces, both above and underground. A 2.92-acre parcel of vacant land is also part of the
Tysons Corner Development Parcel. The parcel has development potential of up to
50,000 square feet of residential, office, or hotel space.

The following tables present certain information regarding the Lowe Tyson's
Corner Properties:

--------------------------------------------------------------------------------
                      LOWE TYSON'S CORNER PROPERTIES
                      ------------------------------
                                                                    SQUARE
 PROPERTY                            CITY    STATE    YEAR BUILT     FEET
--------------------------------------------------------------------------------

 Kidwell Drive ..................  Vienna     VA        1980      175,589
 Gallows Road ...................  Vienna     VA        1983      256,272
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .........                                 431,861
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                    % OF TOTAL                                         APPRAISED
 PROPERTY                          SQUARE FEET    OCCUPANCY       PRIMARY TENANT         VALUE
-----------------------------------------------------------------------------------------------------

 Kidwell Drive ..................  40.7%        92.8%           Gray Hawk Systems   $ 39,000,000
 Gallows Road ...................  59.3%        93.5%         Science Applications  $ 62,000,000
                                                               International Corp.
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE ......... 100.0%        93.2%                               $101,000,000
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                         TENANT INFORMATION
                         ------------------
 TENANT NAME                               PARENT COMPANY
----------------------------------------------------------------------

 Science Applications
   International Corp..... Science Applications International Corp.
 Gray Hawk Systems .......     Mantech International Corporation
 Delex Systems, Inc. .....            Delex Systems, Inc.
 Indus Corporation .......                Indus Group
 Interealty Corp. ........           Geac Computer Limited
 TecSec ..................            TecSec Incorporated
----------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                             CREDIT RATINGS     SQUARE      % OF     BASE RENT       LEASE
 TENANT NAME                 (MOODY'S/S&P)(1)   FEET        GLA         PSF      EXPIRATION(2)
----------------------------------------------------------------------------------------------

 Science Applications
   International Corp.....       A3/A-        74,019    17.1%      $ 22.12       4/30/2006
 Gray Hawk Systems .......       NR/NR        35,149     8.1%      $ 23.42       4/30/2016
 Delex Systems, Inc. .....       NR/NR        32,765     7.6%      $ 27.04       2/28/2011
 Indus Corporation .......       NR/NR        31,900     7.4%      $ 22.08       10/31/2011
 Interealty Corp. ........       NR/NR        27,206     6.3%      $ 20.41       12/31/2005
 TecSec ..................       NR/NR        22,154     5.1%      $ 29.54       7/31/2010
----------------------------------------------------------------------------------------------

---------------------
(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.
(2)  SAIC has leases on six suites with varying expiry dates ranging from
     10/31/05 through 11/30/07. 1,000 square feet expired on 10/31/05; 7,495 square feet expire on 12/31/05; 32,725 square feet expire on 4/30/06; 6,193 square feet expire on 6/30/06; and 26,606 square feet expire on 11/30/07.

                                       64

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Lowe Tyson's Corner Properties:

----------------------------------------------------------------------
                       LEASE ROLLOVER SCHEDULE(1)
                       --------------------------
                           NUMBER      SQUARE      % OF
                         OF LEASES     FEET        GLA      BASE RENT
 YEAR                     EXPIRING   EXPIRING   EXPIRING    EXPIRING
----------------------------------------------------------------------

 Vacant ...............       NAP     29,336     6.8%          NAP
 Month-to-Month .......         1          0     0.0%      $    2,400
 2005 .................         5     35,701     8.3%      $  734,016
 2006 .................         4     50,106    11.6%      $1,159,322
 2007 .................         7     50,456    11.7%      $1,207,493
 2008 .................         6     26,398     6.1%      $  599,463
 2009 .................         7     28,968     6.7%      $  659,952
 2010 .................         8     62,686    14.5%      $1,463,208
 2011 .................         5     67,723    15.7%      $1,658,370
 2012 .................         1     13,771     3.2%      $  158,367
 2013 .................         2     29,142     6.7%      $   63,059
 Thereafter ...........         4     37,574     8.7%      $  885,060
----------------------------------------------------------------------
 TOTAL ................        50    431,861   100.0%      $8,590,710
----------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                          % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                            RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------

 Vacant ...............        NAP        29,336     6.8%             NAP            NAP
 Month-to-Month .......       0.0%        29,336     6.8%         $    2,400         0.0%
 2005 .................       8.5%        65,037    15.1%         $  736,416         8.6%
 2006 .................      13.5%       115,143    26.7%         $1,895,738        22.1%
 2007 .................      14.1%       165,599    38.3%         $3,103,231        36.1%
 2008 .................       7.0%       191,997    44.5%         $3,702,694        43.1%
 2009 .................       7.7%       220,965    51.2%         $4,362,646        50.8%
 2010 .................      17.0%       283,651    65.7%         $5,825,854        67.8%
 2011 .................      19.3%       351,374    81.4%         $7,484,224        87.1%
 2012 .................       1.8%       365,145    84.6%         $7,642,591        89.0%
 2013 .................       0.7%       394,287    91.3%         $7,705,650        89.7%
 Thereafter ...........      10.3%       431,861   100.0%         $8,590,710       100.0%
---------------------------------------------------------------------------------------------
 TOTAL ................     100.0%       431,861   100.0%         $8,590,710       100.0%
---------------------------------------------------------------------------------------------

--------------------
(1) Information obtained from the Lowe Tyson's Corner Loan Borrower's rent roll.

THE MARKET.(2)  The Tysons Corner submarket is Virginia's largest office market with 26.8 million square feet of office space. Reis Reports, Inc. estimates average office rental sales to be $27.89 per square foot. Average in-place rents (inclusive of rent bumps through early 2006) are $20.26 and $20.49 at
Gallows Rd. and Kidwell Dr., respectively, which are well below the average market rates.

The fundamentals of the Tysons Corner submarket, as well as those of the surrounding submarkets, are rapidly improving as a result of increased homeland security spending and an improving national economy. Vacancy at the end of second quarter 2005 was 12.6%, which was down from 13.8% at the end of first quarter of 2005 and 14.8% at the end of 2004. Only one building is under construction in the submarket and will deliver 320,000 fully leased square feet later this fall.

In addition to office, the submarket is also one of the largest retail centers in the region with more than 4 million square feet of space. The retail anchors of this market are the two super regional malls, The Galleria and Tysons Corner
Center. Tysons Corner Center just underwent renovation making it the sixth largest mall in the United States at more than 2.5 million square feet.
Additionally, Tysons Corner has 1 million square feet of industrial/flex space as well as the largest concentration of hotels in the county: 13 with over
3,700 rooms.

THE BORROWERS. The properties were acquired by LR Kidwell, LLC, a Delaware limited liability company, and LR Gallows, LLC, a Delaware limited liability company, (the "Lowe Tyson's Corner Borrowers") both directly or indirectly owned by Lowe Real Estate Income and Growth Partners, LLC ("LREIGP"), a
value-added opportunity fund. LREIGP is sponsored by Lowe Enterprises
Investment Management, LLC ("LEIM"), which is a subsidiary of Lowe Enterprises,
Inc. As of the end of second quarter 2005, LREIGP owned real estate assets valued at over $185 million and as of August 31, 2005 had raised equity of $201 million.

Lowe Enterprises, Inc. is a privately owned company with forty-two employee shareholders headquartered in Los Angeles, California. The company was founded in 1972 by Robert J. Lowe who today is the Chairman and Chief Executive. Over the past 33 years, Lowe has developed, acquired, or managed more than $7 billion of real estate assets. LEIM, the managing member of the Fund, is a registered investment advisor that is ranked number twenty-two among top real estate asset managers. Since its founding in 1990, LEIM has invested over $2.9 billion of equity capital in 99 properties with an aggregate value of $3.4 billion.

--------------------
(2)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.

                                       65

MERRILL LYNCH MORTGAGE TRUST 2005-CKI1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The properties are managed by New Boston Management
Services, Inc., a Massachusetts Corporation.

LOCKBOX. The Lowe Tyson's Corner Borrowers are required to notify and direct each tenant under each lease to send all payments of rent or an item payable under the related lease directly to the applicable lockbox. Amounts on deposit in a lockbox will automatically be transferred daily to the applicable cash management account and will be applied daily in the following order to: (i)
fund the tax reserve, (ii) pay monthly debt service, (iii) fund the replacement reserve, (iv) pay any other amounts due Lender, and (v) provided no event of default has occurred and remains uncured, the remainder will be remitted to the
Borrowers.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Lowe Tyson's Corner Properties:

                     ESCROWS / RESERVES
                     ------------------
  TYPE:                             INITIAL       MONTHLY

  Taxes ........................   $  187,313     $62,438
  Capital Expenditures .........   $        0     $ 9,015
  Rollover Reserve .............   $  650,000     $     0
  Other Reserve ................   $2,870,437     $     0

Other Reserve. An upfront deposit was reserved for certain pre-existing tenant improvements and leasing commissions.

RELEASE PROVISIONS.  Prior to January 1, 2008, the Tyson's Corner Borrower may
release one or more of the Gallows Property, the Kidwell Drive Property or the
Tysons Corner Development parcel. Partial release is permitted subject to certain conditions set forth in the related loan documents and a payment equal to 125% of the allocated Loan amount attributed to such property for the
Gallows Road and Kidwell Drive properties and $1,250,000 for the Tysons Corner
Development Parcel, plus, in each case, yield maintenance.

PARTIAL DEFEASANCE. Any of the Gallows Road property, the Kidwell Drive property or the Tysons Corner Development parcel may be released from the Lowe
Tyson's Corner Loan by partial defeasance in an amount equal to 125% of the allocated loan amount for each of the Gallows Road and the Kidwell Drive properties and $1,250,000 for the Tyson's Corner Development parcel beginning on January 1, 2008 and prior to October 1, 2012, provided that (i) the debt service coverage ratio (DSCR) immediately following the release is not less than the DSCR immediately prior to the release, (ii) the loan-to-value ratio immediately following the release is not greater than 66% and (iii) with respect to the development parcel, additional conditions are satisfied including providing evidence that the development parcel constitutes a separate tax lot and is legally subdivided.

                                       66

                                                                                                                             ANNEX D

ABN AMRO
LaSalle Bank N.A.                                    MERRILL LYNCH MORTGAGE TRUST                         Statement Date:  1/12/2006
135 S. LaSalle Street Suite 1625             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:    1/12/2006
Chicago, IL 60603                                          SERIES 2005-CKI1                               Prior Payment:         N/A
                                                                                                          Next Payment:    2/13/2006
                                                                                                          Record Date:    12/30/2005

                                                                                                          Analyst:
Administrator:                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                      REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

============================================  ==========================================  =============================
                                                                                Page(s)
Issue Id:                        ML05CKI1                                       -------   Closing Date:
Monthly Data File Name:                       REMIC Certificate Report                    First Payment Date: 1/12/2006
                       ML05CKI1_YYYYMM_3.zip  Bond Interest Reconciliation                Assumed Final Payment Date:
                                              Cash Reconciliation Summary
============================================  15 Month Historical Loan                    =============================
                                                 Status Summary
                                              15 Month Historical Payoff/Loss
                                                 Summary
                                              Historical Collateral Level
                                                 Prepayment Report
                                              Delinquent Loan Detail
                                              Mortgage Loan Characteristics
                                              Loan Level Detail
                                              Specially Serviced Report
                                              Modified Loan Detail
                                              Realized Loss Detail
                                              Appraisal Reduction Detail

                                              ==========================================

====================================================================================================================================
                                                     Parties to the Transaction
------------------------------------------------------------------------------------------------------------------------------------
                                          DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
       UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith, Inc.; Countrywide Securities Corporation; KeyBanc Capital Markets;
                    IXIS Securities North America, Inc.; Morgan Stanley & Co. Incorporated; Goldman, Sachs & Co.
                                     MASTER SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                             SPECIAL SERVICER: J.E. Robert Company, Inc.
                         RATING AGENCY: Moody's Investors Service, Inc.; Standard & Poor's Ratings Services

====================================================================================================================================

                               ========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ------------------------------------------------------------------------
                                LaSalle Web Site                                      www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                    (800) 246-5761

                               ========================================================================

====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE TRUST                     Statement Date:    1/12/2006
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:      1/12/2006
                                                            SERIES 2005-CKI1                           Prior Payment:           N/A
WAC:                                                                                                   Next Payment:      2/13/2006
WA Life Term:                                                                                          Record Date:      12/30/2005
WA Amort Term:                                             ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                                 REMIC CERTIFICATE REPORT

===================================================================================================================================
           ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP     Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00        0.00         0.00           0.00          0.00         0.00         0.00
====================================================================================================================================
                                                                             Total P&I Payment 0.00
                                                                             ======================

Notes: (1) N denotes notional balance not included in total
(2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
(3) Estimated

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                            Statement Date: 1/12/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   Payment Date:   1/12/2006
                                                         SERIES 2005-CKI1                                  Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                            Record Date:   12/30/2005

                                                   BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                  Deductions                               Additions
                                        ----------------------------- ------------------------------------------------
        Accrual               Accrued             Deferred &             Prior     Int Accrual   Prepay-      Other    Distributable
      ----------- Pass Thru Certificate Allocable  Accretion Interest Int. Short-   on prior       ment     Interest    Certificate
Class Method Days    Rate     Interest    PPIS     Interest  Loss/Exp  falls Due  Shortfall (3) Penalties Proceeds (1)  Interest (2)
------------------------------------------------------------------------------------------------------------------------------------

                            --------------------------------------------------------------------------------------------------------
                                   0.00      0.00       0.00     0.00        0.00                    0.00         0.00          0.00
====================================================================================================================================

==============================================================

                               Remaining
      Interest Current Period Outstanding    Credit Support
       Payment  (Shortfall)/    Interest  --------------------
Class  Amount     Recovery     Shortfalls Original Current (4)
--------------------------------------------------------------

     ------------------------------------
          0.00                       0.00
==============================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                     CASH RECONCILIATION SUMMARY

================================================================================

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
--------------------------------------------------------------------------------
Plus Trustee Fees Paid by Servicer
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses
--------------------------------------------------------------------------------
Total Interest Due Trust
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Total Interest Due Certs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Total Unscheduled Principal
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------
Remittance P&I Due Trust
--------------------------------------------------------------------------------
Remittance P&I Due Certs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                      Balance         Count
--------------------------------------------------------------------------------
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
--------------------------------------------------------------------------------
Ending Pool
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                               Principal          Interest
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
--------------------------------------------------------------------------------
Ending Outstanding
--------------------------------------------------------------------------------

================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

============ ======================================================================= ============================================
                                        Delinquency Aging Categories                            Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution ----------------------------------------------------------------------- --------------------------------------------
    Date       #    Balance    #    Balance    #     Balance  #  Balance  #  Balance   #   Balance      #     Balance  #  Balance
============ ======================================================================= ============================================
  01/12/06
------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

============ ======================================================================= ============================================

(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the
     Appropriate Delinquency Aging Category.

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                          ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============ =================================================================================== ============================
                Ending                           Appraisal                                                      Curr Weighted
               Pool (1)  Payoffs (2)  Penalties Reduct. (2) Liquidations (2) Realized Losses (2) Remaining Term      Avg.
Distribution ----------------------------------------------------------------------------------- ----------------------------
    Date      #  Balance  #  Balance  #  Amount  #  Balance  #     Balance      #       Amount     Life  Amort.  Coupon Remit
============ =================================================================================== ============================
  01/12/06
------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

============ =================================================================================== ============================

(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

===================   =================================   =====================   =====================
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
===================   =================================   =====================   =====================

===================   =================================   =====================   =====================
                      CURRENT               0         0
                      CUMULATIVE
                                       ================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                       DELINQUENT LOAN DETAIL

=================================================================================================================================
             Paid                 Outstanding   Out. Property                        Special
Disclosure   Thru   Current P&I       P&I         Protection        Advance          Servicer     Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**      Advances     Description (1)   Transfer Date       Date         Date      Date
=================================================================================================================================

=================================================================================================================================
A. P&I Advance - Loan in Grace Period               1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq  2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More   5. Prepaid in Full     5. Prepaid in Full     7. P&I Advance (Foreclosure)
4. Matured Balloon/Assumed Scheduled Payment        6. Specially Serviced  6. Specially Serviced  9. P&I Advance (REO)
9. REO   11. Modification
10. DPO
=================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                    MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
                                                              Weighted Average
Current Scheduled              # of   Scheduled     % of    --------------------
    Balances                  Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================

================================================================================
                                  0           0     0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
================================================================================
                                                              Weighted Average
Fully Amortizing               # of   Scheduled     % of    --------------------
 Mortgage Loans               Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================

================================================================================
                                  0           0     0.00%
================================================================================
Minimum Remaining Term
Maximum Remaining Term

                     DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
                                                              Weighted Average
Current Mortgage               # of   Scheduled     % of    --------------------
  Interest Rate               Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================

================================================================================
                                  0           0     0.00%
================================================================================
Minimum Mortgage Interest Rate   10.0000%
Maximum Mortgage Interest Rate   10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
                                                              Weighted Average
     Balloon                   # of   Scheduled     % of    --------------------
 Mortgage Loans               Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================
0   to 60
61  to 120
121 to 180
181 to 240
241 to 360
================================================================================
                                  0           0     0.00%
================================================================================
Minimum Remaining Term   0
Maximum Remaining Term   0

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                    MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)
================================================================================
 Debt Service                     # of   Scheduled     % of
Coverage Ratio                   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
 Debt Service                     # of   Scheduled     % of
Coverage Ratio                   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================
Maximum DSCR   0.00
Minimum DSCR   0.00

                             GEOGRAPHIC DISTRIBUTION
================================================================================
                                  # of   Scheduled     % of
Geographic Location              Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                    MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                                  # of   Scheduled     % of
Property Types                   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                                  # of   Scheduled     % of
Amortization Type                Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================

================================================================================

                         DISTRIBUTION OF LOAN SEASONING
================================================================================
                                  # of   Scheduled     % of
Number of Years                  Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                                  # of   Scheduled     % of
Year                             Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014 & Longer
================================================================================
                                     0           0     0.00%
================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                          LOAN LEVEL DETAIL

====================================================================================================================================
                                             Operating            Ending                      Spec.        Loan      Prepayment
Disclosure           Property                Statement Maturity Principal Note Scheduled Mod.  Serv ASER  Status -------------------
 Control #       Grp   Type   State DSCR NOI    Date     Date    Balance  Rate    P&I    Flag  Flag Flag Code(1) Amount Penalty Date
====================================================================================================================================

====================================================================================================================================
                              W/Avg 0.00   0                            0              0                              0       0
====================================================================================================================================
*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
====================================================================================================================================
(1) Legend: A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month  3. P&I Adv - delinquent 3+ months 5. Prepaid in Full
            B. P&I Adv - < one month delinq 2. P&I Adv - delinquent 2 months 4. Mat. Balloon/Assumed P&I       6. Specially Serviced
            7. Foreclosure 9. REO  11. Modification
            8. Bankruptcy  10. DPO
====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                              Balance                          Remaining Term
Disclosure     Transfer   Loan Status   ------------------   Note   Maturity   --------------   Property                         NOI
 Control #       Date       Code (1)    Scheduled   Actual   Rate     Date      Life   Amort.     Type     State   NOI   DSCR   Date
====================================================================================================================================

====================================================================================================================================
(1) Legend: A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month  3. P&I Adv - delinquent 3+ months 5. Prepaid in Full
            B. P&I Adv - < one month delinq 2. P&I Adv - delinquent 2 months 4. Mat. Balloon/Assumed P&I       6. Specially Serviced
            7. Foreclosure 9. REO  11. Modification
            8. Bankruptcy  10. DPO
====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

================================================================================
Disclosure   Resolution
 Control #    Strategy                             Comments
================================================================================

================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                        MODIFIED LOAN DETAIL

================================================================================
                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity            Modification
 Control #       Date         Date       Date              Description
================================================================================

================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning             Gross Proceeds   Aggregate       Net       Net Proceeds
          Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of     Liquidation  Liquidation     as a % of    Realized
Period     Control #     Date      Value     Balance   Proceeds  Sched Principal   Expenses *    Proceeds   Sched. Balance    Loss
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                    0.00      0.00                          0.00         0.00                      0.00
CUMULATIVE                                       0.00      0.00                          0.00         0.00                      0.00
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                     APPRAISAL REDUCTION DETAIL

==========================  ====================================  ==============================  ===============  ====  ===========
                                                                                  Remaining Term                          Appraisal
Disclosure       Appraisal  Scheduled    ARA   Current P&I        Note  Maturity  --------------  Property               -----------
 Control #       Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life  Amort.     Type    State  DSCR  Value  Date
==========================  ====================================  ==============================  ===============  ====  ===========

====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

                                                                         ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

   Date      Principal Balance
----------   -----------------
 12/7/2005     176,000,000.00
 1/12/2006     176,000,000.00
 2/12/2006     176,000,000.00
 3/12/2006     176,000,000.00
 4/12/2006     176,000,000.00
 5/12/2006     176,000,000.00
 6/12/2006     176,000,000.00
 7/12/2006     176,000,000.00
 8/12/2006     176,000,000.00
 9/12/2006     176,000,000.00
10/12/2006     176,000,000.00
11/12/2006     176,000,000.00
12/12/2006     176,000,000.00
 1/12/2007     176,000,000.00
 2/12/2007     176,000,000.00
 3/12/2007     176,000,000.00
 4/12/2007     176,000,000.00
 5/12/2007     176,000,000.00
 6/12/2007     176,000,000.00
 7/12/2007     176,000,000.00
 8/12/2007     176,000,000.00
 9/12/2007     176,000,000.00
10/12/2007     176,000,000.00
11/12/2007     176,000,000.00
12/12/2007     176,000,000.00
 1/12/2008     176,000,000.00
 2/12/2008     176,000,000.00
 3/12/2008     176,000,000.00
 4/12/2008     176,000,000.00
 5/12/2008     176,000,000.00
 6/12/2008     176,000,000.00
 7/12/2008     176,000,000.00
 8/12/2008     176,000,000.00
 9/12/2008     176,000,000.00
10/12/2008     176,000,000.00
11/12/2008     176,000,000.00
12/12/2008     176,000,000.00
 1/12/2009     176,000,000.00
 2/12/2009     176,000,000.00
 3/12/2009     176,000,000.00
 4/12/2009     176,000,000.00
 5/12/2009     176,000,000.00
 6/12/2009     176,000,000.00
 7/12/2009     176,000,000.00
 8/12/2009     176,000,000.00
 9/12/2009     176,000,000.00
10/12/2009     176,000,000.00
11/12/2009     176,000,000.00
12/12/2009     176,000,000.00
 1/12/2010     176,000,000.00
 2/12/2010     176,000,000.00
 3/12/2010     176,000,000.00
 4/12/2010     176,000,000.00
 5/12/2010     176,000,000.00
 6/12/2010     176,000,000.00
 7/12/2010     176,000,000.00
 8/12/2010     176,000,000.00
 9/12/2010     176,000,000.00
10/12/2010     176,000,000.00
11/12/2010     176,000,000.00
12/12/2010     172,861,486.75
 1/12/2011     169,774,607.64
 2/12/2011     166,673,653.94
 3/12/2011     162,628,590.27
 4/12/2011     159,495,045.90
 5/12/2011     156,038,276.94
 6/12/2011     152,874,679.98
 7/12/2011     149,388,692.52
 8/12/2011     146,194,771.94
 9/12/2011     142,986,287.26
10/12/2011     139,456,657.85
11/12/2011     136,217,444.71
12/12/2011     132,657,939.67
 1/12/2012     129,387,720.91
 2/12/2012     126,102,589.13
 3/12/2012     116,582,363.99
 4/12/2012     113,273,721.72
 5/12/2012     109,647,805.48
 6/12/2012     106,307,532.64
 7/12/2012     102,650,863.66
 8/12/2012      98,879,423.23
 9/12/2012      95,107,982.81
10/12/2012      91,336,542.38
11/12/2012      87,565,101.95
12/12/2012      84,319,797.36
 1/12/2013      81,321,367.33
 2/12/2013      78,309,112.51
 3/12/2013      74,501,573.77
 4/12/2013      71,457,873.48
 5/12/2013      68,140,690.58
 6/12/2013      65,067,660.88
 7/12/2013      61,721,960.90
 8/12/2013      58,619,334.50
 9/12/2013      55,502,401.85
10/12/2013      52,114,014.82
11/12/2013      48,967,085.35
12/12/2013      45,549,532.31
 1/12/2014      42,372,332.64
 2/12/2014      39,180,482.12
 3/12/2014      35,209,930.27
 4/12/2014      31,985,051.14
 5/12/2014      28,491,707.51
 6/12/2014      25,235,847.73
 7/12/2014      21,712,381.49
 8/12/2014      18,425,258.68
 9/12/2014      15,122,977.04
10/12/2014      11,554,374.58
11/12/2014       8,220,406.78
12/12/2014       4,620,995.75
 1/12/2015       1,255,052.98
 2/12/2015               0.00

                                       E-1

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series
2005-CKI1, class A-1, class A-1D, class A-2, class A-2FL, class A-3, class
A-4FL, class A-5, class A-SB, class A-6, class A-1A, class AM, class AJ, class
B, class C and class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                       F-1

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases,

                                       F-2

Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate

                                       F-3

          exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed;

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary; and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

               (ii) certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar

                                       F-4

year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

          Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF
DISTRIBUTION".

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                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

          In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

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                  The date of this prospectus is July 12, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

          When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

          We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

          All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934,
as amended, prior to the termination of an offering of certificates by this

                                        2

prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Merrill Lynch
Mortgage Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey
Street, New York, New York 10080, Attention: Secretary, or by telephone at
212-449-1000.

                                        3

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                              SUMMARY OF PROSPECTUS

          This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Merrill Lynch Mortgage Investors, Inc. We are a
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. See "MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC."

THE SECURITIES BEING
   OFFERED....................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "RATING".

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the related trust, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be

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                                       -4-

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                                 responsible for establishing the trust relating
                                 to each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to that
                                 trust. In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o    a master servicer that will generally be
                                      responsible for performing customary
                                      servicing duties with respect to those
                                      mortgage loans that are not defaulted,
                                      nonperforming or otherwise problematic in
                                      any material respect, and

                                 o    a special servicer that will generally be
                                      responsible for servicing and
                                      administering those mortgage loans that
                                      are defaulted, nonperforming or otherwise
                                      problematic in any material respect and
                                      real estate assets acquired as part of the
                                      related trust with respect to defaulted
                                      mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "DESCRIPTION OF THE GOVERNING DOCUMENTS".

CHARACTERISTICS OF THE
   MORTGAGE ASSETS............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

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                                       -5-

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                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

--------------------------------------------------------------------------------

                                       -6-

--------------------------------------------------------------------------------

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. See "DESCRIPTION OF THE TRUST
                                 ASSETS--Mortgage Loans".

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                                       -7-

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                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 See "DESCRIPTION OF THE TRUST
                                 ASSETS--Mortgage-Backed Securities".

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For 90 days following the date
                                 of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall
                                 within that 90-day period, any of the cash or,
                                 following liquidation, investments remaining on
                                 deposit with the related trustee will be used
                                 by the related trustee to pay down the total
                                 principal balance of the related series of
                                 certificates, as described in the related
                                 prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE
   ASSETS ....................   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

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                                       -8-

--------------------------------------------------------------------------------

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required, to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 loans or mortgage-backed securities that--

                                 o    conform to the description of mortgage
                                      assets in this prospectus, and

                                 o    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 a certificateholder of a series of certificates
                                 that includes offered certificates may exchange
                                 the certificates it holds for one or more of
                                 the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES...............   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, variable or
                                      adjustable pass-through rate;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related mortgage assets;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

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                                       -9-

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                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related mortgage assets;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      mortgage assets.

                                 Any class of offered certificates may be senior
                                 or subordinate to one or more other classes of
                                 certificates of the same series, including a
                                 non-offered class of certificates of that
                                 series, for purposes of some or all payments
                                 and/or allocations of losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See "DESCRIPTION
                                 OF THE CERTIFICATES".

CREDIT SUPPORT AND
   REINVESTMENT, INTEREST RATE
   AND CURRENCY-RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES...............   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates in the related prospectus
                                 supplement.

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                                      -10-

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                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or
                                      other agreements and arrangements designed
                                      to reduce the effects of interest rate
                                      fluctuations on the related mortgage
                                      assets or on one or more classes of those
                                      offered certificates; or

                                 o    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "RISK FACTORS", "DESCRIPTION OF THE TRUST
                                 ASSETS" and "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest

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                                      -11-

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                                 on its advances for a specified period. See
                                 "DESCRIPTION OF THE CERTIFICATES--Advances".

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Termination".

FEDERAL INCOME TAX
   CONSEQUENCES...............   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See  "FEDERAL INCOME TAX CONSEQUENCES".

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you should review with your legal advisor
                                 whether the purchase or holding of offered
                                 certificates could give rise to a transaction
                                 that is prohibited or is not otherwise
                                 permissible under applicable law. See "ERISA
                                 CONSIDERATIONS".

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will

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                                      -12-

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                                 specify in the related prospectus supplement
                                 which classes of the offered certificates, if
                                 any, will constitute mortgage related
                                 securities for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as
                                 amended. See "LEGAL INVESTMENT".

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                                      -13-

                                  RISK FACTORS

          YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

          The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

          WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION
THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE
LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR
OFFERED CERTIFICATES.

          We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

          Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

          If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

          The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

          The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

          The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

          o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -14-

          o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

          o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by
               income-producing properties, and

          o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

          If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

          The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

          The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and
"DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

          Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

          Disproportionate Benefits May Be Given to Some Classes and Series to
the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                      -15-

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

          The Terms of the Underlying Mortgage Loans Will Affect Payments on
Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

          In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

          o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

          o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

          The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

          The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

          o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

          o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

          The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

          Prepayments on the Underlying Mortgage Loans Will Affect the Average
Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments
May Be Highly Unpredictable. Payments of

                                      -16-

principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

          The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

          o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

          o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

          We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

          Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

          Delinquencies, Defaults and Losses on the Underlying Mortgage Loans
May Affect the Amount and Timing of Payments on Your Offered Certificates; and
the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

                                      -17-

          Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

          If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

          See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

          There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

          o    the fair market value and condition of the underlying real property;

          o    the level of interest rates;

          o    the borrower's equity in the underlying real property;

          o    the borrower's financial condition;

          o    occupancy levels at or near the time of refinancing;

          o    the operating history of the underlying real property;

          o    changes in zoning and tax laws;

          o    changes in competition in the relevant geographic area;

          o    changes in rental rates in the relevant geographic area;

          o    changes in governmental regulation and fiscal policy;

          o    prevailing general and regional economic conditions;

          o    the state of the fixed income and mortgage markets; and

          o    the availability of credit for multifamily rental or commercial properties.

                                      -18-

          See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

          Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

          The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

          Most of the Mortgage Loans Underlying Your Offered Certificates Will
Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

          In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

          o    the sufficiency of the net operating income of the applicable real property;

          o    the market value of the applicable real property at or prior to maturity; and

          o    the ability of the related borrower to refinance or sell the applicable real property.

          In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

          Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

          The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

                                      -19-

          Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

          o    the age, design and construction quality of the property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the characteristics of the neighborhood where the property is located;

          o    the proximity and attractiveness of competing properties;

          o    the existence and construction of competing properties;

          o    the adequacy of the property's management and maintenance;

          o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

          o    local real estate conditions, including an increase in or
               oversupply of comparable commercial or residential space;

          o    demographic factors;

          o    customer tastes and preferences;

          o    retroactive changes in building codes; and

          o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

          Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

          o    an increase in interest rates, real estate taxes and other operating expenses;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

          o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

          o    an increase in vacancy rates;

          o    a decline in rental rates as leases are renewed or replaced; and

          o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.

                                      -20-

          The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the rental rates at which leases are renewed or replaced;

          o    the percentage of total property expenses in relation to revenue;

          o    the ratio of fixed operating expenses to those that vary with revenues; and

          o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

          The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

          o    to pay for maintenance and other operating expenses associated with the property;

          o    to fund repairs, replacements and capital improvements at the property; and

          o    to service mortgage loans secured by, and any other debt
               obligations associated with operating, the property.

          Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

          o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing
               operations;

          o    an increase in tenant payment defaults;

          o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

          o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

          o    a decline in the financial condition of a major or sole tenant.

                                      -21-

          Various factors that will affect the operation and value of a commercial property include:

          o    the business operated by the tenants;

          o    the creditworthiness of the tenants; and

          o    the number of tenants.

          Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

          An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

          Tenant Bankruptcy Adversely Affects Property Performance. The
bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

          o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

          o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

          The Success of an Income-Producing Property Depends on Reletting
Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

          If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      -22-

          Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

          o    changes in interest rates;

          o    the availability of refinancing sources;

          o    changes in governmental regulations, licensing or fiscal policy;

          o    changes in zoning or tax laws; and

          o    potential environmental or other legal liabilities.

          Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure, including
               staggering durations of leases and establishing levels of rent payments;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

          Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

          By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

          o    maintain or improve occupancy rates, business and cash flow,

          o    reduce operating and repair costs, and

          o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

          Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover

                                      -23-

the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

          Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

          o    rental rates;

          o    location;

          o    type of business or services and amenities offered; and

          o    nature and condition of the particular property.

          The profitability and value of an income-producing property may be adversely affected by a comparable property that:

          o    offers lower rents;

          o    has lower operating costs;

          o    offers a more favorable location; or

          o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

          Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

          o    Health care related facilities and casinos are subject to
               significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

          o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant
               relationships.

          o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
               transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

          o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
               self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

                                      -24-

          o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

          o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

          o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

          o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

          Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

          A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

          o    the operation of all of the related real properties, and

          o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

          Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -25-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

          If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

          o    any adverse economic developments that occur in the locale, state or region where the properties are located;

          o    changes in the real estate market where the properties are located;

          o    changes in governmental rules and fiscal policies in the
               governmental jurisdiction where the properties are located; and

          o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

          The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

          If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

          In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

          Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

          Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

          Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -26-

          The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

          Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

          In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

          A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter a mortgage loan's repayment schedule.

          Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

          As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

                                      -27-

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

          One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

          o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

          o    any rental income based on the net profits of a tenant or
               sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

          There can be no assurance--

          o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

          o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

          o    that the results of the environmental testing were accurately evaluated in all cases;

          o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have
               conducted testing at the related real properties; or

          o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

          Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

          In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

          o    tenants at the property, such as gasoline stations or dry
               cleaners, or

          o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

                                      -28-

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

          The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

          o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

          o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

          Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

          Federal law requires owners of residential housing constructed prior to 1978--

          o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

          o    to deliver to potential residents or purchasers a United States
               Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

          Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -29-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

          Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

          o    the bankrupt party--

               1.   was insolvent at the time of granting the lien,

               2.   was rendered insolvent by the granting of the lien,

               3.   was left with inadequate capital, or

               4.   was not able to pay its debts as they matured; and

          o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

          Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

          Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

          o    the related real property, or

          o    a majority ownership interest in the related borrower.

          We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

          The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

          o    the default is deemed to be immaterial,

                                      -30-

          o    the exercise of those remedies would be inequitable or unjust, or

          o    the circumstances would render the acceleration unconscionable.

          Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws".

          Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

          o    war,

          o    revolution,

          o    governmental actions,

          o    floods and other water-related causes,

          o    earth movement, including earthquakes, landslides and mudflows,

          o    wet or dry rot,

          o    mold,

          o    vermin, and

          o    domestic animals.

                                      -31-

          Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

          Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

          In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

          In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

          Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

          Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In

                                      -32-

addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

          Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

          The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

          o    breach of contract involving a tenant, a supplier or other party;

          o    negligence resulting in a personal injury, or

          o    responsibility for an environmental problem.

          Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

          Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

          You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

          Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

          o    generally will not be reduced by losses from other activities,

                                      -33-

          o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

          o    for a foreign holder, will not qualify for any exemption from withholding tax.

          Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

          o    individuals,

          o    estates,

          o    trusts beneficially owned by any individual or estate, and

          o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

          In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

          o    a foreign person under the Internal Revenue Code of 1986, or

          o    a U.S. Person that is classified as a partnership under the
               Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. Persons, or

          o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

          See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

          Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

          o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

          o    you may have only limited access to information regarding your offered certificates;

          o    you may suffer delays in the receipt of payments on your offered certificates; and

          o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those
               certificates.

          See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates".

                                      -34-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

          The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

          In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

          In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

          Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

          It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

          From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus.

                                      -35-

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

          We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

          o    various types of multifamily and/or commercial mortgage loans;

          o    mortgage participations, pass-through certificates,
               collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

          o    a combination of mortgage loans and mortgage-backed securities of the types described above.

          We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

          Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

          Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

          General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

          o    rental or cooperatively-owned buildings with multiple dwelling units;

          o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

          o    retail properties related to providing entertainment,
               recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

          o    office properties;

          o    hospitality properties, such as hotels, motels and other lodging facilities;

          o    casino properties;

          o    health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

                                      -36-

          o    industrial properties;

          o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

          o    restaurants, taverns and other establishments involved in the food and beverage industry;

          o    manufactured housing communities, mobile home parks and
               recreational vehicle parks;

          o    recreational and resort properties, such as golf courses,
               marinas, ski resorts and amusement parks;

          o    arenas and stadiums;

          o    churches and other religious facilities;

          o    parking lots and garages;

          o    mixed use properties;

          o    other income-producing properties; and

          o    unimproved land.

          The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

          o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

          o    an estate for years, which consists of ownership of the property for a specified period of years,

          o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

          o    shares in a cooperative corporation which owns the property, or

          o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                      -37-

          If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

          o    first, to the payment of court costs and fees in connection with the foreclosure,

          o    second, to the payment of real estate taxes, and

          o    third, to the payment of any and all principal, interest,
               prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

          If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

          o    the period of the delinquency,

          o    any forbearance arrangement then in effect,

          o    the condition of the related real property, and

          o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

          A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with
Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

          Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

          o    the physical attributes of the property, such as its age,
               appearance, amenities and construction quality;

          o    the types of services or amenities offered at the property;

          o    the location of the property;

                                      -38-

          o    the characteristics of the surrounding neighborhood, which may change over time;

          o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

          o    the ability of management to provide adequate maintenance and insurance;

          o    the property's reputation;

          o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

          o    the existence or construction of competing or alternative
               residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

          o    the ability of management to respond to competition;

          o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or
               personnel from a local military base;

          o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

          o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in
               occupancy levels;

          o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

          o    the extent to which the property is subject to land use
               restrictive covenants or contractual covenants that require that units be rented to low income tenants;

          o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital
               expenditures, may increase; and

          o    the extent to which increases in operating costs may be passed through to tenants.

          Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

          Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

          o    require written leases;

          o    require good cause for eviction;

                                      -39-

          o    require disclosure of fees;

          o    prohibit unreasonable rules;

          o    prohibit retaliatory evictions;

          o    prohibit restrictions on a resident's choice of unit vendors;

          o    limit the bases on which a landlord may increase rent; or

          o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

          Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

          Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

          In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

          Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

          Some mortgage loans underlying the offered certificates will be secured by--

          o    the related borrower's interest in multiple units in a
               residential condominium project, and

          o    the related voting rights in the owners' association for the project.

          Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with

                                      -40-

respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

          Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

          A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

          o    mortgage loan payments,

          o    real property taxes,

          o    maintenance expenses, and

          o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

          A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

          o    maintenance payments from the tenant/shareholders, and

          o    any rental income from units or commercial space that the
               cooperative corporation might control.

          A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

          o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

          o    the possibility that, upon foreclosure, if the
               cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and
               tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

                                      -41-

          In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

          Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

          Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

          o    shopping centers,

          o    factory outlet centers,

          o    malls,

          o    automotive sales and service centers,

          o    consumer oriented businesses,

          o    department stores,

          o    grocery stores,

          o    convenience stores,

          o    specialty shops,

          o    gas stations,

          o    movie theaters,

          o    fitness centers,

          o    bowling alleys,

          o    salons, and

                                      -42-

          o    dry cleaners.

          Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

          o    lower rents,

          o    grant a potential tenant a free rent or reduced rent period,

          o    improve the condition of the property generally, or

          o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

          A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

          o    competition from other retail properties;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    perceptions regarding the safety of the surrounding area;

          o    demographics of the surrounding area;

          o    the strength and stability of the local, regional and national economies;

          o    traffic patterns and access to major thoroughfares;

          o    the visibility of the property;

          o    availability of parking;

          o    the particular mixture of the goods and services offered at the property;

          o    customer tastes, preferences and spending patterns; and

          o    the drawing power of other tenants.

          The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

          Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if

                                      -43-

vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

          The presence or absence of an anchor tenant or a shadow anchor in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

          Various factors will adversely affect the economic performance of an anchored retail property, including:

          o    an anchor tenant's failure to renew its lease;

          o    termination of an anchor tenant's lease;

          o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

          o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

          o    a loss of an anchor tenant's ability to attract shoppers.

          Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

          o    factory outlet centers;

          o    discount shopping centers and clubs;

          o    catalogue retailers;

          o    television shopping networks and programs;

          o    internet web sites; and

          o    telemarketing.

                                      -44-

          Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

          Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

          Office Properties. Factors affecting the value and operation of an office property include:

          o    the number and quality of the tenants, particularly significant tenants, at the property;

          o    the physical attributes of the building in relation to competing buildings;

          o    the location of the property with respect to the central business district or population centers;

          o    demographic trends within the metropolitan area to move away from or towards the central business district;

          o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

          o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

          o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

          o    the quality and philosophy of building management;

          o    access to mass transportation; and

          o    changes in zoning laws.

          Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

          Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

          o    rental rates;

          o    the building's age, condition and design, including floor sizes and layout;

          o    access to public transportation and availability of parking; and

          o    amenities offered to its tenants, including sophisticated
               building systems, such as fiber optic cables, satellite
               communications or other base building technological features.

          The cost of refitting office space for a new tenant is often higher than for other property types.

                                      -45-

          The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

          o    the cost and quality of labor;

          o    tax incentives; and

          o    quality of life considerations, such as schools and cultural amenities.

          The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

          Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

          o    full service hotels;

          o    resort hotels with many amenities;

          o    limited service hotels;

          o    hotels and motels associated with national or regional franchise chains;

          o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

          o    other lodging facilities.

          Factors affecting the economic performance of a hospitality property include:

          o    the location of the property and its proximity to major
               population centers or attractions;

          o    the seasonal nature of business at the property;

          o    the level of room rates relative to those charged by competitors;

          o    quality and perception of the franchise affiliation, if any;

          o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

          o    the existence or construction of competing hospitality
               properties;

          o    nature and quality of the services and facilities;

          o    financial strength and capabilities of the owner and operator;

          o    the need for continuing expenditures for modernizing,
               refurbishing and maintaining existing facilities;

          o    increases in operating costs, which may not be offset by
               increased room rates;

                                      -46-

          o    the property's dependence on business and commercial travelers and tourism;

          o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

          o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

          Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

          Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

          The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          o    the continued existence and financial strength of the franchisor;

          o    the public perception of the franchise service mark; and

          o    the duration of the franchise licensing agreement.

          The transferability of franchise license agreements may be restricted.
The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

                                      -47-

          Casino Properties. Factors affecting the economic performance of a casino property include:

          o    location, including proximity to or easy access from major population centers;

          o    appearance;

          o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

          o    the existence or construction of competing casinos;

          o    dependence on tourism; and

          o    local or state governmental regulation.

          Competition among major casinos may involve attracting patrons by--

          o    providing alternate forms of entertainment, such as performers and sporting events, and

          o    offering low-priced or free food and lodging.

          Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

          Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

          The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

          Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

          The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

          Health Care Related Properties. Health care related properties include:

          o    hospitals;

          o    medical offices;

          o    skilled nursing facilities;

          o    nursing homes;

          o    congregate care facilities; and

                                      -48-

          o    in some cases, assisted living centers and housing for seniors.

          Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

          o    statutory and regulatory changes;

          o    retroactive rate adjustments;

          o    administrative rulings;

          o    policy interpretations;

          o    delays by fiscal intermediaries; and

          o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

          Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

          o    federal and state licensing requirements;

          o    facility inspections;

          o    rate setting;

          o    reimbursement policies; and

          o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

          Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

                                      -49-

          Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

          Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

          The value and operation of an industrial property depends on:

          o    location of the property, the desirability of which in a
               particular instance may depend on--

                    1.   availability of labor services,

                    2.   proximity to supply sources and customers, and

                    3.   accessibility to various modes of transportation and
                         shipping, including railways, roadways, airline
                         terminals and ports;

          o    building design of the property, the desirability of which in a particular instance may depend on--

                    1.   ceiling heights,

                    2.   column spacing,

                    3.   number and depth of loading bays,

                    4.   divisibility,

                    5.   floor loading capacities,

                    6.   truck turning radius,

                    7.   overall functionality, and

                    8.   adaptability of the property, because industrial
                         tenants often need space that is acceptable for highly
                         specialized activities; and

          o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant
               concentrations.

          Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.
This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

          Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-

                                      -50-

warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

          Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

          o    building design,

          o    location and visibility,

          o    tenant privacy,

          o    efficient access to the property,

          o    proximity to potential users, including apartment complexes or commercial users,

          o    services provided at the property, such as security,

          o    age and appearance of the improvements, and

          o    quality of management.

          In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

          Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

          o    competition from facilities having businesses similar to a particular restaurant or tavern;

          o    perceptions by prospective customers of safety, convenience, services and attractiveness;

          o    the cost, quality and availability of food and beverage products;

          o    negative publicity, resulting from instances of food
               contamination, food-borne illness and similar events;

          o    changes in demographics, consumer habits and traffic patterns;

          o    the ability to provide or contract for capable management; and

          o    retroactive changes to building codes, similar ordinances and other legal requirements.

          Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses

                                      -51-

to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

          The food and beverage service industry is highly competitive. The principal means of competition are--

          o    market segment,

          o    product,

          o    price,

          o    value,

          o    quality,

          o    service,

          o    convenience,

          o    location, and

          o    the nature and condition of the restaurant facility.

          A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

          o    lower operating costs,

          o    more favorable locations,

          o    more effective marketing,

          o    more efficient operations, or

          o    better facilities.

          The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

          Factors affecting the success of a regionally- or nationally-known chain restaurant include:

          o    actions and omissions of any franchisor, including management practices that--

               1.   adversely affect the nature of the business, or

               2.   require renovation, refurbishment, expansion or other
                    expenditures;

                                      -52-

          o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

          o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

          Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

          Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

          Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

          Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

          o    location of the manufactured housing property;

          o    the ability of management to provide adequate maintenance and insurance;

          o    the number of comparable competing properties in the local market;

          o    the age, appearance and reputation of the property;

          o    the quality of management; and

                                      -53-

          o    the types of facilities and services it provides.

          Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

          o    multifamily rental properties,

          o    cooperatively-owned apartment buildings,

          o    condominium complexes, and

          o    single-family residential developments.

          Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

          Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

          Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

          In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

          In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

                                      -54-

          Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

          o    the location and appearance of the property;

          o    the appeal of the recreational activities offered;

          o    the existence or construction of competing properties, whether are not they offer the same activities;

          o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

          o    geographic location and dependence on tourism;

          o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional
               highways and similar factors;

          o    seasonality of the business, which may cause periodic
               fluctuations in operating revenues and expenses;

          o    sensitivity to weather and climate changes; and

          o    local, regional and national economic conditions.

          A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

          Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

          Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

          Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

          o    sporting events;

          o    musical events;

          o    theatrical events;

          o    animal shows; and/or

          o    circuses.

          The ability to attract patrons is dependent on, among others, the following factors:

                                      -55-

          o    the appeal of the particular event;

          o    the cost of admission;

          o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

          o    perceptions by prospective patrons of the safety of the
               surrounding area; and

          o    the alternative forms of entertainment available in the
               particular locale.

          In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

          Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

          Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

          Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

          o    the number of rentable parking spaces and rates charged;

          o    the location of the lot or garage and, in particular, its
               proximity to places where large numbers of people work, shop or live;

          o    the amount of alternative parking spaces in the area;

          o    the availability of mass transit; and

          o    the perceptions of the safety, convenience and services of the lot or garage.

          Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

          o    its location,

          o    its size,

          o    the surrounding neighborhood, and

          o    local zoning laws.

                                      -56-

          Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

          o    the successful operation of the property, and

          o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

          The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.
In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

          o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

          o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

          The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

          o    make the loan payments on the related mortgage loan,

          o    cover operating expenses, and

          o    fund capital improvements at any given time.

          Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

          o    some health care related facilities,

          o    hotels and motels,

          o    recreational vehicle parks, and

          o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

          o    warehouses,

                                      -57-

          o    retail stores,

          o    office buildings, and

          o    industrial facilities.

          Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

          Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

          o    increases in energy costs and labor costs;

          o    increases in interest rates and real estate tax rates; and

          o    changes in governmental rules, regulations and fiscal policies.

          Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

          Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

          o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

          o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

          o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

          o    the lender has greater protection against loss on liquidation following a borrower default.

                                      -58-

          Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

          o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the
               appraisal;

          o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

          o    the income capitalization method, which takes into account the property's projected net cash flow; or

          o    a selection from the values derived from the foregoing methods.

          Each of these appraisal methods presents analytical difficulties. For example--

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value; and

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate and discount rate.

          If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

          The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

          We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

          See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance".

          Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

          o    an original term to maturity of not more than approximately 40 years; and

                                      -59-

          o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

          A mortgage loan included in one of our trusts may also include terms that:

          o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

          o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an
               adjustable to a fixed interest rate or from a fixed to an
               adjustable interest rate;

          o    provide for no accrual of interest;

          o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

          o    be fully amortizing or, alternatively, may be partially
               amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

          o    permit the negative amortization or deferral of accrued interest;

          o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

          o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

          Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

          o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

          o    the type or types of property that provide security for repayment of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

          o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

          o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                      -60-

          o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

          o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

          o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

          o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

          If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

          o    more general information in the related prospectus supplement,
               and

          o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

          If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

          The mortgage-backed securities underlying a series of offered certificates may include:

          o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

          o    certificates issued and/or insured or guaranteed by Freddie Mac,
               Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

          In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

          Each mortgage-backed security included in one of our trusts--

          o    will have been registered under the Securities Act of 1933, as amended, or

          o    will be exempt from the registration requirements of that Act, or will have been held for at least the holding period specified in
               Rule 144(k) under that Act, or

          o    may otherwise be resold by us publicly without registration under that Act.

                                      -61-

          We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

          o    the initial and outstanding principal amount(s) and type of the securities;

          o    the original and remaining term(s) to stated maturity of the securities;

          o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

          o    the payment characteristics of the securities;

          o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

          o    a description of the related credit support, if any;

          o    the type of mortgage loans underlying the securities;

          o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

          o    the terms and conditions for substituting mortgage loans backing the securities; and

          o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

          With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

          If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

          o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

          o    other mortgage loans or mortgage-backed securities that--

               1.   conform to the description of mortgage assets in this
                    prospectus, and

               2.   satisfy the criteria set forth in the related prospectus
                    supplement.

          If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

               1.   conform to the description of mortgage assets in this
                    prospectus, and

                                      -62-

               2.   satisfy the criteria set forth in the related prospectus
                    supplement.

          No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

          Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

          In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within that 90-day period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

          The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

          The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.
The types of credit support that may benefit the holders of a class of offered certificates include:

          o    the subordination or one or more other classes of certificates of the same series;

          o    a letter of credit;

          o    a surety bond;

          o    an insurance policy;

          o    a guarantee;

          o    a credit derivative; and/or

                                      -63-

          o    a reserve fund.

          In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

          The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

          o    interest rate exchange agreements;

          o    interest rate cap agreements;

          o    interest rate floor agreements;

          o    currency exchange agreements; or

          o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

          In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

          The yield on your offered certificates will depend on--

          o    the price you paid for your offered certificates,

          o    the pass-through rate on your offered certificates, and

          o    the amount and timing of payments on your offered certificates.

          The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

          A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing

                                      -64-

offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

          There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

          The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

          o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

          o    the dates on which any balloon payments are due; and

          o    the rate of principal prepayments on the mortgage loans,
               including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

          Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

          The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

          o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

          o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

          If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

                                      -65-

          If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

          o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

          o    equal the total principal balance of one or more of the other classes of certificates of the same series.

          Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

          o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

          o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

          The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

          o    the availability of mortgage credit;

          o    the relative economic vitality of the area in which the related real properties are located;

          o    the quality of management of the related real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          In general, those factors that increase--

          o    the attractiveness of selling or refinancing a commercial or multifamily property, or

          o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

          The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

          o    prepayment lock-out periods, and

          o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

                                      -66-

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

          The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

          o    to convert to a fixed rate loan and thereby lock in that rate, or

          o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

          Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

          o    realize its equity in the property,

          o    meet cash flow needs or

          o    make other investments.

          Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to--

          o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

          o    the relative importance of those factors,

          o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

          o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

          The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

          The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

          o    scheduled amortization, or

                                      -67-

          o    prepayments, including--

               1.   voluntary prepayments by borrowers, and

               2.   involuntary prepayments resulting from liquidations,
                    casualties or condemnations and purchases of mortgage loans out of the related trust.

          Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

          In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

          o    the projected weighted average life of each class of those offered certificates with principal balances, and

          o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that
               prospectus supplement, including assumptions regarding
               prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

          Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

          o    to refinance the loan, or

          o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

                                      -68-

          o    the bankruptcy of the borrower, or

          o    adverse economic conditions in the market where the related real property is located.

          In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

          Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

          o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

          o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

          o    provides for constant scheduled payments regardless of
               adjustments to its mortgage interest rate.

          Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

          The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

          The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

          During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

                                      -69-

          Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

          o    the number of foreclosures with respect to the underlying
               mortgage loans; and

          o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

          Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

          Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

          The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

          o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

          o    the establishment of a priority of payments among classes of certificates.

          If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

          Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

          o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

          The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                                      -70-

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

          We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

          o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

          o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
               agreements, evidencing those interests with pass-through
               certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or
               manufactured housing conditional sales contracts and loan
               agreements acquired and sold and taking certain other actions with respect thereto; and

          o    acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through
               certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan
               agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th
Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is
212-449-1000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

          A series of certificates consists of all those certificates that--

          o    have the same series designation;

          o    were issued under the same Governing Document; and

          o    represent beneficial ownership interests in the same trust.

          A class of certificates consists of all those certificates of a particular series that--

          o    have the same class designation; and

          o    have the same payment terms.

                                      -71-

          The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

          o    a stated principal amount, which will be represented by its principal balance;

          o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

          o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

          o    payments of principal, with disproportionate, nominal or no payments of interest;

          o    payments of interest, with disproportionate, nominal or no payments of principal;

          o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
               outstanding on one or more other classes of certificates of the same series;

          o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

               1.   faster and, in some cases, substantially faster, or

               2.   slower and, in some cases, substantially slower, than the
                    rate at which payments or other collections of principal are received on the related mortgage assets;

          o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
               methodology; or

          o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

          Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

          A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

          Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable

                                      -72-

in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

          General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

          o    the periodic payment date for that series, and

          o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

          All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

          o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring
               instructions no later than the applicable record date and has satisfied any other conditions specified in the related
               prospectus supplement, or

          o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

          In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

          Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

          The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

          Interest may accrue with respect to any offered certificate on the basis of:

          o    a 360-day year consisting of 12 30-day months,

          o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

          o    the actual number of days elapsed during each relevant period in a normal calendar year, or

          o    any other method identified in the related prospectus supplement.

                                      -73-

          We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

          Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

          If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

          o    based on the principal balances of some or all of the related mortgage assets; or

          o    equal to the total principal balances of one or more other classes of certificates of the same series.

          Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

          We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

          Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

          The total outstanding principal balance of any class of offered certificates will be reduced by--

          o    payments of principal actually made to the holders of that class,
               and

          o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

          A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

          We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

          Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                      -74-

          The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

          o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

          We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

          If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

          o    by reducing the entitlements to interest and/or the total
               principal balances of one or more of those classes; and/or

          o    by establishing a priority of payments among those classes.

          See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

          If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

          o    delinquent payments of principal and/or interest, other than balloon payments,

          o    property protection expenses,

          o    other servicing expenses, or

          o    any other items specified in the related prospectus supplement.

          If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

                                      -75-

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

          o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

          o    any other specific sources identified in the related prospectus supplement.

          If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

          o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

          o    at any other times and from any sources as we may describe in the related prospectus supplement.

          If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

          On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

          o    the payments made on that payment date with respect to the applicable class of offered certificates, and

          o    the recent performance of the mortgage assets.

          Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

          o    that calendar year, or

          o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

          If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                      -76-

VOTING RIGHTS

          Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

          o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
               DOCUMENTS--Amendment", or

          o    as otherwise specified in this prospectus or in the related prospectus supplement.

          As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

          The trust for each series of offered certificates will terminate and cease to exist following:

          o    the final payment or other liquidation of the last mortgage asset in that trust; and

          o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

          Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

          If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

          If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

          In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

                                      -77-

BOOK-ENTRY REGISTRATION

          General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

          DTC, Euroclear and Clearstream. DTC is:

          o    a limited-purpose trust company organized under the New York
               Banking Law,

          o    a "banking corporation" within the meaning of the New York
               Banking Law,

          o    a member of the Federal Reserve System,

          o    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code, and

          o    a "clearing agency" registered under the provisions of Section
               17A of the Securities Exchange Act of 1934, as amended.

          DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

          It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      -78-

          It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

          Holding and Transferring Book-Entry Certificates. Purchases of
book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other

                                      -79-

things, delivery of instructions by the applicable member organization to
Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or
Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

          Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

          o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

          o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

          Under a book-entry system, beneficial owners may receive payments after the related payment date.

          The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

          Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

                                      -80-

          Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

          o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

          o    we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the
               DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

          Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

          The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the
Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

          If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

          Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued under the
Governing Document. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

          A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued under that Governing Document and the nature of the related trust assets.
The following summaries describe select provisions that may appear in the
Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the

                                      -81-

Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS,
INC."

ASSIGNMENT OF MORTGAGE ASSETS

          At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

          Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          o    in the case of a mortgage loan--

               1.   the address of the related real property,

               2.   the mortgage interest rate and, if applicable, the
                    applicable index, gross margin, adjustment date and any rate cap information,

               3.   the remaining term to maturity,

               4.   if the mortgage loan is a balloon loan, the remaining
                    amortization term, and

               5.   the outstanding principal balance; and

          o    in the case of a mortgage-backed security--

               1.   the outstanding principal balance, and

               2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

          Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

          o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
               Governing Document for that series;

          o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset;
               and

                                      -82-

          o    in the case of a mortgage loan--

               1.   the enforceability of the related mortgage note and
                    mortgage,

               2.   the existence of title insurance insuring the lien priority of the related mortgage, and

               3.   the payment status of the mortgage loan.

          We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

          The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

          In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

          As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

          The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

          o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

          o    ensuring that the related properties are properly insured;

          o    attempting to collect delinquent payments;

          o    supervising foreclosures;

          o    negotiating modifications;

          o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or
               demolition and similar matters;

                                      -83-

          o    protecting the interests of certificateholders with respect to senior lienholders;

          o    conducting inspections of the related real properties on a periodic or other basis;

          o    collecting and evaluating financial statements for the related real properties;

          o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

          o    maintaining servicing records relating to mortgage loans in the trust.

          We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

          o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

          o    mortgage loans as to which there is a material non-monetary default;

          o    mortgage loans as to which the related borrower has--

               1.   entered into or consented to bankruptcy, appointment of a
                    receiver or conservator or similar insolvency proceeding, or

               2.   become the subject of a decree or order for such a
                    proceeding which has remained in force undischarged or
                    unstayed for a specified number of days; and

          o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

          The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

          o    make the initial determination of appropriate action,

                                      -84-

          o    evaluate the success of corrective action,

          o    develop additional initiatives,

          o    institute foreclosure proceedings and actually foreclose, or

          o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

          A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

          o    performing property inspections and collecting, and

          o    evaluating financial statements.

          A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

          o    continuing to receive payments on the mortgage loan,

          o    making calculations with respect to the mortgage loan, and

          o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

          The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

          Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

          A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

          Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the

                                      -85-

master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

          Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

          o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

          o    the related trustee will receive payments on that mortgage-backed security; and

          o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security,
               including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

          Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

          o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

          o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

          In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

          With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

          In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective affiliates, shareholders, partners, members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing
Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

          o    willful misfeasance, bad faith or gross negligence in the
               performance of obligations or duties under the Governing Document for any series of offered certificates, or

          o    reckless disregard of those obligations and duties.

                                      -86-

          Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective affiliates, shareholders, partners, members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

          o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing
               Document;

          o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

          o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

          Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

          o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

          o    either--

               1.   that party is specifically required to bear the expense of the action, or

               2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected
                    series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

          With limited exception, any person or entity--

          o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

          o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party,
               or

          o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

                                      -87-

          The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

          We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

          No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

          o    the certificateholder previously has given to the trustee for that series a written notice of default under the Governing
               Document for that series, and of the continuance thereof,

          o    the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights
               allocated to the certificateholders of that series have made written request upon the trustee for that series to institute an action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be
               incurred by that trustee in connection therewith, and

          o    the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

          The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

               1.   to cure any ambiguity;

               2.   to correct, modify or supplement any provision in the
                    Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related
                    prospectus supplement;

               3.   to add any other provisions with respect to matters or
                    questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

               4.   to the extent applicable, to relax or eliminate any
                    requirement under the Governing Document imposed by the
                    provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue
                    Code are amended or clarified so as to allow for the
                    relaxation or elimination of that requirement;

               5.   to relax or eliminate any requirement under the Governing
                    Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or
                    elimination of that requirement;

                                      -88-

               6.   to comply with any requirements imposed by the Internal
                    Revenue Code or any final, temporary or, in some cases,
                    proposed regulation, revenue ruling, revenue procedure or
                    other written official announcement or interpretation
                    relating to federal income tax laws, or to avoid a
                    prohibited transaction or reduce the incidence of any tax
                    that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the
                    Governing Document;

               7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

               8.   to otherwise modify or delete existing provisions of the
                    Governing Document.

          However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the
Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

          In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

          o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or
               non-offered certificate of that series without the consent of the holder of that certificate; or

          o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

          o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o    modify the specified percentage of voting rights which is
               required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o    significantly change the activities of the related trust without the consent of the holders of offered and non-offered
               certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

                                      -89-

          Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

          Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

          The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

          The trustee for each series of offered certificates will not--

          o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any
               underlying mortgage asset or related document, or

          o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the
               underlying mortgage assets.

          If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

          As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

          The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control" persons within the meaning of the Securities Act of 1933, as amended, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

                                      -90-

          No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

          No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing
Document for that series or to make any investigation of matters arising under the Governing Document or to institute, conduct or defend any litigation under or in relation to the Governing Document at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the
Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

          No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

          Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

          o    the subordination of one or more other classes of certificates of the same series;

          o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

          o    the establishment of one or more reserve funds; or any
               combination of the foregoing.

          If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

                                      -91-

          If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

          If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

          o    the nature and amount of coverage under that credit support;

          o    any conditions to payment not otherwise described in this
               prospectus;

          o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

          o    the material provisions relating to that credit support.

          Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

          If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

          If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

          The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more

                                      -92-

letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

          Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

          If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of

                                      -93-

those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

          The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage
Loans".

          If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

          Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

          o    the terms of the mortgage,

          o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

          o    the knowledge of the parties to the mortgage, and

          o    in general, the order of recordation of the mortgage in the appropriate public recording office.

          However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

          There are two parties to a mortgage--

          o    a mortgagor, who is the owner of the encumbered interest in the real property, and

          o    a mortgagee, who is the lender.

          In general, the mortgagor is also the borrower.

          In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

          o    the trustor, who is the equivalent of a mortgagor,

                                      -94-

          o    the trustee to whom the real property is conveyed, and

          o    the beneficiary for whose benefit the conveyance is made, who is the lender.

          Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

          A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

          Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

          The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

          o    the express provisions of the related instrument,

          o    the law of the state in which the real property is located,

          o    various federal laws, and

          o    in some deed of trust transactions, the directions of the
               beneficiary.

INSTALLMENT CONTRACTS

          The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

          However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default

                                      -95-

amount and the purchaser may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

          A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

          In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

          In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

          o    without a hearing or the lender's consent, or

          o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

          Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                      -96-

FORECLOSURE

          General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

          Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

          o    judicial foreclosure, involving court proceedings, and

          o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

          Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

          Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

          o    all parties having a subordinate interest of record in the real property, and

          o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

          Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

          Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

          o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

          o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

          o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

          o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

               1.   a failure to adequately maintain the mortgaged property, or

                                      -97-

               2.   an impermissible further encumbrance of the mortgaged
                    property.

          Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

          o    upheld the reasonableness of the notice provisions, or

          o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

          In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

          Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

          o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

          o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

          In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

          o    record a notice of default and notice of sale, and

          o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

          In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

          Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

          o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

          o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

                                      -98-

          As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

          The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

          Rights of Redemption. The purposes of a foreclosure action are--

          o    to enable the lender to realize upon its security, and

          o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

          The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

          The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

          One Action and Security First Rules. Some states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties

                                      -99-

located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

          Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

          Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

          o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

          o    permits the leasehold estate to be assigned to and by the
               leasehold mortgagee or the purchaser at a foreclosure sale, and

          o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

          Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

          Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on

                                     -100-

the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

          Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

          Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

          Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

          o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

          o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid
               principal balance of the loan;

          o    extend or shorten the term to maturity of the loan;

          o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

          o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

          Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from

                                     -101-

enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

          A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

          o    past due rent,

          o    accelerated rent,

          o    damages, or

          o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's
               bankruptcy petition.

          In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

          o    assume the lease and either retain it or assign it to a third party, or

          o    reject the lease.

          If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

          o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

          o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

          General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

                                     -102-

          Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

          CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

          The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

          o    it exercises decision-making control over a borrower's
               environmental compliance and hazardous substance handling and disposal practices, or

          o    assumes day-to-day management of operational functions of a mortgaged property.

          The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

          Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

          Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

          o    impose liability for releases of or exposure to
               asbestos-containing materials, and

          o    provide for third parties to seek recovery from owners or
               operators of real properties for personal injuries associated with those releases.

          Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in

                                     -103-

lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

          In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

          Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

          Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

          Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

          If the operations on a foreclosed property are subject to
environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

          In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

          Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -104-

          In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

          o    first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes;

          o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

          o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

          Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the
               interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

          o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

          Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.
They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                                     -105-

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

          Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

          Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                     -106-

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

          A lender may avoid forfeiture of its interest in the property if it establishes that--

          o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

          o    the lender was, at the time of execution of the mortgage,
               "reasonably without cause to believe" that the property was subject to forfeiture.

          However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

          o    banks,

          o    insurance companies,

          o    foreign investors,

          o    tax exempt investors,

          o    holders whose "functional currency" is not the United States dollar,

          o    United States expatriates, and

          o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

          Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

                                     -107-

          This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.
Accordingly, the IRS may take contrary positions.

          Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

          o    given with respect to events that have occurred at the time the advice is rendered, and

          o    is directly relevant to the determination of an entry on a tax return.

          Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX
CONSEQUENCES."

          The following discussion addresses securities of two general types:

          o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

          o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

          We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

          The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

          The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue
Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the
Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -108-

REMICS

          General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

          o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

          o    those offered certificates will represent--

               1.   regular interests in the REMIC, or

               2.   residual interests in the REMIC.

          Any and all offered certificates representing interests in a REMIC will be either--

          o    REMIC regular certificates, representing regular interests in the
               REMIC, or

          o    REMIC residual certificates, representing residual interests in the REMIC.

          If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

          Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

          o    "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code in the hands of a real estate investment trust, and

          o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
               in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

          However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -109-

          In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

          Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

          The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

          The assets of the REMIC will include, in addition to mortgage loans--

          o    collections on mortgage loans held pending payment on the related offered certificates, and

          o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

          It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

          To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under Section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -110-

          Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

          o    whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
               Internal Revenue Code,

          o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
               Internal Revenue Code, and

          o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal
               Revenue Code.

          Taxation of Owners of REMIC Regular Certificates.

          General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

          Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The
Treasury Department has issued regulations under Sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee
Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

          The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                     -111-

          The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

          Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

          o    a single fixed rate,

          o    a "qualified floating rate,"

          o    an "objective rate,"

          o    a combination of a single fixed rate and one or more "qualified floating rates,"

          o    a combination of a single fixed rate and one "qualified inverse floating rate," or

          o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
               REMIC regular certificate.

          In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

          Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

          In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                     -112-

          Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

          o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
               assumption, by

          o    a fraction--

               1.   the numerator of which is the amount of the payment, and

               2.   the denominator of which is the stated redemption price at maturity of the certificate.

          Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

          o    the total amount of the de minimis original issue discount, and

          o    a fraction--

               1.   the numerator of which is the amount of the principal
                    payment, and

               2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

          The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

          If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

          As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.
For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

          o    the sum of:

               1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject
                    REMIC regular certificate, if any, in future periods,
                    presumably taking into account the prepayment assumption,
                    and

                                     -113-

               2.   the payments made on that certificate during the accrual
                    period of amounts included in the stated redemption price, over

          o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

          The adjusted issue price of a REMIC regular certificate is:

          o    the issue price of the certificate, increased by

          o    the total amount of original issue discount previously accrued on the certificate, reduced by

          o    the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

          o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

          o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

          o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

          The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

          A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

          o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

          o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

          If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments

                                     -114-

that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable."

          The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

          The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

          The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

          Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

          o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

          o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

          If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of

                                     -115-

the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

          The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of
Owners of REMIC Regular Certificates--Premium" below.

          Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

          However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

          Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the
Treasury Department, the relevant rules described in the Committee Report apply.
The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

          o    on the basis of a constant yield method,

          o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

          o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                     -116-

          The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

          To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

          Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

          Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

          The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

          Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

          o    the purchase price paid for your offered certificate, and

          o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

          If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

          Realized Losses. Under Section 166 of the Internal Revenue Code, if
you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one

                                     -117-

or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

          o    you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

          o    the loss will be characterized as a short-term capital loss.

          You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

          Taxation of Owners of REMIC Residual Certificates.

          General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

          Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

          A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

                                     -118-

          Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

          The Treasury Department has issued final regulations, effective May
11, 2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Tax liability with respect to the amount of income that holders of
REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

          o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
               or

          o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

          o    excess inclusions,

          o    residual interests without significant value, and

          o    noneconomic residual interests.

          The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                     -119-

          Taxable Income of the REMIC. The taxable income of a REMIC will equal:

          o    the income from the mortgage loans and other assets of the REMIC;
               plus

          o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

               1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                    issuance, on any class of REMIC certificates constituting
                    regular interests in the REMIC, whether offered or not,

               2.   amortization of any premium on the mortgage loans held by
                    the REMIC,

               3.   bad debt losses with respect to the mortgage loans held by the REMIC, and

               4.   except as described below in this "--Taxable Income of the
                    REMIC" subsection, servicing, administrative and other
                    expenses.

          For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

          Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

          A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

          A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as

                                     -120-

described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

          If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

          As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

          Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC residual certificate will be equal to:

          o    the amount paid for that REMIC residual certificate,

          o    increased by amounts included in the income of the holder of that
               REMIC residual certificate, and

          o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual
               certificate.

          A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

          Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

          A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

                                     -121-

          The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

          o    through distributions,

          o    through the deduction of any net losses of the REMIC, or

          o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

          For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

          Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

          o    the daily portions of REMIC taxable income allocable to that certificate, over

          o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

          The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

          o    the issue price of the certificate, increased by

          o    the sum of the daily accruals for all prior quarters, and
               decreased, but not below zero, by

          o    any payments made with respect to the certificate before the beginning of that quarter.

          The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

          Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

          For holders of REMIC residual certificates, excess inclusions:

          o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                     -122-

          o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

          o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

          Furthermore, for purposes of the alternative minimum tax:

          o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

          o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

          This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

          In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

          o    regulated investment companies,

          o    common trusts, and

          o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

          Noneconomic REMIC Residual Certificates. Under the Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

          o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

          o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                     -123-

          The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

          Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

          o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

          o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the
               REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual
               certificate as they become due, and

          o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

          Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

          o    the present value of any consideration given to the transferee to acquire the interest,

          o    the present value of the expected future distributions on the interest, and

          o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

          If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the

                                     -124-

alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

          The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

          Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

          Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

          We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

          See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

          Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

          Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

          Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

          If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

          o    an individual,

          o    an estate or trust, or

                                     -125-

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts,

          then--

          o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

          o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
               Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

          In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

          o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

          o    80% of the amount of itemized deductions otherwise allowable for such tax year.

          Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

          o    an individual,

          o    an estate or trust, or

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

          The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

          Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

          o    an individual,

          o    an estate or trust, or

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts.

          We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                     -126-

          Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

          o    the cost of the certificate to that certificateholder, increased by

          o    income reported by that certificateholder with respect to the certificate, including original issue discount and market
               discount income, and reduced, but not below zero, by

          o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the
               certificate and previously deducted by the certificateholder.

          The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

          In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

          o    entitle the holder to a specified principal amount,

          o    pay interest at a fixed or variable rate, and

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

          Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate

                                     -127-

               based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

          o    the amount of ordinary income actually includible in the seller's income prior to that sale.

          In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" and "--Premium."

          REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

          A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

          o    reacquires that same REMIC residual certificate,

          o    acquires any other residual interest in a REMIC, or

          o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

          Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

          o    the disposition of a non-defaulted mortgage loan,

          o    the receipt of income from a source other than a mortgage loan or other permitted investments,

          o    the receipt of compensation for services, or

                                     -128-

          o    the gain from the disposition of an asset purchased with
               collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

          It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

          In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

          REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

          Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

          o    the person has sufficient assets to do so, and

          o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

          Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

          Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

          o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

          o    the highest marginal federal income tax rate applicable to corporations.

          The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

          The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

          o    events that have occurred up to the time of the transfer,

                                     -129-

          o    the prepayment assumption, and

          o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

          The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

          o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

          o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

          In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

          o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
               Disqualified Organization, and

          o    the highest marginal federal income tax rate imposed on
               corporations.

          A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

          o    the holder's social security number and a statement under
               penalties of perjury that the social security number is that of the record holder, or

          o    a statement under penalties of perjury that the record holder is not a Disqualified Organization.

          If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by
Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

          In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

          Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

          o    the residual interests in the entity are not held by Disqualified
               Organizations, and

          o    the information necessary for the application of the tax
               described in this prospectus will be made available.

                                      -130-

          We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

          Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

          Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

          As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

          o    income,

          o    deductions,

          o    gains,

          o    losses, and

          o    classification as a REMIC.

          Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

          Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

          Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

          o    corporations,

                                      -131-

          o    trusts,

          o    securities dealers, and

          o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

          o    30 days after the end of the quarter for which the information was requested, or

          o    two weeks after the receipt of the request.

          Reporting with respect to REMIC residual certificates, including--

          o    income,

          o    excess inclusions,

          o    investment expenses, and

          o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

          As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

          Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

          Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

          o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

          o    otherwise fail to establish an exemption from this tax.

          Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                      -132-

          Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

          o    a foreign person, and

          o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          For these purposes, a foreign person is anyone other than a U.S.
Person.

          It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

          o    owns 10% or more of one or more underlying mortgagors, or

          o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

          Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

          Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

          o    foreign persons, or

          o    U.S. Persons, if classified as a partnership under the Internal
               Revenue Code, unless all of their beneficial owners are U.S.
               Persons.

GRANTOR TRUSTS

          Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                      -133-

          A grantor trust certificate may be classified as either of the following types of certificate:

          o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

          o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

               1.   interest paid on the mortgage loans constituting the related grantor trust, minus

               2.   the sum of:

                    o    normal administration fees, and

                    o    interest paid to the holders of grantor trust
                         fractional interest certificates issued with respect to
                         that grantor trust

          A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

          Characterization of Investments in Grantor Trust Certificates.

          Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

          o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue
               Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for
               residential or other prescribed purposes;

          o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
               Section 860G(a)(3) of the Internal Revenue Code; and

          o    "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code.

          In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

          Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

          o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
               7701(a)(19)(C)(v) of the Internal Revenue Code,

          o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
               and

                                      -134-

          o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
               856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

          o    The grantor trust strip certificates will be "obligation[s]
               (including any participation or certificate of beneficial
               ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
               860G(a)(3)(A) of the Internal Revenue Code.

          Taxation of Owners of Grantor Trust Fractional Interest Certificates.

          General. Holders of a particular series of grantor trust fractional interest certificates generally:

          o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

          o    will be entitled to deduct their shares of any reasonable
               servicing fees and other expenses.

          Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

          Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

          Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

          The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

          Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                      -135-

          The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

          o    a class of grantor trust strip certificates is issued as part of the same series, or

          o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

          Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

          o    a master servicer,

          o    a special servicer,

          o    any sub-servicer, or

          o    their respective affiliates.

          With respect to certain categories of debt instruments, Section
1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

          Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6)
of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

          We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

          In light of the application of Section 1286 of the Internal Revenue
Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

                                      -136-

          If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

          o    the treatment of some stripped bonds as market discount bonds,
               and

          o    de minimis market discount.

          See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

          The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

          The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

          See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

          o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
               Certificates," and

          o    the yield of that grantor trust fractional interest certificate to the holder.

          The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

          In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                      -137-

          In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

          o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

          o    there is no original issue discount or only a de minimis amount of original issue discount, or

          o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross
               interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

          If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

          o    0.25% of the stated redemption price, and

          o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

          If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

                                      -138-

the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

          The original issue discount, if any, on mortgage loans will equal the difference between:

          o    the stated redemption price of the mortgage loans, and

          o    their issue price.

          For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

          The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

          If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

          The adjusted issue price of a mortgage loan on any given day equals the sum of:

          o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

          o    the daily portions of original issue discount for all days during the accrual period prior to that day.

          The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

          o    the issue price of the mortgage loan, increased by

                                      -139-

          o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

          o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

          In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

          o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

          o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

          o    in the case of a mortgage loan issued with original issue
               discount, it is purchased at a price less than its adjusted issue price.

          If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the

                                      -140-

related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

          To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

          Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

          Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

          o    be allocated among the payments of stated redemption price on the mortgage loan, and

          o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

          It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

          The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

          Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include

                                      -141-

as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

          o    the price paid for that grantor trust strip certificate by you,
               and

          o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

          o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

          Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

          The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

          o    the prepayment assumption we will disclose in the related
               prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate
               or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -142-

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

          o    the amount realized on the sale or exchange of a grantor trust certificate, and

          o    its adjusted basis.

          The adjusted basis of a grantor trust certificate generally will equal:

          o    its cost, increased by

          o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

          o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

          As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

          Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

          Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

          o    entitle the holder to a specified principal amount,

          o    pay interest at a fixed or variable rate, and

                                      -143-

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.
This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

          o    the amount of servicing compensation received by a master
               servicer or special servicer, and

          o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

          The reporting party will furnish comparable information to the IRS as and when required by law to do so.

          Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

          On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

          o    a custodian of a person's account,

          o    a nominee, and

          o    a broker holding an interest for a customer in street name.

          These regulations are proposed to be effective on January 1, 2004.

          Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

          Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless

                                      -144-

we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

          To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

          In addition to the federal income tax consequences described in
"FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

          The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

          ERISA imposes various requirements on--

          o    ERISA Plans, and

          o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

          Governmental plans and, if they have not made an election under
Section 410(d) of the Internal Revenue Code, church plans are not subject to
ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

          ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

          o    investment prudence and diversification, and

                                      -145-

          o    compliance with the investing ERISA Plan's governing documents.

          Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

          The types of transactions between Plans and Parties in Interest that are prohibited include:

          o    sales, exchanges or leases of property;

          o    loans or other extensions of credit; and

          o    the furnishing of goods and services.

          Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

          A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

          In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

          A fiduciary of an investing Plan is any person who--

          o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

          o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -146-

          If the mortgage and other assets included in one of our trusts are
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

          o    deemed to be a fiduciary with respect to the investing Plan, and

          o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

          The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate", the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

          In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

          If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the Plan.

PROHIBITED TRANSACTION EXEMPTIONS

          If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

          o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

          o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

          o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

          o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
               "qualified professional asset manager";

                                      -147-

          o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general
               accounts and Parties in Interest; and

          o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
               "in-house asset manager".

          We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

          It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

          o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

          o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
               Pierce, Fenner & Smith Incorporated or any person affiliated with
               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by
Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

          Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

          Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are

                                      -148-

contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c)
of ERISA.

CONSULTATION WITH COUNSEL

          If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

          o    consider your general fiduciary obligations under ERISA, and

          o    consult with your legal counsel as to--

               1.   the potential applicability of ERISA and Section 4975 of the
                    Internal Revenue Code to that investment, and

               2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

          A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

          See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

          If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

          Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

          Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

          o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
               and

                                      -149-

          o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

          o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
               securities without limitation as to the percentage of their assets represented by those securities; and

          o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.
               Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

          Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

          The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of

                                      -150-

securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

          The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

          All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

          Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

          o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

          o if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

          Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                      -151-

                             METHOD OF DISTRIBUTION

          The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

          We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

          1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2.   by placements by us with institutional investors through dealers;
               and

          3.   by direct placements by us with institutional investors.

          In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

          If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

          Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

          o    the obligations of the underwriters will be subject to various conditions precedent,

          o    the underwriters will be obligated to purchase all the
               certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

          o    in limited circumstances, we will indemnify the several
               underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

                                      -152-

          The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

          We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

          It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

          Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

          o    Sidley Austin Brown & Wood LLP;

          o    Latham & Watkins LLP; or

          o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

          A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

          It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

          o    whether the price paid for those certificates is fair;

          o    whether those certificates are a suitable investment for any particular investor;

                                      -153-

          o    the tax attributes of those certificates or of the related trust;

          o    the yield to maturity or, if they have principal balances, the average life of those certificates;

          o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

          o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

          o    whether or to what extent the interest payable on those
               certificates may be reduced in connection with interest
               shortfalls resulting from the timing of voluntary prepayments;

          o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

          o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -154-

                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

          "ADA" means the Americans with Disabilities Act of 1990, as amended.

          "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

          "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

          "Disqualified Organization" means:

          o    the United States,

          o    any State or political subdivision of the United States,

          o    any foreign government,

          o    any international organization,

          o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
               Internal Revenue Code or the Freddie Mac,

          o    any organization, other than a cooperative described in Section
               521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
               511 of the Internal Revenue Code, or

          o    any organization described in Section 1381(a)(2)(C) of the
               Internal Revenue Code.

          "Electing Large Partnership" means any partnership having more than
100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

          "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

                                      -155-

          "Fannie Mae" means the Federal National Mortgage Association.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

          "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

          "Ginnie Mae" means the Government National Mortgage Association.

          "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

          "IRS" means the Internal Revenue Service.

          "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

          "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

          "NCUA" means the National Credit Union Administration.

          "OCC" means the Office of the Comptroller of the Currency.

          "OTS" means the Office of Thrift Supervision.

          "Party In Interest" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

          "Pass-Through Entity" means any:

          o    regulated investment company,

          o    real estate investment trust,

          o    trust,

          o    partnership, or

          o    other entities described in Section 860E(e)(6) of the Internal
               Revenue Code.

          "Plan" means an ERISA Plan or an I.R.C. Plan.

          "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

                                      -156-

          "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

          "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

          "Relief Act" means the Servicemembers Civil Relief Act, as amended.

          "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

          "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

          "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

          "SEC" means the Securities and Exchange Commission.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SPA" means standard prepayment assumption.

          "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

          "U.S. Person" means:

          o    a citizen or resident of the United States;

          o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
               District of Columbia;

          o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

          o    a trust as to which--

               1.   a court in the United States is able to exercise primary
                    supervision over the administration of the trust, and

               2.   one or more United States persons have the authority to
                    control all substantial decisions of the trust.

          In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -157-

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2005-CKI1.xls". The spreadsheet file "MLMT 2005-CKI1.xls" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-3 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     Until March 6, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $2,827,838,000
                                  (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
                                    as Issuer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CKI1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                            as Mortgage Loan Sellers

                           --------------------------

                              PROSPECTUS SUPPLEMENT

                           --------------------------

                               MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                             KEYBANC CAPITAL MARKETS

                          IXIS SECURITIES NORTH AMERICA

                                 MORGAN STANLEY

                              GOLDMAN, SACHS & CO.

                                December 1, 2005

================================================================================